                                               Filed Pursuant to Rule 424(b)(5)
                                               Registration File No.: 333-25751

         PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED DECEMBER 12, 1997

                                $1,293,736,000
                                (APPROXIMATE)

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                  DEPOSITOR

               CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC
                             MORTGAGE LOAN SELLER

                Commercial Mortgage Pass-Through Certificates,
                                Series 1997-C2

                                --------------

The Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 1997-C2 (the "Certificates") will consist of (i) the Class A-1, Class A-2, Class A-3 and Class A-X Certificates (collectively, the "Senior Certificates"), (ii) the Class B, Class C, Class D and Class E Certificates (collectively, the "Mezzanine Certificates" and, together with the Senior Certificates, the "Offered Certificates"), (iii) the Class F, Class G, Class H, Class I and Class J Certificates (collectively, the "Private Certificates" and, together with the Offered Certificates, the "Regular Certificates"), (iv) the Class R and Class LR Certificates (together, the "Residual Certificates") and (v) the Class V-1 Certificates. Only the Offered Certificates are offered hereby. It is a condition of the issuance of the Offered Certificates that, upon issuance, each Class thereof be rated by Fitch IBCA, Inc. ("Fitch"), Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. ("S&P" and, together with Fitch and Moody's, the "Rating Agencies"), as set forth in the table below. The Certificates will evidence beneficial ownership interests in a trust fund (the "Trust Fund") to be created by Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor") pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") to be dated as of December 11, 1997 among the Depositor, First Union National Bank, as servicer (the "Servicer"), Lennar Partners, Inc., as special servicer (the "Special Servicer"), and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"). The assets of the Trust Fund will consist primarily of 185 loans with an initial aggregate principal balance of approximately $1,465,990,190 and secured by mortgages or deeds of trust on multifamily and commercial properties (the "Mortgage Loans"). The Mortgage Loans, all of which bear interest at fixed rates, were originated by Credit Suisse First Boston Mortgage Capital LLC (the "Mortgage Loan Seller") or were acquired by the Mortgage Loan Seller from third-party originators or in the secondary market, and will be sold by the Mortgage Loan Seller to the Depositor on the Closing Date (as defined herein). The Mortgage Loans are described more fully in this Prospectus Supplement.

                                    INITIAL
             INITIAL CERTIFICATE     PASS-      ASSUMED FINAL                          WEIGHTED
             BALANCE OR NOTIONAL    THROUGH      DISTRIBUTION           RATING          AVERAGE
CLASS             BALANCE(A)         RATE          DATE(B)      (MOODY'S/FITCH/S&P)(C)   LIFE(D)
-----------  ------------------- -----------  ----------------- ----------------------  ----------
Class A-1 ..    $  151,212,000        6.40%     February 17, 2004     Aaa/AAA/AAA         3.96
Class A-2 ..    $  322,346,000        6.52%     July 17, 2007         Aaa/AAA/AAA         7.80
Class A-3 ..    $  523,315,000        6.55%     November 17, 2007     Aaa/AAA/AAA         9.79
Class A-X ..    $1,465,990,190       1.215%(e)  November 17, 2022      Aaa/AAA/NR         9.82
Class B.....    $   95,289,000        6.72%     November 17, 2007      Aa2/AA/NR          9.91
Class C.....    $   80,630,000        6.85%     December 17, 2007       A2/A/NR           9.94
Class D.....    $   95,289,000        7.27%     April 17, 2011        Baa2/BBB-/NR       10.56
Class E.....    $   25,655,000        7.46%     November 17, 2012      Baa3/NR/NR        14.34

                                                 (Notes to table on next page)

The Offered Certificates are being offered by Credit Suisse First Boston Corporation (the "Underwriter") from time to time in negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Proceeds to the Depositor from the sale of the Offered Certificates will be approximately 109.68% of the initial principal balance thereof as of the Cut-off Date (as defined herein) plus accrued interest from such date before deducting issuance expenses payable by the Depositor.

PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" COMMENCING ON PAGE S-29 HEREIN AND COMMENCING ON PAGE 4 IN THE PROSPECTUS BEFORE PURCHASING ANY OFFERED CERTIFICATES.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR
THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   The Offered Certificates are offered by the Underwriter when, as and if issued by the Depositor, delivered to and accepted by the Underwriter and subject to its right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form through the facilities of The Depository Trust Company ("DTC") on or about December 19, 1997 against payment in immediately available funds.

                          CREDIT SUISSE FIRST BOSTON

                Prospectus Supplement dated December 12, 1997

                              CREDIT SUISSE FIRST BOSTON

            Commercial Mortgage Pass-Through Certificates, Series 1997-C2


COLORADO                 MAINE                         SOUTH CAROLINA           ARIZONA
3 properties             2 properties                  5 properties             3 properties
$18,025,122              $4,483,836                    $11,346,318              $21,214,793
1.2% of total            0.3% of total                 0.8% of total            1.4% of total

KANSAS                   MASSACHUSETTS                 GEORGIA                  CALIFORNIA
1 property               9 properties                  9 properties             37 properties
$2,595,544               $44,890,693                   $37,226,794              $457,378,228
0.2% of total            3.1% of total                 2.5% of total            31.2% of total

MISSOURI                 CONNECTICUT                   FLORIDA                  NEVADA
2 properties             6 properties                  10 properties            1 property
$8,054,328               $23,062,753                   $44,530,301              $7,200,000
0.5% of total            1.6% of total                 3.0% of total            0.5% of total

ILLINOIS                 PENNSYLVANIA                  TENNESSEE                OREGON
6 properties             10 properties                 2 properties             1 property
$32,118,301              $41,581,912                   $21,533,866              $996,899
2.2% of total            2.8% of total                 1.5% of total            0.1% of total

WISCONSIN                NEW JERSEY                    ALABAMA                  WASHINGTON
8 properties             13 properties                 2 properties             4 properties
$23,866,092              $120,330,015                  $8,992,778               $33,673,399
1.6% of total            8.2% of total                 0.6% of total            2.3% of total

MICHIGAN                 DELAWARE                      MISSISSIPPI
1 property               1 property                    1 property
$17,541,461              $5,343,901                    $2,947,880
1.2% of total            0.4% of total                 0.2% of total

INDIANA                  MARYLAND                      LOUISIANA
3 properties             3 properties                  1 property
$9,774,097               $21,408,838                   $2,205,392
0.7% of total            1.5% of total                 0.2% of total

OHIO                     DIST. OF COLUMBIA             ARKANSAS
6 properties             2 properties                  4 properties
$31,023,511              $46,536,244                   $19,989,012
2.1% of total            3.2% of total                 0.7% of total

KENTUCKY                 VIRGINIA                      TEXAS
4 properties             2 properties                  12 properties
$14,006,214              $6,389,552                    $55,553,502
1.0% of total            0.4% of total                 3.8% of total

NEW YORK                 WEST VIRGINIA                 OKLAHOMA
16 properties            1 property                    1 property
$241,121,094             $1,596,647                    $5,196,086
16.4% of total           0.1% of total                 0.4% of total

NEW HAMPSHIRE            NORTH CAROLINA                NEW MEXICO
1 property               7 properties                  3 properties
$1,880,945               $20,732,154                   $9,641,685
0.1% of total            1.4% of total                 0.7% of total

PROPERTY TYPE % BY TOTAL PRINCIPAL BALANCE
------------------------------------------

Retail               Hotel      Industrial
21.3%                17.1%      4.1%

Mobile Home Park     Other      Multifamily
2.7%                 1.7%       10.4%

Net Lease            Office
14.4%                28.3%


LEGEND

equal to or greater than 10% of Initial Pool Balance  [     ]

3 - 9.9% of Initial Pool Balance                      [     ]

1 - 2.9% of Initial Pool Balance                      [     ]

equal to or less than 1% of Initial Pool Balance      [     ]

                 [Photograph of The Paramount Hotel, a hotel.]

                            3. THE PARAMOUNT HOTEL
                                  New York NY

                [Photograph of Gift Center, a retail property.]

                                5. GIFT CENTER
                               San Francisco CA

            [Photograph of Beverly Connection, a shopping center.]

                             4. BEVERLY CONNECTION
                                Los Angeles CA

                 [Photograph of MGM Plaza, an office complex.]

                                 1. MGM PLAZA
                                Santa Monica CA

            [Photograph of Buena Vista Plaza, an office building.]

                             12. BUENA VISTA PLAZA
                                  Burbank CA


THE PHOTOGRAPHS OF THE MORTGAGED PROPERTIES INCLUDED IN THIS PROSPECTUS SUPPLEMENT ARE NOT REPRESENTATIVE OF ALL THE MORTGAGED PROPERTIES INCLUDED IN ANY POOL LOAN OR OF ANY PARTICULAR TYPE OF MORTGAGED PROPERTY.

            [Photograph of Market Post Tower, an office building.]

                             8. MARKET POST TOWER
                                  San Jose CA

                 [Photograph of Ramada Suites Hotel, a hotel.]

                            7. RAMADA SUITES HOTEL
                                 Weehawken NJ

           [Photograph of 131 State Street, an apartment building.]

                             17. 131 STATE STREET
                                   Boston MA

           [Photograph of 78 Corporate Center, an office building.]

                            9. 78 CORPORATE CENTER
                                 Bedminster NJ

           [Photograph of 135 East 57th Street, an office building.]

                            2. 135 EAST 57TH STREET
                                  New York NY


                  Numbers indicate Loan Number; see Annex A.

------------

(Notes to Table)
(a) The initial aggregate Certificate Balances of the respective Classes of Offered Certificates are subject to a permitted variance of plus or minus 5%, depending on the aggregate principal balance of the Mortgage Loans actually transferred to the Trust Fund. Any variance in such principal balance may or may not be apportioned pro rata among the Classes of Offered Certificates.
(b) The "Assumed Final Distribution Date" with respect to any Class of Offered Certificates other than the Class A-X Certificates is the Distribution Date (as defined herein) on which the last principal payment would be made on such Class based on the Mortgage Loan Assumptions and Prepayment Assumptions at 0% CPR (each as defined herein). The "Assumed Final Distribution Date" with respect to the Class A-X Certificates is the Distribution Date on which the Notional Balance of such Class would be reduced to zero based on the Mortgage Loan Assumptions and Prepayment Assumptions at 0% CPR. The actual performance and experience of the Mortgage Loans will likely differ from such assumptions. See "Prepayment and Yield Considerations" herein.
(c) It is a condition to their issuance that each Class of Offered Certificates be assigned the ratings by Moody's, Fitch and S&P set forth above. The ratings on the Offered Certificates do not represent any assessment of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) the possibility that the holders of the Offered Certificates might realize a lower than anticipated yield.
(d) The weighted average life of a Class refers to the average amount of time that will elapse from the Closing Date to the date of distribution of each dollar in reduction of Certificate Balance that is to be distributed, calculated as provided herein under "Prepayment and Yield Considerations -- Weighted Average Life of Offered Certificates," to such Class based on the Mortgage Loan Assumptions and Prepayment Assumptions assuming 0% CPR.
(e) The Pass-Through Rate on the Class A-X Certificates for any Distribution Date will be a per annum rate, expressed as a percentage, equal to the weighted average of the Component Rates (as defined herein) for such Distribution Date.

   Interest and principal will be distributed to the holders of Offered Certificates on the 17th day of each month (or, if such day is not a business day, on the following business day), commencing in January 1998 (each, a "Distribution Date"); provided, however, that no Distribution Date will fall on a date that is fewer than four business days after the related Determination Date (as defined herein).

   During each Interest Accrual Period (as defined herein), the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Certificates will bear interest at fixed per annum rates (the "Class A-1 Pass-Through Rate," the "Class A-2 Pass-Through Rate," the "Class A-3 Pass-Through Rate," the "Class B Pass-Through Rate," the "Class C Pass-Through Rate," the "Class D Pass-Through Rate" and the "Class E Pass-Through Rate," respectively) shown on the cover page hereof.

   A portion of all Prepayment Premiums and Yield Maintenance Charges will be distributed to the Offered Certificates, as described herein. See
"Description of the Offered Certificates -- Allocation of Prepayment Premiums and Yield Maintenance Charges" herein.

   The rights of the holders of the Private Certificates to receive distributions of principal and interest on or in respect of the Mortgage Loans will be subordinate to those of the holders of the Mezzanine Certificates (together with the Private Certificates, the "Subordinate Certificates"). The rights of the holders of the Mezzanine Certificates to receive distributions of principal and interest on or in respect of the Mortgage Loans will be subordinate to those of the holders of the Senior Certificates. The rights of the holders of the Residual Certificates to receive distributions of amounts collected or advanced on in respect of the Mortgage Loans will also be subordinate to those of the holders of the Offered Certificates, in each case to the extent described herein.

   THE YIELD TO INVESTORS, IN PARTICULAR INVESTORS IN THE MEZZANINE CERTIFICATES, WILL BE SENSITIVE TO THE TIMING OF PREPAYMENTS, REPURCHASES OR PURCHASES OF MORTGAGE LOANS, AND THE MAGNITUDE OF LOSSES ON THE MORTGAGE LOANS DUE TO LIQUIDATIONS. NO REPRESENTATION IS MADE AS TO THE RATE OF PREPAYMENTS ON, OR RATE OR AMOUNT OF LIQUIDATIONS OF, THE MORTGAGE LOANS OR AS TO THE ANTICIPATED YIELD TO MATURITY OF ANY OFFERED CERTIFICATE. THE YIELD TO MATURITY ON EACH CLASS OF THE OFFERED CERTIFICATES WILL BE SENSITIVE TO, AND THE YIELD TO MATURITY OF THE CLASS A-X CERTIFICATES WILL BE EXTREMELY SENSITIVE TO, THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING BOTH VOLUNTARY AND INVOLUNTARY PREPAYMENTS, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS AND PAYMENTS WITH RESPECT TO REPURCHASES THEREOF THAT ARE APPLIED IN REDUCTION OF THE CERTIFICATE BALANCE OR NOTIONAL BALANCE OF SUCH CLASS. A RAPID RATE OF SUCH PRINCIPAL PAYMENTS COULD RESULT IN THE FAILURE OF INVESTORS IN THE CLASS A-X CERTIFICATES TO FULLY RECOVER THEIR INITIAL INVESTMENTS. SEE "PREPAYMENT AND YIELD CONSIDERATIONS" HEREIN.

   There is currently no secondary market for the Offered Certificates. The Underwriter expects to make a secondary market in the Offered Certificates but has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop, or if it does develop, that it will continue. See "Risk Factors -- The Offered Certificates -- Limited Liquidity and Market Value" herein.

    As described herein, two separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to the Trust Fund for federal income tax purposes. The Offered Certificates will be treated as REMIC "regular interests," except to the extent described herein. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

   The Offered Certificates will be available to investors only in book-entry form through the facilities of The Depository Trust Company ("DTC"). Beneficial interests in the Offered Certificates will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. Physical certificates for the Offered Certificates will be available only under certain limited circumstances as described herein. See "Description of the Offered Certificates -- Book-Entry Registration and Definitive Certificates" herein.

   For a discussion of certain significant matters affecting investments in the Offered Certificates, see "Risk Factors" herein and "Certain Legal Aspects of the Mortgage Loans" in the Prospectus.

   THE OFFERED CERTIFICATES REPRESENT AN INTEREST ONLY IN THE MORTGAGE LOANS AND CERTAIN OTHER ASSETS OF THE TRUST FUND AND DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MORTGAGE LOAN SELLER, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

   THE OFFERED CERTIFICATES CONSTITUTE PART OF A SEPARATE SERIES OF CERTIFICATES BEING OFFERED BY THE DEPOSITOR FROM TIME TO TIME PURSUANT TO ITS PROSPECTUS DATED DECEMBER 12, 1997, WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT AND OF WHICH THIS PROSPECTUS SUPPLEMENT FORMS A PART. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

                        REPORTS TO CERTIFICATEHOLDERS

   The Trustee will mail monthly reports (including Distribution Date Statements (as defined herein)) concerning the Offered Certificates and the Mortgage Loans to all registered and, if requested in writing, prospective Offered Certificateholders and will make all such reports available to any interested party electronically, via the Trustee's Website, electronic bulletin board and/or, with respect to Distribution Date Statements only, its fax-on-demand service. The Trustee's Website will be located at "www.trustlink.com". Prior to June 1, 1998, such information will be available at "www.securitieslink.net/cmbs". The Trustee's electronic bulletin board may be accessed by calling (301) 815-6670, and its fax-on-demand service may be accessed by calling (301) 815-6660. For assistance with regard to the above-mentioned services, investors may call (301) 846-8130.

                              EXECUTIVE SUMMARY

   Prospective investors are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus relating to the Offered Certificates in making their investment decision. This Executive Summary does not include all relevant information relating to the securities and collateral described herein, particularly with respect to the risks and special considerations involved with an investment in such securities, and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus. Prior to making an investment decision, a prospective investor should carefully review this Prospectus Supplement and the Prospectus. Capitalized terms used and not otherwise defined herein have the respective meanings assigned to them in this Prospectus Supplement and the Prospectus. See "Index of Significant Definitions" in this Prospectus Supplement.

                                                  % OF
                                               AGGREGATE
                         INITIAL CERTIFICATE    INITIAL      APPROXIMATE
                             BALANCE OR       CERTIFICATE      CREDIT
 CLASS     RATINGS(1)     NOTIONAL BALANCE      BALANCE        SUPPORT
-------  -------------- -------------------  ------------- -------------
Offered Certificates
-------------------------------------------------------------------------
   A-1   Aaa/AAA/AAA       $  151,212,000        10.31%         32.00%
-------  -------------- -------------------  ------------- -------------
   A-2   Aaa/AAA/AAA       $  322,346,000        21.99%         32.00%
-------  -------------- -------------------  ------------- -------------
   A-3   Aaa/AAA/AAA       $  523,315,000        35.70%         32.00%
-------  -------------- -------------------  ------------- -------------
   A-X   Aaa/AAA/NR        $1,465,990,190          NAP            NAP
-------  -------------- -------------------  ------------- -------------
    B    Aa2/AA/NR         $   95,289,000         6.50%         25.50%
-------  -------------- -------------------  ------------- -------------
    C    A2/A/NR           $   80,630,000         5.50%         20.00%
-------  -------------- -------------------  ------------- -------------
    D    Baa2/BBB-/NR      $   95,289,000         6.50%         13.50%
-------  -------------- -------------------  ------------- -------------
    E    Baa3/NR/NR        $   25,655,000         1.75%         11.75%
-------  -------------- -------------------  ------------- -------------
Private Certificates(3)
-------------------------------------------------------------------------
    F    NR/BB/NR          $   73,299,000         5.00%          6.75%
-------  -------------- -------------------  ------------- -------------
    G    NR/BB-/NR         $   14,660,000         1.00%          5.75%
-------  -------------- -------------------  ------------- -------------
    H    B2/B/NR           $   29,320,000         2.00%          3.75%
-------  -------------- -------------------  ------------- -------------
    I    B3/B-/NR          $   14,660,000         1.00%          2.75%
-------  -------------- -------------------  ------------- -------------
    J    NR/NR/NR(5)       $   40,315,190         2.75%           NAP
-------  -------------- -------------------  ------------- -------------

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                               PASS-THROUGH   WEIGHTED
                                 RATE AS       AVERAGE
                                OF CUT-OFF     LIFE(2)    PRINCIPAL
 CLASS       DESCRIPTION           DATE        (YEARS)    WINDOW(2)
-------  ------------------- --------------  ---------- ------------
Offered Certificates
---------------------------------------------------------------------
   A-1   Fixed Rate                6.40%         3.96      1/98-2/04
-------  ------------------- --------------  ---------- ------------
   A-2   Fixed Rate                6.52%         7.80      2/04-7/07
-------  ------------------- --------------  ---------- ------------
   A-3   Fixed Rate                6.55%         9.79     7/07-11/07
-------  ------------------- --------------  ---------- ------------
         (Component
         Structure) Interest
   A-X   Only                     1.215%         9.82     1/98-11/22
-------  ------------------- --------------  ---------- ------------
    B    Fixed Rate                6.72%         9.91      11/7-11/7
-------  ------------------- --------------  ---------- ------------
    C    Fixed Rate                6.85%         9.94      11/7-12/7
-------  ------------------- --------------  ---------- ------------
    D    Fixed Rate                7.27%        10.56      12/7-4/11
-------  ------------------- --------------  ---------- ------------
    E    Fixed Rate                7.46%        14.34     4/11-11/12
-------  ------------------- --------------  ---------- ------------
Private Certificates(3)
--------------------------------------------------------------------
         Lesser of Fixed and
         Weighted Average Net
    F    Mortgage Rate(4)          7.46%        15.09     11/12-5/14
-------  ------------------- --------------  ---------- ------------
         Lesser of Fixed and
         Weighted Average Net
    G    Mortgage Rate             7.46%        16.41      5/14-5/14
-------  ------------------- --------------  ---------- ------------
         Lesser of Fixed and
         Weighted Average Net
    H    Mortgage Rate             7.46%        17.40      5/14-5/16
-------  ------------------- --------------  ---------- ------------
         Lesser of Fixed and
         Weighted Average Net
    I    Mortgage Rate             7.46%        19.02      5/16-8/17
-------  ------------------- --------------  ---------- ------------
         Lesser of Fixed and
         Weighted Average Net
    J    Mortgage Rate             7.46%        22.26     8/17-11/22
-------  ------------------- --------------  ---------- ------------

  (1) Ratings shown are those of Moody's, Fitch and S&P, respectively. Classes marked "NR" will not be rated by the applicable Rating Agency.
  (2) Based on the Mortgage Loan Assumptions and Prepayment Assumptions, assuming 0% CPR (each as defined in "Prepayment and Yield Considerations" herein).
  (3)    Not offered hereby.
  (4)    As defined herein.
  (5)    Not rated by any Rating Agency.

                        MORTGAGE LOAN EXECUTIVE SUMMARY
                    GENERAL MORTGAGE LOAN CHARACTERISTICS
             (AS OF THE CUT-OFF DATE, UNLESS OTHERWISE INDICATED)

Initial Pool Balance (1) ....................................................................   $1,465,990,190
Number of Mortgage Loans ....................................................................          185
Number of Mortgaged Properties ..............................................................          203
Average Mortgage Loan Balance ...............................................................      $7,924,271
Maximum Mortgage Loan Principal Balance .....................................................     $145,894,648
Minimum Mortgage Loan Principal Balance .....................................................       $545,003
Weighted Average Mortgage Rate ..............................................................        8.027%
Range of Mortgage Rates .....................................................................   6.528% to 9.590%
Weighted Average Remaining Term to the Earlier of Maturity or Anticipated Repayment Date  ...      11.34 years
Range of Remaining Term to the Earlier of Maturity or Anticipated Repayment Date  ...........   69 to 299 months
Weighted Average Original Amortization Term (2) .............................................      27.37 years
Range of Original Amortization Terms (2) ....................................................   80 to 422 months
Weighted Average DSCR (2)(3) ................................................................         1.43x
Range of DSCRs (2)(3) .......................................................................    1.06x to 1.89x
Weighted Average LTV (2)(3) .................................................................        67.73%
Range of LTVs (3) ...........................................................................      38% to 84%
Weighted Average LTV at Earlier of Anticipated Repayment Date or Maturity (2)(3)  ...........        56.63%
Percentage of Initial Pool Balance made up of:
  ARD Loans .................................................................................        86.05%
  Fully Amortizing Loans (other than ARD Loans) .............................................        12.45%
  Balloon Loans .............................................................................         1.50%
  Pool Loans.................................................................................         5.19%
  Crossed Loans..............................................................................         2.20%
  Credit Lease Loans.........................................................................        14.35%
Number of Mortgage Loans Delinquent as of Cut-off Date ......................................           0

------------
(1)    Subject to a permitted variance of plus or minus 5%.
(2) As defined or described in "Description of the Mortgage Loans -- Additional Mortgage Loan Information" herein.
(3)    Excluding the Credit Lease Loans (as defined herein).

   Certain additional information regarding the Mortgage Loans, including the Servicer Reports attached hereto as Annex C, will be available on the Servicer's Website at "www.firstunion.com" under "Capital Markets". Such information should be available on the first Distribution Date and will be updated periodically thereafter.

                              TABLE OF CONTENTS
                            PROSPECTUS SUPPLEMENT

                                                        PAGE
                                                     ---------
Reports to Certificateholders....................... S-3
Executive Summary................................... S-4
Mortgage Loan Executive Summary .................... S-5
Summary of Prospectus Supplement.................... S-8
Risk Factors........................................ S-29
 The Mortgage Loans................................. S-29
 The Offered Certificates........................... S-50
Description of the Mortgage Loans................... S-55
 General............................................ S-55
 Security for the Mortgage Loans.................... S-56
 Underwriting Standards............................. S-57
 Significant Mortgage Loans......................... S-60
 Certain Terms and Conditions of the Mortgage
  Loans............................................. S-77
 Additional Mortgage Loan Information............... S-89
 Changes in Mortgage Loan Characteristics .......... S-109
Description of the Offered Certificates............. S-109
 General ........................................... S-109
 Book-Entry Registration and Definitive
  Certificates...................................... S-110
 Distributions...................................... S-112
 Assumed Final Distribution Date; Rated Final
  Distribution Date................................. S-122
 Subordination; Allocation of Collateral Support
  Deficits and Certificate Deferred Interest ....... S-122
Prepayment and Yield Considerations................. S-125
 Yield.............................................. S-125
 Modeling Assumptions............................... S-126
 Yield on the Class A-X Certificates ............... S-127
 Rated Final Distribution Date...................... S-128
 Weighted Average Life of Offered Certificates ..... S-128
The Pooling and Servicing Agreement................. S-137
 General............................................ S-137
 Assignment of the Mortgage Loans................... S-137
 Representations and Warranties; Repurchase ........ S-137
 Servicing of the Mortgage Loans; Collection of
  Payments.......................................... S-145
 Advances........................................... S-147
 Appraisal Reductions............................... S-148
 Accounts........................................... S-150
 Withdrawals from the Certificate Account .......... S-152
 Enforcement of "Due-on-Sale" and
  "Due-on-Encumbrance" Clauses...................... S-152
 Inspections; Collection of Operating
  Information....................................... S-153
 Insurance Policies................................. S-153
 Evidence as to Compliance.......................... S-154
 Certain Matters Regarding the Depositor, the
  Trustee, the Servicer and the Special Servicer ... S-154
 Events of Default ................................. S-155
 Rights Upon Event of Default....................... S-156
 Amendment.......................................... S-157
 Voting Rights...................................... S-157
 Realization Upon Mortgage Loans.................... S-158
 Modifications...................................... S-160
 Optional Termination............................... S-162
 The Trustee........................................ S-162
 Certificate Registrar and Authenticating Agent .... S-163
 Duties of the Trustee.............................. S-163
 The Servicer....................................... S-163
 Servicing Compensation and Payment of Expenses .... S-163
 Prepayment Interest Shortfalls..................... S-165
 The Special Servicer............................... S-165
 Servicer and Special Servicer Permitted to Buy
  Certificates...................................... S-166
 Reports to Certificateholders; Available
  Information....................................... S-166
Use of Proceeds..................................... S-170
Certain Federal Income Tax Consequences............. S-170
ERISA Considerations................................ S-172
 Senior Certificates................................ S-172
 Mezzanine Certificates............................. S-173
Legal Investment.................................... S-174
Underwriting........................................ S-174
Legal Matters....................................... S-175
Rating.............................................. S-175
Index of Significant Definitions.................... S-177
Annex A--Loan Characteristics....................... A-1
Annex B--Credit Lease Loan Characteristics ......... B-1
Annex C--Servicer Reports........................... C-1
Annex D--Weighted Average Net Mortgage Rates ....... D-1

                              TABLE OF CONTENTS
                                  PROSPECTUS

                                                      PAGE
                                                    --------
Prospectus Supplement .............................     2
Additional Information ............................     2
Incorporation of Certain Information by Reference       3
Risk Factors.......................................     4
 Limited Liquidity.................................     4
 Limited Assets....................................     4
 Prepayments and Effect on Average Life of
  Certificates and Yields..........................     5
 Limited Nature of Ratings.........................     5
 Risks Associated with Mortgage Loans and
  Mortgaged Properties.............................     6
 Risks Associated with Mortgage Loans and Leases ..     6
 Balloon Payments..................................     7
 Junior Mortgage Loans.............................     7
 Obligor Default...................................     7
 Mortgagor Type....................................     8
 Enhancement Limitations...........................     8
 Enforceability....................................     8
 Environmental Risks...............................     9
 Delinquent and Non-Performing Mortgage Loans .....     9
 ERISA Considerations..............................    10
 Certain Federal Tax Considerations Regarding
  Residual Interest Certificates...................    10
 Control...........................................    10
 Book-Entry Registration...........................    10
The Depositor......................................    11
Use of Proceeds....................................    11
Description of the Certificates....................    11
 General...........................................    11
 Distribution on Certificates......................    12
 Accounts..........................................    13
 Amendment.........................................    15
 Termination; Repurchase of Mortgage Loans ........    16
 Reports to Certificateholders.....................    16
 The Trustee.......................................    16
The Mortgage Pools.................................    17
 General...........................................    17
 Assignment of Mortgage Loans......................    18
 Mortgage Underwriting Standards and Procedures ...    19
 Representations and Warranties....................    20
Servicing of the Mortgage Loans....................    22
 General...........................................    22
 Collections and Other Servicing Procedures .......    22
 Insurance.........................................    22
 Fidelity Bonds and Errors and Omissions
  Insurance........................................    24
 Servicing Compensation and Payment of Expenses ...    24
 Advances..........................................    24
 Modifications, Waivers and Amendments.............    24
 Evidence of Compliance............................    25
 Certain Matters With Respect to the Master
  Servicer, the Special Servicer and the Trustee ..    25
 Events of Default.................................    26
Enhancement........................................    27
 General...........................................    27
 Subordinate Certificates..........................    27
 Cross-Support Features............................    28
 Letter of Credit..................................    28
 Certificate Guarantee Insurance...................    28
 Reserve Funds ....................................    28
Certain Legal Aspects of the Mortgage Loans  ......    29
 Mortgages and Deeds of Trust Generally............    29
 Installment Contracts.............................    30
 Junior Mortgages; Rights of Senior Mortgagees or
  Beneficiaries....................................    30
 Foreclosure.......................................    32
 Environmental Risks...............................    34
 Statutory Rights of Redemption....................    35
 Anti-Deficiency Legislation.......................    36
 Bankruptcy Laws...................................    36
 Enforceability of Certain Provisions..............    38
 Applicability of Usury Laws.......................    40
 Alternative Mortgage Instruments..................    40
 Leases and Rents..................................    40
 Secondary Financing; Due-on Encumbrance
  Provisions.......................................    41
 Certain Laws and Regulations......................    41
 Type of Mortgaged Property........................    41
 Americans with Disabilities Act ..................    42
Certain Federal Income Tax Consequences............    43
 General...........................................    43
 Taxation of the REMIC and its Holders.............    43
 Taxation of Regular Interests.....................    44
 REMIC Expenses....................................    48
 Sale or Exchange of REMIC Regular Interest
  Certificates.....................................    49
 Taxation of the REMIC.............................    49
 Taxation of Holders of Residual Interest
  Certificates.....................................    50
 Excess Inclusions.................................    51
 Restrictions on Ownership and Transfer of
  Residual Interest Certificates...................    52
 Administrative Matters............................    53
 Tax Status as a Grantor Trust.....................    53
 Miscellaneous Tax Aspects.........................    57
 Tax Treatment of Foreign Investors................    57
State Tax Considerations...........................    58
ERISA Considerations...............................    58
 Prohibited Transactions...........................    59
 Unrelated Business Taxable Income--Residual
  Interests........................................    60
Legal Investment...................................    60
Plan of Distribution...............................    62
Legal Matters......................................    63
Index of Defined Terms.............................    64

                       SUMMARY OF PROSPECTUS SUPPLEMENT

   Prospective investors are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. The following Summary of Prospectus Supplement does not include all relevant information relating to the securities and assets described herein, particularly with respect to the risks and special considerations involved with an investment in such securities, and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. Prior to making an investment decision, a prospective investor should carefully review this Prospectus Supplement and the Prospectus. Capitalized terms used and not otherwise defined herein have the respective meanings assigned to them in the Prospectus. See "Index of Significant Definitions" herein and "Index of Defined Terms" in the Prospectus.

TITLE OF CERTIFICATES .........  Credit Suisse First Boston Mortgage
                                 Securities Corp. Commercial Mortgage
                                 Pass-Through Certificates, Series 1997-C2
                                 (the "Certificates").

CERTIFICATE BALANCE ...........  Each Class of Offered Certificates has the
                                 approximate aggregate initial Certificate
                                 Balance or Notional Balance set forth on the cover page of this Prospectus Supplement, subject to a permitted variance of plus or minus 5%. The Offered Certificates, together with the Private Certificates, will be issued pursuant to a Pooling and Servicing Agreement to be dated as of December 11, 1997 (the "Pooling and Servicing Agreement") among the Depositor, the Servicer, the Special Servicer and the Trustee.

DEPOSITOR .....................  Credit Suisse First Boston Mortgage
                                 Securities Corp., a Delaware corporation and an affiliate of the Mortgage Loan Seller and of Credit Suisse First Boston Corporation, the Underwriter. See "The Depositor" in the Prospectus.

SERVICER ......................  First Union National Bank, a national banking association (the "Servicer").
                                 Although the Servicer may employ agents, including sub-servicers, the Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement. See "The Pooling and Servicing Agreement -- The Servicer" herein. The Servicer will be permitted to purchase any Class of Certificates. See "Risk Factors -- The Offered Certificates --Servicer or Special Servicer May Purchase Certificates; Conflict of Interest" herein.

SPECIAL SERVICER ..............  Lennar Partners, Inc., a Florida corporation
                                 (the "Special Servicer"). The Special
                                 Servicer will be responsible for servicing
                                 Mortgage Loans that, in general, are in
                                 default or as to which default is imminent and administering any REO Property (as defined herein). The holders of greater than 50% of the Percentage Interests of the most subordinate Class of Certificates then outstanding and having a Certificate Balance equal to or greater than 25% of the initial Certificate Balance of such Class (or, if no such Class exists, the most subordinate Class then outstanding) (the "Controlling Class") will be entitled to remove the Special Servicer as special servicer of the Mortgage Loans, and appoint a successor special servicer with respect to such Mortgage Loans, provided that each Rating Agency confirms in writing that such removal and appointment, in and of itself, would not cause a downgrade, qualification or withdrawal of the then-current ratings assigned to any Class of Certificates. The Special Servicer will be permitted to purchase any Class of Certificates. See "Risk Factors -- The Offered Certificates -- Servicer or Special Servicer May Purchase Certificates; Conflict of Interest" herein.

TRUSTEE .......................  Norwest Bank Minnesota, National
                                 Association, a national banking association
                                 (the "Trustee"). See "The Pooling and
                                 Servicing Agreement -- The Trustee" herein.

MORTGAGE LOAN SELLER ..........  Credit Suisse First Boston Mortgage Capital
                                 LLC, a Delaware limited liability company
                                 (the "Mortgage Loan Seller"), an affiliate of the Depositor and an affiliate of Credit Suisse First Boston Corporation, the Underwriter.

CUT-OFF DATE ..................  December 11, 1997.

CLOSING DATE ..................  On or about December 19, 1997.

DUE DATE ......................  With respect to all but 35 Mortgage Loans
                                 (which collectively represent approximately
                                 13.7% of the Initial Pool Balance), the 11th day of each month and, in the case of such other Mortgage Loans, various days from the first day through the 10th day of each month. Except for Loan No. 112, as described herein, no Mortgage Loan has a grace period for payment defaults that extends beyond the related Determination Date. See "Description of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans -- Due Dates" and "The Pooling and Servicing Agreement -- Advances" herein.

DETERMINATION DATE ............  With respect to each Distribution Date, the close of business on the 11th day of the month in which such Distribution Date occurs or, if such 11th day is not a business day, the business day immediately following such 11th day.

DISTRIBUTION DATE .............  The 17th day of each month or, if such 17th day is not a business day, the business day immediately following such 17th day, commencing in January 1998; provided, however, that no Distribution Date will fall on a date that is fewer than four business days after the related Determination Date. A business day is any day other than a Saturday, a Sunday or any day on which banking institutions in the States of New York, North Carolina, Minnesota, Maryland or Florida are authorized or obligated by law, executive order or governmental decree to close.

RECORD DATE ...................  With respect to each Distribution Date, the close of business on the last business day of the month immediately preceding the month in which such Distribution Date occurs.

INTEREST ACCRUAL PERIOD .......  With respect to any Distribution Date, the period commencing on the 11th day of the calendar month preceding the month in which such Distribution Date occurs and ending on the 10th day of the month in which such Distribution Date occurs. Each Interest Accrual Period is deemed to consist of 30 days.

ASSUMED FINAL DISTRIBUTION
 DATE .........................  As to each Class of Offered Certificates, the date set forth on the cover page hereof.

RATED FINAL DISTRIBUTION
 DATE .........................  As to each Class of Offered Certificates,
                                 January 17, 2035, the first Distribution
                                 Date following the date that is two years after the latest Assumed Maturity Date of any of the Mortgage Loans. The "Assumed Maturity Date" of (a) any Mortgage Loan that is not a Balloon Loan is the maturity date of such Mortgage Loan and (b) any Balloon Loan is the date on which such Balloon Loan would fully amortize, assuming interest were calculated on such Mortgage Loan on a 30/360 (as defined herein) basis.

DUE PERIOD ....................  With respect to each Distribution Date, the period beginning on the day following the Determination Date in the month immediately preceding the month in which such Distribution Date occurs and ending at the close of business on the Determination Date of the month in which such Distribution Date occurs.

DENOMINATIONS .................  The Offered Certificates (other than the
                                 Class A-X Certificates) will be issuable in registered form, in denominations of initial Certificate Balance of $10,000 and multiples of $1,000 in excess thereof. The Class A-X Certificates will be maintained and transferred on the book-entry records of DTC and its Participants and issued in denominations of $100,000 initial Notional Balance and integral multiples of $10,000 in excess thereof. A single additional Class A-X Certificate may be issued in a denomination of authorized initial Notional Balance that includes the excess of (i) the initial Notional Balance of Class A-X over
                                 (ii) the largest integral multiple of
                                 $10,000 that does not exceed such amount.

CLEARANCE AND SETTLEMENT ......  The Offered Certificates will be issued in book-entry form and, so long as they are Book-Entry Certificates (as defined herein), will be evidenced by one or more certificates registered in the name of Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC"). The Depositor may elect to terminate the book-entry system through DTC with respect to all or any portion of any Class of the Offered Certificates. See "Description of the Offered Certificates -- Book-Entry Registration and Definitive Certificates" herein.

REPORTS TO
 CERTIFICATEHOLDERS ...........  On each Distribution Date, the Trustee will be required to prepare and forward to each Certificateholder, the Depositor, the Servicer, the Special Servicer, each Rating Agency and, if requested in writing, any potential investors in the Certificates a Distribution Date Statement as described under "The Pooling and Servicing Agreement -- Reports to Certificateholders; Available Information -- Trustee Reports." In addition, the Servicer (in the case of Specially Serviced Mortgage Loans (as defined herein) and REO Properties, based solely on the information provided by the Special Servicer) will be required to deliver to the Trustee, and the Trustee will be required to deliver to each Certificateholder, the Depositor, each Rating Agency and, if requested in writing, any potential investor in the Certificates, on each Distribution Date, a Comparative Financial Status Report, a Delinquent Loan Status Report, a Historical Loan Modification Report, a Historical Loss Estimate Report, an REO Status Report and a Watch List, each as described under "The Pooling and Servicing Agreement -- Reports to Certificateholders; Available Information -- Servicer Reports." The Trustee will also be required to make available at its offices, upon reasonable advance written notice, during normal business hours, for review by any Holder of a Certificate, the Depositor, the Special Servicer, the Servicer, any Rating Agency, any potential investor in the Certificates or any other Person to whom the Depositor believes such disclosure is appropriate, among other things, the following items, to the extent delivered to the Trustee: Mortgaged Property operating statements, rent rolls, retail sales information, Mortgaged Property inspection reports and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer or the Special Servicer. See "The Pooling and Servicing Agreement -- Reports to Certificateholders; Available Information -- Other Information" herein. A Current Report on Form 8-K (the "Form 8-K") will be filed by the Depositor, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission (the "Commission") within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from the Trust Fund, such removal will be noted in the Form 8-K. Such Form 8-K will be available to purchasers and potential purchasers of the Offered Certificates.

THE MORTGAGE LOANS ............  The Trust Fund will consist primarily of 185 loans with an aggregate principal balance, as of the Cut-off Date, of approximately $1,465,990,190 (collectively, the "Mortgage Loans" and, individually, a "Mortgage Loan"). The Mortgage Loans encumber land improved by Retail Properties, Office Properties, Hospitality Properties,
                                 Multifamily Properties, Senior Housing
                                 Properties, Industrial Properties, Self
                                 Storage Facility Properties, Cooperative
                                 Properties, Mobile Home/Recreational Vehicle
                                 Park Properties and Other Properties (each, as defined herein). The Mortgage Loan Seller will sell the Mortgage Loans to the Depositor and, in connection therewith, will make certain representations and warranties, as more fully described herein. The Depositor will assign the Mortgage Loans, together with its rights and remedies in respect of breaches of the Mortgage Loan Seller's representations and warranties to the Trustee for the benefit of Certificateholders. See "The Pooling and Servicing Agreement -- Representations and Warranties; Repurchase" herein. All statistical information presented herein with respect to the Mortgage Loans is presented on an approximate basis.

                                      GENERAL MORTGAGE LOAN CHARACTERISTICS
                                 (AS OF THE CUT-OFF DATE, UNLESS OTHERWISE
                                                   INDICATED)

Initial Pool Balance (1) ..........   $1,465,990,190
Number of Mortgage Loans ..........          185
Number of Mortgaged Properties  ...          203
Average Mortgage Loan Balance  ....      $7,924,271
Maximum Mortgage Loan Principal
 Balance ..........................     $145,894,648
Minimum Mortgage Loan Principal
 Balance ..........................       $545,003
Weighted Average Mortgage Rate  ...        8.027%
Range of Mortgage Rates ...........   6.528% to 9.590%
Weighted Average Remaining Term to
 the Earlier of Maturity or
 Anticipated Repayment Date .......      11.34 years
Range of Remaining Term to the
 Earlier of Maturity or
 Anticipated Repayment Date........   69 to 299 months
Weighted Average Original
 Amortization Term (2) ............      27.37 years
Range of Original Amortization
 Terms (2) ........................   80 to 422 months
Weighted Average DSCR (2)(3) ......         1.43x
Range of DSCRs (2)(3) .............    1.06x to 1.89x
Weighted Average LTV (2)(3)  ......        67.73%
Range of LTVs (3) .................      38% to 84%
Weighted Average LTV at Earlier of
 Anticipated Repayment Date or
 Maturity (2)(3) ..................        56.63%
Percentage of Initial Pool Balance
 made up of:
 ARD Loans ........................        86.05%
 Fully Amortizing Loans
  (other than ARD Loans) ..........        12.45%
 Balloon Loans ....................         1.50%
 Pool Loans........................         5.19%
 Crossed Loans.....................         2.20%
 Credit Lease Loans................        14.35%
Number of Mortgage Loans
 Delinquent as of Cut-off Date ....           0

                                 (1) Subject to a permitted variance of plus
                                     or minus 5%.
                                 (2) As defined or described in "Description
                                     of the Mortgage Loans
                                     -- Additional Mortgage Loan Information" herein.
                                 (3) Excluding the Credit Lease Loans (as
                                     defined herein).

                                 Security for the Mortgage Loans

                                 Each Mortgage Loan is secured by one or more first priority mortgages, deeds of trust, or other similar security instruments (collectively, "Mortgages") on the borrower's interest (as set forth below) in certain land used for commercial or multifamily residential purposes, all buildings and improvements thereon and certain personal property located thereon, and, in certain cases, reserve funds (collectively, "Mortgaged Properties").

    INTEREST OF         % OF        NUMBER OF
     BORROWER       INITIAL POOL    MORTGAGED
    ENCUMBERED       BALANCE(1)     PROPERTIES
-----------------  -------------- ------------
Fee Simple
 Estate (2) ......       90.9%         193
Leasehold Estate          9.1%          10
                   -------------- ------------
TOTAL.............      100.0%         203
                   ============== ============

                                 (1) Based on the principal balance of the
                                     Mortgage Loan or, for any Pool Loan (as
                                     defined herein), the Allocated Loan
                                     Amount (as defined herein) with respect
                                     to each portion of the related Mortgaged
                                     Property.
                                 (2) For any Mortgaged Property where the
                                     ground lessee and ground lessor are both parties to the Mortgage, the Mortgaged Property has been categorized as a fee simple estate. For any Mortgaged Property that partially consists of a leasehold interest, the encumbered interest has been categorized as a fee simple interest if the leasehold interest does not constitute a material portion of the Mortgaged Property.

                                 Credit Lease Loans

                                 Certain of the Mortgage Loans (described in the table contained in the section entitled "Description of the Mortgage Loans -- Credit Lease Loans"), representing approximately 14.35% of the Mortgage Loans by Initial Pool Balance, are backed by net lease obligations ("Credit Leases") of, or net lease obligations guaranteed by, various corporations (the "Credit Lease Loans"). Scheduled monthly rent payments thereunder (the "Monthly Rental Payments") by the tenants (each, a "Tenant" and collectively, the "Tenants") under the Credit Leases are, except with respect to Loan No. 36, sufficient to pay in full and on a timely basis all interest and principal and other sums scheduled to be paid with respect to the related Credit Lease Loans. See "Description of the Mortgage Loans --Certain Terms and Conditions of the Mortgage Loans -- Credit Lease Loans."

                                 All of the Credit Lease Loans are secured by assignments of leases and rents (the "Credit Lease Assignments") on properties (the "Credit Lease Properties") net-leased to the Tenants pursuant to the Credit Leases. Except with respect to 12 Credit Lease Properties which are subject to Double Net Leases (as defined herein), each Credit Lease Loan provides that the related Tenant is responsible for all costs and expenses incurred in connection with the maintenance and operation of the related

                                 Mortgaged Property and that, in the event of a casualty or condemnation of the related Mortgaged Property, (i) the Tenant is obligated to continue making payments, (ii) the Tenant must make an offer to purchase the applicable Credit Lease Property for an amount not less than the unpaid principal balance plus accrued interest on the related Credit Lease Loan in the event of a casualty to or condemnation of a material portion of the related Mortgaged Property or (iii) the Trustee on behalf of the Certificateholders will have the benefit of certain non-cancelable credit lease enhancement insurance policies (the "Lease Enhancement Policies") obtained to cover certain casualty and/or condemnation risks. See "Description of the Mortgage Loans --Credit Lease Loans."

                                 Pool Loans and Crossed Loans

                                 The Mortgage Loans identified on Annex A hereto as having more than one related "Asset No.", which Mortgage Loans represent approximately 5.19% of the Initial Pool Balance, are each secured by liens on multiple properties (the "Pool Loans"). The Mortgage Loans identified on the table entitled "Mortgage Loans Secured by More Than One Mortgaged Property" under "Risk Factors -- The Mortgage Loans -- Concentration of Mortgage Loans; Borrowers" as "Crossed Loans" are cross-defaulted and cross-collateralized with the other Mortgage Loans in the same group and, in the aggregate, represent approximately 2.20% of the Initial Pool Balance. A default under one of the mortgages that secures a group of Crossed Loans or a Pool Loan will result in a default under all of the mortgages securing such Mortgage Loan. The Mortgage Loans identified under the table entitled "Related Borrower Loans" under "Risk Factors -- The Mortgage Loans -- Concentration of Mortgage Loans; Borrowers on Related Mortgage Loans (the "Related Borrower Loans") are not cross-collateralized or cross-defaulted with each other (unless otherwise noted in this Prospectus Supplement) but do have borrowers that are affiliated with borrowers under other Mortgage Loans. Each Pool Loan requires that prior to the release of a related Mortgaged Property, 125% of the Allocated Loan Amount (as defined herein) of such Mortgaged Property be defeased or prepaid and that the DSCR (as defined herein) with respect to the remaining Mortgaged Properties after defeasance or prepayment, as applicable, be no less than the greater of (x) a specified DSCR (generally the DSCR at origination) and
                                 (y) the DSCR immediately prior to such
                                 defeasance or prepayment, as applicable. The
                                 Crossed Loans generally prohibit the release of Mortgaged Properties or require that if an individual Crossed Loan is to be prepaid (or, if applicable, defeased) and the Mortgaged Property released from the liens of the related Crossed Loans, the borrower must prepay (or, if applicable, defease) 125% of the outstanding principal balance of such Crossed Loan, and the excess, if any, of such payment over such principal balance will be applied to prepay (or, with respect to a defeasance, will provide additional collateral for) the other Crossed Loan(s) secured by such Mortgaged Property.

                                 Lockbox Terms

                                 The Mortgage Loans identified on Annex A hereto as having a Lockbox generally provide that all rents, credit card receipts, accounts receivable payments and other income derived from the related Mortgaged Properties will be (i) paid directly to a Lockbox Account (as defined herein) controlled by the Servicer on behalf of the Trust Fund (a "Hard Lockbox"), (ii) paid to the manager of the Mortgaged Properties, which will deposit all sums collected into a Lockbox Account on a regular basis (a "Modified Lockbox") or (iii) collected by the borrower until such time (if any) as a triggering event (such as the failure to pay the related Mortgage Loan in full on or before the related Anticipated Repayment Date or the net operating income declines by a specified amount) occurs, at which time all rents derived from the related Mortgaged Property shall be deposited into a Lockbox Account (a "Springing Lockbox"). For any Hard Lockbox, income deposited directly into the related Lockbox Account will not include amounts paid in cash or paid
                                 "over-the-counter". Such cash or
                                 "over-the-counter" monies will be paid to the manager of the Mortgaged Properties, which will deposit all sums collected, into a Lockbox Account on a regular basis. Lockbox Accounts will not be assets of the Trust Fund. Overall, the Mortgage Loans provide for Lockbox Accounts as follows:

                         % OF        NUMBER OF
      TYPE OF           INITIAL      MORTGAGE
      LOCKBOX        POOL BALANCE      LOANS
------------------  -------------- -----------
Hard Lockbox ......       52.5%          64
Modified Lockbox  .       24.9           65
Springing Lockbox         21.5           55
No Lockbox ........        1.1            1
                    -------------- -----------
TOTAL .............      100.0%         185
                    ============== ===========

                                 Payment Terms

                                 The Mortgage Loans provide for scheduled payments of principal and interest ("Monthly Payments") to be due from the first day through the 11th day of each month, although in the case of all but 35 of the Mortgage Loans, such payments are due on the 11th day of each month. Except for Loan No. 112, no Mortgage Loan that is due on the 11th day of each month has a grace period for payment defaults that extends beyond the related Determination Date. Loan No. 112 has a five-day grace period for payment defaults. Each Mortgage Loan accrues interest at the per annum rate set forth for such Mortgage Loan on Annex A (the "Mortgage Rate"), which is fixed for the entire term of such loan, except as discussed below. Such interest accrues on a 30/360 basis or on an Actual/360 basis (each as defined herein).

                                  ARD Loans

                                 139 of the Mortgage Loans (86.05% by Initial
                                 Pool Balance) are "ARD Loans," which
                                 generally accrue interest at a higher rate following the applicable Anticipated Repayment Date (as defined below). As used herein, the term "Mortgage Rate" does not include the portion of the interest rate attributable to the rate increase. The excess of interest at such higher rate over interest at the Mortgage Rate (together with interest thereon) is referred to herein as "Excess Interest." As described below, all of the Mortgage Loans that provide for Excess Interest permit the related borrower to prepay the related Mortgage Loan without payment of a Prepayment Premium or Yield Maintenance Charge beginning on, or up to six months prior to, the date on which Excess Interest begins accruing. The date on which any such Mortgage Loan begins accruing Excess Interest is referred to herein as the "Anticipated Repayment Date." The Anticipated Repayment Date for any such ARD Loan is set forth on Annex A. The ARD Loans substantially fully amortize over their stated terms, which are at least 60 months after their related Anticipated Repayment Dates. If the related borrower elects to prepay an ARD Loan in full on the related Anticipated Repayment Date, a substantial amount of principal will be due. If a borrower elects not to prepay an ARD Loan on or before its Anticipated Repayment Date, all or a substantial portion of Excess Cash Flow (as defined herein) collected after such date shall be applied towards the prepayment of such ARD Loan and, once the principal balance thereof has been reduced to zero, to the payment of accrued Excess Interest. With respect to any ARD Loan, payment of Excess Interest will be deferred until the principal of such ARD Loan has been paid in full. Substantially all of the ARD Loans for which a Lockbox Account has not been established on or before the Closing Date provide that a Lockbox Account must be established on or prior to the applicable Anticipated Repayment Date. See "Description of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans -- Excess Interest" herein.

                                 Balloon Loans

                                 Mortgage Loans representing 1.50% of the Initial Pool Balance provide for Monthly Payments based on amortization schedules at least 180 months longer than the remaining stated terms of such Mortgage Loans (such Mortgage Loans, the "Balloon Loans"), such that substantial amounts of principal are due and payable on the respective maturity dates (each such amount, after application of all constant Monthly Payments due on or prior to the respective maturity date, a "Balloon Payment"), unless prepaid prior thereto.

                                 Fully Amortizing Loans

                                 Mortgage Loans representing 12.45% of the Initial Pool Balance fully amortize, or in the case of any such Mortgage Loans that accrue interest on an Actual/360 basis, substantially fully amortize over their terms and are not ARD Loans.

                                 Prepayment Characteristics of the Mortgage
                                 Loans

                                 Each Mortgage Loan restricts voluntary
                                 prepayments in one or more of the following ways: (i) by prohibiting any prepayments for a specified period of time after the date of origination of such Mortgage Loan (a "Lockout Period"), (ii) by requiring that any principal prepayment made during a specified period of time after the date of origination of such Mortgage Loan or, in the case of a Mortgage Loan also subject to a Lockout Period, after the date of expiration of such Lockout Period (a "Yield Maintenance Period") be accompanied by a Yield Maintenance Charge (as defined below) and
                                 (iii) by imposing fees or premiums equal to a percentage of the then outstanding principal balance of such Mortgage Loan ("Prepayment Premiums") in connection with full or partial principal prepayments for a specified period of time after the expiration of the related Yield Maintenance Period or Lockout Period, as the case may be (in either case, a "Prepayment Premium Period"). The Mortgage Loans also generally permit prepayments to be made only on the date upon which regularly scheduled Monthly Payments can be made.

                                 As of the Cut-off Date, approximately 100% of the Mortgage Loans were within their respective Lockout Periods, and the weighted average of such Lockout Periods was 123 months.

                                 For a description of the Yield Maintenance
                                 Periods, Yield Maintenance Charges,
                                 Prepayment Premium Periods and Prepayment
                                 Premiums of the Mortgage Loans, see "Risk
                                 Factors -- The Offered Certificates --
                                 Special Prepayment and Yield Considerations" and "Description of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans -- Prepayment Provisions" and "--Property Releases" herein.

                                 Defeasance

                                 One hundred seventy-seven Mortgage Loans, representing 84.8% of the Initial Pool Balance, provide that after a specified period (a "Defeasance Lockout Period"), the applicable borrower may obtain the release of the related Mortgaged Property (or, in the case of any Pool Loan or Crossed Loans, one or more of the related Mortgaged Properties) from the lien of the related Mortgages (a "Defeasance Option") upon the pledge to the Trustee of noncallable U.S. government obligations that provide payments on or prior to all successive scheduled payment dates upon which interest and principal payments are due under the related Mortgage Note and in amounts due on such dates, and upon satisfaction of certain other conditions. The Servicer will purchase such U.S. government obligations on behalf of a borrower exercising a Defeasance Option. The Pool Loans and Crossed Loans require that if fewer than all of the Mortgaged Properties are being released, the defeasance amount must equal 125% of the Allocated Loan Amount for each Mortgaged

                                 Property released and certain DSCR tests must be satisfied. The related borrower will, at the request of the Servicer, generally be required (or, in the case of certain of the Mortgage Loans, permitted) to transfer the pledged U.S. government obligations together with all obligations under the related Mortgage Loan or defeased portion thereof to a successor limited purpose borrower, and such successor borrower will assume the obligations under the Mortgage Loan or defeased portion thereof.

                                 Additional Collateral Loans

                                 Three Mortgage Loans (each, an "Additional
                                 Collateral Loan"), representing 4.87% of the Initial Pool Balance, are additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of certain leasing-related conditions, including, in certain cases, achieving certain debt service coverage ratios. Failure to satisfy such conditions within the time periods specified therefor will result in the application of the related credit enhancement amount (each, a "Required Prepayment") to partially prepay the related Mortgage Loan, and such partial prepayment is not required to be accompanied by payment of a Prepayment Premium or Yield Maintenance Charge. The holders of the Class A-X Certificates and any Class of Offered Certificates receiving any such prepayment will be entitled to receive payments ("Yield Protection Payments") to compensate them for the absence of any such Prepayment Premium or Yield Maintenance Charge payments. With respect to any Class of Offered Certificates receiving a distribution of principal in connection with a Required Prepayment, the Yield Protection Payment will equal 2% of such distribution of principal. With respect to the Class A-X Certificates, the Yield Protection Payment will be in the nature of a yield-maintenance payment which will be described more fully in the Pooling and Servicing Agreement. The Servicer will be required to advance such Yield Protection Payments on the related Servicer Remittance Date and will be reimbursed therefor, and will be paid interest thereon at the Reimbursement Rate, by the Mortgage Loan Seller. The rights of any Class of Offered Certificates to receive Yield Protection Payments, to the extent described herein, will be treated as assets separate from the REMIC regular interest represented by each such Class. See "Certain Federal Income Tax Consequences" herein. See "Description of the Offered Certificates -- Distributions -- Yield Protection Payments" herein.

                                 For the purposes of this Prospectus
                                 Supplement and the statistical information presented herein, the entire principal balance of each Additional Collateral Loan is deemed to be subject to a Lockout Period for the related "Remaining Lockout" period set forth on Annex A hereto, notwithstanding the fact that Required Prepayments could occur under such loans during such Lockout Period.

                                 The characteristics of each of the Mortgage
                                 Loans are more particularly described in Annex A hereto.

                                 None of the Mortgage Loans are insured or guaranteed by the United States, any governmental agency or instrumentality or any private mortgage insurer. See "Description of the Mortgage Loans -- General" herein.

THE CERTIFICATES ..............  The Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of December 11, 1997, among the Depositor, the Servicer, the Special Servicer and the Trustee (the "Pooling and Servicing Agreement"), and will represent in the aggregate the entire beneficial ownership interest in the Trust Fund, which will consist of the Mortgage Loans and certain related assets.

                                 The aggregate of the Certificate Balances of the Regular Certificates (other than the Class A-X Certificates) as of the Closing Date will equal the sum of the Initial Pool Balance.

                                 The Offered Certificates

                                 Each Class of Offered Certificates will have the initial Certificate Balance or Notional Balance and the initial Pass-Through Rate set forth on the cover page hereof (subject, in the case of each such Certificate Balance or Notional Balance, to a permitted variance of plus or minus 5%).

                                 The Class A-X Certificates will not have a Certificate Balance or entitle their holders to distributions of principal. The Class A-X Certificates will, however, represent the right to receive distributions of interest accrued as described herein on a notional balance (the "Notional Balance"). The Class A-X Certificates will have an initial Notional Balance of approximately $1,465,990,190, which is equal to the aggregate Certificate Balance of the Regular Certificates (other than the Class A-X Certificates) as of the Closing Date. With respect to any Distribution Date, the Notional Balance of the Class A-X Certificates will be equal to the aggregate Certificate Balance of the Regular Certificates (other than the Class A-X Certificates) as of the first day of the related Interest Accrual Period. The Notional Balance of the Class A-X Certificates is used solely for purposes of describing the amounts of interest payable on the Class A-X Certificates and does not represent an interest in principal payments on the Mortgage Loans. The Class V-1, Class R and Class LR Certificates will not have Certificate Balances or Notional Balances.

                                 The Private Certificates (not offered
                                 hereby)

                                 The Private Certificates will have the
                                 initial Certificate Balances and
                                 Pass-Through Rates set forth in the
                                 "Executive Summary" above (subject, in the case of such Certificate Balances, to a permitted variance of plus or minus 5%).

                                 None of the Class F, Class G, Class H, Class
                                 I, Class J, Class V-1, Class R or Class LR
                                 Certificates are offered hereby.

 DISTRIBUTIONS OF
 PRINCIPAL AND INTEREST .......  Available Distribution Amount

                                 The "Available Distribution Amount" for any
                                 Distribution Date is, as described herein under "Description of the Offered Certificates -- Distributions -- Method, Timing and Amount," generally, the total of all payments or other collections (or available advances) on or in respect of the Mortgage Loans that are available for distribution on the Certificates on such date. The Trust Fund will include two separate REMICs. Collections on the Mortgage Loans will be used to make payments of principal and interest on certain interests in one of the REMICs and on the Class LR Certificates. Those payments in turn will be used to make distributions on the Certificates (other than the Class LR Certificates), which represent interests in a second REMIC. For purposes of simplicity, distributions on the Offered Certificates will generally be described herein as if made directly from collections on the Mortgage Loans to the holders of the Offered Certificates.

                                 Interest Distributions

                                 On each Distribution Date, to the extent of the Available Distribution Amount and subject to the distribution priorities described herein, each Class of Offered Certificates will be entitled to receive distributions of interest in an aggregate amount equal to the Monthly Interest Distributable Amount with respect to such Class for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates (such amount, for such Class, the "Optimal Interest Distribution Amount"). No interest will accrue on such overdue amounts. See "Description of the Offered Certificates -- Distributions" herein. The "Monthly Interest Distributable Amount" in respect of any Class of Offered Certificates for any Distribution Date will equal interest accrued during the related Interest Accrual Period (as defined herein) at the then-applicable Pass-Through Rate on the Certificate Balance of such Class of Certificates immediately prior to such Distribution Date, reduced by such Class's allocable share of (i) the Uncovered Prepayment Interest Shortfall Amount (as defined herein), (ii) Certificate Deferred Interest (as defined herein) and (iii) certain indemnification expenses of the Trust Fund. See "--Subordination" below. For each Distribution Date, interest will accrue with respect to the Certificates on the basis of a 360-day year for the Interest Accrual Period to which such Distribution Date relates. Each Interest Accrual Period will be deemed to consist of 30 days.
                                 See "Description of the Offered Certificates
                                 -- Distributions" herein.

                                 Principal Distributions

                                 On each Distribution Date, to the extent of the Available Distribution Amount remaining after the distribution of interest to be made on the Offered Certificates on such date and subject to the distribution priorities described herein, each Class of Offered Certificates (other than the Class A-X Certificates) will be entitled to distributions of principal (until the Certificate Balance of such Class of Certificates is reduced to zero) in an aggregate amount up to the Principal Distribution Amount for such Distribution Date. See "Description of the Offered Certificates -- Distributions" herein.

                                 Priority

                                 On each Distribution Date, the Trustee will apply amounts on deposit in the Upper-Tier Distribution Account (as defined herein), to the extent of the Available Distribution Amount, in the following order of priority:

                                 (A) concurrently, to the Class A-1, Class
                                 A-2, Class A-3 and Class A-X Certificates, in respect of interest, such Classes' respective Optimal Interest Distribution Amounts for such Distribution Date, any insufficiency therein being allocated among such Classes in proportion to such Optimal Interest Distribution Amounts;

                                 (B) to the Class A-1, Class A-2 and Class
                                 A-3 Certificates, in reduction of the
                                 Certificate Balances thereof, an amount up to the Principal Distribution Amount for such Distribution Date, in the following order of priority:

                                 first, to the Class A-1 Certificates, until the Certificate Balance thereof has been reduced to zero;

                                 second, to the Class A-2 Certificates, until the Certificate Balance thereof has been reduced to zero; and

                                 third, to the Class A-3 Certificates, until the Certificate Balance thereof has been reduced to zero;

                                 (C) to the Class A-1, Class A-2 and Class
                                 A-3 Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit previously allocated to each such Class), until all amounts of such Collateral Support Deficit previously allocated to such Classes, but not previously reimbursed, have been reimbursed in full;

                                 (D) to the Class B Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

                                 (E) to the Class B Certificates, in
                                 reduction of the Certificate Balance
                                 thereof, an amount up to the Remaining
                                 Principal Distributable Amount for such
                                 Distribution Date until such Certificate
                                 Balance has been reduced to zero;

                                 (F) to the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

                                 (G) to the Class C Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

                                 (H) to the Class C Certificates, in
                                 reduction of the Certificate Balance
                                 thereof, an amount up to the Remaining
                                 Principal Distributable Amount for such
                                 Distribution Date until such Certificate
                                 Balance has been reduced to zero;

                                 (I) to the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

                                 (J) to the Class D Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

                                 (K) to the Class D Certificates, in
                                 reduction of the Certificate Balance
                                 thereof, an amount up to the Remaining
                                 Principal Distributable Amount for such
                                 Distribution Date until such Certificate
                                 Balance has been reduced to zero;

                                 (L) to the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

                                 (M) to the Class E Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

                                 (N) to the Class E Certificates, in
                                 reduction of the Certificate Balance
                                 thereof, an amount up to the Remaining
                                 Principal Distributable Amount for such
                                 Distribution Date until such Certificate
                                 Balance thereof has been reduced to zero;
                                 and

                                 (O) to the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full.

                                 The Private Certificates and the Class A-X
                                 Certificates will be entitled to receive distributions from the Available Distribution Amount remaining after giving effect to the distributions made on such Distribution Date pursuant to clauses (A) through (O) above, all as described herein. See "Description of the Offered Certificates -- Distributions -- Priority" herein. Capitalized terms used in clauses (A) through (O) above are defined in "Description of the Offered Certificates -- Distributions --Definitions" herein.

                                 Prepayment Premiums and Yield Maintenance
                                 Charges

                                 On each Distribution Date, any Prepayment
                                 Premiums and Yield Maintenance Charges
                                 collected on the Mortgage Loans during the related Due Period will be distributed separately from the Available Distribution Amount for such Distribution Date to the Offered Certificates (and to certain other Classes of Regular Certificates) in the manner and priority described herein under "Description of the Offered Certificates -- Allocation of Prepayment Premiums and Yield Maintenance Charges" herein.

                                 Other Distributions

                                 Except as described in the next sentence, the holders of the Class V-1, Class R and Class LR Certificates will not be entitled to distributions of interest or principal. The Class V-1 Certificates will be entitled to all distributions of Excess Interest, subject to the limitations set forth in the Pooling and Servicing Agreement. The holders of the Class R Certificates will be entitled to receive that portion of the Available Distribution Amount remaining in the Upper-Tier Distribution Account (as defined herein) on any Distribution Date after the distribution to the holders of the Regular Certificates of all amounts which they are entitled to receive. The Class LR Certificateholders will be entitled to receive (i) any funds remaining in the Lower-Tier Distribution Account (as defined herein) on any Distribution Date after all distributions to which the regular interests in the Lower-Tier REMIC (as defined herein) are entitled on such Distribution Date have been made and (ii) the remaining assets in the Trust Fund, if any, after the Certificate Balances of the Regular Certificates have been reduced to zero and the holders of the Regular Certificates have received all other distributions to which they are entitled. It is not anticipated that there will be any assets remaining in the Trust Fund on such date. Additionally, the holders of 100% of the Percentage Interests in the Class LR Certificates will have the option to purchase at the purchase price specified herein any ARD Loan on or after its Anticipated Repayment Date under the circumstances described under "Description of the Mortgage Loans --Certain Terms and Conditions of the Mortgage Loans."

SUBORDINATION .................  Except as described below, as a means of providing protection to the holders of the Offered Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Private Certificates to receive distributions of principal and interest on or in respect of the Mortgage Loans will be subordinate to those of the holders of the Mezzanine Certificates, and the rights of the holders of the Mezzanine Certificates to receive distributions of principal and interest on or in respect of the Mortgage Loans will be subordinate to those of the holders of the Senior Certificates and each Class of Mezzanine Certificates with an earlier alphabetical designation, other than, in each case, with respect to Uncovered Prepayment Interest Shortfalls and certain indemnification expenses. This subordination will be effected in two ways:
                                 (i) by the preferential right of holders of a Class of Offered Certificates to receive on any Distribution Date the amounts of interest and principal distributable in respect of such Offered Certificates on such date prior to any distribution on such Distribution Date in respect of any Classes of Certificates subordinate thereto and (ii) by the allocation of Collateral Support Deficits (as defined herein) to the Private Certificates before allocation to the Offered Certificates. No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates, and the

                                 Offered Certificates are not insured or
                                 guaranteed by any government agency or
                                 instrumentality or by any other party. See
                                 "Description of the Offered Certificates" herein.

                                 The payment of servicing compensation other than the Servicing Fee and Primary Servicing Fee (as defined herein), interest on Advances (to the extent not covered by Penalty Charges (as defined herein) on the related Mortgage Loans), extraordinary expenses of the Trust Fund (other than indemnification expenses), a reduction in the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers, a reduction in the interest rate or a forgiveness of the principal of a Mortgage Loan as described herein under "The Pooling and Servicing Agreement -- Modifications" or otherwise will result in reductions in the interest entitlements of certain Classes and may result in Collateral Support Deficits, in each case affecting Classes in reverse alphabetical order, as described herein.

                                 Shortfalls in the Available Distribution
                                 Amount resulting from Uncovered Prepayment
                                 Interest Shortfalls (as defined herein) and indemnification expenses of the Trust Fund will generally be allocated to all Classes of the Regular Certificates. In each case such allocations will be made pro rata to such Classes on the basis of their Monthly Interest Distributable Amounts (before giving effect to any reductions therefrom for such Uncovered Prepayment Interest Shortfalls or indemnification expenses or for Certificate Deferred Interest) and will reduce such Classes' respective interest entitlements.

ADVANCES ......................  The Servicer is required to make advances of principal and interest (each, a "P&I
                                 Advance") with respect to delinquent Monthly
                                 Payments on the Mortgage Loans, subject to the limitations described herein. P&I Advances will generally equal the delinquent portion of the Monthly Payment as specified in the related Mortgage Note, less (i) the Servicing Fee and Primary Servicing Fee (except to the extent that the related borrower is required to reimburse such amounts) and (ii) if applicable, the related Workout Fee (as defined herein). If a borrower defaults on its obligation to pay amounts due on the maturity date of the related Mortgage Loan, the Servicer will be required to advance only an amount equal to the interest and principal portion of the constant Monthly Payment (or portion thereof not received) that was due prior to the maturity date, subject to the limitations described above. The Servicer will not be required or permitted to make any P&I Advance in respect of Excess Interest. The amount required to be advanced in respect of delinquent Monthly Payments on a Mortgage Loan that has been subject to an Appraisal Reduction Event will equal the amount required to be advanced by the Servicer without giving effect to the related Appraisal Reduction (as defined herein) minus the related Appraisal Reduction Amount (as defined herein). See "The Pooling and Servicing Agreement -- Distributions -- Advances" herein. If the Servicer fails to make a required P&I Advance, the Trustee will be required to make the P&I Advance, in each case subject to a determination of recoverability. See "The Pooling and Servicing Agreement --Advances" and "--Appraisal Reductions" herein.

OPTIONAL TERMINATION ..........  The Mortgage Loan Seller will have the option to purchase, at the Purchase Price specified herein, all of the Mortgage Loans and all property acquired through exercise of remedies in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 3.75% of the initial aggregate principal balance of the Mortgage Loans. If the Mortgage Loan Seller does not exercise such option within 60 days after it becomes exercisable, the holders of a majority of the Percentage Interests in the Controlling Class can notify the Mortgage Loan Seller of their intention to exercise such option and if the Mortgage Loan Seller does not exercise such option within ten Business Days thereafter, such holders of the Controlling Class will be entitled to exercise such option. If the holders of the Controlling Class do not exercise such option within the time period described herein, the Servicer will be entitled to exercise such option. See "The Pooling and Servicing Agreement -- Optional Termination" herein.

CERTAIN FEDERAL INCOME
 TAX CONSIDERATIONS ...........  Two separate elections will be made to treat the Trust Fund (exclusive of the Excess
                                 Interest and certain assumption fees and the right to receive Yield Protection Payments and the corresponding collateral pledged to support the obligation to make such payments as described below) as real estate mortgage investment conduits (each, a "REMIC" or, in the alternative, the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively) for federal income tax purposes. The Class A-1, Class A-2, Class A-3, Class A-X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I and Class J Certificates (collectively, the "Regular Certificates") will constitute "regular interests" in the Upper-Tier REMIC, except as described below. The Class R and Class LR Certificates (the "Residual Certificates") will represent the beneficial ownership of the sole Class of the "residual interest" in the Upper-Tier REMIC and the sole Class of residual interest in the Lower-Tier REMIC. The Class V-1 Certificates will represent the right to receive Excess Interest. The interest in the Trust Fund described in the preceding sentence will be treated as a grantor trust for federal income tax purposes and not as an asset of either the Upper Tier REMIC or the Lower Tier REMIC. The Offered Certificates will generally be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Offered Certificates will be required to report income thereon in accordance with the accrual method of accounting. Based on expected issue prices, it is anticipated that the Class

                                 A-X Certificates will be issued with
                                 original issue discount and no other Class of Offered Certificates will be issued with original issue discount. See "Certain Federal Income Tax Consequences" herein and "Certain Federal Income Tax Consequences -- Taxation of the REMIC and its Holders" in the Prospectus. Although not free from doubt, it is anticipated that any Prepayment Premiums and Yield Maintenance Charges allocable to the Offered Certificates will be ordinary income to the related Certificateholders as such amounts accrue. See "Description of the Offered Certificates -- Distributions" herein.

                                 The rights of any Class of Offered
                                 Certificates to receive Yield Protection
                                 Payments, to the extent described herein, will be treated as assets separate from the REMIC regular interest represented by each such Class. The purchase price paid for each such Class must be allocated between the right to receive Yield Protection Payments and the REMIC regular interest represented by such Class. See "Certain Federal Income Tax Consequences" herein.

ERISA CONSIDERATIONS ..........  The acquisition of an Offered Certificate by a pension or other employee benefit plan (a
                                 "Plan") subject to the Employee Retirement
                                 Income Security Act of 1974, as amended
                                 ("ERISA"), could, in some instances, result in a prohibited transaction or other violation of the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code").

                                 The United States Department of Labor has granted to the Underwriter an administrative exemption, Prohibited Transaction Exemption 89-90 (the "Exemption"), for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the Underwriter. The Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the Senior Certificates, underwritten by the Underwriter, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemption include mortgage loans such as the Mortgage Loans.

                                 The Underwriter believes that the conditions to the applicability of the Exemption will generally be met with respect to the Senior Certificates, other than possibly those conditions which are dependent on facts unknown to the Underwriter or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Class of Certificates. However, before purchasing a Senior Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to the Senior Certificates.

                                 Any Plan fiduciary considering whether to purchase any Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the provisions of ERISA and the Code. See "ERISA Considerations" herein and in the Prospectus.

RATINGS .......................  It is a condition to the issuance of the
                                 Offered Certificates that they receive the following credit ratings from Moody's Investors Service, Inc. ("Moody's"), Fitch IBCA, Inc. ("Fitch") and Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. ("S&P" and, together with Fitch and Moody's, the "Rating Agencies"):

                  MOODY'S      FITCH     S&P
                ----------- ---------  -------
Class A-1 .....     Aaa         AAA      AAA
Class A-2......     Aaa         AAA      AAA
Class A-3......     Aaa         AAA      AAA
Class A-X .....     Aaa         AAA       NR
Class B .......     Aa2         AA        NR
Class C .......      A2          A        NR
Class D .......     Baa2       BBB-       NR
Class E .......     Baa3        NR        NR

                                 The Rated Final Distribution Date for each
                                 Class of Offered Certificates is January 17,
                                 2035. For a description of the limitations of the ratings of the Offered Certificates, see "Rating" herein. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. The Rating Agencies' ratings on the Offered Certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the Rated Final Distribution Date. A security rating does not address the frequency of prepayments (both voluntary and involuntary) or the possibility that Certificateholders might suffer a lower than anticipated yield, nor does a security rating address the likelihood of receipt of Prepayment Premiums, Yield Maintenance Charges, Yield Protection Payments or Excess Interest. With respect to Credit Lease Loans, a downgrade in the credit rating of the related Tenants or Guarantors (as defined herein) and/or of the issuer of the Lease Enhancement Policy may have a related adverse effect on the rating of the Offered Certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class A-X Certificates might not fully recover their initial investment in the event of delinquencies or rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). As described herein, the amounts payable with respect to the Class A-X Certificates consist only of interest. If the entire pool were to prepay in the initial month, with the result that the Class A-X
                                 Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such holders will nevertheless have been paid, and such result is consistent with the rating received on the Class A-X Certificates. Accordingly, the ratings of the Class A-X Certificates should be evaluated independently from similar ratings on other types of securities. There can be no assurance that another rating agency that assigns a rating to any Class of Offered Certificates would assign a rating consistent with those described herein. See "Risk Factors," "Rating" and "Prepayment and Yield Considerations" herein.

LEGAL INVESTMENT ..............  The Offered Certificates will not constitute
                                 "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the Prospectus.

RISK FACTORS ..................  See "Risk Factors" immediately following this Summary of Prospectus Supplement for a discussion of certain factors that should be considered in connection with the purchase of the Offered Certificates.

                                 RISK FACTORS

   Prospective holders of Offered Certificates should consider, among other things, the following factors in connection with the purchase of the Offered Certificates.

THE MORTGAGE LOANS

   Risks Associated with Commercial and Multifamily Lending Generally. The Mortgage Loans are secured by Retail Properties, Office Properties, Hospitality Properties, Multifamily Properties, Senior Housing Properties, Industrial Properties, Self Storage Facility Properties, Cooperative Properties, Mobile Home/Recreational Vehicle Park Properties and Other Properties (each, as defined herein). Mortgage Loans secured by commercial and multifamily properties are markedly different from one-to four-family residential mortgage loans. Commercial and multifamily lending is generally viewed as exposing a lender to a greater risk of loss than one-to four-family residential lending. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of the related real estate project, the businesses operated by the tenants and the creditworthiness of such tenants, i.e., the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial or multifamily residential property is determined more by capitalization of the property's cash flow than any absolute value of buildings and improvements thereon. Lenders typically look to the debt service coverage ratio (that is the ratio of net cash flow to debt service) of a loan secured by income-producing property as an important measure of the risk of default on such a loan. Commercial and multifamily lending also typically involves larger loans to a single obligor than one-to four-family residential lending.

   Volatility. Commercial and multifamily property values and cash flows from such properties are subject to volatility and may be sufficient or insufficient to cover debt service on the related Mortgage Loan at any given time. The volatility of property values and cash flows depends upon a number of factors, including (i) the volatility of property revenue and (ii) the property's "operating leverage," which generally refers to (a) the percentage of total property operating expenses in relation to property revenue, (b) the breakdown of property operating expenses between those that are fixed and those that vary with revenue and (c) the level of capital expenditures required to maintain the property and retain or replace tenants. The net operating income and value of the Mortgaged Properties may be adversely affected by a number of factors, including but not limited to, national, regional and local economic conditions (which may be adversely impacted by plant or military base closings, industry slowdowns and other factors); local real estate conditions (such as an oversupply of housing, nursing home beds, retail space, hotel rooms, office space, mobile home and recreational vehicle space or self-storage facilities); changes or continued weakness in specific industry segments; changes in applicable healthcare regulations, including reimbursement requirements or legal requirements such as rent stabilization laws; perceptions by prospective tenants and, in the case of retail properties, retailers and shoppers, of the safety, convenience, services and attractiveness of the property or the relative convenience of alternatives such as direct mail, video shopping networks and the Internet; the willingness and ability of the property's owner to provide capable management and adequate maintenance; demographic factors; retroactive changes to building or similar codes; increases in operating expenses (such as energy costs); the number of tenants or, if applicable, the diversity of types of business operated by such tenants; and laws regulating the maximum rental permitted to be charged to a residential tenant. Properties with short-term, less dependable revenue sources and/or relatively high operating leverage, such as health care related facilities, hotels and motels can be expected to have more volatile cash flows, and to respond more quickly to changes in general economic conditions, than properties with medium to long-term tenant commitments from creditworthy tenants and/or relatively low operating leverage. A decline in the real estate market, in the financial condition of a major tenant or, with respect to hotels and motels, the financial condition or public perception of a franchiser, or a general decline in the local or national economy will tend to have a more immediate effect on the net operating income of such properties and may lead to higher rates of delinquency or defaults. Historical operating results of the Mortgaged Properties may not be comparable to future operating results. In addition, other factors may adversely affect the Mortgaged Properties' value without affecting their current net operating income, including changes in governmental regulations, zoning or tax laws; potential environmental or other legal liabilities; the availability of refinancing; and changes in interest rate levels.

   The age, construction quality and design of a particular property may affect the occupancy level as well as the rents that may be charged for individual leases. The effects of poor construction quality or design will increase over time in the form of increased maintenance and capital improvements. Even good construction will deteriorate over time if the property managers do not schedule and perform adequate maintenance in a timely fashion. If, during the terms of the Mortgage Loans, competing properties of a similar type are built in the areas where the Mortgaged Properties are located or similar properties in the vicinity of the Mortgaged Properties are substantially updated and refurbished, the value and net operating income of such Mortgaged Properties could be reduced. There is no assurance that the value of any Mortgaged Property during the term of the related Mortgage Loan will equal or exceed the appraised value determined in connection with the origination of such Mortgage Loan. However, the Mortgage Loans generally provide for deferred maintenance reserves in an amount sufficient to remedy any deficiencies identified by the engineering report issued in connection with the origination of the related Mortgage Loan. In addition, 68.34% of the Mortgage Loans, by Initial Pool Balance (excluding Credit Lease Loans), require reserves for ongoing Capital Items (as defined herein).

   Additionally, some of the Mortgaged Properties may not readily be converted to alternative uses if such Mortgaged Properties become unprofitable due to competition, age of the improvements, decreased demand, zoning restrictions or other factors. The conversion of Self-Storage Facility Properties, Senior Housing Properties or Hospitality Properties (or, in the case of the Other Properties, any of the racquet clubs, movie theaters and health clubs) to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any such Mortgaged Properties becomes unprofitable such that the borrower becomes unable to meet its obligations on the related Mortgage Loan, the liquidation value of any such Mortgaged Property may be substantially less, relative to the amount owing on the related loan, than would be the case if such property were readily adaptable to other uses.

   Other multifamily residences, hotels, retail properties, office buildings, nursing homes, assisted living facilities, mobile home parks and industrial properties located in the areas of the Mortgaged Properties compete with the Mortgaged Properties of such types to attract residents, retailers, customers, patients and tenants. Increased competition frequently leads to lowering of rents in a market and could adversely affect income from and market value of the Mortgaged Properties.

   Borrower Default; Nonrecourse Mortgage Loans. The Mortgage Loans are not insured or guaranteed by any governmental entity, by any private mortgage insurer, or by the Depositor, the Mortgage Loan Seller, the Servicer, the Special Servicer, the Trustee or any of their respective affiliates.

   Substantially all of the Mortgage Loans are nonrecourse loans as to which, in the event of a default under such Mortgage Loans, recourse generally may be had only against the specific properties and other assets that have been pledged to secure such Mortgage Loans. See "Description of the Mortgage Loans" herein. Consequently, payment on each such Mortgage Loan prior to maturity is dependent primarily on the sufficiency of the net operating income of the related Mortgaged Property, and at maturity (whether at scheduled maturity or, in the event of a default under the related Mortgage Loan, upon the acceleration of such maturity), upon the then-current market value of the related Mortgaged Property (taking into account any adverse effect of a foreclosure proceeding on such market value) or the ability of the related borrower to refinance the Mortgaged Property. Substantially all of the Mortgage Loans were originated within twelve months before the Cut-off Date. Consequently, the Mortgage Loans generally do not have as long-standing a payment history as mortgage loans originated on earlier dates. Even if a Mortgage Loan provides for recourse to a borrower or its affiliates, there can be no assurance that the Trust Fund could ultimately collect sums due under such Mortgage Loan.

   Property Management. The successful operation of a real estate project is also dependent on the performance and viability of the property manager of such project. Different property types vary in the extent to which the property manager is involved in property marketing, leasing and operations on a daily basis. Properties deriving revenues primarily from short-term sources (such as hotels and nursing homes), as well as self-storage facilities and health-care facilities, are generally more management-intensive than properties leased to creditworthy tenants under long-term leases. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure, including establishing levels of rent payments, operating the properties and providing building services, managing operating expenses and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion. There can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms thereof. The property managers are operating companies and, unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise. Moreover, certain of the Mortgaged Properties are managed by affiliates of the applicable borrower. Such relationship could raise additional difficulties in connection with a Mortgage Loan in default or undergoing special servicing. For example, a dispute between the partners or members of a borrower could disrupt the management of the underlying property which may cause an adverse effect on cash flow. However, certain of the Mortgage Loans permit the lender to remove the manager upon the occurrence of an event of default, or other specified triggers.

   Office Properties. Based on Initial Pool Balance, 28.27% of the Mortgage Loans are secured by Office Properties. See "Description of the Mortgage Loans -- Additional Mortgage Loan Information" herein. Significant factors determining the value of office properties are the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected by an economic decline in the business operated by the tenants. The risk of such an adverse effect is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry. Based on Initial Pool Balance, 2.82% of the Mortgage Loans are secured by Office Properties that are single-tenant properties.

   Office properties are also subject to competition with other office properties in the same market. Competition is affected by a property's age, condition, design (e.g., floor sizes and layout), access to transportation and ability or inability to offer certain amenities to its tenants, including sophisticated building systems (such as fiberoptic cables, satellite communications or other base building technological features).

   The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as schools and cultural amenities. A central business district may have an economy that is markedly different from that of a suburb. The local economy and the financial condition of the owner will impact on an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.

   Retail Properties. Based on Initial Pool Balance, 21.25% of the Mortgage Loans are secured by Retail Properties. See "Description of the Mortgage Loans -- Additional Mortgage Loan Information" herein. Significant factors determining the value of retail properties are the quality of the tenants as well as fundamental aspects of real estate such as location and market demographics. The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Whether a retail property is "anchored" or "unanchored" is also an important distinction. Retail properties that are anchored have traditionally been perceived to be less risky. While there is no strict definition of an anchor, it is generally understood that a retail anchor tenant is a tenant that is proportionately large in size and is vital in attracting customers to the property. The Mortgage Loan Seller has determined that 21 multi-tenant retail properties, representing 13.68% of the Mortgage Loans (based on Initial Pool Balance), are "anchored properties." As used herein, an "anchored property" means a property in which a nationally or regionally recognized tenant, or a credit tenant occupying a significant portion of the Mortgaged Property, or any tenant occupying more than 25,000 square feet, is located. The loss of an anchor tenant, the assignment of an anchor tenant's interest under any lease to a less desirable tenant or a significant decline in the level of an anchor tenant's business may have an adverse effect on the overall operation of such properties. Furthermore, the correlation between the success of tenant businesses and credit quality of the Mortgage Loan is increased when the property is a single-tenant property. Based on Initial Pool Balance, 6.66% of the Mortgage Loans are secured by Retail Properties (excluding Credit Lease Loans) that are "unanchored properties". Based on Initial Pool Balance, 0.92% of the Mortgage Loans secured by Retail Properties (other than the Credit Lease Loans secured by Retail Properties) are secured by single-tenant properties. For a description of risk factors relating to single-tenant properties, see "--Tenant Credit Risk" and "--Credit Quality of Tenants and Guarantors" below.

   Unlike office or hotel properties, retail properties also face competition from sources outside a given real estate market. Catalog retailers, home shopping networks, the Internet, telemarketing and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the retail properties securing Mortgage Loans in the Trust Fund.

   Hospitality Properties. Based on Initial Pool Balance, 17.14% of the Mortgage Loans are secured by full service hotels, limited service hotels or extended stay hotels. These hotels comprise hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity. See "Description of the Mortgage Loans -- Additional Mortgage Loan Information" herein for certain statistical information on the Hospitality Properties and Hospitality Loans.

   Various factors, including location, quality and franchise affiliation may affect the economic performance of a hotel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives. In connection with such concerns, in 100% of the Hospitality Loans, the related borrower is required to fund FF&E reserves for replacements of furniture, fixtures and equipment. Because hotel rooms generally are rented for short periods of time, hotels tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel may have a substantial impact on such hotel's quality of service and economic performance. Additionally, in many parts of the country the hotel and lodging industry is seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

   Certain of the Hospitality Properties are franchisees of national or regional hotel chains. The viability of any such Hospitality Property depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise license agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on any such Hospitality Property, the lender may not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a Hospitality Property, it is unlikely that the Trustee (or Servicer or Special Servicer) or purchaser of such Hospitality Property would be entitled to the rights under any liquor license for such Hospitality Property and such party would be required to apply in its own name for such license or licenses. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

   Many of the Hospitality Properties have liquor licenses. The liquor licenses for some of such properties may be held by the property manager rather than by the related borrower. In addition, some states do not permit liquor licenses to be held other than by a natural person and, consequently, liquor licenses for hotel properties located in such jurisdictions are held by an individual affiliated with the related borrower or manager. Furthermore, the applicable laws and regulations relating to such licenses generally prohibit the transfer of such licenses to any person without the prior approval of the relevant licensing authority. In the event of a foreclosure of a Hospitality Property, it is unlikely that the Trustee

(or Servicer or Special Servicer) or purchaser in any such sale would be entitled to the rights under the liquor license for such hotel property. Such party would be required to apply in its own name for such a license, but there can be no assurance that a new liquor license could be obtained.

   Credit Lease Properties. Based on Initial Pool Balance, 14.35% of the Mortgage Loans are secured by Credit Lease Properties. See "--Tenant Credit Risk," "--Credit Quality of Tenants and Guarantors," and "--Factors Affecting Lease Enhancement Policy Proceeds" below.

   Any rating assigned to a Tenant or Guarantor, as applicable, by a rating agency will reflect such rating agency's assessment of long-term unsecured debt obligations only. Such rating does not imply an assessment of the likelihood that the Credit Leases will not be terminated or the Credit Lease Loans prepaid, that Principal Prepayments on the Credit Lease Loans will be made by the related Borrowers, or that any Prepayment Premium will be paid or, if paid, will be sufficient to provide the anticipated yield. As a result, such rating will not address the possibility that a prepayment of a Mortgage Loan may cause a Certificateholder to experience a lower than anticipated yield. See "Prepayment and Yield Considerations" herein. See "Description of the Mortgage Pool -- Additional Mortgage Loan Information -- Cut-off Date Loan Amount by Property Type" herein, for certain statistical information on the Credit Lease Loans.

   Multifamily Properties. Based on Initial Pool Balance, 10.44% of the Mortgage Loans are secured by multifamily apartment buildings. See "Description of the Mortgage Loans -- Additional Mortgage Loan Information" herein for certain statistical information on such loans.

   Significant factors determining the value and successful operation of a multifamily property are the location of the property, the number of competing residential developments in the local market (such as apartment buildings, manufactured housing communities and site-built single family homes), the physical attributes of the multifamily apartment building (such as its age and appearance) and state and local regulations affecting such property. In addition, the successful operation of an apartment building will depend upon other factors, such as its reputation, the ability of management to provide adequate maintenance and insurance and the types of services it provides.

   Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

   In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent stabilization and/or rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit vacancy decontrol. Local authority to impose rent control is preempted by state law in certain states, and rent control is generally imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its Mortgage Loan from its net operating income or the proceeds of a sale or refinancing of the related Mortgaged Property.

   Adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base or factory closings and national and local politics, including current or future rent stabilization and rent control laws and agreements. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing. The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

   Industrial Properties. Based on Initial Pool Balance, 4.13% of the Mortgage Loans are secured by industrial properties. See "Description of the Mortgage Loans -- Additional Mortgage Loan Information" herein. Significant factors determining the value of industrial properties are the quality of tenants, building design and adaptability and the location of the property. Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

   Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are valuable to an industrial property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility.

   Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

   Mobile Home/Recreational Vehicle Park Properties. Based on Initial Pool Balance, 2.66% of the Mortgage Loans are operated as mobile home parks, recreational vehicle parks or combinations thereof. See "Description of the Mortgage Loans -- Additional Mortgage Loan Information" herein for certain statistical information on such loans. Significant factors determining the value of mobile home park properties are generally similar to the factors affecting the value of multifamily residential properties. In addition, the mobile home park properties are "special purpose" properties that could not be readily converted to general residential, retail or office use. Additionally, certain states regulate changes in mobile home park use and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change. Consequently, if the operation of any of the Mobile Home/Recreational Vehicle Properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligation on the related Mortgage Loan, the liquidation value of that Mobile Home/Recreational Vehicle Property may be substantially less, relative to the amount owed on the Mortgage Loan, than would be the case if the Mobile Home/Recreational Vehicle Property were readily adaptable to other uses.

   Commercial Other/Mixed Use Properties. Based on Initial Pool Balance, 0.91% of the Mortgage Loans (excluding self-storage facilities) are operated as mixed use properties. See "--Risks Associated with Commercial and Multifamily Lending Generally," and "--Volatility" above.

   Senior Housing Properties. Based on Initial Pool Balance, 0.44% of the Mortgage Loans are secured by properties operated as nursing home or assisted living senior housing and healthcare properties. See "Description of the Mortgage Loans -- Additional Mortgage Loan Information" herein for certain statistical information on such loans. Significant factors determining the value of assisted living senior housing and healthcare properties include federal and state laws, competition with similar properties on a local and regional basis and the continued availability of revenue from government reimbursement programs, primarily Medicaid and Medicare.

   Self-Storage Facilities. Based on Initial Pool Balance, 0.41% of the Mortgage Loans are secured by self-storage facilities. Self-storage facilities are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self-storage Mortgaged Properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors such that the borrower becomes unable to meet its obligation on the related Mortgage Loan, the liquidation value of that self-storage Mortgaged Property may be substantially less, relative to the amount owing on the Mortgage Loan, than would be the case if the self-storage Mortgaged Property were readily adaptable to other uses. Tenant privacy, anonymity and efficient access may heighten environmental risks. The environmental assessments discussed herein did not include an inspection of the contents of the self-storage units included in the self-storage Mortgaged Properties, and there is no assurance that all of the units included in the self-storage Mortgaged Properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future; however, substantially all of the lease agreements used in connection with such Mortgaged Properties prohibit the storage of hazardous substances, pollutants or contaminants.

   Tenant Credit Risk. Income from and the market value of retail, office and industrial Mortgaged Properties would be adversely affected if space in such Mortgaged Properties could not be leased, if tenants were unable to meet their lease obligations, if a significant tenant were to become a debtor in a bankruptcy case under any bankruptcy or other similar law related to creditors rights or if for any other reason rental payments could not be collected. If tenant sales in the Mortgaged Properties that contain retail space were to decline, rents based upon such sales would decline and tenants may be unable to pay their rent or other occupancy costs. Upon the occurrence of an event of default by a tenant, delays and costs in enforcing the lessor's rights could be experienced. Repayment of the Mortgage Loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could exceed the amount of any reserves maintained for such purpose and could reduce cash flow from the Mortgaged Properties. Although certain of the Mortgage Loans (based on Initial Pool Balance) require the borrower to maintain escrows for such consideration, there can be no assurance that such factors will not adversely impact the ability of a borrower to repay a mortgage loan.

   In the case of retail properties, the failure of an anchor tenant to renew its lease, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, an anchor tenant's "going dark" or the cessation of its business, notwithstanding its continued payment of rent, can have a particularly negative effect on the economic performance of a shopping center property, given the importance of anchor tenants in attracting traffic to other stores. In addition, the failure of one or more specified tenants, such as an anchor tenant, to operate from its premises may give certain tenants the right to terminate or reduce rents under their leases. For several Mortgage Loans, the land and improvements utilized by an anchor or other tenant are not subject to the related mortgage. Additionally, certain Retail Loans permit undeveloped land adjacent to a Retail Property to be released from the related Mortgage to be used for an anchor or other tenant. In either event, the failure to be secured by a lien on the property utilized by the anchor or other tenant could adversely affect the related Mortgage Loan.

   Credit Quality of Tenants and Guarantors. Interest and principal payments on the Credit Lease Loans are dependent principally on the payment by each Tenant or by the guarantor of such Tenant's Credit Lease (the "Guarantor"), if any, of Monthly Rental Payments and other payments due under the terms of its Credit Lease. A downgrade in the credit rating of the Tenants and/or the Guarantors may have a related adverse effect on the rating of the Offered Certificates.

   If a Tenant or Guarantor defaults on its obligation to make Monthly Rental Payments under a Credit Lease or the associated guarantee, as the case may be, the borrower under a Credit Lease Loan may not have the ability to make required payments on such Credit Lease Loan. If a payment default on the Credit Lease Loan occurs, the Special Servicer may be entitled to foreclose upon or otherwise realize upon the related Credit Lease Property to recover amounts due under the Credit Lease Loan, and will also be entitled to pursue any available remedies against the defaulting Tenant and any Guarantor, which may include rights to all future Monthly Rental Payments. If the default occurs before significant amortization of the Credit Lease Loan has occurred and no recovery is available from the related borrower, the Tenant or any Guarantor, it is unlikely in most cases that the Special Servicer will be able to recover in full the amounts then due under the Credit Lease Loan. See "Description of the Mortgage Loans -- Credit Lease Loans" herein.

   Based on Initial Pool Balance, 4.92% of the Mortgage Loans are Credit Lease Loans that are secured by Mortgaged Properties leased to, or the lease with respect to which is fully guaranteed by, Kmart Corporation, which, as of the Cut-off Date, has senior unsecured debt ratings of "B+" and "Ba3" from S&P and Moody's, respectively, and 2.48% of the Mortgage Loans are Credit Lease Loans that are secured by Mortgaged Properties the lease with respect to which is fully guaranteed by CVS Corporation, which, as of the Cut-off Date, has senior unsecured debt ratings of "A-" and "A3" from S&P and Moody's, respectively.

   Factors Affecting Lease Enhancement Policy Proceeds. With respect to each Credit Lease Loan not secured by the assignment of a Bond-Type Lease (as defined herein), the Trustee is generally the beneficiary of non-cancelable Lease Enhancement Policies obtained to cover certain lease termination (and abatement with respect to losses arising out of a condemnation) events arising out of a casualty to, or condemnation of, a Credit Lease Property issued by Chubb Custom Insurance Company ("Chubb") (or, in the case of Loan No. 79, by American International Specialty Lines Insurance Company, an affiliate of American International Group, Inc. ("AISLIC" and, together with Chubb, the "Enhancement Insurers")). As of the Cut-off Date, Chubb was rated "AAA" and "Aaa" by S&P and Moody's, respectively, and AISLIC was rated "AAA" by S&P. Each Lease Enhancement Policy provides that, in the event of a permitted termination by a Tenant of a Credit Lease occurring as a result of a casualty or a condemnation, the related Enhancement Insurer will pay the Servicer on behalf of the Trustee a payment of all outstanding principal plus, subject to certain limitations, interest on Credit Lease Loans. Generally, an Enhancement Insurer is not required to pay any amount due under a Credit Lease Loan other than principal and, subject to the limitation above, accrued interest and therefore is not required to pay any Prepayment Premium or Yield Maintenance Charge due thereunder or any amounts the related borrower (sometimes referred to herein as a "Mortgagor") is obligated to pay thereunder to reimburse the Servicer or the Trustee for outstanding Servicing Advances.

   Certificateholders may be adversely affected by any failure by an Enhancement Insurer to pay under the terms of a Lease Enhancement Policy, and any downgrade of the credit rating of an Enhancement Insurer may adversely affect the ratings of the Offered Certificates. See "Description of the Mortgage Loans -- Credit Lease Loans" herein.

   Uncompleted Improvements. The improvements on certain Credit Lease Properties, representing the security for 2.48% of the Mortgage Loans (based on Initial Pool Balance) (each, a "New Store Loan"), have not yet been completed. CVS Corporation has agreed to lease each of such Credit Lease Properties (each, a "New Store") pursuant to a Bond-Type Lease and will operate such stores as full-service drug stores. The development of commercial properties involves significant risks in addition to those involved in the ownership and operation of such properties, including the risks that the cost of such development may exceed projections and/or that construction may not be completed on schedule, thereby resulting in increased construction costs. CVS Corporation, which is rated "A-" and "A3" by S&P and Moody's, respectively, has entered into a completion guaranty for each such Credit Lease Property, in which it guarantees the prompt completion of all construction work within six months after the origination of the related Mortgage Loan (the "Outside Completion Date"). In the event a New Store is not completed by an Outside Completion Date, CVS Corporation may (i) extend the Outside Completion Date by two months (three months if the failure to complete the related New Store is due to force majeure) and make lease payments equal to the related Monthly Payment, (ii) prepay the related Credit Lease Loan together with a Yield Maintenance Charge (calculated with no spread to the applicable U.S. Treasury yield) or (iii) substitute such New Store with a completed property and enter into a lease for such substitute property upon the same terms as the Credit Lease for the uncompleted New Store for which it has been substituted. Any substitution of collateral for an uncompleted New Store will require receipt from each Rating Agency of written confirmation that such collateral substitution will not cause a downgrade, withdrawal or qualification by such Rating Agency of any of its then-current ratings on the Certificates and an opinion of counsel that such substitution will not cause the related New Store Loan to fail to qualify as a "qualified mortgage loan" within the meaning of Code Section 860G(a)(3). If construction is not completed for any reason and CVS Corporation does not honor its obligations under the completion guaranty and/or under the related Credit Lease, the value of the related Credit Lease Property could be substantially less than the value utilized in calculating the LTV for Annex A (i.e., an as-built, stabilized value).

   Concentration of Mortgage Loans; Borrowers. Several of the Mortgage Loans have Cut-off Date Principal Balances that are substantially higher than the average Cut-off Date Principal Balance. In addition, there are several groups of Mortgage Loans ("Related Borrower Loans") with respect to which the borrowers are affiliated. The largest Mortgage Loan has a Cut-off Date Principal Balance that represents 9.95% of the Initial Pool Balance. The second largest Mortgage Loan has a Cut-off Date Principal Balance that represents 5.12% of the Initial Pool Balance. The third largest Mortgage Loan has a Cut-off Date Principal Balance that represents 5.04% of the Initial Pool Balance. The nine largest Mortgage Loans have Cut-off Date Principal Balances that represent, in the aggregate, approximately 36.50% of the Initial Pool Balance. See "Description of the Mortgage Loans -- Significant Mortgage Loans" herein for a description of these Mortgage Loans.

   In general, concentrations in a mortgage pool in which one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in such pool can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of such pool were more evenly distributed among the mortgage loans in such pool.

   The thirteen largest Mortgage Loans or groups of Related Borrower Loans have Cut-off Date Principal Balances that represent, in the aggregate, approximately 42.66% of the Initial Pool Balance. See "Description of the Mortgage Pool -- Significant Mortgage Loans" herein for a description of the thirteen largest Mortgage Loans or groups of Related Borrower Loans based on Cut-off Date Principal Balance.

   Twenty-one Mortgage Loans representing approximately 7.39% of the Initial Pool Balance are secured by more than one property. Although securing a Mortgage Loan with multiple properties generally reduces the risk that the inability of a Mortgaged Property to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses, such Mortgaged Properties will generally be managed by the same managers or affiliated managers or will be subject to the management of the same borrowers or affiliated borrowers.

    Based on the Initial Pool Balance and as set forth in the following tables, 7.39% of the Mortgage Loans are secured by more than one Mortgaged Property (5.19% of the Mortgage Loans being Pool Loans and 2.20% of the Mortgage Loans being Crossed Loans) and 13.91% of the Mortgage Loans were made to affiliated borrowers that are not cross-collateralized loans ("Related Borrower Loans").

          MORTGAGE LOANS SECURED BY MORE THAN ONE MORTGAGED PROPERTY

                                                                   CUT-OFF       % OF
                                                                     DATE       INITIAL
LOAN                                                NUMBER OF     PRINCIPAL      POOL
NO.                     LOAN NAME                   PROPERTIES     BALANCE      BALANCE          RELEASE PRICE (1)
------  ----------------------------------------- ------------  ------------- ---------  --------------------------------
        POOL LOANS
19      Holiday Inn/One Rt 46--Summary                  2        $15,471,333     1.055%  None Permitted
32      Fox Creek--Summary                              4          9,989,012     0.681   125% of Allocated Loan Amount
33      Delevan/Westdayl--Summary                       2          9,592,761     0.654   None Permitted
54      Krasta Hotels--Summary                          3          6,538,566     0.446   125% of Allocated Loan Amount
56      Kent Park--Executive House--Summary             3          6,393,623     0.436   None Permitted
59      Donnybrook/Orangeburg Summary                   2          6,195,472     0.423   None Permitted
63      Stonehurst/Zenith Summary                       2          5,949,616     0.406   None Permitted
73      Motel 6--Summary                                3          5,421,033     0.370   None Permitted
76      Select Inn--Summary                             4          5,044,699     0.344   125% of Allocated Loan Amount
79      Victoria's Secret/Limited Express--Summary      2          4,400,254     0.300   None Permitted
182     Transcript/Caledonian Corp.                     2          1,149,236     0.078   None Permitted
                                                                ------------- ---------
                Total .........................................  $76,145,603     5.194%
                                                                ============= =========
        CROSSED LOANS
42      Best Western Grant Park Hotel                            $ 7,589,503     0.518%  125% of Stated Principal Balance
43      The Evanston Holiday Inn                                   7,589,503     0.518   125% of Stated Principal Balance
                                                                ------------- ---------
                Total .........................................  $15,179,006     1.036%
                                                                ============= =========  ================================
121     Colton--2302 Martin Street                               $ 2,733,899     0.186%  125% of Stated Principal Balance
134     Colton--18952 MacArthur Blvd.                              2,310,515     0.158   125% of Stated Principal Balance
136     Colton--18872 MacArthur Blvd.                              2,223,256     0.152   125% of Stated Principal Balance
167     Colton Plaza                                               1,627,376     0.111   125% of Stated Principal Balance
172     Colton--2222 Martin Street                                 1,531,351     0.104   125% of Stated Principal Balance
185     Colton--Chanteclair Restaurant                               545,003     0.037   125% of Stated Principal Balance
                                                                ------------- ---------
                Total (2) .....................................  $10,971,400     0.748%
                                                                ============= =========
105     Spartan Business Center                                  $ 3,392,230     0.231%  None Permitted
124     Lafayette Business Park                                    2,695,167     0.184   None Permitted
                                                                ------------- ---------
                Total .........................................  $ 6,087,397     0.415%
                                                                ============= =========

------------
(1) The release price shown is the amount of debt or, with respect to the Pool Loans, the percentage of the Allocated Loan Amount, that the borrower must prepay or defease, as applicable, in order to obtain the release of a Mortgaged Property from the lien of the related Mortgage.
(2) Loan Nos. 121, 134, 136, 167, 172 and 185 are referred to collectively herein as the "Colton Loans."

                            RELATED BORROWER LOANS

                                                   CUT-OFF
                                                    DATE           % OF
  LOAN                                            PRINCIPAL       INITIAL
  NO.                PROPERTY NAME                 BALANCE     POOL BALANCE
-------  ------------------------------------- -------------  --------------
    25   Court of Flags Apartments               $11,091,562
    30   Polo Club Apartments                     10,291,853
    32   Fox Creek-Summary                         9,989,012
    40   Eagles Landing                            8,493,590
    70   Autumn Run Apartments                     5,495,902
    75   Southern Slope Apartments                 5,196,086
    95   Emerald Pointe Apartments                 3,796,394
   175   Casa Del Lago Apartments                  1,449,077
                                               -------------
                Total ...........................$55,803,476       3.807%
                                               =============
    11   Stone Mountain Square Shopping Center   $23,981,901
    15   Johnson City Crossing Shopping Center    18,236,237
                                               -------------
                Total ...........................$42,218,138       2.880%
                                               =============
    68   RM--Research Triangle                   $ 5,558,723
    77   RM--Camelot East Apartments               4,896,290
    85   RM--St. Rita's Office Building            4,247,241
    90   RM--The Fountains Apartments              3,889,671
   104   RM--Williamsburg North                    3,448,916
   113   RM--Wayne Estates                         3,086,520
   123   RM--Players Club                          2,703,147
   128   RM--The Villa Apartments                  2,642,493
   129   RM--Stonegate Townhomes                   2,638,649
   139   RM--Inducon Columbia                      2,195,741
   150   RM--O'Hara Apartments                     2,020,616
   152   RM--Jackson Park                          1,930,085
   177   RM--Beaver Creek                          1,347,430
                                               -------------
                Total ...........................$40,605,522       2.770%
                                               =============
    14   Mesa Regal RV Resort                    $18,465,911
    29   Sherwood Forest                          10,380,836
    46   Boulder Cascade Mobile Home Park          7,200,000
                                               -------------
                Total ...........................$36,046,747       2.459%
                                               =============
    65   Brandywine--Towne North Plaza           $ 5,755,860
   107   Brandywine--Alexander Plaza II            3,297,628
   117   Brandywine--Clear Point Plaza             2,947,880
   119   Brandywine--Windward Village              2,897,882
   179   Brandywine--Kash N'Karry, Pasadena        1,309,059
                                               -------------
                Total ...........................$16,208,309       1.106%
                                               =============
    41   Lorraine Apartments                     $ 8,400,000
    78   Bradbury Apartments                       4,600,000
                                               -------------
                Total ...........................$13,000,000       0.887%
                                               =============


   Concentrations of Mortgage Loans with the same borrower or related borrowers can pose increased risks. For example, if an entity that owns or controls several Mortgaged Properties experiences financial difficulty at one Mortgaged Property, it could defer maintenance at one Mortgaged Property in order to satisfy current expenses with respect to another Mortgaged Property, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting Monthly Payments (subject to the Servicer's obligation to make Advances) for an indefinite period on all of the related Mortgage Loans. Securing a Mortgage Loan with more than one Mortgaged Property also imposes certain risks relating to possible fraudulent conveyances. See "--Limitations on Enforceability of Cross-Collateralization" below and "Description of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans -- Cross-Collateralization and Cross-Default of Certain Mortgage Loans" herein.

   Limitations on Enforceability of Cross-Collateralization. Eleven of the Mortgage Loans representing approximately 5.19% of the Initial Pool Balance and having Cut-off Date Principal Balances ranging from $1,149,236 to $15,471,333 are secured by more than one Mortgaged Property. These arrangements seek to reduce the risk that the inability of a Mortgaged Property securing each such Mortgage Loan to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses. See "--Concentration of Mortgage Loans; Borrowers" above.

   Cross-collateralization arrangements involving more than one borrower (as indicated on the chart entitled "Related Borrowers" above) could be challenged as a fraudulent conveyance by creditors of a borrower or by the representative of the bankruptcy estate of a borrower, if a borrower were to become a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small amount of capital or (iii) intended to, or believed that it would, incur debts that would be beyond the person's ability to pay as such debts matured. Accordingly, a lien granted by a borrower to secure repayment of another borrower's Mortgage Loan could be avoided if a court were to determine that (i) the borrower granting such lien was insolvent at the time of such grant, was rendered insolvent by the granting of the lien or was left with inadequate capital or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its Mortgaged Property to be encumbered by a lien securing the entire indebtedness represented by the other Mortgage Loan, receive fair consideration or reasonably equivalent value for pledging such Mortgaged Property for the equal benefit of the other borrower.

   Other Financing. The Mortgage Loans generally prohibit borrowers from incurring any additional debt that is secured by the related Mortgaged Property. The Mortgage Loans do, however, generally permit the related borrower to incur unsecured indebtedness in limited circumstances for the payment of certain items in connection with the ordinary operation and maintenance of the related Mortgaged Property, and, in the case of certain of the Mortgage Loans, limited amounts of secured debt or unsecured debt is permitted for other purposes, including, without limitation, the purchase of equipment for use in the ordinary course of business. The existence of such other indebtedness could adversely affect the financial viability of the related borrowers or the security interest of the lender in the equipment or other assets acquired through such financings or could complicate bankruptcy proceedings and delay foreclosure on the Mortgaged Property. Except as set forth in the table below, the Mortgage Loan Seller has not permitted any of such debt to be secured by a Mortgaged Property. If a junior lender files an involuntary petition for bankruptcy against a borrower, or if a borrower files a voluntary petition to stay enforcement by a junior lender, the ability of the Trust Fund to take certain actions such as foreclosure would be automatically stayed and principal and interest payments might not be made during the course of a bankruptcy case. The bankruptcy of a subordinate lender may also operate to stay foreclosure or similar proceedings by the Trust Fund. See "Certain Legal Aspects of the Mortgage Loans -- Secondary Financing; Due-on-Encumbrance Provisions" in the Prospectus.

   In connection with the origination of the Mortgage Loans set forth in the table entitled "Secured Subordinate Loans" below, the Mortgage Loan Seller consented to subordinate debt (a "Secured Subordinate Loan") remaining as an encumbrance on the related Mortgaged Properties. With respect to Loan Nos. 29 and 34, the holder of each Secured Subordinate Loan has agreed not to exercise any remedies against the related Mortgaged Property notwithstanding that an event of default may have occurred under the related subordinate mortgage. With respect to Loan No. 18, no such "standstill" agreement has been executed (i.e., the holder of the related subordinate mortgage, National Cooperative Bank (the originator of the related Mortgage
Loan), may foreclose on the related Mortgaged Property upon the occurrence of an event of default under the related Secured Subordinate Loan) and, in the event that the holder of the subordinate mortgage did foreclose, it would take title to the related Mortgaged Property subject to the related first mortgage. The related second mortgage loan is a credit line that can only be drawn to finance capital expenses at the related Mortgaged Property. Such second mortgage loan cannot mature prior to the maturity date of the related Mortgage Loan and will bear interest at a rate to be determined at the time a draw is made. See "Certain Legal Aspects of the Mortgage Loans -- Secondary Financing; Due-on-Encumbrance Provisions" in the Prospectus. The Mortgage Loan Seller has also made a $43,400,000 secured subordinate loan to the MGM Plaza Borrower (as defined herein), which debt will convert to a preferred equity interest in such borrower in April 1998. Such debt is subject to a standstill agreement. See "Description of the Mortgage Loans -- Significant Mortgage Loans -- The MGM Plaza Loan."

                                   SECURED
                             SUBORDINATE LOANS(1)

                                    CUT-OFF DATE     ORIGINAL
                                     PRINCIPAL       PRINCIPAL      CUT-OFF
                                      BALANCE         BALANCE         DATE
LOAN                                OF MORTGAGE   OF SUBORDINATE   PRINCIPAL
NO.            PROPERTY NAME          LOAN (2)         LOAN         BALANCE
--------  ----------------------- --------------  -------------- ------------
18        Dara Gardens Cooperative  $16,350,311     $  750,000     $  750,000
29        Sherwood Forest           $10,380,836     $1,000,000     $1,000,000
34        Logan Industrial Park     $ 9,455,544     $1,500,000     $1,500,000
                                  --------------  -------------- ------------
TOTAL:                              $36,186,691     $3,250,000     $3,250,000
                                  ==============  ============== ============
Percentage of Initial Pool
 Balance:                                  2.47%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

           SUBORDINATE                   FORECLOSEABLE
               LOAN       CUT-OFF DATE         ON
LOAN         MATURITY      AGGREGATE       MORTGAGED
NO.            DATE         LTV (3)         PROPERTY
--------  ------------- --------------  ---------------
18           11/1/12         60.00%           Yes
29            9/1/98         71.13%            No
34           6/11/22         87.64%            No
          ------------- --------------  ---------------
TOTAL:

Percentage of Initial
 Pool Balance:


------------

(1) Excluding the subordinate second mortgage on the MGM Plaza Property which debt will convert to a preferred equity interest in April 1998.
(2) The Original Principal Balance of the Secured Subordinate Loan on the Dara Gardens Cooperative is the amount of the line of credit made available by the related originator.
(3) The "Cut-off Date Aggregate LTV" is the ratio of the sum of the Cut-off Date Principal Balance of the indicated Mortgage Loan and related subordinate debt to the Value of the related Mortgaged Property. For the Dara Gardens Cooperative loan, the Cut-off Date Aggregate LTV assumes that the related credit line has been fully funded.

   Additionally, the Mortgage Loan Seller has made loans (the "Mezzanine Loans") to affiliates of certain of the borrowers secured by such affiliate's equity interest in such borrower as set forth in the following table:

                               MEZZANINE LOANS

                                                                CUT-OFF
                               CUT-OFF DATE     ORIGINAL         DATE
                                PRINCIPAL       PRINCIPAL      PRINCIPAL
                                 BALANCE         BALANCE      BALANCE OF
LOAN                           OF MORTGAGE    OF MEZZANINE     MEZZANINE
NO.          PROPERTY NAME         LOAN           LOAN           LOAN
--------  ------------------ --------------  -------------- -------------
1         MGM Plaza            $145,894,648    $66,000,000    $66,000,000
2         135 E. 57th Street   $ 75,000,000    $25,000,000    $25,000,000
3         Paramount Hotel      $ 73,867,407    $ 7,000,000    $ 3,717,391
4         Beverly Connection   $ 63,000,000    $ 1,500,000    $ 1,464,286
                             --------------  -------------- -------------
TOTAL:                         $357,762,055    $99,500,000    $96,181,677
                             ==============  ============== =============
Percentage of Initial Pool
 Balance:                             24.40%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                      FORECLOSEABLE
                       CUT-OFF DATE         ON
LOAN       MATURITY     AGGREGATE       MORTGAGED
NO.          DATE        LTV (1)         PROPERTY
--------  ---------- --------------  ---------------
1          11/11/00       65.20%            No
2           9/11/07       83.33%            No
3          10/11/05       75.33%            No
4           9/11/04       76.74%            No
TOTAL:
Percentage of
 Initial Pool
 Balance:


------------
(1) The "Cut-off Date Aggregate LTV" is the ratio of the sum of the Cut-off Date Principal Balance of the indicated Mortgage Loan and related Mezzanine Loan to the Value of the related Mortgaged Property.

   The Mortgage Loan Seller has committed (subject to the satisfaction of certain conditions) to make a Mezzanine Loan of up to $1,200,000 to affiliates of the Realmark Borrower in connection with such affiliates' buyout of the limited partnership interests of certain affiliates of the Realmark Borrower. The making of such a Mezzanine Loan will not require the consent of the Servicer or the Special Servicer provided that the Mezzanine Lender has received written confirmation from each Rating Agency that the structure (but not the amount) of such Mezzanine Loan will not cause such Rating Agency to downgrade, qualify or withdraw any of its then-current ratings on the Certificates.

   Upon a default under a Mezzanine Loan, the holder (the "Mezzanine Lender") of such Mezzanine Loan would be entitled to foreclose upon the equity in the related mortgagor, which has been pledged to secure payment of such Mezzanine Loan. Such transfer of equity would not trigger the "due on sale" clause under the related Mortgage Loan, as described herein. An attempt to foreclose upon such pledged equity may cause the obligor under such Mezzanine Loan to file for bankruptcy, which could negatively impact the operation of the related Mortgaged Property and such mortgagor's ability to pay the Mortgage Loan in a timely manner.

   No Mezzanine Lender has a lien, or can foreclose, on any of the Mortgaged Properties or on any of the Escrow Accounts, Lockbox Accounts or Cash Collateral Accounts established under the related Mortgage Loans. The Mezzanine Lender's sole remedy in the event of non-payment is to foreclose upon the equity and cash collateral accounts pledged to it and to terminate the related property manager (subject to the limitations described below).

   With respect to the Mezzanine Loan referred to above, the Mortgage Loan Seller, as lender under the related Mortgage Loan (together with the Trust Fund as successor thereto, the "Senior Lender"), has entered into an intercreditor agreement (each, a "Mezzanine Intercreditor Agreement") with the Mezzanine Lender. Pursuant to each Mezzanine Intercreditor Agreement, the Mezzanine Lender has expressly subordinated its Mezzanine Loan to the related Mortgage Loan, including with respect to the application of insurance proceeds and condemnation awards (provided that any amounts remaining after payment of such Mortgage Loan in full be applied to the Mezzanine Loan). Each Mezzanine Intercreditor Agreement also provides that (A) the Mortgage Loan Seller cannot transfer the related Mezzanine Loan unless (i) the Mortgage Loan Seller has received written confirmation from each Rating Agency that such transfer would not cause a downgrade, qualification or withdrawal of any of its then-current ratings on the Certificates or (ii) the transferee is an affiliate of the Mortgage Loan Seller, a "qualified institutional buyer" or a substantial financial institution, insurance company, investment bank or similar entity; (B) the Mezzanine Lender cannot foreclose upon any of the equity collateral securing such Mezzanine Loan unless a monetary event of default has occurred under the related Mortgage Loan or (except in the case of the 57th Street Mezzanine Loan) the Mezzanine Lender receives the prior written consent of the Senior Lender and (C) the Mezzanine Lender cannot cause the related borrower to terminate a manager of a Mortgaged Property unless the Mezzanine Lender has received written confirmation from each Rating Agency that such termination would not cause a downgrade, qualification or withdrawal of any of its then-current ratings on the Certificates or the related Mortgage Loan is then in default. The Senior Lender has agreed in each Mezzanine Intercreditor Agreement that, among other things, it will not amend any documents for the related Mortgage Loan to (i) increase the principal balance or interest rate of such Mortgage Loan (which shall not preclude the making of Advances or charging of default interest),
(ii) extend the maturity date of such Mortgage Loan (except in connection with a work-out of such Mortgage Loan by the Special Servicer) or (iii) collateralize other loans with the related Mortgaged Property. The Mezzanine Lender has agreed to consent to the refinancing of the related Mortgage Loan by an unaffiliated third party provided that (i) the principal balance of the subsequent senior indebtedness does not exceed the remaining principal balance of such Mortgage Loan, (ii) the interest rate on the subsequent indebtedness is no more than the prevailing rate for similar mortgage loans (as determined by the Servicer in its sole discretion), (iii) the amortization schedule for such subsequent mortgage loan is no shorter than that under the related Mortgage Loan, (iv) no event of default exists under the Mezzanine Loan, (v) the prepayment terms of the subsequent senior indebtedness are no less favorable to the Mezzanine Lender than those in the Mortgage Loan, and (vi) the Mezzanine Loan documents and those of the subsequent senior indebtedness preserve the benefits that the Mezzanine Lender had with respect to the Mortgage Loan (e.g., establishment of a Hard Lockbox and waiver of assumption fees and due-on-sale clauses with respect to the Mezzanine Lender). To the extent that the Mezzanine Lender has the right to approve any annual budget or lease under the related Mezzanine Loan, if the Senior Lender rejects the related lease or budget or instructs the Mezzanine Lender to approve such lease or budget, the Mezzanine Lender will reject or approve, as applicable, such lease or budget.

   Equity Investments by the Mortgage Loan Seller. The Mortgage Loan Seller has acquired a preferred equity interest in the MGM Plaza Borrower (in such capacity, the "MGM Special Member"). The MGM Special Member is entitled to receive certain preferred distributions prior to distributions being made to the other members of the MGM Plaza Borrower. No monthly distribution to the MGM Special Member is permitted to be made until all required monthly debt service payments, reserve payments and other payments under the MGM Plaza Loan and the MGM Mezzanine Loan (each as defined herein) and any payments due under the Mezzanine Loan relating to the MGM Plaza Property (as defined herein) have been made when due and all monthly operating expenses with respect to the MGM Plaza Property have been paid. After payment of such amounts, the MGM Special Member is entitled to receive a distribution of a preferred yield and a monthly return of capital, which, if certain breaches have occurred, can be 100% of such remaining cash flow.

   Under the related operating agreement, the MGM Special Member has certain specified rights, including, in most cases, the right to terminate and replace the manager of the MGM Plaza Property upon the breach of certain specified covenants and representations or, in some cases, if the net operating income as of certain dates falls below certain levels. However, the right of the MGM Special Member to terminate any manager is expressly subordinate to the right of the Servicer to terminate and replace such manager. If the MGM Special Member is entitled to terminate a manager at a time when the Servicer does not have such a right, then prior to termination, the MGM Special Member must receive written confirmation from each of the Rating Agencies that such termination would not cause any Rating Agency to withdraw, qualify or downgrade any of its then-current ratings on the Certificates. Other than the increase in the percentage of the cash flow used to calculate the monthly return of capital and the right to terminate the manager as described above, the MGM Special Member has no further remedies under the relevant operating agreement in the event of nonpayment of its monthly preferred yield and return of capital.

   The MGM Special Member has the right to approve the annual budget of and leases for more than 20,000 square feet of the MGM Plaza Property, which rights are subject to any right that the Senior Lender may have to approve such leases and budget. The MGM Special Member also has the right to approve certain actions of the MGM Plaza Borrower, including certain transactions with affiliates, prepayment or refinancing of the MGM Plaza Loan, transfer of the MGM Plaza Property or improvement of the MGM Plaza Property to a materially higher standard than comparable properties in the vicinity of the MGM Plaza Property (unless approved by the Servicer), and the dissolution, liquidation or taking of certain bankruptcy actions with respect to the MGM Plaza Borrower. See "Description of the Mortgage Loans -- Significant Mortgage Loans -- The MGM Plaza Loan".

   Tax Considerations Related to Foreclosure. If the Trust Fund were to acquire a Mortgaged Property subsequent to a default on the related Mortgage Loan pursuant to a foreclosure or delivery of a deed in lieu of foreclosure, the Special Servicer would be required to retain an independent contractor to operate and manage the Mortgaged Property. By reference to rules applicable to real estate investment trusts, such property will be considered "foreclosure property" for a period of at least two years. An extension of up to four additional years can be requested from the IRS and recent legislation would, for federal purposes (but possibly not for certain state tax purposes), make the initial period three years. Any net income from such "foreclosure property" other than qualifying "rents from real property," or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the Lower-Tier REMIC to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to Certificateholders. See "The Pooling and Servicing Agreement -- Realization Upon Mortgage Loans" herein.

   Risk of Different Timing of Mortgage Loan Amortization. As set forth on the table below, Mortgage Loans secured by different types of Mortgaged Properties have varying weighted average terms to maturity (or, in the case of ARD Loans, varying weighted average terms to Anticipated Repayment Date). As principal payments or prepayments are made on a Mortgage Loan, the remaining Mortgage Loans may be subject to more concentrated risk with respect to the diversity of properties, types of properties, geographic concentration (see "--Geographic Concentration" below) and with respect to the number of borrowers. Because principal on the Offered Certificates is payable in sequential order, and because no Class entitled to distributions of principal receives principal until the Certificate Balance of each such Class senior thereto has been reduced to zero, Classes that have a later sequential designation are more likely to be exposed to the risk of concentration discussed in the preceding sentence than Classes with higher sequential priority.

          WEIGHTED AVERAGE REMAINING TERM TO EARLIER OF MATURITY OR
                 ANTICIPATED REPAYMENT DATE BY PROPERTY TYPE

                                                        WEIGHTED AVERAGE
                                                        REMAINING TERM TO
                                                           EARLIER OF
                                                           MATURITY OR
                                                           ANTICIPATED
                                         % OF INITIAL    REPAYMENT DATE
PROPERTY TYPE                            POOL BALANCE    (IF APPLICABLE)
--------------------------------------  -------------- -----------------
Office
 Multi-Tenant .........................       25.5%            112
 Single Tenant ........................        2.8%            179
                                        -------------- -----------------
Total Office ..........................       28.3%            119
Retail
 Anchored..............................       13.7%            123
 Unanchored ...........................        6.7%            119
 Single Tenant ........................        0.9%            118
                                        -------------- -----------------
Total Retail ..........................       21.3%            121
Hospitality
 Full Service .........................       14.2%            118
 Limited Service ......................        2.2%            118
 Extended Stay.........................        0.8%            119
                                        -------------- -----------------
Total Hospitality .....................       17.1%            118
Credit Lease ..........................       14.4%            246
Multifamily
 Rental ...............................        9.3%            112
 Cooperative ..........................        1.1%            179
                                        -------------- -----------------
Total Multifamily .....................       10.4%            119
Industrial ............................        4.1%            115
Mobile Home/Recreational Vehicle Park          2.7%             74
Mixed Use .............................        0.6%            118
Senior Housing ........................        0.4%            117
Other
 Self-Storage..........................        0.4%            118
 Racquet Club .........................        0.2%            120
 Restaurant............................        0.0%            115
                                        -------------- -----------------
Total Other............................        0.7%            119
                                        -------------- -----------------
TOTAL..................................      100.0%            136
                                        ============== =================


   Geographic Concentration. The Mortgaged Properties are located in 37 states and the District of Columbia. The table below sets forth the states in which a significant percentage of the Mortgaged Properties are located. See the table entitled "Mortgaged Properties By State" for a description of geographic location of the Mortgaged Properties. Except as set forth below, no state contains more than 5.0% (by Cut-off Date Principal Balance or Allocated Loan Amount) of the Mortgaged Properties.

         SIGNIFICANT GEOGRAPHIC CONCENTRATION OF MORTGAGED PROPERTIES

                                NUMBER OF
                % OF INITIAL    MORTGAGED
STATE           POOL BALANCE    PROPERTIES
-------------  -------------- ------------
California  ..      31.20%          37
New York .....      16.45%          16
New Jersey  ..       8.21%          13


   Repayments by borrowers, as well as the market value of the Mortgaged Properties, could be adversely affected by economic conditions generally or in regions where the borrowers and the Mortgaged Properties are located, conditions in the real estate markets where the Mortgaged Properties are located, changes in governmental rules and fiscal policies, acts of God (which may result in uninsured losses), and other factors which are beyond the control of the borrowers.

   The economy of any state or region in which a Mortgaged Property is located may be adversely affected to a greater degree than that of other areas of the country by certain developments affecting industries concentrated in such state or region. Moreover, in recent periods, several regions of the United States have experienced significant downturns in the market value of real estate. To the extent that general economic or other relevant conditions in states or regions in which concentrations of Mortgaged Properties securing significant portions of the aggregate principal balance of the Mortgage Loans are located decline and result in a decrease in commercial property, housing or consumer demand in the region, the income from and market value of the Mortgaged Properties may be adversely affected.

   Exercise of Remedies. The Mortgage Loans generally contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. All of the Mortgage Loans also include a debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults of the Mortgagor. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a Mortgage or refuse to permit the acceleration of the indebtedness as a result of a default deemed to be immaterial or if the exercise of such remedies would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

   Each of the Mortgage Loans is secured by an assignment of leases and rents pursuant to which the related borrower assigned its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan. The borrower generally retains a license to collect rents for so long as there is no default. Certain of the Mortgage Loans do, however, require the related borrower to have all rents deposited by tenants into a Hard Lockbox. In those Mortgage Loans as to which the borrower retains a license to collect rents, if the borrower defaults, the license terminates and the Special Servicer is entitled to collect rents. In some cases, such assignments may not be perfected as security interests prior to actual possession of the cash flow. In some cases, state law may require the Special Servicer to take possession of the Mortgaged Property and obtain the judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans -- Leases and Rents" in the Prospectus.

   Environmental Law Considerations. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, adjacent to, or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. The cost of any required remediation and the owner's liability therefor is generally not limited under such circumstances and could exceed the value of the property and/or the aggregate assets of the owner. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In some such states this lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the United States Environmental Protection Agency ("EPA") may impose a lien on property where the EPA has incurred costs in investigating and/or cleaning up contamination. However, a CERCLA lien is subordinate to pre-existing, perfected security interests. In addition, the presence of hazardous or toxic substances, or the failure to properly remediate such property, may adversely affect the owner's or operator's ability to refinance using such property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at the disposal or treatment facility. Certain laws impose liability for release of asbestos containing materials ("ACMs") into the air or require the removal or containment of ACMs and third parties may seek recovery from owners or operators of real properties for personal injury associated with ACMs or other exposure to chemicals or other hazardous substances. For all of these reasons, the presence of, or contamination by, hazardous substances at, on, under, adjacent to, or in a property can materially adversely affect the value of the property.

   Under the laws of some states, and under CERCLA, it is conceivable that a secured lender (such as the Trust Fund) may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a Mortgaged Property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for such costs on any and all "responsible parties", including owners and operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest, but does not "participate in the management" of the Mortgaged Property (the "secured creditor exclusion"). Thus, if a lender's activities begin to encroach on the actual management of a contaminated property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the property as an investment (including leasing the property to a third party), or fails to market the property in a timely fashion.

   Recently enacted amendments to CERCLA have clarified the range of activities in which a lender may engage without becoming subject to liability under CERCLA. However, liability for costs associated with the investigation and cleanup of environmental contamination may also be governed by state law, which may not provide any specific protections to lenders.

   CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs associated with releases of petroleum contamination. Federal regulation of underground petroleum storage tanks (other than heating oil tanks) is governed by Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"). The EPA has promulgated a lender liability rule for underground storage tanks regulated by Subtitle I of RCRA. Under the EPA rule, a holder of a security interest in an underground storage tank, or real property containing an underground storage tank, is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, recent amendments to RCRA, enacted concurrently with the CERCLA amendments discussed above, extend to the holders of security interests in petroleum underground storage tanks the same protections accorded to secured creditors under CERCLA. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide any specific protection for lenders. See "Certain Legal Aspects of the Mortgage Loans -- Environmental Risks" in the Prospectus.

   All of the Mortgaged Properties have been subject to environmental site assessments or studies within the period of 12 months preceding the Cut-off Date, except for ten Mortgaged Properties securing 4.7% of the Mortgage Loans (based on Initial Pool Balance), as to which such assessments or studies were conducted during the period of 12 to 18 months before the Cut-off Date, and three Mortgaged Properties securing 1.0% of the Mortgage Loans (based on Initial Pool Balance), as to which such assessments or studies were conducted during the period of 18 to 24 months before the Cut-off Date. No assessment or study revealed any environmental condition or circumstance that the Depositor believes will have a material adverse impact on the value of the related Mortgaged Property or the related borrower's ability to pay its debt. In the cases where the environmental assessments revealed the existence of material amounts of friable and non-friable ACMs and lead based paint requiring remediation or abatement, the related borrowers agreed to establish and maintain operations and maintenance or abatement programs and/or environmental reserves. Certain of the Mortgaged Properties have off-site leaking underground storage tank sites located nearby which the environmental consultant has advised are not likely to contaminate the related Mortgaged Properties but will require future monitoring or with respect to which the Mortgage Loan Seller has received satisfactory indemnification. The environmental assessments revealed other adverse environmental conditions such as the existence of storage tanks needing replacement or removal, contaminated groundwater, PCBs in equipment on-site and elevated radon levels, in connection with which environmental reserves have been established and/or removal or monitoring programs have been implemented. There can be no assurance that all environmental conditions and risks have been identified in such environment assessments or studies, as applicable, or that any such environmental conditions will not have a material adverse effect on the value or cash flow of the related Mortgaged Property.

   Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any condition on the property that causes exposure to lead-based paint. In addition, every contract for the purchase and sale of any interest in residential housing constructed prior to 1978 must contain a "Lead Warning Statement" that informs the purchaser of the potential hazards to pregnant women and young children associated with exposure to lead-based paint. The ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure. Property owners can be held liable for injuries to their tenants resulting from exposure to lead-based paint under various state and local laws and regulations that impose affirmative obligations on property owners of residential housing containing lead-based paint. The environmental assessments revealed the existence of lead-based paint at certain of the multifamily residential properties. In these cases the borrowers have either implemented operations and maintenance programs or are in the process of removing the lead-based paint. The Depositor believes that the presence of lead-based paint at these Mortgaged Properties will not have a material adverse effect on the value of the related Mortgaged Property or on the ability of the related borrowers to repay their loans.

   The Pooling and Servicing Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto on behalf of the Trust Fund or assuming its operation. Such requirement may effectively preclude enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the Trust Fund will become liable under any environmental law. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust Fund from potential liability under environmental laws. See "The Pooling and Servicing Agreement --Realization Upon Mortgage Loans" herein and "Certain Legal Aspects of Mortgage Loans -- Environmental Risks" in the Prospectus.

   Balloon Payments. As set forth on the following table, certain of the Mortgage Loans are Balloon Loans which will have substantial payments of principal due at their stated maturities unless previously prepaid. Additionally, all of the ARD Loans will have substantial scheduled principal balances due on their Anticipated Repayment Date. Loans that require Balloon Payments involve a greater risk to the lender than fully amortizing loans because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to make the Balloon Payment. Similarly, the ability of a borrower to repay a loan on the Anticipated Repayment Date will depend on its ability either to refinance the Mortgage Loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by all of the factors described above affecting property value and cash flow, as well as a number of other factors at the time of attempted sale or refinancing, including the level of available mortgage rates, prevailing economic conditions and the availability of credit for multifamily or commercial properties (as the case may be) generally. See "Risk Factors -- Balloon Payments" in the Prospectus.

              AMORTIZATION CHARACTERISTICS OF THE MORTGAGE LOANS

                                       % OF
                                   INITIAL POOL     NUMBER OF
TYPE OF LOAN                          BALANCE     MORTGAGE LOANS
--------------------------------  -------------- --------------
ARD Loans .......................      86.05%          139
Fully Amortizing Mortgage Loans        12.45            44
Balloon Loans ...................       1.50             2
                                  -------------- --------------
   TOTAL ........................     100.00%          185
                                  ============== ==============


   One Action Considerations. Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the Pooling and Servicing Agreement will require the Special Servicer to obtain advice of counsel prior to enforcing any of the Trust Fund's rights under any of the Mortgage Loans that include Mortgaged Properties where the rule could be applicable. In addition, in the case of a Pool Loan and Crossed Loans secured by Mortgaged Properties located in multiple states, the Special Servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Certain Legal Aspects of Mortgage Loans -- Foreclosure" in the Prospectus.

   Limitations of Appraisals and Market Studies. In general, appraisals represent the analysis and opinion of the respective appraisers at or before the time made and are not guarantees, and may not be indicative, of present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to, and the same method of, appraising the property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Information regarding the values of the Mortgaged Properties as of the Cut-off Date is presented under "Description of the Mortgage Loans" herein for illustrative purposes only.

   Conflicts of Interest. A substantial number of the Mortgaged Properties are managed by property managers affiliated with the respective borrowers. These property managers may also manage and/or franchise additional properties, including properties that may compete with the Mortgaged Properties. Moreover, affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, may also own other properties, including competing properties. Accordingly, the managers of the Mortgaged Properties and the borrowers may experience conflicts of interest in the management and/or ownership of such properties.

   Additionally, as described above under "--Other Financing" and "--Equity Investments by the Mortgage Loan Seller and/or its Affiliates," the Mortgage Loan Seller and/or its affiliates have acquired preferred equity interests in certain of the borrowers or their affiliates. In addition, the Mortgage Loan Seller or affiliates thereof may have other financing arrangements with affiliates of the borrowers and may enter into additional financing relationships in the future. In addition, the Mortgage Loan Seller or an affiliate thereof has an equity interest in Tenants or Guarantors with respect to one entity which is a Tenant or Guarantor under eight of the Credit Lease Loans and an equity interest in a borrower with respect to one Mortgage Loan.

   Conflicts Between the Servicer, Special Servicer and the Trust Fund. The Servicer and Special Servicer have advised the Depositor that they and their respective affiliates intend to continue to service existing mortgage loans and new mortgage loans for third parties, including portfolios of mortgage loans similar to the Mortgage Loans, in the ordinary course of their business. These mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors and/or property managers in common with, certain of the Mortgage Loans and the Mortgaged Properties. Certain personnel of the Servicer and Special Servicer and their respective affiliates may, on behalf of the Servicer or Special Servicer, as applicable, perform services with respect to the Mortgage Loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties in the same markets as the Mortgaged Properties. In that event, the interests of the Servicer, the Special Servicer and their respective affiliates and their other clients may differ from and compete with the interests of the Trust Fund. Under the Pooling and Servicing Agreement, the Servicer and the Special Servicer are required to service the Mortgage Loans each of them services in the same manner, and with the same care, that each of them services similar mortgage loans for its own portfolio or for the portfolio of third parties.

   Ground Leases. Based on Initial Pool Balance, 9.10% of the Mortgage Loans are secured by leasehold interests and with respect to which the related owner of the fee estate has not mortgaged such fee estate as security for the related Mortgage Loan. For the purposes of this Prospectus Supplement, any Mortgaged Property a material portion of which consists of a leasehold estate is considered a leasehold interest unless the Trust Fund also holds a mortgage on the fee, in which case it is considered a fee interest.

   Each Mortgage Loan secured by mortgages on leasehold estates was underwritten taking into account payment of the ground lease rent, except in cases where such Mortgage Loan has a lien on both the ground lessor's and ground lessee's interest in the Mortgaged Property. Certain Mortgage Loans secured by leasehold interests (including the 57th Street Property) provide for the resetting of ground lease rents based upon certain factors, which may include the fair market value of the related Mortgaged Property and prevailing interest rates. Increases in ground rents may adversely impact a borrower's ability to make payments under the related Mortgage Loan. On the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume (i.e., continue) or reject (i.e., terminate) the ground lease. Pursuant to Section 365(h) of the Bankruptcy Code, as it is currently in effect, a ground lessee whose ground lease is rejected by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term (including renewals) of the ground lease but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event a ground lessee/borrower in bankruptcy rejects any or all of its ground leases, the leasehold mortgagee would have the right to succeed to the ground lessee/borrower's position under the lease only if the ground lessor had specifically granted the mortgagee such right. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the Trustee may be unable to enforce the bankrupt ground lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

   Zoning Compliance; Inspections. As a consequence of, among other things, changes in applicable building and zoning ordinances and codes ("Zoning Laws") affecting certain of the Mortgaged Properties which have come into effect after the construction of improvements on such Mortgaged Properties, certain improvements may not comply fully with current Zoning Laws, including density, use, parking and set-back requirements, but qualify as permitted non-conforming uses. Such changes may limit the ability of the borrower to rebuild the premises "as is" in the event of a substantial casualty loss with respect thereto and may adversely affect the ability of the borrower to meet its Mortgage Loan obligations from cash flow. While it is expected that insurance proceeds would be available for application to the related Mortgage Loan if a substantial casualty were to occur, no assurance can be given that such proceeds would be sufficient to pay off such Mortgage Loan in full or, if the Mortgaged Property were to be repaired or restored in conformity with current law, what its value would be relative to the remaining balance on the related Mortgage Loan, whether the Mortgaged Property would have a value equal to that before the casualty, or what its revenue-producing potential would be.

   Inspections of the Mortgaged Properties were conducted in connection with the origination of the Mortgage Loans by licensed engineers to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the Mortgaged Properties. There can be no assurance that all conditions requiring repair or replacement have been identified in such inspections.

   Costs of Compliance with Americans with Disabilities Act. Under the Americans with Disabilities Act of 1990 (the "ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the Mortgaged Properties do not comply with the ADA, the borrowers may be required to incur costs of complying with the ADA. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

   Litigation. There may be legal proceedings pending and, from time to time, threatened against the borrowers or their affiliates relating to the business of or arising out of the ordinary course of business of the borrowers and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to Certificateholders.

   Obligor Default. In order to maximize recoveries on defaulted Mortgage Loans, the Special Servicer may, under certain limited circumstances, extend and/or modify Mortgage Loans that are in default or as to which a payment default is reasonably foreseeable, including in particular with respect to Balloon Payments. While the Special Servicer will have a duty to determine whether any such extension or modification is likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications will increase the present value of receipts from or proceeds of Mortgage Loans that are in default or as to which a default is reasonably foreseeable.

   Additional Collateral Loans. Three Mortgage Loans representing 4.87% of the Initial Pool Balance are Additional Collateral Loans that could experience partial prepayments ("Required Prepayments") if certain leasing-related performance tests, including the achievement of certain debt service coverage ratios, have not been satisfied. If any such test is not met and a Required Prepayment of the related Mortgage Loan results, such Required Prepayment will not be subject to payment of a Prepayment Premium or Yield Maintenance Charge. See "--The Offered Certificates -- Special Prepayment and Yield Considerations" herein. The holders of the Class A-X Certificates and any Class of Offered Certificates receiving any such Required Prepayment will be entitled to receive payments ("Yield Protection Payments") to compensate them for the absence of any such Prepayment Premium or Yield Maintenance Charge payments. With respect to any Class of Offered Certificates receiving a distribution of principal in connection with a Required Prepayment, the Yield Protection Payment will equal 2% of such distribution of principal. With respect to the Class A-X Certificates, the Yield Protection Payment will be in the nature of a yield-maintenance payment which will be described in the Pooling and Servicing Agreement. The Servicer will be required to advance such Yield Protection Payments on the related Servicer Remittance Date and will be reimbursed therefore, and will be paid interest thereon at the Reimbursement Rate, by the Mortgage Loan Seller. Although such Yield Protection Payments are intended to offset any loss of yield experienced by an investor in the Offered Certificates as the result of a Required Prepayment, the Depositor makes no representation that such Yield Protection Payments will fully offset the effect of any such Required Prepayment on a Certificateholder's yield to maturity. See "Prepayment and Yield Considerations" herein.

   For the purposes of this Prospectus Supplement and the statistical information presented herein, the entire principal balance of each Additional Collateral Loan is deemed to be subject to a Lockout Period for the related "Remaining Lockout" period set forth on Annex A hereto, notwithstanding the fact that Required Prepayments could occur under such loans during such Lockout Period.

THE OFFERED CERTIFICATES

   Limited Assets. If the assets of the Trust Fund are insufficient to make payments on the Offered Certificates, no other assets will be available for payment of the deficiency. See "Risk Factors -- Limited Assets" in the Prospectus.

   Special Prepayment and Yield Considerations. The yield to maturity on the Offered Certificates will depend on, among other things, the rate and timing of principal payments (including both voluntary prepayments, in the case of Mortgage Loans that permit voluntary prepayment, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations) on the Mortgage Loans and the allocation thereof to reduce the Certificate Balances of the Offered Certificates entitled to distributions of principal. In addition, in the event of any repurchase of a Mortgage Loan from the Trust Fund by the Mortgage Loan Seller or the Depositor under the circumstances described under "The Pooling and Servicing Agreement -- Representations and Warranties; Repurchase" herein or the purchase of the Mortgage Loans by the Mortgage Loan Seller, the holders of a majority of the Percentage Interests in the Controlling Class or the Servicer under the circumstances described under "The Pooling and Servicing Agreement -- Optional Termination" herein, the Purchase Price paid would be passed through to the holders of the Certificates with the same effect as if such Mortgage Loan had been prepaid in full (except that no Prepayment Premium or Yield Maintenance Charge would be payable with respect to any such repurchase). No representation is made as to the anticipated rate of prepayments (voluntary or involuntary) on the Mortgage Loans or as to the anticipated yield to maturity of any Certificate. See "Prepayment and Yield Considerations" herein and "Risk Factors -- Prepayments and Effect on Average Life of Certificates and Yields" in the Prospectus.

   In general, if an Offered Certificate is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, to the extent that the required Prepayment Premiums or Yield Maintenance Charges are not received, the investor's actual yield to maturity may be lower than that assumed at the time of purchase. Conversely, if an Offered Certificate is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity may be lower than that assumed at the time of purchase.

   The investment performance of the Offered Certificates may vary materially and adversely from the investment expectations of investors due to prepayments on the Mortgage Loans that are higher or lower than anticipated by investors. The actual yield to the holder of an Offered Certificate may not be equal to the yield anticipated at the time of purchase of the Offered Certificate or, notwithstanding that the actual yield is equal to the yield anticipated at that time, the total return on investment expected by the investor or the expected weighted average life of the Offered Certificate may not be realized. In deciding whether to purchase any Offered Certificates, an investor should make an independent decision as to the appropriate prepayment assumptions to be used. See "Prepayment and Yield Considerations" herein.

   Most of the Mortgage Loans provide for a Lockout Period during which voluntary prepayment is prohibited. The table below sets forth certain information relating to the Lock-out Periods. For further statistical information on a loan-by-loan basis, see Annex A hereto.

   As of the Cut-off Date, approximately 100% of the Mortgage Loans were within their respective Lockout Periods, and the weighted average of such Lockout Periods was 123 months.

   The rate at which voluntary prepayments are made on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates as compared to the applicable Mortgage Rate, the availability of mortgage credit and economic, demographic, tax, legal and other factors. In general, however, if prevailing interest rates are at or above the rates borne by such Mortgage Loans, such Mortgage Loans may be the subject of lower principal prepayments than if prevailing rates fall significantly below the mortgage rates of the Mortgage Loans. The rate of principal payments on the Offered Certificates may be affected by the rate of principal payments on the Mortgage Loans and is likely to be affected by the Lockout Period, Prepayment Premium and Yield Maintenance Charge provisions applicable to the Mortgage Loans and by the extent to which the Servicer is able to enforce such provisions. Mortgage Loans with Lockout Period, Prepayment Premium or Yield Maintenance Charge provisions, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without such provisions, with shorter Lockout Periods or with lower Prepayment Premiums or Yield Maintenance Charges.

   All of the Mortgage Loans provide that after the applicable Defeasance Lockout Period, the borrower may obtain the release of the related Mortgaged Property from the lien of the related Mortgage upon the pledge to the Trustee of noncallable U.S. Treasury or other noncallable U.S. government obligations which provide payments on or prior to all successive payment dates through maturity (or, in the case of the ARD Loans, through the related Anticipated Repayment Dates) in the amounts due on such dates (or, in the case of ARD Loans, the amount outstanding on the related Anticipated Repayment Dates), and upon the satisfaction of certain other conditions. All Mortgage Loans containing defeasance provisions have a Defeasance Lockout Period of not less than two years after the Closing Date. See "Description of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans -- Property Releases" herein.

   Provisions requiring Prepayment Premiums or Yield Maintenance Charges may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a Prepayment Premium or a Yield Maintenance Charge will be enforceable under applicable state or federal law or, if enforceable, that the foreclosure proceeds will be sufficient to pay such Prepayment Premium or Yield Maintenance Charge. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the Certificateholders as, prepayment, there can be no assurance that a court would not interpret such provisions as requiring a Prepayment Premium or Yield Maintenance Charge and thus unenforceable or usurious under applicable law.

   Effect of Mortgagor Defaults. The aggregate amount of distributions on the Offered Certificates, the yield to maturity of the Offered Certificates, the rate of principal payments on the Offered Certificates and the weighted average life of the Offered Certificates will be affected by the rate and timing of delinquencies and defaults on the Mortgage Loans. Delinquencies on the Mortgage Loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the Offered Certificates for the current month. Any late payments received on or in respect of the Mortgage Loans will be distributed to the Certificates in the priorities described more fully herein, but no interest will accrue on such shortfall during the period of time such payment is delinquent. Thus, because the Offered Certificates will not accrue interest on shortfalls, delinquencies may result in the allocation of losses and shortfalls to the Offered Certificates, which will reduce the amounts distributable to the Offered Certificates and thereby adversely affect the yield to maturity of such Certificates.

   If a purchaser of an Offered Certificate of any Class calculates its anticipated yield based on an assumed rate of default and an assumed amount of losses on the Mortgage Loans that are lower than the default rate and the amount of losses actually experienced, and if such losses are allocated to such Class of Certificates, such purchaser's actual yield to maturity will be lower than the yield so calculated and could, under certain scenarios, be negative. The timing of any loss on a liquidated Mortgage Loan will also affect the actual yield to maturity of the Offered Certificates to which all or a portion of such loss is allocable, even if the rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss borne by an investor occurs, the greater the effect on such investor's yield to maturity. See "Prepayment and Yield Considerations" herein.

   As and to the extent described herein, the Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to receive interest on unreimbursed Advances and unreimbursed servicing expenses that (a) are recovered out of amounts received on the Mortgage Loan as to which such Advances were made or such servicing expenses were incurred, which amounts are in the form of reimbursement from the related borrower, late payments, liquidation proceeds, insurance proceeds, condemnation proceeds or amounts paid in connection with the purchase of such Mortgage Loan out of the Trust Fund or (b) are determined to be nonrecoverable Advances. Such interest will accrue from (and including) the date on which the related Advance is made or the related expense incurred to (but excluding) the date on which (x) in the case of clause (a) above, such amounts are recovered and (y) in the case of clause (b) above, a determination of nonrecoverability is made to the extent that there are funds available in the Certificate Account for reimbursement of such Advance. The Servicer's, the Special Servicer's or the Trustee's right, as applicable, to receive such payments of interest is senior to the rights of Certificateholders to receive distributions on the Offered Certificates and, consequently, may result in losses being allocated to the Offered Certificates that would not have resulted absent the accrual of such interest. In addition, certain circumstances, including delinquencies in the payment of principal and interest, may result in a Mortgage Loan being specially serviced. The Special Servicer is entitled to additional compensation for special servicing activities which may result in losses being allocated to the Offered Certificates that would not have resulted absent such compensation. See "The Pooling and Servicing Agreement -- Servicing Compensation and Payment of Expenses" herein.

   Even if losses on the Mortgage Loans are not borne by an investor in a particular Class of Offered Certificates, such losses may affect the weighted average life and yield to maturity of such investor's Certificates. Losses on the Mortgage Loans, to the extent not allocated to such Class of Offered

Certificates, may result in a higher percentage ownership interest evidenced by such Certificates than would otherwise have resulted absent such loss. The consequent effect on the weighted average life and yield to maturity of the Offered Certificates will depend upon the characteristics of the remaining Mortgage Loans.

   Regardless of whether losses ultimately result, delinquencies and defaults on the Mortgage Loans may significantly delay the distribution of payments to the holder of an Offered Certificate, to the extent that Advances or the subordination of another Class of Certificates does not fully offset the effects of any such delinquency or default. The Available Distribution Amount generally consists of, as more fully described herein, principal and interest on the Mortgage Loans actually collected or advanced.

   As described under "Description of the Offered Certificates -- Distributions" herein, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Optimal Interest Distribution Amount then payable to such Class, the shortfall will be distributable without interest on such shortfall to holders of such Class on subsequent Distribution Dates, to the extent of the Available Distribution Amount for each such Distribution Date.

   Servicer or Special Servicer May Purchase Certificates; Conflict of Interest. The Servicer or Special Servicer or an affiliate thereof will be permitted to purchase any Class of Certificates. It is anticipated that the Special Servicer or an affiliate of the Special Servicer will purchase all or a portion of the Class I and Class J Certificates. However, there can be no assurance that the Special Servicer or an affiliate of the Special Servicer will purchase such Certificates. Following any such purchase of Certificates, the Servicer or Special Servicer will have rights as a holder of Certificates, including certain Voting Rights, which are in addition to such entity's rights as Servicer or Special Servicer under the Pooling and Servicing Agreement. Consequently, any purchase of Certificates by the Servicer or Special Servicer, as the case may be, could cause a conflict between such entity's duties pursuant to the Pooling and Servicing Agreement and its interest as a holder of a Certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates. In addition to the foregoing, the holders of a majority of the Percentage Interests of the Controlling Class (initially certain of the Private Certificates) will be entitled, at their option, to remove the Special Servicer, with or without cause, and appoint a successor Special Servicer, provided that each Rating Agency confirms in writing that such removal and appointment, in and of itself, would not cause a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates. The Pooling and Servicing Agreement provides that the Mortgage Loans shall be administered in accordance with the servicing standard set forth therein without regard to ownership of any Certificate by the Servicer, the Special Servicer or any affiliate thereof. See "The Pooling and Servicing Agreement -- Amendment" herein.

   Consents. Under certain circumstances, the consent or approval of the holders of a specified percentage of the outstanding Certificates will be required to direct, and will be sufficient to bind all Certificateholders to, certain actions, including amending the Pooling and Servicing Agreement. See "The Pooling and Servicing Agreement -- Amendment" herein.

   Book-Entry Registration. Each Class of Offered Certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in the names of the related holders of Certificates or their nominees. As a result, unless and until Definitive Certificates are issued, holders of Offered Certificates will not be recognized as "Certificateholders" for certain purposes. Hence, until such time, those beneficial owners will be able to exercise the rights of holders of Certificates only indirectly through DTC, and its participating organizations. A beneficial owner holding a certificate through the book-entry system will be entitled to receive the reports described under "The Pooling and Servicing Agreement -- Reports to Certificateholders; Available Information" herein and notices only through the facilities of DTC and its respective participants or from the Trustee (if the Depositor has provided the name of such beneficial owner to the Certificate Registrar). For additional information on the book-entry system, see "Description of the Offered Certificates -- Book-Entry Registration and Definitive Certificates" herein. Upon presentation of evidence satisfactory to the Trustee of their beneficial ownership interest in the Offered Certificates, such beneficial owners are entitled to receive, upon request in writing, copies of monthly reports to Certificateholders from the Trustee.

   Limited Liquidity and Market Value. There is currently no secondary market for the Offered Certificates. Although the Underwriter has advised the Depositor that it currently intends to make a secondary market in the Offered Certificates, it is under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the Offered Certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide holders of Offered Certificates with liquidity of investment or that it will continue for the life of the Offered Certificates. The Offered Certificates will not be listed on any securities exchange. Lack of liquidity could result in a precipitous drop in the market value of the Offered Certificates. The market value of the Offered Certificates at any time may be affected by many other factors, including then prevailing interest rates, and no representation is made by any person or entity as to what the market value of any Offered Certificate will be at any time. See "Risk Factors -- Limited Liquidity" in the Prospectus.

   Pass-Through Rate Considerations. The Pass-Through Rate on the Class A-X Certificates will change as the Weighted Average Net Mortgage Pass-Through Rate (as defined herein) fluctuates over time. Because certain Mortgage Loans will amortize their principal more quickly than others, or will be prepaid or have their principal balances reduced on account of liquidations and losses, such rate and, consequently, such Pass-Through Rates, may fluctuate over the lives of the Class A-X Certificates. See "Prepayment and Yield Considerations -- Yield" herein and Annex D.

   Subordination. As and to the extent described below under "Description of the Offered Certificates -- Subordination; Allocation of Collateral Support Deficits and Certificate Deferred Interest," the rights of the holders of the Mezzanine Certificates are subordinate in right of payment to each class of Senior Certificates and to each class of Mezzanine Certificates with an earlier alphabetical designation.

   Allocation of Collateral Support Deficits on the Mortgage Loans. All Collateral Support Deficits (as defined below under "Description of the Offered Certificates -- Subordination; Allocation of Collateral Support Deficit and Certificate Deferred Interest") in collections on the Mortgage Loans will be allocated in the following order of priority: first, to the Private Certificates until the Certificate Balances thereof have been reduced to zero, second, to the Class E Certificates until the Certificate Balance of such Class has been reduced to zero, third, to the Class D Certificates until the Certificate Balance of such Class has been reduced to zero, fourth, to the Class C Certificates until the Certificate Balance of such Class has been reduced to zero and fifth, to the Class B Certificates until the Certificate Balance of such Class has been reduced to zero. If the Certificate Balances of all such Classes were to be reduced to zero, the Trustee would be required to allocate any remaining portion of such Collateral Support Deficit to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata (based upon such Classes' respective Certificate Balances), until the remaining Certificate Balances of such Classes were reduced to zero.

   Allocation of Certificate Deferred Interest. On any given Distribution Date, an amount representing Certificate Deferred Interest, which (i) will result with respect to Loan No. 67, which is subject to negative amortization and (ii) would result from the modification of Mortgage Loans to reduce their interest payment rates and accrual of interest on any interest deferred, is allocated to the Classes of Regular Certificates (other than the Class A-X Certificates) to reduce the Monthly Interest Distributable Amount for each such Class in order of their subordination (i.e., to the Class J, Class I, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order). Any Certificate Deferred Interest in excess of the Monthly Interest Distributable Amount for any Class to which such Certificate Deferred Interest is allocable will be allocated to the next most senior Class of Certificates, in the manner set forth in the preceding sentence. If the Certificate Balance of at least one Class of Senior Certificates has not been reduced to zero, then any amounts representing Certificate Deferred Interest after allocation thereof to the Offered Private Certificates in accordance with the preceding sentence will be allocated to the Senior Certificates (other than the Class A-X Certificates) pro rata on the basis of such Classes' respective interest entitlements on such date (before giving effect to any reduction therefrom on such Distribution Date). The effect of such an allocation of Certificate Deferred Interest is to reduce the interest otherwise distributable to such Classes of Certificates. Because of the subordination of the Offered Certificates to each other Class of Offered Certificates with an earlier alphabetical Class designation, the yields to maturity on the Offered Certificates will be sensitive in varying degrees to the allocation of Certificate Deferred Interest to such Certificates. See "Description of the Offered Certificates -- Subordination; Allocation of Collateral Support Deficits and Certificate Deferred Interest" herein.

                      DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

   The Trust Fund will consist primarily of 185 fixed-rate loans secured by 203 multifamily and commercial properties, the Mortgage Loans will have an aggregate Cut-off Date Principal Balance of approximately $1,465,990,190 (the "Initial Pool Balance"), subject to a variance of plus or minus 5%. For the purposes of this Prospectus Supplement, any loan evidenced by one note (each, a "Note" or a "Mortgage Note") is considered to be one Mortgage Loan. Any loans made to affiliated borrowers, whether or not cross-collateralized, are considered separate Mortgage Loans. For purposes of describing the property type of Mortgaged Properties, allocated loan amounts, as shown on Annex A, are used for Mortgage Loans secured by more than one property. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All percentages of the Trust Fund, or of any specified sub-group thereof, referred to herein without further description are approximate percentages by aggregate Cut-off Date Principal Balance. Descriptions of the terms and provisions of the Mortgage Loans are generalized descriptions of the terms and provisions of the Mortgage Loans in the aggregate. Many of the individual Mortgage Loans have specific terms and provisions that deviate from the general description.

   Each Mortgage Loan is evidenced by a Mortgage Note and secured by one or more mortgages, deeds of trust or other similar security instruments (a "Mortgage").

   Each of the Mortgages creates a first lien on the interests of the related borrower in the related Mortgaged Property, as set forth on the following table:

                       SECURITY FOR THE MORTGAGE LOANS

                                  % OF INITIAL    NUMBER OF
                                  POOL BALANCE    MORTGAGED
INTEREST OF BORROWER ENCUMBERED        (1)        PROPERTIES
-------------------------------  -------------- ------------
Fee Simple Estate(2) ...........       90.9%         193
Leasehold ......................        9.1%          10
                                 -------------- ------------
TOTAL...........................      100.0%         203
                                 ============== ============

------------
(1) Based on the principal balance of the Mortgage Loan or, for any Pool Loan (as defined herein), the Allocated Loan Amount with respect to each portion of the related Mortgaged Property.
(2) For any Mortgaged Property where the ground lessee and ground lessor are both parties to the Mortgage, the Mortgaged Property was categorized as a fee simple estate. For any Mortgaged Property that partially consists of a leasehold interest, the encumbered interest has been categorized as a fee simple interest if the leasehold interest does not constitute a material portion of the Mortgaged Property.

   Each Mortgaged Property consists of land improved by (i) a retail property (a "Retail Property," and any Mortgage Loan secured thereby, a "Retail Loan"), (ii) an office building (an "Office Property," and any Mortgage Loan secured thereby, an "Office Loan"), (iii) a full or limited service or extended stay hotel property (a "Hospitality Property," and any Mortgage Loan secured thereby, a "Hospitality Loan"), (iv) an apartment building or complex consisting of five or more rental units (a "Multifamily Property," and any Mortgage Loan secured thereby, a "Multifamily Loan"), (v) a nursing home or assisted living facility (each, a "Senior Housing Property," and any Mortgage Loan secured thereby, a "Senior Housing Loan"), (vi) an industrial property (an "Industrial Property," and any Mortgage Loan secured thereby, an "Industrial Loan"), (vii) a self-storage facility (a "Self-Storage Facility Property," and any Mortgage Loan secured thereby, a "Self-Storage Facility Loan"), (viii) a cooperative apartment building (a "Cooperative Property", and any Mortgage Loan secured thereby, a "Cooperative Loan"), (ix) a mobile home community or recreational vehicle park or a combination thereof (a "Mobile Home/Recreational Vehicle Property," and any Mortgage Loan secured thereby, a "Mobile Home/Recreational Vehicle Loan") or (x) certain other properties (each, an "Other Property" and any Mortgage Loan secured thereby, an "Other

Loan"). Certain statistical information relating to the various types of Mortgaged Properties is set forth in the table under "--Additional Mortgage Loan Information -- Mortgaged Properties by Property Type" herein.

   Twenty-one of the Mortgage Loans representing 7.39% of the Initial Pool Balance are secured by two or more Mortgaged Properties, either pursuant to cross-collateralization with other Mortgage Loans in the Trust Fund or pursuant to a single Mortgage Note by a single borrower secured by multiple Mortgaged Properties, or both. See "Risk Factors -- The Mortgage Loans -- Concentration of Mortgage Loans; Borrowers" herein.

   None of the Mortgage Loans are insured or guaranteed by the United States, any governmental agency or instrumentality, any private mortgage insurer or by the Depositor, the Mortgage Loan Seller, the Servicer, the Special Servicer, the Trustee or any of their respective affiliates. Most of the Mortgage Loans are non-recourse loans so that, in the event of a borrower default on any Mortgage Loan, recourse may generally be had only against the specific Mortgaged Property or Mortgaged Properties securing such Mortgage Loan and such limited other assets as have been pledged to secure such Mortgage Loan, and not against the borrower's other assets. However, in certain cases the Mortgage Loans may become recourse upon the occurrence of certain events of default under the Mortgage Loans, including, in several cases, the transfer or voluntary encumbrance of the Mortgaged Property without the consent of the mortgagee. Although certain of the Mortgage Loans provide for recourse to the related borrower or affiliates thereof, no assurance can be made that such parties will have any assets with which to pay all or a portion of the Mortgage Loans.

   The Mortgage Loans were generally underwritten in accordance with the underwriting criteria described under "Description of the Mortgage Loans -- Underwriting Standards." The Depositor will purchase the Mortgage Loans to be included in the Trust Fund on or before the Closing Date from the Mortgage Loan Seller pursuant to a Mortgage Loan Purchase Agreement (the "Mortgage Loan Purchase Agreement") to be dated as of the Cut-off Date between the Mortgage Loan Seller and the Depositor. The Mortgage Loan Seller will be obligated under the Mortgage Loan Purchase Agreement to repurchase a Mortgage Loan in the event of (i) a breach of a representation or warranty of the Mortgage Loan Seller with respect to such Mortgage Loan as described under "The Pooling and Servicing Agreement -- Representations and Warranties; Repurchase" herein or (ii) certain instances of missing or defective documents. The Depositor will assign the Mortgage Loans, together with the Depositor's rights and remedies against the Mortgage Loan Seller in respect of breaches of representations or warranties regarding the Mortgage Loans, to the Trustee, for the benefit of the Certificateholders, pursuant to the Pooling and Servicing Agreement. First Union National Bank, in its capacity as Servicer, will service the Mortgage Loans pursuant to the Pooling and Servicing Agreement. The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute for Mortgage Loans with deficient documentation or which are otherwise defective. The Mortgage Loan Seller, as seller of Mortgage Loans to the Depositor, is selling such Mortgage Loans without recourse, and, accordingly, in such capacity, will have no obligations with respect to the Certificates other than pursuant to the limited representations, warranties and covenants made by it to the Depositor and assigned by the Depositor to the Trustee for the benefit of the Certificateholders. See "The Pooling and Servicing Agreement -- Assignment of the Mortgage Loans" herein and "The Mortgage Pools -- Representations and Warranties" in the Prospectus.

SECURITY FOR THE MORTGAGE LOANS

   Each Mortgage Loan is generally non-recourse and is secured by one or more Mortgages encumbering the related borrower's interest in the applicable Mortgaged Property or Properties. Each Mortgage Loan is also secured by an assignment of the related borrower's interest in the leases, rents, issues and profits of the related Mortgaged Properties. In certain instances, additional collateral exists in the nature of partial indemnities or guaranties, or the establishment and pledge of one or more Escrow Accounts (as defined herein) for, among other things, necessary repairs, replacements and environmental remediation, real estate taxes and insurance premiums, deferred maintenance and/or scheduled capital improvements, re-leasing reserves and seasonal working capital reserves. Additionally, certain of the

Credit Lease Loans have the benefit of Lease Enhancement Policies. The Mortgage Loans generally provide for the indemnification of the mortgagee by the borrower for the presence of any hazardous substances affecting the Mortgaged Property. Each Mortgage constitutes a first lien on a Mortgaged Property, subject generally only to (i) liens for real estate and other taxes and special assessments not yet due and payable, (ii) covenants, conditions, restrictions, rights of way, easements and other encumbrances whether or not of public record as of the date of recording of the related Mortgage, such exceptions having been acceptable to the Mortgage Loan Seller in connection with the purchase or origination of the related Mortgage Loan, and (iii) such other exceptions and encumbrances on Mortgaged Properties as are reflected in the related title insurance policies. See "Description of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans -- Escrows" herein.

UNDERWRITING STANDARDS

   The Mortgage Loan Seller has implemented guidelines establishing certain procedures with respect to underwriting the Mortgage Loans. The Mortgage Loans were generally originated in accordance with such guidelines, provided, however, that the underwriting standards for the Mortgage Loans which are secured by cooperative apartments, mobile home/recreational vehicle parks, racquet clubs, restaurants and self-storage facilities were originated utilizing prudent underwriting practices for mortgage loans secured by similar mortgaged properties and may differ from the standards described below. With respect to the Mortgage Loans which were acquired by the Mortgage Loan Seller, the Mortgage Loan Seller applied its general guidelines to such loans provided that the Mortgage Loan Seller often relied on information provided to it by the originators of such loans without independent investigation. In some instances, one or more provisions of the guidelines were waived or modified where it was determined not to adversely affect the Mortgage Loans in any material respect. The underwriting standards for the Mortgage Loans addressed, with respect to each Mortgaged Property, environmental conditions, physical conditions, property valuations, property financial performance, code compliance, property management, title insurance, borrower evaluation and property insurance, as described below.

   Environmental Assessments. All of the Mortgaged Properties have been subject to environmental site assessments or studies within the period of 12 months preceding the Cut-off Date, except for ten Mortgaged Properties securing 4.7% of the Mortgage Loans (based on Initial Pool Balance), as to which such assessments or studies were conducted during the period of 12 to 18 months before the Cut-off Date, and three Mortgaged Properties securing 1.0% of the Mortgage Loans (based on Initial Pool Balance), as to which such assessments or studies were conducted during the period of 18 to 24 months before the Cut-off Date. Additionally, all borrowers were required to provide environmental representations and warranties and covenants relating to the existence and use of hazardous substances on the Mortgaged Properties.

   Property Condition Assessments. Inspections of the related Mortgaged Properties were conducted by licensed engineers prior to origination of the Mortgage Loans. Such inspections were generally commissioned to assess the structure, exterior walls, roofing, interior constructions, mechanical and electrical systems and general conditions of the site, buildings and other improvements located at each Mortgaged Property. The resulting reports indicated a variety of deferred maintenance items and recommended capital improvements with respect to each Mortgaged Property. The estimated cost of the necessary repairs or replacements at each Mortgaged Property was included in each property condition report. In each instance, the originator of the Mortgage Loan either determined that the necessary repairs or replacements were being addressed by the related borrowers in a satisfactory manner, or required that they be addressed post-closing and, in most instances, that reserves be established to cover the cost of such repairs or replacements. See "Description of the Mortgage Loans" herein for descriptions of the reserves or other security provided for repairs and capital improvements to each property.

   Appraisals. An appraisal of each of the related Mortgaged Properties was performed. The appraisals were generally performed by independent MAI appraisers and indicated that at the time of the respective appraisals the aggregate value of the related Mortgaged Properties exceeded the original principal amount of each Mortgage Loan. The appraisals were also used as a source of information for rental and vacancy rates. In general, appraisals represent the analysis and opinion of qualified experts and are not guarantees of present or future value. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

   Operating and Occupancy Statements. In connection with the origination of the Mortgage Loans (other than the Credit Lease Loans), the originator reviewed current rent rolls (and, where available, up to three years of prior rent rolls) and related information or statements of occupancy rates, census data, financial data, historical operating statements, and, with respect to the Mortgage Loans secured by Office Properties, Industrial Properties and Retail Properties, a selection of major tenant leases. In underwriting each Mortgage Loan, income and operating information provided by the related borrower was examined by the originator of the Mortgage Loan. Neither the Depositor nor the Mortgage Loan Seller make any representation as to the accuracy of such information; provided, however, that, with respect to several of the Mortgage Loans, the originator thereof or the related borrower engaged independent accountants to review or perform certain procedures to verify such information.

   Zoning and Building Code Compliance. All of the borrowers have, under the related Mortgage or loan agreement, generally represented as of the date on which the Mortgage Loan was originated, and, in connection with substantially all of the Mortgage Loans, provided other evidence to the effect, that the use and operation of the related Mortgaged Properties are in compliance in all material respects with all applicable zoning, land-use, environmental, building, fire and health ordinances, rules, regulations and orders applicable to the related Mortgaged Properties. For a discussion of zoning issues, see "Risk Factors -- Zoning Compliance; Inspections."

   Property Management. Generally, for all Mortgage Loans (other than Credit Lease Loans), a manager is responsible for responding to changes in the local rental or lodging market, planning and implementing the rental rate or operating structure, which may include establishing levels of rent payments or rates, and insuring that maintenance and capital improvements are carried out in a timely fashion. Management errors may adversely affect the performance and long-term viability of a project. All of the original managers were approved by the originator of each Mortgage Loan in connection with the origination of the related Mortgage Loan. In most cases, the Special Servicer may cause the borrower to terminate management contracts upon certain events specified in the documents executed in connection with the Mortgage Loans and generally any change in a manager must be approved by the Special Servicer. No change in a manager may be effected by the Special Servicer unless the Rating Agencies have confirmed in writing that such change will not cause any withdrawal, qualification or downgrade in the then current ratings of each Class of Certificates. For a discussion of property management issues, see "Risk Factors -- Property Management, -- Conflicts of Interest."

   Title Insurance Policy. Each borrower has provided, and the Mortgage Loan Seller has obtained, a title insurance policy for each Mortgaged Property. Each title insurance policy generally complies with the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located, (b) the policy must be in an amount equal to the original principal balance of the related Mortgage Loan, (c) the protection and benefits must run to the mortgagee and its successors and assigns, (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located and (e) the legal description of the Mortgaged Property in the policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

   Property Insurance. Each borrower has provided, and the Mortgage Loan Seller has reviewed, certificates of required insurance with respect to each Mortgaged Property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage;
(2) an "All Risk of Physical Loss" policy; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; (5) if the Mortgaged Property is located in an earthquake prone area, earthquake insurance may be required; and (6) such other coverage as the Mortgage Loan Seller may require based on the specific characteristics of the Mortgaged Property.

   Evaluation of Borrower. The Mortgage Loan Seller evaluates each borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation generally includes obtaining and reviewing a credit report or other reliable indication of the borrower's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Except with respect to Loan No. 180 (representing 0.09% of the Initial Pool Balance) and the Colton Loans (representing 0.75% of the Initial Pool Balance), all of the borrowers are single asset special purpose entities. In addition, in general, in connection with each Mortgage Loan with an original principal balance in excess of $20,000,000 and each Credit Lease Loan, each borrower is required to be organized as a bankruptcy-remote entity, and the Mortgage Loan Seller has reviewed the organizational documents of the borrower to verify compliance with such requirement. With respect to Loan No. 180, the borrower consists of two individuals who are tenants in common with respect to the related Mortgaged Property. The borrower with respect to one or more of the Colton Loans has the right to become a tenant in common with an entity other than a special purpose entity, and as soon as reasonably practicable will re-constitute itself as a special purpose entity.

   DSCR and LTV Ratio. The Mortgage Loan Seller's underwriting standards generally require, for all Mortgage Loans other than Credit Lease Loans, the following minimum DSCR and Loan-to-Value Ratios for each of the indicated property types:

                                          DSCR      LTV RATIO
PROPERTY TYPE                          GUIDELINE    GUIDELINE
------------------------------------  ----------- -----------
Anchored Retail .....................    1.25x         75%
Unanchored Retail ...................    1.25x         75%
Multifamily (excluding Cooperative)      1.20x         80%
Industrial...........................    1.25x         75%
Office...............................    1.25x         75%
Hotel................................    1.35x         70%

   The DSCR guidelines listed above are calculated based on Net Cash Flow at the time of origination. Therefore, the DSCR for each Mortgage Loan as reported elsewhere in this Prospectus Supplement may differ from the amount calculated at the time of origination. The foregoing guidelines were applied generally in connection with the origination of the Mortgage Loans but certain Mortgage Loans, as indicated on Annex A hereto, may deviate from these guidelines. For Credit Lease Loans, the Mortgage Loan Seller's underwriting standards generally require that the DSCR will be no less than 1.00x and the Leased LTV (as set forth on Annex B) will be no greater than 100%.

   Escrow Requirements. The Mortgage Loan Seller generally requires a borrower to fund various escrows (each, an "Escrow Account") for taxes and insurance, ground rent, replacement of furniture, fixtures and equipment and/or capital expenditures, and tenant improvements and leasing commissions (with respect to Office Properties and Retail Properties). Escrow Accounts must generally be held at Eligible Banks (as defined herein). Generally, the required escrows for Mortgage Loans originated by the Mortgage Loan Seller are as follows:

   Taxes and Insurance -- Typically, a pro rated initial deposit and monthly deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current tax rate) and annual property insurance premium relating to the Mortgaged Property.

   Capital Item Reserves -- Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for the Mortgage Loan Seller or the following minimum amounts:

Retail .................................. $0.15 per square foot
Multifamily (excluding Cooperative)  .... $250 per Unit
Industrial .............................. $0.15 per square foot
Office .................................. $0.20 per square foot
Hotel ................................... 5% of gross revenues

   The actual reserve deposits for periodic replacement, capital expenditures and FF&E (collectively, "Capital Items") required under each Mortgage Loan are set forth on Annex A.

   Tenant Improvements and Leasing Commission Reserves -- Monthly deposits generally based upon anticipated lease turnover rates, estimated costs for tenant improvements and leasing commissions in the related market.

   In certain cases, the Mortgage Loan Seller allowed a borrower to post a letter of credit in lieu of funding ongoing reserves for Capital Items and/or tenant improvements and leasing commissions. Even if the actual funded reserves under a Mortgage Loan are less than the foregoing amounts, the Mortgage Loan Seller generally deducted such amounts from Net Operating Income when calculating Net Cash Flow.

   Deferred Maintenance/Environmental Remediation -- An initial deposit, upon funding of a Mortgage Loan, in an amount equal to no less than 100%, and as much as 125%, of (i) the estimated cost of the recommended substantial repairs or replacements pursuant to a building condition report completed by a licensed engineer and (ii) the estimated cost of environmental remediation expenses as recommended by an independent environmental assessment.

   Credit Lease Loans. Generally each Monthly Payment due under a Credit Lease Loan will be paid entirely from the rent due from the Tenant at the related Credit Lease Property. The Mortgage Loan Seller's underwriting criteria for a Credit Lease Loan generally depend on whether such Credit Lease Loan is secured by a Bondable Lease, a Triple Net Lease or a Double Net Lease.

                   DSCR      LTV RATIO
LEASE TYPE      GUIDELINE    GUIDELINE
-------------  ----------- -----------
Bondable .....    1.00x      100%
Triple Net  ..    1.02x       95%
Double Net  ..    1.05x       90%

   Generally, when calculating the DSCR guidelines set forth above, the Mortgage Loan Seller did not adjust the rental income payments in the manner described herein with respect to the calculation of Net Cash Flow. In addition, the Mortgage Loan Seller did not require the escrowing of amounts for taxes, insurance, Capital Items, tenant improvements or leasing commissions for Bondable Leases. The Mortgage Loan Seller did require, in many instances, the escrowing of amounts for taxes, insurance, Capital Items, tenant improvements and/or leasing commissions for Double Net Leases and Triple Net Leases. The actual DSCR and Loan to Value Ratios (both "Leased Value" and "Dark Value") for the Credit Lease Loans is set forth on Annex B hereto.

SIGNIFICANT MORTGAGE LOANS

   The thirteen largest Mortgage Loans or groups of Related Borrower Loans by Initial Pool Balance (each, a "Significant Loan Concentration") are as follows:

 The MGM Plaza Loan

   The Loan. The largest Significant Loan Concentration is a Mortgage Loan (the "MGM Plaza Loan") that represents approximately 9.95% of the Initial Pool Balance. The MGM Plaza Loan was originated by the Mortgage Loan Seller on October 1, 1997 and has a principal balance, as of the Cut-off Date, of $145,894,648. The MGM Plaza Loan is secured by a first mortgage (the "MGM Plaza Mortgage") encumbering the MGM Plaza office complex in Santa Monica, California (the "MGM Plaza Property"). The MGM Plaza Loan was made to Colorado Place Partners, LLC (the "MGM Plaza Borrower"), a Delaware limited liability company. The MGM Plaza Borrower has been structured as a single purpose, bankruptcy remote entity, with a single purpose, bankruptcy remote managing member whose board contains an independent director.

   Payment and prepayment terms and reserves for annual Capital Items for the MGM Plaza Loan are as set forth on Annex A hereto.

   The Property. The MGM Plaza Property, located on approximately 15 acres in Santa Monica, California, encompasses an entire city block and contains six low-rise office buildings surrounding an open-air plaza and extensive on-site amenities, including a health and fitness center, a 3.5-acre park with two tennis courts, a basketball court, a volleyball court, a running path, several specialty retail shops, restaurants and a child care center. The parking for the MGM Plaza Property is located in a three-level, subterranean parking structure containing approximately 3,225 spaces. Three of the office buildings were constructed in 1984 and the other three office buildings were constructed in 1987, 1990 and 1991, respectively. The six office buildings comprising the MGM Plaza Property contain approximately 1,039,052 rentable square feet of office and retail space, and approximately 40,023 rentable square feet of storage space. The major tenants of the MGM Plaza Property are Metro-Goldwyn-Mayer, Inc., Aurora National Life Assurance Company, Symantec Corporation, Value Health, Inc. and Rysher Entertainment, Inc. Based on the MGM Plaza Borrower's August, 1997 rent roll, the MGM Plaza Property was 99% occupied at an average annual rental per square foot of $30.91, primarily on a triple net basis.

   Operating History. The following table shows certain information regarding the operating history of the MGM Plaza Property as provided by the borrower:

                         NET OPERATING INCOME (000S)

                          1994      1995       1996      1997     UNDERWRITTEN
                          NOI        NOI       NOI      NOI (1)        NOI
                       --------- ---------  --------- ---------  --------------
Total Revenue ........  $36,126    $39,104   $43,633    $45,272      $39,736
Total Expense ........  $13,289    $13,531   $13,767    $14,471      $13,904
                       --------- ---------  --------- ---------  --------------
NET OPERATING INCOME    $22,836    $25,573   $29,866    $30,800      $25,832
                       ========= =========  ========= =========  ==============

(1)    For the period from January 1997 through June 1997 annualized.

   Occupancy History. The following table shows certain historical information regarding average occupancy of the office and retail portions of the MGM Plaza Property:

 OCCUPANCY PERIOD  OCCUPANCY
----------------  -----------
August 1997......     99.9%
1996.............     99.4%
1995.............     99.2%
1994.............     97.2%

   Major Tenant Summary. The following table shows certain information regarding the major tenants of the MGM Plaza Property:

                                                          TENANT           % OF
                                                       NET RENTABLE      TOTAL NET
TENANT NAME                                              AREA (SF)     RENTABLE AREA
----------------------------------------------------  -------------- ---------------
Metro-Goldwyn-Mayer, Inc.............................      321,521          29.8%
Aurora National Life Assurance Company...............      136,357          12.6%
Symantec Corporation.................................      107,695          10.0%
Value Health, Inc....................................       82,303           7.6%
Rysher Entertainment, Inc. ..........................       61,279           5.7%
                                                      -------------- ---------------
 TOTAL NET RENTABLE AREA WITH RESPECT TO MAJOR
  TENANTS............................................      709,155          65.7%
                                                      -------------- ---------------
Other Tenants........................................      319,106          29.6%
Storage..............................................       40,023           3.7%
Vacant ..............................................       10,791           1.0%
                                                      -------------- ---------------
 TOTAL NET RENTABLE AREA.............................    1,079,075         100.0%
                                                      ============== ===============

   Rent Credits. Rent credits are or may be due to certain tenants of the MGM Plaza Property. Metro-Goldwyn-Mayer, Inc. is entitled to substantial rent credits in the years 2002 and 2003. To ensure that funds are available to pay principal, interest and other sums due under the MGM Plaza Loan, the MGM Plaza Borrower established an additional debt service sub-account (see "--Lockbox and Reserves" below), which account will be funded from (i) payments due to the MGM Plaza Borrower from International Business Machines Corporation ("IBM"), a former tenant of the MGM Plaza Property ($620,034 due December 1, 1997 and $1,586,892 due May 31, 1999), and
(ii) monthly deposits by the MGM Plaza Borrower ($44,444.45 due monthly from January 11, 1999 through December 11, 2002). Additionally, IBM may be entitled to rent credits in the maximum amount of approximately $1,280,450 on March 31, 1998 and approximately $1,274,450 on May 31, 1999. Due to the debt service due under the MGM Plaza Loan and additional financing referred to below, it is unlikely that IBM will be entitled to a March 31, 1998 rent credit. The MGM Plaza Borrower has established a debt service reserve in the amount of $1,274,450 to pay IBM's May 31, 1999 rent credit, should the same become necessary.

   Lease Roll-Over Summary. The following table shows certain information regarding the expiration of leases of office space in the MGM Plaza Property:

                    EXPIRING    % OF    CUMULATIVE
YEAR ENDING JULY       SF        SF       % OF SF
----------------  ----------- -------  ------------
Vacant...........     10,791      1.0%       1.0%
1998.............     62,595      5.8%       6.8%
1999.............     69,410      6.4%      13.2%
2000.............     84,156      7.8%      21.0%
2001.............    137,078     12.7%      33.7%
2002.............    174,433     16.2%      49.9%
2003.............    295,733     27.4%      77.3%
2004.............     32,776      3.0%      80.3%
2005 (or later) .    212,103     19.6%     100.0%
                  ----------- -------
TOTAL ...........  1,079,075    100.0%
                  =========== =======

   Property Management. The MGM Plaza Property is managed by Maguire Partners Project Services, Inc. (the "MGM Plaza Manager"), an affiliate of the MGM Plaza Borrower, pursuant to a management agreement (the "MGM Plaza Management Agreement'). All fees owed to the MGM Plaza Manager pursuant to the terms of the MGM Plaza Management Agreement have been subordinated to payments to be made under the MGM Plaza Loan. The loan documents executed in connection with the MGM Plaza Loan provide that the MGM Plaza Manager can be terminated (i) upon the occurrence of any event of default under the MGM Plaza Loan or (ii) if, subject to certain limitations, as of the last day of any calendar quarter during the term of the MGM Plaza Loan, the DSCR for the preceding 12-month period is less than 1.1x. Further, subject to certain limitations, if, as of the last day of any calendar quarter during the term of the MGM Plaza Loan, the DSCR for the preceding 12-month period is less than 1.5x, then, upon notice to the MGM Plaza Borrower, the management fees payable under the MGM Plaza Management Agreement will be suspended and an amount equal to such management fees will be retained and reserved by the Servicer in a Lockbox Account until such time, if any, as a DSCR of 1.5x or more is obtained for the 12-month period ending on the last day of each of any two consecutive calendar quarters during the term of the MGM Plaza Loan provided that no event of default is then continuing under the MGM Plaza Loan.

   Lockbox and Reserves. All revenues of the MGM Plaza Property are deposited into a Hard Lockbox. In addition to funding the rent credit and debt service reserves referred to above, each month funds deposited into the Lockbox Account are allocated to pay debt service on the MGM Plaza Loan and to fund reserves for taxes and insurance, Capital Items ($.20 per square foot) and tenant improvements and leasing commissions ($2,000,000.00 initial deposit, $82,089.55 per month until 2003).

   Approval Rights. For each calendar year, the MGM Plaza Borrower is required to submit to the Servicer for the Servicer's written approval an annual budget not later than 75 days prior to the commencement of such calendar year, in form reasonably satisfactory to the Servicer, setting forth in reasonable detail budgeted monthly operating income and monthly operating, capital and other expenses for the MGM Plaza Property. Pursuant to the Loan Coordination Agreement referred to below, the MGM Plaza Borrower will submit each annual budget to the MGM Special Member, who will coordinate approval of such budget between the Servicer, the MGM Special Member and the MGM Mezzanine Lender. The MGM Plaza Borrower is required to operate the MGM Plaza Property in accordance with the approved annual budget then in effect and is not permitted to enter into any contracts or other agreements or make any expenditures not contemplated by such budget (subject to a permitted variance of 5% of total budgeted expenditures (not including any contingency line item)), other than expenditures approved by the Servicer in writing and certain emergency capital expenditures. Each approved annual budget will be adjusted to reflect actual increases in real estate taxes, insurance premiums and utilities expenses.

   Mezzanine Loan. MP-Colorado Place Mezzanine, LLC (the "MGM Mezzanine Borrower"), the regular member of the MGM Plaza Borrower, is the borrower under a non-recourse Mezzanine Loan in the amount of $66,000,000 (the "MGM Mezzanine Loan") made by the Mortgage Loan Seller, as mezzanine lender (in such capacity, the "MGM Mezzanine Lender"), on October 17, 1997. The MGM Mezzanine Loan is secured by (i) a pledge by the MGM Mezzanine Borrower of its regular membership interest in the MGM Plaza Borrower, (ii) a pledge by the owner of 100% of the stock in MP-Colorado Place Manager I, Inc., the managing member of the MGM Plaza Borrower, of such stock, (iii) a pledge of accounts created pursuant to a mezzanine deposit agreement and (iv) a pledge of an interest rate cap agreement entered into in connection with the MGM Mezzanine Loan. The MGM Mezzanine Lender has no lien on the MGM Plaza Property or any of the Escrow Accounts, Lockbox Accounts or Cash Collateral Accounts established under the MGM Plaza Loan. The MGM Mezzanine Lender's sole remedy in the event of non-payment is to foreclose upon the equity and cash collateral accounts pledged to it and terminate the MGM Plaza Manager (subject to the limitations described below).

   The MGM Mezzanine Lender has agreed not to foreclose on its interests in the MGM Plaza Borrower without the consent of the Servicer. After a foreclosure under the MGM Mezzanine Loan, the MGM Mezzanine Lender would own the regular membership interest in the MGM Plaza Borrower and the stock of the managing member of the MGM Plaza Borrower. Such foreclosure would not violate the "due-on-sale" clause under the MGM Plaza Loan. The MGM Mezzanine Lender has also agreed not to transfer the MGM Mezzanine Loan unless the MGM Mezzanine Lender receives written confirmation from each Rating Agency that such transfer would not cause such Rating Agency to downgrade, qualify or withdraw any of its then-current ratings on the Certificates.

   The MGM Plaza Loan and MGM Mezzanine Loan permit the transfer of the MGM Plaza Property and the assumption of the MGM Plaza Loan and the MGM Mezzanine Loan by a real estate investment trust ("REIT") and certain other permitted institutional transferees subject to written confirmation by each Rating Agency that such transfer will not result in a downgrade, qualification or withdrawal of any of the then-current ratings on the Certificates. Any excess proceeds available as a result of a transfer of the MGM Plaza Property to a REIT or other entity will be applied to reduce the outstanding amount of the MGM Mezzanine Loan and the MGM Preferred Equity Interest. However, there can be no assurance that any such transfer will take place or that there will be any excess proceeds.

   Preferred Equity Interest. The Mortgage Loan Seller made a preferred equity investment in the MGM Plaza Borrower in an initial amount of $100,000 (the "MGM Preferred Equity Interest") and in return became a special member of the MGM Plaza Borrower (in such capacity, the "MGM Special Member"). Under the MGM Plaza Borrower's operating agreement (the "MGM LLC Agreement"), the MGM Special Member is entitled to receive preferred distributions of amounts which constitute a monthly preferred rate based upon its preferred equity investment along with the return of its capital. Simultaneously with the origination of the MGM Plaza Loan, the MGM Special Member made a non-recourse subordinate loan in the amount of $43,400,000 (the "MGM Subordinate Loan") to the MGM Plaza Borrower on October 17, 1997. As of the Cut-off Date, the outstanding principal balance of the MGM Subordinate Loan was $43,397,224. The MGM Subordinate Loan is secured primarily by a second lien on the MGM Plaza Property. Pursuant to a Mezzanine Intercreditor Agreement among the Mortgage Loan Seller, the MGM Mezzanine Lender and the MGM Special Member (the "MGM

Intercreditor Agreement"), the MGM Special Member must obtain the consent of the Servicer prior to the exercise of foreclosure or other remedies under the MGM Subordinate Loan. The MGM Special Member has the right, after April 11, 1998, to convert the MGM Subordinate Loan into an increased amount of MGM Preferred Equity Interest equal to the outstanding balance of the MGM Subordinate Loan (the date of such conversion, the "MGM Exercise Date"). Upon such conversion, the second lien will be released and the MGM Special Member will have no lien or right to foreclose on the MGM Plaza Property. Pursuant to the MGM Intercreditor Agreement, the MGM Special Member is obligated to exercise its conversion right in April 1998. This obligation is secured by a pledge of the MGM Subordinate Loan to the Trust Fund. The Servicer will be instructed to exercise this conversion right pursuant to a power of attorney granted by the MGM Special Member if the MGM Special Member does not exercise this conversion right on the MGM Exercise Date.

   For the purposes of the following discussion, it is assumed that the MGM Subordinate Loan will be converted on the Exercise Date, as discussed above, and that all such rights of the MGM Special Member will be exercised exclusively in its capacity as holder of the MGM Preferred Equity Interest.

   Mezzanine and Preferred Equity Payments. The MGM Mezzanine Loan matures on, and the final distribution in respect of the MGM Preferred Equity Interest is scheduled to be made on, November 11, 2000. The interest rate on the MGM Mezzanine Loan and the preferred rate on the MGM Preferred Equity Interest are both based on 30-day LIBOR. Commencing on November 11, 1997 and on the 11th day of each month thereafter, the MGM Mezzanine Loan and the MGM Preferred Equity Interest require monthly payments of interest and, to the extent of remaining Excess Cash Flow, principal. The amount of principal due will be determined by the level of the debt service coverage ratio (calculated based on annual debt service on the MGM Plaza Loan, interest due on the MGM Mezzanine Loan and the preferred yield due on the MGM Preferred Equity Interest) and in total can equal as much as 100% of the Excess Cash Flow from the MGM Plaza Property.

   The MGM Mezzanine Lender has also agreed to consent to a refinancing of the MGM Plaza Loan provided certain conditions are met, including: (i) no event of default shall have occurred; (ii) the new mortgage loan shall have
(A) an interest rate no higher than prevailing market interest rate for loans similar to the MGM Plaza Loan (which shall be determined by the Senior Lender in its sole discretion), (B) a principal balance no more than the principal balance of the MGM Plaza Loan (plus refinancing costs, including any Prepayment Premium and/or Yield Maintenance Charge and the exit fee due the MGM Mezzanine Lender), (C) an amortization schedule no shorter than provided in the MGM Plaza Loan and (D) prepayment terms not less favorable to the MGM Mezzanine Lender than the terms of the MGM Plaza Loan, any proceeds of such refinancing in excess of the amount due under the MGM Plaza Loan are applied to repay the MGM Mezzanine Loan; (iii) the relevant parties enter into amendments to the MGM Mezzanine Loan so as to preserve for the MGM Mezzanine Lender the same benefits it had while the MGM Plaza Loan was outstanding; and
(iv) the MGM Mezzanine Borrower pays to the MGM Mezzanine Lender an exit fee (the "MGM Exit Fee") equal to 3% of the sum of the initial principal amount of the MGM Plaza Loan, the MGM Mezzanine Loan, the MGM Subordinate Loan and the MGM Preferred Equity Interest. The MGM Mezzanine Lender has also agreed to consent to the transfer of the MGM Plaza Property provided that certain conditions are met, including: (i) all of the entities which own an interest in the successor borrower assume the MGM Mezzanine Loan, and agreements relating thereto; and (ii) the MGM Mezzanine Borrower pays the MGM Mezzanine Lender the MGM Exit Fee.

   Control Rights. The MGM Mezzanine Lender and the MGM Special Member each have the right to approve annual budgets of the MGM Plaza Borrower, certain extraordinary operating and affiliated party expenses of the MGM Plaza Borrower and leases on the MGM Plaza Property for space of over 20,000 square feet. Additionally, the MGM Plaza Manager can be terminated and replaced by the MGM Mezzanine Lender upon the occurrence of an event of default under the MGM Mezzanine Loan, by the MGM Special Member upon the occurrence of a breach under the MGM LLC Agreement, or by either the MGM Mezzanine Lender or the MGM Special Member, if the net operating income with respect to the MGM Plaza Property for the twelve-month period preceding any calendar quarter is less than 85% of such net operating income for the twelve-month period preceding the date of origination of the MGM Plaza Loan (subject to certain limitations relating to lease expirations and the bankruptcy of major tenants). The MGM Mezzanine Lender and the MGM Special Member have agreed not to exercise their respective rights to terminate the MGM Plaza Manager unless each Rating Agency confirms that it would not withdraw, qualify or downgrade any of its then-current ratings on the Certificates as a result of such termination. The rights of the MGM Special Member and the MGM Mezzanine Lender to terminate the MGM Plaza Manager, as well as to approve budgets and leases of the MGM Plaza Borrower, are expressly subordinate to the MGM Plaza Loan. Pursuant to a Loan Coordination Agreement, the Senior Lender, the MGM Mezzanine Lender, the MGM Special Member, the MGM Plaza Borrower and the MGM Mezzanine Borrower have agreed that with respect to those rights exercisable by both the MGM Special Member and such lenders (such as the rights to approve budgets and leases of the MGM Plaza Borrower and to terminate and replace the MGM Plaza Manager), generally only the MGM Special Member shall exercise such rights, provided that it consults with and obtains the consent of the Senior Lender prior to exercising such rights. Pursuant to the Loan Coordination Agreement, the Senior Lender may also direct the MGM Special Member to approve leases and annual budgets.

 The 57th Street Building Loan

   The Loan. The second largest Significant Loan Concentration is a Mortgage Loan (the "57th Street Building Loan") that represents approximately 5.12% of the Initial Pool Balance. The 57th Street Building Loan was originated by the Mortgage Loan Seller on September 15, 1997 and has a principal balance as of the Cut-off Date of $75,000,000. The 57th Street Building Loan is secured by a first leasehold mortgage encumbering an office building located in midtown Manhattan (the "57th Street Property"). The 57th Street Building Loan is also secured by a $5,000,000 letter of credit issued by Morgan Guaranty Trust Company of New York, which letter of credit shall be released upon the satisfaction of certain leasing requirements and may be drawn upon the occurrence of a default under the 57th Street Building Loan. The 57th Street Building Loan was made to 135 East 57th Street LLC (the "57th Street Borrower"), a New York limited liability company. Interest-only payments will be made on the 57th Street Building Loan until September 1999; thereafter, principal and interest payments will be made based upon a 30-year amortization schedule.

   Payment and prepayment terms and reserves for Capital Items for the 57th Street Building Loan are as set forth on Annex A hereto.

   The Property. The 57th Street Property is an office building located at the corner of 57th Street and Lexington Avenue in New York City. The 57th Street Property has approximately 412,436 leasable square feet and was completed in 1988. Among the larger tenants leasing space at the 57th Street Property are ING Bank (85,000 square feet), Boston Consulting Group (37,500 square feet) and Eastridge Capital (19,750 square feet). The 57th Street Property is ground leased by the 57th Street Borrower pursuant to a ground lease that expires on December 31, 2103. The annual rent payable under the ground lease will be adjusted on January 1, 2008, January 1, 2020, January 1, 2045, January 1, 2070 and January 1, 2095. The adjusted rent will be equal to the greatest of (i) the then current annual rent, (ii) 7% of the value of the initially demised land and (iii) the product of the then average prime rate (calculated by taking the average of the prime rate (which rate is the average of the annual interest rates charged on such date by the 3 largest commercial banks having an office for the receipt of demand deposits in New York City having the highest credit rating for loans for a term of not more than 90 days) on the date which is two years prior to the adjusted rent date and the prime rate on such adjusted rent date) and the current value of the initially demised land. Based on the 57th Street Borrower's September 1997 rent roll, the 57th Street Property was approximately 99% occupied at an approximate average rent per square foot of $41.88.

   Property Management. The 57th Street Property is managed by Cohen Brothers Realty Corporation (the "57th Street Manager"), an affiliate of the 57th Street Borrower. The loan documents executed in connection with the 57th Street Building Loan provided that the 57th Street Manager can be terminated upon the occurrence of (i) any event of default under the 57th Street Building Loan or (ii) any decrease of 25% or more in net operating income with respect to the 57th Street Property for any twelve-month period.

   Lockbox and Reserves. A Hard Lockbox is in place with respect to the 57th Street Building Loan. All rents are paid directly to a Lockbox Account and transferred periodically to a Cash Collateral Account. Funds deposited in such Cash Collateral Account are allocated to a debt service sub-account, a tax, insurance and ground rent sub-account, a Capital Item sub-account, an operating sub-account and a remaining cash flow sub-account. Amounts on deposit in the remaining cash flow sub-account for each month are, provided no default exists under the 57th Street Building Loan, transferred to an account to be applied towards the 57th Street Mezzanine Loan, provided, however, if the related Anticipated Repayment Date has occurred, 75% of all amounts in the remaining cash flow sub-account, after remitting payments to the holder of the 57th Street Mezzanine Loan, will be applied to amortize the 57th Street Building Loan.

   Mezzanine Debt. The Mortgage Loan Seller made a $25,000,000 Mezzanine Loan (the "57th Street Mezzanine Loan") which is secured by a pledge by 135 East 57th Street Holdings LLC (the "57th Street Mezzanine Borrower") of its 99% non-managing equity interest in the 57th Street Borrower as well as all of the stock in the 57th Street Borrower's managing member. The 57th Street Mezzanine Loan matures on September 11, 2007. No amortization of the 57th Street Mezzanine Loan is required until October 11, 1999. From and after October 11, 1999, the 57th Street Mezzanine Borrower is required to make a constant monthly payment which will be applied first, to the payment of interest and second, to the payment of principal. Upon a default under the 57th Street Mezzanine Loan, the holder would be entitled to foreclose upon the pledged equity. A foreclosure of the pledged equity would not trigger the "due-on-sale" provisions contained in the 57th Street Building Loan or otherwise constitute a default under the 57th Street Building Loan. With respect to such Mezzanine Loan, the Mortgage Loan Seller has entered into a Mezzanine Intercreditor Agreement. See "Risk Factors --Other Financing." The Mortgage Loan Seller has committed to sell the 57th Street Mezzanine Loan to an institutional investor. Such purchaser will have the right to foreclose on the related equity collateral without the prior consent of the Senior Lender or the receipt of any rating agency confirmation.

 The Paramount Hotel Loan

   The Loan. The third largest Significant Loan Concentration is a Mortgage Loan (the "Paramount Hotel Loan") that represents approximately 5.04% of the Initial Pool Balance. The Paramount Hotel Loan was originated by the Mortgage Loan Seller on September 22, 1997 and has a principal balance as of the Cut-off Date of $73,867,407. The Paramount Hotel Loan is secured by a first mortgage (the "Paramount Mortgage") encumbering a hotel (the "Paramount Hotel") located in New York City. The Paramount Hotel Loan was made to Century Paramount LLC (the "Paramount Hotel Borrower"), a New York limited liability company owned jointly by Ian Schrager and Philip Pilevsky.

   Payment and prepayment terms and reserves for Capital Items for the Paramount Hotel Loan are as set forth on Annex A.

   The Property. The Paramount Hotel is a 590 room, full-service boutique hotel located in New York City, which was constructed in 1927 and fully renovated in 1997. Based on the Paramount Hotel Borrower's September 1997 operating statement, the 12-month occupancy for calendar year 1996 for the Paramount Hotel was 85.3% at an average daily rate of $158.26. The Paramount Hotel contains a fitness center and three leased-out food and beverage facilities including Coco Pazzo Teatro, the Whiskey Bar and Dean & DeLuca.

   Property Management. The Paramount Hotel is managed by Ian Schrager Hotels, LLC (the "Paramount Manager"), an affiliate of the Paramount Hotel Borrower. The loan documents executed in connection with the Paramount Hotel Loan provide that the Paramount Manager can be terminated if an event of default occurs under the Paramount Hotel Loan. The loan documents further provide that if the DSCR falls below 1.20x for any trailing four calendar quarters, the Paramount Manager's fee will be accrued and held by the lender and that the Paramount Manager will only receive reimbursement for overhead expenses until the DSCR of 1.20x is achieved for a full calendar quarter.

   Lockbox and Reserves. All revenues of the Paramount Hotel are deposited directly into a Hard Lockbox. Funds deposited into the Lockbox Account are allocated to a tax and insurance sub-account, a debt service sub-account, a Capital Item sub-account, an operating sub-account and to the mezzanine cash collateral account (to cover debt service on the Paramount Mezzanine Loan, as defined below). After the foregoing sub-accounts have been funded, provided that no event of default has occurred and is continuing, all excess property income shall be transferred to the operating account of the Paramount Hotel Borrower until the related Anticipated Repayment Date, at which time all such sums shall instead be applied to amortize the Paramount Hotel Loan.

   Mezzanine Debt. There is a $7,000,000 Mezzanine Loan, of which $3,394,635 was advanced at origination, from Mortgage Loan Seller to CP-MZ Associates LLC ("CP-MZ") which is secured by a pledge of CP-MZ's 99% non-managing equity interest in the Paramount Hotel Borrower as well as all of the stock in the Paramount Hotel Borrower's managing member (the "Paramount Mezzanine Loan"). The Paramount Mezzanine Loan matures on October 11, 2005. CP-MZ is obligated to make the following monthly payments under the Paramount Mezzanine Loan:
(a) a payment of $72,916.67 and, if an event of default has occurred under the Paramount Mezzanine Loan, a payment equal to all excess cash flow and (b) a payment of interest at a floating rate. Upon a default under the Paramount Mezzanine Loan, the holder of such debt would be entitled to foreclose upon the pledged equity, but only with the consent of the Servicer. A foreclosure of the pledged equity would not trigger the "due-on-sale" provisions contained in the Paramount Mortgage or otherwise constitute a default under the Paramount Hotel Loan. With respect to such Mezzanine Loan, the Mortgage Loan Seller has entered into a Mezzanine Intercreditor Agreement. See "Risk Factors -- Other Financing."

 The Beverly Connection Loan

   The Loan. The fourth largest Significant Loan Concentration is a Mortgage Loan (the "Beverly Connection Loan") that represents approximately 4.30% of the Initial Pool Balance. The Beverly Connection Loan was originated by the Mortgage Loan Seller on August 26, 1997 and has a principal balance as of the Cut-off Date of $63,000,000. The Beverly Connection Loan is secured by a first mortgage (the "Beverly Mortgage") encumbering an anchored shopping center commonly known as Beverly Connection located in Los Angeles, California (the "Beverly Property"). The Beverly Connection Loan was made to The Beverly Connection LLC, a special purpose California limited liability company (the "Beverly Borrower"). Interest only payments are made on the Beverly Connection Loan until August 1999; thereafter principal and interest payments are made based upon a 28 year amortization schedule.

   Payment and prepayment terms and reserves for Capital Items for the Beverly Connection Loan are as set forth on Annex A hereto.

   The Property. The Beverly Property is an anchored shopping center comprising approximately 254,302 leasable square feet of retail space located in Los Angeles, California, which was constructed in 1990. Based on the Beverly Borrower's August 1997 rent roll, the Beverly Property was approximately 100% leased at an approximate average rent per square foot of $27.25. Among the larger tenants leasing space at the Beverly Property are Ralph's Grocery Co. (approximately 50,000 square feet), General Cinema (approximately 43,385 square feet), Sports Chalet (approximately 22,327 square feet) and Rexall Drug Store (approximately 20,926 square feet).

   Property Management. The Beverly Property is managed by the Trident Group Inc., an affiliate of the Beverly Borrower. The loan documents executed in connection with the Beverly Connection Loan provide that any future management agreement entered into by the Beverly Borrower with a third party will be subject to the execution by the manager of the form of consent and agreement with respect to managers then being used by the lender.

   Lockbox and Reserves. All revenues of the Beverly Property are deposited into a Hard Lockbox from which funds are swept monthly to a Cash Collateral Account to fund a tax and insurance sub-account, a debt service sub-account, a Capital Item sub-account, a leasing reserve sub-account, an operating expenses sub-account and a borrower remainder sub-account. Funds swept into the borrower remainder sub-account are then paid to the Mortgage Loan Seller as the holder of the Mezzanine Note, until the Mezzanine Note has been paid in full; thereafter, all excess income will be released to the Beverly Borrower. After the related Anticipated Repayment Date, all sums which would otherwise have been allocated to the borrower remainder sub-account will instead be applied to amortize the Beverly Connection Loan.

    Mezzanine Debt. There is a $1,500,000 Mezzanine Loan from the Mortgage Loan Seller to the regular members' of the Beverly Borrower, which loan is secured by a pledge of all (i) the non-managing member's interest in the Beverly Borrower and (ii) all of the stock of the managing member of the Beverly Borrower (the "Beverly Mezzanine Loan"). The Beverly Mezzanine Loan has a maturity date of September 11, 2004 and bears interest at a floating rate. Interest payments and minimum monthly payments of principal in the amount of $17,857.14 are due on the first day of each month under the Beverly Mezzanine Loan. With respect to such Mezzanine Loan, the Mortgage Loan Seller has entered into a Mezzanine Intercreditor Agreement. Upon a default under the Beverly Connection Loan, the holder of such debt would be entitled to foreclose upon the pledged equity with the consent of the Servicer. A foreclosure of the pledged equity would not trigger the "due-on-sale" provisions contained in the Beverly Mortgage or otherwise constitute a default under the Beverly Connection Loan. See "Risk Factors -- Other Financing."

 The Graoch Associates Loans

   The Loans. The fifth largest Significant Loan Concentration is a group of eight Related Borrower Loans (collectively, the "Graoch Associates Loans"), which, in the aggregate, represent approximately 3.81% of the Initial Pool Balance and have an aggregate principal balance as of the Cut-off Date of $55,803,476. The Mortgage Loans which make up the Graoch Associates Loans were originated by the Mortgage Loan Seller in October 1997. The Graoch Associates Loans consist of eight separate loans to five different special purpose Washington limited partnerships that are affiliates of Graoch Associates Limited Partnership (each a "Graoch Associates Borrower") and each is secured by a first mortgage encumbering a property located in Arkansas, Kentucky, Oklahoma or Washington improved by a multifamily apartment complex (singularly, a "Graoch Associates Property" and collectively, the "Graoch Associates Properties"). Except for the Pool Loan which is secured by the properties more particularly described in clause (f) below, the separate loans which make up the Graoch Associates Loans are neither cross-collateralized nor cross-defaulted.

   Payment and prepayment terms and reserves for Capital Items for the Graoch Associates Loans are as set forth on Annex A hereto.

   The Properties. The Graoch Associates Loan Properties consists of eleven properties which secure eight loans. The four properties listed in clause (f) below secure Loan No. 32:

                                      YEAR BUILT/                                   # OF
PROPERTY NAME                          RENOVATED               LOCATION            UNITS    OCCUPANCY      VALUE
----------------------------------  --------------- ----------------------------  ------- -----------  -------------
(a) Autumn Run Apts.                     1972/NA     Louisville, Kentucky            204        85%      $ 7,800,000
(b) Casa Del Lago Apts.                  1972/NA     Lake Jackson, Texas              84        88%      $ 1,750,000
(c) Court of Flags Apts.                1990/1992    Kent, Washington                218        99%      $14,300,000
(d) Eagles Landing                       1990/NA     Tacoma, Washington              230        90%      $10,750,000
(e) Emerald Point Apts.                  1990/NA     Lacey, Washington               100        98%      $ 4,830,000
(f) Fox Creek--Summary
    (1) Fox Creek Apts.                  1985/NA     Texarkana, Arkansas             160        87%      $ 5,200,000
    (2) Spanish Trace/Spanish Trails 1971, 1984/1997 Texarkana, Arkansas             229        85%      $ 4,250,000
    (3) Fox Creek Camden                 1985/NA     Camden, Arkansas                120        99%      $ 2,800,000
    (4) Fox Creek Magnolia               1983/NA     Magnolia, Arkansas               48        94%      $ 1,310,000
(g) Polo Club Apts.                      1990/NA     University Place, Washington    240        98%      $12,530,000
(h) Southern Slope Apts.                 1983/NA     Tulsa, Oklahoma                 142        93%      $ 6,400,000

   Property Management. The Graoch Associates Properties are managed by Pinnacle Realty Management Corporation. The loan documents executed in connection with the Graoch Associates Loans provide that the property manager can be terminated with respect to a Graoch Associates Property upon an event of default under the related Graoch Associates Loan.

   Lockbox and Reserves. A cash management agreement was executed with respect to each of the Graoch Associates Loans. Each cash management agreement provides for a Springing Lockbox that becomes operative upon the earlier to occur of the occurrence of an event of default or the date that is one month prior to the related Anticipated Repayment Date. Funds deposited into the Lockbox Account are allocated to a tax and insurance sub-account, a required repairs sub-account, a monthly debt service sub-account, a Capital Item sub-account, an operating expense sub-account, a special tenant improvement sub-account, and a borrower remainder sub-account. After the related Anticipated Repayment Date, all sums which would otherwise have been allocated to the borrower remainder sub-account shall instead be applied to amortize the relevant Graoch Associates Loans.

 The Gift Center Loan

   The Loan. The sixth largest Significant Loan Concentration is a Mortgage Loan (the "Gift Center Loan") that represents approximately 2.93% of the Initial Pool Balance. The Gift Center Loan was originated by the Mortgage Loan Seller on November 10, 1997 and has a principal balance as of the Cut-off Date of $42,969,590. The Gift Center Loan is secured by a first mortgage encumbering a retail property located at Showplace Square in San Francisco, California (the "Gift Center Property"). The Gift Center Loan was made to Buchanan Street Associates, LP, a California limited partnership, and to Lapin Associates, LP, a California limited partnership (collectively, the "Gift Center Borrower").

   Payment and prepayment terms and reserves for Capital Items for the Gift Center Loan are set forth on Annex A hereto.

   The Property. The Gift Center Property is a 311,144 square foot multi-tenanted wholesale facility catering to jewelry and gift related businesses located in San Francisco, California, which was constructed in 1920 and renovated in 1996, and consists of 344 tenant suites which are operated as wholesale and retail showrooms. Based on the Gift Center Borrower's October 1997 rent roll, the Gift Center Property was approximately 98% leased at an approximate average rent per square foot of $26.11.

   Property Management. The Gift Center Property is managed by the Gift Center Borrower. The loan documents executed in connection with the Gift Center Loan provide that the property manager can be terminated upon an event of default under the Gift Center Loan or if the DSCR for the Gift Center Property falls below 1.10x.

   Lockbox and Reserves. A cash management agreement was executed with respect to the Gift Center Loan. The cash management agreement provides for a Springing Lockbox that becomes operative in the event the DSCR for the Gift Center Property falls below 1.10x for the preceding 12-month period and upon the earlier to occur of an event of default or the date which is six months prior to the related Anticipated Repayment Date. Funds deposited into the Lockbox Account are allocated to a tax and insurance sub-account, a ground rent sub-account, a debt service sub-account, a Capital Item sub-account and a reletting sub-account.

 The Johnson City/Stone Mountain Loans

   The Loans. The seventh largest Significant Loan Concentration is a group of two Related Borrower Loans (collectively, the "Johnson City/Stone Mountain Loans"), which, in the aggregate, represent approximately 2.88% of the Initial Pool Balance and have an aggregate principal balance as of the Cut-off Date of $42,218,139. The Johnson City/Stone Mountain Loans currently consists of two separate loans to two different special purpose Georgia limited liability companies sponsored by the same principals (each a "Johnson City/Stone Mountain Borrower") and were each originated by the Mortgage Loan Seller on November 10, 1997. One loan is secured by a $18,250,000 first mortgage encumbering a property in Johnson City, Tennessee (the "Johnson City Property"), while the other loan (the "Stone Mountain Loan") is secured by a $24,000,000 first mortgage encumbering a property located in Stone Mountain, Georgia (the "Stone Mountain Property" and together with the Johnson City Property, collectively, the "Johnson City/Stone Mountain Properties"). The separate loans which make up the Johnson City/Stone Mountain Loans are neither cross-collateralized nor cross-defaulted.

   A $3,600,000 letter of credit was issued by Union Bank of Switzerland and delivered as additional collateral for the Stone Mountain Loan. The Servicer may draw upon the letter of credit upon the occurrence of an event of default (in which event the proceeds will be used to reduce the then outstanding principal balance). The letter of credit agreement executed in connection with the letter of credit provides that The Johnson City/Stone Mountain Borrower may, on any payment date from December 1997 through May 1998, prepay the Stone Mountain Loan without Prepayment Premium or Yield Maintenance Charge with respect to that portion of such prepayment equal to $1,600,000; provided, however, that any portion of such prepayment exceeding $1,600,000 shall be subject to a Yield Maintenance Charge. In the event of such a Required Prepayment, a Yield Protection Payment shall be made. Portions of the letter of credit will be released upon the satisfaction of certain conditions, including, achievement of a DSCR of 1.20x for any trailing twelve-month period.

   Payment and prepayment terms and reserves for Capital Items for the Johnson City/Stone Mountain Loans are as set forth on Annex A hereto.

   The Properties. The Johnson City Property is a 246,621 square foot Retail Property located in Johnson City, Tennessee, which was constructed in April 1997. Among the larger tenants leasing space at the Johnson City Property are Service Merchandise (50,000 square feet), Stein Mart (36,198 square feet), Circuit City (27,447 square feet) and Petsmart (26,420 square feet). Based on the Johnson City/Stone Mountain Borrower's September 1997 rent roll, the Johnson City Property was approximately 88% leased at an approximate average rent per square foot of $9.44. The Stone Mountain Property is a 336,663 square foot Retail Property located in Stone Mountain, Georgia, which was constructed in 1991. Among the larger tenants leasing space at the Stone Mountain Property are Media Play (47,036 square feet), Sportslife (37,000 square feet), T.J. Maxx (32,000 square feet) and Marshall's (27,000 square feet). Based on the Johnson City/Stone Mountain Borrower's October 1997 rent roll, the Stone Mountain Property was approximately 84% leased at an approximate average rent per square foot of $10.44.

   Property Management. The Johnson City/Stone Mountain Properties are managed by CNM Management Associates. The loan documents executed in connection with the Johnson City/Stone Mountain Loans provide that the property manager can be terminated upon an event of default under the Johnson City/Stone Mountain Loan or if the DSCR for the Johnson City Property or the Stone Mountain Property falls below 1.23x and 1.20x, respectively.

   Lockbox and Reserves. A cash management agreement was executed with respect to each loan comprising the Johnson City/Stone Mountain Loans. Each cash management agreement provides that all revenues of the Johnson City/Stone Mountain Properties are deposited into a Modified Lockbox. Funds deposited into the Lockbox Account are allocated to a tax and insurance sub-account, a debt service sub-account, a required repairs sub-account, a Capital Item reserve sub-account, an operating expense sub-account, a leasing reserve sub-account and a borrower remainder sub-account. After the related Anticipated Repayment Date, all sums which would otherwise have been allocated to the borrower remainder sub-account shall instead be applied to amortize the Johnson City/Stone Mountain Loans.

 The Realmark Loans

   The Loans. The eighth largest Significant Loan Concentration is a group of 13 Related Borrower Loans (collectively, the "Realmark Loans"), which, in the aggregate, represent approximately 2.77% of the Initial Pool Balance. The Realmark Loans were originated by the Mortgage Loan Seller during the period from May 1997 through November 1997 and have an aggregate principal balance as of the Cut-off Date of $40,605,521. The Realmark Loans are 13 separate loans to 13 different special purpose New York limited liability companies that are subsidiaries of five public limited partnerships which are affiliates of Realmark Properties, Inc. or J.M. Jason & Co., Inc. (each, a "Realmark Borrower"). Each Realmark Borrower has a managing member which is a New York special purpose corporation. Each Realmark Loan is secured by a first mortgage (each, a "Realmark Mortgage") encumbering a property located in Alabama, Florida, Indiana, Kentucky, New York, North Carolina, Ohio, Pennsylvania, or South Carolina improved by a multifamily apartment facility or an office/warehouse facility (singularly, a "Realmark

Property" and collectively, the "Realmark Properties"). The mortgage encumbering one of the Realmark Properties located in South Carolina encumbers the Realmark Borrower's leasehold interest in said Realmark Property. The Realmark Loans are neither cross-collateralized nor cross-defaulted.

   Payment and prepayment terms and reserves for Capital Items for the Realmark Loans are as set forth on Annex A hereto.

   The Properties. The Realmark Properties consist of the following thirteen properties:

                                                                    GROSS
                                YEAR BUILT/                        LEASABLE
PROPERTY NAME                    RENOVATED        LOCATION       SQUARE FEET     MAJOR TENANTS     OCCUPANCY      VALUE
-----------------------------  ------------- -----------------  ------------- ------------------  ----------- ------------
RM-Inducon Columbia                 1991     West Columbia,         90,910    Premier Graphics        98%       $4,100,000
                                             South Carolina                   Contec
RM-St. Rita's Office Building       1991     Amherst, New York      63,359    Voice Technologies      100%      $5,500,000
                                                                              Group
                                                                              J.M. Jayson & Co.,
                                                                              Inc.
RM-Research Triangle                1987     Durham,               114,071    PBM Graphics            100%      $7,700,000
                                             North Carolina


                                YEAR BUILT/                          # OF
PROPERTY NAME                    RENOVATED   LOCATION               UNITS     TYPE OF UNITS        OCCUPANCY       VALUE
-----------------------------  ------------- -----------------  ------------- ------------------  ----------- ------------
RM-Beaver Creek                     1975     Monaca (Center             80    Apartments              88%       $1,800,000
                                             Township),
                                             Pennsylvania
RM-Jackson Park                     1970     Seymour, Indiana          102    Apartments              92%       $2,800,000
RM-O'Hara Apartments                1973     Greenville, South         100    Apartments              96%       $2,700,000
                                             Carolina
RM-Player's Club                    1986     Lutz, Florida             144    Apartments              94%       $4,150,000
RM-Stonegate Townhomes              1983     Mobile, Alabama           130    Apartments              92%       $3,540,000
RM-The Fountains Apartments         1971     Union Township,           215    Apartments              92%       $5,700,000
                                             Ohio
RM-The Villa Apartments             1971     Greenville, South         192    Apartments              85%       $5,100,000
                                             Carolina
RM-Wayne Estates                  1975-79    Huber Heights,            158    Apartments              97%       $4,100,000
                                             Ohio
RM-Williamsburg North               1965     Columbus, Indiana         192    Apartments              90%       $5,000,000
RM-Camelot East Apartments        1970-71    Louisville,               204    Apartments              96%       $6,500,000
                                             Kentucky

   Property Management. The Realmark Properties are managed by Realmark Corporation, an affiliate of the Realmark Borrowers, pursuant to management agreements that terminate upon sixty (60) days' written notice given by either the respective Realmark Borrower or the property manager. The loan documents executed in connection with the Realmark Loan provide that the property manager can be terminated with respect to a Realmark Property upon an event of default under the respective Realmark Loan.

   Lockbox and Reserves. A cash management agreement was executed with respect to each of the Realmark Loans. Each cash management agreement provides for a Springing Lockbox that becomes operative upon the earlier to occur of twenty (20) days after the occurrence of an event of default or the date that is one year prior to the related Anticipated Repayment Date. Under each cash management agreement, tenants of the Realmark Property may be required to make all payments due to the Realmark Borrowers directly into a Lockbox Account established under the related cash management agreement. Funds deposited into the Lockbox Account are allocated to a tax and insurance sub-account, a debt service payment sub-account, a Capital Item sub-account, a required repairs sub-account, and a borrower remainder sub-account. After the related Anticipated Repayment Date, all sums which would otherwise have been allocated to the borrower remainder sub-account shall instead be applied to amortize the applicable Realmark Loan.

   Mezzanine Debt. The Mortgage Loan Seller has committed (subject to the satisfaction of certain conditions) to provide up to $1,200,000 of Mezzanine Loans to affiliates of the Realmark Borrower in connection with such affiliates' buyout of certain limited partnership interests of certain of the Realmark Borrowers. Such Mezzanine Loans would be supported by the Excess Cash Flow from at least three Realmark Properties. In connection with such Mezzanine Loans, the Mortgage Loan Seller would execute a Mezzanine Intercreditor Agreement.

 The Embassy Suites Loan

   The Loan. The ninth largest Significant Loan Concentration is a Mortgage Loan (the "Embassy Suites Loan") that represents approximately 2.53% of the Initial Pool Balance. The Embassy Suites Loan was originated by the Mortgage Loan Seller on November 17, 1997 and has a principal balance as of the Cut-off Date of $37,100,000. The Embassy Suites Loan is secured by a first mortgage encumbering a hotel (the "Embassy Suites Hotel") located in Washington, D.C. The Embassy Suites Loan was made to SES/D.C. Venture, a District of Columbia general partnership (the "Embassy Suites Borrower").

   Payment and prepayment terms and reserves for Capital Items for the Embassy Suites Loan are as set forth on Annex A.

   The Property. The Embassy Suites Hotel is a 318 room, full service hotel located in Washington, D.C., which was constructed in 1987. Based on the Embassy Suites Borrowers' December 31, 1996 operating statement, the trailing 12-month occupancy for the period ending August 1, 1997 for the Embassy Suites Hotel is 76% at an average daily rate of $152.06. The Embassy Suites Hotel is a nine-story hotel with an indoor swimming pool, fitness center, central atrium, restaurant, lounge and 4,290 square feet of meeting and ballroom space.

   Property Management. The Embassy Suites Hotel is managed by Promus Hotels, Inc. (the "Embassy Suites Manager"), an affiliate of the Embassy Suites Borrower. The loan documents executed in connection with the Embassy Suites Loan provide that the Embassy Suites Manager can be terminated if an event of default occurs under the Embassy Suites Loan. Doubletree Corporation is currently negotiating a merger with the Embassy Suites Manager. The Embassy Suites Loan documents prohibit a change in management without lender's consent.

   Lockbox and Reserves. A cash management agreement was executed with respect to the Embassy Suites Loan. The cash management agreement provides for a Springing Lockbox that becomes operative in the event the DSCR for the Embassy Suites Hotel falls below 1.15x for the preceding 12 month period or the earliest to occur of (i) an event of default under the Embassy Suites Loan, (ii) the date on which the Embassy Suites Manager ceases to manage the Embassy Suites Hotel or (iii) the related Anticipated Repayment Date. Under the cash management agreement, a clearing bank will be required to make all payments in connection with the Embassy Suites Loan directly into a Lockbox Account, which will be swept on a regular basis to a Cash Collateral Account and allocated to a tax and insurance sub-account, a debt service sub-account, a Capital Item reserve sub-account, an operating expense sub-account and a borrower remainder sub-account. After the related Anticipated Repayment Date, all Excess Cash Flow will be applied to amortize the Embassy Suites Loan.

 The ECC Loans

   The Loans. The tenth largest Significant Loan Concentration is a group of three Related Borrower Loans (collectively, the "ECC Loans"), which, in the aggregate, represent approximately 2.46% of the Initial Pool Balance and have an aggregate principal balance as of the Cut-off Date of $36,046,747. Two of the ECC Loans, with an aggregate principal balance as of the Cut-off Date of $28,846,747, were originated by the Mortgage Loan Seller on August 29, 1996 and one of the ECC Loans, with a principal balance as of the Cut-off Date of $7,200,000, was originated by the Mortgage Loan Seller on January 7, 1997. The ECC Loans are three separate loans to three different special purpose Oregon limited partnerships and one special purpose Nevada limited partnership (the Boulder Cascade Property (as hereinafter defined) loan was made to two special purpose limited partnerships, one Oregon and one Nevada; each of the four, an "ECC Borrower"). One ECC Loan is secured by an $18,500,000 first mortgage encumbering a property located in Mesa, Arizona (the "Mesa Regal Property"), another ECC Loan is secured by a $10,400,000 first mortgage encumbering a property located in Kissimmee, Florida (the "Sherwood Forest Property") and the third ECC Loan is secured by a $7,200,000 first mortgage encumbering a property located in Las Vegas, Nevada (the "Boulder Cascade Property" and together with the Mesa Regal Property and the Sherwood Forest Property, collectively, the "ECC Properties"). The separate ECC Loans are neither cross-collateralized nor cross-defaulted.

   Payment and prepayment terms and reserves for Capital Items for the ECC Loans are as set forth on Annex A hereto.

   The Properties. The Mesa Regal Property is a 2,005-pad site recreational vehicle park situated on 110.47 acres of land in Mesa, Arizona. Based on the ECC Borrower's September 1997 rent roll, the Mesa Regal Property was approximately 83% leased at an approximate average rent per leased pad of $2,278.84 per year. Amenities of the Mesa Regal Property include a full service travel agency, an on-site cafe, barber shop, beauty salon, post office, four heated swimming pools and one heated lap pool, one sheltered whirlpool, two volleyball courts, three lighted tennis courts, twenty-four lighted shuffleboard courts, an amphitheater/softball field, arts and crafts rooms and laundry facilities. The Sherwood Forest Property consists of 678 fully developed mobile home sites (both single and double-wide) and 91 recreational vehicle sites on a 150.44 acre site. Based on the ECC Borrower's June 1997 rent roll, the Sherwood Forest Property was approximately 86% leased at an approximate average rent per leased pad of $3,550.99/ $2,628.62 per year (mobile home pad/recreational vehicle pad). Amenities of the Sherwood Forest Property include a 4,212 square foot clubhouse, an 8,106 square foot clubhouse (with 1,504 square feet of covered porch area), three heated swimming pools, four jacuzzis, two bocci ball courts, two tennis courts, ten shuffleboard courts and a gazebo. The Boulder Cascade Property is a 299 space mobile home park situated on 38.83 acres of land. Based on the ECC Borrower's October 1997 rent roll, the Boulder Cascade Property was approximately 100% leased at an approximate average rent per leased unit of $409.46 per month. Amenities of the Boulder Cascade Property include a 6,024 square foot clubhouse/ office (with a billiards room, library, card room, recreation area with kitchen, restrooms, an indoor jacuzzi and laundry facilities), a heated swimming pool, jacuzzi and a carwash area.

   Property Management. The Mesa Regal Property is managed by Leisure Resorts of America Inc. The Sherwood Forest Property is managed by the Arnold Management Company. The Boulder Cascade Property is managed by Fuller and Company. The loan documents executed in connection with the ECC Loan provide that the property manager can be terminated upon an event of default under the ECC Loan or if, with respect to the Mesa Regal Property and the Sherwood Forest Property, there is an operating shortfall, and with respect to the Boulder Cascade Property, there is an operating shortfall and such operating shortfall continues for three months.

   Lockbox and Reserves. A cash management agreement was executed with respect to each loan comprising the ECC Loan. Each cash management agreement provides that all revenues of the ECC Properties are collected by the respective property manager and deposited into a Modified Lockbox swept into a Cash Collateral Account on a regular basis and allocated to a tax and insurance sub-account, a debt service sub-account, an operations and maintenance sub-account, an impound costs sub-account, a replacement reserve sub-account, a curtailment reserve sub-account, a prepaid rent sub-account (with respect to the Mesa Regal Property Loan only) and a borrower remainder sub-account. After the related Anticipated Repayment Date all sums which would otherwise have been allocated to the borrower remainder sub-account shall instead be applied to amortize the related ECC Loan.

   Subordinate Debt. There is a $1,000,000 loan (the "Sherwood Forest Junior Loan"), from the Mortgage Loan Seller to the ECC Borrower under the Sherwood Forest Property Loan (the "Sherwood Forest Borrower") which loan is secured by a second mortgage encumbering the Sherwood Forest Property. Upon a default under the Sherwood Forest Junior Loan the holder thereof will not be entitled to accelerate the debt, foreclose its lien or pursue any remedies thereunder at any time that the ECC Loan secured by the Sherwood Property is outstanding. The Sherwood Forest Junior Loan is subordinate to the Mortgage Loan secured by the Sherwood Forest Property Loan. The Sherwood Forest Junior Loan matures on September 1, 1998. So long as the Mortgage Loan secured by the Sherwood Forest Property is outstanding, the Mortgage Loan Seller may not accelerate the Sherwood Forest Junior Loan and may not exercise any remedies under the Sherwood Forest Junior Loan.

   Ellenburg Capital Corporation Reorganization. As of June 1997, Ellenburg Capital Corporation (the original sponsor of the ECC Borrowers) had a reported principal net worth of approximately $30,000,000. Although each of the ECC Borrowers has made all payments due the Mortgage Loan Seller pursuant to the terms of their respective ECC Loans, shareholder disputes resulted in an involuntary bankruptcy filing for the partnerships controlled by Ellenburg Capital Corporation, including all of the ECC Borrowers. The ECC Borrower with respect to the Mesa Regal Property was dismissed from the bankruptcy proceeding on December 2, 1997. It is anticipated that the ECC Borrowers with respect to the Boulder Cascade Property Loan and the Sherwood Forest Property Loan will be dismissed from their respective bankruptcy proceedings. Notwithstanding the foregoing, there can be no assurance either that such bankruptcy proceedings will be dismissed or as to the timing of any such dismissal. At all times during, and since the dismissal of, the bankruptcy proceedings, each ECC Borrower has timely made all payments due to the Mortgage Loan Seller pursuant to its ECC Loan. It is currently anticipated that the ECC Properties will be sold to Manufactured Housing Communities, Inc., a publicly traded real estate investment trust (the industry's largest owner of manufactured housing properties).

 The Ramada Suites Loan

   The Loan. The eleventh largest Significant Loan Concentration is a Mortgage Loan (the "Ramada Suites Loan") that represents approximately 2.28% of the Initial Pool Balance. The Ramada Suites Loan was originated by the Mortgage Loan Seller on November 7, 1997 and has a principal balance as of the Cut-off Date of $33,462,179. The Ramada Suites Loan is secured by a first mortgage encumbering the fee and leasehold interests of a hotel (the "Ramada Suites Hotel") located in Weehawken, New Jersey. The Ramada Suites Loan was made to River-PW Hotel Limited Partnership, a New Jersey partnership (the "Ramada Suites Borrower").

   Payment and prepayment terms and reserves for Capital Items for the Ramada Suites Loan are as set forth on Annex A.

   The Property. The Ramada Suites Hotel is a 244 room, all suites, full service hotel located in the Lincoln Harbor development in Weehawken, New Jersey. The Ramada Suites Property opened in August 1991. The Ramada Suites Borrower is planning an expansion whereby an additional 108 suites are scheduled to be completed in March 1999 (the "Ramada Suites Expansion"). The Ramada Suites Hotel, part of the Lincoln Harbor development, is a nine-story hotel with a heated indoor swimming pool and locker room facilities, an exercise/fitness facility, 3,600 square feet of meeting space and a restaurant. The Lincoln Harbor development is a mixed use development adjacent to the Lincoln Tunnel encompassing approximately 1.5 million square feet of office space, a food court and restaurants, condominiums, retail shops, a marina and parking facilities. Based on the Ramada Suites Borrower's December 1996 operating statement, the trailing 12-month occupancy for the period ending July 31, 1997 for the Ramada Suites Hotel was 88% at an average daily rate of $121.71. The Ramada Suites Hotel Borrower has a contract with PaineWebber (which terminates in June 2001) which guarantees 16,060 room nights per year at the rate of $75. Additionally, PaineWebber has guaranteed reimbursement to the Ramada Suites Borrower of operating expenses over a base year amount. Such reimbursement was equivalent to approximately $19.38 per room per night for the 12-month period ending in August 1997.

   Property Management. The Ramada Suites Hotel is managed by Prime Hospitality Corp. (the "Ramada Suites Manager"), a publicly traded hotel company listed on the New York Stock Exchange. The loan documents executed in connection with the Ramada Suites Loan provide that the Ramada Suites Manager can be terminated if an event of default occurs under the Ramada Suites Loan.

   Ramada Suites Expansion. The Ramada Suites Expansion consists of the addition of a nine-story wing containing 108 rooms (all suites). The Ramada Suites Expansion is being financed using proceeds from the Ramada Suites Loan and additional equity contributions by the Ramada Suites Borrower. The Ramada Suites Borrower delivered to the Mortgage Loan Seller a $6,000,000 irrevocable letter of credit issued by The Chase Manhattan Bank, which letter of credit will be released upon the satisfaction of certain conditions including the completion of the Ramada Suites Expansion and the achievement and maintenance of a DSCR of 1.35x for two consecutive quarters and which may be drawn upon if construction is not completed prior to October 10, 1999 or upon an event of default. Sums drawn under the letter of credit will be applied towards the payment of the Ramada Suites Loan with any applicable Yield Maintenance Charge. Hartz Mountain Industries, Inc., an affiliate of the Ramada Suites Borrower, executed a guaranty of completion relating to the Ramada Suites Expansion and the payment of any Yield Maintenance Charge due in connection with a pay-down of the Ramada Suites Loan resulting from a draw of the letter of credit.

   Lockbox and Reserves. A cash management agreement was executed in connection with the Ramada Suites Loan. The cash management agreement provides for a Springing Lockbox that becomes operative in the event the DSCR for the Ramada Suites Hotel falls below 1.20x for the preceding 12-month period or the earlier to occur of an event of default or the date that is one month prior to the Anticipated Repayment Date. Under the cash management agreement, all payments due to the Ramada Suites Borrower are deposited into a Lockbox Account which is swept on a regular basis to a Cash Collateral Account and allocated to a ground lease sub-account, a tax and insurance sub-account, a debt service sub-account, a Capital Item sub-account, an operating expense sub-account and a borrower remainder sub-account. After the related Anticipated Repayment Date, all sums which would otherwise have been allocated to the borrower remainder sub-account shall instead be applied to amortize the Ramada Suites Loan.

 The Market-Post Tower Loan

   The Loan. The twelfth largest Significant Loan Concentration is a Mortgage Loan (the "Market-Post Tower Loan") that represents approximately 2.18% of the Initial Pool Balance. The Market-Post Tower Loan was originated by the Mortgage Loan Seller on July 1, 1997, and has a principal balance as of the Cut-off Date of $31,935,966. The Market-Post Tower Loan is secured by a first mortgage encumbering a 15-story, multi-tenant Class A office building located in San Jose, California (the "Market-Post Tower Property"). The Market-Post Tower Loan was made to Market-Post Tower, Inc, a California corporation (the "Market-Post Tower Borrower").

   A $1,111,000 reserve fund (the "Lease Extension Fund") was established at the closing of the Market-Post Tower Loan. Funds in the Lease Extension Fund may be released upon satisfaction of certain conditions, including extension of the IRS lease described below and achievement, on or before March 31, 1998, of a DSCR of 1.30x. If the release conditions are not met on or before March 31, 1998, funds in the Lease Extension Fund shall be applied to amortize the Market-Post Tower Loan without Prepayment Premium or Yield Maintenance Charge but a Yield Protection Payment shall be made. If the conditions are met, monies in the Lease Extension Fund will be released to the Market-Post Tower Borrower.

   Payment and prepayment terms and reserves for Capital Items for the Market-Post Tower Loan are set forth on Annex A hereto.

   The Property. The Market-Post Tower Property is a 289,893 square foot office building located in downtown San Jose, California, which was constructed in 1985. Among the larger tenants leasing space at the Market-Post Tower Property are the Internal Revenue Service (136,133 square feet) ("IRS"), MFS Datanet (27,583 square feet), and MFS Telecom (16,395 square feet). The leases with MFS Datanet and MFS Telecom terminate in 2002 and 2004, respectively. The IRS lease expired November 30, 1997 but has been extended for 60 days while the IRS and the Market-Post Tower Borrower complete lease renewal negotiations. If the IRS lease is extended for a term of less than 10 years, the Market-Post Tower Borrower will be required to make additional monthly deposits of $6,000 into the leasing escrow sub-account. Based on the Market-Post Tower Borrower's November 1997 rent roll, the Market-Post Tower Property was approximately 98% leased at an approximate average rent per square foot of $22.97.

   Property Management. The Market-Post Tower Property is managed by the Market-Post Tower Borrower. The loan documents executed in connection with the Market-Post Tower Loan provide that the property manager may be terminated upon an event of default under the Market-Post Tower Loan or if the DSCR for the Market-Post Tower Property falls below 1.15x for any trailing twelve-month period.

   Lockbox and Reserves. All revenues of the Market-Post Tower Property are deposited into a Hard Lockbox. Funds deposited into the Lockbox Account are allocated to a tax and insurance escrow sub-account, a debt service sub-account, a Capital Item sub-account and a leasing escrow sub-account and a borrower remainder sub-account. After the related Anticipated Repayment Date, all sums which would otherwise have been allocated to the borrower remainder sub-account shall instead be applied to amortize the Market-Post Tower Loan.

 The 78 Corporate Center Loan

   The Loan. The thirteenth largest Significant Loan Concentration is a Mortgage Loan (the "78 Corporate Center Loan") that represents approximately 2.17% of the Initial Pool Balance. The 78 Corporate Center Loan was originated by the Mortgage Loan Seller on October 23, 1997 and has a principal balance as of the Cut-off Date of $31,834,631. The 78 Corporate Center Loan is secured by a first mortgage encumbering the office building known as 78 Corporate Center located at 180 Washington Valley Road, Bedminster, New Jersey. The 78 Corporate Center Loan was made to EM Realty Associates, L.L.C., a New Jersey limited liability company (the "78 Corporate Center Borrower"), whose managing member is S/K EM Corp., a New Jersey corporation.

   A payment of $283,333.33 shall be due in connection with the 78 Corporate Center Loan on the eleventh day of each month after the Closing Date through and including June 2001, and a payment of $291,666.67 shall be due on the eleventh day of each month commencing July 2001 through and including July 2006, which sums shall be applied first to the payment of interest and then to the reduction of principal; provided, however, in the event the outstanding principal balance of the 78 Corporate Center Loan is reduced as a result of the application of insurance proceeds to $20,000,000, then these sums shall be adjusted so that during such period interest shall be paid, together with a constant principal payment sufficient to amortize the sum of $876,070.00 on a straight line basis of equal monthly payments over a period of time equal to the number of months remaining until July 11, 2006. A payment of interest only on the 78 Corporate Center Loan shall be due on the eleventh day of each month commencing August 2006 through and including January 2008; thereafter, the 78 Corporate Center Loan shall require monthly payments of $140,206.52 to fully amortize the 78 Corporate Center Loan by the January 11, 2033 maturity date.

   Reserves for Capital Items for the 78 Corporate Center Loan are set forth on Annex A hereto.

   The Property. The 78 Corporate Center Property is a 176,682 square foot office building located on 23.2 acres in Bedminster, New Jersey which was constructed in 1989. The sole tenant of the 78 Corporate Center Property is CELLCO, a general partnership between Bell Atlantic and NYNEX, d/b/a Bell Atlantic Mobile ("BAM"), pursuant to a triple-net lease which expires in June 2006 and is utilized as the corporate headquarters of BAM. The CELLCO lease may be terminated by the tenant thereunder provided a termination payment equal to the present value of all base rent installments under the CELLCO lease discounted at the average yield of U.S. Treasuries having maturities comparable to the balance of the remaining lease term is made. Upon expiration or extension of BAM's lease, the 78 Corporate Center Borrower may be permitted, subject to obtaining written confirmation from each Rating Agency that such additional financing will not result in a downgrade, withdrawal or qualification of the then-existing ratings of the Certificates, to borrow up to $4,000,000, on an unsecured basis, to pay for tenant improvements and leasing commissions, provided, that (i) the aggregate LTV Ratio of the 78 Corporate Center Loan, together with such additional borrowed funds, does not exceed 60% and (ii) the aggregate DSCR of the 78 Corporate Center Loan, together with such additional borrowed funds, is equal to or greater than 1.25x.

   Property Management. The 78 Corporate Center Property is managed by Jack Brothers Associates, L.L.C., an affiliate of the 78 Corporate Center Borrower. The loan documents executed in connection with the 78 Corporate Center Loan provide that the property manager may be terminated if an event of default occurs under the 78 Corporate Center Loan.

   Lockbox and Reserves. During the term of the CELLCO Lease, all revenues of the 78 Corporate Center Property are deposited into a Hard Lockbox. All sums deposited into the Lockbox Account are allocated to a tax and insurance escrow sub-account, a debt service sub-account, a Capital Item sub-account, an operating expense sub-account, a leasing escrow sub-account and borrower remainder sub-account. After the termination of the CELLCO Lease no Lockbox Account is in place until the related Anticipated Repayment Date for the 78 Corporate Center Loan, at which time the interest rate will not be increased (see "--Certain Terms and Conditions of the Mortgage Loans -- Excess Interest" herein) but 85% of the sums which would otherwise have been allocated to the borrower remainder sub-account shall instead be applied to amortize the 78 Corporate Center Loan.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

   Annex A. For a detailed presentation of the characteristics of the Mortgage Loans on a loan-by-loan basis, see Annex A hereto.

   Due Dates. The Mortgage Loans provide for scheduled payments of principal and interest to be due on various days (each, a "Due Date") of each month. With respect to all but 35 Mortgage Loans (which collectively represent 13.7% of the Initial Pool Balance), the 11th day of each month and, in the case of such other Mortgage Loans, various days from the first day through the 10th day of each month. Except for Loan No. 112, which has a five-day grace period for payment defaults, no Mortgage Loan has a grace period for payment defaults that extends beyond the related Determination Date.

   Mortgage Rates; Calculations of Interest. Mortgage Loans representing 11.0% of the Initial Pool Balance accrue interest on the basis of a 360-day year consisting of twelve 30-day months (a "30/360" basis). The balance of the Mortgage Loans accrue interest on the basis of the actual number of days elapsed in a 360-day year (an "Actual/360" basis). Each of the Mortgage Loans accrues interest at the Mortgage Rate, which is fixed for the entire remaining term of such Mortgage Loan, except as described below under "--Excess Interest", most of the Mortgage Loans accrue interest at a higher rate after their respective Anticipated Repayment Dates. Each Mortgage Loan (other than Credit Lease Loans) generally requires the related Borrower to make a constant monthly payment of principal and interest (each, a "Monthly Payment") that is calculated based on the related Mortgage Rate, the amortization schedule for such Mortgage Loan and the initial principal balance thereof and assumes that such Mortgage Loan accrues interest on a 30/360 basis. As used herein, the term "Mortgage Rate" does not include the Revised Rate. Each Credit Lease Loan generally provides for the payment of principal and interest based on a specified schedule set forth in the related Mortgage Note, which may include periodic increases in monthly payments.

   Loan No. 67 accrues interest at the Mortgage Rate set forth on Annex A but the related borrower is initially only required to make current payments at a rate per annum equal to 7.547%. Any interest not paid currently will "negatively amortize," resulting in the creation of Mortgage Deferred Interest. See "Description of the Offered Certificates -- Subordination; Allocation of Collateral Support Deficits and Certificate Deferred Interest" herein.

   Excess Interest. One hundred thirty-nine of the Mortgage Loans, representing 86.05% of the Initial Pool Balance, bear interest at their respective Mortgage Rates until an Anticipated Repayment Date. Commencing on the respective Anticipated Repayment Date each such Mortgage Loan generally will bear interest at a fixed rate (the "Revised Rate") per annum equal to the Mortgage Rate plus a specified percentage (generally, no more than 2%, so long as the Mortgage Loan is included in the Trust Fund). Until the principal balance of each such Mortgage Loan has been reduced to zero, such Mortgage Loan will only be required to pay interest at the Mortgage Rate and the interest accrued at the excess of the related Revised Rate over the related Mortgage Rate will be deferred (such accrued and deferred interest and interest thereon, if any, is "Excess Interest"). Excess Interest so accrued will, except where limited by applicable law, not be added to the principal balance of the related Mortgage Loan but will accrue interest at the Revised Rate. Prior to the Anticipated Repayment Date, borrowers under ARD Loans generally have entered into, or will be required to enter into, a lockbox agreement whereby all revenue will be deposited directly into a Lockbox Account controlled by the Servicer. From and after the Anticipated Repayment Date, in addition to paying interest (at the Mortgage Rate) and principal (based on the amortization schedule), the related borrower generally will be required to apply all monthly cash flow from the related Mortgaged Property to pay the following amounts in the following order of priority: (i) required payments to the tax and insurance escrow fund and any ground lease escrow fund, (ii) payment of monthly debt service, (iii) payments to any other required escrow funds, (iv) payment of operating expenses pursuant to the terms of an annual budget approved by the Servicer, (v) payment of approved extraordinary operating expenses or capital expenses not set forth in the approved annual budget or allotted for in any escrow fund, (vi) principal on the Mortgage Loan until such principal is paid in full and (vii) to Excess Interest. The cash flow from the Mortgaged Property securing an ARD Loan after payments of items (i) through (v) above is referred to herein as "Excess Cash Flow." As described below, each ARD Loan generally provides that the related borrower is prohibited from prepaying the Mortgage Loan until one to six months prior to the Anticipated Repayment Date but, upon the commencement of such period, may prepay the loan, in whole or in part, without payment of a Prepayment Premium. The Anticipated Repayment Date for each ARD Loan is listed in Annex A.

   The holder of 100% of the Percentage Interests in the Class LR Certificates will have the option for up to two months after the Anticipated Repayment Date for any ARD Loan to purchase such ARD Loan at a price equal to its outstanding principal balance plus accrued and unpaid interest and unreimbursed Advances with interest thereon. As a condition to such purchase, such holders will be required to deliver (i) an opinion of counsel to the effect that such purchase would not result in a gain which would be subject to the tax on net income derived from prohibited transactions imposed by Code
Section 860F(a)(1) or otherwise result in the imposition of any other tax on the Lower-Tier REMIC or Upper-Tier REMIC under the REMIC provisions of the Code or (ii) an accountant's certification to the effect that such purchase would not result in the realization of any net income to the Lower-Tier REMIC or Upper-Tier REMIC.

   Amortization of Principal. As set forth in the following table, certain Mortgage Loans (the "Balloon Loans") provide for monthly payments of principal based on amortization schedules at least 180 months longer than their original terms thereby leaving substantial principal amounts due and payable (each such payment, a "Balloon Payment") on their respective maturity dates, unless previously prepaid. The remaining Mortgage Loans have remaining amortization terms that are generally the same as their respective remaining terms to maturity.

              AMORTIZATION CHARACTERISTICS OF THE MORTGAGE LOANS

                                                    % OF
                                                  INITIAL     NUMBER OF
                                                    POOL      MORTGAGE
TYPE OF LOAN                                    BALANCE (1)     LOANS
----------------------------------------------  ----------- -----------
ARD Loans .....................................     86.05%       139
Fully Amortizing Loans (other than ARD Loans)       12.45%        44
Balloon Mortgage Loans ........................      1.50%         2
                                                ----------- -----------
  TOTAL .......................................    100.00%       185
                                                =========== ===========

   Prepayment Provisions. Each Mortgage Loan restricts voluntary prepayments in one or more of the following ways: (i) by prohibiting any prepayments for a specified period of time after the date of origination of such Mortgage Loan (a "Lockout Period"), (ii) by requiring that any principal prepayment made during a specified period of time after the date of origination of such Mortgage Loan or, in the case of a Mortgage Loan also subject to a Lockout Period, after the date of expiration of such Lockout Period (a "Yield Maintenance Period") be accompanied by a Yield Maintenance Charge (as defined below) and (iii) by imposing fees or premiums generally equal to a percentage of the then outstanding principal balance of such Mortgage Loan ("Prepayment Premiums") in connection with full or partial principal prepayments for a specified period of time after the expiration of the related Yield Maintenance Period or, in the case of Mortgage Loans not subject to a Yield Maintenance Period, the related Lockout Period (in either case, a "Prepayment Premium Period"). The Mortgage Loans generally permit prepayments to be made only on a Due Date. One hundred sixty-seven of the Mortgage Loans, representing approximately 74.82% of the Initial Pool Balance, specify a period of time (generally three to six months) prior to the maturity date or Anticipated Repayment Date, as applicable, of such Mortgage Notes during which there are no restrictions on voluntary prepayments, and the remaining Mortgage Notes, representing approximately 25.18% of the Initial Pool Balance, restrict voluntary prepayments prior to the maturity date or Anticipated Repayment Date, as applicable. For the purposes of this Prospectus Supplement and the statistical information presented herein, the entire principal balance of each Additional Collateral Loan is deemed to be subject to a Lockout Period for the related "Remaining Lockout" period set forth on Annex A hereto, notwithstanding the fact that Required Prepayments could occur under such loans during such Lockout Period and that such prepayments would not be accompanied by payment of a Yield Maintenance Charge or Prepayment Premium. See "Risks Factors -- The Offered Certificates -- Special Prepayment and Yield Considerations" herein.

   The "Yield Maintenance Charge" for any Mortgage Loan providing for such a charge will generally be equal to the greater of (a) a specified Prepayment Premium and (b) the present value, as of the date of such prepayment, of the remaining scheduled payments of principal and interest on the entire Mortgage Loan (including any Balloon Payment) determined by discounting such payments at the Yield Rate, less the amount prepaid.

   The "Yield Rate" is generally defined as a rate equal to a per annum rate calculated by the linear interpolation of the yields, as reported in "Federal Reserve Statistical Release H.15 -- Selected Interest Rates" under the heading U.S. Government Securities/Treasury constant maturities for the week ending prior to the date of the relevant prepayment of any Mortgage Loan, of U.S. Treasury constant maturities with maturity dates (one longer, one shorter) most nearly approximating the maturity date of the Mortgage Loan being prepaid; plus, for certain Mortgage Loans, a "spread". Generally, if Federal Reserve Statistical Release H.15 -- Selected Interest Rates is no longer published, the Servicer, on behalf of the Trustee, shall select a comparable publication to determine the Yield Rate with respect to Mortgage Loans.

   The following table sets forth for the Distribution Date in each indicated month the percentage of the aggregate Stated Principal Balance of all Mortgage Loans expected to be outstanding (after giving effect to scheduled principal payments for the Due Date relating to such Distribution Date) with respect to which (i) a Lockout Period is in effect, (ii) a prepayment must be accompanied by (A) a Yield Maintenance Charge, (B) a prepayment penalty equal to the greater of a Yield Maintenance Charge ("YM" on such table) or a Prepayment Premium ("Premium" on such table) (the percentage used in calculating which Prepayment Premium is also set forth in such table) or (C) a Prepayment Premium (the percentage used in calculating which Prepayment Premium is also set forth in such table) or (iii) no Lockout Period, Yield Maintenance Period or Prepayment Premium Period is applicable ("Open" on such table). The following table was prepared on the basis of the Modeling Assumptions and assumes a 0% CPR. See "Prepayment and Yield Considerations -- Modeling Assumptions" herein.

                           CALL PROTECTION ANALYSIS

 TYPE OF CALL PROTECTION         DEC-97      DEC-98     DEC-99      DEC-00     DEC-01
-----------------------------  ---------- ----------  ---------- ----------  ----------
Lockout Period* ..............        100%       100%        100%       100%         89%
Greater of YM and 3% Premium .          0%         0%          0%         0%          1%
Greater of YM and 2% Premium .          0%         0%          0%         0%          0%
Greater of YM and 1% Premium .          0%         0%          0%         0%          5%
Yield Maintenance Charge .....          0%         0%          0%         0%          0%
5% Premium ...................          0%         0%          0%         0%          5%
4% Premium ...................          0%         0%          0%         0%          0%
3% Premium ...................          0%         0%          0%         0%          0%
2% Premium ...................          0%         0%          0%         0%          0%
1% Premium ...................          0%         0%          0%         0%          0%
Open .........................          0%         0%          0%         0%          0%
-----------------------------  ---------- ----------  ---------- ----------  ----------
Total ........................        100%       100%        100%       100%        100%
-----------------------------  ---------- ----------  ---------- ----------  ----------
Mortgage Pool Balance (000s) . $1,465,990 $1,451,840  $1,435,855 $1,417,896  $1,397,841
% of Cut-off Date Balance ....        100%      99.0%       97.9%      96.7%       95.4%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

 TYPE OF CALL PROTECTION         DEC-02      DEC-03     DEC-04      DEC-05     DEC-06     DEC-07
-----------------------------  ---------- ----------  ---------- ----------  ---------- --------
Lockout Period* ..............         89%        88%         87%        86%         81%      94%
Greater of YM and 3% Premium .          1%         0%          0%         0%          0%       0%
Greater of YM and 2% Premium .          0%         1%          1%         0%          0%       0%
Greater of YM and 1% Premium .          5%         5%          6%         8%          7%       0%
Yield Maintenance Charge .....          0%         0%          0%         0%          0%       0%
5% Premium ...................          0%         0%          0%         0%          0%       6%
4% Premium ...................          5%         0%          0%         0%          0%       0%
3% Premium ...................          0%         5%          0%         0%          0%       0%
2% Premium ...................          0%         0%          6%         6%          0%       0%
1% Premium ...................          0%         0%          0%         0%          6%       0%
Open .........................          0%         1%          0%         1%          6%       0%
-----------------------------  ---------- ----------  ---------- ----------  ---------- --------
Total ........................        100%       100%        100%       100%        100%     100%
-----------------------------  ---------- ----------  ---------- ----------  ---------- --------
Mortgage Pool Balance (000s) . $1,375,960 $1,324,836  $1,154,821 $1,111,305  $1,066,065 $228,550
% of Cut-off Date Balance ....       93.9%      90.4%       78.8%      75.8%       72.7%    15.6%

------------
* For the purposes of this Prospectus Supplement and the statistical information presented herein, the entire principal balance of each Additional Collateral Loan is deemed to be subject to a Lockout Period for the related "Remaining Lockout" period set forth on Annex A hereto, notwithstanding the fact that Required Prepayments could occur under such loans during such Lockout Period. Any such prepayment will be accompanied by a Yield Protection Payment. See "Description of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans -- Additional Collateral Loans."

   Prepayment Premiums and Yield Maintenance Charges are distributable as described herein under "Description of the Offered Certificates -- Allocation of Prepayment Premiums and Yield Maintenance Charges."

   Unless a Mortgage Loan is relatively near its stated maturity date or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of such Mortgage Loan (due to an increase in the value of the Mortgaged Property or otherwise), the Yield Maintenance Charge or Prepayment Premium may, even in a relatively low interest rate environment, offset entirely or render insignificant any economic benefit to be received by the borrower upon a refinancing or sale of the Mortgaged Property. The Yield Maintenance Charge or Prepayment Premium provision of a Mortgage Loan creates an economic disincentive for the borrower to prepay such Mortgage Loan voluntarily and, accordingly, the related borrower may elect not to prepay such Mortgage Loan. However, there can be no assurance that the imposition of a Yield Maintenance Charge or Prepayment Premium will provide a sufficient disincentive to prevent a voluntary principal prepayment. Furthermore, certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Even if a borrower does elect to pay a Yield Maintenance Charge or Prepayment Premium, the Pooling and Servicing Agreement provides that amounts received from borrowers will be applied to payments of principal and interest prior to being distributed as Yield Maintenance Charges or Prepayment Premiums.

   Several Mortgage Loans provide that in the event of an involuntary prepayment made after an event of default has occurred, a Yield Maintenance Charge or Prepayment Premium will be due. The enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Prepayment Premiums and/or Yield Maintenance Charges upon an involuntary prepayment is unclear. No assurance can be given that, at the time a Prepayment Premium or a Yield Maintenance Charge is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to pay such Prepayment Premium or Yield Maintenance Charge will be enforceable under applicable state law. See "Certain Legal Aspects of the Mortgage Loans -- Enforceability of Certain Provisions -- Prepayment Provisions" in the Prospectus.

   Neither the Depositor nor the Mortgage Loan Seller makes any representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Prepayment Premium or Yield Maintenance Charge. See "Risk Factors -- The Offered Certificates -- Special Prepayment and Yield Considerations" herein.

   Casualty and Condemnation. The Mortgage Loans generally provide that in the event of a condemnation or casualty the borrower shall restore the related Mortgaged Property and the mortgagee may apply the condemnation award or insurance proceeds to the repayment of debt, which, in the case of substantially all of the Mortgage Loans, will not require payment of any Prepayment Premium or Yield Maintenance Charge. In the case of a majority of the Mortgage Loans, if the award or loss is less than a specified amount or a specified percentage of the original principal balance of the Mortgage Loan or affects less than a specified percentage of Mortgaged Property and if in the reasonable judgment of the mortgagee (i) the Mortgaged Property can be restored within 12 to 18 months and at least six months prior to the maturity (or, in the case of an ARD Loan, the related Anticipated Repayment Date) of the related Mortgage Loan to a property no less valuable or useful than it was prior to the condemnation or casualty, (ii) after a restoration the Mortgaged Property would adequately secure the outstanding balance of the Mortgage Note and (iii) no event of default under such Mortgage Loan has occurred or is continuing, the proceeds or award may be applied by the borrower to the costs of repairing or replacing the Mortgaged Property.

   A limited number of Mortgage Loans provide that if casualty or condemnation proceeds are above a specified amount, the borrower will be permitted to supplement such proceeds with an amount sufficient to prepay the entire principal balance of the Mortgage Loan. Certain Mortgage Loans may provide that, in the event of a partial prepayment resulting from the occurrence of a casualty or condemnation, the constant Monthly Payment may be reduced. In such event, no Prepayment Premium or Yield Maintenance Charge would be required to be paid.

   Defeasance. Based on the Initial Pool Balance, 84.8% of the Mortgage
Loans permit the applicable borrower at any time after a specified period (the "Defeasance Lockout Period"), which is generally two years from the Closing Date, provided no event of default exists, to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance Option"), provided that, among other conditions, the borrower (a) pays on any Due Date (the "Release Date") (i) all interest accrued and unpaid on the principal balance of the Mortgage Note to and including the Release Date,
(ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan, (iii) an amount (the "Collateral Substitution Deposit") equal to the sum of (x) the remaining principal amount of the Mortgage Loan or, if applicable, 125% of the principal balance of the related Mortgage Loan (for Crossed Loans) or 125% of the Allocated Loan Amount of the related Mortgaged Property (for Pool Loans) sought to be released, (y) the amount, if any, which, when added to such amount, will be sufficient to purchase direct non-callable obligations of the United States of America providing payments (1) on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date, assuming, in the case of an ARD Loan, that such Mortgage Loan prepays on the related Anticipated Repayment Date and (2) in amounts equal to the scheduled payments due on such dates under the Mortgage Loan, and (z) any costs and expenses incurred in connection with the purchase of such U.S. government obligations and (b) delivers a security agreement granting the Trust Fund a first priority lien on the Collateral Substitution Deposit and the U.S. government obligations purchased with the Collateral Substitution Deposit and an opinion of counsel to such effect. The Servicer will be responsible for purchasing the U.S. government obligations on behalf of the borrower at the borrower's expense. Any amount in excess of the amount necessary to purchase such U.S. government obligations will be returned to the borrower. Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the Mortgage Loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan or remaining Crossed Loans, as applicable.

   In certain of the Mortgage Loans which contain a Defeasance Option, a successor borrower established or designated by the Mortgage Loan Seller will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a Mortgage Loan and the borrower will be relieved of all of the defeased obligations thereunder. If a Mortgage Loan is partially defeased, the related Mortgage Note will be split and only the defeased portion of the borrower's obligations will be transferred to the successor borrower.

   The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan. See "Risk Factors -- The Offered Certificates -- Special Prepayment and Yield Considerations" herein.

   Property Releases. Crossed Loans and Pool Loans representing 3.26% of the Initial Pool Balance permit the applicable borrower at any time after the related Defeasance Lockout Period, and provided no event of default exists under the related Mortgage Loan, to obtain a release of a Mortgaged Property from the lien of the related Mortgage by exercising a Defeasance Option, provided that, among other conditions, the related borrower defeases 125% of the Allocated Loan Amount, for Pool Loans, or 125% of the Mortgage Loan principal balance, for Crossed Loans. The Pool Loans and Crossed Loans generally require that (i) prior to the release of a related Mortgaged Property, 125% of the Allocated Loan Amount for such Mortgaged Property be defeased and (ii) that the DSCR with respect to the remaining Mortgaged Properties after the defeasance be no less than the greater of (x) a specified DSCR (generally, the DSCR at origination) and (y) the DSCR immediately prior to such defeasance.

   Lockboxes. The Mortgage Loans identified on Annex A hereto as having a "Hard," "Modified" or "Springing Lockbox" generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related Mortgaged Properties will be (i) paid directly into a Lockbox Account controlled by the Servicer (a "Hard Lockbox"), (ii) paid to the manager of borrower, which will deposit all sums collected into a Lockbox Account on a regular basis (a "Modified Lockbox") or (iii) collected by the borrower until such time (if any) as a triggering event (such as the failure to pay the related Mortgage Loan in full on the related Anticipated Repayment Date or a substantial decline in net operating income) occurs, at which time all rents derived from the related Mortgaged Property shall be deposited into a Lockbox Account (a "Springing Lockbox"). For any Hard Lockbox, income deposited directly into the related Lockbox Account may not include amounts paid in cash which are paid directly to the related property manager (notwithstanding requirements to the contrary) or paid "over-the-counter" (such as at a Hospitality Property). Mortgage Loans whose terms call for the establishment of a Lockbox Account require that amounts paid to the manager of the related Mortgaged Properties or "over-the-counter" will be deposited into a Lockbox Account on a regular basis. Lockbox Accounts will not be assets of the Trust Fund. Overall, the Mortgage Loans provide for Lockbox Accounts as follows:

                     % OF INITIAL     NUMBER OF
TYPE OF LOCKBOX:     POOL BALANCE   MORTGAGE LOANS
------------------  -------------- --------------
Hard Lockbox ......       52.5%           64
Modified Lockbox  .       24.9            65
Springing Lockbox         21.5            55
None ..............        1.1             1
                    -------------- --------------
TOTAL .............      100.0%          185
                    ============== ==============

   Escrows. A majority of the Mortgage Loans by Initial Pool Balance provide for monthly escrows to cover property taxes and insurance premiums on the Mortgaged Properties. Certain of the Mortgage Loans secured by leasehold interests also provide for escrows to make ground lease payments. Certain Mortgage Loans require the monthly funding of escrows for Capital Items, tenant improvement and leasing commission expenses and replacement of furniture, fixtures and equipment. Certain Mortgage Loans also required the funding of reserves at the time of origination for deferred maintenance and environmental remediation. See "--Underwriting Standards" above.

   "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The Mortgage Loans generally contain "due-on-sale" and "due-on-encumbrance" clauses that in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the related borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the mortgagee. Subject to the limitations described herein, the Special Servicer will determine, in a manner consistent with the Servicing Standard, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property. Certain of the Mortgage Loans provide that the mortgagee may condition an assumption of the loan on the receipt of an assumption fee, which is generally equal to one percent of the then unpaid principal balance of the applicable Mortgage Note, in addition to the payment of all costs and expenses incurred in connection with such assumption. Certain of the Mortgages provide that such consent may not be unreasonably withheld provided that (i) no event of default has occurred under the related Mortgage Loan,
(ii) the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property,
(iii) the Rating Agencies have confirmed in writing that such transfer will not result in a qualification, reduction or withdrawal of the then-current rating of the Certificates, (iv) the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements and (v) the assumption fee has been received (which assumption fee will be paid to the Servicer and the Special Servicer (or, in the case of the ECC Loans, will be paid to the Mortgage Loan Seller), as provided in the Pooling and Servicing Agreement, and will not be paid to the Certificateholders). See "Certain Legal Aspects of Mortgage Loans -- Secondary Financing; Due-on-Encumbrance Provisions" in the Prospectus and "Risk Factors -- The Mortgage Loans -- Exercise of Remedies"; "The Pooling and Servicing Agreement -- Enforcement of Due-on-Sale and Due-on-Encumbrance Clauses" herein. The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

   Mortgage Provisions Relating to Special Servicer's Right to Terminate Management Agreements. Certain of the Mortgage Loans permit the Special Servicer to cause the related borrowers to terminate the related management agreements upon the occurrence of certain events. Generally, each Mortgage Loan with a Cut-off Date Principal Balance in excess of $20,000,000 and certain other Mortgage Loans provide that if the Debt Service Coverage Ratio for such Mortgage Loan falls below a certain level, the Special Servicer will have the right to cause the termination of the related management agreement and replace the manager with a manager acceptable to the Special Servicer. The Mortgage Loans generally allow the Special Servicer to terminate the related management agreements upon the occurrence of certain events of default under the related loan agreements or mortgage documents. In addition, the Special Servicer is generally permitted to cause the termination of a management agreement if the manager breaches certain provisions of the management agreement which would permit the termination of such agreement thereunder.

   Cross-Collateralization and Cross-Default of Certain Mortgage
Loans. Eleven of the Mortgage Loans (the "Pool Loans") with Cut-off Date Principal Balances ranging from $1,149,236 to $15,471,333 and representing 5.19% of the Initial Pool Balance are secured by more than one Mortgaged Property. Ten of the Mortgage Loans (the "Crossed Loans"), with Cut-off Date Principal Balances ranging from $545,003 to $7,589,503, comprise 2.20% of the Initial Pool Balance and are cross-defaulted and cross-collateralized with other Mortgage Loans. Because certain states require the payment of a mortgage recording or documentary stamp tax based upon the principal amount of debt secured by a mortgage, the Mortgages recorded with respect to certain Crossed Loans or Pool Loans with properties in such states may secure only a multiple (generally 150%) of the applicable initial principal balance of the applicable Mortgage Loan (for Crossed Loans) or a multiple (generally 150%) of the Allocated Loan Amount of such Mortgaged Property (for Pool Loans) rather than the entire initial principal balance of the related Mortgage Note. See "Risk Factors -- The Mortgage Loans -- Limitations on Enforceability of Cross-Collateralization" herein.

   Hazard, Liability and Other Insurance. The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in a minimum amount equal to the lesser of (i) the principal balance of the related Mortgage Loan and (ii) 100% of the full replacement cost of the improvements and equipment without deduction for physical depreciation, or in an amount satisfying other similar standards and by a flood insurance policy if any part of the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and for which flood insurance has been made available under the National Flood Insurance Program in an amount at least equal to the outstanding principal amount of the Mortgage Loan (or with respect to certain Pool Loans, the full insurable value of the related Mortgaged Property) or the maximum limit of coverage available, whichever is less, or in an amount satisfying other similar standards. With respect to Mortgaged Properties located in earthquake risk areas, certain of the related Mortgaged Properties are insured by earthquake insurance, and certain of such insured Mortgaged Properties may be insured in amounts less than the outstanding principal balance of such Mortgage Loans. With respect to Mortgaged Properties located in areas having special hurricane hazards, certain of the related Mortgaged Properties are insured by hurricane insurance in amounts less than the outstanding principal balance of such Mortgage Loans. Additional types of insurance, including earthquake insurance, may be required. The hazard insurance policy is required to cover loss or damage by fire and lightning or other risks and hazards covered by a standard extended coverage insurance policy including, but not limited to, riot and civil commotion, vandalism, malicious mischief, burglary and theft.

   The Mortgage Loans also generally require that the related borrower obtain and maintain during the entire term of the Mortgage Loan (i) comprehensive public liability insurance, including broad form property damage, blanket contractual and personal injuries coverages and containing minimum limits per occurrence as specified in the related Mortgage, (ii) rent loss and/or business interruption insurance in an amount generally equal to the greater of (x) estimated annual (or a specified longer period) gross revenues from the operations of the Mortgaged Property and (y) projected annual (or a specified longer period) operating expense (including debt service) for the maintenance and operation of the Mortgaged Property, or in an amount satisfying other similar standards, (iii) insurance against loss or damage from leakage of sprinkler systems and explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, and pressure vessels, (iv) worker's compensation insurance, (v) during any period of repair or restoration, builders "all risk" insurance, and (vi) such other insurance as may from time to time be reasonably required by the mortgagee in order to protect its interests.

   Credit Lease Loans. Each Credit Lease (other than the Credit Lease with respect to Loan No. 36) has a primary lease term (the "Primary Term") that expires contemporaneously with or after the scheduled final maturity date of the related Credit Lease Loan. The Credit Lease Loans are scheduled to be fully repaid from Monthly Rental Payments made over the Primary Term of the related Credit Lease. Certain of the Credit Leases give the Tenant the right to extend the term thereof by one or more renewal periods after the end of the related Primary Term. Each borrower under a Credit Lease Loan is a single-purpose, bankruptcy-remote entity.

   The amount of the Monthly Rental Payments payable by each Tenant is equal to or greater than the scheduled payment of all principal, interest and other amounts due each month on the related Credit Lease Loan.

   Each Credit Lease generally provides that the related Tenant must pay all real property taxes and assessments levied or assessed against the related Credit Lease Property, and except as discussed below in certain of the Double Net Leases, all charges for utility services, insurance and other operating expenses incurred in connection with the operation of such Credit Lease Property.

   Generally, each Credit Lease Loan provides that if the Tenant defaults beyond applicable notice and grace periods in the performance of any covenant or agreement of the related Credit Lease (a "Credit Lease Default"), then the Servicer or Special Servicer on behalf of the Trust may exercise rights under the related Credit Lease Assignment to require the Mortgagor either (i) to terminate such Credit Lease or (ii) not to terminate such Credit Lease and exercise any of its rights thereunder. A default under a Credit Lease will constitute a default under the related Credit Lease Loan.

   While each Credit Lease requires the Tenant to fulfill its payment and maintenance obligations during the term of the Credit Lease, in some cases the Tenant has not covenanted to operate the related Credit Lease Property for the term of the Credit Lease, and the Tenant may at any time cease actual operations at the Credit Lease Property, but it remains obligated to continue to meet all of its obligations under the Credit Lease. Garden Ridge L.P., the tenant of the Credit Lease Property which secures Loan No. 36, has the right to terminate its Credit Lease approximately four years prior to the full amortization of the related Credit Lease Loan.

   In addition, several of the Credit Leases permit the Tenant, at its own expense, and generally with the consent of the Mortgagor, to make such alterations and construct additional buildings or improvements on the Credit Lease Property as the Tenant may deem necessary or desirable, and the Tenant may demolish any part of a building, provided that the Tenant restores the building to a structure whose value is equal to or greater than that of the original building. Such actions, if undertaken by the Tenant, will not affect the Tenant's obligations under the Credit Lease.

   Lease termination rights and rent abatement rights, if any, in the Credit Leases may be divided into three categories: (i) termination and abatement rights directly arising from certain defined casualties or condemnation ("Casualty or Condemnation Rights"), (ii) termination and abatement rights arising from a Mortgagor's default relating to its obligations under the Credit Leases to perform required maintenance, repairs or replacements with respect to the related Credit Lease Property ("Maintenance Rights") and (iii) termination and abatement rights arising from a Mortgagor's default in the performance of various other obligations under the Credit Lease, including but not limited to remediating environmental conditions not caused by the Tenant, enforcement of restrictive covenants affecting property owned directly or indirectly by the Mortgagor in the area of the Credit Lease Property and complying with laws regulating such Credit Lease Property or common areas related to such Credit Lease Property ("Additional Rights"). Certain Credit Leases ("Bond-Type Leases" or "Bondable Leases") have neither Casualty nor Condemnation Rights, Maintenance Rights nor Additional Rights and the tenants thereunder are required, at their expense, to maintain their Credit Lease Property, in good order and repair. Other Credit Leases have Casualty or Condemnation Rights and may have Additional Rights ("Triple Net Leases"). The tenants under Triple Net Leases are required, at their expense, to maintain their Credit Lease Property, including the roof and structure, in good order and repair. Additionally, certain of the Credit Leases have Casualty or Condemnation Rights and Maintenance Rights, and may have Additional Rights ("Double Net Leases"). If the borrower defaults in the performance of certain obligations under Triple Net Leases or Double Net Leases and the Tenant exercises its Additional Rights or Maintenance Rights, there would be a disruption in the stream of Monthly Rental Payments available to pay principal and interest to the Certificateholders.

   Credit Leases with respect to 36 of the Credit Lease Properties, which represent 10.5% of the aggregate Cut-off Date Principal Balance, are Bond-Type Leases, Credit Leases with respect to five of the Credit Lease Properties, which represent 2.2% of the aggregate Cut-off Date Principal Balance, are Triple Net Leases and Credit Leases with respect to 12 of the Credit Lease Properties, which represent 1.7% of the aggregate Cut-off Date Principal Balance, are Double Net Leases.

   At the end of the term of the Credit Lease, the Tenants are generally obligated to surrender the Credit Lease Property in good order and in its original condition received by the Tenant, except for ordinary wear and tear and repairs required to be performed by the Mortgagor.

   The improvements on certain Credit Lease Properties (representing the security for 2.62% of the Mortgage Loans (based on Initial Pool Balance)) have not yet been completed. All such Credit Lease Properties have been leased, or are subject to leases which are fully guaranteed, by CVS Corporation pursuant to Bond-Type Leases and will be operated as full-service drug stores. CVS Corporation, which is rated "A-" and "A3" by S&P and Moody's, respectively, has entered into a completion guaranty for each such Credit Lease Property, in which it guarantees the prompt completion of all construction work within six months after the origination of the related Mortgage Loan. In the event a New Store is not completed by such outside completion date, CVS Corporation may (i) extend the Outside Completion Date by two months (three months if the failure to complete the related New Store is due to force majeure) and make lease payments equal to the related Monthly Payment, (ii) prepay the related Credit Lease Loan together with a Yield Maintenance Charge (calculated with no spread to the applicable U.S. Treasury yield) or (iii) substitute such New Store with a completed property and enter into a lease for such substitute property upon the same terms as the Credit Lease for the uncompleted New Store for which it has been substituted. Any substitution of collateral for an uncompleted New Store will require receipt from each Rating Agency of written confirmation that such collateral substitution will not cause a downgrade, withdrawal or qualification by such Rating Agency of any of its then-current ratings on the Certificates.

   Certain of the Credit Leases provide that the Tenant thereunder may terminate its Credit Lease and/or abate rent in the event of an environmental problem which existed prior to the Credit Lease or which is not caused by the Tenant. In all such cases an environmental report was prepared in connection with the origination of the respective Credit Lease Loan which indicated no significant environmental problems.

   Pursuant to the terms of each Credit Lease Assignment, the related Mortgagor has assigned to the mortgagee of the related Credit Lease Loan, as security for such Mortgagor's obligations thereunder, such Mortgagor's rights under the related Credit Lease and its rights to all income and profits to be derived from the operation and leasing of the related Credit Lease Property, including, but not limited to, an assignment of any guarantee of the Tenant's obligations under such Credit Lease and an assignment of the right to receive all Monthly Rental Payments due under such Credit Lease. Pursuant to the terms of each Credit Lease Assignment, each Tenant is obligated under the related Credit Lease to make all Monthly Rental Payments directly to the Servicer. Repayment of the Credit Lease Loans and other obligations of the Mortgagors will be funded from such Monthly Rental Payments. Notwithstanding the foregoing, the Mortgagors remain liable for all obligations under the Credit Lease Loans (subject to the non-recourse provisions thereof).

   Generally, each Credit Lease Loan that has a Casualty or Condemnation Right has the benefit of a Lease Enhancement Policy issued by an Enhancement Insurer, which, as described below, will make payments to the Servicer on behalf of the Trustee in certain cases where the related Credit Lease Property has sustained damage on account of a casualty or a condemnation event. The Trustee is a named insured under each Lease Enhancement Policy. The full premium relating to each Lease Enhancement Policy was paid at the time of issuance thereof, and each such Lease Enhancement Policy is non-cancelable.

   Each Lease Enhancement Policy provides that in the event of a permitted termination by a Tenant of its Credit Lease as a result of a casualty or condemnation, the related Enhancement Insurer will pay to the Servicer, on behalf of the Trustee, the "Loss of Rents" (defined, as to a termination, as a lump sum payment of all outstanding principal plus, subject to the limitation below, accrued interest) or with respect to the Lease Enhancement Policy issued by AISLIC, the "Ascertained Net Loss" (defined, as to a termination, as the sum of all periodic payments of base rent that would be payable under the related Credit Lease through the initial term of such Credit Lease, which sum (a) may be paid either in a lump sum or periodically on the date base rent payments would have been required under such Credit Lease and (b) if paid in a lump sum shall in no event exceed the outstanding principal plus accrued unpaid interest through the date the payments are made under such Lease Enhancement Policy. All of the Lease Enhancement Policies were issued by Chubb or, in the case of Loan No. 79, by AISLIC. As of the Cut-off Date, Chubb was rated "AAA" and "Aaa" by S&P and Moody's, respectively, and AISLIC was rated "AAA" by S&P. Chubb is not required to pay interest for a period greater than 75 days past the date of the exercise of a Casualty or Condemnation Right. If a Credit Lease permits the related Tenant to abate all or a portion of the rent in the event of a condemnation, the Loss of Rents will be in an amount equal to the portion of any Monthly Rental Payments not made by such Tenant for the period from the date the abatement commences until the earlier of the date the abatement ceases or the expiration date of the initial term of such Credit Lease. Generally, an Enhancement Insurer is not required to pay any amount due under a Credit Lease Loan other than principal and, subject to the limitation above, accrued interest, and therefore is not required to pay any Prepayment Premium or Yield Maintenance Charge due thereunder or any amounts the Mortgagor is obligated to pay thereunder to reimburse the Servicer or the Trustee for outstanding Servicing Advances.

   Each Lease Enhancement Policy contains certain exclusions to coverage, including losses arising from damage or destruction directly or indirectly caused by war, insurrection, rebellion, revolution, usurped power, pollutants or radioactive matter, or from a taking (other than by condemnation).

                              CREDIT LEASE LOANS

                                                   CUT-OFF                                           TENANT/
                                                    DATE                                            GUARANTOR
 LOAN                                             PRINCIPAL                                        RATING (S&P/
  NO.        PROPERTY NAME/LOCATION               BALANCE           TENANT/GUARANTOR                MOODY'S)(1)      LEASE TYPE
------       ----------------------               -------           ----------------             ---------------    ------------
   88   BALLY'S -NEWPORT NEWS, VA                 $ 4,005,484   BALLY TOTAL FITNESS HOLDING CORP.   B-      B1       BONDABLE
   84   BALLY'S -MIAMI, FL                        $ 4,291,414   BALLY TOTAL FITNESS HOLDING CORP.   B-      B1       BONDABLE
   86   BALLY'S -DAVIE, FL                        $ 4,148,553   BALLY TOTAL FITNESS HOLDING CORP.   B-      B1       BONDABLE
   24   COBB THEATERS -OCALA, FL                  $11,257,025   COBB THEATRES II, INC.              NA      NA       TRIPLE NET
   96   CVS -NATICK, MA                           $ 3,671,358   CVS CENTER, INC.                    NA      NA       DOUBLE NET
  122   CVS PHARMACY -GREENVILLE, SC              $ 2,723,636   CVS CORPORATION                     A-      A3       BONDABLE
  127   CVS PHARMACY -HYANNIS, MA                 $ 2,659,530   CVS CORPORATION                     A-      A3       BONDABLE
  133   CVS PHARMACY -CULPEPER, VA                $ 2,384,068   CVS CORPORATION                     A-      A3       BONDABLE
  135   HOOK -SUPERX, INC. -
        KNOXVILLE STREET, PEORIA, IL              $ 2,232,301   CVS CORPORATION                     A-      A3       BONDABLE
  137   CVS -GARFIELD, NJ                         $ 2,210,521   CVS CORPORATION                     A-      A3       DOUBLE NET
  141   CVS PHARMACY -LILBURN, GA                 $ 2,169,236   CVS CORPORATION                     A-      A3       BONDABLE
  142   HOOK -SUPERX, INC. -
        PROSPECT ROAD, PEORIA, IL                 $ 2,167,717   CVS CORPORATION                     A-      A3       BONDABLE
  145   CVS PHARMACY -KERNSVILLE, NC              $ 2,107,872   CVS CORPORATION                     A-      A3       BONDABLE
  148   HOOK -SUPERX, INC. -
        BIG HOLLOW ROAD, PEORIA, IL               $ 2,046,885   CVS CORPORATION                     A-      A3       BONDABLE
  149   REVCO DISCOUNT DRUG CENTER -
        ELKIN, NC                                 $ 2,024,659   CVS CORPORATION                     A-      A3       BONDABLE
  155   CVS PHARMACY -NORTH CONWAY, NH            $ 1,880,945   CVS CORPORATION                     A-      A3       BONDABLE
  156   CVS PHARMACY -MONROE, NC                  $ 1,879,337   CVS CORPORATION                     A-      A3       BONDABLE
  158   REVCO DISCOUNT DRUG CENTER -
        WASHINGTON COURT HOUSE, OH                $ 1,840,312   CVS CORPORATION                     A-      A3       BONDABLE
  160   CVS PHARMACY -ANDERSON, SC                $ 1,763,832   CVS CORPORATION                     A-      A3       BONDABLE
  161   CVS PHARMACY -CUMMING, GA                 $ 1,763,399   CVS CORPORATION                     A-      A3       BONDABLE
  162   CVS PHARMACY -PHILADELPHIA, PA            $ 1,761,774   CVS CORPORATION                     A-      A3       BONDABLE
  164   CVS PHARMACY -BURNSVILLE, NC              $ 1,728,085   CVS CORPORATION                     A-      A3       BONDABLE
  168   CVS PHARMACY -ATHENS, WV                  $ 1,596,647   CVS CORPORATION                     A-      A3       BONDABLE
  169   CVS PHARMACY -OXFORD, MA                  $ 1,575,943   CVS CORPORATION                     A-      A3       BONDABLE
  115   ECKERD'S DRUG STORE -PLANO, TX            $ 3,015,326   ECKERD CORPORATION                  A-      BAA1     TRIPLE NET
  147   ECKERD'S DRUG STORE -ACWORTH, GA          $ 2,069,291   ECKERD CORPORATION                  A-      BAA1     DOUBLE NET
   64   FURR'S -MESA (946) EL PASO, TX            $ 5,855,974   FURR'S SUPERMARKETS, INC.           NA      NA       BONDABLE
   91   FURR'S -EUBANK (875) ALBUQUERQUE, NM      $ 3,887,373   FURR'S SUPERMARKETS, INC.           NA      NA       BONDABLE
   93   FURR'S -LOUISIANA (876)
        ALBUQUERQUE, NM                           $ 3,831,286   FURR'S SUPERMARKETS, INC.           NA      NA       BONDABLE
  100   FURR'S -GEO. DIETER (938) EL PASO, TX     $ 3,488,345   FURR'S SUPERMARKETS, INC.           NA      NA       BONDABLE
  102   FURR'S -VISCOUNT (937) EL PASO, TX        $ 3,484,438   FURR'S SUPERMARKETS, INC.           NA      NA       BONDABLE
  106   FURR'S AMERICAS (944) EL PASO, TX         $ 3,335,814   FURR'S SUPERMARKETS, INC.           NA      NA       BONDABLE
  144   FURR'S -MONTANA (934) EL PASO, TX         $ 2,120,742   FURR'S SUPERMARKETS, INC.           NA      NA       BONDABLE
  153   FURR'S -RUIDOSO (905) RUIDOSO, NM         $ 1,923,027   FURR'S SUPERMARKETS, INC.           NA      NA       BONDABLE
   36   GARDEN RIDGE -LEWISVILLE, TX              $ 9,315,796   GARDEN RIDGE LP                     NA      NA       TRIPLE NET
   13   KMART STORE #4983 -SAN JOSE, CA           $20,026,222   KMART CORPORATION                   B+      BA3      BONDABLE
   16   KMART STORE #4990 -CANTON, MI             $17,541,461   KMART CORPORATION                   B-      BA3      BONDABLE
   22   KMART STORE #4991 -MAPLE HEIGHTS, OH      $13,756,464   KMART CORPORATION                   B+      BA3      BONDABLE
   47   KMART STORE #3718 SKILLMAN -DALLAS, TX    $ 7,136,812   KMART CORPORATION                   B+      BA3      BONDABLE
   49   KMART STORE #3863 CYPRESS POINT -
        HOUSTON, TX                               $ 6,957,911   KMART CORPORATION                   B+      BA3      BONDABLE
   50   KMART STORE #3809 WILLOWBROOK -
        HOUSTON, TX                               $ 6,699,331   KMART CORPORATION                   B+      BA3      BONDABLE
   73   MOTEL 6 -SUMMARY                          $ 5,421,033   MOTEL 6 GP, INC.                    NA      NA       TRIPLE NET
  132   RITE AID -KINGSTON, NY                    $ 2,410,663   RITE AID CORPORATION                BBB+    BAA1     DOUBLE NET
  151   RITE AID -AUGUSTA, ME                     $ 2,012,829   RITE AID CORPORATION                BBB-    BAA1     DOUBLE NET
  163   RITE AID -JONESBORO,
        BATTLE CREEK, GA                          $ 1,736,367   RITE AID CORPORATION                BBB-    BAA1     DOUBLE NET
  166   RITE AID -GASTONIA, NC                    $ 1,677,618   RITE AID CORPORATION                BBB-    BAA1     DOUBLE NET
  171   RITE AID -JONESBORO, FLINT, GA            $ 1,533,695   RITE AID CORPORATION                BBB-    BAA1     DOUBLE NET
  178   RITE AID -HINESVILLE, GA                  $ 1,340,932   RITE AID CORPORATION                BBB+    BAA1     DOUBLE NET
  181   RITE AID -CLAXTON, GA                     $ 1,237,929   RITE AID CORPORATION                BBB+    BAA1     DOUBLE NET
   79   VICTORIA'S SECRET/LIMITED
        EXPRESS SUMMARY                           $ 4,400,254   THE LIMITED INC.                    BBB+    BAA2     DOUBLE NET
  126   7-ELEVEN -ANAHEIM, CA                     $ 2,668,289   THE SOUTHLAND CORPORATION           BB+     BA1      TRIPLE NET
   67   UNION CAMP -VALLEY VIEW, OH               $ 5,625,643   UNION CAMP CORPORATION              A-      A1       BONDABLE

------------
(1) Reflects the Tenant/Guarantor's senior unsecured long-term debt rating.

   Additional Collateral Loans. Three Mortgage Loans representing 4.87% of the Initial Pool Balance are secured partly by cash reserves that would be released, or by irrevocable letters of credit that would cease to be in effect, upon achievement by the borrower of certain leasing conditions, including, in certain cases, achieving certain debt service coverage ratios. Failure to satisfy such conditions within specified time periods will result in the application of all or a portion of the related credit enhancement amount to prepay the related Mortgage Loan in part (a "Required Prepayment"), and such Required Prepayment will not require payment of a Prepayment Premium or Yield Maintenance Charge.

                         ADDITIONAL COLLATERAL LOANS

                                TYPE OF        AMOUNT OF
LOAN                           ADDITIONAL     ADDITIONAL                RELEASE
NO.        PROPERTY NAME       COLLATERAL     COLLATERAL               CONDITIONS
------  ------------------ ----------------  ------------ ----------------------------------
8       Market-Post Tower  Cash Collateral    $1,111,000   IRS lease renewal; 1.30x DSCR (on
                                                           or before 3/31/98)
11      Stone Mountain     Letter of Credit   $3,600,000   1.20x DSCR (trailing 12 months) of
                                                           which, absent an event of default,
                                                           $1,600,000 can be applied to repay
                                                           the debt (on or before May 1998)
19      Holiday Inn/One    Cash Collateral    $1,700,000   Build-out of space by Comp USA (on
        Route 46--Summary                                  or before 3/1/98), issuance of
                                                           certificate of occupancy (on or
                                                           before 10/1/98) and commencement
                                                           of payment of rent.

   The Depositor or one of its affiliates will establish a reserve fund, or provide a guaranty, from which holders of the Class A-X Certificates and any Class of Offered Certificates receiving a Required Prepayment will be entitled to receive Yield Protection Payments to compensate them for the absence of Prepayment Premiums or Yield Maintenance Charges under the related Additional Collateral Loans. With respect to any Class of Offered Certificates receiving a distribution of principal in connection with a Required Prepayment, the Yield Protection Payment will equal 2% of such prepayment. With respect to the Class A-X Certificates, the Yield Protection Payment will be in the nature of a yield-maintenance payment and will be as described in the Pooling and Servicing Agreement. See "Description of the Offered Certificates -- Distributions -- Yield Protection Payments" herein.

ADDITIONAL MORTGAGE LOAN INFORMATION

   The following tables and Annex A hereto set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. The statistics in the following tables and Annex A were primarily derived from information provided to the Depositor by the Mortgage Loan Seller, which information may have been obtained from the borrowers without independent verification. For purposes of this Prospectus Supplement, including the tables herein and Annex A:

   (1) "Net Cash Flow" with respect to a given Mortgage Loan or Mortgaged Property means cash flow available for debt service, as determined by the Mortgage Loan Seller based upon borrower supplied information for a recent period that is generally calendar year 1996 or the most recent twelve-month period preceding the origination date. Net Cash Flow does not reflect debt service, subordinated ground rent, non-cash items such as depreciation or amortization, and does not reflect actual capital expenditures and may have been adjusted by, among other things, (i) in the case of the Multifamily Properties, rental revenue shown on a recent rent roll was annualized before applying a vacancy factor without further regard to the terms (including expiration dates) of the leases shown thereon, (ii) in the case of certain Office Properties, Industrial Properties and Retail Properties, determining current revenues from leases in place, (iii) in the case of certain of the Hospitality Properties, assuming the occupancy rate was less than the actual occupancy rate (and generally no more than 75-80%) to account for a high occupancy rate or to reflect new construction in the market, (iv) assuming a minimum vacancy rate generally equal to the greatest of (A) actual vacancy,
(B) market vacancy and (C) 5-10%, depending upon property type, (v) in the case of the Retail Properties, excluding certain percentage rent, (vi) excluding certain non-recurring income and/or expenses, (vii) assuming a management fee of 3.5-5% for Hospitality Property, 4-5% of revenue for multi-tenant commercial and multifamily Mortgage Loans and 1-3% of revenue for single-tenant net leased Mortgage Loans other than the Credit Lease Loans, (viii) making a 4-6% adjustment to room revenues for franchise fees (for all franchised Hospitality Properties and most unflagged Hospitality Properties) payable with respect to the Mortgaged Property, (ix) where such information was made available to the Mortgage Loan Seller to take into account new tax assessments and insurance contracts, (x) in certain cases, assuming that operating expenses with respect to the Mortgaged Property were greater than actual expenses, (xi) subtracting from net operating income reserves for Capital Items generally consistent with those identified under "Underwriting Standards" herein, and, (xii) in the case of the Retail Properties and Office Properties, subtracting from net operating income an assumed allowance for tenant improvements and leasing commissions. As presented herein, Net Cash Flow does not separately take into account reimbursement of Servicing Fees or Primary Servicing Fees by borrowers, which should generally be taken into account as expenses when calculating net operating income.

   Net Cash Flow reflects the calculations and adjustments used by the Mortgage Loan Seller for its underwriting process and may or may not reflect the amounts calculated and adjusted by the Rating Agencies for their own analysis. In addition, "Net Cash Flow" and the DSCR derived therefrom are not a substitute for cash flow as determined in accordance with generally accepted accounting principles as a measure of the results of the property's operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity. In certain cases, net cash flow deducts amounts for Capital Items and tenant improvement and leasing commission reserves but under the related Mortgage Loan the borrower is not required to fund Escrow Accounts therefor.

   Reletting costs and capital expenditures are crucial to the operation of commercial and multifamily properties. Each investor should make its own assessment of the level of reletting costs and capital expenditures of the Mortgaged Properties, and the consequent effect of such costs and expenditures on the actual net operating income, Net Cash Flow and DSCRs of the Mortgage Loans.

   No representation is made as to the future net cash flow of the Mortgaged Properties, nor is "Net Cash Flow" set forth herein intended to represent such future net cash flow.

   (2) "U/W NOI" or "Underwritten NOI" means Net Cash Flow before deducting for Capital Items, tenant improvements and leasing commissions.

   (3) "1995 NOI", "1996 NOI" and "1997 NOI" (which is for the period ending as of the date specified in Annex A) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. 1995 NOI, 1996 NOI and 1997 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. The Depositor makes no representations as to the accuracy of any information provided by any borrower or with respect to net operating income that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property. 1995 NOI, 1996 NOI and 1997 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, 1995 NOI, 1996 NOI and 1997 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial-year annualizations. "Rev" is gross revenues for the applicable period, as reported by the related borrower, or, for "U/W Rev", taking into account certain adjustments thereto in accordance with the Mortgage Loan Seller's underwriting standards.

   (4) "Allocated Loan Amount" means, for each Mortgaged Property, the portion of the principal amount of the related Pool Loan allocated to such Mortgaged Property for certain purposes (including, without limitation, determining the release prices of properties, if the Pool Loan permits such releases) under such Pool Loan or for the purpose of presenting statistical information in this Prospectus Supplement. The Allocated Loan Amount for each Mortgaged Property securing a Pool Loan was generally determined based on the ratio of the Net Cash Flow or net operating income (calculated as provided in the related Pool Loan) or appraised value, or some combination thereof, of such Mortgaged Property to the aggregate Net Cash Flow or appraised value, or some combination thereof, of all the Mortgaged Properties securing such Pool Loan. The Allocated Loan Amount for each Mortgaged Property may be adjusted upon the payment of principal of the related Pool Loan, whether upon amortization, prepayment, or otherwise. "Cut-off Date Allocated Loan Amount" means for each Mortgaged Property the Allocated Loan Amount of such property as of the Cut-off Date. There can be no assurance, and it is unlikely, that the Allocated Loan Amounts represent the current values of individual Mortgaged Properties, the price at which an individual Mortgaged Property could be sold in the future to a willing buyer or the replacement cost of the Mortgaged Properties.

   (5) "Original Principal Loan Balance" means the principal balance of the Mortgage Loan as of the date of origination.

   (6) "Monthly Payment" means, for any Mortgage Loan, the constant monthly payment set forth in the related Mortgage Note as being due on the Cut-off Date and, with respect to any Mortgage Loan that pays only interest on the Cut-off Date, the constant monthly payment of principal and interest on such Mortgage Loan after such interest-only period ends (such date being the "First P&I Date"). Certain Credit Lease Loans provide for periodic increases in the related Monthly Payments as set forth on Annex B.

   (7) "Cut-off Date Principal Loan Balance" means the principal balance of the Mortgage Loan as of the Cut-off Date and, with respect to the Pool Loans, the Allocated Loan Amount assigned to each related Mortgaged Property.

   (8) "Cut-off Date Principal Balance/Unit" means the principal balance per unit for multi-family, cooperatives, hotels and self storage or per square foot for substantially all other property types of measure as of the Cut-off Date.

   (9) "Annual Debt Service" means for any Mortgage Loan the annualized Monthly Payment on such Mortgage Loan.

   (10) "DSCR" or "Debt Service Coverage Ratio" means, with respect to any Mortgage Loan, (a) the Net Cash Flow for the related Mortgaged Property, divided by (b) the Annual Debt Service for such Mortgage Loan. The calculation of "DSCR" may differ from the calculation of the debt service coverage ratios referred to under "--Description of the Mortgage Loans -- Underwriting Standards." For the following tables, the DSCR for each group of Crossed Loans is the ratio of the aggregate Net Cash Flow for all of the Mortgaged Properties securing such Crossed Loans to the aggregate Annual Debt Service for the Crossed Loans in such group.

   (11) "Interest Calc." means the method by which interest accrues on the related Mortgage Loan. "30/360" means interest is calculated on the basis of a 360-day year consisting of twelve 30-day months. "Act/360" means interest is calculated on the basis of a 360-day year and for the actual number of days elapsed in each interest accrual period.

   (12) "Stated Maturity Date" means the maturity date of the Mortgage Loan as stated in the related Mortgage Note or loan agreement.

   (13) "Anticipated Repayment Date" means for ARD Loans, the date on which interest begins accruing at the Revised Rate and/or excess cash flow is retained pursuant to the related Lock-box Agreements for application to payment of principal and Excess Interest.

   (14) "Anticipated Remaining Term" means the term of the Mortgage Loan from the Cut-off Date to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

   (15) "Remaining Lockout" means the period of the term of the related Mortgage Loan from the Cut-off Date during which the Mortgage Loan may not be prepaid. For the purposes of this Prospectus Supplement and the statistical information presented herein, the entire principal balance of each Additional Collateral Loan is deemed to be subject to a Lockout Period for the related "Remaining Lockout" period set forth on Annex A hereto.

   (16) "Remaining Lockout and YM" means the period of the term of the related Mortgage Loan from the Cut-off Date during which the Mortgage Loan may not be prepaid or a Yield Maintenance Charge will be imposed.

   (17) "Seasoning" means, with respect to any Mortgage Loan, the number of months between the Cut-off Date and the first Due Date on or after the date on which such Mortgage Loan was originated.

   (18) "Value" means for each of the Mortgaged Properties, the appraised value of such Mortgaged Property as determined by an appraisal thereof and generally in accordance with MAI standards generally made not more than 18 months prior to the origination date of the related Mortgage Loan. In general MAI appraisals were obtained on all of the Mortgaged Properties.

   (19) "Maturity Date/Anticipated Repayment Date LTV" for any Mortgage Loan is calculated in the same manner as Cut-off Date LTV, except that the Mortgage Loan Cut-off Date Principal Balance used to calculate the Cut-off Date LTV has been adjusted to give effect to the amortization of the applicable Mortgage Loan to its maturity date or, in the case of a an ARD Loan, that has an Anticipated Repayment Date, to its Anticipated Repayment Date. Such calculation thus assumes that the appraised value of the Mortgaged Property securing a Mortgage Loan on the maturity date or Anticipated Repayment Date, as applicable, is the same as the appraised value as of the Cut-off Date. There can be no assurance that the value of any particular Mortgaged Property has not or will not decline from the appraised value.

   (20) "Original Amortization Term" means the number of months, based on the constant Monthly Payment as stated in the related Mortgage Note or loan agreement, that would be necessary to reduce the principal balance of the related Mortgage Note substantially to zero if interest on such Mortgage Note was calculated based on twelve 30-day months and a 360-day year.

   (21) "Year Built/Renovated" means the year in which the respective Mortgaged Property was built and/or renovated.

   (22) "Units" and "Unit of Measure" mean the number of units, pads, rooms or square footage with respect to the Mortgaged Property.

   (23) "Occupancy " means the percentage of gross leasable area, rooms, units, beds or sites of the Mortgaged Property that are leased. Occupancy rates are calculated for the specified "Occupancy Period" which is a period ending on the indicated date. In certain cases, Occupancy reflects the average occupancy rate over a period of time. The Occupancy Period may be the trailing twelve months ending on the indicated date, the period from January 1997 to the indicated date or the month indicated.

   (24) "U/W Occupancy" means the occupancy rate used in determining Net Cash Flow.

   (25) "Anchor Tenant" means, with respect to the Retail Properties, a nationally or regionally recognized tenant, or a credit tenant that occupies a significant portion of such Mortgaged Property, or a tenant that occupies more than 25,000 square feet.

   (26) "Actual Ongoing Capital Item Deposits" means the dollars per Unit or percentage of revenues required to be deposited in Escrow Accounts annually under the related Mortgage Loan with respect to Capital Items.

   (27) "Tenant 1," "Tenant 2" and "Tenant 3" (each, a "Tenant") mean, with respect to Office Properties and Retail Properties, the largest, second largest and third largest Tenants, respectively, with respect to such properties, as applicable. With respect to Retail Properties, such Tenants may constitute Anchor Tenants.

   (28) "% of Total Square Feet" means the square feet leased to a Tenant as a percentage of the total square feet of the Mortgaged Property.

   (29) "Lease Expiration Date" means the year in which a Tenant's lease is scheduled to expire.

   (30) "Loan to Value Ratio" or "LTV" is the outstanding balance of a Mortgage Loan as of the Cut-off Date divided by the Value of the related Mortgaged Property. Mortgage Loans that are secured in part by letters of credit or cash collateral that can be used to prepay such Mortgage Loans if certain performance tests have not been satisfied are indicated on Annex A under the heading "LTV" with an asterisk (*). For purposes of computing the LTV for each such Mortgage Loan, the amount of the related additional collateral has been subtracted from the Cut-off Date Principal Balance of such Mortgage Loan before dividing the related Value into such amount. The LTV for a group of Crossed Loans is the ratio of the aggregate Cut-off Date Principal Balance for such group of Crossed Loans to the aggregate Value for all the related Mortgaged Properties. The LTV Ratios on Loan Nos. 7 and 11 are based upon the current balances of such Mortgage Loans reduced by the respective sums available to be drawn under the related letters of credit delivered in connection with the origination of such Mortgage Loans.

   (31) "Weighted Average LTV" and "Weighted Average DSCR" are the weighted average of the Loan to Value Ratios and Debt Service Coverage Ratios for each Mortgage Loan, weighted on the basis of the Cut-off Date Principal Balances thereof. Such calculations exclude the Credit Lease Loans.

   (32) "Net Lease" means "Credit Lease."

   (33) "Remaining Amortization Term" for each Mortgage Loan is the related Original Amortization Term minus the related Seasoning.

   (34) "NAP" means not applicable and relates to the omission of Credit Lease Loans in the calculation of LTV and DSCR.

   Due to rounding, percentages in the following tables may not add to 100% and amounts may not add to indicated total or subtotal.

   Mortgaged Properties secured, or partially secured, by a leasehold estate are indicated on Annex A under the heading "Property Name" with an asterisk (*). Loan Nos. 7, 48, 54, 73, and 130 are secured by both the fee estate and related leasehold interest and, for the purpose of presenting certain statistical information herein, are considered to be secured by fee simple estates.

   The tables below set forth certain summary information regarding the Mortgage Loans. See Annex A hereto for certain characteristics of Mortgage Loans on a loan-by-loan basis. All percentages of Initial Pool Balances used herein and in Annex A are based upon the Cut-off Date Principal Balance of the related Mortgage Loan or, with respect to each Pool Loan are based upon the Allocated Loan Amount of the related Mortgaged Property. All weighted average information regarding the Mortgage Loans reflects weighting of the Mortgage Loans by their Cut-off Date Principal Balances or, with respect to Pool Loans, Allocated Loan Amounts. The "Cut-off Date Principal Balance" of each Mortgage Loan is equal to the unpaid principal balance thereof as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received. All numerical information provided herein and in Annex A with respect to the Mortgage Loans is provided on an approximate basis. Certain statistical information set forth herein may change prior to the date of issuance of the Certificates due to changes in the composition of the Trust Fund prior to the Closing Date. See "--Changes in Mortgage Loan Characteristics" below.

                                MORTGAGE NOTES

        CSFB                                                                                               CUT-OFF
LOAN  CONTROL                                                                                                DATE
 NO.    NO.                    PROPERTY NAME                                BORROWER NAME                  BALANCE
----  ------- ---------------------------------------------  ------------------------------------------ ------------
   1     118  MGM Plaza                                      Colorado Place Partners, LLC                $145,894,648
   2     003  135 East 57th Street                           135 East 57th Street LLC                    $ 75,000,000
   3     128  Paramount Hotel                                Century Paramount LLC                       $ 73,867,407
   4     025  Beverly Connection                             The Beverly Connection LLC                  $ 63,000,000
   5     079  The Gift Center & Jewelry Mart                 Buchanan Street Associates, LP              $ 42,969,590
   6     073  Embassy Suites Hotel--Washington, DC           SES/D.C. Venture                            $ 37,100,000
   7     138  Ramada Suites Hotel at Lincoln Harbor          River-PW Hotel Limited Partnership          $ 33,462,179
   8     115  Market-Post Tower                              Market-Post Tower, Inc.                     $ 31,935,966
   9     012  78 Corporate Center                            EM Realty Associates, L.L.C.                $ 31,834,631
  10     007  240 West 40th Street                           240 West 40th LLC                           $ 25,000,000
  11     172  Stone Mountain Square Shopping Center          New Ronstone, LLC                           $ 23,981,901
  12     034  Buena Vista Plaza                              Ryanco Partners, Ltd. No. X                 $ 21,348,483
  13     104  Kmart Store #4983--San Jose                    CRICKM San Jose Trust                       $ 20,026,222
  14     117  Mesa Regal RV Resort                           ELL-CAP 84-Associates LP et al.             $ 18,465,911
  15     094  Johnson City Crossing Shopping Center          New Johnson City Crossing, LLC              $ 18,236,237
  16     099  Kmart Store #4990--Canton, MI                  CRICKM Canton Township Trust                $ 17,541,461
  17     002  131 State Street                               State 131 Limited Partnership               $ 16,433,341
  18     121  Dara Gardens Cooperative                       Dara Owners Corp.                           $ 16,350,311
  19     089  Holiday Inn/One RT 46-Summary                  Holiday 46, LLC                             $ 15,471,333
  20     097  Kendig Square Shopping Center                  THF Kendig Development, LP                  $ 15,238,431
  21     005  1515 Industrial Way                            TMT Associates, LLC                         $ 14,000,000
  22     103  Kmart Store #4991--Maple Heights, OH           CRICKM Maple Heights Trust                  $ 13,756,464
  23     016  Arapahoe East                                  Arapahoe East Venture et al.                $ 12,985,696
  24     041  Cobb Theaters--Ocala, FL                       CobbOcala Realty, LLC                       $ 11,257,025
  25     053  Court of Flags Apartments                      Graoch Associates #1 Limited Partnership    $ 11,091,562
  26     113  Malibu Creek Plaza                             Malibu Creek Preservation Company, LLC      $ 10,581,350
  27     023  Bannockburn Executive Plaza                    Bannockburn Executive Plaza LLC             $ 10,492,393
  28     086  Holiday Inn-Harrisburg West                    Mechanicsburg GF Investors, LP              $ 10,488,447
  29     167  Sherwood Forest                                Ell-Cap 107-Sherwood Forest et al.          $ 10,380,836
  30     135  Polo Club Apartments                           Graoch Associates #4 Limited Partnership    $ 10,291,853
  31     126  NorthTech Business Park                        Richtree Corporation                        $ 10,228,345
  32     175  Fox Creek-Summary                              Graoch Associates #55 LP                    $  9,989,012
  33     066  Delevan/Westdayl-Summary                       Northmonte Partners LLC                     $  9,592,761
  34     109  Logan Industrial Park                          Logan Chatauqua Limited Partnership         $  9,455,544
  35     183  Waterfront Centre                              NBL Associates Limited Partnership          $  9,436,244
  36     078  Garden Ridge                                   Gartex Realty, LP                           $  9,315,796
  37     032  Brighton Beach Shopping Center                 Brighton Norse Realty, LLC et al.           $  9,290,316
  38     051  Commerce Plaza III                             Group Four Properties, L.L.C.               $  9,093,968
  39     088  Timonium Holiday Inn Select                    Timonium Management, Inc.                   $  8,990,810
  40     069  Eagles Landing                                 Graoch Associates #53 Limited Partnership   $  8,493,590
  41     110  Lorraine Apartments                            Loraine Limited Partnership                 $  8,400,000
  42    024A  Best Western Grant Park Hotel                  Pacific Tai LLC                             $  7,589,503
  43    024B  The Evanston Holiday Inn & Conference Center   Evanston Northshore Hotel Partners, LLC     $  7,589,503
  44     075  Fox Jewelry Plaza and Los Angeles Theatre      Fox Investment Company, LLC                 $  7,494,707
  45     184  Wellington Centre                              Wellington Centre Company, LLC              $  7,390,724

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                            PRIMARY             STATED   ANTICIPATED            REMAINING  ANTICIPATED   ORIGINAL     REMAINING
LOAN    MONTHLY   MORTGAGE SERVICING  INTEREST MATURITY   REPAYMENT  REMAINING   LOCKOUT    REMAINING  AMORTIZATION  AMORTIZATION
 NO.    PAYMENT     RATE    FEE RATE   CALC.     DATE       DATE      LOCKOUT    AND YM       TERM         TERM          TERM
----  ---------- --------  --------- --------  -------- -----------  --------- ---------  -----------  ------------ ------------
   1  $1,034,886   7.640      0.05    ACT/360  11/11/27   11/11/04       83         83          83          360          359
   2  $  585,211   8.660      0.05    ACT/360  09/11/29   09/11/07       45        117         117          360          360
   3  $  583,948   8.260      0.05    ACT/360  10/11/22   10/11/07       46         46         118          300          298
   4  $  475,639   8.120      0.05    ACT/360  09/11/27   09/11/07      111        111         117          336          336
   5  $  307,760   7.740      0.05    ACT/360  12/11/27   12/11/07      115        115         120          360          359
   6  $  274,649   7.520      0.05    ACT/360  12/11/22   12/11/07      120        120         120          300          300
   7  $  248,871   7.560      0.05    ACT/360  11/11/22   11/11/07      115        115         119          300          299
   8  $  257,710   9.010      0.06    ACT/360  07/11/27   07/11/07      108        108         115          360          355
   9  $  283,333   7.410      0.05    ACT/360  01/11/33   05/11/14      173        173         197          422          421
  10  $  176,175   7.580      0.05    ACT/360  12/11/27   11/11/12      172        172         179          360          360
  11  $  166,499   7.420      0.05    ACT/360  11/11/27   11/11/07      112        112         119          360          359
  12  $  166,679   8.490      0.05    ACT/360  08/11/27   08/11/07      109        109         116          339          335
  13  $  158,664   8.295      0.05     30/360  11/01/22                 295        295         299          300          299
  14  $  150,323   8.920      0.05    ACT/360  06/01/24   09/01/03       62         62          69          333          330
  15  $  126,608   7.420      0.05    ACT/360  11/11/27   11/11/07      112        112         119          360          359
  16  $  138,183   8.228      0.05     30/360  11/01/22                 295        295         299          300          299
  17  $  135,460   9.110      0.05    ACT/360  08/01/25   04/01/07       40        105         112          342          334
  18  $  116,542   7.690      0.48     30/360  11/01/12                 119        119         179          360          359
  19  $  120,660   8.100      0.05    ACT/360  10/11/22   10/11/07      114        114         118          300          298
  20  $  105,484   7.390      0.05    ACT/360  11/11/27   11/11/12      176        176         179          360          359
  21  $   97,507   7.460      0.05    ACT/360  12/11/27   12/11/07      120        120         120          360          360
  22  $  108,366   8.228      0.05     30/360  11/01/22                 295        295         299          300          299
  23  $   97,937   7.720      0.04    ACT/360  11/11/22   11/11/07      115        115         119          300          299
  24  $   88,330   8.610      0.05     30/360  10/11/22                 298        298         298          300          299
  25  $   76,703   7.380      0.05    ACT/360  11/11/27   11/11/07      112        112         119          360          359
  26    $78,519    8.100      0.05    ACT/360  09/11/27   09/11/07      113        113         117          360          357
  27    $74,282    7.620      0.05    ACT/360  11/11/27   11/11/12      175        175         179          360          359
  28    $79,103    7.720      0.05    ACT/360  11/11/22   11/11/07      112        112         119          300          299
  29    $84,506    8.920      0.05    ACT/360  06/01/24   09/01/03       62         62          69          333          330
  30    $69,776    7.180      0.05    ACT/360  11/11/27   11/11/07      112        112         119          360          359
  31    $77,005    8.250      0.05    ACT/360  08/11/27   08/11/07      109        109         116          360          356
  32    $73,935    8.080      0.05    ACT/360  10/11/27   10/11/07      111        111         118          360          358
  33    $66,599    7.420      0.05    ACT/360  11/11/27   11/11/07      112        112         119          360          359
  34    $79,789    9.010      0.05    ACT/360  06/11/22   06/11/07      107        107         114          300          294
  35    $76,689    8.570      0.05    ACT/360  09/11/22   09/11/07      110        110         117          300          296
  36    $76,919    8.345      0.05    ACT/360  10/11/20                 274        274         274          267          266
  37    $72,149    8.060      0.05     30/360  11/11/22   11/11/07      112        112         119          300          299
  38    $67,154    8.060      0.05    ACT/360  11/01/27   11/11/07      117        117         119          360          359
  39    $70,540    8.180      0.05    ACT/360  11/11/22   11/11/07      112        112         119          300          299
  40    $58,968    7.420      0.05    ACT/360  11/11/27   11/11/07      112        112         119          360          359
  41    $61,412    7.770      0.05    ACT/360  08/11/27   08/11/07      113        113         116          336          336
  42    $61,122    8.680      0.05    ACT/360  10/11/22   10/11/07      118        118         118          300          298
  43    $61,122    8.680      0.05    ACT/360  10/11/22   10/11/07      118        118         118          300          298
  44    $53,731    7.750      0.04    ACT/360  11/11/27   11/11/12      172        172         179          360          359
  45    $52,148    7.580      0.05    ACT/360  10/11/27   10/11/12      176        176         178          360          358


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                      FIRST
LOAN                   P&I
 NO.      SEASONING    DATE
----      --------- --------
   1           1     12/11/97
   2           3     10/11/99
   3           2     11/11/97
   4           3     10/11/99
   5           1     12/11/97
   6           0     01/11/98
   7           1     12/11/97
   8           5     08/11/97
   9           1     12/11/97
  10           0     01/11/98
  11           1     12/11/97
  12           4     09/11/97
  13           1     12/01/97
  14          15     10/01/97
  15           1     12/11/97
  16           1     12/01/97
  17           8     05/01/97
  18           1     12/01/97
  19           2     11/11/97
  20           1     12/11/97
  21           0     01/11/98
  22           1     12/01/97
  23           1     12/11/97
  24           1     12/11/97
  25           1     12/11/97
  26           3     10/11/97
  27           1     12/11/97
  28           1     12/11/97
  29          15     10/01/97
  30           1     12/11/97
  31           4     09/11/97
  32           2     11/11/97
  33           1     12/11/97
  34           6     07/11/97
  35           4     09/11/97
  36           1     12/11/97
  37           1     12/11/97
  38           1     12/11/97
  39           1     12/11/97
  40           1     12/11/97
  41           4     09/11/99
  42           2     11/11/97
  43           2     11/11/97
  44           1     12/11/97
  45           2     11/11/97

        CSFB                                                                                               CUT-OFF
LOAN  CONTROL                                                                                                DATE
 NO.    NO.                    PROPERTY NAME                                BORROWER NAME                  BALANCE
----  ------- ---------------------------------------------  ------------------------------------------ ------------
  46     028  Boulder Cascade Mobile Home Park               Boulder Edwards L.P.                        $  7,200,000
  47     100  Kmart Store #3718--Dallas, TX--Skillman        CRICKM Skillman Trust                       $  7,136,812
  48     122  Residence Inn by Marriott--New Haven, CT       Wallfarm Associates, LP                     $  7,078,875
  49     102  Kmart Store #3863--Houston, TX--Cypress Point  CRICKM Cypress Point Trust                  $  6,957,911
  50     101  Kmart Store #3809--Houston, TX--Willowbrook    CRICKM Willowbrook Trust                    $  6,699,331
  51     112  Los Gatos Lodge                                Los Gatos Lodge, LLC                        $  6,693,508
  52     174  Tarzana Medical Office Building                Tarzana Medical Office Building Partners    $  6,595,351
  53     108  Lenox Plaza Shopping Center                    Realty Management of NJ, LLC et al.         $  6,586,437
  54     176  Kratsa Hotels-Summary                          Harmar Hotels I, II & III Inc.              $  6,538,566
  55     038  The Sedona Apartments                          Windsor Real Estate Limited Partnership     $  6,500,000
  56     008  Kent Park-Executive House-Summary              Wilson Properties I, LLC                    $  6,393,623
  57     123  Newbrite Shopping Center                       Newbrite Associates Limited Partnership     $  6,393,433
  58     087  Holiday Inn-Huntsville, AL                     Madison Square Hotel LLC                    $  6,354,129
  59     068  Donnybrook/Orangeburg Summary                  JLJ Management Co. and 2J Management Co     $  6,195,472
  60     182  Washington Centre                              Washington Centre Shops, L.P.               $  6,195,426
  61     067  Dick's Clothing & Sporting Goods Store         CMD Columbia Trust and Imperial Assoc.      $  6,114,199
  62     081  Hampshire Ambassador Hotel                     Kensington Hotel Associates LP              $  5,957,845
  63     173  Stonehurst/Zenith-Summary                      Northvale 1997 Associates, L.L.C.           $  5,949,616
  64    077A  Furr's--Mesa (946)                             Furr's 5, LLC                               $  5,855,974
  65    031A  Brandywine--Towne                              North Plaza Northridge Partners             $  5,755,860
  66     192  Saddleback Plaza                               3501 E. Chapman LLC                         $  5,638,000
  67     178  Union Camp                                     1800 Sycamore Rd., LLC                      $  5,625,643
  68     156  RM-Research Triangle                           Realmark-Research, LLC                      $  5,558,723
  69     133  Plaza Arcade                                   Plaza Arcade Realty Co., LLC                $  5,495,943
  70     018  Autumn Run Apartments                          Graoch Associates #33 Limited Partnership   $  5,495,902
  71     072  El Paseo North                                 El Paseo Collection North                   $  5,486,070
  72     009  443 Third Avenue                               443 Third Avenue, LLC                       $  5,475,550
  73     119  Motel 6-Summary                                Motel Tara Leasing, Inc.                    $  5,421,033
  74     039  Amazon.com Building                            700 Frenchtown Development Corporation      $  5,343,901
  75     169  Southern Slope Apartments                      Graoch Associates #56 Limited Partnership   $  5,196,086
  76     165  Select Inn-Summary                             Select Inn of Janesville, Inc., et al.      $  5,044,699
  77     036  RM-Camelot East Apartments                     Realmark-Camelot, LLC                       $  4,896,290
  78     030  Bradbury Apartments                            Regel Real Estate Limited Partnership       $  4,600,000
  79     180  Victoria's Secret/Limited Express Summary      1721 Chestnut Realty Associates             $  4,400,254
  80     083  Heartland Place                                Heartland Place LLC                         $  4,395,178
  81     139  Residence Inn by Marriott--Fishers,            IN RI-FISH, L.L.C.                          $  4,395,096
  82     092  Inland Business Center                         Inland Corporation                          $  4,387,917
  83     131  Parkway Plaza Office Building                  23945 Calabasas Road Associates             $  4,296,971
  84     021  BALLY'S-Miami, Florida                         Bond-Bally III Delaware Business Trust      $  4,291,414
  85     171  RM-St. Rita's Office Building                  Realmark-St. Rita's, L.L.C.                 $  4,247,241
  86     020  BALLY'S-Davie, Florida                         Bond-Bally II Delaware Business Trust       $  4,148,553
  87     091  Howard Johnson Hotel                           Taj International, Inc.                     $  4,094,451
  88     022  BALLY'S-Virginia                               Bond-Bally I Delaware Business Trust        $  4,005,484
  89     076  Freehold Gardens Hotel                         Freehold Hotel Associates, L.L.C.           $  3,995,848
  90     158  RM-The Fountains Apartments                    Realmark-Fountains, L.L.C.                  $  3,889,671
  91    077H  Furr's--Eubank (875)                           Furr's 2, LLC                               $  3,887,373

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                            PRIMARY             STATED   ANTICIPATED            REMAINING  ANTICIPATED   ORIGINAL     REMAINING
LOAN    MONTHLY   MORTGAGE SERVICING  INTEREST MATURITY   REPAYMENT  REMAINING   LOCKOUT    REMAINING  AMORTIZATION  AMORTIZATION
 NO.    PAYMENT     RATE    FEE RATE   CALC.     DATE       DATE      LOCKOUT    AND YM       TERM         TERM          TERM
----  ---------- --------  --------- --------  -------- -----------  ---------  --------- -----------  ------------ ------------
  46    $56,411    8.705      0.05    ACT/360  02/01/27   02/01/04       67         67          74          360          360
  47    $56,220    8.228      0.05     30/360  11/01/22                 299        299         299          300          299
  48    $66,506    7.670      0.05    ACT/360  11/11/12   11/11/07      115        115         119          180          179
  49    $54,811    8.228      0.05     30/360  11/01/22                 295        295         299          300          299
  50    $52,774    8.228      0.05     30/360  11/01/22                 295        295         299          300          299
  51    $53,950    8.500     0.125    ACT/360  11/11/22   11/11/07      112        112         119          300          299
  52    $47,329    7.760      0.04    ACT/360  11/11/27   11/11/07      112        112         119          360          359
  53    $50,048    8.350      0.05    ACT/360  08/11/27   08/11/07      109        109         116          360          356
  54    $52,258    8.390      0.05    ACT/360  10/11/22   10/11/07      114        114         118          300          298
  55    $46,336    7.500      0.05    ACT/360  11/11/27   11/11/07      116        116         119          336          336
  56    $50,803    8.330      0.05    ACT/360  11/11/22   11/11/07      112        112         119          300          299
  57    $50,034    8.150      0.05    ACT/360  11/11/22   10/11/07      113        113         118          300          299
  58    $52,368    8.740      0.05    ACT/360  08/11/22   08/01/06       97         97         104          300          296
  59    $43,691    7.580      0.05    ACT/360  11/11/27   11/11/07      115        115         119          360          359
  60    $43,479    7.530      0.05    ACT/360  11/11/27   11/11/07      115        115         119          360          359
  61    $47,535    8.610      0.05    ACT/360  10/11/27   10/11/07      111        111         118          360          358
  62    $54,570    9.380      0.05    ACT/360  11/11/18   06/11/07      107        107         114          252          246
  63    $49,560    8.890      0.05    ACT/360  10/11/22   10/11/07      113        113         118          300          298
  64    $47,209    9.110      0.05    ACT/360  12/11/19   11/11/07      115        115         119          265          265
  65    $40,908    7.660      0.05    ACT/360  11/11/27   11/11/07      116        116         119          360          359
  66    $42,771    7.800      0.05    ACT/360  12/01/07                 116        116         120          300          300
  67    $34,318    7.578      0.05     30/360  05/01/22                 293        293         293          299          293
  68    $43,251    8.060      0.05    ACT/360  09/11/22   03/11/06       95         95          99          300          297
  69    $38,569    7.530      0.05    ACT/360  11/11/27   11/11/07      117        117         119          360          359
  70    $38,382    7.480      0.05    ACT/360  11/11/27   11/11/07      112        112         119          360          359
  71    $41,320    8.250      0.05    ACT/360  08/11/27   08/11/07      109        109         116          360          356
  72    $43,255    8.220      0.05    ACT/360  07/11/22   07/11/07      108        108         115          360          355
  73    $40,761    8.491      0.05    ACT/360  05/11/16                 217        217         221          222          222
  74    $39,536    7.500      0.05    ACT/360  11/11/22   11/11/07      112        112         119          300          299
  75    $36,110    7.430      0.05    ACT/360  11/11/27   11/11/07      112        112         119          360          359
  76    $39,010    8.010      0.05    ACT/360  11/11/22   12/11/07      113        113         120          300          299
  77    $33,927    7.400      0.05    ACT/360  11/11/27   05/11/06       97         97         101          360          359
  78    $33,630    7.770      0.05    ACT/360  08/11/27   08/11/07      113        113         116          336          336
  79    $69,018    6.528      0.05    ACT/360  02/11/04                  74         74          74           80           74
  80    $32,562    8.090      0.25    ACT/360  10/11/27   10/11/07      114        114         118          360          358
  81    $32,917    7.640      0.05    ACT/360  11/11/22   11/11/07      116        116         119          300          299
  82    $35,104    8.390      0.05    ACT/360  09/11/22   09/11/07      110        110         117          300          297
  83    $30,835    7.760      0.08    ACT/360  10/11/27   10/11/07      111        111         118          360          359
  84    $38,789    9.355      0.05    ACT/360  12/11/17                 236        236         240          245          240
  85    $30,455    7.820      0.05    ACT/360  11/11/27   11/11/07      115        115         119          370          369
  86    $37,498    9.355      0.05    ACT/360  12/11/17                 236        236         240          245          240
  87    $36,078    9.590      0.05    ACT/360  10/11/22   10/11/07      114        114         118          300          298
  88    $36,205    9.355      0.05    ACT/360  12/11/17                 236        236         240          245          240
  89    $31,085    8.080      0.05    ACT/360  11/11/22   11/11/07      112        112         119          300          299
  90    $29,988    8.500      0.05    ACT/360  06/01/27   12/01/05       92         92          96          360          354
  91    $32,151    9.110      0.05    ACT/360  12/11/19   11/11/07      115        115         119          265          265

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)
                     FIRST
LOAN                  P&I
 NO.     SEASONING    DATE
----     --------- --------
  46         10     02/01/98
  47          1     12/01/97
  48          1     12/11/97
  49          1     12/01/97
  50          1     12/01/97
  51          1     12/11/97
  52          1     12/11/97
  53          4     09/11/97
  54          2     11/11/97
  55          1     11/11/99
  56          1     12/11/97
  57          1     12/11/97
  58          4     09/11/97
  59          1     12/11/97
  60          1     12/11/97
  61          2     11/11/97
  62          6     07/11/97
  63          2     11/11/97
  64          0     01/11/98
  65          1     12/11/97
  66          0     01/01/98
  67          6     07/01/97
  68          3     10/11/97
  69          1     12/11/97
  70          1     12/11/97
  71          4     09/11/97
  72          5     08/11/97
  73          0     01/11/98
  74          1     12/11/97
  75          1     12/11/97
  76          1     12/11/97
  77          1     12/11/97
  78          4     09/11/99
  79          6     07/11/97
  80          2     11/11/97
  81          1     12/11/97
  82          3     10/11/97
  83          1     12/11/97
  84          5     08/11/97
  85          1     12/11/97
  86          5     08/11/97
  87          2     11/11/97
  88          5     08/11/97
  89          1     12/11/97
  90          6     07/07/97
  91          0     01/11/98


        CSFB                                                                                               CUT-OFF
LOAN  CONTROL                                                                                                DATE
 NO.    NO.                    PROPERTY NAME                                BORROWER NAME                  BALANCE
----  ------- ---------------------------------------------  ------------------------------------------ ------------
  92     027  Boott Mills South and Storage                  Boott Mills I, LLC                          $  3,831,542
  93    077G  Furr's--Louisiana (876)                        Furr's 1, LLC                               $  3,831,286
  94     136  Quakerbridge Shoppes Shopping Center           Broadway Associates of Warren, LLC          $  3,828,117
  95     074  Emerald Pointe Apartments                      Graoch Associates #3 Limited Partnership    $  3,796,394
  96     061  CVS--Natick, MA                                Central Speen Limited Partnership           $  3,671,358
  97     125  Northgate Plaza                                Missouri Associates                         $  3,659,149
  98     129  Paramount Best Western                         Paramount Hotel Corp.                       $  3,596,961
  99     111  Los Angeles Fine Arts & Wine Storage Company   Los Angeles Fine Arts Company               $  3,596,291
 100    077C  Furr's--Geo. Dieter (938)                      Furr's 9, LLC                               $  3,488,345
 101     084  Heritage Paradise                              8777 Corporation                            $  3,487,244
 102    077D  Furr's--Viscount (937)                         Furr's 8, LLC                               $  3,484,438
 103     040  Citrus Park Apartments                         Bryant Real Estate Limited Partnership      $  3,450,000
 104     161  RM-Williamsburg North                          Realmark-Williamsburg, LLC                  $  3,448,916
 105     170  Spartan Business Center                        Pelio Properties, LLC                       $  3,392,230
 106    077B  Furr's Americas (944)                          Furr's 7, LLC                               $  3,335,814
 107    031C  Brandywine--Alexander Plaza II                 Williamson County Partners, L.P.            $  3,297,628
 108     080  Gold River Racquet Club                        Gold River Racquet Club Venture              $3,294,684
 109     001  1278-1284 First Avenue                         1278-1284 First Avenue Realty, LLC           $3,291,600
 110     026  Bonita Center                                  Carson Bonita Plaza, LLC.                    $3,197,787
 111     093  Interlaken Inn                                 Interlaken Inn Associates LTD                $3,196,822
 112     107  Le Reve Hotel                                  Le Reve Hotel, LLC                           $3,087,300
 113     160  RM-Wayne Estates                               Realmark-Wayne, L.L.C.                       $3,086,520
 114     140  Rite Aid--86th, New York, NY                   East 86th Street Partners, LLC               $3,068,610
 115     071  Eckerd's Drug Store--Plano, TX                 RIC Plano Trust                              $3,015,326
 116     189  Windsor Gardens                                Windsor Care Center National City, Ltd.      $2,997,302
 117    031B  Brandywine--Clear Point Plaza                  Gautier Associates                           $2,947,880
 118     082  Havana Park Center                             Havana and Iliff LLC                         $2,941,508
 119    031E  Brandywine--Windward Village                   Windward Park Limited Partnership            $2,897,882
 120     116  Maumee Marketplace                             Reynolds/Dussel Enterprises, LTD.            $2,824,901
 121     047  Colton-2302 Martin                             TPF Partners                                 $2,733,899
 122     058  CVS Pharmacy--Greenville, SC                   Greenville SC Business Trust                 $2,723,636
 123     155  RM-Players Club                                Realmark-Players, L.L.C.                     $2,703,147
 124     105  Lafayette Business Park                        Lafayette Business Park, LLC                 $2,695,167
 125     050  Comfort Inn--Garland                           Desai Enterprises, Inc.                      $2,693,936
 126     010  7-Eleven--Anaheim, CA                          Harbor Katella Investment Company LLC        $2,668,289
 127     202  CVS Pharmacy--Hyannis, MA                      Hyannis North Limited Partnership            $2,659,530
 128     159  RM-The Villa Apartments                        Realmark-Villa, L.L.C.                       $2,642,493
 129     157  RM-Stonegate Townhomes                         Realmark-Stonegate L.L.C.                    $2,638,649
 130     114  Marina Lakes Plaza                             Wichita Shopping Center Associates, L. P     $2,595,544
 131     013  8 Bow Street                                   Bow Street Realty, LLC                       $2,471,008
 132     148  Rite Aid--Kingston, NY                         Univest-Kingston, LLC                        $2,410,663
 133     191  CVS Pharmacy--Culpeper, Va                     Wilton Partners Culpepper LLC                $2,384,068
 134     045  Colton-18952 MacArthur Blvd.                   TPF Partners et al                           $2,310,515
 135     206  Hook-SupeRx, Inc.--Knoxville Street,           GB Knoxville Developers, LLC                 $2,232,301
              Peoria, IL
 136     044  Colton-18872 MacArthur Blvd.                   TPF Partners                                 $2,223,256
 137     057  CVS-Garfield, NJ                               Garfield-Midland LLC                         $2,210,521

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)



                            PRIMARY             STATED   ANTICIPATED            REMAINING  ANTICIPATED   ORIGINAL     REMAINING
LOAN    MONTHLY   MORTGAGE SERVICING  INTEREST MATURITY   REPAYMENT  REMAINING   LOCKOUT    REMAINING  AMORTIZATION  AMORTIZATION
 NO.    PAYMENT     RATE    FEE RATE   CALC.     DATE       DATE      LOCKOUT    AND YM       TERM         TERM          TERM
----  ---------- --------  --------- --------  -------- -----------  ---------  --------- -----------  ------------ ------------
  92    $29,655    8.550       0.05   ACT/360  08/11/27   08/11/07      112        112         116          360          356
  93    $31,980    9.110       0.05   ACT/360   8/31/19   11/11/07      115        115         119          265          265
  94    $28,272    7.480       0.05   ACT/360  11/11/22   11/11/07      117        117         119          300          299
  95    $25,486    7.080       0.05   ACT/360  11/11/27   11/11/07      112        112         119          360          359
  96    $28,031    7.044       0.05   ACT/360  01/11/18                 237        237         241          243          241
  97    $29,569    8.510       0.05   ACT/360  09/11/22   09/11/07      112        112         117          300          297
  98    $31,029    9.330       0.05   ACT/360  11/11/22   11/11/07      112        112         119          300          299
  99    $28,084    8.125     0.1775   ACT/360  11/11/22   11/11/07      115        115         119          300          299
 100    $29,114    9.110       0.05   ACT/360  12/11/19   11/11/07      115        115         119          265          265
 101    $27,502    8.210       0.05   ACT/360  08/11/22   08/11/07      109        109         116          300          296
 102    $29,114    9.110       0.05   ACT/360  12/11/19   11/11/07      115        115         119          265          265
 103    $24,594    7.500       0.05   ACT/360  11/11/27   11/11/07      116        116         119          336          336
 104    $25,136    7.900       0.05   ACT/360  08/11/27   01/11/06       93         93          97          360          356
 105    $24,759    7.920       0.05   ACT/360  08/11/27   08/11/07      109        109         116          360          356
 106    $27,718    9.110       0.05   ACT/360  12/11/19   11/11/07      115        115         119          265          265
 107    $23,437    7.660       0.05   ACT/360  11/11/27   11/11/07      116        116         119          360          359
 108    $28,471    8.420       0.05   ACT/360  12/11/17   12/11/07      113        113         120          240          239
 109    $27,220    8.790       0.05   ACT/360  09/11/22   09/11/04       74         74          81          300          297
 110    $23,147    7.850       0.05   ACT/360  11/11/27   11/11/07      115        115         119          360          359
 111    $25,445    8.350       0.05   ACT/360  11/11/22   11/11/07      117        117         119          300          299
 112    $28,492    9.300       0.05   ACT/360  09/11/17   09/11/07      104        104         117          240          237
 113    $23,579    8.400       0.05   ACT/360  06/01/27   12/01/05       92         92          96          360          354
 114    $23,231    8.310       0.05   ACT/360  08/11/27   08/11/07      109        109         116          360          356
 115    $24,242    7.936       0.05    30/360  01/11/17                 225        225         229          235          229
 116    $25,073    8.950       0.05   ACT/360  11/11/22   11/11/07      112        112         119          300          299
 117    $20,951    7.660       0.05   ACT/360  11/11/27   11/11/07      116        116         119          360          359
 118    $20,322    7.370       0.05   ACT/360  11/11/27   11/11/07      112        112         119          360          359
 119    $20,436    7.580       0.05   ACT/360  11/11/27   11/11/07      116        116         119          360          359
 120    $23,425    9.320       0.05   ACT/360  07/11/27   07/11/07      111        111         115          360          355
 121    $20,419    8.160       0.05   ACT/360  07/11/27   07/11/07      112        112         115          360          355
 122    $15,577    6.657          0    30/360  05/06/18                 241        241         245          246          245
 123    $20,824    8.480       0.05   ACT/360  06/11/27   12/11/05       92         92          96          360          354
 124    $19,868    8.030       0.05   ACT/360  09/11/27   09/11/07      110        110         117          360          357
 125    $23,459    9.430       0.05   ACT/360  09/11/22   09/11/07      110        110         117          300          297
 126    $21,583    8.383       0.05   ACT/360  12/11/13                 192        192         192          195          192
 127    $15,059    6.589          0    30/360  06/06/18                 242        242         246          246          246
 128    $20,002    8.300       0.05   ACT/360  06/01/27   12/01/05       92         92          96          360          354
 129    $20,207    8.430       0.05   ACT/360  07/11/27   12/11/05       92         92          96          360          355
 130    $20,901    8.480       0.05   ACT/360  10/11/22   10/11/07      113        113         118          300          298
 131    $21,338    8.410       0.05   ACT/360  11/11/17   11/11/07      112        112         119          240          239
 132    $19,250    6.971       0.05   ACT/360  12/11/16                 228        228         228          226          224
 133    $13,632    6.655          0    30/360  05/06/18                 241        241         245          246          245
 134    $17,257    8.160       0.05   ACT/360  07/11/27   07/11/07      112        112         115          360          355
 135    $12,644    6.571          0    30/360  06/06/18                 242        242         246          246          246
 136    $16,605    8.160       0.05   ACT/360  07/11/27   07/11/07      112        112         115          360          355
 137    $16,619    6.808       0.05   ACT/360  04/11/17                 228        228         232          233          233

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                     FIRST
LOAN                  P&I
 NO.     SEASONING    DATE
----     --------- --------
  92         4      09/11/97
  93         0      01/11/98
  94         1      12/11/97
  95         1      12/11/97
  96         2      11/11/97
  97         3      10/11/97
  98         1      12/11/97
  99         1      12/11/97
 100         0      01/11/98
 101         4      09/11/97
 102         0      01/11/98
 103         1      11/11/99
 104         4      09/11/97
 105         4      09/11/97
 106         0      01/11/98
 107         1      12/11/97
 108         1      12/11/97
 109         3      10/11/97
 110         1      12/11/97
 111         1      12/11/97
 112         3      10/11/97
 113         6      07/07/97
 114         4      09/11/97
 115         6      07/11/97
 116         1      12/11/97
 117         1      12/11/97
 118         1      12/11/97
 119         1      12/11/97
 120         5      08/11/97
 121         5      08/11/97
 122         1      12/06/97
 123         6      07/11/97
 124         3      10/11/97
 125         3      10/11/97
 126         3      10/11/97
 127         0      01/06/98
 128         6      07/07/97
 129         5      08/11/97
 130         2      11/11/97
 131         1      12/11/97
 132         2      11/11/97
 133         1      12/06/97
 134         5      08/11/97
 135         0      01/06/98
 136         5      08/11/97
 137         0      01/11/98


                                     S-96


        CSFB                                                                                               CUT-OFF
LOAN  CONTROL                                                                                                DATE
 NO.    NO.                    PROPERTY NAME                                BORROWER NAME                  BALANCE
----  ------- ---------------------------------------------  ------------------------------------------ ------------
 138     017  Arbor Place Apartments                         Heritage Place Investments #1                $2,205,392
 139     152  RM-Inducon Columbia                            Realmark-Inducon Columbia, LLC               $2,195,741
 140     186  Westpark Shopping Center                       Westpark, LLC                                $2,189,683
 141     059  CVS Pharmacy--Lilburn, Ga                      Lilburn GA Business Trust                    $2,169,236
 142     207  Hook-SupeRx, Inc--Prospect Road, Peoria, IL    GB Prospect Developers, LLC                  $2,167,717
 143     177  Tustin Plaza                                   Tustin Plaza Partners                        $2,146,355
 144    077E  Furr's--Montana (934)                          Furr's 6, LLC                                $2,120,742
 145     194  CVS Pharmacy--Kernsville, NC                   Kernersville NC Business Trust               $2,107,872
 146     049  Comfort Inn Hotel                              Poinco Airport, Inc.                         $2,097,918
 147     070  Eckerd's Drug Store--Acworth                   Univest-Acworth, L.L.C.                      $2,069,291
 148     205  Hook-SupeRx, Inc--Big Hollow Road, Peoria, IL  GB Big Hollow Developers, LLC                $2,046,885
 149     204  Revco Discount Drug Center--Elkin, NC          Elkin NC Business Trust                      $2,024,659
 150     154  RM-O'Hara Apartments                           Realmark-O'Hara, LLC                         $2,020,616
 151     141  Rite Aid--Augusta, ME                          Outer Road LLC                               $2,012,829
 152     153  RM-Jackson Park                                Realmark-Jackson, L.L.C.                     $1,930,085
 153    077F  Furr's--Ruidoso (905)                          Furr's 4, LLC                                $1,923,027
 154     096  Kendall Professional Building                  Kendall Professional Building, Inc.          $1,898,530
 155     062  CVS Pharmacy--North Conway, NH                 Centercorp-North Conway LLC                  $1,880,945
 156     060  CVS Pharmacy--Monroe, NC                       Monroe NC Business Trust                     $1,879,337
 157     163  Seaman's Furniture                             Mehran Equities, Ltd.                        $1,873,174
 158     065  Revco Discount Drug Center--Washington Court   Tatco Washington, Ltd                        $1,840,312
              House
 159     168  South Towne Office Park                        JDI Monona Limited Partnership               $1,837,909
 160     054  CVS Pharmacy--Anderson, SC                     Anderson SC Business Trust                   $1,763,832
 161     056  CVS Pharmacy--Cumming, Ga                      Cummings Georgia Business Trust              $1,763,399
 162     064  CVS Pharmacy--Philadelphia, PA                 Philadelphia PA Business Trust               $1,761,774
 163     146  Rite Aid--Jonesboro, Battle Creek              William R. Winner, Jr., L.L.C.               $1,736,367
 164     055  CVS Pharmacy--Burnsville, NC                   Burnsville NC Business Trust                 $1,728,085
 165     015  Airport Plaza                                  Passaic '85 Associates LP                    $1,701,939
 166     143  Rite Aid--Gastonia, NC                         RA Gastonia WJC Business Trust               $1,677,618
 167     043  Colton Plaza                                   TPF Partners                                 $1,627,376
 168     196  CVS Pharmacy--Athens, WV                       Athens Square Limited Liability Company      $1,596,647
 169     063  CVS Pharmacy--Oxford, Ma                       302 Main Street LLC                          $1,575,943
 170     162  Saufley Square Shopping Center                 Pensacola 1997 Associates, L.L.C.            $1,549,406
 171     147  Rite Aid--Jonesboro, Flint                     Winner Properties, LLC et al                 $1,533,695
 172     046  Colton-2222 Martin Street                      TPF Partners                                 $1,531,351
 173     006  2192 Martin                                    2192 Martin Street Partners                  $1,496,100
 174     164  A-Secured Self and Vehicle Storage Facility    A-Secured Self & Vehicle Storage I, L.L.C.   $1,470,942
 175     037  Casa Del Lago Apartments                       Wentwood Del Lago I, L.P.                    $1,449,077
 176     132  Peachtree Apartments                           Moores Mill Investors II, LLC                $1,394,043
 177     151  RM-Beaver Creek                                Realmark-Beaver, L.L.C.                      $1,347,430
 178     145  Rite Aid--Hinesville                           PFC Hinesville Associates, LLC               $1,340,932
 179    031D  Brandywine--Kash N'Karry                       Pasadena Pasadena Partners                   $1,309,059
 180     124  North Ranch Center                             Samuel A. Keesal, Jr.                        $1,277,941
 181     142  Rite Aid--Claxton, GA                          Claxton Associates 1996, LLC                 $1,237,929
 182     035  Caldonian/Transcript-Summary                   Transcript/Caledonian Corporation            $1,149,236
 183     090  Hollywood Video                                5921 University Square, LLC                  $1,049,295

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


                            PRIMARY             STATED   ANTICIPATED            REMAINING  ANTICIPATED   ORIGINAL     REMAINING
LOAN    MONTHLY   MORTGAGE SERVICING  INTEREST MATURITY   REPAYMENT  REMAINING   LOCKOUT    REMAINING  AMORTIZATION  AMORTIZATION
 NO.    PAYMENT     RATE    FEE RATE   CALC.     DATE       DATE      LOCKOUT    AND YM       TERM         TERM          TERM
----  ---------- --------  --------- --------  -------- -----------  ---------  --------- -----------  ------------ ------------
 138    $16,303    7.480      0.10    ACT/360  10/11/22   10/11/07      116        116         118          300          298
 139    $16,787    7.867      0.05    ACT/360  10/11/22   04/11/06       96         96         100          300          298
 140    $18,462    9.000      0.05    ACT/360  06/11/22   06/11/07      107        107         114          300          294
 141    $12,669    6.806         0     30/360  05/06/18                 241        241         245          246          245
 142    $12,278    6.571         0     30/360  06/06/18                 242        242         246          246          246
 143    $16,532    8.500      0.05    ACT/360  09/11/27   08/11/07      113        113         116          360          357
 144    $17,721    9.110      0.05    ACT/360  12/11/19   11/11/07      115        115         119          265          265
 145    $11,909    6.573         0     30/360  06/06/18                 242        242         246          246          246
 146    $16,712    8.360      0.05    ACT/360  11/11/22   11/11/07      117        117         119          300          299
 147    $15,955    6.983      0.05    ACT/360  03/11/17                 231        231         231          233          231
 148    $11,594    6.571         0     30/360  06/06/18                 242        242         246          246          246
 149    $11,403    6.553         0     30/360  06/06/18                 242        242         246          246          246
 150    $15,296    8.290      0.05    ACT/360  06/01/27   12/07/05       93         93          96          360          354
 151    $15,793    7.016      0.05     30/360  09/11/17                 237        237         237          238          237
 152    $14,638    8.310      0.05    ACT/360  06/11/27   12/11/05       92         92          96          360          354
 153    $15,719    9.110      0.05    ACT/360  12/11/17   11/11/07      115        115         119          241          240
 154    $13,013    7.290      0.05    ACT/360  11/11/27   11/11/07      117        117         119          360          359
 155    $11,407    7.083         0     30/360  02/06/18                 238        238         242          245          242
 156    $10,993    6.806         0     30/360  05/06/18                 241        241         245          246          245
 157    $15,060    8.470      0.05    ACT/360  11/11/22   11/11/07      112        112         119          300          299
 158    $10,858    6.877      0.05     30/360  04/06/18                 240        240         244          245          244
 159    $13,621    7.520      0.05    ACT/360  11/11/22   11/11/07      115        115         119          300          299
 160    $10,668    7.057         0     30/360  03/06/18                 239        239         243          246          243
 161    $10,506    6.944         0     30/360  01/06/18                 237        237         241          245          241
 162    $10,240    6.767         0     30/360  01/06/18                 237        237         241          245          241
 163    $13,577    6.946      0.05     30/360  10/11/17                 238        238         238          236          234
 164    $ 9,906    6.673         0     30/360  05/06/18                 241        241         245          246          245
 165    $13,443    8.250      0.05    ACT/360  10/11/22   10/11/07      113        113         118          300          298
 166    $13,681    7.303      0.05     30/360  02/11/17                 226        226         230          229          226
 167    $12,155    8.160      0.05    ACT/360  07/11/27   07/11/07      112        112         115          360          355
 168    $ 9,041    6.589         0     30/360  06/06/18                 242        242         246          246          246
 169    $ 9,169    6.774         0     30/360  02/06/18                 238        238         242          245          242
 170    $12,450    8.440      0.05    ACT/360  09/11/22   09/11/07      112        112         117          300          297
 171    $11,777    6.742      0.05    ACT/360  11/11/17                 239        239         239          240          239
 172    $11,438    8.160      0.05    ACT/360  07/11/27   07/11/07      112        112         115          360          355
 173    $11,174    8.160      0.05    ACT/360  07/11/27   07/11/07      112        112         115          360          355
 174    $11,758    8.380     0.125    ACT/360  09/11/22   09/11/07      110        110         117          300          297
 175    $10,904    8.260      0.05    ACT/360  11/11/27   11/11/07      112        112         119          360          359
 176    $11,207    8.430      0.05    ACT/360  07/11/22   07/11/07      108        108         115          300          295
 177    $10,137    8.230      0.05    ACT/360  07/11/27   12/11/05       92         92          96          360          355
 178    $11,435    8.170      0.05     30/360  07/11/17                 231        231         235          240          236
 179    $ 9,304    7.660      0.05    ACT/360  11/11/27   11/11/07      116        116         119          360          359
 180    $ 9,806    8.460      0.05    ACT/360  09/11/27   08/11/07      109        109         116          360          357
 181    $11,035    8.570      0.05     30/360  06/11/17                 230        230         234          233          227
 182    $ 8,478    8.050      0.05    ACT/360  11/11/27   11/11/07      117        117         119          360          359
 183    $ 7,705    8.000      0.13    ACT/360  11/11/27   11/11/07      112        112         119          360          359


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


                      FIRST
LOAN                   P&I
 NO.      SEASONING    DATE
----      --------- --------
 138          2      11/11/97
 139          2      11/11/97
 140          6      07/11/97
 141          1      12/06/97
 142          0      01/06/98
 143          3      10/11/97
 144          0      01/11/98
 145          0      01/06/98
 146          1      12/11/97
 147          2      11/11/97
 148          0      01/06/98
 149          0      01/06/98
 150          6      07/07/97
 151          1      12/11/97
 152          6      07/11/97
 153          1      12/11/97
 154          1      12/11/97
 155          3      10/06/97
 156          1      12/06/97
 157          1      12/11/97
 158          1      12/06/97
 159          1      12/11/97
 160          3      10/06/97
 161          4      09/06/97
 162          4      09/06/97
 163          2      11/11/97
 164          1      12/06/97
 165          2      11/11/97
 166          3      10/11/97
 167          5      08/11/97
 168          0      01/06/98
 169          3      10/06/97
 170          3      10/11/97
 171          1      12/11/97
 172          5      08/11/97
 173          5      08/11/97
 174          3      10/11/97
 175          1      12/11/97
 176          5      08/11/97
 177          5      08/11/97
 178          4      09/11/97
 179          1      12/11/97
 180          3      10/11/97
 181          6      07/11/97
 182          1      12/11/97
 183          1      12/11/97





        CSFB                                                                                               CUT-OFF
LOAN  CONTROL                                                                                                DATE
 NO.    NO.                    PROPERTY NAME                                BORROWER NAME                  BALANCE
----  ------- ---------------------------------------------  ------------------------------------------ ------------
 184     014  AAA-Discount Storage                           AAA Discount Storage, LLC                    $  996,899
 185     048  Colton-Chanteclair Restaurant                  TPF Partners                                 $  545,003

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


                            PRIMARY             STATED   ANTICIPATED            REMAINING  ANTICIPATED   ORIGINAL     REMAINING
LOAN    MONTHLY   MORTGAGE SERVICING  INTEREST MATURITY   REPAYMENT  REMAINING   LOCKOUT    REMAINING  AMORTIZATION  AMORTIZATION
 NO.    PAYMENT     RATE    FEE RATE   CALC.     DATE       DATE      LOCKOUT    AND YM       TERM         TERM          TERM
----  ---------- --------  --------- --------  -------- -----------  ---------  --------- -----------  ------------ ------------
 184    $8,392     9.000      0.05    ACT/360  08/11/22   08/11/07      109        109         116          300          296
 185    $4,071     8.160      0.05    ACT/360  07/11/27   07/11/07      112        112         115          360          355


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                    FIRST
LOAN                 P&I
 NO.    SEASONING    DATE
----    --------- --------
 184        4      09/11/97
 185        5      08/11/97


                    RANGE OF DEBT SERVICE COVERAGE RATIOS

                    NUMBER       CUT-OFF      PERCENT BY    WEIGHTED
    RANGE OF      OF LOANS/        DATE         CUT-OFF     AVERAGE
  DEBT SERVICE       LOAN       PRINCIPAL      PRINCIPAL    MORTGAGE
COVERAGE RATIOS     POOLS        BALANCE        BALANCE       RATE
---------------  ----------- --------------  ------------ ----------
1.00x--1.09x  ..       2      $   33,143,690       2.3%      7.420%
1.10x--1.19x  ..       8      $   46,879,917       3.2%      7.914%
1.20x--1.29x  ..      30      $  253,732,895      17.3%      8.031%
1.30x--1.39x  ..      31      $  334,411,677      22.8%      8.264%
1.40x--1.49x  ..      30      $  258,467,613      17.6%      7.996%
1.50x--1.59x  ..      12      $  113,610,672       7.7%      7.888%
1.60x--1.69x  ..       9      $   35,291,270       2.4%      8.130%
1.70x--1.79x  ..       7      $   25,374,428       1.7%      8.736%
1.80x--1.89x  ..       4      $  154,676,632      10.6%      7.677%
Credit Lease  ..      52      $  210,401,396      14.4%      8.034%
                 ----------- --------------- ------------ ----------
 TOTAL .........     185      $1,465,990,190     100.0%      8.027%
                 =========== =============== ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                   WEIGHTED      WEIGHTED
    RANGE OF       AVERAGE       AVERAGE      WEIGHTED    WEIGHTED
  DEBT SERVICE    REMAINING    AMORTIZATION    AVERAGE    AVERAGE
COVERAGE RATIOS  TERM (MOS.)   TERM (MOS.)     LTV(%)       DSCR
---------------  ----------- --------------  ---------- ----------
1.00x--1.09x  ..     194           419            79        1.06x
1.10x--1.19x  ..     136           343            75        1.15x
1.20x--1.29x  ..     117           339            74        1.24x
1.30x--1.39x  ..     120           341            69        1.34x
1.40x--1.49x  ..     117           322            72        1.44x
1.50x--1.59x  ..     131           317            66        1.54x
1.60x--1.69x  ..     117           323            67        1.63x
1.70x--1.79x  ..     117           303            65        1.76x
1.80x--1.89x  ..      85           356            46        1.89x
Credit Lease  ..     246           265           NAP         NAP
                 ----------- --------------  ---------- ----------
 TOTAL .........     136           327            68        1.43x

                        RANGE OF LOAN-TO-VALUE RATIOS

                    NUMBER       CUT-OFF      PERCENT BY    WEIGHTED
    RANGE OF      OF LOANS/        DATE         CUT-OFF     AVERAGE
 LOAN TO VALUE       LOAN       PRINCIPAL      PRINCIPAL    MORTGAGE
     RATIOS         POOLS        BALANCE        BALANCE       RATE
---------------  ----------- --------------  ------------ ----------
50% or less  ...       5      $  160,343,219      10.9%      7.729%
51%--60% .......      12      $   50,726,389       3.5%      8.083%
61%--70% .......      45      $  351,685,918      24.0%      8.443%
71%--75% .......      42      $  460,116,531      31.4%      7.963%
76%--80% .......      24      $  210,627,781      14.4%      7.743%
81%--85% .......       5      $   22,088,955       1.5%      7.442%
Credit Lease  ..      52      $  210,401,396      14.4%      8.034%
                 ----------- --------------- ------------ ----------
 TOTAL .........     185      $1,465,990,190     100.0%      8.027%
                 =========== =============== ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                   WEIGHTED      WEIGHTED
    RANGE OF       AVERAGE       AVERAGE      WEIGHTED    WEIGHTED
 LOAN TO VALUE    REMAINING    AMORTIZATION    AVERAGE    AVERAGE
     RATIOS      TERM (MOS.)   TERM (MOS.)     LTV(%)       DSCR
---------------  ----------- --------------  ---------- ----------
50% or less  ...      86           352            45        1.85x
51%--60% .......     136           329            56        1.53x
61%--70% .......     114           338            65        1.37x
71%--75% .......     121           323            73        1.39x
76%--80% .......     137           357            78        1.27x
81%--85% .......     119           351            82        1.29x
Credit Lease  ..     246           265           NAP         NAP
                 ----------- --------------  ---------- ----------
 TOTAL .........     136           327            68        1.43x

  RANGE OF LOAN-TO-VALUE RATIOS AT EARLIER OF ANTICIPATED REPAYMENT DATES OR
                                   MATURITY

                    NUMBER       CUT-OFF      PERCENT BY    WEIGHTED
    RANGE OF      OF LOANS/        DATE         CUT-OFF     AVERAGE
     LOAN TO         LOAN       PRINCIPAL      PRINCIPAL    MORTGAGE
  VALUE RATIOS      POOLS        BALANCE        BALANCE       RATE
---------------  ----------- --------------  ------------ ----------
50% or less  ...      23      $  299,172,404      20.4%      7.741%
51%--60% .......      49      $  520,504,834      35.5%      8.278%
61%--70% .......      56      $  404,637,533      27.6%      7.938%
71%--75% .......       5      $   31,274,023       2.1%      7.695%
Credit Lease  ..      52      $  210,401,396      14.4%      8.034%
                 ----------- --------------- ------------ ----------
 TOTAL .........     185      $1,465,990,190     100.0%      8.027%
                 =========== =============== ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                      WEIGHTED
                   WEIGHTED      WEIGHTED                              AVERAGE
    RANGE OF       AVERAGE       AVERAGE      WEIGHTED    WEIGHTED   LTV AT ARD
     LOAN TO      REMAINING    AMORTIZATION    AVERAGE    AVERAGE        OR
  VALUE RATIOS   TERM (MOS.)   TERM (MOS.)     LTV(%)       DSCR     MATURITY(%)
---------------  ----------- --------------  ---------- ----------  ------------
50% or less  ...     115           344           55         1.64x        42
51%--60% .......     122           327           68         1.39x        57
61%--70% .......     114           346           75         1.32x        66
71%--75% .......     119           342            80        1.29x         73
Credit Lease  ..     246           265           NAP         NAP         NAP
                 ----------- --------------  ---------- ----------  ------------
 TOTAL .........     136           327            68        1.43x         57

                         MORTGAGED PROPERTIES BY STATE

                                  CUT-OFF      PERCENT BY    WEIGHTED
                    NUMBER          DATE         CUT-OFF     AVERAGE
                      OF         PRINCIPAL      PRINCIPAL    MORTGAGE
      STATE       PROPERTIES      BALANCE        BALANCE       RATE
---------------  ------------ --------------  ------------ ----------
Alabama ........        2      $    8,992,778       0.6%      8.649%
Arizona ........        3      $   21,214,793       1.4%      8.855%
Arkansas .......        4      $    9,989,012       0.7%      8.080%
California .....       37      $  457,378,228      31.2%      7.982%
Colorado .......        3      $   18,025,122       1.2%      7.737%
Connecticut  ...        6      $   23,062,753       1.6%      8.080%
Delaware .......        1      $    5,343,901       0.4%      7.500%
Florida ........       10      $   44,530,301       3.0%      8.749%
Georgia ........        9      $   37,226,794       2.5%      7.390%
Illinois .......        6      $   32,118,301       2.2%      7.910%
Indiana ........        3      $    9,774,097       0.7%      7.864%
Kansas .........        1      $    2,595,544       0.2%      8.480%
Kentucky .......        4      $   14,006,214       1.0%      7.713%
Louisiana ......        1      $    2,205,392       0.2%      7.480%
Maine ..........        2      $    4,483,836       0.3%      7.784%
Maryland .......        3      $   21,408,838       1.5%      8.297%
Massachusetts  .        9      $   44,890,693       3.1%      8.546%
Michigan .......        1      $   17,541,461       1.2%      8.228%
Mississippi  ...        1      $    2,947,880       0.2%      7.660%
Missouri .......        2      $    8,054,328       0.5%      8.281%
Nevada .........        1      $    7,200,000       0.5%      8.705%
New Hampshire  .        1      $    1,880,945       0.1%      7.083%
New Jersey .....       13      $  120,330,015       8.2%      7.746%
New Mexico .....        3      $    9,641,685       0.7%      9.110%
New York .......       16      $  241,121,094      16.4%      8.265%
North Carolina          7      $   20,732,154       1.4%      7.360%
Ohio ...........        6      $   31,023,511       2.1%      8.181%
Oklahoma .......        1      $    5,196,086       0.4%      7.430%
Oregon .........        1      $      996,899       0.1%      9.000%
Pennsylvania  ..       10      $   41,581,912       2.8%      7.588%
South Carolina          5      $   11,346,318       0.8%      7.627%
Tennessee ......        2      $   21,533,866       1.5%      7.457%
Texas ..........       12      $   55,553,502       3.8%      8.581%
Virginia .......        2      $    6,389,552       0.4%      8.348%
Washington .....        4      $   33,673,399       2.3%      7.295%
Washington DC  .        2      $   46,536,244       3.2%      7.733%
West Virginia  .        1      $    1,596,647       0.1%      6.589%
Wisconsin ......        8      $   23,866,092       1.6%      7.602%
                 ------------ --------------- ------------ ----------
 TOTAL .........      203      $1,465,990,190     100.0%      8.027%
                 ============ =============== ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                   WEIGHTED      WEIGHTED
                   AVERAGE       AVERAGE      WEIGHTED    WEIGHTED
                  REMAINING    AMORTIZATION    AVERAGE    AVERAGE
      STATE      TERM (MOS.)   TERM (MOS.)     LTV(%)       DSCR
---------------  ----------- --------------  ---------- ----------
Alabama ........     102           313            71        1.19x
Arizona ........      75           329            62        1.39x
Arkansas .......     118           358            74        1.10x
California .....     116           344            62        1.54x
Colorado .......     119           309            70        1.40x
Connecticut  ...     119           262            68        1.39x
Delaware .......     119           299            75        1.21x
Florida ........     174           306            66        1.35x
Georgia ........     157           318            74        1.22x
Illinois .......     164           307            70        1.33x
Indiana ........     107           330            68        1.38x
Kansas .........     118           298            63        1.16x
Kentucky .......     139           324            72        1.40x
Louisiana ......     118           298            79        1.37x
Maine ..........     172           238            72        1.42x
Maryland .......     117           326            67        1.48x
Massachusetts  .     137           315            70        1.30x
Michigan .......     299           299           NAP         NAP
Mississippi  ...     119           359            70        1.42x
Missouri .......     118           330            73        1.40x
Nevada .........      74           360            74        1.30x
New Hampshire  .     242           242           NAP         NAP
New Jersey .....     141           341            73        1.35x
New Mexico .....     119           260           NAP         NAP
New York .......     129           332            68        1.38x
North Carolina       170           289            76        1.32x
Ohio ...........     232           312            71        1.38x
Oklahoma .......     119           359            81        1.33x
Oregon .........     116           296            66        1.46x
Pennsylvania  ..     145           293            78        1.37x
South Carolina       155           300            59        1.28x
Tennessee ......     119           359            76        1.39x
Texas ..........     218           280            67        1.59x
Virginia .......     242           242           NAP         NAP
Washington .....     119           359            80        1.28x
Washington DC  .     119           299            71        1.46x
West Virginia  .     246           246           NAP         NAP
Wisconsin ......     137           341            74        1.55x
                 ----------- --------------  ---------- ----------
 TOTAL .........     136           327            68        1.43x

                            YEAR BUILT OR RENOVATED

                                 CUT-OFF      PERCENT BY    WEIGHTED
 RANGE OF YEAR                     DATE         CUT-OFF     AVERAGE
     BUILT/       NUMBER OF     PRINCIPAL      PRINCIPAL    MORTGAGE
   RENOVATED     PROPERTIES      BALANCE        BALANCE       RATE
--------------  ------------ --------------  ------------ ----------
Pre 1970.......        5      $   14,106,668       1.0%      8.592%
1970-1974......       19      $   63,221,618       4.3%      8.334%
1975-1979......       13      $   42,940,781       2.9%      8.035%
1980-1984......       19      $   73,455,741       5.0%      8.134%
1985-1987......       27      $  138,125,488       9.4%      8.374%
1988-1990......       24      $  274,343,531      18.7%      8.096%
1991-1993......       15      $  297,029,739      20.3%      7.805%
1994-1997 .....       61      $  522,071,107      35.6%      8.045%
Various .......        1      $    2,471,008       0.2%      8.410%
Not Available         19      $   38,224,509       2.6%      6.801%
                ------------ --------------- ------------ ----------
 TOTAL.........      203      $1,465,990,190     100.0%      8.027%
                ============ =============== ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                     WEIGHTED
                  WEIGHTED      WEIGHTED                             AVERAGE
 RANGE OF YEAR    AVERAGE       AVERAGE      WEIGHTED    WEIGHTED      YEAR
     BUILT/      REMAINING    AMORTIZATION    AVERAGE    AVERAGE      BUILT/
   RENOVATED    TERM (MOS.)   TERM (MOS.)     LTV(%)       DSCR     RENOVATED
--------------  ----------- --------------  ---------- ----------  -----------
Pre 1970.......     104           312           70        1.34x        1954
1970-1974......     108           333           68        1.40x        1972
1975-1979......     126           330           66        1.46x        1977
1980-1984......     117           328           72        1.37x        1982
1985-1987......     130           326           67        1.41x        1986
1988-1990......     131           341           72        1.27x        1989
1991-1993......     106           343           59        1.62x        1991
1994-1997 .....     158           315           71        1.41x        1997
Various .......     119           239           72        1.42x          NA
Not Available       238           247           78        1.35x          NA
                ----------- --------------  ---------- ----------  -----------
 TOTAL.........     136           327           68        1.43x        1990

                    MORTGAGED PROPERTIES BY PROPERTY TYPE

                                                                               WEIGHTED
                                                          PERCENT BY WEIGHTED   AVERAGE
                                           CUT-OFF DATE    CUT-OFF    AVERAGE  REMAINING
   PROPERTY                    NUMBER OF     PRINCIPAL    PRINCIPAL  MORTGAGE    TERM
     TYPE                      PROPERTIES     BALANCE      BALANCE     RATE     (MOS.)
------------                  ----------  -------------- ----------  -------- ---------
Office          Multi-Tenant       25     $  373,182,702     25.5%     8.048%     112
               Single Tenant        2     $   41,270,875      2.8%     7.675%     179
                              ----------  -------------- ----------
Total Office                       27     $  414,453,577     28.3%     8.011%     119
------------  --------------- ----------  -------------- ----------  -------- ---------
Retail            Anchored         21     $  200,535,482     13.7%     7.853%     123
                 Unanchored        11     $   97,600,945      6.7%     7.865%     119
               Single Tenant        5     $   13,414,338      0.9%     8.381%     118
                              ----------  -------------- ----------
Total Retail                       37     $  311,550,765     21.3%     7.879%     121
------------  --------------- ----------  -------------- ----------  -------- ---------
Hospitality     Full Service       12     $  207,562,192     14.2%     8.054%     118
              Limited Service      13     $   32,214,047      2.2%     8.787%     118
               Extended Stay        2     $   11,473,971      0.8%     7.659%     119
                              ----------  -------------- ----------
Total Hospitality                  27     $  251,250,210     17.1%     8.130%     118
----------------------------- ----------  -------------- ----------  -------- ---------
Credit Lease                       55     $  210,401,396     14.4%     8.034%     246
------------  --------------- ----------  -------------- ----------  -------- ---------
Multifamily        Rental          31     $  136,656,885      9.3%     7.925%     112
                Cooperative         1     $   16,350,311      1.1%     7.690%     179
                              ----------  -------------- ----------
Total Multifamily                  32     $  153,007,197     10.4%     7.900%     119
----------------------------- ----------  -------------- ----------  -------- ---------
Industrial                         11     $   60,521,206      4.1%     8.123%     115
------------  --------------- ----------  -------------- ----------  -------- ---------
Mobile Home/Recreational
 Vehicle Park                       4     $   38,944,629      2.7%     8.781%      74
----------------------------- ----------  -------------- ----------  -------- ---------
Mixed Use                           3     $    9,472,846      0.6%     8.358%     118
------------  --------------- ----------  -------------- ----------  -------- ---------
Senior Housing                      2     $    6,484,546      0.4%     8.552%     117
----------------------------- ----------  -------------- ----------  -------- ---------
Other         Self-Storage(4)       3     $    6,064,132      0.4%     8.331%     118
                Racquet Club        1     $    3,294,684      0.2%     8.420%     120
                 Restaurant         1     $      545,003      0.0%     8.160%     115
                              ----------  -------------- ----------

Total Other                         5     $    9,903,818      0.7%     8.351%     119
----------------------------- ----------  -------------- ----------  -------- ---------
TOTAL                             203     $1,465,990,190    100.0%     8.027%     136
                              ==========  ============== ==========  ======== =========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                WEIGHTED                                                     WEIGHTED
                 AVERAGE    WEIGHTED WEIGHTED              LOAN   WEIGHTED   AVERAGE
   PROPERTY   AMORTIZATION  AVERAGE   AVERAGE  PROPERTY    PER    AVERAGE  YEAR BUILT/
     TYPE      TERM (MOS.)  LTV (%)  DSCR (X)  SIZE (1)  SIZE(3)  OCCUP(2)  RENOVATED
------------  ------------ --------  -------- ---------  ------- --------  -----------
Office             357         58%     1.56x   3,249,062 $    115      98%     1989
                   392         76%     1.19x     297,520 $    139     100%     1988
Total Office       360         60%     1.52x   3,546,582 $    117      98%     1989
------------  ------------ --------  -------- ---------  ------- --------  -----------
Retail             342         75%     1.29x   2,848,107 $     70      96%     1991
                   341         74%     1.39x     934,225 $    104      96%     1991
                   349         73%     1.24x     151,925 $     88     100%     1993
Total Retail       342         75%     1.32x   3,934,257 $     79      96%     1991
------------  ------------ --------  -------- ---------  ------- --------  -----------
Hospitality        299         71%     1.45x       2,709 $ 76,619      79%     1994
                   283         66%     1.65x       1,138 $ 28,308      72%     1992
                   225         72%     1.38x         190 $ 60,389      87%     1991
Total Hospitality             293         70%      1.47x    4,037 $62,237        79%    1993
-------------------------- --------  -------- ---------  ------- --------  ----------- ----
Credit Lease       265        NAP        NAP   1,878,622 $    112     100%     1993
------------  ------------ --------  -------- ---------  ------- --------  -----------
Multifamily        348         74%     1.30x       4,055 $ 29,648      95%     1984
                   359         57%     1.54x         535 $ 30,561      99%     1986
Total Multifamily             349         72%      1.32x    4,590 $29,755        95%    1984
-------------------------- --------  -------- ---------  ------- --------  ----------- ----
Industrial         327         69%     1.42x   1,278,544 $     47      99%     1988
------------  ------------ --------  -------- ---------  ------- --------  -----------
Mobile Home/Recreational
 Vehicle Park                 338         66%      1.34x    3,327 $11,706        86%    1990
-------------------------- --------  -------- ---------  ------- --------  ----------- ----
Mixed Use          298         58%     1.38x     291,812 $     32      99%     1980
------------  ------------ --------  -------- ---------  ------- --------  -----------
Senior Housing                297         70%      1.61x      197 $32,916        86%
-------------------------- --------  -------- ---------  ------- --------  -----------
Other              298         64%     1.46x     148,620 $     41      82%     1992
                   239         58%     1.56x      22,890 $    144     100%     1991
                   355         61%     1.60x       8,000 $     68     100%     1975

Total Other                   282         62%      1.50x  179,510 $    55        89%    1991  1978
-------------------------- --------  -------- ---------  ------- --------  ----------- ----  -----
TOTAL              327         68%     1.43x         NA        NA      94%     1990
              ============ ========  ======== =========  ======= ========  ===========

------------
(1) Property Size refers to total leasable square feet with respect to retail, office and industrial/warehouse properties, number of units with respect to multifamily properties and the mobile home/recreational vehicle parks, number of guest rooms with respect to each hotel property and the number of beds with respect to each senior housing property. Excludes Loan No. 17 which consists of both multifamily units and retail space.
(2) Weighted average of the occupancy percentages for the corresponding property type determined on the basis of the individual occupancy set forth on Annex A.
(3) Excludes Loan No. 17 which consists of both multifamily units and retail space.
(4) For the purposes of this Prospectus Supplement, Loan No. 99, which is a storage facility, has been categorized as "self-storage."

                   RANGE OF CUT-OFF DATE PRINCIPAL BALANCES

          RANGE OF             NUMBER       CUT-OFF      PERCENT BY    WEIGHTED
        CUT-OFF DATE         OF LOANS/        DATE         CUT-OFF     AVERAGE
         PRINCIPAL              LOAN       PRINCIPAL      PRINCIPAL    MORTGAGE
          BALANCES             POOLS        BALANCE        BALANCE       RATE
--------------------------  ----------- --------------  ------------ ----------
$ 500,000+ -  1,000,000  ..       2      $    1,541,902       0.1%      8.703%
$1,000,000+ -  2,000,000  .      32      $   51,132,735       3.5%      7.669%
$2,000,000+ -  3,000,000  .      36      $   87,181,028       5.9%      7.794%
$3,000,000+ -  4,000,000  .      27      $   94,207,256       6.4%      8.323%
$4,000,000+ -  5,000,000  .      12      $   52,158,848       3.6%      8.223%
$5,000,000+ -  6,000,000  .      15      $   83,300,846       5.7%      8.109%
$6,000,000+ -  7,000,000  .      13      $   84,217,386       5.7%      8.148%
$7,000,000+ -  8,000,000  .       7      $   51,480,123       3.5%      8.189%
$8,000,000+ -  9,000,000  .       3      $   25,884,400       1.8%      7.798%
$9,000,000+ -  10,000,000         7      $   66,173,641       4.5%      8.219%
$10,000,000+ -  15,000,000       11      $  125,553,972       8.6%      7.918%
$15,000,000+ -  20,000,000        7      $  117,737,024       8.0%      8.134%
$20,000,000+ -  30,000,000        4      $   90,356,607       6.2%      7.911%
$30,000,000+ -  40,000,000        4      $  134,332,777       9.2%      7.858%
$40,000,000+ -  50,000,000        1      $   42,969,590       2.9%      7.740%
$50,000,000+ -  70,000,000        1      $   63,000,000       4.3%      8.120%
$70,000,000+
 -  80,000,000.............       2      $  148,867,407      10.2%      8.462%
$80,000,000+  .............       1      $  145,894,648      10.0%      7.640%
                            ----------- --------------- ------------ ----------
    TOTAL .................     185      $1,465,990,190     100.0%      8.027%
                            =========== =============== ============ ==========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

          RANGE OF            WEIGHTED      WEIGHTED
        CUT-OFF DATE          AVERAGE       AVERAGE      WEIGHTED    WEIGHTED
         PRINCIPAL           REMAINING    AMORTIZATION    AVERAGE    AVERAGE
          BALANCES          TERM (MOS.)   TERM (MOS.)     LTV(%)       DSCR
--------------------------  ----------- --------------  ---------- ----------
$ 500,000+ -  1,000,000  ..     116           317           64        1.51x
$1,000,000+ -  2,000,000  .     172           288           69        1.37x
$2,000,000+ -  3,000,000  .     158           296           66        1.43x
$3,000,000+ -  4,000,000  .     123           304           68        1.43x
$4,000,000+ -  5,000,000  .     142           290           70        1.44x
$5,000,000+ -  6,000,000  .     135           311           74        1.41x
$6,000,000+ -  7,000,000  .     147           324           71        1.34x
$7,000,000+ -  8,000,000  .     155           308           74        1.37x
$8,000,000+ -  9,000,000  .     118           331           70        1.35x
$9,000,000+ -  10,000,000       140           319           73        1.37x
$10,000,000+ -  15,000,000      155           333           71        1.40x
$15,000,000+ -  20,000,000      153           334           68        1.39x
$20,000,000+ -  30,000,000      175           340           71        1.27x
$30,000,000+ -  40,000,000      137           342           73        1.36x
$40,000,000+ -  50,000,000      120           359           77        1.38x
$50,000,000+ -  70,000,000      117           336           75        1.23x
$70,000,000+
 -  80,000,000.............     117           329           67        1.36x
$80,000,000+  .............      83           359           45        1.89x
                            ----------- --------------  ---------- ----------
    TOTAL .................     136           327           68        1.43x
                            =========== ==============  ========== ==========

                          YEAR OF SCHEDULED MATURITY

              NUMBER OF      CUT-OFF      PERCENT BY    WEIGHTED
   YEAR OF      LOANS/         DATE         CUT-OFF     AVERAGE
 SCHEDULED       LOAN       PRINCIPAL      PRINCIPAL    MORTGAGE
  MATURITY      POOLS        BALANCE        BALANCE       RATE
-----------  ----------- --------------  ------------ ----------
2004 .......       1      $    4,400,254       0.3%      6.528%
2007 .......       1      $    5,638,000       0.4%      7.800%
2012 .......       2      $   23,429,187       1.6%      7.684%
2013 .......       1      $    2,668,289       0.2%      8.383%
2016 .......       2      $    7,831,696       0.5%      8.023%
2017 .......      16      $   40,055,976       2.7%      8.362%
2018........      20      $   45,935,380       3.1%      7.089%
2019........       7      $   26,003,972       1.8%      9.110%
2020 .......       1      $    9,315,796       0.6%      8.345%
2022........      55      $  453,802,924      31.0%      8.173%
2024........       2      $   28,846,747       2.0%      8.920%
2025 .......       1      $   16,433,341       1.1%      9.110%
2027........      74      $  694,793,997      47.4%      7.849%
2029........       1      $   75,000,000       5.1%      8.660%
2033........       1      $   31,834,631       2.2%      7.410%
             ----------- --------------  ------------ ----------
  TOTAL ....     185      $1,465,990,190     100.0%      8.027%
             =========== ==============  ============ ==========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

               WEIGHTED      WEIGHTED
   YEAR OF     AVERAGE       AVERAGE      WEIGHTED    WEIGHTED
 SCHEDULED    REMAINING    AMORTIZATION    AVERAGE    AVERAGE
  MATURITY   TERM (MOS.)   TERM (MOS.)     LTV(%)       DSCR
-----------  ----------- --------------  ---------- ----------
2004 .......      74            74           NAP         NAP
2007 .......     120           300            78        1.21x
2012 .......     161           305            62        1.48x
2013 .......     192           192           NAP         NAP
2016 .......     223           223           NAP         NAP
2017 .......     205           236            55        1.50x
2018........     227           244            74        1.78x
2019........     119           265           NAP         NAP
2020 .......     274           266           NAP         NAP
2022........     153           299            70        1.44x
2024........      69           330            64        1.37x
2025 .......     112           334            65        1.26x
2027........     115           355            67        1.45x
2029........     117           360            63        1.30x
2033........     197           421            80        1.06x
             ----------- --------------  ---------- ----------
  TOTAL ....     136           327            68        1.43x
             =========== ==============  ========== ==========

The weighted average year of scheduled maturity is 2024.

                     RANGE OF REMAINING ANTICIPATED TERMS

                    NUMBER                    PERCENT
     RANGE OF         OF        CUT-OFF          BY       WEIGHTED
     REMAINING      LOANS/        DATE        CUT-OFF     AVERAGE
    ANTICIPATED      LOAN      PRINCIPAL     PRINCIPAL    MORTGAGE
       TERM          POOLS      BALANCE       BALANCE       RATE
-----------------  -------- --------------  ----------- ----------
61+ -72 months ...      2    $   28,846,747      2.0%      8.920%
73+ -84 months ...      4    $  160,786,501     11.0%      7.681%
85+ -96 months ...      8    $   20,258,610      1.4%      8.390%
97+ -108 months ..      5    $   22,453,799      1.5%      8.065%
109+ -120 months .    116    $  941,769,194     64.2%      8.133%
169+ -180 months .      6    $   81,966,565      5.6%      7.587%
181+ -192 months .      1    $    2,668,289      0.2%      8.383%
193+ -204 months .      1    $   31,834,631      2.2%      7.410%
217+ -228 months .      2    $    7,831,696      0.5%      8.023%
229+ -240 months .     12    $   29,279,959      2.0%      8.203%
241+ -252 months .     19    $   39,977,534      2.7%      6.747%
265+ -276 months .      1    $    9,315,796      0.6%      8.345%
289+ -300 months .      8    $   89,000,869      6.1%      8.250%
                   -------- --------------- ----------- ----------
  TOTAL ..........    185    $1,465,990,190    100.0%      8.027%
                   ======== =============== =========== ==========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                                        WEIGHTED
                                                                                         AVERAGE
     RANGE OF        WEIGHTED      WEIGHTED                              WEIGHTED       REMAINING
     REMAINING       AVERAGE       AVERAGE      WEIGHTED    WEIGHTED      AVERAGE        LOCKOUT
    ANTICIPATED     REMAINING    AMORTIZATION    AVERAGE    AVERAGE      REMAINING      AND YIELD
       TERM        TERM (MOS.)   TERM (MOS.)     LTV(%)       DSCR    LOCKOUT (MOS.)  MAINT. (MOS.)
-----------------  ----------- --------------  ---------- ----------  -------------- -------------
61+ -72 months ...      69           330            64       1.37x           62             62
73+ -84 months ...      82           350            47       1.85x           82             82
85+ -96 months ...      96           354            69       1.34x           92             92
97+ -108 months ..     101           319            70       1.31x           96             96
109+ -120 months .     118           327            71       1.38x          101            108
169+ -180 months .     179           359            69       1.38x          163            163
181+ -192 months .     192           192           NAP         NAP          192            192
193+ -204 months .     197           421            80       1.06x          173            173
217+ -228 months .     223           223           NAP         NAP          220            220
229+ -240 months .     236           236           NAP         NAP          233            233
241+ -252 months .     244           244           NAP         NAP          240            240
265+ -276 months .     274           266           NAP         NAP          274            274
289+ -300 months .     298           299           NAP         NAP          296            296
                   ----------- --------------  ---------- ----------  -------------- -------------
  TOTAL ..........     136           327            68       1.43x          123            128
                   =========== ==============  ========== ==========  ============== =============

                         ANTICIPATED REPAYMENT BY YEAR

                  NUMBER       CUT-OFF        PERCENT     WEIGHTED
 ANTICIPATED    OF LOANS/        DATE       BY CUT-OFF    AVERAGE
   REPAYMENT       LOAN       PRINCIPAL      PRINCIPAL    MORTGAGE
    BY YEAR       POOLS        BALANCE        BALANCE       RATE
-------------  ----------- --------------  ------------ ----------
2003 .........       2      $   28,846,747       2.0%      8.920%
2004 .........       4      $  160,786,501      11.0%      7.681%
2005 .........       8      $   20,258,610       1.4%      8.390%
2006 .........       5      $   22,453,799       1.5%      8.065%
2007 .........     116      $  941,769,194      64.2%      8.133%
2012 .........       6      $   81,966,565       5.6%      7.587%
2013 .........       1      $    2,668,289       0.2%      8.383%
2014 .........       1      $   31,834,631       2.2%      7.410%
2016 .........       2      $    7,831,696       0.5%      8.023%
2017 .........      12      $   29,279,959       2.0%      8.203%
2018 .........      19      $   39,977,534       2.7%      6.747%
2020..........       1      $    9,315,796       0.6%      8.345%
2022 .........       8      $   89,000,869       6.1%      8.250%
               ----------- --------------- ------------ ----------
  TOTAL ......     185      $1,465,990,190     100.0%      8.027%
               =========== =============== ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                 WEIGHTED      WEIGHTED
 ANTICIPATED     AVERAGE       AVERAGE      WEIGHTED    WEIGHTED
   REPAYMENT    REMAINING    AMORTIZATION    AVERAGE    AVERAGE
    BY YEAR    TERM (MOS.)   TERM (MOS.)     LTV(%)       DSCR
-------------  ----------- --------------  ---------- ----------
2003 .........      69           330            64       1.37x
2004 .........      82           350            47       1.85x
2005 .........      96           354            69       1.34x
2006 .........     101           319            70       1.31x
2007 .........     118           327            71       1.38x
2012 .........     179           359            69       1.38x
2013 .........     192           192           NAP         NAP
2014 .........     197           421            80       1.06x
2016 .........     223           223           NAP         NAP
2017 .........     236           236           NAP         NAP
2018 .........     244           244           NAP         NAP
2020..........     274           266           NAP         NAP
2022 .........     298           299           NAP         NAP
               ----------- --------------  ---------- ----------
  TOTAL ......     136           327            68       1.43x


The weighted average year of anticipated repayment is 2009.

                            RANGE OF MORTGAGE RATES

                                                   PERCENT
                       NUMBER       CUT-OFF      BY CUT-OFF    WEIGHTED
                     OF LOANS/        DATE          DATE       AVERAGE
      RANGE OF          LOAN       PRINCIPAL      PRINCIPAL    MORTGAGE
  MORTGAGE RATES       POOLS        BALANCE        BALANCE       RATE
------------------  ----------- --------------  ------------ ----------
6.000% -6.999%  ...      22      $   47,022,190       3.2%      6.710%
7.000% -7.499%  ...      22      $  184,025,766      12.6%      7.377%
7.500% -7.999%  ...      37      $  466,982,834      31.9%      7.647%
8.000% -8.499%  ...      63      $  451,236,101      30.8%      8.230%
8.500% -8.999%  ...      19      $  193,084,022      13.2%      8.693%
9.000% -9.499%  ...      21      $  119,544,826       8.2%      9.135%
9.500% -9.999%  ...       1      $    4,094,451       0.3%      9.590%
                    ----------- --------------- ------------ ----------
  TOTAL ...........     185      $1,465,990,190     100.0%      8.027%
                    =========== =============== ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                      WEIGHTED      WEIGHTED
                      AVERAGE       AVERAGE      WEIGHTED    WEIGHTED
      RANGE OF       REMAINING    AMORTIZATION    AVERAGE    AVERAGE
  MORTGAGE RATES    TERM (MOS.)   TERM (MOS.)     LTV(%)       DSCR
------------------  ----------- --------------  ---------- ----------
6.000% -6.999%  ...     226           226           NAP         NAP
7.000% -7.499%  ...     144           361            76       1.28x
7.500% -7.999%  ...     119           339            63       1.56x
8.000% -8.499%  ...     151           315            70       1.38x
8.500% -8.999%  ...     118           333            66       1.32x
9.000% -9.499%  ...     129           301            66       1.42x
9.500% -9.999%  ...     118           298            71       1.75x
                    ----------- --------------  ---------- ----------
  TOTAL ...........     136           327            68       1.43x

/TABLE>

                              S-107

       RANGE OF REMAINING LOCKOUT PERIODS AND YIELD MAINTENANCE PERIODS


   REMAINING                                  PERCENT
   LOCK-OUT       NUMBER       CUT-OFF      BY CUT-OFF    WEIGHTED
   AND YIELD    OF LOANS/        DATE          DATE       AVERAGE
 MAINTENANCE       LOAN       PRINCIPAL      PRINCIPAL    MORTGAGE
    PERIODS       POOLS        BALANCE        BALANCE       RATE
-------------  ----------- --------------  ------------ ----------
37+ -48 ......       1      $   73,867,407       5.0%      8.260%
61+ -72 ......       3      $   36,046,747       2.5%      8.877%
73+ -84 ......       3      $  153,586,501      10.5%      7.633%
85+ -96 ......      11      $   31,461,990       2.1%      8.241%
97+ -108 .....      10      $   87,179,691       5.9%      8.895%
109+ -120 ....     108      $  808,322,826      55.1%      8.031%
169+ -180 ....       6      $   97,450,885       6.6%      7.512%
181+ -192 ....       1      $    2,668,289       0.2%      8.383%
217+ -228 ....       5      $   14,735,161       1.0%      7.741%
229+ -240 ....      16      $   36,634,057       2.5%      7.864%
241+ -252 ....      12      $   25,719,972       1.8%      6.633%
265+ -276 ....       1      $    9,315,796       0.6%      8.345%
289+ -300 ....       8      $   89,000,869       6.1%      8.250%
               ----------- --------------- ------------ ----------
  TOTAL ......     185      $1,465,990,190     100.0%      8.027%
               =========== =============== ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                                      WEIGHTED
   REMAINING                                                                           AVERAGE
   LOCK-OUT      WEIGHTED      WEIGHTED                              WEIGHTED         REMAINING
   AND YIELD     AVERAGE       AVERAGE      WEIGHTED    WEIGHTED      AVERAGE        LOCKOUT AND
 MAINTENANCE    REMAINING    AMORTIZATION    AVERAGE    AVERAGE      REMAINING      YIELD MAINT.
    PERIODS    TERM (MOS.)   TERM (MOS.)     LTV (%)      DSCR    LOCKOUT (MOS.)       (MOS.)
-------------  ----------- --------------  ---------- ----------  -------------- -----------------
37+ -48 ......     118           298            72       1.42x           46               46
61+ -72 ......      70           336            66       1.36x           63               63
73+ -84 ......      83           350            46       1.88x           83               83
85+ -96 ......      97           340            68       1.35x           93               93
97+ -108 .....     113           326            67       1.39x           93              106
109+ -120 ....     119           331            71       1.38x          107              114
169+ -180 ....     185           379            75       1.24x          174              174
181+ -192 ....     192           192           NAP         NAP          192              192
217+ -228 ....     226           226           NAP         NAP          223              223
229+ -240 ....     240           239           NAP         NAP          236              236
241+ -252 ....     246           246           NAP         NAP          242              242
265+ -276 ....     274           266           NAP         NAP          274              274
289+ -300 ....     298           299           NAP         NAP          296              296
               ----------- --------------  ---------- ----------  -------------- -----------------
  TOTAL ......     136           327            68       1.43x          123              128


                  DELINQUENCY STATUS AS OF THE CUT-OFF DATE

   There are no Mortgage Loans for which there are scheduled payments which have been 30 days or more past due since origination.

CHANGES IN MORTGAGE LOAN CHARACTERISTICS

   The description in this Prospectus Supplement of the Trust Fund and the Mortgaged Properties is based upon the Trust Fund as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Trust Fund if the Depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described herein.

   A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates and will be filed by the Depositor, together with the Pooling and Servicing Agreement with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from the Trust Fund as set forth in the preceding paragraph, such removal will be noted in the Form 8-K. Such Form 8-K will be available to purchasers and potential purchasers of the Offered Certificates.

                   DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

   The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will represent in the aggregate the entire beneficial ownership interest in the Trust Fund consisting of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and interest due on or before the Cut-off Date); (ii) any Mortgaged Property acquired by the Special Servicer on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (upon acquisition, an "REO Property"); (iii) such funds or assets as from time to time are deposited in the Certificate Account, the Distribution Accounts, the Excess Interest Distribution Account, the Interest Reserve Account, any Servicing Accounts and, if established, the REO Account;
(iv) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans; and (v) certain rights of the Depositor under the Mortgage Loan Purchase Agreement relating to Mortgage Loan document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the Mortgage Loan Seller regarding the Mortgage Loans.

   The Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1997-C2 (the "Certificates") will consist of the following classes (each, a "Class"): (i) the Class A-1, Class A-2, Class A-3 and Class A-X Certificates (collectively, the "Senior Certificates"); (ii) the Class B, Class C, Class D and Class E Certificates (collectively, the "Mezzanine Certificates" and, together with the Senior Certificates, the "Offered Certificates"), (iii) the Class F, Class G, Class H, Class I and Class J Certificates (collectively, the "Private Certificates" and, together with the Offered Certificates, the "Regular Certificates"),
(iv) the Class R and Class LR Certificates (together, the "Residual Certificates") and (v) the Class V-1 Certificates.

   Only the Offered Certificates are offered hereby. The Class F, Class G, Class H, Class I, Class J, Class V-1, Class R and Class LR Certificates have not been registered under the Securities Act of 1933 and are not offered hereby.

   The "Certificate Balance" of any Class of Regular Certificates (other than the Class A-X Certificates) outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. On each Distribution Date, the Certificate Balance of each Class of Certificates will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, such Class of Certificates on such Distribution Date and, except for the purposes of determining Voting Rights and the identity of the Controlling Class, will be increased by the amount of any Certificate Deferred Interest (as defined herein) allocated to such Class of Certificates on such

Distribution Date. The initial Certificate Balance or Notional Balance of each Class of Offered Certificates is expected to be the balance set forth on the cover of this Prospectus Supplement, subject to a permitted variance of plus or minus 5%, depending on the aggregate principal balance of the Mortgage Loans actually transferred to the Trust Fund.

   The Offered Certificates (other than the Class A-X Certificates) will be maintained and transferred on the book-entry records of DTC and its Participants and issued in denominations of $10,000 initial Certificate Balance and integral multiples of $1,000 in excess thereof. The Class A-X Certificates will be maintained and transferred on the book-entry records of DTC and its Participants and issued in denominations of $100,000 initial Notional Balance and integral multiples of $10,000 in excess thereof. A single additional Class A-X Certificate may be issued in a denomination of authorized initial Notional Balance that includes the excess of (i) the initial Notional Balance of Class A-X over (ii) the largest integral multiple of $10,000 that does not exceed such amount. The "Percentage Interest" evidenced by any Regular Certificate is equal to the initial denomination thereof as of the Closing Date, divided by the initial Certificate Balance or Notional Balance of the Class to which it belongs.

   The Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No Certificate Owner will be entitled to receive a Definitive Certificate representing its interest in such Class, except as set forth below under "--Book-Entry Registration and Definitive Certificates." Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its Participants, and all references herein to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through its Participants in accordance with DTC procedures.

   Until Definitive Certificates are issued, interests in any Class of Offered Certificates will be transferred only on the book-entry records of DTC and its Participants.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

   General. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants," which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by The New York Stock Exchange, Inc., The American Stock Exchange, Inc. and National Association of Securities Dealers, Inc. Access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

   Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

   DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

   Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

   Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such Participant (and not of DTC, the Depositor or any Trustee or Servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

   The only "Certificateholder" will be the nominee of DTC, and the Certificate Owners will not be recognized as Certificateholders under the Pooling and Servicing Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the Pooling and Servicing Agreement only indirectly through the Participants, which in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

   Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

   Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal and of and interest on the Offered Certificates from the Trustee through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments. Unless and until Definitive Certificates are issued, it is anticipated that the only registered Certificateholder of the Offered Certificates will be Cede & Co., as nominee of DTC. Except as otherwise provided under "The Pooling and Servicing Agreement -- Reports to Certificateholders; Certain Available Information" below, Certificate Owners will not be recognized by the Certificate Registrar, the Trustee, the Special Servicer or the Servicer as Certificateholders, as such term is used in the Pooling and Servicing Agreement, and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

   Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered

Certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

   None of the Depositor, the Servicer, the Certificate Registrar, the Underwriter, the Special Servicer or the Trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

   Definitive Certificates. Certificates initially issued in book-entry form will be issued in fully registered, certificated form to Certificate Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates or (iii) the Trustee determines that Definitive Certificates are required because the Trustee has instituted or has been directed to institute any judicial proceeding in a court to enforce the rights of the Certificateholders under the Certificates, and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of all or any portion of those Certificates evidenced in book-entry form. Upon the occurrence of either of the events described in the preceding sentence, the Trustee is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of Definitive Certificates. Upon surrender by DTC of the Definitive Certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Certificate Registrar and the Authenticating Agent will reissue the Offered Certificates as Definitive Certificates issued in the respective Certificate Balances or Notional Balances, as applicable, owned by individual Certificate Owners, and thereafter the Certificate Registrar, the Trustee, the Special Servicer and the Servicer will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

DISTRIBUTIONS

   Method, Timing and Amount. Distributions on the Certificates will be made by the Trustee, to the extent of available funds, on the 17th day of each month or, if any such 17th day is not a business day, then on the next succeeding business day, commencing in January 1998 (each, a "Distribution Date"); provided, however, that no Distribution Date will fall on a date that is fewer than four business days after the related Determination Date. All such distributions (other than the final distribution on any Certificate) will be made to the Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the "Record Date" will be the close of business on the last business day of the month immediately preceding the month in which such Distribution Date occurs. The Record Date for the Distribution Date occurring in January 1998 for all purposes is the Closing Date. Each such distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the Trustee with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) and is the registered owner of Certificates with an aggregate initial Certificate Balance or Notional Balance, as the case may be, of at least $5,000,000, or otherwise by check mailed to such Certificateholder. The final distribution on any Certificate will be made in like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests.

    The Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the "Certificate Account") as described in the Pooling and Servicing Agreement. The Servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt in available funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, insurance and condemnation proceeds and liquidation proceeds), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement.

   The Trustee will establish and maintain an account (the "Lower-Tier Distribution Account"), and a second account (the "Upper-Tier Distribution Account," together with the Lower-Tier Distribution Account, the "Distribution Accounts") in the name of the Trustee and for the benefit of the Certificateholders. On each Distribution Date, the Trustee will apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by the Servicer from the Certificate Account plus, among other things, any P&I Advances, less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to Offered Certificateholders as described herein. Each of the Certificate Account and the Distribution Accounts will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

   The aggregate amount available from the Mortgage Loans for distribution to Offered Certificateholders on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts:

   (a) the total amount of all cash received on the Mortgage Loans and any related REO Properties that is on deposit in the Certificate Account and the Lower-Tier Distribution Account as of the business day preceding the related Servicer Remittance Date (including funds released from the Interest Reserve Account for distribution on such Distribution Date), exclusive of:

     (i) all Monthly Payments collected but due on a Due Date subsequent to the related Due Period;

     (ii) all principal prepayments, Balloon Payments, liquidation proceeds, insurance and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date;

     (iii) all amounts in the Certificate Account and Lower-Tier Distribution Account that are due or reimbursable to (x) any person other than the Certificateholders and (y) the Class V-1 Certificates;

     (iv) all Prepayment Premiums, Yield Maintenance Charges and Yield Protection Payments;

     (v) all net investment income on the funds in the Certificate Account;

     (vi) all Withheld Amounts relating to a subsequent Distribution Date; and

     (vii) all amounts deposited in the Certificate Account and Lower-Tier Distribution Account in error; and

   (b) all P&I Advances made with respect to such Distribution Date by the Servicer or the Trustee, as applicable, with respect to the Mortgage Loans (net of certain amounts that are due or reimbursable to persons other than the Certificateholders). See "Description of the Offered Certificates -- Accounts" in the Prospectus.

   The "Due Period" for each Distribution Date will be the period beginning on the day following the Determination Date in the month immediately preceding the month in which such Distribution Date occurs and ending at the close of business on the Determination Date of the month in which such Distribution Date occurs.

   Pass-Through Rates. The initial Pass-Through Rate applicable to each Class of Offered Certificates for any Distribution Date will equal the rates per annum specified on the cover of this Prospectus Supplement. Interest will accrue for each Class of Certificates during the related Interest Accrual Period.

   Interest Distributions. On each Distribution Date, to the extent of the Available Distribution Amount and subject to the distribution priorities described below under "--Priority," each Class of

Offered Certificates will be entitled to receive distributions of interest in an aggregate amount equal to the Monthly Interest Distributable Amount (as defined herein) with respect to such Class for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates. No interest will accrue on such overdue amounts. Interest will accrue with respect to the Certificates on the basis of a 360-day year consisting of twelve 30-day months.

   Principal Distributions. On each Distribution Date, to the extent of the Available Distribution Amount remaining after the distribution of interest to be made on the Offered Certificates on such date and subject to the distribution priorities described below under "--Priority," each Class of Offered Certificates will be entitled to distributions of principal (until the Certificate Balance of such Class of Certificates is reduced to zero) in an aggregate amount up to the Principal Distribution Amount for such Distribution Date.

   Priority. On each Distribution Date, the Trustee will apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the Available Distribution Amount in the following order of priority:

   (A) concurrently, to the Class A-1, Class A-2, Class A-3 and Class A-X Certificates, in respect of interest, such Classes' respective Optimal Interest Distribution Amounts for such Distribution Date, any insufficiency therein being allocated among such Classes in proportion to such Optimal Interest Distribution Amounts;

   (B) to the Class A-1, Class A-2 and Class A-3 Certificates, in reduction of the Certificate Balances thereof, an amount up to the Principal Distribution Amount for such Distribution Date, in the following order of priority:

   first, to the Class A-1 Certificates, until the Certificate Balance thereof has been reduced to zero;

   second, to the Class A-2 Certificates, until the Certificate Balance thereof has been reduced to zero; and

   third, to the Class A-3 Certificates, until the Certificate Balance thereof has been reduced to zero;

   (C) to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit previously allocated to each such Class), until all amounts of such Collateral Support Deficit previously allocated to such Classes, but not previously reimbursed, have been reimbursed in full;

   (D) to the Class B Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

   (E) to the Class B Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

   (F) to the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

   (G) to the Class C Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

   (H) to the Class C Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

   (I) to the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

   (J) to the Class D Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

   (K) to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

   (L) to the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

   (M) to the Class E Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

   (N) to the Class E Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

   (O) to the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

   (P) to the Class F Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

   (Q) to the Class F Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

   (R) to the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

   (S) to the Class G Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

   (T) to the Class G Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

   (U) to the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

   (V) to the Class H Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

   (W) to the Class H Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

   (X) to the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

   (Y) to the Class I Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

   (Z) to the Class I Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

   (AA) to the Class I Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class I Certificates, but not previously reimbursed, have been reimbursed in full;

   (BB) to the Class J Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

   (CC) to the Class J Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

   (DD) to the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full; and

    (EE) to the Class R Certificates, any remaining amounts.

   Notwithstanding the foregoing, on each Distribution Date occurring on or after the Credit Support Crossover Date, the Principal Distribution Amount will be distributed, pro rata, to the Class A-1, Class A-2 and Class A-3 Certificates in proportion to such Classes' respective Certificate Balances, in reduction thereof, until the Certificate Balance of each such Class has been reduced to zero.

   Reimbursement of previously allocated Collateral Support Deficits will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

 Definitions

   "Class A-1 Pass-Through Rate": 6.40% per annum.

   "Class A-2 Pass-Through Rate": 6.52% per annum.

   "Class A-3 Pass-Through Rate": 6.55% per annum.

   "Class A-X Pass-Through Rate": As to any Distribution Date, the per annum rate, expressed as a percentage, obtained by dividing (i) the sum of the products of (a) the Certificate Balance of each class of Regular Certificates (other than the Class A-X Certificates) and (b) the related Component Rate for such Distribution Date by (ii) the sum of all such Certificate Balances.

   "Class B Pass-Through Rate": 6.72% per annum.

   "Class C Pass-Through Rate": 6.85% per annum.

   "Class D Pass-Through Rate": 7.27% per annum.

   "Class E Pass-Through Rate": 7.46% per annum.

   "Class F Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 7.46% per annum and (ii) the Weighted Average Net Mortgage Rate for such Distribution Date.

   "Class G Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 7.46% per annum and (ii) the Weighted Average Net Mortgage Rate for such Distribution Date.

   "Class H Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 7.46% per annum and (ii) the Weighted Average Net Mortgage Rate for such Distribution Date.

   "Class I Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 7.46% per annum and (ii) the Weighted Average Net Mortgage Rate for such Distribution Date.

   "Class J Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 7.46% per annum and (ii) the Weighted Average Net Mortgage Rate for such Distribution Date.

   "Component Rate": As to each of the Class A-X Components, the rate set forth below with respect thereto:

     Class A-1 Component: The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class A-1 Pass-Through Rate.

     Class A-2 Component: The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class A-2 Pass-Through Rate.

     Class A-3 Component: The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class A-3 Pass-Through Rate.

     Class B Component: The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class B Pass-Through Rate.

     Class C Component: The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class C Pass-Through Rate.

     Class D Component: The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class D Pass-Through Rate for such Distribution Date.

     Class E Component: The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class E Pass-Through Rate for such Distribution Date.

     Class F Component: The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class F Pass-Through Rate for such Distribution Date.

     Class G Component: The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class G Pass-Through Rate for such Distribution Date.

     Class H Component: The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class H Pass-Through Rate for such Distribution Date.

     Class I Component: The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class I Pass-Through Rate for such Distribution Date.

     Class J Component: The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class J Pass-Through Rate for such Distribution Date.

   "Credit Support Crossover Date": The Distribution Date on which (i) the Certificate Balance of the last outstanding Class of Subordinate Certificates has been reduced to zero and (ii) the Certificate Balance of at least one Class of Class A-1, Class A-2 or Class A-3 Certificates is greater than zero.

   "Excess Rate": With respect to each ARD Loan after the related Anticipated Repayment Date, the excess of the Revised Rate thereof over the Mortgage Rate thereof.

   "Interest Accrual Period": As to any Distribution Date, the period commencing on the 11th day of the calendar month preceding the month in which such Distribution Date occurs and ending on the 10th day of the month in which such Distribution Date occurs. Each Interest Accrual Period is deemed to consist of 30 days.

   "Interest Shortfall Amount": As to any Distribution Date and any Class of Regular Certificates, the amount, if any, by which the amount distributed on such Class on such Distribution Date in respect of interest is less than the related Optimal Interest Distribution Amount.

   "Monthly Interest Distributable Amount": As to any Distribution Date and any Class of Regular Certificates other than the Class A-X Certificates, the amount of interest accrued for the related Interest Accrual Period at the related Pass-Through Rate on the Certificate Balance of such Class as of such Distribution Date, reduced by (i) such Class's share of (x) the Uncovered Prepayment Interest Shortfall Amount and (y) certain indemnification expenses of the Trust Fund and (ii) any allocations to such Class of any Certificate Deferred Interest for such Distribution Date. As to any Distribution Date and the Class A-X Certificates, the amount of interest accrued during the related Interest Accrual Period at the Class A-X Pass-Through Rate on the Notional Balance as of such Distribution Date, reduced by such Class's share of (x) the Uncovered Prepayment Interest Shortfall Amount and (y) certain indemnification expenses of the Trust Fund, in each case for such Distribution Date.

   "Mortgage Interest Accrual Period": With respect to any Mortgage Loan, the period during which interest accrues pursuant to the related Mortgage Note.

   "Mortgage Pass-Through Rate": With respect to any Mortgage Loan that provides for calculations of interest based on twelve months of 30 days each for any Mortgage Interest Accrual Period, the Net Mortgage Rate thereof. With respect to any Mortgage Loan that provides for interest accrual on an Actual/360 basis, (a) for any Mortgage Interest Accrual Period relating to an Interest Accrual Period beginning in any January, February, April, June, September and November and any December occurring in a year immediately preceding any year that is not a leap year, the Net Mortgage Rate thereof or
(b) for any Mortgage Interest Accrual Period relating to any Interest Accrual Period beginning in any March, May, July, August and October and any December occurring in a year immediately preceding a year that is a leap year, the Net Mortgage Rate thereof multiplied by a fraction whose numerator is 31 and whose denominator is 30.

   The Mortgage Rate for purposes of calculating Mortgage Pass-Through Rates and the Weighted Average Net Mortgage Rate will be the Mortgage Rate of such Mortgage Loan without taking into account any reduction in the interest rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or any reduction in the interest rate resulting from a work-out as described herein under "The Pooling and Servicing Agreement -- Modifications." With respect to Loan No. 67, the Mortgage Rate used to calculate the Mortgage Pass-Through Rate thereof and the Weighted Average Net Mortgage Rate is the Mortgage Rate set forth for such Mortgage Loan on Annex A, notwithstanding the fact that such Mortgage Loan pays interest currently at a lower interest rate and negatively amortizes any additional interest.

   "Net Mortgage Pass-Through Rate": With respect to any Mortgage Loan and any Distribution Date, the Mortgage Pass-Through Rate for such Mortgage Loan for the related Interest Accrual Period minus the sum of the Servicing Fee Rate and the Trustee Fee Rate, plus, if such Mortgage Loan is set forth below, the related Servicing Fee Reimbursement Rate set forth below:

                                                            SERVICING FEE
LOAN NO.    PROPERTY NAME                                 REIMBURSEMENT RATE
----------  -------------------------------------------- ------------------
3.......... Paramount Hotel                                      0.02%
35......... Waterfront Centre                                    0.03%
41......... Lorraine Apartments                                  0.03%
42......... Best Western Grant Park Hotel                        0.03%
43......... The Evanston Holiday Inn & Conference Center         0.03%
48......... Residence Inn                                        0.03%
62......... Hampshire Ambassador Hotel                           0.03%
78......... Bradbury Apartments                                  0.03%
103........ Citrus Park Apartments                               0.03%
116........ Windsor Gardens                                      0.03%

   "Net Mortgage Rate": With respect to any Interest Accrual Period and any Mortgage Loan, a per annum rate equal to the Mortgage Rate for such Mortgage Loan as of the Cut-off Date minus (i) for any Mortgage Loan, the related Primary Servicing Fee Rate, if any, plus, (ii) if such Mortgage Loan is set forth below, the related Primary Servicing Fee Reimbursement Rate set forth below:

                                                          PRIMARY SERVICING FEE
LOAN NO.    PROPERTY NAME                                  REIMBURSEMENT RATE
----------  -------------------------------------------- ---------------------
3.......... Paramount Hotel                                       0.05%
35......... Waterfront Centre                                     0.05%
41......... Lorraine Apartments                                   0.05%
42......... Best Western Grant Park Hotel                         0.05%
43......... The Evanston Holiday Inn & Conference Center          0.05%
48......... Residence Inn                                         0.05%
62......... Hampshire Ambassador Hotel                            0.05%
78......... Bradbury Apartments                                   0.05%
103........ Citrus Park Apartments                                0.05%
116........ Windsor Gardens                                       0.05%

   In the event that Loan No. 35, 41, 42, 43 or 78 is defeased, the Primary Servicing Fee Reimbursement Rates and the Servicing Fee Reimbursement Rates as set forth above will no longer be applicable when calculating the related Net Mortgage Rates and Net Mortgage Pass-Through Rates.

   "Optimal Interest Distribution Amount": As to any Distribution Date and any Class of Regular Certificates, the sum of the Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount for such Class for such Distribution Date.

    "Pass-Through Rate": As to each Class of Certificates, the rate set forth below:

     Class A-1:        Class A-1 Pass-Through Rate

     Class A-2:        Class A-2 Pass-Through Rate

     Class A-3:        Class A-3 Pass-Through Rate

     Class A-X:        Class A-X Pass-Through Rate

     Class B:          Class B Pass-Through Rate

     Class C:          Class C Pass-Through Rate

     Class D:          Class D Pass-Through Rate

     Class E:          Class E Pass-Through Rate

     Class F:          Class F Pass-Through Rate

     Class G:          Class G Pass-Through Rate

     Class H:          Class H Pass-Through Rate

     Class I:          Class I Pass-Through Rate

     Class J:          Class J Pass-Through Rate

   "Prepayment Interest Excess": With respect to any Distribution Date, for each Mortgage Loan that was subject to a principal prepayment in full or in part, or as to which insurance or condemnation proceeds were received by the Servicer or the Special Servicer for application to such Mortgage Loan, in each case after the Due Date in the month of such Distribution Date and on or prior to the related Determination Date, the amount of interest accrued at the Mortgage Rate (plus, as applicable, the related Servicing Fee Reimbursement Rate and Primary Servicing Fee Reimbursement Rate) for such Mortgage Loan on the amount of such principal prepayment, insurance proceeds or condemnation proceeds after the Mortgage Interest Accrual Period relating to such Due Date and accruing in the manner set forth in the loan documents relating to such Mortgage Loan, to the extent such interest is collected by the Servicer or the Special Servicer.

   "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was subject to a principal prepayment in full or in part, or as to which insurance or condemnation proceeds were received by the Servicer or the Special Servicer for application to such Mortgage Loan, in each case after the Determination Date in the calendar month preceding such Distribution Date but prior to the Due Date in the related Due Period, the amount of interest that would have accrued at the Net Mortgage Pass-Through Rate for such Mortgage Loan on the amount of such principal prepayment, insurance proceeds or condemnation proceeds during the period commencing on the date as of which such principal prepayment, insurance proceeds or condemnation proceeds were applied to the unpaid principal balance of such Mortgage Loan and ending on (and including) the day immediately preceding such Due Date.

   "Principal Distribution Amount": As to any Distribution Date, the sum of
(i) the amount collected or otherwise received on or in respect of principal of the Mortgage Loans during the related Due Period and (ii) that portion of the P&I Advance, if any, made in respect of principal of the Mortgage Loans with respect to such Distribution Date.

   "Remaining Principal Distributable Amount": As to any Distribution Date and any Class of Regular Certificates other than the Class A-X Certificates, the amount, if any, by which the Principal Distribution Amount for such Distribution Date exceeds the aggregate amount distributed in respect of such amounts on such Distribution Date on all Classes senior to such Class.

   "Uncovered Prepayment Interest Shortfall Amount": As to any Distribution Date, the sum of the Uncovered Prepayment Interest Shortfalls (as defined herein), if any, for such Distribution Date.

    "Unpaid Interest Shortfall Amount": As to the first Distribution Date and any Class of Regular Certificates, zero. As to any Distribution Date after the first Distribution Date and any Class of Regular Certificates, the amount, if any, by which the sum of the Interest Shortfall Amounts for such Class for prior Distribution Dates exceeds the sum of the amounts distributed on such Class on prior Distribution Dates in respect of such Interest Shortfall Amounts.

   "Weighted Average Net Mortgage Rate": As to any Distribution Date, the average, as of such Distribution Date, of the Net Mortgage Pass-Through Rates of the Mortgage Loans, weighted by the Stated Principal Balances thereof.

   Certain Calculations with Respect to Individual Mortgage Loans. The Stated Principal Balance of each Mortgage Loan outstanding at any time represents the principal balance of such Mortgage Loan ultimately due and payable to the Certificateholders. The "Stated Principal Balance" of each Mortgage Loan will initially equal the Cut-off Date Balance thereof and, on each Distribution Date, will be reduced by the portion of the Principal Distribution Amount for such date that is attributable to such Mortgage Loan. The Stated Principal Balance of a Mortgage Loan may also be reduced in connection with any forced reduction of the actual unpaid principal balance thereof imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See "Certain Legal Aspects of the Mortgage Loans -- Bankruptcy Laws" in the Prospectus. If any Mortgage Loan is paid in full or such Mortgage Loan (or any Mortgaged Property acquired in respect thereof) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which such payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any such liquidation, the Stated Principal Balance of such Mortgage Loan shall be zero. The Stated Principal Balance of Loan No. 67 will be increased by the application of Mortgage Deferred Interest during the period in which such loan negatively amortizes, as described herein. Such accretion will be taken into account when calculating the Weighted Average Net Mortgage Rate for any Distribution Date.

   For purposes of calculating distributions on, and allocations of Collateral Support Deficit to, the Certificates, as well as for purposes of calculating the Servicing Fee, Primary Servicing Fee and Trustee Fee payable each month, each REO Property will be treated as if there exists with respect thereto an outstanding mortgage loan (an "REO Loan"), and all references to "Mortgage Loan" and "Mortgage Loans" herein and in the Prospectus, when used in such context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Pass-Through Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on such predecessor Mortgage Loan, including any portion thereof payable or reimbursable to the Servicer, will continue to be "due" in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the Servicer or the Special Servicer for payments previously advanced, in connection with the operation and management of such property, generally will be applied by the Servicer as if received on the predecessor Mortgage Loan.

   Allocation of Prepayment Premiums and Yield Maintenance Charges. On any Distribution Date, Prepayment Premiums collected on the Mortgage Loans during the related Due Period will be distributed as follows by the Trustee to the holders of the following Classes of Regular Certificates: to each Class of Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Certificates, an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date from the Mortgage Loans, and whose denominator is the total amount distributed as principal to all Classes of Certificates on such Distribution Date from the Mortgage Loans, (b) 25% and (c) the total amount of Prepayment Premiums collected during the related Due Period. Any Prepayment Premiums collected during the related Due Period and remaining after such distributions will be distributed to the holders of the Class A-X Certificates.

   On any Distribution Date, Yield Maintenance Charges collected on the Mortgage Loans during the related Due Period will be distributed as follows by the Trustee to the following Classes of Offered Certificates: each Class of Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E

Certificates, an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date from the Mortgage Loans, and whose denominator is the total amount distributed as principal to all Classes of Certificates on such Distribution Date from the Mortgage Loans, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) the aggregate amount of Yield Maintenance Charges collected on such principal prepayment during the related Due Period. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class A-X Certificates.

   The "Base Interest Fraction" with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Offered Certificates (other than the Class A-X Certificates) is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii)(x) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such Mortgage Loan exceeds (ii) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one. If such Yield Rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction shall equal zero.

   No Prepayment Premiums or Yield Maintenance Charges will be distributed to holders of the Class F, Class G, Class H, Class I, Class J, Class V-1, Class R or Class LR Certificates. Instead, after the Certificate Principal Balances of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Certificates have been reduced to zero, all Prepayment Premiums and Yield Maintenance Charges will be distributed to holders of the Class A-X Certificates. For a description of Prepayment Premiums and Yield Maintenance Charges, see "Description of the Mortgage Loans -- Certain Terms and Provisions of the Mortgage Loans -- Prepayment Provisions" herein. See also "Certain Legal Aspects of the Mortgage Loans -- Enforceability of Certain Provisions -- Prepayment Provisions" in the Prospectus regarding the enforceability of Yield Maintenance Charges and Prepayment Premiums.

   For a description of Prepayment Premiums and Yield Maintenance Charges, see "Description of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans -- Prepayment Provisions" herein.

   Yield Protection Payments. The Servicer will be required to make an advance in an amount equal to the sum of all Yield Protection Payments, if any, with respect to any Distribution Date. On such Distribution Date, such Yield Protection Payments will be distributed to the holders of the Class A-X Certificates and to the holders of any Class of Offered Certificates receiving a Required Prepayment under the Additional Collateral Loans. Such Yield Protection Payments are intended to compensate such Classes for the absence of Prepayment Premiums or Yield Maintenance Charges in connection with such a Required Prepayment. With respect to any Class of Offered Certificates receiving a distribution of principal in connection with a Required Prepayment, the Yield Protection Payment will equal 2% of such distribution of principal. With respect to the Class A-X Certificates, the Yield Protection Payment will be in the nature of a yield-maintenance payment, as described in the Pooling and Servicing Agreement. The rights of any Class of Offered Certificates to receive Yield Protection Payments, to the extent described herein, will be treated as assets separate from the REMIC regular interest represented by each such Class. The purchase price paid for each such Class must be allocated between the right to receive Yield Protection Payments and the REMIC regular interest represented by such Class. See "Description of the Mortgage Loans -- Additional Mortgage Loan Information -- Additional Collateral Loans" and "Certain Federal Income Tax Consequences" herein.

   Excess Interest. On each Distribution Date, Excess Interest collected during the related Due Period will be distributed solely to the Class V-1 Certificates to the extent set forth in the Pooling and Servicing Agreement and will not be available for distribution to holders of the Offered Certificates. The Class V-1 Certificates are not entitled to any other distributions of interest, principal, Prepayment Premiums or Yield Maintenance Charges.

    The holders of 100% of the Percentage Interests in the Class LR Certificates will have the limited right to purchase ARD Loans on their related Anticipated Repayment Dates under the circumstances described under "The Pooling and Servicing Agreement" herein.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

   The "Assumed Final Distribution Date" with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance of such Class of Certificates would be reduced to zero based on the assumptions set forth below. Such Distribution Date shall in each case be as follows:

 CLASS DESIGNATION       ASSUMED FINAL DISTRIBUTION DATE
---------------------  -----------------------------------
Class A-1              February 17, 2004
Class A-2              July 17, 2007
Class A-3              November 17, 2007
Class A-X              November 17, 2022
Class B                November 17, 2007
Class C                December 17, 2007
Class D                April 17, 2011
Class E                November 17, 2012

   THE ASSUMED FINAL DISTRIBUTION DATES SET FORTH ABOVE WERE CALCULATED ON THE ASSUMPTION THAT ALL ARD LOANS WILL PAY ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES AND ALSO WITHOUT REGARD TO ANY DELAYS IN THE COLLECTION OF BALLOON PAYMENTS OR TO ANY LIQUIDATION TIME WITH RESPECT TO ANY MORTGAGE LOANS THAT MAY BECOME DELINQUENT. ACCORDINGLY, IN THE EVENT OF DEFAULTS ON THE MORTGAGE LOANS, THE ACTUAL FINAL DISTRIBUTION DATE FOR ONE OR MORE CLASSES OF THE OFFERED CERTIFICATES MAY BE LATER, AND COULD BE SUBSTANTIALLY LATER, THAN THE RELATED ASSUMED FINAL DISTRIBUTION DATE(S).

   In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed such scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the Trust Fund.

   The "Rated Final Distribution Date" for each Class of Offered Certificates will be January 17, 2035, the first Distribution Date following the date that is two years after the latest Assumed Maturity Date. The "Assumed Maturity Date" of (a) any Mortgage Loan that is not a Balloon Loan is the maturity date of such Mortgage Loan and (b) any Balloon Loan is the date on which such Balloon Loan fully amortizes, assuming interest is paid on a 30/360 basis.

SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICITS AND CERTIFICATE DEFERRED INTEREST

   The rights of the holders of the Private Certificates to receive distributions of principal and interest on or in respect of the Mortgage Loans will be subordinate to those of the holders of the Mezzanine Certificates, and the rights of the holders of any class of Mezzanine Certificates to receive distributions of principal and interest on or in respect of the Mortgage Loans will be subordinate to those of the holders of the Senior Certificates and each class of Mezzanine Certificates with an earlier alphabetical designation, other than, in each case, with respect to Uncovered Prepayment Interest Shortfalls and certain indemnification expenses. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Senior Certificates

(other than the Class A-X Certificates) of principal in an amount equal to, in each case, the entire Certificate Balance of such Class of Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of Class B, Class C, Class D and Class E Certificates of the full amount of interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of such Certificates of principal equal to, in each case, the entire Certificate Balance of each such Class of Certificates. The protection afforded to the holders of and Class of Offered Certificates by means of the subordination of each Class of Offered Certificates, if any, subordinate thereto and by means of the subordination of the Private Certificates will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions" above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

   Allocation to each class of Offered Certificates (other than the Class A-X Certificates), in order of declining seniority for so long as such class is outstanding, of the entire Principal Distribution Amount on a given Distribution Date will have the effect of reducing the aggregate Certificate Balance of such class at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Loans will decrease. Thus, as principal is distributed to each class of Offered Certificates, the percentage interest in the Trust Fund evidenced by such class will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Private Certificates and those classes of Offered Certificates subordinate to the class of Offered Certificates then receiving distributions of principal), thereby increasing, relative to their respective Certificate Balances, the subordination afforded such class by the Offered Certificates subordinate thereto and by the Private Certificates.

   On each Distribution Date, immediately following the distributions to be made to the Certificateholders on such date, the Trustee is to calculate the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans expected to be outstanding immediately following such Distribution Date is less than (ii) the aggregate Certificate Balance of the Certificates after giving effect to distributions of principal on such Distribution Date (any such deficit, "Collateral Support Deficit"). The Trustee will be required to allocate any such Collateral Support Deficit among the respective Classes of Certificates as follows: to the Class J, Class I, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates in that order, in reduction of the respective Certificate Balances thereof, in each case until the remaining Certificate Balance of each such Class has been reduced to zero. Following the reduction of the Certificate Balances of all such Classes to zero, any remaining Collateral Support Deficit will be allocated among the Class A-1, Class A-2 and Class A-3 Certificates, pro rata (based upon such Classes' respective Certificate Balances), until the remaining Certificate Balances of such Classes have been reduced to zero. Any Collateral Support Deficit allocated to a Class of Certificates will be allocated among respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

   In general, Collateral Support Deficits could result from the occurrence of: (i) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies thereon, the payment to the Special Servicer of any compensation as described in "The Pooling and Servicing Agreement -- Servicing Compensation and Payment of Expenses" herein, and the payment of interest on Advances (to the extent not covered by Penalty Charges collected on the related Mortgage Loans), and certain servicing expenses; and (ii) certain unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including certain reimbursements to the Trustee, the Servicer, the Special Servicer and the Depositor and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund (but excluding Uncovered Prepayment Interest Shortfalls and certain indemnification expenses of the Trust Fund, which will be allocated to all or several of the Classes of Regular Certificates on a pro rata basis as a reduction of such Classes' interest entitlement, as described below) as described herein under "The Pooling and Servicing Agreement." Accordingly, the allocation of Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the Trust Fund. A Class of Offered Certificates will be considered outstanding until its Certificate Balance is reduced to zero; provided, however, that reimbursement of any previously allocated Collateral Support Deficit may thereafter be made to such Class.

   Shortfalls in the Available Distribution Amount resulting from Uncovered Prepayment Interest Shortfalls and indemnification expenses of the Trust Fund will generally be allocated to all Classes of the Regular Certificates. In each case such allocations will be made pro rata to such Classes on the basis of their Monthly Interest Distributable Amounts (before giving effect to any reductions therefrom for such Uncovered Prepayment Interest Shortfalls or indemnification expenses or for Certificate Deferred Interest) and will reduce such Classes' respective interest entitlements.

   Certificate Deferred Interest. On each Distribution Date, the Monthly Interest Distributable Amount for each Class of Regular Certificates will be reduced by an amount of Certificate Deferred Interest equal to the aggregate amount of Mortgage Deferred Interest for all Mortgage Loans for the related Due Date and allocated to such Class of Certificates, the amount representing such Certificate Deferred Interest to be allocated first, to the Private Certificates, second, to the Class E Certificates, third, to the Class D Certificates, fourth, to the Class C Certificates, and fifth, to the Class B Certificates. Any Certificate Deferred Interest in excess of the Monthly Interest Distributable Amount for any Class to which such Certificate Deferred Interest is allocable will be allocated to the next most senior Class of Certificates, in the manner set forth above. If the Certificate Balance of at least one Class of Senior Certificates is not zero, then any amounts representing Certificate Deferred Interest after allocation thereof to the Subordinate Certificates in accordance with the preceding sentence, will be allocated to the Senior Certificates (other than the Class A-X Certificates) pro rata on the basis of such Classes' respective interest entitlements on such date (before giving effect to any reduction therefrom on such Distribution Date). The effect of such an allocation of Certificate Deferred Interest is to reduce the interest otherwise distributable to such Classes of Certificates. Additionally, on each Distribution Date, the Certificate Balance of each Class of Regular Certificates (other than the Class A-X Certificates) will be increased (except for the purposes of determining Voting Rights and the identity of the Controlling Class) by the amount of Certificate Deferred Interest, if any, allocated to such Class of Certificates.

   "Certificate Deferred Interest" means, for any Distribution Date with respect to any Class of Certificates, the amount of Mortgage Deferred Interest allocated to such Class as described above.

   "Mortgage Deferred Interest" means, (i) with respect to Loan No. 67, during the period in which it is subject to negative amortization, as described herein, the amount of accrued unpaid interest that, in accordance with the terms of the related Mortgage Note, is added to the Stated Principal Balance of such Mortgage Note on each Due Date and (ii) with respect to any Mortgage Loan that as of any Due Date has been modified to reduce the rate at which interest is paid currently below the Mortgage Rate, the excess, if any, of (a) interest accrued on the Stated Principal Balance thereof during the related one-month interest accrual period set forth in the related Mortgage Note at the related Mortgage Rate over (b) the interest portion of the related Monthly Payment or, if applicable, Assumed Scheduled Payment due on such Due Date.

                     PREPAYMENT AND YIELD CONSIDERATIONS

YIELD

   The yield to maturity on the Offered Certificates will depend upon the price paid by the Certificateholder, the rate and timing of the distributions in reduction of Certificate Balance of such Certificates and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance of such Certificates, as well as prevailing interest rates at the time of prepayment or default.

   The rate of distributions in reduction of the Certificate Balance of any Class of Offered Certificates, the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults. In addition, such distributions in reduction of Certificate Balance may result from repurchases by the Mortgage Loan Seller due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described herein under "The Pooling and Servicing Agreement -- Representations and Warranties; Repurchase," purchases of the Mortgage Loans in the manner described herein under "The Pooling and Servicing Agreement -- Optional Termination" or purchases of ARD Loans by Class LR Certificateholders as described herein under "Description of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans."

   The Certificate Balance of any Class of Offered Certificates may be reduced without distributions thereon as a result of the allocation of Collateral Support Deficits to such Class (or the related Classes), reducing the maximum amount distributable to such Class in respect of Certificate Balance, as well as the amount of interest that would have accrued thereon in the absence of such reduction. A Collateral Support Deficit generally results when the aggregate principal balance of a Mortgage Loan is reduced without an equal distribution to Certificateholders in reduction of the Certificate Balances of the Certificates. Collateral Support Deficits are likely to arise under the circumstances described in the penultimate paragraph of "Description of the Offered Certificates -- Subordination; Allocation of Collateral Support Deficits and Certificate Deferred Interests."

   Because the ability of a borrower to make a Balloon Payment or to repay an ARD Loan in full on its Anticipated Repayment Date will depend upon its ability either to refinance the Mortgage Loan or to sell the related Mortgaged Properties, there is a risk that a borrower may default at the maturity date in the case of a Balloon Loan or fail to fully repay an ARD Loan at its Anticipated Repayment Date. In connection with a default on the Balloon Payment, the Special Servicer may agree to extend the maturity date thereof as described herein under "The Pooling and Servicing Agreement -- Realization Upon Mortgage Loans." In the case of any such default, recovery of proceeds may be delayed by and until, among other things, work-outs are negotiated, foreclosures are completed or bankruptcy proceedings are resolved. In addition, the Directing Holders (as defined below) may instruct to delay the commencement of any foreclosure proceedings under certain conditions described herein. Certificateholders are not entitled to receive distributions of Monthly Payments or the Balloon Payment when due except to the extent they are either covered by an Advance or actually received. Consequently, any defaulted Monthly Payment for which no such Advance is made and a defaulted Balloon Payment will tend to extend the weighted average lives of the Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been effected.

   The rate of payments (including voluntary and involuntary prepayments) on pools of Mortgage Loans is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their mortgage loans.

   The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans is applied in reduction of the Certificate Balance of a Class of Offered Certificates, the greater the effect on such investor's yield to maturity.

   All of the Mortgage Loans (excluding Loan No. 92) have Lockout Periods ranging from 24 months to 299 months following the Cut-off Date. The weighted average Lockout Period for the Mortgage Loans is approximately 122 months. The Mortgage Loans (excluding Loan No. 92) are generally locked out until no earlier than six months preceding their Anticipated Repayment Date or maturity date, as applicable. See "Description of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans -- Prepayment Provisions" herein.

   As described herein, all of the Mortgage Loans have one or more call-protection features (i.e., Lockout Periods, Prepayment Premiums or Yield Maintenance Charges), which are intended to prohibit or discourage borrowers from prepaying their Mortgage Loans. Notwithstanding the existence of such call protection, no representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates. In addition, although Excess Cash Flow is applied to reduce the principal of the ARD Loans after their respective Anticipated Repayment Dates and the Mortgage Rates are reset at the Revised Rates, there can be no assurance that any of such Mortgage Loans will be prepaid on that date or any date prior to maturity. An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor's own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

   An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the principal balance of the Offered Certificates entitled to distributions of principal may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest amounts distributed in reduction of the principal balance of such investor's Offered Certificate may be lower than the Pass-Through Rate. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of principal balance of the Offered Certificates entitled to distributions of principal, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor in such Certificates for reinvestment at such high prevailing interest rates may be relatively small.

   The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase prices because while interest is generally required to be paid by the borrower on the first day of each month, the distribution of such interest will not be made until the Distribution Date occurring in such month, and principal paid on any Distribution Date will not bear interest during the period after the interest is paid and before the Distribution Date occurs. Additionally, as described under "Description of the Offered Certificates -- Distributions" herein, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the amount of interest required to be paid to the holders of such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of Available Funds on such Distribution Dates. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

MODELING ASSUMPTIONS

   Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in the following tables, the column headed "0% CPR" assumes that none of the Mortgage Loans is prepaid before the earlier of the Anticipated Repayment Date or maturity date, as applicable. With respect to all Mortgage Loans except Loan No. 92, the columns headed "5% CPR", "10% CPR", "15% CPR" and "25% CPR" assume that prepayments on the Mortgage Loans are made at those levels of CPR following the expiration of any Lockout Period and Yield Maintenance Period. Loan No. 92 is assumed to prepay in full on January 11, 1998. All columns in the following tables assume that all of the ARD Loans are fully prepaid on their related Anticipated Repayment Date and all of the other Mortgage Loans are paid in full on their maturity date. There is no assurance, however, that prepayments of the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate. The foregoing assumptions are referred to herein as the "Prepayment Assumptions."

   For purposes of this Prospectus Supplement, the "Mortgage Loan Assumptions" are the following: (i) each Mortgage Loan will pay principal and interest in accordance with its terms and scheduled payments will be timely received on the related Due Date; (ii) all Mortgage Loans have Due Dates on the eleventh day of each month and accrue interest on the respective basis described herein; (iii) all prepayments are accompanied by a full month's interest and there are no Prepayment Interest Shortfalls; (iv) no Prepayment Premiums or Yield Maintenance Charges are allocated to the Certificates; (v) distributions on the Certificates are made on the seventeenth day (each assumed to be a business day) of each month, commencing in January 1998; (vi) the Mortgage Loan Seller does not repurchase any Mortgage Loan as described under "The Pooling and Servicing Agreement -- Representations and Warranties -- Repurchase"; (vii) there are no delinquencies or defaults with respect to, and no modifications, waivers or amendments of the terms of, the Mortgage Loans; (viii) there are no Collateral Support Deficits or Appraisal Reduction Amounts with respect to the Mortgage Loans or the Trust Fund; (ix) none of the Mortgage Loan Seller, the Controlling Class or the Servicer exercises the right to cause the early termination of the Trust Fund; (x) the Servicing Fee Rate, Trustee Fee Rate and Primary Servicing Fee Rate for each Distribution Date are the rates set forth herein on the Stated Principal Balance of the Mortgage Loans as of the related Due Date; and (xi) the date of determination of weighted average life is December 19, 1997.

YIELD ON THE CLASS A-X CERTIFICATES

   The yield-to-call on the Class A-X Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments, defaults and liquidations) and principal losses on the Mortgage Loans, which may fluctuate significantly from time to time, and to other factors set forth herein, including the timing of the exercise, if any, of the optional termination right. Investors should fully consider the associated risks, including the risk that a rapid rate of principal payments or principal losses on the Mortgage Loans could result in the failure by investors in the Class A-X Certificates to fully recoup their initial investments.

   The table below indicates the sensitivity of the pre-tax corporate bond equivalent yields-to-call of the Class A-X Certificates at various prices and constant prepayment rates. The yields set forth in the table were calculated by determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the Class A-X Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase prices plus accrued interest of such Class of Certificates and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class A-X Certificates and consequently do not purport to reflect the return on any investment in such Class of Certificates when such reinvestment rates are considered.

   The table below has been prepared in accordance with the Mortgage Loan Assumptions and the Prepayment Assumptions described above (except that the optional termination right is assumed to be exercised) and with the assumed respective purchase prices (as a percentage of the Notional Balance) of the Class A-X Certificates set forth in the table, plus accrued interest thereon from December 11, 1997 to (but not including) December 19, 1997. Such table assumes that no Prepayment Premiums or Yield Maintenance Charges are distributed to the Class A-X Certificates in connection with any prepayment.

  SENSITIVITY TO PRINCIPAL PREPAYMENTS OF THE PRE-TAX YIELDS TO CALL OF THE
                            CLASS A-X CERTIFICATES

       ASSUMED PURCHASE PRICE
AS A PERCENTAGE OF NOTIONAL BALANCE   0% CPR    5% CPR   10% CPR    15% CPR   25% CPR
-----------------------------------  -------- --------  --------- ---------  ---------
              8.078125%                8.418%   8.186%    8.080%     7.986%    7.828%
              8.109375%                8.320%   8.088%    7.982%     7.888%    7.730%
              8.140625%                8.223%   7.991%    7.885%     7.791%    7.633%

   There can be no assurance that the Mortgage Loans will prepay at any of the rates shown in the table or at any other particular rate, that the cash flows on any of the Class A-X Certificates will correspond to the cash flows described herein or that the aggregate purchase price of the Class A-X Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay at any of the specified percentages of CPR until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any Class A-X Certificates.

RATED FINAL DISTRIBUTION DATE

   The ratings provided by the Rating Agencies address the likelihood that all principal due on the Offered Certificates will be received by the Rated Final Distribution Date, which is January 17, 2035, the first Distribution Date following the date that is two years after the latest Assumed Maturity Date. Most of the Mortgage Loans have maturity dates or Anticipated Repayment Dates that occur earlier than the latest Assumed Maturity Date, and most of the Mortgage Loans may be prepaid prior to maturity. Consequently, it is possible that the Certificate Balance of each Class of Offered Certificates will be reduced to zero significantly earlier than the Rated Final Distribution Date.

WEIGHTED AVERAGE LIFE OF OFFERED CERTIFICATES

   Weighted average life refers to the average amount of time that will elapse from the date of determination to the date of distribution or allocation to the investor of each dollar in reduction of Certificate Balance that is distributed or allocated, respectively. The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may occur as a result of scheduled amortization, Balloon Payments, voluntary or involuntary prepayments or liquidations.

   The weighted average lives of the Offered Certificates may also be affected to the extent that additional distributions in reduction of the Certificate Balance of such Certificates occur as a result of the repurchase or purchase of Mortgage Loans from the Trust Fund as described under "The Pooling and Servicing Agreement -- Representations and Warranties; Repurchase" or "--Optional Termination" herein. Such a repurchase or purchase from the Trust Fund will have the same effect on distributions to the holders of Certificates as if the related Mortgage Loans had prepaid in full, except that no Prepayment Premiums or Yield Maintenance Charges are made in respect thereof.

   The tables of "Percentage of Initial Certificate Balance Outstanding at the Respective CPRs Set Forth Below" and "Percentage of Initial Notional Balance Outstanding at the Respective CPRs Set Forth Below" indicate the weighted average life of each Class of Offered Certificates and set forth the percentage of the initial Certificate Balance or Notional Balance of such Offered Certificates that would be outstanding after each of the dates shown at the various CPRs and based on the Prepayment Assumptions. The tables have also been prepared on the basis of the Mortgage Loan Assumptions. The Mortgage Loan Assumptions made in preparing the previous and following tables are expected to vary from the actual performance of the Mortgage Loans. It is highly unlikely that principal of the Mortgage Loans will be repaid consistent with assumptions underlying any one of the scenarios. Investors are urged to conduct their own analysis concerning the likelihood that the Mortgage Loans may pay or prepay on any particular date.

   Based on the Mortgage Loan Assumptions, the Prepayment Assumptions and the various CPRs, the tables indicate the weighted average life of the Offered Certificates and set forth the percentages of the initial Certificate Balance or Notional Balance of the Offered Certificates that would be outstanding after each of the indicated Distribution Dates, at the indicated CPRs.

                    PERCENTAGE OF INITIAL NOTIONAL BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

                                                    CLASS A-X
                           ------------------------------------------------------------
     DISTRIBUTION DATE       0% CPR      5% CPR     10% CPR      15% CPR     25% CPR
-------------------------  ---------- ----------  ----------- -----------  -----------
Initial Percent ..........     100%       100%        100%         100%        100%
December 17, 1998 ........      99%        99%         99%          99%         99%
December 17, 1999 ........      98%        98%         98%          98%         98%
December 17, 2000 ........      97%        96%         96%          96%         96%
December 17, 2001 ........      95%        95%         95%          95%         95%
December 17, 2002 ........      94%        93%         93%          93%         92%
December 17, 2003 ........      90%        90%         89%          89%         88%
December 17, 2004 ........      79%        78%         77%          77%         76%
December 17, 2005 ........      76%        75%         74%          73%         72%
December 17, 2006 ........      73%        71%         71%          70%         69%
December 17, 2007 ........      16%        16%         16%          16%         16%
December 17, 2008 ........      15%        15%         15%          15%         15%
December 17, 2009 ........      14%        14%         14%          14%         14%
December 17, 2010 ........      14%        14%         13%          13%         13%
December 17, 2011 ........      13%        13%         13%          13%         12%
December 17, 2012 ........       8%         8%          8%           8%          8%
December 17, 2013 ........       7%         7%          7%           7%          7%
December 17, 2014 ........       5%         5%          5%           5%          5%
December 17, 2015 ........       4%         4%          4%           4%          4%
December 17, 2016 ........       3%         3%          3%           3%          3%
December 17, 2017 ........       2%         2%          2%           2%          2%
December 17, 2018 ........       2%         2%          2%           2%          2%
December 17, 2019 ........       2%         2%          2%           2%          2%
December 17, 2020 ........       1%         1%          1%           1%          1%
December 17, 2021 ........       0%         0%          0%           0%          0%
December 17, 2022 ........       0%         0%          0%           0%          0%

Weighted Average Life
 (in years)(1) ...........     9.8        9.7         9.7          9.7         9.6

------------
(1) The weighted average life of the Class A-X Certificates is determined by (i) multiplying the amount of each distribution in reduction of Notional Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and
       (iii) dividing the sum by the aggregate distributions in reduction of Notional Balance referred to in clause (i). The weighted average life data presented above for the Class A-X Certificates is for illustrative purposes only, as the Class A-X Certificates are not entitled to any distributions of principal.

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

                                                    CLASS A-1
                           ------------------------------------------------------------
     DISTRIBUTION DATE       0% CPR      5% CPR     10% CPR      15% CPR     25% CPR
-------------------------  ---------- ----------  ----------- -----------  -----------
Initial Percent ..........     100%       100%        100%         100%        100%
December 17, 1998 ........      91%        88%         88%          88%         88%
December 17, 1999 ........      80%        78%         78%          78%         78%
December 17, 2000 ........      68%        66%         66%          66%         66%
December 17, 2001 ........      55%        52%         52%          51%         50%
December 17, 2002 ........      40%        35%         33%          30%         25%
December 17, 2003 ........       7%         0%          0%           0%          0%
December 17, 2004 ........       0%         0%          0%           0%          0%
December 17, 2005 ........       0%         0%          0%           0%          0%
December 17, 2006 ........       0%         0%          0%           0%          0%
December 17, 2007 ........       0%         0%          0%           0%          0%
December 17, 2008 ........       0%         0%          0%           0%          0%
December 17, 2009 ........       0%         0%          0%           0%          0%
December 17, 2010 ........       0%         0%          0%           0%          0%
December 17, 2011 ........       0%         0%          0%           0%          0%
December 17, 2012 ........       0%         0%          0%           0%          0%
December 17, 2013 ........       0%         0%          0%           0%          0%
December 17, 2014 ........       0%         0%          0%           0%          0%
December 17, 2015 ........       0%         0%          0%           0%          0%
December 17, 2016 ........       0%         0%          0%           0%          0%
December 17, 2017 ........       0%         0%          0%           0%          0%
December 17, 2018 ........       0%         0%          0%           0%          0%
December 17, 2019 ........       0%         0%          0%           0%          0%
December 17, 2020 ........       0%         0%          0%           0%          0%
December 17, 2021 ........       0%         0%          0%           0%          0%
December 17, 2022 ........       0%         0%          0%           0%          0%

Weighted Average Life
 (in years)(1) ...........     4.0        3.8         3.7          3.7         3.6

------------
(1) The weighted average life of the Class A-1 Certificates is determined by (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

                                                    CLASS A-2
                           ------------------------------------------------------------
     DISTRIBUTION DATE       0% CPR      5% CPR     10% CPR      15% CPR     25% CPR
-------------------------  ---------- ----------  ----------- -----------  -----------
Initial Percent ..........     100%       100%        100%         100%        100%
December 17, 1998 ........     100%       100%        100%         100%        100%
December 17, 1999 ........     100%       100%        100%         100%        100%
December 17, 2000 ........     100%       100%        100%         100%        100%
December 17, 2001 ........     100%       100%        100%         100%        100%
December 17, 2002 ........     100%       100%        100%         100%        100%
December 17, 2003 ........     100%       100%         98%          96%         92%
December 17, 2004 ........      50%        46%         43%          41%         37%
December 17, 2005 ........      37%        32%         29%          26%         22%
December 17, 2006 ........      23%        17%         13%          10%          6%
December 17, 2007 ........       0%         0%          0%           0%          0%
December 17, 2008 ........       0%         0%          0%           0%          0%
December 17, 2009 ........       0%         0%          0%           0%          0%
December 17, 2010 ........       0%         0%          0%           0%          0%
December 17, 2011 ........       0%         0%          0%           0%          0%
December 17, 2012 ........       0%         0%          0%           0%          0%
December 17, 2013 ........       0%         0%          0%           0%          0%
December 17, 2014 ........       0%         0%          0%           0%          0%
December 17, 2015 ........       0%         0%          0%           0%          0%
December 17, 2016 ........       0%         0%          0%           0%          0%
December 17, 2017 ........       0%         0%          0%           0%          0%
December 17, 2018 ........       0%         0%          0%           0%          0%
December 17, 2019 ........       0%         0%          0%           0%          0%
December 17, 2020 ........       0%         0%          0%           0%          0%
December 17. 2021 ........       0%         0%          0%           0%          0%
December 17. 2022 ........       0%         0%          0%           0%          0%

Weighted Average Life
 (in years)(1)............     7.8        7.6         7.5          7.4         7.3

------------
(1) The weighted average life of the Class A-2 Certificates is determined by (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

                                                    CLASS A-3
                           ------------------------------------------------------------
     DISTRIBUTION DATE       0% CPR      5% CPR     10% CPR      15% CPR     25% CPR
-------------------------  ---------- ----------  ----------- -----------  -----------
Initial Percent ..........     100%       100%        100%         100%        100%
December 17, 1998 ........     100%       100%        100%         100%        100%
December 17, 1999 ........     100%       100%        100%         100%        100%
December 17, 2000 ........     100%       100%        100%         100%        100%
December 17, 2001 ........     100%       100%        100%         100%        100%
December 17, 2002 ........     100%       100%        100%         100%        100%
December 17, 2003 ........     100%       100%        100%         100%        100%
December 17, 2004 ........     100%       100%        100%         100%        100%
December 17, 2005 ........     100%       100%        100%         100%        100%
December 17, 2006 ........     100%       100%        100%         100%        100%
December 17, 2007 ........       0%         0%          0%           0%          0%
December 17, 2008 ........       0%         0%          0%           0%          0%
December 17, 2009 ........       0%         0%          0%           0%          0%
December 17, 2010 ........       0%         0%          0%           0%          0%
December 17, 2011 ........       0%         0%          0%           0%          0%
December 17, 2012 ........       0%         0%          0%           0%          0%
December 17, 2013 ........       0%         0%          0%           0%          0%
December 17, 2014 ........       0%         0%          0%           0%          0%
December 17, 2015 ........       0%         0%          0%           0%          0%
December 17, 2016 ........       0%         0%          0%           0%          0%
December 17, 2017 ........       0%         0%          0%           0%          0%
December 17, 2018 ........       0%         0%          0%           0%          0%
December 17, 2019 ........       0%         0%          0%           0%          0%
December 17, 2020 ........       0%         0%          0%           0%          0%
December 17, 2021 ........       0%         0%          0%           0%          0%
December 17, 2022 ........       0%         0%          0%           0%          0%

Weighted Average Life
 (in years)(1) ...........     9.8        9.8         9.8          9.8         9.7

------------
(1) The weighted average life of the Class A-3 Certificates is determined by (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

                                                     CLASS B
                           ------------------------------------------------------------
     DISTRIBUTION DATE       0% CPR      5% CPR     10% CPR      15% CPR     25% CPR
-------------------------  ---------- ----------  ----------- -----------  -----------
Initial Percent ..........     100%       100%        100%         100%        100%
December 17, 1998 ........     100%       100%        100%         100%        100%
December 17, 1999 ........     100%       100%        100%         100%        100%
December 17, 2000 ........     100%       100%        100%         100%        100%
December 17, 2001 ........     100%       100%        100%         100%        100%
December 17, 2002 ........     100%       100%        100%         100%        100%
December 17, 2003 ........     100%       100%        100%         100%        100%
December 17, 2004 ........     100%       100%        100%         100%        100%
December 17, 2005 ........     100%       100%        100%         100%        100%
December 17, 2006 ........     100%       100%        100%         100%        100%
December 17, 2007 ........       0%         0%          0%           0%          0%
December 17, 2008 ........       0%         0%          0%           0%          0%
December 17, 2009 ........       0%         0%          0%           0%          0%
December 17, 2010 ........       0%         0%          0%           0%          0%
December 17, 2011 ........       0%         0%          0%           0%          0%
December 17, 2012 ........       0%         0%          0%           0%          0%
December 17, 2013 ........       0%         0%          0%           0%          0%
December 17, 2014 ........       0%         0%          0%           0%          0%
December 17, 2015 ........       0%         0%          0%           0%          0%
December 17, 2016 ........       0%         0%          0%           0%          0%
December 17, 2017 ........       0%         0%          0%           0%          0%
December 17, 2018 ........       0%         0%          0%           0%          0%
December 17, 2019 ........       0%         0%          0%           0%          0%
December 17, 2020 ........       0%         0%          0%           0%          0%
December 17, 2021 ........       0%         0%          0%           0%          0%
December 17, 2022 ........       0%         0%          0%           0%          0%

Weighted Average Life
 (in years)(1) ...........     9.9        9.9         9.9          9.9         9.9

------------
(1)    The weighted average life of the Class B Certificates is determined by
       (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

                                                     CLASS C
                           ------------------------------------------------------------
     DISTRIBUTION DATE       0% CPR      5% CPR     10% CPR      15% CPR     25% CPR
-------------------------  ---------- ----------  ----------- -----------  -----------
Initial Percent ..........     100%       100%        100%         100%        100%
December 17, 1998 ........     100%       100%        100%         100%        100%
December 17, 1999 ........     100%       100%        100%         100%        100%
December 17, 2000 ........     100%       100%        100%         100%        100%
December 17, 2001 ........     100%       100%        100%         100%        100%
December 17, 2002 ........     100%       100%        100%         100%        100%
December 17, 2003 ........     100%       100%        100%         100%        100%
December 17, 2004 ........     100%       100%        100%         100%        100%
December 17, 2005 ........     100%       100%        100%         100%        100%
December 17, 2006 ........     100%       100%        100%         100%        100%
December 17, 2007 ........       0%         0%          0%           0%          0%
December 17, 2008 ........       0%         0%          0%           0%          0%
December 17, 2009 ........       0%         0%          0%           0%          0%
December 17, 2010 ........       0%         0%          0%           0%          0%
December 17, 2011 ........       0%         0%          0%           0%          0%
December 17, 2012 ........       0%         0%          0%           0%          0%
December 17, 2013 ........       0%         0%          0%           0%          0%
December 17, 2014 ........       0%         0%          0%           0%          0%
December 17, 2015 ........       0%         0%          0%           0%          0%
December 17, 2016 ........       0%         0%          0%           0%          0%
December 17, 2017 ........       0%         0%          0%           0%          0%
December 17, 2018 ........       0%         0%          0%           0%          0%
December 17, 2019 ........       0%         0%          0%           0%          0%
December 17, 2020 ........       0%         0%          0%           0%          0%
December 17, 2021 ........       0%         0%          0%           0%          0%
December 17, 2022 ........       0%         0%          0%           0%          0%

Weighted Average Life
 (in years)(1) ...........     9.9        9.9         9.9          9.9         9.9

------------
(1)    The weighted average life of the Class C Certificates is determined by
       (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

                                                     CLASS D
                           ------------------------------------------------------------
     DISTRIBUTION DATE       0% CPR      5% CPR     10% CPR      15% CPR     25% CPR
-------------------------  ---------- ----------  ----------- -----------  -----------
Initial Percent ..........     100%        100%        100%        100%         100%
December 17, 1998 ........     100%        100%        100%        100%         100%
December 17, 1999 ........     100%        100%        100%        100%         100%
December 17, 2000 ........     100%        100%        100%        100%         100%
December 17, 2001 ........     100%        100%        100%        100%         100%
December 17, 2002 ........     100%        100%        100%        100%         100%
December 17, 2003 ........     100%        100%        100%        100%         100%
December 17, 2004 ........     100%        100%        100%        100%         100%
December 17, 2005 ........     100%        100%        100%        100%         100%
December 17, 2006 ........     100%        100%        100%        100%         100%
December 17, 2007 ........      32%         32%         32%         32%          32%
December 17, 2008 ........      23%         22%         22%         21%          19%
December 17, 2009 ........      14%         12%         11%          9%           7%
December 17, 2010 ........       3%          1%          0%          0%           0%
December 17, 2011 ........       0%          0%          0%          0%           0%
December 17, 2012 ........       0%          0%          0%          0%           0%
December 17, 2013 ........       0%          0%          0%          0%           0%
December 17, 2014 ........       0%          0%          0%          0%           0%
December 17, 2015 ........       0%          0%          0%          0%           0%
December 17, 2016 ........       0%          0%          0%          0%           0%
December 17, 2017 ........       0%          0%          0%          0%           0%
December 17, 2018 ........       0%          0%          0%          0%           0%
December 17, 2019 ........       0%          0%          0%          0%           0%
December 17, 2020 ........       0%          0%          0%          0%           0%
December 17, 2021 ........       0%          0%          0%          0%           0%
December 17, 2022 ........       0%          0%          0%          0%           0%

Weighted Average Life
 (in years)(1) ...........    10.6        10.5        10.5        10.5         10.4

------------
(1)    The weighted average life of the Class D Certificates is determined by
       (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

                                                     CLASS E
                           ------------------------------------------------------------
     DISTRIBUTION DATE       0% CPR      5% CPR     10% CPR      15% CPR     25% CPR
-------------------------  ---------- ----------  ----------- -----------  -----------
Initial Percent ..........     100%        100%        100%        100%         100%
December 17, 1998 ........     100%        100%        100%        100%         100%
December 17, 1999 ........     100%        100%        100%        100%         100%
December 17, 2000 ........     100%        100%        100%        100%         100%
December 17, 2001 ........     100%        100%        100%        100%         100%
December 17, 2002 ........     100%        100%        100%        100%         100%
December 17, 2003 ........     100%        100%        100%        100%         100%
December 17, 2004 ........     100%        100%        100%        100%         100%
December 17, 2005 ........     100%        100%        100%        100%         100%
December 17, 2006 ........     100%        100%        100%        100%         100%
December 17, 2007 ........     100%        100%        100%        100%         100%
December 17, 2008 ........     100%        100%        100%        100%         100%
December 17, 2009 ........     100%        100%        100%        100%         100%
December 17, 2010 ........     100%        100%         97%         91%          81%
December 17, 2011 ........      69%         60%         52%         45%          34%
December 17, 2012 ........       0%          0%          0%          0%           0%
December 17, 2013 ........       0%          0%          0%          0%           0%
December 17, 2014 ........       0%          0%          0%          0%           0%
December 17, 2015 ........       0%          0%          0%          0%           0%
December 17, 2016 ........       0%          0%          0%          0%           0%
December 17, 2017 ........       0%          0%          0%          0%           0%
December 17, 2018 ........       0%          0%          0%          0%           0%
December 17, 2019 ........       0%          0%          0%          0%           0%
December 17, 2020 ........       0%          0%          0%          0%           0%
December 17, 2021 ........       0%          0%          0%          0%           0%
December 17, 2022 ........       0%          0%          0%          0%           0%

Weighted Average Life
 (in years)(1) ...........    14.3        14.2        14.0        13.9         13.7

------------
(1)    The weighted average life of the Class E Certificates is determined by
       (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                     THE POOLING AND SERVICING AGREEMENT

GENERAL

   The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of December 11, 1997 (the "Pooling and Servicing Agreement"), by and among the Depositor, the Servicer, the Special Servicer and the Trustee.

   Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms of the Pooling and Servicing Agreement and terms and conditions of the Offered Certificates. The Trustee will provide a copy of the Pooling and Servicing Agreement to a prospective or actual holder of an Offered Certificate, upon written request and, at the Trustee's discretion, payment of a reasonable fee for any expenses. The Pooling and Servicing Agreement will also be made available by the Trustee on its Website, at the address set forth on page S-3 hereof. The Pooling and Servicing Agreement will also be filed with the Commission by the Depositor by means of the EDGAR System and should be available on the Commission's Website, the address of which is "www.sec.gov".

ASSIGNMENT OF THE MORTGAGE LOANS

   On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, to the Trustee for the benefit of the holders of Certificates. On or prior to the Closing Date, the Depositor will deliver to the Trustee, with respect to each Mortgage Loan, a mortgage file ("Mortgage File") containing certain documents and instruments, including, among other things, the following: (i) the original Mortgage Note endorsed without recourse to the order of the Trustee, as trustee; (ii) the original mortgage or counterpart thereof (or, in either case, a certified copy thereof); (iii) the assignment of the mortgage in recordable form in favor of the Trustee; (iv) if applicable, preceding assignments of mortgages; (v) the related security agreement, if any; (vi) if applicable, the original assignment of the assignment of leases and rents to the Trustee; (vii) if applicable, preceding assignments of assignments of leases and rents; (viii) a certified copy of the UCC-1 Financing Statements, if any, including UCC-3 continuation statements and UCC-3 assignments; (x) the original loan agreements; (xi) the original lender's title insurance policy (or marked commitments to insure) and (xii) the original Lease Enhancement Policies. The Trustee will hold such documents in trust for the benefit of the holders of the Certificates. The Trustee is obligated to review such documents for each Mortgage Loan within 60 days after the Closing Date and promptly thereafter (but in no event later than 90 days after the Closing Date) report any missing documents or certain types of defects therein (in each such case, a "Defect" in the related Mortgage File) to the Depositor, the Servicer, the Special Servicer and the Mortgage Loan Seller.

REPRESENTATIONS AND WARRANTIES; REPURCHASE

   In the Pooling and Servicing Agreement, the Depositor will assign the representations and warranties made by the Mortgage Loan Seller to the Depositor in the Mortgage Loan Purchase Agreement to the Trustee for the benefit of the Certificateholders. In the Mortgage Loan Purchase Agreement, the Mortgage Loan Seller will represent and warrant, among other things, that (subject to certain exceptions specified in the Mortgage Loan Purchase Agreement), as of the Closing Date (unless otherwise specified):

   (i) Immediately prior to the sale, transfer and assignment to the Depositor, no Mortgage Note or Mortgage was subject to any assignment (other than to the Mortgage Loan Seller), participation or pledge, and the Mortgage Loan Seller had good and marketable title to, and was the sole owner of, the related Mortgage Loan;

   (ii) The Mortgage Loan Seller has full right and authority to sell, assign and transfer such Mortgage Loan, and the assignment to the Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan;

   (iii) The Mortgage Loan Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan;

   (iv) Each related Mortgage Note, Mortgage, assignment of leases (if any) and other agreement executed in connection with such Mortgage Loan is the legal, valid and binding obligation of the related borrower, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to the Mortgage Loan Seller's knowledge, there is no valid defense, counterclaim, or right of rescission available to the related borrower with respect to such Mortgage Note, Mortgage, assignment of leases and other agreements;

   (v) Each related assignment of leases creates a valid collateral or first priority assignment of, or a valid first priority security interest in, certain rights under the related lease, subject only to a license granted to the related borrower to exercise certain rights and to perform certain obligations of the lessor under such lease, including the right to operate the related Mortgaged Property; no person other than the related borrower owns any interest in any payments due under such lease that is superior to or of equal priority with the mortgagee's interest therein;

   (vi) Each related assignment of Mortgage from the Mortgage Loan Seller to the Depositor and related assignment of the assignment of leases, if any, or assignment of any other agreement executed in connection with such Mortgage Loan from the Mortgage Loan Seller to the Depositor constitutes the legal, valid and binding assignment from the Mortgage Loan Seller to the Depositor, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

   (vii) Since origination, and except as set forth in the related mortgage file, such Mortgage Loan has not been modified, altered, satisfied, canceled, subordinated or rescinded and, each related Mortgaged Property has not been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage;

   (viii) Each related Mortgage is a valid and enforceable first lien on the related Mortgaged Property (subject to the matters described in clause (xi) below), and such Mortgaged Property is free and clear of any mechanics' and materialmen's liens which are prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender's title insurance policy (as described below);

   (ix) The Mortgage Loan Seller has not taken any action that would cause the representations and warranties made by each related borrower in the Mortgage Loan not to be true;

   (x) The Mortgage Loan Seller has no knowledge that the material representations and warranties made by each related borrower in such Mortgage Loan are not true in any material respect;

   (xi) The lien of each related Mortgage is a first priority lien in the original principal amount of such Mortgage Loan or allocated loan amount of the portions of the Mortgaged Property covered thereby (as set forth in the related Mortgage) after all advances of principal and is insured by an ALTA lender's title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, insuring the Mortgage Loan Seller, its successors and assigns, subject only to (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the borrower's ability to pay its obligations when they become due or the value of the Mortgaged Property and
(c) the exceptions (general and specific) set forth in such policy, none of which, individually or in the aggregate, materially interferes with the current general use of the Mortgaged Property or materially interferes with the security intended to be provided by such Mortgage or with the related borrower's ability to pay its obligations when they become due or the value of the Mortgaged Property; such policy was issued by a title insurance company licensed to issue policies in the state in which the related Mortgaged Property is located and is assignable to the Depositor and the Trustee without the consent of or any notification to the insurer, and is in full force and effect upon the consummation of the transactions contemplated by the

Mortgage Loan Purchase Agreement; no claims have been made under such policy and the Mortgage Loan Seller has not undertaken any action or omitted to take any action, and has no knowledge of any such act or omission, which would impair or diminish the coverage of such policy;

   (xii) The proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder and the Mortgage Loan Seller covenants that it will not make any future advances under the Mortgage Loan to the related borrower;

   (xiii) As of the later of the closing date for each Mortgage Loan or the most recent inspection of the related Mortgaged Property by the Mortgage Loan Seller, each related Mortgaged Property is free of any material damage that would affect materially and adversely the value of such Mortgaged Property as security for the Mortgage Loan or reserves have been established to remediate such damage and, as of the closing date for each Mortgage Loan and, to the Mortgage Loan Seller's knowledge, as of the date hereof, there is no proceeding pending for the total or partial condemnation of such Mortgaged Property;

   (xiv) The Mortgage Loan Seller has inspected or caused to be inspected each related Mortgaged Property within the past twelve months or within three months of origination of the Mortgage Loan;

   (xv) No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature other than the ARD Loans which may have negative amortization from and after the Anticipated Repayment Date;

   (xvi) Each Mortgage Loan is a whole loan and contains no equity participation by the Mortgage Loan Seller or the applicable Originator;

   (xvii) The Mortgage Rate (exclusive of any default interest, late charges, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury; and any and all other requirements of any federal, state or local laws, including, without limitation, truth-in-lending, real estate settlement procedures, equal credit opportunity or disclosure laws, applicable to such Mortgage Loan have been complied with as of the date of origination of such Mortgage Loan;

   (xviii) Neither the Mortgage Loan Seller, nor, to the Mortgage Loan Seller's best knowledge, any Originator other than the Mortgage Loan Seller, committed any fraudulent acts during the origination process of any Mortgage Loan it originated and to the best of the Mortgage Loan Seller's knowledge, the origination, servicing and collection of each Mortgage Loan is in all respects legal, proper and prudent in accordance with customary industry standards;

   (xix) All taxes and governmental assessments that became due and owing prior to the Closing Date with respect to each related Mortgaged Property have been paid or an escrow of funds in an amount sufficient to cover such payments has been established;

   (xx) All escrow deposits and payments required pursuant to each Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller or its agent and there are no deficiencies in connection therewith and all such escrows and deposits have been conveyed by the Mortgage Loan Seller to the Depositor and identified as such with appropriate detail;

   (xxi) Each related Mortgaged Property is insured by a fire and extended perils insurance policy, issued by an insurer meeting the requirements of the Pooling and Servicing Agreement, in an amount not less than the replacement cost and the amount necessary to avoid the operation of any co-insurance provisions with respect to the related Mortgaged Property; each related Mortgaged Property is also covered by business interruption insurance which covers a period of not less than 12 months and comprehensive general liability insurance in amounts generally required by institutional lenders for similar properties; all premiums on such insurance policies required to be paid as of the date hereof have been paid; such insurance policies require prior notice to the insured of termination or cancellation, and no such notice has been received; such insurance names the Mortgagee under the Mortgage Loan and its successors and assigns as a named or additional insured; other than the Credit Lease Loans, each related Mortgage Loan obligates the related borrower to maintain all such insurance and, at such borrower's failure to do so, authorizes the mortgagee to maintain such insurance at the borrower's cost and expense and to seek reimbursement therefor from such borrower;

   (xxii) There is no monetary default, breach, violation or event of acceleration existing under the related Mortgage Loan. To the Mortgage Loan Seller's knowledge, there is no (a) material non-monetary default, breach, violation or event of acceleration existing under the related Mortgage Loan or (b) event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would and does constitute a default, breach, violation or event of acceleration;

   (xxiii) No Mortgage Loan has been more than 30 days delinquent since origination and as of the Cut-off Date no Mortgage Loan is 30 or more days delinquent;

   (xxiv) Each related Mortgage contains provisions so as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, and there is no exemption available to the borrower which would interfere with such right to foreclose (except as may be imposed by bankruptcy, insolvency, moratorium, redemption or other similar laws affecting creditors' rights generally, or by general principles of equity) and to the Mortgage Loan Seller's knowledge, no borrower is a debtor in a state or federal bankruptcy or insolvency proceeding;

   (xxv) Each borrower represents and warrants that except as set forth in certain environmental reports and to the best of its knowledge it has not used, caused or permitted to exist and will not use, cause or permit to exist on the related Mortgaged Property any hazardous materials in any manner which violates federal, state or local laws, ordinances, regulations, orders, directives or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of hazardous materials; the related borrower or an affiliate or an affiliate thereof agrees to indemnify, defend and hold the mortgagee and its successors and assigns harmless from and against losses, liabilities, damages, injuries, penalties, fines, expenses, and claims of any kind whatsoever (including attorneys' fees and costs) paid, incurred or suffered by, or asserted against, any such party resulting from a breach of certain representations, warranties or covenants given by the borrower in connection with such Mortgage Loan. A Phase I environmental report and with respect to certain Mortgage Loans, a Phase II Environmental Report, was conducted by a reputable environmental engineer in connection with such Mortgage Loan, which report did not indicate any material non-compliance or material existence of hazardous materials. To the best of the Mortgage Loan Seller's knowledge, in reliance on such environmental reports, each Mortgaged Property is in material compliance with all applicable federal, state and local laws pertaining to environmental hazards, and to the best of the Mortgage Loan Seller's knowledge, no notice of violation of such laws has been issued by any governmental agency or authority, except as indicated in certain environmental reports or other documents previously provided to the Rating Agencies; the Mortgage Loan Seller has not taken any action which would cause the Mortgaged Property to not be in compliance with all federal, state and local laws pertaining to environmental hazards;

   (xxvi) Each Mortgage Loan contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without complying with the requirements of the Mortgage Loan, the related Mortgaged Property, or any controlling interest therein, is directly or indirectly transferred or sold, or encumbered in connection with subordinate financing;

   (xxvii) All improvements included in any MAI appraisals are within the boundaries of the related Mortgaged Property, except for de minimis encroachments onto adjoining parcels for which the Mortgage Loan Seller has obtained title insurance against losses arising therefrom and no improvements on adjoining parcels encroach onto the related Mortgaged Property except for de minimis encroachments;

   (xxviii) The mortgage loan schedule which is attached as an exhibit to the Pooling and Servicing Agreement is complete and accurate in all material respects as of the dates of the information set forth therein;

   (xxix) With respect to any Mortgage Loan where all or a material portion of the estate of the related borrower therein is a leasehold estate, based upon the terms of the ground lease and any estoppel received from the ground lessor, the Mortgage Loan Seller represents and warrants that:

   (A) The ground lease or a memorandum regarding such ground lease has been duly recorded. The ground lease permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. To the Mortgage Loan Seller's best knowledge, there has been no material change in the terms of the ground lease since its recordation, except by any written instruments which are included in the related mortgage file;

   (B) The lessor under such ground lease has agreed in a writing included in the related mortgage file that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the mortgagee and that any such action without such consent is not binding on the mortgagee, its successors or assigns;

   (C) The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by the mortgagee) that extends not less than 10 years beyond the stated maturity of the related Mortgage Loan;

   (D) Based on the title insurance policy (or binding commitment therefor) obtained by the Mortgage Loan Seller, the ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, subject to exceptions of the types described in clause (xi) above and liens that encumber the ground lessor's fee interest;

   (E) The ground lease is assignable to the mortgagee under the leasehold estate and its assigns without the consent of the lessor thereunder;

   (F) As of the closing date of the related Mortgage Loan, the ground lease is in full force and effect, the Mortgage Loan Seller has received no notice that any default beyond applicable notice and grace periods has occurred, and there is no existing condition which, but for the passage of time or giving of notice, would result in a default under the terms of the ground lease;

   (G) The ground lease or ancillary agreement between the lessor and the lessee requires the lessor to give notice of any default by the lessee to the mortgagee;

   (H) A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings, or to take other action so long as the mortgagee is proceeding diligently) to cure any default under the ground lease which is curable after the receipt of notice of any default before the lessor may terminate the ground lease. All rights of the mortgagee under the ground lease and the related Mortgage (insofar as it relates to the ground lease) may be exercised by or on behalf of the mortgagee;

   (I) The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by an institutional investor. The lessor is not permitted to disturb the possession, interest or quiet enjoyment of any subtenant of the lessee in the relevant portion of the Mortgaged Property subject to the ground lease for any reason, or in any manner, which would adversely affect the security provided by the related Mortgage;

   (J) Under the terms of the ground lease and the related Mortgage, any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest, except that in the case of condemnation awards, the ground lessor may be entitled to a portion of such award;

   (K) Under the terms of the ground lease and the related Mortgage, any related insurance proceeds, or condemnation award in respect of a total or substantially total loss or taking of the related Mortgaged Property will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest (except as provided by applicable law or in cases where a different allocation would not be viewed as commercially unreasonable by any institutional investor, taking into account the relative duration of the ground lease and the related Mortgage and the ratio of the market value of the related Mortgaged Property to the outstanding principal balance of such Mortgage Loan). Until the principal balance and accrued interest rate are paid in full, neither the lessee nor the lessor under the ground lease will have an option to terminate or modify the ground lease without the prior written consent of the mortgagee as a result of any casualty or partial condemnation, except to provide for an abatement of the rent; and

   (L) Provided that the mortgagee cures any defaults which are susceptible to being cured, the lessor has agreed to enter into a new lease upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding;

   (xxx) With respect to Mortgage Loans that are cross-collateralized, all other loans that are cross-collateralized by such Mortgage Loans are included in the Trust Fund;

   (xxxi) Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any borrower under a Mortgage Loan, other than contributions made on or prior to the Closing Date;

   (xxxii) (1) The Mortgage Loan is directly secured by a Mortgage on a commercial property or multifamily residential property, and (2) the fair market value of such real property, as evidenced by an MAI appraisal conducted within 12 months of the origination of the Mortgage Loan, was at least equal to 80% of the principal amount of the Mortgage Loan (a) at origination (or if the Mortgage Loan has been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable, the date of the last such modification) or (b) at the Closing Date; provided that the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan (unless such senior lien also secures a Mortgage Loan, in which event the computation described in (a) and (b) shall be made on an aggregated basis) and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in (a) and (b) shall be made on an aggregate basis);

   (xxxiii) There are no subordinate mortgages encumbering the related Mortgaged Property, nor are there any preferred equity interests held by the Mortgage Loan Seller or any mezzanine debt related to such Mortgaged Property, except as set forth herein or in Schedule V to the Mortgage Loan Purchase Agreement;

   (xxxiv) The loan documents executed in connection with each Mortgage Loan which had an original principal balance in excess of $20,000,000 or which is a Credit Lease Loan require that the related borrower be a single-purpose entity. (For this purpose, "single-purpose entity" shall mean an entity, other than an individual, that is formed or organized solely for the purpose of owning and operating one or more Mortgaged Properties, is prohibited from engaging in any business unrelated to such property and the related Mortgage Loan, does not have any assets other than those related to its interest in the related Mortgaged Property or its financing, or any indebtedness other than as permitted under the related Mortgage Loan and the organizational documents of which contain "separateness" covenants normally contained in real estate financings of types similar to that of the Mortgage Loans.);

   (xxxv) Each Mortgage Loan prohibits the related borrower from mortgaging or otherwise encumbering the Mortgaged Property and in carrying any additional indebtedness except in connection with trade debt and equipment financings in the ordinary course of borrower's business and liens contested in accordance with the terms of the Mortgage Loans;

   (xxxvi) Each borrower covenants in the Mortgage Loan documents that it shall remain in material compliance with all material licenses, permits and other legal requirements necessary and required to conduct its business;

   (xxxvii) Each Mortgaged Property is located on or adjacent to a dedicated road, or has access to an irrevocable easement permitting ingress and egress, is served by public utilities and services generally available in the surrounding community or otherwise appropriate for the use in which the Mortgaged Property is currently being utilized, and is a separate tax parcel;

   (xxxviii) Based solely on a flood zone certification or a survey of the related Mortgaged Property, if any portion of the improvements on the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency, with respect to certain Mortgage Loans, or the Secretary of Housing and Urban Development with respect to other Mortgage Loans, as having special flood hazards, the terms of the Mortgage Loan require the borrower to maintain flood insurance;

   (xxxix) To the knowledge of the Mortgage Loan Seller, with respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with applicable law, and except in connection with a trustee's sale after a default by the related Mortgagor, no fees are payable to such trustee;

   (xl) With respect to each Mortgage Loan which is identified in this Prospectus Supplement as a Credit Lease Loan:

     (A) the base rental payments under each Credit Lease are equal to or greater than the payments due under the loan documents executed in connection with the related Credit Lease Loan and are payable without notice or demand, and without setoff, counterclaim, recoupment, abatement, reduction or defense;

     (B) either (i) the obligations of the Tenant under each Credit Lease, including, but not limited to, the obligation of Tenant to pay fixed and additional rent, are not affected by reason of any damage to or destruction of any portion of the related Credit Lease Property; any taking of such Credit Lease Property or any part thereof by condemnation or otherwise; or any prohibition, limitation, interruption, cessation, restriction, prevention or interference of Tenant's use, occupancy or enjoyment of such Credit Lease Property or (ii) a Lease Enhancement Policy has been obtained;

     (C) every obligation associated with managing, owning, developing and operating the Credit Lease Property, including, but not limited to, the costs associated with utilities, taxes, insurance, capital and structural improvements, maintenance and repairs is an obligation of the Tenant;

     (D) no borrower has any monetary obligations under any Credit Lease that have not been met, or any nonmonetary obligations under any Credit Lease the breach of which would result in either the abatement of rent, a right of setoff or the termination of the related Credit Lease;

     (E) no Tenant can terminate any Credit Lease for any reason (except for a default by the related borrower under the Credit Lease) prior to the payments in full of (a) the principal balance of the related Credit Lease Loan, (b) all accrued and unpaid interest on such Credit Lease Loan and
    (c) any other sums due and payable under such Credit Lease Loan, or a Lease Enhancement Policy has been obtained with respect to the related Credit Lease Loan;

     (F) if a Tenant assigns its Credit Lease or sublets the related Credit Lease Property, such Tenant remains primarily obligated under such Credit Lease unless each Rating Agency has confirmed in writing that such transfer or sublet will not result in a downgrade, qualification or withdrawal of the then-current ratings of the Certificates;

     (G) each Tenant has agreed to indemnify the related borrower from any claims of any nature relating to the related Credit Lease and Credit Lease Property, except for environmental problems that were not created by such Tenant;

     (H) if the obligations of the Tenant under any Credit Lease are guaranteed by a guarantor pursuant to a guaranty, the guaranty states that it represents the unconditional obligation of the guarantor and is a guarantee of payment, not merely of collection; and

     (I) the first payment of "base" or "fixed" rent under each Credit Lease, the Tenant or Guarantor with respect to which is CVS, shall be made as and when due, subject to any applicable grace periods.

   (xli) To the knowledge of the Mortgage Loan Seller, as of the date of the origination of the related Mortgage Loan, there was no pending action, suit or proceeding, arbitration or governmental investigation against a borrower or Mortgaged Property, an adverse outcome of which would materially and adversely affect such borrower's ability to perform under the related Mortgage Loan;

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   (xlii) No advance of funds has been made by the Mortgage Loan Seller to the related borrower (other than Mezzanine Debt and the acquisition of preferred equity interests by the Preferred Interest Holder) and no funds have been received from any person other than, or on behalf of, the related borrower for, or on account of, payments due on the Mortgage Loan;

   (xliii) To the extent required under applicable law, as of the Cut-off Date, the Mortgage Loan Seller was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located;

   (xliv) All collateral for the Mortgage Loans is being transferred as part of the Mortgage Loans;

   (xlv) Except in connection with Crossed-Loans and Pool Loans, no Mortgage Loan requires the mortgagee to release any portion of the Mortgaged Property from the lien of the related Mortgage except upon (a) payment in full or defeasance of the related Mortgage Loan, (b) releases of unimproved out-parcels or (c) releases of portions of the Mortgaged Property which will not have a material adverse effect on the value of the collateral for the related Mortgage Loan;

   (xlvi) Any insurance proceeds in respect of a casualty loss or taking, will be applied either to (a) the repair or restoration of all or part of the related Mortgaged Property, with, in the case of all Mortgage Loans other than Credit Lease Loans and with respect to all casualty losses or takings in excess of 10% of the related loan amount, the mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon;

   (xlvii) A copy of each Form UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property, together with a copy of each Form UCC-2 or UCC-3 assignment, if any, of such financing statement to the Mortgage Loan Seller and a copy of each Form UCC-2 or UCC-3 assignment, if any, of such financing statement executed by the Mortgage Loan Seller in blank which the Trustee or its designee is authorized to complete (and but for the insertion of the name of the assignee and any related filing information which is not yet available to the Mortgage Loan Seller) is in suitable form for filing in the filing office in which such financing statement was filed;

   (xlviii) To the Mortgage Loan Seller's knowledge, (a) all material commercial leases affecting the Mortgaged Properties securing the Mortgage Loans are in full force and effect and (b) there exists no default under any such material commercial lease either by the lessee thereunder or by the related borrower that could give rise to the termination of such lease;

   (xlix) The improvements located on or forming part of each Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property;

   (l) With respect to any Mortgage Loan that pursuant to the mortgage documents can be defeased, the Mortgage Loan cannot be defeased within two years of the Closing Date, the borrower can pledge only United States government securities (within the meaning of section 2(a)(16) of the Investment Company Act of 1940) as the substitute collateral, and the borrower can be required by the Servicer to establish that the release of the lien is to facilitate the disposition of the Mortgaged Property or is in connection with some other customary commercial transaction; and

   (li) With respect to each Mortgage Loan for which there are uncompleted improvements, the only security for such Mortgage Loan (disregarding pledges of rents, third party guarantees and any personal liability of the obligor) is the real property securing such Mortgage Loan and at least 90% of the funds received by the borrower under such Mortgage Loan have been spent or, pursuant to a binding agreement, are required to be spent to acquire and/or improve the related Mortgaged Property.

   If the Mortgage Loan Seller has been notified of a Defect in any Mortgage File or a breach of any of the foregoing representations and warranties (a "Breach"), which, in either case, materially and adversely affects the value of any Mortgage Loan or the interests of the Certificateholders therein, and if the Mortgage Loan Seller cannot cure such Defect or Breach within a period of 90 days following the

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earlier of its receipt of such notice or its discovery of the Defect or
Breach, then the Mortgage Loan Seller will be obligated pursuant to the Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned, together with the Depositor's interests in the Mortgage Loans, by the Depositor to the Trustee) to repurchase the affected Mortgage Loan within such 90-day period at a price (the "Purchase Price") equal to the sum of (i) the outstanding principal balance of such Mortgage Loan as of the date of purchase, (ii) all accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time, to but not including the Due Date in the Due Period of purchase, (iii) all related unreimbursed Servicing Advances plus accrued and unpaid interest on related Advances at the Reimbursement Rate, and unpaid Servicing, Primary Servicing and Special Servicing Fees allocable to such Mortgage Loan and (iv) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Servicer, the Special Servicer, the Depositor and the Trustee in respect of the Defect or Breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation.

   The foregoing repurchase obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any Defect in a Mortgage File or any Breach of the Mortgage Loan Seller's representations and warranties regarding the Mortgage Loans. The Mortgage Loan Seller will be the sole warranting party in respect of the Mortgage Loans sold by the Mortgage Loan Seller to the Depositor, and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Underwriter or any of their affiliates (other than the Mortgage Loan Seller) will be obligated to repurchase any affected Mortgage Loan in connection with a breach of the Mortgage Loan Seller's representations and warranties if the Mortgage Loan Seller defaults on its obligation to do so and no assurance can be given that the Mortgage Loan Seller will fulfill such obligation. However, the Depositor will not include any Mortgage Loan in the Trust Fund if anything has come to the Depositor's attention prior to the Closing Date that causes it to believe that the representations and warranties made by the Mortgage Loan Seller regarding such Mortgage Loan will not be correct in all material respects when made.

   Any Defect or any Breach of a representation or warranty that, in either case, causes any Mortgage Loan not to be a "qualified mortgage" within the meaning of the REMIC provisions of the Code, shall be deemed to materially and adversely affect the interests of Certificateholders therein, requiring the Mortgage Loan Seller to purchase the affected Mortgage Loan from the Trust Fund at the Purchase Price.

SERVICING OF THE MORTGAGE LOANS; COLLECTION OF PAYMENTS

   The Servicer and the Special Servicer will service and administer the Mortgage Loans for which it is responsible on behalf of the Trust Fund and in the best interests of and for the benefit of the Certificateholders (as determined by the Servicer or the Special Servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law and, to the extent consistent with the foregoing, the terms of the respective Mortgage Loans or Specially Serviced Mortgage Loan and, to the extent consistent with the foregoing, the terms of the Pooling and Servicing Agreement and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (i) the same manner in which, and with the same care, skill, prudence and diligence with which the Servicer or Special Servicer, as the case may be, services and administers similar commercial or multifamily mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial or multifamily mortgage lenders servicing their own mortgage loans and (ii) the same care, skill, prudence and diligence with which the Servicer or Special Servicer, as the case may be, services and administers similar commercial or multifamily mortgage loans owned by the Servicer or Special Servicer, as the case may be, in either case exercising reasonable business judgment and acting in accordance with applicable law, the respective Mortgage Loans or Specially Serviced Mortgage Loans, as applicable, and, to the extent not inconsistent with the foregoing, the terms of the Pooling and Servicing Agreement, and with a view to the maximization, on a present value basis (discounting at the related Mortgage
Rate), of timely recovery of principal and interest on the Mortgage Loans or Specially Serviced Mortgage Loans, as applicable, and the best interests of the Trust Fund and the Certificateholders, as determined by the Servicer or the Special Servicer, as the case may be, in its reasonable judgment, but without regard to: (A) any relationship that the Servicer or the Special Servicer, as the case may be, or any affiliate thereof, may have with the related Mortgagor or any other party to

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the Pooling and Servicing Agreement; (B) the ownership of any Certificate by the Servicer or the Special Servicer, as the case may be, or any affiliate thereof; (C) the Servicer's obligation to make Advances; and (D) the Servicer's or the Special Servicer's, as the case may be, right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction (the foregoing, collectively referred to as the "Servicing Standard").

   The Servicer will enter into a sub-servicing agreement (the "Seller-Servicer Agreement") with certain seller-servicers (each, a "Seller-Servicer") pursuant to which, in the event the Servicer is terminated or resigns, the successor to the Servicer (other than the Trustee or its designee) will succeed to the rights and obligations of the Servicer under the Seller-Servicer Agreement. The Seller-Servicer Agreement provides that the Seller-Servicers are not terminable unless certain events of default or termination events occur thereunder. In addition, the Servicer and the Special Servicer are permitted, at their own expense, to employ sub-servicers, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement, but will not thereby be relieved of any such obligation and will remain liable to the Trustee and the Certificateholders for the acts and omissions of any such subservicers, agents or attorneys. The Pooling and Servicing Agreement provides, however, that neither the Servicer, the Special Servicer nor any of their respective directors, officers, employees or agents shall have any liability to the Trust Fund or the Certificateholders for taking any action or refraining from taking an action in good faith, or for errors in judgment. The foregoing provision would not protect the Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement, the breach of certain specified covenants therein or any liability by reason of willful misfeasance, bad faith, fraud or negligence in the performance of its duties or by reason of its grossly negligent disregard of obligations or duties under the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement and the Seller-Servicer Agreement, the Servicer is primarily liable to the Trust Fund for the servicing of Mortgage Loans by the Seller-Servicers and each Seller-Servicer has agreed to indemnify the Servicer for any liability that the Servicer may incur as a result of the Seller-Servicer's failure to perform its obligations under the Seller-Servicer Agreement.

   The Pooling and Servicing Agreement requires the Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, including, if applicable, to receive reimbursement of Servicing Fees and Primary Servicing Fees. Consistent with the above, the Servicer or Special Servicer may, in its discretion, waive any Penalty Charges in connection with any delinquent Monthly Payment or Balloon Payment with respect to any Mortgage Loan. With respect to the ARD Loans, the Servicer and Special Servicer will be directed in the Pooling and Servicing Agreement not to take any enforcement action with respect to payment of Excess Interest or principal in excess of the principal component of the constant Monthly Payment, other than requests for collections, prior to the final maturity date. With respect to any Specially Serviced Mortgage Loan, subject to the restrictions set forth below under "--Realization Upon Mortgage Loans," the Special Servicer will be entitled to pursue any of the remedies set forth in the related Mortgage, including the right to acquire, through foreclosure, all or any of the Mortgaged Properties securing such Mortgage Loan. The Special Servicer may elect to extend a Mortgage Loan (subject to conditions described herein) notwithstanding its decision to foreclose on certain of the Mortgaged Properties.

   The Mortgage Loan Seller established a single Cash Collateral Account for all of the New Store Loans in connection with the origination thereof. The amount on deposit in the Cash Collateral Account relating to a New Store Loan is generally equal to the sum of an amount for budgeted construction costs for the related New Store, an amount for certain contingency costs and an amount sufficient to pay interest on such New Store Loan for six months (the period within which the tenant or the lease guarantor, CVS Corporation ("CVS"), has guaranteed completion of such New Store). Pursuant to the terms of the Pooling and Servicing Agreement, the Servicer will be obligated to:
(i) administer draw requests from such Cash Collateral Account, (ii) obtain and review title insurance policy date-down reports and forward copies of any such reports to the Special Servicer and CVS, (iii) compare the construction budget for the related New Store to the prototype construction budget and the related appraised value and (iv) prior to the final disbursement for the related New Store Loan, perform or cause to be performed an inspection for the sole purpose of confirming that a New Store has been built at the specified site. If the Servicer

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receives any change order request which CVS certifies does not result in an aggregate change of more than 10 percent in the budget and does not vary from the appraisal by more than 10 percent, the Servicer will approve such change order. The Servicer may not approve any other change orders without the consent of the Special Servicer. If the Servicer receives any draw request which would require advancing more funds than are available under a New Store Loan after netting out required retainage and construction period interest, the Servicer may not fund such draw request without receiving written instructions from the Special Servicer. If the Servicer receives a final draw request which would require advancing more funds than are available in the related Cash Collateral Account, including any retainage amounts, but excluding the construction period interest reserve, the Servicer may not fund such final draw request until receiving written instructions from the Special Servicer. Any such activity by the Special Servicer will not constitute a Servicing Transfer Event. Pursuant to the terms of a sub-servicing agreement between the Servicer and a sub-servicer (the "CVS Sub-Servicer") selected by the Mortgage Loan Seller and CVS, the CVS Sub-Servicer will be delegated the responsibilities of the Servicer with respect to the New Store Loans. After completion of a New Store, the CVS Sub-Servicer will continue to administer and sub-service the related New Store Loan. Both before and after the completion of a New Store, the fees of the CVS Sub-Servicer will be separately paid by CVS and therefore no Primary Servicing Fee is applicable with respect to such Mortgage Loans.

ADVANCES

   On the business day immediately preceding each Distribution Date (the "Servicer Remittance Date"), the Servicer will be obligated, subject to the recoverability determination described below, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount equal to (but subject to reduction as described in the following paragraph) the aggregate of: (i) all Monthly Payments (net of any related Servicing Fees and Primary Servicing Fees, except to the extent that the related borrower is obligated to reimburse such fees, as provided herein), other than Balloon Payments, which were due during any related Due Period and delinquent (or not advanced by any sub-servicer) as of the business day preceding such Servicer Remittance Date; and (ii) in the case of each Mortgage Loan delinquent in respect of its Balloon Payment as of the end of the related Due Period (including any REO Loan as to which the Balloon Payment would have been past due), an amount (the "Assumed Scheduled Payment") equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Mortgage Note or the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment had not become due, after giving effect to any modification of such Mortgage Loan, and (b) interest on the Stated Principal Balance of such Mortgage Loan at the applicable Net Mortgage Rate (net of interest at the Servicing Fee Rate, except to the extent that the related borrower is obligated to reimburse Servicing Fees). The Servicer's obligations to make P&I Advances in respect of any Mortgage Loan or REO Property will continue through liquidation of such Mortgage Loan or disposition of such REO Property, as the case may be. To the extent the Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee is obligated to make such required P&I Advance pursuant to the Pooling and Servicing Agreement.

   With respect to Loan No. 112, the related Mortgage Loan provides for a five-day grace period for payment defaults. As a result, failure to make payments on such Mortgage Loan by the P&I Advance Date in a given month may not constitute an event of default thereunder. Pursuant to the Pooling and Servicing Agreement, the Servicer has agreed to make a P&I Advance with respect to such Mortgage Loan for any month in which such grace period is still in effect on the related Servicer Remittance Date and not charge interest thereon at the Reimbursement Rate until after such grace period has ended or unless an event of default has otherwise occurred thereunder. For the purposes of determining whether a Servicing Transfer Event has occurred or reporting the number of P&I Advances made with respect to a given Distribution Date, any P&I Advance made during such grace period with respect to such loan will not be counted unless the related Monthly Payment has not been received by the end of such grace period.

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   With respect to any Distribution Date, the amount required to be advanced in respect of delinquent Monthly Payments or Assumed Scheduled Payments on a Mortgage Loan that has been subject to an Appraisal Reduction Event will equal the amount that would be required to be advanced by the Servicer without giving effect to the Appraisal Reduction less any Appraisal Reduction Amount with respect to such Mortgage Loan for such Distribution Date. Neither the Servicer nor the Trustee will be required or permitted to make a P&I Advance for Penalty Charges, Yield Maintenance Charges, Excess Interest, Balloon Payments or Prepayment Premiums. If the monthly payment on any Mortgage Loan has been reduced or if the final maturity on any Mortgage Loan is extended in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer, and the monthly payment due and owing during the extension period is less than the related Assumed Scheduled Payment, then the Servicer shall, as to such Mortgage Loan only, advance only the amount of the monthly payment due and owing after taking into account such reduction (net of related Primary Servicing Fees and Servicing Fees, except to the extent the related borrower is obligated to reimburse such amounts), in the event of subsequent delinquencies thereon.

   In addition to P&I Advances, the Servicer will also be obligated (subject to the limitations described herein) to make advances ("Servicing Advances" and, collectively with P&I Advances, "Advances") in connection with the servicing and administration of any Mortgage Loan or in connection with the servicing and administration of any Mortgaged Property or REO Property, to pay delinquent real estate taxes, assessments, hazard insurance premiums, environmental inspections and remediation, operating, leasing, managing and liquidation expenses for REO Properties and to cover other similar costs and expenses. To the extent that the Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and a responsible officer of the Trustee has been notified in writing of such failure, the Trustee will make such required Servicing Advance pursuant to the Pooling and Servicing Agreement.

   The Servicer or the Trustee, as applicable, will be entitled to recover any Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such Advance was made, whether in the form of related payments, insurance and condemnation proceeds, Liquidation Proceeds, any revenues from REO Properties or otherwise from the Mortgage Loan ("Related Proceeds"). Notwithstanding the foregoing, neither the Servicer nor the Trustee will be obligated to make any Advance that it determines in its reasonable good faith judgment would, if made, not be recoverable (including interest thereon) out of Related Proceeds (a "Nonrecoverable Advance"), and the Servicer or the Trustee will be entitled to recover any Advance that it so determines to be a Nonrecoverable Advance out of general funds on deposit in the Certificate Account. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

   In connection with its recovery of any Advance, each of the Servicer and the Trustee will be entitled to be paid, out of any amounts then on deposit in the Certificate Account, interest at the Prime Rate (the "Reimbursement Rate") accrued on the amount of such Advance from the date made to but not including the date of reimbursement.

   The "Prime Rate" shall be the rate, for any day, set forth as such in the "Money Rates" section of The Wall Street Journal, New York edition. Each Distribution Date Statement delivered by the Trustee to the Certificateholders will contain information relating to the amount of Advances made with respect to the related Distribution Date. See "--Reports to Certificateholders; Available Information" herein.

APPRAISAL REDUCTIONS

   After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan, an Appraisal Reduction will be calculated for such Mortgage Loan. An "Appraisal Reduction Event" will occur on the earliest of (i) the third anniversary of the date on which the first extension of the maturity date of a Mortgage Loan becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, which extension does not decrease the aggregate amount of Monthly Payments on the Mortgage Loan, (ii) 120 days after an uncured delinquency occurs in respect of a Mortgage Loan, (iii) the date on which a reduction in the amount of Monthly Payments on a Mortgage Loan, or a change in any other

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material economic term of the Mortgage Loan (other than an extension of its maturity) becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, (iv) 60 days after a receiver has been appointed, (v) 60 days after a borrower declares bankruptcy and (vi) immediately after a Mortgage Loan becomes an REO Loan; provided, however, that an Appraisal Reduction Event shall not occur at any time when the aggregate Certificate Balances of all Classes of Certificates (other than the Senior Certificates) have been reduced to zero. The "Appraisal Reduction" for any Distribution Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred will be an amount equal to the excess, if any, of (a) the outstanding Stated Principal Balance of such Mortgage Loan over
(b) the excess of (i) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more independent MAI appraisals with respect to any Mortgage Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which shall be paid by the Servicer as a Servicing Advance) or (B) by an independent MAI appraisal or an internal valuation performed by the Special Servicer with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000 over (ii) the sum of (A) to the extent not previously advanced by the Servicer or the Trustee, all unpaid interest on such Mortgage Loan at a per annum rate equal to its Mortgage Rate, (B) all unreimbursed Advances and interest thereon at the Reimbursement Rate in respect of such Mortgage Loan and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums, ground rents and all other amounts due and unpaid with respect to such Mortgage Loan (which taxes, assessments, premiums, ground rents and other amounts have not been subject to an Advance by the Servicer or the Trustee and/or for which funds have not been escrowed). If required to obtain an MAI appraisal pursuant to the foregoing, the Special Servicer must receive such appraisal within 60 days of the occurrence of such event (taking into account the passage of any time period set forth in the definition of Appraisal Reduction Event). If such appraisal is not received by such date or if, for any Mortgage Loan with a Stated Principal Balance of $1,000,000 or less, the Special Servicer elects not to obtain an appraisal, the Appraisal Reduction for the related Mortgage Loan will be 35% of the Stated Principal Balance of such Mortgage Loan as of the date of the related Appraisal Reduction Event. On the first Determination Date occurring on or after the delivery of such MAI appraisal, the Special Servicer will be required to calculate and report to the Servicer, and the Servicer will report to the Trustee, the Appraisal Reduction to take into account such appraisal.

   As a result of calculating an Appraisal Reduction with respect to a Mortgage Loan, the P&I Advance for such Mortgage Loan for the related Servicer Remittance Date will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Subordinate Certificates in reverse alphabetical order of the Classes. See "--Advances" above. The "Appraisal Reduction Amount" for any Distribution Date and any Mortgage Loan for which an Appraisal Reduction has been calculated will equal the product of (i) the Reduction Rate (as defined below) for such Distribution Date and (ii) the Appraisal Reduction with respect to such Mortgage Loan. The "Reduction Rate" will be a rate per annum equal to the average of the Pass-Through Rates of each Class to which Appraisal Reductions have been allocated pursuant to the Pooling and Servicing Agreement, weighted on the basis of the amount of the Appraisal Reductions allocated to each such Class. In addition, Appraisal Reductions will be allocated to the Subordinate Certificates in reverse alphabetical order of the Classes for purposes of determining Voting Rights and the identity of the Controlling Class. See "--Voting Rights" below and "--Realization Upon Mortgage Loans" herein.

   With respect to each Mortgage Loan as to which an Appraisal Reduction has occurred (unless such Mortgage Loan has become a Corrected Mortgage Loan and has remained current for twelve consecutive Monthly Payments and no other Appraisal Reduction Event has occurred and is continuing), the Special Servicer is required, within 30 days before each anniversary of such Appraisal Reduction Event, to order an appraisal (which may be an update of a prior appraisal) or, with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000, perform an internal valuation or obtain an appraisal (which may be an update of a prior appraisal), the cost of which shall be paid by the Servicer as a Servicing Advance recoverable from the Trust Fund. Based upon such appraisal, internal valuation or, as described in the second preceding paragraph, percentage calculation of the Appraisal Reduction, as the case may be, the Special Servicer shall redetermine and report to the Trustee and the Servicer the amount of the Appraisal Reduction with respect to such Mortgage Loan, and such redetermined Appraisal Reduction

                              S-149
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shall replace the prior Appraisal Reduction with respect to such Mortgage
Loan. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal or perform an internal valuation, as the case may be, with respect to a Mortgage Loan which is the subject of an Appraisal Reduction Event if the Special Servicer has obtained an appraisal with respect to the related Mortgaged Property within the 12-month period immediately prior to the occurrence of such Appraisal Reduction Event. Instead, the Special Servicer may use such prior appraisal in calculating any Appraisal Reduction with respect to such Mortgage Loan.

   With respect to each Mortgage Loan as to which an Appraisal Reduction has occurred and which has become current and has remained current for twelve consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, the Special Servicer may, within 30 days after the date of such twelfth Monthly Payment, order an appraisal (which may be an update of a prior appraisal) or, with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000, perform an internal valuation or obtain an appraisal (which may be an update of a prior appraisal), the cost of which shall be paid by the Servicer as a Servicing Advance recoverable from the Trust Fund. Based upon such appraisal, the Special Servicer shall redetermine and report to the Trustee the amount of the Appraisal Reduction with respect to such Mortgage Loan, and such redetermined Appraisal Reduction shall replace the prior Appraisal Reduction with respect to such Mortgage Loan.

ACCOUNTS

   Lockbox Accounts. With respect to 181 Mortgage Loans, which represent in the aggregate 98.10% of the initial Trust Fund balance, one or more accounts in the name of the related borrower (which are the Lockbox Accounts) have been, or upon the occurrence of certain events will be, established into which rents or other revenues from the related Mortgaged Properties are deposited by the related tenants or manager. Agreements governing the Lockbox Accounts provide that the borrower has no withdrawal or transfer rights with respect thereto and that all funds on deposit in the Lockbox Accounts are periodically swept into the Cash Collateral Accounts (as defined below). Additionally, for substantially all ARD Loans for which a Lockbox Account has not already been established such loans require the related mortgagee to establish a Lockbox Account prior to its Anticipated Repayment Date. The Lockbox Accounts will not be assets of the Trust Fund.

   Cash Collateral Accounts. With respect to each Mortgage Loan that has a Lockbox Account, one or more accounts in the name of the Servicer (the "Cash Collateral Accounts") have been established into which funds in the related Lockbox Accounts will be swept on a regular basis. Unless certain trigger events occur as specified in the related Mortgage Loan, any excess over the amount necessary to fund the Monthly Payment, the Escrow Accounts and any other amounts due under the Mortgage Loans will be returned to or retained by the related borrower, provided, that, no event of default of which the Servicer is aware has occurred and is continuing with respect to such Mortgage Loan. However, as described under "Description of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans -- Excess Interest," after the respective Anticipated Repayment Date, if applicable, all or substantially all amounts in the related Cash Collateral Account in excess of the amount necessary to fund the Monthly Payment and Escrow Accounts will be applied to (i) operating and capital expenses, (ii) the reduction of the principal balance of the related Mortgage Loan until such principal is paid in full and (iii) Excess Interest, in that order. The Cash Collateral Accounts will not be an asset of the Trust Fund.

   Certificate Account. The Servicer will establish and maintain a segregated account (the "Certificate Account") pursuant to the Pooling and Servicing Agreement, and on each Due Date withdraw from each Cash Collateral Account an amount equal to the Monthly Payment on the related Mortgage Loan and deposit such amount into the Certificate Account for application towards the Monthly Payment, net of Servicing Fees and Primary Servicing Fees and other amounts due the Servicer or applicable Seller-Servicer and not required to be deposited into the Certificate Account. The Servicer will also deposit into the Certificate Account within one business day of receipt all other payments in respect of the Mortgage Loans, other than amounts to be deposited into any Escrow Account, net of Servicing Fees and Primary Servicing Fees and other amounts due the Servicer or applicable Seller-Servicer and not required to be deposited into the Certificate Account.

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    Distribution Accounts. The Trustee will establish and maintain one or more segregated accounts (the "Lower-Tier Distribution Account") in the name of the Trustee for the benefit of the holders of Certificates. With respect to each Distribution Date, the Servicer will deliver to the Trustee for deposit into the Lower-Tier Distribution Account, to the extent of funds on deposit in the Certificate Account, on the Servicer Remittance Date an aggregate amount of immediately available funds. The Servicer will deposit all P&I Advances into the Lower-Tier Distribution Account on the related Servicer Remittance Date. To the extent the Servicer fails to do so, the Trustee shall deposit all P&I Advances into the Lower-Tier Distribution Account as described herein. See "Description of the Offered Certificates -- Distributions" herein.

   Interest Reserve Account. The Servicer will establish and maintain an Interest Reserve Account ("Interest Reserve Account") in the name of the Trustee for the benefit of the holders of the Certificates. On each Servicer Remittance Date in any February and on any Servicer Remittance Date in any January which occurs in a year which is not a leap year, the Servicer will be required to deposit, in respect of the Mortgage Loans that accrue on an Actual/360 basis, into the Interest Reserve Account, an amount withheld from the related Monthly Payment or Advance equal to one day's interest collected on the Stated Principal Balance of such Mortgage Loan as of the Due Date occurring in the month preceding the month in which such Servicer Remittance Date occurs at the related Mortgage Rate, to the extent a full Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January and February, "Withheld Amounts"). On each Servicer Remittance Date occurring in March, the Servicer will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding December and January Interest Accrual Periods, if any, and deposit such amount (excluding any net investment income thereon) into a Distribution Account.

   The Trustee will also establish and maintain one or more segregated accounts for each of the "Upper-Tier Distribution Account" and the "Excess Interest Distribution Account", each in the name of the Trustee for the benefit of the holders of the Certificates.

   The Cash Collateral Accounts, Certificate Account, any REO Account, the Escrow Accounts, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account and the Excess Interest Distribution Account will be held in the name of the Trustee (or the Servicer on behalf of the Trustee) on behalf of the holders of Certificates and the Servicer will be authorized to make withdrawals from the Cash Collateral Accounts, the Certificate Account and the Interest Reserve Account. Each of the Cash Collateral Account, Certificate Account, any REO Account, the Interest Reserve Account, the Escrow Accounts and the Excess Interest Distribution Account will be either (i) (A) an account or accounts maintained with a depository institution or trust company the short term unsecured debt obligations or commercial paper of which are rated at least "A-1" by S&P, "P-1" by Moody's and "F-1+" by Fitch (if rated by Fitch) in the case of accounts in which funds are held for 30 days or less (or, in the case of accounts in which funds are held for more than 30 days, the long term unsecured debt obligations of which are rated at least "A+" by Fitch (if rated by Fitch), "AA-" by S&P and "Aa3" by Moody's, each, as defined herein) or (B) as to which the Trustee has received written confirmation from each of the Rating Agencies that holding funds in such account would not cause any Rating Agency to qualify, withdraw or downgrade any of its then current ratings on the Certificates or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution, is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b), having in either case a combined capital surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority, or any other account that, as evidenced by a written confirmation from each Rating Agency that such account would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates, which may be an account maintained with the Trustee or the Servicer (an "Eligible Bank"). Amounts on deposit in the Certificate Account, Excess Interest Distribution Accounts, any Servicing Accounts, Cash Collateral Account, any REO Account and the Interest Reserve Account may be invested in certain United States government securities and other high-quality investments specified in the Pooling and Servicing Agreement ("Permitted Investments"). Interest or other income earned on funds in the Certificate Account, Excess Interest Distribution Account, any

                              S-151
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Escrow Accounts and Cash Collateral Accounts will be paid to the Servicer
(except to the extent required to be paid to the related borrower) as additional servicing compensation and interest or other income earned on funds in any REO Account will be payable to the Special Servicer. Interest or other income earned on funds in the Interest Reserve Account will be paid to the Mortgage Loan Seller. Amounts on deposit in the Distribution Accounts shall remain uninvested.

WITHDRAWALS FROM THE CERTIFICATE ACCOUNT

   The Servicer may make withdrawals from the Certificate Account for the following purposes, to the extent permitted and in the priorities provided in the Pooling and Servicing Agreement: (i) to remit to the Trustee for deposit in the Distribution Accounts the amounts required to be remitted or that may be applied to make P&I Advances; (ii) to pay itself unpaid Servicing Fees or to pay any unpaid Primary Servicing Fees, and the Special Servicer unpaid Special Servicing Fees, Liquidation Fees and Workout Fees; (iii) to reimburse itself or the Trustee, for unreimbursed P&I Advances; (iv) to reimburse itself or the Trustee, for unreimbursed Servicing Advances; (v) to reimburse itself or the Trustee, for Nonrecoverable Advances; (vi) to pay itself or the Trustee, any interest accrued and payable thereon for any unreimbursed P&I Advances, Servicing Advances or Nonrecoverable Advances; (vii) to reimburse itself, the Special Servicer, the Depositor or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any breach or defect giving rise to a repurchase obligation of the Mortgage Loan Seller, or the enforcement of such obligation, under the Mortgage Loan Purchase Agreement; (viii) to pay itself, as additional servicing compensation any net investment earnings and Penalty Charges on Mortgage Loans (other than Specially Serviced Mortgage Loans), but only to the extent collected from the related Mortgagor; and to pay the Special Servicer, as additional servicing compensation, Penalty Charges on Specially Serviced Mortgage Loans; (ix) to recoup any amounts deposited in the Certificate Account in error; (x) to pay itself, the Special Servicer, the Depositor or any affiliate, and their respective directors, officers, employees and agents, any amounts payable pursuant to any indemnification clauses in the Pooling and Servicing Agreement; (xi) to pay for (a) the cost of the opinions of counsel for purposes of REMIC Administration or amending the Pooling and Servicing Agreement and (b) the cost of obtaining an REO Extension; (xii) to pay for any and all federal, state and local taxes imposed on the Upper-Tier REMIC, the Lower-Tier REMIC or either of their assets or transactions; (xiii) to reimburse the Servicer and the Special Servicer for expenses incurred by and reimbursable to each of them by the Trust Fund; (xiv) to pay to any Person, with respect to each Mortgage Loan previously purchased by such Person, all amounts received thereon subsequent to the date of purchase; (xv) to pay for costs and expenses incurred by the Trust Fund due to actions taken pursuant to an environmental assessment; and
(xvi) to clear and terminate the Certificate Account.

ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES

   The Mortgage Loans contain provisions in the nature of "due-on-sale" clauses, which by their terms (a) provide that the Mortgage Loans shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or (b) provide that the Mortgage Loans may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer. The Special Servicer will be required to enforce any such due-on-sale clause, unless the Special Servicer determines, in accordance with the Servicing Standard, that granting such consent would likely result in a greater recovery, on a present value basis (discounting at the related Mortgage Rate), than would enforcement of such clause. If the Special Servicer determines that granting such consent would likely result in a greater recovery, the Special Servicer, is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, provided that (a) the credit status of the prospective transferee is in compliance with the Special Servicer's regular commercial mortgage origination or Servicing Standard and criteria and the terms of the related Mortgage and (b) with respect to any Mortgage Loan (i) the principal balance of which is $20,000,000 or more or (ii) that is a Mortgage Loan, part of a group of Crossed Loans or a group of Related Borrower Loans that, in each case, in the aggregate represents 5% or more of the aggregate outstanding. Certificate Balance of all Classes at such time, the Special Servicer has received written confirmation from each of Fitch, Moody's and S&P that such assumption or substitution would not, in and of itself, cause a

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downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates. No assumption agreement may contain any terms that are different from any term of any Mortgage or related Mortgage Note, except pursuant to the provisions described under "--Realization Upon Mortgage Loans" and "--Modifications," herein.

   The consent of the Special Servicer and, except as described herein, the receipt of a rating confirmation will not be required in the event that the holder of Mezzanine Debt forecloses upon the equity in a borrower under a Mortgage Loan.

   The Mortgage Loans contain provisions in the nature of a "due-on-encumbrance" clause which by their terms (a) provide that the Mortgage Loans shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property or (b) require the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property. The Special Servicer will be required to enforce such due-on-encumbrance clauses and in connection therewith will be required to
(i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance unless the Special Servicer, (x) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Trust Fund and (y) receives prior written confirmation from each of Fitch, Moody's and S&P, that (1) not accelerating payments on the related Mortgage Loan or (2) granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the Certificates. See "Certain Legal Aspects of the Mortgage Loans -- Enforceability of Certain Provisions -- Due-on-Sale Provisions and Secondary Financing; Due-on-Encumbrance Provisions" in the Prospectus.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

   The Servicer (or, with respect to the Specially Serviced Mortgage Loans, the Special Servicer) will perform (at its own expense), or shall cause to be performed (at its own expense), physical inspections of each Mortgaged Property at such times and in such manner as are consistent with the Servicing Standard, but in any event shall inspect each Mortgaged Property securing a Mortgage Note with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in January 1998; provided, however, that if the related Mortgage Loan (i) has a DSCR of less than 1.0x, (ii) becomes a Specially Serviced Mortgage Loan, or (iii) is delinquent for 60 days, the Special Servicer shall inspect the related Mortgaged Property as soon as practicable and thereafter at least every 12 months for so long as such condition exists. The Special Servicer or the Servicer, as applicable, will prepare a written report of each such inspection describing the condition of the Mortgaged Property.

   Most of the Mortgages obligate the related borrower to deliver quarterly, and all Mortgages require annual, property operating statements. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Special Servicer or the Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

INSURANCE POLICIES

   To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the Servicer (or, with respect to the Specially Serviced Mortgage Loans, the Special Servicer) will use its reasonable best efforts to cause each Mortgagor to maintain, and if the Mortgagor does not so maintain, shall itself maintain to the extent available at commercially reasonable rates (as determined by the Servicer in accordance with the Servicing Standard), any insurance policy coverage determined to be applicable by the Servicer or, with respect to any Specially Serviced Mortgage Loan, by the Special Servicer, in accordance with the Servicing Standard. The coverage of each such policy will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing such Mortgage Loan or the outstanding principal balance owing on such Mortgage Loan. During all such times as the Mortgaged Property is located in an area identified as a federally designated special flood hazard area (and such flood insurance has been made available), the Servicer or the Special Servicer, as applicable, will use its reasonable best efforts to cause each Mortgagor to maintain (to the extent required by the related

                              S-153
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Mortgage Loan), and if the Mortgagor does not so maintain, shall itself maintain to the extent available at commercially reasonable rates (as determined by the Servicer or the Special Servicer, as applicable, in accordance with the Servicing Standard), a flood insurance policy in an amount representing coverage not less than the lesser of (i) the outstanding principal balance of the related Mortgage Loan and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. The Special Servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property in an amount that is not less than the lesser of the full replacement cost of the improvements on such Mortgaged Property or the outstanding principal balance owing on such Mortgage Loan. In addition, during all such times as the REO Property is located in an area identified as a federally designated special flood hazard area, the Special Servicer will cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. The Pooling and Servicing Agreement provides that the Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the Mortgage Loans. Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the Servicer in maintaining any such insurance policy if the borrower defaults on its obligation to do so shall be advanced by the Servicer as a Servicing Advance and will be charged to the related borrower.

EVIDENCE AS TO COMPLIANCE

   The Pooling and Servicing Agreement requires the Servicer and the Special Servicer to cause a firm of nationally recognized independent public accountants, which is a member of the American Institute of Certified Public Accountants, to furnish to the Trustee, the Depositor and the Rating Agencies on or before March 15 of each year, beginning March 15, 1998, a statement to the effect that such firm has examined the servicing operations of the reporting person and that on the basis of their examination, conducted substantially in compliance with the Uniform Single Attestation Program ("USAP") for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (the "Audit Program"), the Servicer and the Special Servicer have complied with the minimum servicing standards identified in USAP or the Audit Program, in all material respects, except for such significant exceptions or errors in records that, in the opinion of each such firm, the USAP or the Audit Program require such firm to report, in which case such exceptions and errors shall be so reported.

   The Pooling and Servicing Agreement also requires the Servicer to deliver to the Trustee, the Depositor and the Rating Agencies on or before March 15 of each year, beginning March 15, 1998, an officer's certificate of the Servicer stating that, to the best of such officer's knowledge, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects throughout the preceding year or, if there has been a material default, specifying each material default known to such officer and the action proposed to be taken with respect thereto.

CERTAIN MATTERS REGARDING THE DEPOSITOR, THE TRUSTEE, THE SERVICER AND THE SPECIAL SERVICER

   The Pooling and Servicing Agreement permits the Depositor, the Servicer and the Special Servicer to resign from their respective obligations thereunder only upon (a) with respect to the Servicer or Special Servicer, the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will, in and of itself, not result in a downgrade, withdrawal or qualification of the then applicable rating assigned by such Rating Agency to any Class of Certificates or (b) a determination that such obligations are no longer permissible under applicable law. No such resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

   The Pooling and Servicing Agreement will provide that none of the Servicer, the Special Servicer, the Trustee (whether acting in such capacity or as the Authenticating Agent or Certificate Registrar), the

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Depositor, the Directing Certificateholder or any affiliate, director, officer, employee or agent of any of them will be under any liability to the Trust Fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Servicer, the Special Servicer, the Trustee, the Directing Certificateholder, the Depositor or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties thereunder or by reason of grossly negligent disregard of such obligations and duties. The Pooling and Servicing Agreement will also provide that the Servicer, the Special Servicer, the Trustee (whether acting in such capacity or as the Authenticating Agent or Certificate Registrar), the Depositor, the Directing Certificateholder and any affiliate, director, officer, employee or agent of any of them will be entitled to indemnification by the Trust Fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling and Servicing Agreement, the Mortgage Loans or the Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of grossly negligent disregard of such obligations or duties, or in the case of the Depositor and any of its directors, officers, employees and agents, any violation by any of them of any state or federal securities law.

   In addition, the Pooling and Servicing Agreement will provide that none of the Servicer, the Special Servicer, the Trustee (whether acting in such capacity or as the Authenticating Agent or Certificate Registrar), the Directing Certificateholder or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement and that in its opinion may involve it in any expense or liability. However, each of the Servicer, the Special Servicer, the Trustee, the Directing Certificateholder and the Depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Trust Fund, and the Servicer, the Special Servicer, the Trustee, the Directing Certificateholder or the Depositor, as the case may be, will be entitled to reimbursement from the Certificate Account or Lower-Tier Distribution Account, as applicable, therefor.

   Pursuant to the Pooling and Servicing Agreement, the Servicer and Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Servicer or the Special Servicer will be allowed to self-insure with respect to a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

   Any person into which the Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the Servicer, the Special Servicer or the Depositor, will be the successor of the Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement; provided, however, that such merger, consolidation or succession will not, or has not, resulted in a withdrawal, downgrade or qualification of the then current ratings of the Certificates that have been so rated, as confirmed in writing by each Rating Agency. The Servicer and the Special Servicer may have other normal business relationships with the Depositor or the Depositor's affiliates.

EVENTS OF DEFAULT

   "Events of Default" under the Pooling and Servicing Agreement with respect to the Servicer or the Special Servicer, as the case may be, will include, without limitation, (i) any failure by the Servicer to make any remittance required to be made by the Servicer by 4:00 p.m. on the Servicer Remittance Date; (ii) any failure by the Special Servicer to deposit into the REO Account, or to remit to the Servicer for deposit

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in the Certificate Account, any such remittance required to be made by the
Special Servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement; (iii) any failure by the Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days (or fifteen days for payment of premiums on any insurance policies or 60 days so long as such Servicer is in good faith diligently pursuing such obligation) after written notice thereof has been given to the Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Servicer or the Special Servicer, the Depositor and the Trustee, by Certificateholders of any Class, evidencing, as to such Class, Percentage Interests aggregating not less than 25%; (iv) any breach by the Servicer or Special Servicer of a representation or warranty contained in the Pooling and Servicing Agreement which materially and adversely affects the interests of the Certificates and continues unremedied for thirty days; (v) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Servicer or the Special Servicer, and certain actions by or on behalf of the Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations; and
(vi) the Trustee shall have received written notice from any Rating Agency that the continuation of the Servicer or the Special Servicer in such capacity would result, or has resulted, in a downgrade, qualification or withdrawal of any rating then assigned by such Rating Agency to any Class of Certificates if the Servicer or Special Servicer is not replaced.

RIGHTS UPON EVENT OF DEFAULT

   If an Event of Default occurs with respect to the Servicer or the Special Servicer under the Pooling and Servicing Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the Trustee will be authorized, and at the direction of Certificateholders entitled to not less than 51% of the Voting Rights, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements as the terminated party. If the Trustee is unwilling or unable so to act or is not approved by each Rating Agency, it may (or, at the written request of Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint as successor to the Servicer or Special Servicer, as the case may be, any established mortgage loan servicing institution or other entity as to which the Trustee has received written notice from each Rating Agency that such appointment would not result in the downgrading, qualification or withdrawal of the then current ratings assigned to any Class of Certificates by such Rating Agency.

   No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Certificates or the Pooling and Servicing Agreement unless such holder previously has given to the Trustee written notice of default and the continuance thereof and unless the holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interests constituting such Class have made written request upon the Trustee to institute such proceeding in its own name (as Trustee thereunder) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

   The Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or with this Prospectus Supplement

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or the Prospectus or to correct any error, (iii) to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or the REO Account, provided that (A) the Servicer Remittance Date shall not be later than the related Distribution Date, (B) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) such change would not result in the downgrading, qualification or withdrawal of the then current ratings assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency, (iv) to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the Trust Fund (or either the Upper-Tier REMIC or Lower-Tier REMIC) as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) such action will not adversely affect in any material respect the interests of any holder of the Certificates or (B) to restrict the transfer of the Residual Certificates, provided that the Depositor has determined that the then-current ratings of any Class of the Certificates will not be downgraded, qualified or withdrawn, as evidenced by a letter from each Rating Agency, and that any such amendment will not give rise to a federal tax with respect to the transfer of the Residual Certificates to a non-permitted transferee (see "Certain Federal Income Tax Consequences" in the Prospectus), (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any Certificateholder or (vi) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then current ratings assigned to each Class of Certificates by each Rating Agency as confirmed in writing.

   The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each Class affected thereby evidencing, in each case, not less than 66 2/3% of the aggregate Percentage Interests constituting such Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class without the consent of the holder of such Certificate, (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates of such Class then outstanding, (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the holders of all Certificates of such Class then outstanding and (iv) amend the section of the Pooling and Servicing Agreement that relates to the provisions described in this paragraph.

   Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel (at the Trust Fund's expense) to the effect that such amendment or the exercise of any power granted to the Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the REMIC constituted by the Trust Fund or cause the Trust Fund (or either the Upper-Tier REMIC or Lower-Tier REMIC) to fail to qualify as a REMIC.

VOTING RIGHTS

   For any date of determination, the voting rights for the Certificates (the "Voting Rights") shall be allocated among the respective Classes of Certificateholders as follows: (i) 2% in the case of the Class A-X Certificates, and (ii) in the case of any other Class of Certificates (other than the Class V-1 and the Residual Certificates), a percentage equal to the product of 98% and a fraction, the numerator of which is the aggregate Certificate Balance of such Class, in each case, determined as of the Distribution Date immediately preceding such date of determination, and the denominator of which is equal to the aggregate Certificate Balance of all Classes of Certificates, each determined as of the Distribution Date immediately preceding such date of determination. None of the Class V-1, Class R or Class LR Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of any Class shall be deemed reduced by allocation of Collateral Support Deficit to

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such Class. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, none of the Servicer, the Special Servicer, the Depositor or any affiliate will be entitled to exercise any Voting Rights with respect to any Certificates registered in its name, if such consent, approval or waiver would in any way increase its compensation or limit its obligations in such capacity under the Pooling and Servicing Agreement; provided, however, the Servicer and Special Servicer will be entitled to exercise such Voting Rights as to matters which could adversely affect its compensation or increase its liabilities or obligations; provided, however, that such restrictions will not apply to the exercise of the Special Servicer's rights as a member of the Controlling Class.

REALIZATION UPON MORTGAGE LOANS

   Pursuant to the Pooling and Servicing Agreement, if a default on a Mortgage Loan has occurred or, in the Special Servicer's judgment, a payment default is imminent, the Special Servicer, on behalf of the Trust Fund, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage or otherwise acquire title to the related Mortgaged Property. The Special Servicer shall not, however, acquire title to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be a Servicing Advance) and either:

   (i) such report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

   (ii) the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to increase the net proceeds of the liquidation of such Mortgaged Property, than not taking such actions.

   The Pooling and Servicing Agreement grants to the Special Servicer a right (or to the Servicer, to the extent that the Special Servicer does not exercise its right) to purchase from the Trust Fund, at the Purchase Price, any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, the Special Servicer may offer to sell any defaulted Mortgage Loan if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery, on a present value basis, than would liquidation of the related Mortgaged Property. In the absence of any such sale, the Special Servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion above.

   If title to any Mortgaged Property is acquired by the Trust Fund, the Special Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within two years of acquisition, unless (i) the Internal Revenue Service (the "IRS") grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund for more than two years after its acquisition will not result in the imposition of taxes on "prohibited transactions" on the REMIC constituted by the Trust Fund or cause the Trust Fund (or either the Upper-Tier REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. The Special Servicer will also be required to ensure that any REO Property acquired by the Trust Fund is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the Trust Fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, will retain an independent contractor to manage and operate such property. The

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retention of an independent contractor, however, will not relieve the Special
Servicer of its obligation to manage such Mortgaged Property as required under the Pooling and Servicing Agreement.

   Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxed on income received with respect to a Mortgaged Property acquired by the Trust Fund to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Trust Fund, presumably allocated based on the value of any non-qualifying services, would not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the Trust Fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. Any such taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax Consequences."

   To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (i) the outstanding principal balance of such Mortgage Loan, (ii) interest accrued thereon, (iii) interest accrued on any P&I Advances made with respect to such Mortgage Loan and (iv) the aggregate amount of outstanding reimbursable expenses (including any unreimbursed Servicing Advances and unpaid and accrued interest on such Advances) incurred with respect to such Mortgage Loan, then the Trust Fund will realize a loss in the amount of such shortfall. The Trustee, the Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of such Mortgage Loan, certain unreimbursed expenses incurred with respect to such Mortgage Loan and any unreimbursed Advances made with respect to such Mortgage Loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Servicer or Trustee on any such Advances.

   If any Mortgaged Property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Servicer will not be required to expend its own funds to effect such restoration unless (i) the Special Servicer determines that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Special Servicer or the Servicer, as the case may be, for its expenses and (ii) the Servicer determines that such expenses will be recoverable by it from related Liquidation Proceeds.

   With respect to any Mortgage Loan (i) as to which a payment default has occurred at its maturity date, (ii) as to which any Monthly Payment (other than a Balloon Payment) is more than 60 days delinquent, (iii) as to which the borrower has (a) filed for, or consented to, bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, (b) become the subject of a decree or order for such a proceeding which is not stayed or discharged within 60 days, or (c) has admitted in writing its inability to pay its debts generally as they become due, (iv) as to which the Servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property, (v) as to which, in the judgment of the Servicer, a payment default has occurred or is imminent and is not likely to be cured by the borrower within 60 days or (vi) any other default has occurred which has materially and adversely affected the value of the related Mortgage Loan, and prior to acceleration of amounts due

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under the related Mortgage Note or commencement of any foreclosure or similar proceedings, the Servicer will transfer its servicing responsibilities to the Special Servicer, but will continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan and to make remittances and prepare certain reports to the Trustee with respect to such Mortgage Loan. If the related Mortgaged Property is acquired in respect of any such Mortgage Loan (upon acquisition, an "REO Property") whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the operation and management thereof. The Mortgage
Loans serviced by the Special Servicer and any Mortgage Loans that have become REO Properties are referred to herein as the "Specially Serviced Mortgage Loans." The Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement.

   If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes a performing Mortgage Loan for three consecutive Monthly Payments (provided no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will return servicing of such Mortgage Loan (a "Corrected Mortgage Loan") to the Servicer.

   The Special Servicer will prepare a report (an "Asset Status Report") for each Mortgage Loan which becomes a Specially Serviced Mortgage Loan not later than 30 days after the servicing of such Mortgage Loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Servicer, the Directing Certificateholder (as defined below) and the Rating Agencies. The Directing Certificateholder may object to any Asset Status Report within 10 business days of receipt; provided, however, that the Special Servicer shall implement the recommended action as outlined in such Asset Status Report if it makes an affirmative determination that such objection is not in the best interest of all the Certificateholders. In connection with making such affirmative determination, the Special Servicer will request a vote by all the Certificateholders. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days, the related Special Servicer shall implement the recommended action as outlined in such Asset Status Report. If the Directing Certificateholder disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such Asset Status Report until the Directing Certificateholder fails to disapprove such revised Asset Status Report as described above or until the Special Servicer makes a determination that such objection is not in the best interests of the Certificateholders.

   A "Controlling Class Certificateholder" is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified by the Certificate Registrar to the Trustee from time to time by such holder (or Certificate Owner).

   The "Controlling Class" will be as of any time of determination the most subordinate Class of Certificates then outstanding that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of such Class (or if no such Class exists, the most subordinate Class then outstanding). For purposes of determining identity of the Controlling Class, the Certificate Balance of each Class shall be deemed to be reduced by the amount allocated to such Class of any Appraisal Reductions relating to Mortgage Loans as to which Liquidation Proceeds or other final payment has not yet been received.

   The Controlling Class as of the Closing Date will be the Class J
Certificates.

   The Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder that would cause it to violate applicable law, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC Provisions.

MODIFICATIONS

   The Pooling and Servicing Agreement will permit the Special Servicer to modify, waive or amend any term of any Mortgage Loan if (a) it determines, in accordance with the Servicing Standard, that it is appropriate to do so and
(b) except as described in the following paragraph, such modification, waiver or

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amendment, will not (i) affect the amount or timing of any scheduled payments of principal, interest or other amount (including Prepayment Premiums and Yield Maintenance Charges) payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment or (iv) in the judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

   Notwithstanding clause (b) of the preceding paragraph, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Monthly Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) waive Excess Interest if such waiver conforms to the Servicing Standard and/or (v) accept a principal prepayment during any Lockout Period; provided that (w) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable, (x) in the sole, good faith judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery to Certificateholders on a net present value basis documented to the Trustee and (y) such modification, waiver or amendment does not result in a tax being imposed on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC at any time the Certificates are outstanding. In no event will the Special Servicer be permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, (ii) extend the maturity date of any Mortgage Loan at an interest rate less than the lower of (a) the interest rate in effect prior to such extension or (b) the then prevailing interest rate for comparable loans, as determined by the Special Servicer by reference to available indices for commercial mortgage lending, (iii) if the Mortgage Loan is secured by a ground lease, extend the maturity date of such Mortgage Loan beyond a date which is 10 years prior to the expiration of the term of such ground lease;
(iv) reduce the Mortgage Rate to a rate below the lesser of (x) 7.5415% per annum and (y) the then prevailing interest rate for comparable loans, as determined by the Special Servicer by reference to available indices for commercial mortgage lending; or (v) defer interest due on any Mortgage Loan in excess of 5% of the Stated Principal Balance of such Mortgage Loan. Neither the Servicer nor the Special Servicer may permit or modify a loan to permit a voluntary prepayment of a Mortgage Loan (other than a Specially Serviced Mortgage Loan) on any day other than its Due Date, unless the Servicer or Special Servicer also collects interest thereon through the Due Date following the date of such prepayment or unless otherwise permitted under the Mortgage Loan Documents. Prepayments of Specially Serviced Mortgage Loans will be permitted to be made on any day without the payment of interest through the following Due Date.

   With respect to Loan No. 67, which is subject to "negative amortization," and with respect to any Mortgage Loan the modification of which would create a deferral of interest, the Pooling and Servicing Agreement will provide that the amount of Certificate Deferred Interest resulting from such negative amortization or any such modification will be allocated to reduce the Monthly Interest Distributable Amount of the Class or Classes (other than the Class A-X Certificates) with the latest alphabetical designation then outstanding and, to the extent so allocated, shall be added to the Certificate Balance of such Class or Classes (other than for the purposes of determining Voting Rights or the identity of the Controlling Class).

   The Special Servicer will notify the Servicer and the Trustee of any modification, waiver or amendment of any term of any Mortgage Loan and must deliver to the Trustee or the Custodian for deposit in the related mortgage file an original counterpart of the agreement related to such modification, waiver or amendment, promptly following the execution thereof. The special Servicer will notify the Rating Agencies of any modification, waiver or amendment of any term of any Mortgage Loan (i) the principal balance of which is $20,000,000 or more or (ii) that is a Mortgage Loan, part of a group of

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Crossed Loans or a group of loans made to affiliated borrowers that, in each case, in the aggregate represent 5% or more of the aggregate outstanding principal balances of all of the Mortgage Loans. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected are to be available for review during normal business hours, upon reasonable advance written notice, at the offices of the Trustee.

OPTIONAL TERMINATION

   The obligations created by the Pooling and Servicing Agreement will terminate following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto or (ii) the purchase of all of the assets of the Trust Fund by the Mortgage Loan Seller, the holders of the Controlling Class or the Servicer. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in such notice of termination.

   Subject to the requirement set forth in the last sentence of this paragraph, the Mortgage Loan Seller will have the option to purchase all of the assets of the Trust Fund. If the Mortgage Loan Seller does not exercise such option within 60 days after it becomes exercisable, the holders of a majority of the Percentage Interests in the Controlling Class can notify the Mortgage Loan Seller of their intention to exercise such option and if the Mortgage Loan Seller does not exercise such option within ten Business Days thereafter, such holders of the Controlling Class will be entitled to exercise such option. If the Controlling Class does not exercise its option to purchase all of the assets of the Trust Fund within 60 days after such option becomes exercisable, the Servicer can notify the Mortgage Loan Seller and the holders of the Controlling Class of its intention to exercise such option and if neither the Mortgage Loan Seller nor the holders of a majority of the Percentage Interests in the Controlling Class exercise such option within ten Business Days, the Servicer will be entitled to exercise such option. Any such purchase of all the Mortgage Loans and other assets in the Trust Fund is required to be made at a price equal to the sum of (i) the aggregate Purchase Price of all the Mortgage Loans (in each case exclusive of REO Loans) then included in the Trust Fund and (ii) the aggregate fair market value of all REO Properties then included in the Trust Fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected and mutually agreed upon by the Servicer and the Trustee. Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Mortgage Loan Seller or of the holders of the Controlling Class to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Loans, any REO Mortgage Loans be less than 3.75% of the Initial Pool Balance.

   On the final Distribution Date, the aggregate amount paid by the Mortgage Loan Seller, the holders of the Controlling Class or the Servicer, as the case may be, for the Mortgage Loans and other assets in the Trust Fund (if the Trust Fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "Description of the Pooling Agreements -- Certificate Account" in the Prospectus), will be applied generally as described above under "Description of the Offered Certificates -- Distributions -- Priority."

THE TRUSTEE

   Norwest Bank Minnesota, National Association ("Norwest Bank") will act as Trustee pursuant to the Pooling and Servicing Agreement. Norwest Bank, a direct, wholly owned subsidiary of Norwest Corporation, is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank. Norwest Bank's principal office is located at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479. Certificate transfer services are conducted at Norwest Bank's offices in Minneapolis. Norwest Bank otherwise conducts its trustee and securities administration services at its offices in Columbia, Maryland. Its address there is 11000 Broken Land Parkway, Columbia, Maryland 21044-3562. In addition, Norwest Bank maintains a trust office in New York located at 3 New York Plaza, New York, New York 10004. Certificateholders and other interested parties should direct their

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inquiries to the New York Office. The telephone number is (212) 509-7900. As compensation for the performance of its duties, the Trustee will be paid a fee (the "Trustee Fee"). The Trustee Fee will be payable monthly on a loan-by-loan basis and will accrue at a rate (the "Trustee Fee Rate") equal to 0.0015% per annum, and will be computed on the basis of a 360-day year consisting of twelve 30-day months on the Stated Principal Balance of the related Mortgage Loan. In addition, the Trustee will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any such expense, disbursement or advance as may arise from its willful misconduct, negligence or bad faith.

CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

   Norwest Bank will initially serve as registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates and of transfers and exchanges of the Definitive Certificates, if issued, and as authenticating agent of the Certificates (in such capacity, the "Authenticating Agent").

DUTIES OF THE TRUSTEE

   In the event that the Servicer fails to make a required Advance, the Trustee shall make such Advance, provided that the Trustee shall not be obligated to make any Nonrecoverable Advance. The Trustee shall be entitled to rely conclusively on any determination by the Servicer or the Special Servicer that an Advance, if made, would not be recoverable. The Trustee will be entitled to reimbursement for each Advance, with interest, made by it in the same manner and to the same extent as the Servicer or the Special Servicer.

   If no Event of Default has occurred, and after the curing of all Events of Default which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

THE SERVICER

   First Union National Bank, in its capacity as servicer under the Pooling and Servicing Agreement (in such capacity, the "Servicer"), will be responsible for servicing the Mortgage Loans (other than Specially Serviced Mortgage Loans and REO Properties). Although the Servicer is authorized to employ agents, including sub-servicers, to directly service the Mortgage Loans for which it is responsible, the Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement. The Servicer is a wholly owned subsidiary of First Union Corporation. The Servicer's principal servicing offices are located at One First Union Center, TW9, 301 South College Street, Charlotte, North Carolina 28288-1075.

   As of November 30, 1997, the Servicer and its affiliates serviced approximately 2,635 commercial and multifamily loans, totaling approximately $13.0 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

   The information concerning the Servicer set forth herein has been provided by the Servicer, and none of the Mortgage Loan Seller, the Special Servicer, the Depositor, the Trustee or the Underwriter makes any representation or warranty as to the accuracy thereof.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

   The fee of the Servicer (the "Servicing Fee") will be payable monthly on a loan-by-loan basis from interest received, will accrue at a rate (the "Servicing Fee Rate") of 0.03% per annum, and will be computed on the basis of a 360-day year consisting of twelve 30-day months on the Stated Principal Balance of the related Mortgage Loan. The Servicer and certain
Seller-Servicers will be entitled to retain

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out of amounts to be remitted to the Trust Fund a fee (each, a "Primary
Servicing Fee") that accrues on the Stated Principal Balance of the related Mortgage Loans at a rate (the "Primary Servicing Fee Rate") per annum set forth herein under "Description of the Mortgage Loans --Additional Mortgage Loan Information -- Mortgage Notes." The Primary Servicing Fee with respect to each Mortgage Loan will be calculated in the same manner as interest on such Mortgage Loan. The Servicer will be required to pay the fees and expenses of any other sub-servicer retained by the Servicer out of the Servicing Fee. Except to the extent set forth in the related Seller-Servicer Agreement, in no event will the Servicer or any Seller-Servicer be entitled to retain a servicing fee from the amount of any P&I Advance or to pay itself separate servicing compensation from amounts otherwise constituting Prepayment Interest Excess, regardless of whether the related borrower is obligated to reimburse Servicing Fees or Primary Servicing Fees. In addition to the Servicing Fee, the Servicer will be entitled to retain, as additional servicing compensation, (i) 50% of all assumption fees paid by the Mortgagors on Mortgage Loans that are not Specially Serviced Mortgage Loans (other than ECC Loans) and (ii) late payment charges and default interest (collectively, "Penalty Charges") paid by the borrowers and collected by the Servicer, but only to the extent such amounts are not needed to pay outstanding interest on all Advances accrued with respect to such Mortgage Loan. The remainder of the assumption fees shall be delivered to the Special Servicer as additional servicing compensation. The Servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted Investments, and the Servicer will be entitled to retain any interest or other income earned on such funds (but only to the extent such interest or other income is not required, together with the Servicing Fee, to cover Prepayment Interest Shortfalls) and will bear any losses resulting from the investment of such funds. The Servicer also is entitled to invest or direct the investments held in the Cash Collateral Accounts, Lockbox Accounts or Escrow Accounts and to retain any interest to the extent such interest is not required to be paid to the related borrowers. Finally, the Servicer is entitled to retain any miscellaneous fees collected from borrowers. The Servicer will pay the annual fees of each Rating Agency and shall be reimbursed therefor by the Mortgage Loan Seller. The Servicer is also entitled to receive all Prepayment Interest Excesses as additional servicing compensation unless such Prepayment Interest Excess results from the Servicer accepting a voluntary prepayment with respect to a Mortgage Loan and waiving a right under such Mortgage Loan to collect interest thereon through the Due Date following the date of prepayment.

   The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate") on the basis of the same principal amount and for the same period respecting which any related interest payment due or deemed due on such Specially Serviced Mortgage Loan is computed, and will be payable monthly from the Trust Fund. A "Workout Fee" will in general be payable with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee will be payable out of, and will be calculated by application of a "Workout Fee Rate" of (i) 1.0% for any Mortgage Loan with a Stated Principal Balance of less than $10,000,000, (ii) 0.75% for any Mortgage Loan with a Stated Principal Balance equal to or greater than $10,000,000 but less than $20,000,000 and (iii) 0.5% for any Mortgage Loan with a Stated Principal Balance equal to or greater than $20,000,000, to each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated (other than for cause), it shall retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and were still such at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fee), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff with respect thereto from the related Mortgagor and, except as otherwise described below, with respect to any Specially

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Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any amounts in connection with a taking of a Mortgaged Property by exercise of a power of eminent domain or condemnation or the liquidation of a defaulted Mortgage Loan, by foreclosure or otherwise ("Liquidation Proceeds"). As to each such Specially Serviced Mortgage Loan, the Liquidation Fee will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of (i) 1.0% for any Mortgage Loan with a Stated Principal Balance of less than $10,000,000, (ii) 0.75% for any Mortgage Loan with a Stated Principal Balance equal to or greater than $10,000,000 but less than $20,000,000 and (iii) 0.5% for any Mortgage Loan with a Stated Principal Balance equal to or greater than $20,000,000, to the net liquidation proceeds received with respect to such Specially Serviced Mortgage Loan. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with the repurchase of any Mortgage Loan by the Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation, the purchase of any Specially Serviced Mortgage Loan by the Servicer or the Special Servicer or the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the Trust Fund. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitutes principal and/or interest. The Special Servicer will be entitled to additional servicing compensation in the form of (i) all assumption fees on all Specially Serviced Mortgage Loans, (ii) 50% of all assumption fees on any Mortgage Loans other than Specially Serviced Mortgage Loans or ECC Loans and
(iii) all extension fees and modification fees received on or with respect to any Mortgage Loans. The Special Servicer will also be entitled to Penalty Charges collected by the Special Servicer on any Specially Serviced Mortgage Loans net of any outstanding interest on Advances accrued thereon.

   Although the Servicer and the Special Servicer are each required to service and administer the Mortgage Loans in accordance with the Servicing Standard above and, accordingly, without regard to their right to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Servicer or the Special Servicer, as the case may be, with an economic disincentive to comply with such standard.

   As and to the extent described herein under "Advances," the Servicer will be entitled to receive interest on Advances at the Reimbursement Rate, such interest to be paid contemporaneously with the reimbursement of the related Advance.

   Each of the Servicer and the Special Servicer generally will be required to pay all expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. In connection therewith, the Servicer will be responsible for all fees of any sub-servicers.

PREPAYMENT INTEREST SHORTFALLS

   Any Prepayment Interest Shortfall in excess of the sum of (i) the Servicing Fee attributable to a Mortgage Loan (other than a Specially Serviced Mortgage Loan) being prepaid and (ii) the investment income accruing on the related Principal Prepayment due to the Servicer for the period from the date of such prepayment to the following Servicer Remittance Date (or, in the case of a Specially Serviced Mortgage Loan, for the period from the date of such prepayment to the immediately following Due Date) (such excess amount, an "Uncovered Prepayment Interest Shortfall") will be allocated to each Class of Regular Certificates, pro rata, based on amounts distributable to each such Class. Any Prepayment Interest Excess on a Mortgage Loan (other than a Mortgage Loan the terms of which expressly permit collections of interest through the following Due Date in connection with any voluntary principal prepayment) will be paid to the Servicer.

THE SPECIAL SERVICER

   Lennar Partners, Inc., a Florida corporation, a subsidiary of LNR Property Corporation ("LNR"), will serve as the Special Servicer and in such capacity will be responsible for servicing the Specially

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Serviced Mortgage Loans. The principal executive offices of the Special
Servicer are located at 760 N.W. 107th Avenue, Miami, Florida 33172, and its telephone number is (305) 485-2000. LNR and its subsidiaries and affiliates are involved in the real estate investment and management business and engage principally in (i) developing, acquiring and actively managing commercial and residential multi-family rental real estate, (ii) acquiring portfolios of commercial mortgage loans and properties and providing workout, property management and asset sale services with regard to the portfolio assets, (iii) acting as special servicer with regard to commercial mortgage pools which are the subject of commercial mortgage backed securities ("CMBS"), (iv) acquiring unrated and rated CMBS issued with regard to commercial mortgage pools as to which the Special Servicer acts as special servicer, and (v) making mortgage loans to companies and individuals engaged in commercial real estate activities and to developers and builders of residential communities. The Special Servicer has regional offices located in Florida, Georgia, and California. As of September 30, 1997, the Special Servicer and its affiliates were managing a portfolio including, in most states, over 6,800 assets with an original face value of over $19.9 billion, most of which are commercial real estate assets. Included in this managed portfolio are $14 billion of commercial real estate assets representing 37 securitization transactions, for which the Special Servicer is the servicer or special servicer. The Special Servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the Trust Fund. Accordingly, the assets of the Special Servicer and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

   The information set forth herein concerning the Special Servicer has been provided by the Special Servicer, and neither the Depositor nor the Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

   The Special Servicer may be removed, and a successor Special Servicer appointed, at any time by the holders of Certificates representing more than 50% of the Percentage Interest of the Controlling Class, provided that each Rating Agency confirms in writing that such replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to any Class of Certificates.

SERVICER AND SPECIAL SERVICER PERMITTED TO BUY CERTIFICATES

   The Servicer and Special Servicer will be permitted to purchase any Class of Certificates. Such a purchase by the Servicer or Special Servicer could cause a conflict relating to the Servicer's or Special Servicer's duties pursuant to the Pooling and Servicing Agreement and the Servicer's or Special Servicer's interest as a holder of Certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates. The Pooling and Servicing Agreement provides that the Servicer or Special Servicer shall administer the Mortgage Loans in accordance with the servicing standard set forth therein without regard to ownership of any Certificate by the Servicer or Special Servicer or any affiliate thereof.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

   Trustee Reports. Based solely on information provided in monthly reports prepared by the Servicer regarding the Mortgage Loans (which may also publish such reports on the Internet), and the Special Servicer, and delivered to the Trustee, the Trustee will prepare and forward on each Distribution Date to each Certificateholder, the Depositor, the Servicer, the Special Servicer, the Underwriter, each Rating Agency and, if requested, any potential investors in the Certificates, all of which will be made available electronically to any interested party via the Trustee's Website, electronic bulletin board and/or, with respect to Distribution Date Statements only, its fax-on-demand service:

   (a) A statement (a "Distribution Date Statement") setting forth, among other things: (i) the aggregate amount of distributions, if any, made on such Distribution Date to the holders of each Class of Certificates applied to reduce the respective Certificate Balances thereof; (ii) the aggregate amount of distributions, if any, made on such Distribution Date to holders of each Class of Certificates allocable to (A) such Class's Optimal Interest Distribution Amount and, separately stated, the portion thereof representing the Unpaid Interest Shortfall Amount for such Class, (B) Prepayment Premiums and Yield Maintenance Charges; (iii) the number of outstanding Mortgage Loans, the aggregate unpaid principal balance of the Mortgage Loans at the close of business on the related Determination Date; (iv) the number and aggregate unpaid principal balance of Mortgage Loans (A) delinquent one Due Period, (B) delinquent two Due Periods,
(C) delinquent three or more Due Periods, (D) that are Specially Serviced Mortgage Loans and are not delinquent, or (E) as to which foreclosure proceedings have been commenced; (v) with respect to any Mortgage Loan as to which the related Mortgaged Property became a REO Property during the preceding calendar month, the city, state, property type, latest DSCR, Stated Principal Balance and unpaid principal balance of such Mortgage Loan as of the date such Mortgaged Property became an REO Property; (vi) as to any Mortgage Loan repurchased by the Mortgage Loan Seller or otherwise liquidated or disposed of during the related Due Period, the loan number thereof and the amount of proceeds of any repurchase of a Mortgage Loan, Liquidation Proceeds and/or other amounts, if any, received thereon during the related Due Period and the portion thereof included in the Available Distribution Amount for such Distribution Date; (vii) with respect to any REO Property included in the Trust Fund as of the close of business on the related Due Date, the loan number of the related Mortgage Loan, the value of such REO Property based on the most recent appraisal or valuation and the amount of any other income collected with respect to any REO Property, net of related expenses and any other amounts, if any, received on such REO Property during the related Due Period and the portion thereof included in the Available Distribution Amount for such Distribution Date; (viii) with respect to any REO Property sold or otherwise disposed of during the related Due Period, (A) the loan number of the related Mortgage Loan and the amount of the sale proceeds and other amounts, if any, received in respect of such REO Property during the related Due Period and the portion thereof included in the Available Distribution Amount for such Distribution Date and (B) the date of the related determination by the Special Servicer that it has recovered all payments which it expects to be finally recoverable (the "Final Recovery Determination"); (ix) the aggregate Certificate Balance or Notional Balances of each Class of Certificates before and after giving effect to the distributions made on such Distribution Date, separately identifying any reduction in the aggregate Certificate Balance of each such Class due to any Collateral Support Deficit; (x) the amount of Principal Prepayments (in the aggregate and broken out on a loan-by-loan basis) made during the related Due Period, the amount of any Yield Maintenance Charges and/or Prepayment Premiums (in the aggregate and broken out on a loan-by-loan basis) paid during the related Due Period and the aggregate amount of any Prepayment Interest Shortfalls not covered by the Servicer for such Distribution Date;
(xi) the Pass-Through Rate for each Class of Certificates applicable for such Distribution Date; (xii) the aggregate amount of the Trustee Fee, the Servicing Fee, Primary Servicing Fee, Special Servicing Fee and any other servicing or special servicing compensation retained by the Trust or paid to the Servicer and the Special Servicer during the related Due Period; (xiii) the Collateral Support Deficit, if any, for such Distribution Date; (xiv) certain Trust Fund expenses incurred during the related Due Period as described in the Pooling and Servicing Agreement; (xv) the aggregate amount of Servicing Advances and P&I Advances outstanding which have been made by the Servicer, the Special Servicer and the Trustee; and (xvi) the amount of any Appraisal Reduction Amounts allocated during the related Due Period on a loan-by-loan basis and the total Appraisal Reduction Amounts as of such Distribution Date on a loan-by-loan basis. In the case of information furnished pursuant to subclauses (i), (ii), (viii) and (ix) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per $1,000 of original Certificate Balance or Notional Balance, as the case may be.

   (b) A report containing information regarding the Mortgage Loans as of the end of the related Due Period, which report shall contain substantially the categories of information regarding the Mortgage Loans set forth in this Prospectus Supplement in the tables under the caption "Description of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans" (reported, where applicable, solely on the basis of the most recent relevant information provided by the borrowers to the Servicer or the Special Servicer and by the Servicer or the Special Servicer, as the case may be, to the Trustee) and such information shall include a loan-by-loan listing (in descending balance order) showing loan name, property type, location, unpaid principal balance, Mortgage Rate, paid through date, maturity date, net interest portion of the Monthly Payment, principal portion of the Monthly Payment and any Prepayment Premiums or Yield Maintenance Charges received. Such loan-by-loan listing will be made available electronically in accordance with the provisions of the Pooling and Servicing Agreement; provided, however, that the Trustee will provide Certificateholders with a written copy of such report upon written request.

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   Servicer Reports. The Servicer is required to deliver to the Trustee on the Business Day prior to each Distribution Date, and the Trustee is to deliver to each Certificateholder, the Depositor, the Underwriter, each Rating Agency and, if requested in writing, any potential investor in the Certificates, on each Distribution Date, the following six reports, all of which will be made available electronically to any interested party via the Trustee's Website and electronic bulletin board:

     (a) A "Comparative Financial Status Report," in the form set forth in Annex C-1, setting forth, among other things, the occupancy, revenue, net operating income and DSCR for the Mortgage Loans as of the current Determination Date for each of the following three periods: (i) the most current available year-to-date, (ii) the previous two full fiscal years and (iii) the "base year" (representing the original analysis of information used as of the Cut-off Date).

     (b) A "Delinquent Loan Status Report," in the form set forth in Annex C-2, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, were delinquent 30 to 59 days, delinquent 60 to 89 days, delinquent 90 days or more, current but specially serviced, or in foreclosure but not an REO Property.

     (c) An "Historical Loan Modification Report," in the form set forth in Annex C-3, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, have been modified pursuant to the Pooling and Servicing Agreement (i) during the related Due Period and
    (ii) since the Cut-off Date, showing the original and the revised terms thereof.

     (d) An "Historical Loss Estimate Report," in the form set forth in Annex C-4, setting forth, among other things, as of the close of business on the Determination Date immediately preceding the preparation of such report,
    (i) the aggregate amount of Liquidation Proceeds, both for the related Due Period and historically, and (ii) the amount of realized losses occurring on the Mortgage Loans during the related Due Period, set forth on a Mortgage Loan-by-Mortgage Loan basis.

     (e) An "REO Status Report," in the form set forth in Annex C-5, setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the Determination Date immediately preceding the preparation of such report,
    (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to any REO Property net of related expenses and other amounts, if any, received on such REO Property during the related Due Period and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Special Servicer as of such date of determination.

     (f) A "Servicer Watch List," in the form set forth in Annex C-6, setting forth, among other things, any Mortgage Loan that, as of the Determination Date immediately preceding the preparation thereof, is in jeopardy of becoming a Specially Serviced Mortgage Loan.

   The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Servicer at least two business days prior to the Servicer Remittance Date. Absent manifest error, none of the Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Servicer, the Special Servicer or the Trustee, as applicable.

   The Servicer is also required to deliver to the Trustee on or before May 30 of each year, commencing with May 30, 1998, with respect to each Mortgaged Property and REO Property, an "Operating Statement Analysis" as of the end of the preceding fiscal year, together with copies of the operating statements and rent rolls (but only to the extent the related borrower is required by the Mortgage to deliver, or otherwise agrees to provide such information) for such Mortgaged Property or REO Property as of the end of the preceding fiscal year. The Servicer (or the Special Servicer in the case of Specially Serviced Mortgage Loans and REO Properties) is required to use its best reasonable efforts to obtain said annual operating statements and rent rolls.

   The Trustee is to deliver a copy of each Operating Statement Analysis report that it receives from the Servicer to the Depositor, the Underwriter and each Rating Agency promptly after its receipt thereof. Upon written request, the Trustee will make such reports available to the Certificateholders and the Special Servicer.

   In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. The Trustee shall be deemed to have satisfied this requirement to the extent it has complied with applicable provisions of the Code. Such information is to include the amount of original issue discount accrued on each Class of Certificate held by persons other than holders exempted from the reporting requirements and information regarding the expenses of the Trust Fund.

   Other Information. The Pooling and Servicing Agreement requires that the Trustee make available at its offices, during normal business hours, upon not less than two Business Days' prior written notice, for review by any Holder of a Certificate, the Depositor, the Special Servicer, the Servicer, any Rating Agency, any potential investor in the Certificates or any other Person to whom the Depositor believes such disclosure is appropriate, originals or copies of, among other things, the following items (except to the extent not permitted by applicable law or under any of the Mortgage Loan documents): (i) the Pooling and Servicing Agreement and any amendments thereto, (ii) all Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (iii) all annual officers' certificates and accountants' reports delivered by the Servicer and Special Servicer to the Trustee since the Closing Date regarding compliance with the relevant agreements, (iv) the most recent property inspection report prepared by or on behalf of the Servicer or the Special Servicer with respect to each Mortgaged Property, (v) the most recent annual operating statements, rent rolls (to the extent such rent rolls have been made available by the related borrower) and/or lease summaries and retail "sales information", if any, collected by or on behalf of the Servicer or the Special Servicer with respect to each Mortgaged Property, (vi) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer and/or the Special Servicer, and (vii) any and all officers' certificates and other evidence delivered to or by the Trustee to support the Servicer's or the Trustee's, as the case may be, determination that any Advance, if made, would be a Nonrecoverable Advance. Copies of any and all of the foregoing items will be available from the Trustee upon written request; however, the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

   The Trustee will make available each month, to any interested party, the Distribution Date Statement and the Servicer Reports via the Trustee's Website, electronic bulletin board and/or, with respect to Distribution Date Statements only, its fax-on-demand service. The Trustee's Website will be located at "www.trustlink.com". Prior to June 1, 1998, such information will be available at "www.securitieslink.net/ cmbs". The Trustee's electronic bulletin board may be accessed by calling (301) 815-6670, and its fax-on-demand service may be accessed by calling (301) 815-6660. In addition, the Trustee will also make Mortgage Loan information as presented in the CSSA loan setup file and CSSA loan periodic update file format available each month to any Certificateholder, any Certificate Owner, the Rating Agencies, the parties hereto or any other interested party via the Trustee's Website and electronic bulletin board. In addition, pursuant to the Pooling and Servicing Agreement, the Trustee will make available, as a convenience for interested parties (and not in furtherance of the distribution of the Prospectus or the Prospectus Supplement under the securities laws), the Pooling and Servicing Agreement, the Prospectus and the Prospectus Supplement via the Trustee's Website and electronic bulletin board. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

   In connection with providing access to the Trustee's and/or the Servicer's Website or electronic bulletin board, the Trustee or the Servicer, as the case may be, may require registration and the acceptance of a disclaimer. Neither the Servicer nor the Trustee shall be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

                                USE OF PROCEEDS

   The net proceeds from the sale of Offered Certificates will be used by the Depositor to pay part of the purchase price of the Mortgage Loans.

                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

   The following summary and the discussion in the Prospectus under the heading "Certain Federal Income Tax Consequences" are a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates and are based on the advice of Brown & Wood llp. The summary below and such discussion in the Prospectus do not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. In addition, such summary and such discussion do not address state, local or foreign tax issues with respect to the acquisition, ownership or disposition of the Offered Certificates. The authorities on which such summary and such discussion are based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. Such summary and such discussion reflect the applicable provisions of the Code, as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of the Treasury. Investors should consult their own tax advisors in determining the federal, state, local, foreign or any other tax consequences to them of the purchase, ownership and disposition of Certificates.

   Elections will be made to treat the Trust Fund, exclusive of the Excess Interest and certain assumption fees collected with respect to the Mortgage Loans and the right to receive Yield Protection Payments, including the collateral pledged to secure the payment of such obligation (such portion of the Trust Fund, the "Trust REMICs"), as two separate REMICs (the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively) within the meaning of Code
Section 860D. The reserve accounts, the Lockbox Accounts and the Cash Collateral Accounts will be treated as beneficially owned by the respective borrowers for federal income tax purposes. The Lower-Tier REMIC will hold the Mortgage Loans (exclusive of Excess Interest and certain assumption fees), proceeds therefrom, the Collection Account, the Distribution Account and any REO Property, and will issue (i) certain uncertificated classes of regular interests (the "Lower-Tier Regular Interests") to the Upper-Tier REMIC and
(ii) the Class LR Certificates, which will represent the sole class of residual interests in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and the Upper-Tier Distribution Account in which distributions thereon will be deposited, and will issue the Class A-1, Class A-2, Class A-3, Class A-X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I and Class J Certificates (the "Regular Certificates") as classes of regular interests and the Class R Certificates as representing the sole class of residual interests in the Upper-Tier REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable temporary or final regulations of the United States Department of the Treasury ("Treasury Regulations") thereunder, in the opinion of Brown & Wood llp the Upper-Tier REMIC and the Lower-Tier REMIC will each qualify as a separate REMIC. References in this discussion to the "REMIC" will, unless the context dictates otherwise, refer to each of the Upper-Tier REMIC and the Lower-Tier REMIC. The Class V-1 Certificates will represent pro rata undivided beneficial interests in the portion of the Trust Fund consisting of Excess Interest, and such portion will be treated as a grantor trust for federal income tax purposes.

   The Offered Certificates (excluding the right to receive Yield Protection Payments) will be treated as "loans . . . secured by an interest in real property which is . . . residential real property" or "loans secured by an interest in . . . health . . . institutions or facilities, including structures designed or used primarily for residential purposes for . . . persons under care" for domestic building and loan associations (but only to the extent of the allocable portion of the Mortgage Loans secured by multifamily properties or nursing homes and assisted living facilities, respectively) and will be treated as "real estate assets" for real estate investment trusts, to the extent described in the Prospectus. As of the Cut-off Date, Multifamily Loans and Senior Housing Loans represent approximately 10.44% and 0.44%, respectively, of the Mortgage Loans by unpaid principal balance. The right to receive Yield Protection Payments will not be treated as a Real Estate Asset for purposes of Section 856(c)(4)(A) of the Code and income from such payments will not be treated as income described in
Section 856(c)(3) of the Code and may not qualify as income described in
Section 856(c)(2).

   The Offered Certificates (excluding the right to receive Yield Protection Payments) generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting. Based on expected issue prices, it is anticipated that the Class A-X Certificates will be issued with original issue discount and no other Class of Offered Certificates will be issued with original issue discount. See "Certain Federal Income Tax Consequences -- Taxation of the REMIC and its Holders" and "--Taxation of Regular Interests" in the Prospectus.

   The rights of the Class A-X Certificates and any other Class of Offered Certificates to receive Yield Protection Payments will be treated as an asset separate from the REMIC regular interest represented by each such Class. Each Holder of Class A-X Certificates and any other Class of Offered Certificates entitled to receive Yield Protection Payments must allocate such holder's purchase price between the REMIC regular interest and the right to receive the Yield Protection Payments on the basis of the relative fair market value of each, and the Trust will account for such rights as discrete property rights. The manner in which any portion of the purchase price allocated to the right to receive Yield Protection Payments can be used to offset or reduce income from the receipt of such payments is unclear, but in general a Certificateholder should be able to reduce any income from the receipt of such payments, or claim a loss equal to such allocated purchase price, no later than the date on which the final such payment is received or the right to receive such payments lapses. Although certain hedge instruments can be integrated with debt instruments under the Treasury regulations applicable to the calculation of original issue discount, such regulations expressly exclude REMIC regular interests from their application. Because the Class A-X Certificates and any other Class of Offered Certificates entitled to receive Yield Protection Payments will not be treated solely as REMIC regular interests during the period in which each such Classes also embody the right to receive Yield Protection Payments, they may not be suitable for inclusion in another REMIC. Investors should consult with their tax advisors as to the correct manner to account for the right to receive the Yield Protection Payments.

   The manner in which income should be accrued on the Class A-X Certificates is unclear. The Trustee, for purposes of calculating the income on the Upper-Tier REMIC and reporting income to the Class A-X Certificateholders intends to take the position that the Class A-X Certificates will be treated as having been issued with OID for federal income tax purposes in an amount equal to the excess of all expected payments of interest on such Certificates (based on the Prepayment Assumption) over their issue price. Accruing income in such a manner could result in the accrual of negative amounts for certain periods. Such negative amounts cannot be deducted currently but may only be offset against future accruals of income. Although unclear, a holder of a Class A-X Certificate may be entitled to deduct a loss to the extent that its remaining tax basis exceeds the maximum amount of future payments to which such Certificateholder would be entitled if there were no further prepayments on the Mortgage Loans. Investors in the Class A-X Certificates should consult their tax advisors as to the manner in which income should be accrued on such Certificates and the timing and character of any loss that could result from such investment.

   For purposes of accruing original issue discount, determining whether such original issue discount is de minimis and amortizing any premium, the Prepayment Assumption will be 0% CPR, with all ARD Loans prepaying on their related Anticipated Repayment Dates. See "Prepayment and Yield
Considerations" herein. No representation is made as to the rate, if any, at which the Mortgage Loans will prepay.

   For a discussion of the tax consequences of the ownership of Offered Certificates by any person who is not a citizen or resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or is a foreign estate or trust, see "Certain Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" in the Prospectus.

                             ERISA CONSIDERATIONS

SENIOR CERTIFICATES

   The purchase by or transfer to an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), or a collective investment fund in which such Plans are invested, an insurance company using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other Persons acting on behalf of any such Plan or using the assets of any such Plan to acquire the Senior Certificates is restricted. Accordingly, except as specifically referenced herein, the following discussion does not purport to discuss the considerations under ERISA, Section 4975 of the Code or Similar Law with respect to the purchase, holding or disposition of the Senior Certificates.

   As described in the Prospectus under "ERISA Considerations," ERISA and the Code impose certain duties and restrictions on Plans and certain persons who perform services for Plans. For example, unless exempted, investment by a Plan in the Senior Certificates may constitute or give rise to a prohibited transaction under ERISA or the Code. There are certain exemptions issued by the United States Department of Labor (the "Department") that may be applicable to an investment by a Plan in the Senior Certificates. The Department has granted to CS First Boston Corporation (the former name of Credit Suisse First Boston Corporation) an administrative exemption (Prohibited Transaction Exemption 89-90, 54 Fed. Reg. 42597 (October 17,
1989), referred to herein as the "Exemption," for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the Underwriter. The Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the Senior Certificates, underwritten by the Underwriter, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemption include mortgage loans such as the Mortgage Loans.

   Among the conditions that must be satisfied for the Exemption to apply to the acquisition, holding and resale of the Senior Certificates are the following:

   (1) The acquisition of Senior Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

   (2) The rights and interests evidenced by Senior Certificates acquired by the Plan are not subordinate to the rights and interests evidenced by the other Certificates of the Trust Fund;

   (3) The Senior Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from any of Standard & Poor's Ratings Services, Moody's Investors Service, Inc., Fitch Investors Service, Inc. (a predecessor of Fitch IBCA, Inc.) or Duff & Phelps Credit Rating Co. ("DCR");

   (4) The Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

   (5) The sum of all payments made to and retained by the Underwriter in connection with the distribution of Senior Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Servicer and any other servicer represents not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

   (6) The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

   The Trust Fund must also meet the following requirements:

   (a) the corpus of the Trust Fund must consist solely of assets of the type that have been included in other investment pools;

   (b) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or DCR for at least one year prior to the Plan's acquisition of the Senior Certificates pursuant to the Exemption; and

   (c) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Senior Certificates pursuant to the Exemption.

   If all of the conditions of the Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the Mortgage Loans, the acquisition, holding and resale of the Senior Certificates by Plans would be exempt from the prohibited transaction provisions of ERISA and the Code.

   Moreover, the Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables, loans or obligations held in the trust, provided that, among other requirements, (a) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group (as defined below) and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group (as defined below); (b) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (c) the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisitions; and (d) immediately after the acquisition no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or served by the same entity.

   The Exemption does not apply to the purchasing or holding of Senior Certificates by Plans sponsored by the Depositor, the Underwriter, the Trustee, the Servicer, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group").

   The Underwriter believes that the conditions to the applicability of the Exemption will generally be met with respect to the Senior Certificates, other than possibly those conditions which are dependent on facts unknown to the Underwriter or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Class of Certificates. However, before purchasing a Senior Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to the Senior Certificates. A fiduciary of a Plan that is a governmental Plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

   Any fiduciary of a Plan considering whether to purchase a Senior Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See "ERISA Considerations" in the Prospectus.

   The sale of Senior Certificates to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

MEZZANINE CERTIFICATES

   Under current law, the purchase and holding of Mezzanine Certificates by or on behalf of any Plan may result in a "prohibited transaction" within the meaning of ERISA and the Code or any similar Law.

Consequently, no transfer of a Mezzanine Certificate shall be made unless the prospective transferee (i) executes an investment representation letter substantially in the form set forth as an exhibit to the Pooling and Servicing Agreement stating that the prospective transferee is not (a) a Plan or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulation Section 2510.3-101), other than an insurance company using the assets of its general account under circumstances whereby the purchase and holding of Mezzanine Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Prohibited Transaction Class Exemption 95-60 or (ii) provides to the Certificate Registrar an opinion of counsel in form and substance satisfactory to the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such prospective transferee will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA, the prohibited transaction provisions of the Code or the provisions of any Similar Law, will not constitute or result in a "prohibited transaction" within the meaning of ERISA, Section 4975 of the Code or any Similar Law and will not subject the Trustee, the Certificate Registrar, the Servicer, the Special Servicer, the Underwriter or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Pooling and Servicing Agreement. Such opinion of counsel shall not be an expense of the Depositor, the Trustee, the Servicer, the Special Servicer, the Trust Fund, the Underwriter or the Certificate Registrar. Each transferee of any interest in a Mezzanine Certificate that is not a Definitive Certificate shall be deemed to represent that it is not a person described in clauses (a) or (b) above.

                               LEGAL INVESTMENT

   The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. No representation is made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute a legal investment or are subject to investment, capital or other restrictions. See "Legal Investment" in the Prospectus.

                                 UNDERWRITING

   Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and Credit Suisse First Boston Corporation (the "Underwriter"), the Offered Certificates will be purchased from the Depositor by the Underwriter upon issuance. Credit Suisse First Boston Corporation is an affiliate of the Depositor. Proceeds to the Depositor from the sale of the Offered Certificates will be approximately 109.68% of the initial aggregate principal balance thereof as of the Cut-off Date, plus accrued interest from the Cut-off Date, before deducting expenses payable by the Depositor.

   Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

   Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities

Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consulting with their legal advisors in this regard prior to any such reoffer or sale.

   The Depositor also has been advised by the Underwriter that the Underwriter currently intends to make a market in the Offered Certificates; however, the Underwriter does not have any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop. See "Risk Factors -- The Offered Certificates -- Limited Liquidity" herein.

   The Depositor has agreed to indemnify the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to the Underwriter and each such controlling person with respect to, certain liabilities, including certain civil liabilities under the Securities Act. The Mortgage Loan Seller has agreed to indemnify the Depositor with respect to certain liabilities, including certain civil liabilities under the Securities Act, relating to the Mortgage Loans sold by it to the Depositor.

                                LEGAL MATTERS

   Certain legal matters will be passed upon for the Depositor and for Credit Suisse First Boston Corporation by Brown & Wood LLP, New York, New York.

                                    RATING

   It is a condition to the issuance of the Offered Certificates that they receive the following credit ratings from Moody's Investors Service, Inc. ("Moody's"), Fitch IBCA, Inc. ("Fitch") and Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. ("S&P" and, together with Fitch and Moody's, the "Rating Agencies"):

                 MOODY'S      FITCH     S&P
               ----------- ---------  -------
Class A-1.....     Aaa         AAA      AAA
Class A-2.....     Aaa         AAA      AAA
Class A-3.....     Aaa         AAA      AAA
Class A-X.....     Aaa         AAA       NR
Class B.......     Aa2         AA        NR
Class C.......      A2          A        NR
Class D.......     Baa2       BBB-       NR
Class E.......     Baa3        NR        NR

   The Rating Agencies' ratings on mortgage pass-through certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the Rated Final Distribution Date. The Rating Agencies' ratings take into consideration the credit quality of the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream in the Trust Fund is adequate to make payments required under the Offered Certificates. Ratings on mortgage pass-through certificates do not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by mortgagors, or the degree to which such prepayments might differ from those originally anticipated. The security ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield. In addition, ratings on mortgage pass-through certificates do not address the likelihood of receipt of Prepayment Premiums, Yield Maintenance Charges, Yield Protection Payments or Excess Interest or the timing or frequency of the receipt thereof. In general, the ratings thus address credit risk and not prepayment risk. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class A-X Certificates might not fully recover their initial investment in the event of delinquencies or rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). As described herein, the amounts payable with respect to the Class A-X Certificates consist only of interest. If the entire pool were to prepay in the initial month, with the result that the Class A-X Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such holders will nevertheless have been paid, and such result is consistent with the rating received on the Class A-X Certificates. Accordingly, the ratings of the Class A-X Certificates should be evaluated independently from similar ratings on other types of securities. With respect to Credit Lease Loans, a downgrade in the credit rating of the related Tenants, Guarantors and/or of the issuer of the Lease Enhancement Policy may have a related adverse effect on the rating of the Offered Certificates.

   There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by the Rating Agencies pursuant to the Depositor's request.

   The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                       INDEX OF SIGNIFICANT DEFINITIONS

1995 NOI ....................................              S-90
1996 NOI ....................................              S-90
1997 NOI.....................................              S-90
30/360.......................................        S-77, S-91
57th Street Borrower.........................              S-65
57th Street Building Loan....................              S-65
57th Street Manager..........................              S-65
57th Street Mezzanine Borrower ..............              S-66
57th Street Mezzanine Loan...................              S-66
57th Street Property ........................              S-65
78 Corporate Center Borrower.................              S-76
78 Corporate Center Loan.....................              S-76
% of Total Square Feet ......................              S-92
A
ACMs ........................................              S-46
Act/360......................................        S-77, S-91
Actual Ongoing Capital Item Deposits ........              S-92
ADA .........................................              S-49
Additional Collateral Loan...................              S-18
Additional Rights ...........................              S-85
Advances ....................................             S-148
AIG .........................................              S-36
AISLIC.......................................              S-36
Allocated Loan Amount .......................              S-90
Anchor Tenant ...............................              S-92
Anchored Properties .........................              S-31
Annual Debt Service .........................              S-91
Anticipated Remaining Term ..................              S-91
Anticipated Repayment Date ..................        S-16, S-91
Appraisal Reduction .........................             S-149
Appraisal Reduction Amount ..................             S-149
Appraisal Reduction Event ...................             S-148
ARD Loans ...................................              S-16
Asset Status Report .........................             S-160
Assumed Final Distribution Date .............        S-2, S-122
Assumed Maturity Date .......................       S-10, S-122
Assumed Scheduled Payment ...................             S-147
Audit Program................................             S-154
Authenticating Agent ........................             S-163
Available Distribution Amount ...............       S-20, S-113
B
Balloon Loans ...............................        S-16, S-78
Balloon Payment .............................        S-16, S-78
BAM..........................................              S-76
Base Interest Fraction ......................             S-121
Beverly Borrower.............................              S-67
Beverly Connection Loan......................              S-67
Beverly Mezzanine Loan.......................              S-68
Beverly Mortgage.............................              S-67
Beverly Property.............................              S-67
Bond-Type Leases ............................              S-85
Bondable Leases .............................              S-85
Boulder Cascade Property.....................              S-73
Breach ......................................             S-144
C
Capital Items................................              S-59
Cash Collateral Accounts ....................             S-150
Casualty or Condemnation Rights .............              S-85
Cede ........................................              S-10
CERCLA ......................................              S-46
Certificate Account .........................      S-113, S-150
Certificate Balance .........................             S-109
Certificate Deferred Interest ...............             S-123
Certificate Owner ...........................             S-110
Certificate Registrar .......................             S-163
Certificateholder ...........................             S-111
Certificates ................................ Cover, S-8, S-109
Chubb .......................................              S-36
Class .......................................             S-109
Class A-1 Pass-Through Rate .................        S-2, S-116
Class A-2 Pass-Through Rate .................        S-2, S-116
Class A-3 Pass-Through Rate..................        S-2, S-116
Class A-X Pass-Through Rate .................             S-116
Class B Pass-Through Rate ...................        S-2, S-116
Class C Pass-Through Rate....................        S-2, S-116
Class D Pass-Through Rate ...................        S-2, S-116
Class E Pass-Through Rate ...................        S-2, S-116
Class F Pass-Through Rate ...................             S-116
Class G Pass-Through Rate ...................             S-116
Class H Pass-Through Rate ...................             S-116
Class I Pass-Through Rate ...................             S-116
Class J Pass-Through Rate ...................             S-116
CMBS.........................................             S-166
Code ........................................              S-26
Collateral Substitution Deposit .............              S-82
Collateral Support Deficit ..................             S-123
Commission ..................................              S-11
Comparative Financial Status Report  ........             S-168
Component Rate ..............................             S-116
Constant Prepayment Rate.....................             S-126
Controlling Class ...........................        S-8, S-160
Controlling Class Certificateholder  ........             S-160
Cooperative Loan ............................              S-55
Cooperative Property ........................              S-55
Corrected Mortgage Loan .....................             S-160
CP-MZ........................................              S-67
CPR..........................................             S-126
Credit Lease Assignments ....................              S-13
Credit Lease Default ........................              S-85
Credit Lease Loans ..........................              S-13
Credit Lease Properties .....................              S-13
Credit Leases ...............................              S-13
Credit Support Crossover Date ...............             S-117
Crossed Loans ...............................        S-14, S-84
Cut-off Date Aggregate LTV...................              S-41
Cut-off Date Allocated Loan Amount ..........              S-91
Cut-off Date Principal Balance ..............              S-93

                              S-177

Cut-off Date Principal Balance/Unit  ........              S-91
Cut-off Date Principal Loan Balance  ........              S-91
CVS Sub-Servicer ............................             S-147
D
DCR..........................................             S-172
Debt Service Coverage Ratio..................              S-91
Defeasance Lockout Period ...................        S-17, S-82
Defeasance Option ...........................        S-17, S-82
Defect ......................................             S-137
Definitive Certificates......................             S-112
Delinquent Loan Status Report ...............             S-168
Department ..................................             S-172
Depositor ...................................             Cover
Direct Participants .........................             S-110
Distribution Accounts .......................             S-113
Distribution Date ...........................        S-2, S-112
Distribution Date Statement .................             S-166
Double Net Leases ...........................              S-85
DSCR ........................................              S-91
DTC .........................................  Cover, S-3, S-10
Due Date.....................................              S-77
Due-on-Encumbrance...........................              S-83
Due-on-Sale..................................              S-83
Due Period ..................................             S-113
E
ECC Borrower.................................              S-72
ECC Loans ...................................              S-72
ECC Properties ..............................              S-73
Eligible Bank ...............................             S-151
Embassy Suites Hotel.........................              S-72
Embassy Suites Borrower......................              S-72
Embassy Suites Loan..........................              S-72
Embassy Suites Manager.......................              S-72
Enhancement Insurers ........................              S-36
EPA .........................................              S-46
ERISA .......................................       S-26, S-172
Escrow Account ..............................              S-59
Events of Default ...........................             S-155
Excess Cash Flow.............................              S-78
Excess Interest .............................        S-16, S-77
Excess Interest Distribution Account  .......             S-151
Excess Rate .................................             S-117
Exemption ...................................       S-26, S-172
F
Final Recovery Determination ................             S-167
Fitch........................................ Cover, S-27, S-175
Form 8-K ....................................       S-11, S-109
G
Gift Center Borrower.........................              S-69
Gift Center Loan.............................              S-69
Gift Center Property.........................              S-69
Graoch Associates Borrower...................              S-68
Graoch Associates Loans......................              S-68
Graoch Associates Properties.................              S-68
Graoch Associates Property...................              S-68
Guarantor ...................................              S-35
H
Hard Lockbox ................................        S-15, S-82
Historical Loan Modification Report  ........             S-168
Historical Loss Estimate Report .............             S-168
Hospitality Loan ............................              S-55
Hospitality Property ........................              S-55
I
IBM..........................................              S-62
Indirect Participants .......................             S-110
Industrial Loan .............................              S-55
Industrial Property .........................              S-55
Initial Pool Balance.........................              S-55
Interest Accrual Period .....................             S-117
Interest Calc. ..............................              S-91
Interest Reserve Account ....................             S-151
Interest Shortfall Amount ...................             S-117
IRS .........................................       S-75, S-158
J
Johnson City/Stone Mountain Borrower ........              S-69
Johnson City/Stone Mountain Loan.............              S-69
Johnson City/Stone Mountain Properties ......              S-69
Johnson City Property........................              S-69
L
Lease Enhancement Policies ..................              S-14
Lease Expiration Date .......................              S-93
Lease Extension Fund.........................              S-75
Liquidation Fee .............................             S-164
Liquidation Fee Rate ........................             S-165
Liquidation Proceeds ........................             S-165
LNR..........................................             S-165
Loan to Value Ratio .........................              S-93
Lockout Period ..............................        S-16, S-78
Lower-Tier Distribution Account .............      S-113, S-151
Lower-Tier Regular Interests ................             S-170
Lower-Tier REMIC ............................       S-25, S-170
LTV..........................................              S-93
M
Maintenance Rights ..........................              S-85
Market-Post Tower Borrower...................              S-75
Market-Post Tower Loan.......................              S-75
Market-Post Tower Property...................              S-75
Maturity Date/Anticipated Repayment Date LTV               S-92
Mesa Regal Property..........................              S-73
Mezzanine Certificates ......................      Cover, S-109
Mezzanine Intercreditor Agreement............              S-42
Mezzanine Lender.............................              S-42
Mezzanine Loan...............................              S-42
Mezzanine Loans .............................              S-41
MGM Exercise Date............................              S-64
MGM Exit Fee.................................              S-64
MGM Intercreditor Agreement..................              S-63
MGM LLC Agreement............................              S-63
MGM Mezzanine Borrower.......................              S-63

                              S-178

MGM Mezzanine Lender.........................              S-63
MGM Mezzanine Loan...........................              S-63
MGM Plaza Borrower...........................              S-60
MGM Plaza Loan...............................              S-60
MGM Plaza Management Agreement...............              S-62
MGM Plaza Manager............................              S-62
MGM Plaza Mortgage...........................              S-60
MGM Plaza Property...........................              S-60
MGM Preferred Equity Interest................              S-63
MGM Special Member...........................              S-63
MGM Subordinate Loan.........................              S-63
Mobile Home/Recreational Vehicle Loan .......              S-55
Mobile Home/Recreational Vehicle Property ...              S-55
Modified Lockbox.............................        S-15, S-82
Monthly Interest Distributable Amount  ......       S-20, S-117
Monthly Payment .............................        S-77, S-91
Monthly Payments ............................              S-15
Monthly Rental Payments .....................              S-13
Moody's...................................... Cover, S-27, S-175
Mortgage ....................................              S-55
Mortgage Deferred Interest...................             S-124
Mortgage File ...............................             S-137
Mortgage Interest Accrual Period.............             S-117
Mortgage Loan ...............................       S-11, S-120
Mortgage Loan Assumptions ...................             S-127
Mortgage Loan Purchase Agreement ............              S-56
Mortgage Loan Seller ........................        Cover, S-9
Mortgage Loans .............................. Cover, S-11, S-120
Mortgage Note ...............................              S-55
Mortgage Pass-Through Rate ..................             S-117
Mortgage Rate ...............................  S-15, S-16, S-77
Mortgaged Properties ........................              S-13
Mortgages ...................................              S-13
Mortgagor ...................................              S-36
Multifamily Loan ............................              S-55
Multifamily Property ........................              S-55
N
Net Cash Flow ...............................        S-89, S-90
Net Lease....................................              S-93
Net Mortgage Pass-Through Rate...............             S-118
Net Mortgage Rate ...........................             S-118
New Store....................................              S-36
New Store Loan...............................              S-36
Nonrecoverable Advance ......................             S-148
Norwest Bank.................................             S-162
Note ........................................              S-55
Notional Balance ............................              S-19
O
Occupancy ...................................              S-92
Occupancy Period ............................              S-92
Offered Certificates ........................      Cover, S-109
Office Loan .................................              S-55
Office Property .............................              S-55
Open ........................................              S-79
Optimal Interest Distribution Amount  .......       S-20, S-118
Original Amortization Term ..................              S-92
Original Principal Loan Balance .............              S-91
Other Loan...................................              S-53
Other Property...............................              S-53
Outside Completion Date......................              S-36
P
P&I Advance .................................       S-24, S-147
Paramount Hotel..............................              S-66
Paramount Hotel Loan.........................              S-66
Paramount Hotel Borrower ....................              S-66
Paramount Manager ...........................              S-66
Paramount Mezzanine Loan.....................              S-66
Paramount Mortgage ..........................              S-66
Participants ................................             S-110
Pass-Through Rate ...........................             S-119
Penalty Charges .............................             S-164
Percentage Interest .........................             S-110
Permitted Investments .......................             S-151
Plan ........................................       S-26, S-172
Pool Loans ..................................        S-14, S-84
Pooling and Servicing Agreement .............       Cover, S-8,
                                                    S-19, S-137
Premium .....................................              S-79
Prepayment Assumptions.......................             S-127
Prepayment Interest Excess...................             S-119
Prepayment Interest Shortfall................             S-119
Prepayment Premium Period ...................        S-17, S-78
Prepayment Premiums .........................        S-17, S-78
Primary Servicing Fee........................             S-164
Primary Servicing Fee Rate...................             S-164
Primary Term ................................              S-85
Prime Rate ..................................             S-148
Principal Distribution Amount ...............             S-119
Private Certificates ........................      Cover, S-109
Purchase Price...............................             S-145
R
Ramada Suites Borrower.......................              S-74
Ramada Suites Expansion......................              S-74
Ramada Suites Hotel..........................              S-74
Ramada Suites Loan...........................              S-74
Ramada Suites Manager........................              S-74
Rated Final Distribution Date ...............             S-122
Rating Agencies ............................. Cover, S-27, S-175
RCRA ........................................              S-46
Realmark Borrower............................              S-70
Realmark Loans...............................              S-70
Realmark Mortgage............................              S-70
Realmark Properties..........................              S-71
Realmark Property............................              S-70
Record Date .................................             S-112
Reduction Rate...............................             S-149

                              S-179

Regular Certificates ........................ Cover, S-25,
                                                   S-109, S-170
Reimbursement Rate ..........................             S-148
REIT ........................................              S-63
Related Borrower Loans ......................  S-14, S-37, S-38
Related Proceeds ............................             S-148
Release Date ................................              S-82
Remaining Amortization Term .................              S-93
Remaining Lockout ...........................              S-92
Remaining Lockout and YM.....................              S-92
Remaining Principal Distributable Amount ....             S-119
REMIC .......................................  S-3, S-25, S-170
REMIC Regulations ...........................             S-170
Rents from Real Property.....................             S-159
REO Loan ....................................             S-120
REO Property.................................      S-109, S-160
REO Status Report ...........................             S-168
Required Prepayment..........................        S-18, S-89
Residual Certificates ....................... Cover, S-25, S-109
Restricted Group ............................             S-173
Retail Loan..................................              S-55
Retail Property .............................              S-55
Rev .........................................              S-90
Revised Rate ................................              S-77
Rules .......................................             S-111
S
S&P.......................................... Cover, S-27, S-175
Seasoning ...................................              S-92
Secured Creditor Exclusion...................              S-46
Self-Storage Facility Loan ..................              S-55
Self-Storage Facility Property ..............              S-55
Seller-Servicer .............................             S-146
Seller-Servicer Agreement....................             S-146
Senior Certificates .........................      Cover, S-109
Senior Housing Loan .........................              S-55
Senior Housing Property .....................              S-55
Senior Lender................................              S-42
Servicer .................................... Cover, S-8, S-163
Servicer Remittance Date ....................             S-147
Servicer Watch List .........................             S-168
Servicing Advances ..........................             S-148
Servicing Fee ...............................             S-163
Servicing Fee Rate ..........................             S-163
Servicing Standard ..........................             S-146
Sherwood Forest Borrower.....................              S-73
Sherwood Forest Junior Loan..................              S-73
Sherwood Forest Property.....................              S-73
Significant Loan Concentration...............              S-60
Similar Law .................................             S-172
single-purpose entity .......................             S-142
Special Servicer ............................        Cover, S-8
Special Servicing Fee .......................             S-164
Special Servicing Fee Rate ..................             S-164
Specially Serviced Mortgage Loans ...........             S-160
Springing Lockbox ...........................        S-15, S-83
Stated Maturity Date ........................              S-91
Stated Principal Balance ....................             S-120
Stone Mountain Loan..........................              S-69
Stone Mountain Property......................              S-69
Subordinate Certificates ....................               S-2
T
Tenant ......................................        S-13, S-92
Tenant 1 ....................................              S-92
Tenant 2 ....................................              S-92
Tenant 3 ....................................              S-92
Tenants .....................................              S-13
Treasury Regulations ........................             S-170
Triple Net Leases ...........................              S-85
Trust Fund ..................................             Cover
Trust REMICs ................................             S-170
Trustee .....................................        Cover, S-9
Trustee Fee .................................             S-163
Trustee Fee Rate ............................             S-163
U
Uncovered Prepayment Interest Shortfall .....             S-165
Uncovered Prepayment Interest Shortfall
 Amount......................................             S-119
Underwriter .................................      Cover, S-174
Underwritten NOI.............................              S-90
Unit of Measure .............................              S-92
Units .......................................              S-92
Unpaid Interest Shortfall Amount ............             S-120
Upper-Tier Distribution Account .............      S-113, S-151
Upper-Tier REMIC ............................       S-25, S-170
USAP.........................................             S-154
U/W NOI .....................................              S-90
U/W Occupancy ...............................              S-92
U/W Rev .....................................              S-90
V
Value .......................................              S-92
Voting Rights ...............................             S-157
W
Weighted Average DSCR .......................              S-93
Weighted Average LTV ........................              S-93
Weighted Average Net Mortgage Rate...........             S-120
Withheld Amounts ............................             S-151
Workout Fee .................................             S-164
Workout Fee Rate ............................             S-164
Y
Year Built/Renovated ........................              S-92
Yield Maintenance Charge ....................              S-79
Yield Maintenance Period ....................        S-17, S-78
Yield Protection Payments....................        S-18, S-50
Yield Rate ..................................              S-79
YM ..........................................              S-79
Z
Zoning Laws .................................              S-49

ANNEX A
LOAN CHARACTERISTICS

Loan   Asset     CSFB
  #      #     Control #                      Property Name                                            Address
----   -----   ---------                      -------------                                            -------
   1              118       MGM Plaza                                           2400 Colorado Avenue and 2400-2500 Broadway
   2                3       135 East 57th Street*                               135 East 57th Street
   3              128       Paramount Hotel                                     235 West 46th Street
   4               25       Beverly Connection                                  8480-90 Beverly Boulevard
   5               79       The Gift Center & Jewelry Mart                      888 Brannan Street
   6               73       Embassy Suites Hotel - Washington, DC               1250 22nd Street, NW
   7              138       Ramada Suites Hotel at Lincoln Harbor*              500 Harbor Boulevard
   8              115       Market-Post Tower                                   55 South Market Street
   9               12       78 Corporate Center                                 180 Washington Valley Road
  10                7       240 West 40th Street                                240 West 40th Street
  11              172       Stone Mountain Square Shopping Center               5370 U.S. Highway 78
  12               34       Buena Vista Plaza                                   2411 West Olive Avenue
  13              104       Kmart Store #4983 - San Jose                        777 Story Road
  14              117       Mesa Regal RV Resort                                4700 East Main Street
  15               94       Johnson City Crossing Shopping Center               Southeast Side of State of Franklin Road
  16               99       Kmart Store #4990 - Canton, MI                      41660 Ford Road
  17                2       131 State Street                                    131 State Street
  18              121       Dara Gardens Cooperative                            150-10/20/30/40 71st Avenue & 150-11/15/25/29
                                                                                  72nd Road
  19               89       Holiday Inn/One RT 46 - Summary                     Various
  19     1       089A       Holiday Inn Totowa                                  One Route 46 West
  19     2       089B       One Route 46 West Retail                            One Route 46 West
  20               97       Kendig Square Shopping Center*                      2600 North Willow Street Pike
  21                5       1515 Industrial Way                                 1515 Industrial Way
  22              103       Kmart Store #4991 - Maple Heights, OH               5500 Warrenville Center Road
  23               16       Arapahoe East                                       9600 E. Arapahoe Road
  24               41       Cobb Theaters - Ocala, FL                           SW 19th & SW 27th Avenue
  25               53       Court of Flags Apartments                           22804 91st Way South
  26              113       Malibu Creek Plaza                                  23357-23361 Pacific Coast Hwy. & 3822-3896
                                                                                  Cross Creek Road
  27               23       Bannockburn Executive Plaza                         2275 Half Day Road
  28               86       Holiday Inn - Harrisburg West                       5401 Carlisle Pike
  29              167       Sherwood Forest                                     5300 W Irlo Bronson Memorial Highway
  30              135       Polo Club Apartments                                3806 78th Ave. Ct. W
  31              126       NorthTech Business Park                             20 & 22 Firstfield Rd., 1300 Quince Orchard Blvd.
  32              175       Fox Creek-Summary                                   Various
  32     1       175A       Fox Creek Apts.                                     4303 County Road
  32     2       175B       Spanish Trace/Spanish Trails                        1400 East 35th Street
  32     3       175C       Fox Creek Camden                                    1485 Country Cub Rd.
  32     4       175D       Fox Creek Magnolia                                  2121 Lacari Rd.
  33               66       Delevan/Westdayl - Summary                          Various
  33     1       066A       Delavan Plaza                                       Wright Street
  33     2       066B       Westdayl Plaza                                      SEC of Rte 136
  34              109       Logan Industrial Park                               440 William McClellan Highway
  35              183       Waterfront Centre                                   800 9th Street, S.W.
  36               78       Garden Ridge                                        2512 South Stemmons Freeway
  37               32       Brighton Beach Shopping Center                      2851-2885 West 6th Street a/k/a 532 Neptune Avenue
  38               51       Commerce Plaza III                                  NWC Blackwood-Clemeton and Millbridge Roads
  39               88       Timonium Holiday Inn Select*                        2004 Greenspring Drive
  40               69       Eagles Landing                                      2201 104th Street South
  41              110       Lorraine Apartments                                 245 West Loraine Street
  42             024A       Best Western Grant Park Hotel                       1100 Michigan Avenue
  43             024B       The Evanston Holiday Inn & Conference Center        1501 Sherman Avenue
  44               75       Fox Jewelry Plaza and Los Angeles Theatre           610 South Hill / 615 Broadway
  45              184       Wellington Centre                                   18650 W. Corporate Drive
  46               28       Boulder Cascade Mobile Home Park                    1601 S. Sandhill Road
  47              100       Kmart Store #3718 - Dallas, Tx - Skillman           6000 Skillman Street
  48              122       Residence Inn by Marriott - New Haven, CT*          3 Long Wharf Drive
  49              102       Kmart Store #3863 - Houston, Tx - Cypress Point     310 FM 1960 West
  50              101       Kmart Store #3809 - Houston, Tx - Willowbrook       17717 State Highway 249
  51              112       Los Gatos Lodge                                     50 Los Gatos Saratoga Road
  52              174       Tarzana Medical Office Building*                    18370 Burbank Blvd
  53              108       Lenox Plaza Shopping Center                         1750 Route 46 W. - Route 46 & McBride Avenue
  54              176       Kratsa Hotels - Summary*                            Various
  54     1       176A       Kratsa Hotels - Comfort Inn                         10 Landings Drive
  54     2       176B       Kratsa Hotels - Days Inn                            4 Beta Road
  54     3       176C       Kratsa Hotels - Super 8                             8 Landings Drive
  55               38       The Sedona Apartments                               3324 Castle Heights Avenue
  56                8       Kent Park - Executive House - Summary               Various
  56     1       008A       Kent Park - Executive House                         35, 37 and 39 Danbury Road
  56     2       008B       The Kent Building - 43 Danbury Road                 43 Danbury Road
  56     3       008C       The Kent Building - 57 Danbury Road                 57 Danbury Road
  57              123       Newbrite Shopping Center                            60 East Main Street
  58               87       Holiday Inn - Huntsville, AL                        5903 University Drive
  59               68       Donnybrook/Orangeburg Summary                       Various
  59     1       068A       Donnybrook Shopping Center                          1461 Weaver Street
  59     2       068B       Orangeburg Shopping Center                          Dutch Hill Road and Orangeburg Road
  60              182       Washington Centre                                   415 Egg Harbor Road
  61               67       Dick's Clothing & Sporting Goods Store              6221 Columbia Crossing Circle
  62               81       Hampshire Ambassador Hotel*                         132 West 45th Street
  63              173       Stonehurst/Zenith-Summary                           Various
  63     1       173A       Stonehurst-Baltek Manufacturing Facility/Zenith     10 Fairway Court and 140 La Grand Ave.
                              Laboratories
  63     2       173B       Zenith Laboratories                                 140 LeGrand Ave.
  64             077A       Furr's - Mesa (946)                                 6910 North Mesa Drive
  65             031A       Brandywine - Towne North Plaza                      8371 Creedmoor Road
  66              192       Saddleback Plaza                                    3501 - 3533 East Chapman Avenue
  67              178       Union Camp                                          9797 Sweet Valley Drive
  68              156       RM - Research Triangle                              4900 Prospectus Drive
  69              133       Plaza Arcade                                        27 West 47th Street
  70               18       Autumn Run Apartments                               One Trafalgar Square
  71               72       El Paseo North                                      73-080 & 73-100 El Paseo
  72                9       443 Third Avenue*                                   443-447 Third Avenue (A.K.A. 206 East 31st Street)
  73              119       Motel 6 - Summary*                                  Various
  73     1       119A       Motel 6 - Shepherdsville, KY                        144 Paroquet Springs Drive
  73     2       119B       Motel 6 - Georgetown, KY                            401 Delphlain Road
  73     3       119C       Motel 6 - Corapolis, PA                             1170 Thorn Run Road
  74               39       Amazon.com Building*                                Centerpoint Business Complex
  75              169       Southern Slope Apartments                           4334 E. 66th Street
  76              165       Select Inn - Summary                                Various
  76     1       165A       Select Inn of Janesville                            3520 Milton Avenue
  76     2       165B       Select Inn of Madison                               4845 Hayes Road
  76     3       165C       Select Inn of Waukesha                              2510 Plaza Court
  76     4       165D       Econo-Lodge of Madison                              4726 East Washington Avenue
  77               36       RM - Camelot East Apartments                        1239 West Lynne Way
  78               30       Bradbury Apartments                                 2222 Huntington Drive
  79              180       Victoria's Secret/Limited Express Summary           Various
  79     1       180A       Victoria's Secret/The Limited Express               1721-1723 Chestnut Street
  79     2       180B       The Limited Express                                 1730-1732 Chestnut Street
  80               83       Heartland Place*                                    212 South Central Avenue
  81              139       Residence Inn by Marriott - Fishers, IN             9765 Cross Point Boulevard
  82               92       Inland Business Center                              9004 Archibald Ave.
  83              131       Parkway Plaza Office Building                       23945 Calabasas Road
  84               21       BALLY'S - Miami, Florida                            3455 Northeast 207th Street
  85              171       RM - St. Rita's Office Building                     2350 North Forest Road
  86               20       BALLY'S - Davie, Florida                            2701 South University Drive
  87               91       Howard Johnson Hotel                                16500 Northwest Second Avenue
  88               22       BALLY'S - Virginia                                  12255 Hornsbury Lane
  89               76       Freehold Gardens Hotel                              50 Gibson Place
  90              158       RM - The Fountains Apartments                       6615 Fountains Boulevard
  91             077H       Furr's - Eubank (875)                               5850 Eubank Boulevard, NE
  92               27       Boott Mills South and Storage                       30 French Street/102-1 John Street
  93             077G       Furr's - Louisiana (876)*                           4016 Louisiana Boulevard NE
  94              136       Quakerbridge Shoppes Shopping Center                3800 Quakerbridge Road
  95               74       Emerald Pointe Apartments                           1405 Clearbrook Dr. S.E.
  96               61       CVS - Natick, MA                                    137 Central Street
  97              125       Northgate Plaza                                     1401-15 North Belt Highway
  98              129       Paramount Best Western                              27 Tanzman Road
  99              111       Los Angeles Fine Arts & Wine Storage Company        2290 S. Centinela Avenue
 100             077C       Furr's - Geo. Dieter (938)                          1590 George Dieter Drive
 101               84       Heritage Paradise                                   8777 Skyway
 102             077D       Furr's - Viscount (937)                             9480 Viscount Boulevard
 103               40       Citrus Park Apartments                              320 South Citrus St
 104              161       RM - Williamsburg North                             3838 Williamsburg Way
 105              170       Spartan Business Center                             1249-1269, 1271, 1275, 1279 & 1285 Alma Court
 106             077B       Furr's Americas (944)                               115 South Americas Avenue
 107             031C       Brandywine - Alexander Plaza II                     1203 Murfreesboro Road
 108               80       Gold River Racquet Club                             2201 Gold Rush Drive
 109                1       1278-1284 First Avenue                              1278-1284 First Avenue
 110               26       Bonita Center                                       860 East Carson Street
 111               93       Interlaken Inn                                      74 Interlaken Road
 112              107       Le Reve Hotel                                       8822 Cynthia Street
 113              160       RM - Wayne Estates                                  6851 Wayne Estates Boulevard
 114              140       Rite Aid - 86th, New York, NY                       225 East 86th Street
 115               71       Eckerd's Drug Store - Plano, TX                     2450 Jupiter Boulevard
 116              189       Windsor Gardens                                     220 East 24th Street
 117             031B       Brandywine - Clear Point Plaza                      2525 U.S. Highway 90
 118               82       Havana Park Center                                  10600-10782 East Iliff Avenue
 119             031E       Brandywine - Windward Village                       6291 Windward Boulevard
 120              116       Maumee Marketplace                                  1504-1552 South Reynolds Drive
 121               47       Colton - 2302 Martin                                2302 Martin
 122               58       CVS Pharmacy - Greenville, SC                       Marue St. & Henrydale Ave.
 123              155       RM - Players Club                                   26675 Players Circle
 124              105       Lafayette Business Park                             1900-1940 Lafayette Street
 125               50       Comfort Inn - Garland                               3536 West Kingsley Drive
 126               10       7-Eleven - Anaheim, CA                              611 West Katella Avenue
 127              202       CVS Pharmacy - Hyannis, MA                          North Street & High School Road Ext
 128              159       RM - The Villa Apartments                           55 Villa Road
 129              157       RM - Stonegate Townhomes                            6701 Dickens Ferry Road
 130              114       Marina Lakes Plaza*                                 21st Street and 2021 North Amidon
 131               13       8 Bow Street                                        8 Bow Street
 132              148       Rite Aid - Kingston, NY                             345-361 Flatbush Avenue
 133              191       CVS Pharmacy - Culpeper, Va                         West Street/South Main Street
 134               45       Colton - 18952 MacArthur Blvd.                      18952 MacArthur Blvd.
 135              206       Hook-SupeRx, Inc. - Knoxville Street, Peoria, IL    Knoxville Street and Lindbergh
 136               44       Colton - 18872 MacArthur Blvd.                      18872 MacArthur Blvd.
 137               57       CVS - Garfield, NJ                                  Midland & Van Winkle
 138               17       Arbor Place Apartments                              739 Heritage Avenue
 139              152       RM - Inducon Columbia*                              101 and 121 Trade Zone Drive
 140              186       Westpark Shopping Center                            North side of Baltimore National Pike
 141               59       CVS Pharmacy - Lilburn, Ga                          Beaver Ruin Road and Burns Road
 142              207       Hook-SupeRx, Inc - Prospect Road, Peoria, IL        Prospect Road and Kelly Street
 143              177       Tustin Plaza                                        13821-13891 Newport Avenue
 144             077E       Furr's - Montana (934)                              3518 Montana Avenue
 145              194       CVS Pharmacy - Kernersville, NC                     817 South Main Street
 146               49       Comfort Inn Hotel                                   2115 Aerotech Drive
 147               70       Eckerd's Drug Store - Acworth                       Mars Hill Road
 148              205       Hook-SupeRx, Inc - Big Hollow Road, Peoria, IL      Big Hollow Road and U.S. 50
 149              204       Revco Discount Drug Center - Elkin, NC              North Bridge Street & Oakland Street
 150              154       RM - O'Hara Apartments                              200 Mitchell Road
 151              141       Rite Aid - Augusta, ME                              83 Hospital Street
 152              153       RM - Jackson Park                                   1206 East Hillcrest Drive
 153             077F       Furr's - Ruidoso (905)                              205 Highway 70 West
 154               96       Kendall Professional Building                       9150 SW 87th Avenue
 155               62       CVS Pharmacy - North Conway, NH                     Route 302/Route 16
 156               60       CVS Pharmacy - Monroe, NC                           Highway 74
 157              163       Seaman's Furniture                                  32-27 Steinway Street
 158               65       Revco Discount Drug Center -                        1795 Columbus Avenue
                              Washington Court House, OH
 159              168       South Towne Office Park                             6000-6400 Gisholt and 2000 Engel Drive
 160               54       CVS Pharmacy - Anderson, SC                         Highway 81
 161               56       CVS Pharmacy - Cumming, Ga                          Highway 20 & Haw Creek Circle
 162               64       CVS Pharmacy - Philadelphia, PA                     6344 Stenton Avenue
 163              146       Rite Aid - Jonesboro, Battle Creek                  NWC Battle Creek Rd. at 7267 Tara Blvd.
 164               55       CVS Pharmacy - Burnsville, NC                       U.S. Highway 19 East
 165               15       Airport Plaza                                       20 Passaic Avenue
 166              143       Rite Aid - Gastonia, NC                             1525 S. York Road
 167               43       Colton Plaza                                        2171 Campus Drive
 168              196       CVS Pharmacy - Athens, WV                           101 South State Street
 169               63       CVS Pharmacy - Oxford, Ma                           302 Main Street
 170              162       Saufley Square Shopping Center                      4500 Saufley Field Road
 171              147       Rite Aid - Jonesboro, Flint, GA                     Flint River Road
 172               46       Colton - 2222 Martin Street                         2222 Martin Street
 173                6       2192 Martin                                         2192 Martin
 174              164       A-Secured Self and Vehicle Storage Facility         550 North Power Road
 175               37       Casa Del Lago Apartments                            132 Oyster Creek Drive
 176              132       Peachtree Apartments                                58-128 Peachtree Memorial Drive
 177              151       RM - Beaver Creek                                   500 Center Grange Road
 178              145       Rite Aid - Hinesville                               Route 196
 179             031D       Brandywine - Kash N'Karry, Pasadena                 6851 Gulfport Boulevard
 180              124       North Ranch Center                                  6425 East Bell Road
 181              142       Rite Aid - Claxton, GA                              N/W/C East Main Street & Duval Street
 182               35       Caldonian/Transcript                                Various
 182     1       035A       The Caledonian                                      185-191 High Street
 182     2       035B       The Transcript Building                             164-180 High Street
 183               90       Hollywood Video                                     5921 University Avenue
 184               14       AAA-Discount Storage                                6747 South Sixth Street
 185               48       Colton - Chanteclair Restaurant                     18912 MacArthur Blvd

                                                                                 Original         Cut-off Date      Cut-off Date
                                                                                 Principal       Principal Loan       Principal
          City                  State        Zip             Property Type      Loan Balance        Balance         Balance/Unit
          ----                  -----        ---             -------------      ------------        -------         ------------
Santa Monica                     CA         90404     Office                    146,000,000        145,894,648             135
New York                         NY         10010     Office                     75,000,000         75,000,000             182
New York                         NY         10036     Hotel-Full Svc             74,000,000         73,867,407         125,199
Los Angeles                      CA         90048     Retail-Anchored            63,000,000         63,000,000             248
San Francisco                    CA         94103     Retail-Unanchored          43,000,000         42,969,590             138
Washington                       DC         20037     Hotel-Full Svc             37,100,000         37,100,000         116,667
Weehawken                        NJ         7087      Hotel-Full Svc             33,500,000         33,462,179         137,140
San Jose                         CA         95113     Office                     32,000,000         31,935,966             110
Bedminster Township              NJ         7921      Office                     32,000,000         31,834,631             180
New York                         NY         10018     Office                     25,000,000         25,000,000             159
Stone Mountain                   GA         30087     Retail-Anchored            24,000,000         23,981,901              71
Burbank                          CA         91506     Office                     21,400,000         21,348,483             185
San Jose                         CA         95013     Net Lease                  20,046,310         20,026,222             116
Mesa                             AZ         85205     Mobile Home Park           18,500,000         18,465,911           9,210
Johnson City                     TN         37601     Retail-Anchored            18,250,000         18,236,237              74
Canton                           MI         48187     Net Lease                  17,559,252         17,541,461              99
Boston                           MA         2109      Multifamily                16,500,000         16,433,341             NAP
Kew Garden Hills                 NY         11367     Multifamily                16,362,000         16,350,311          30,561
Various                        Various     Various    Multiprop                  15,500,000         15,471,333             142
Totowa                           NJ         7512      Hotel-Full Svc                                 7,336,406          47,332
Totowa                           NJ         7512      Retail-Unanchored                              8,134,926              75
West Lampeter Township           PA         17584     Retail-Anchored            15,250,000         15,238,431              59
Belmont                          CA         94002     Industrial                 14,000,000         14,000,000              62
Maple Heights                    OH         44137     Net Lease                  13,770,416         13,756,464              94
Greenwood Village                CO         80112     Retail-Unanchored          13,000,000         12,985,696              62
Ocala                            FL         34475     Net Lease                  11,263,143         11,257,025             173
Kent                             WA         98031     Multifamily                11,100,000         11,091,562          50,879
Malibu                           CA         90265     Retail-Unanchored          10,600,000         10,581,350             208
Bannockburn                      IL         60015     Office                     10,500,000         10,492,393              80
Mechanicsburg                    PA         17055     Hotel-Full Svc             10,500,000         10,488,447          44,069
Kissimmee                        FL         34748     Mobile Home Park           10,400,000         10,380,836          13,499
University Place                 WA         98466     Multifamily                10,300,000         10,291,853          42,883
Gaithersburg                     MD         20878     Industrial                 10,250,000         10,228,345              63
Various                        Various     Various    Multifamily                10,000,000          9,989,012          17,934
Texarkana                        AR         71854     Multifamily                                    3,785,180          23,657
Texarkana                        AR         75502     Multifamily                                    2,866,687          12,518
Camden                           AR         71701     Multifamily                                    2,170,502          18,088
Magnolia                         AR         71753     Multifamily                                    1,166,643          24,305
Various                        Various     Various    Retail-Anchored             9,600,000          9,592,761              30
Delavan                          WI         53115     Retail-Anchored                                4,996,229              33
West Baraboo                     WI         53913     Retail-Anchored                                4,596,531              26
Boston                           MA         2128      Industrial                  9,500,000          9,455,544              80
Washington                       DC         20024     Office                      9,468,342          9,436,244              78
Lewisville                       TX         75067     Net Lease                   9,326,339          9,315,796              76
Brooklyn                         NY         11224     Retail-Anchored             9,300,000          9,290,316             147
Gloucester                       NJ         8030      Retail-Anchored             9,100,000          9,093,968             100
Timonium                         MD         21093     Hotel-Full Svc              9,000,000          8,990,810          36,108
Tacoma                           WA         98444     Multifamily                 8,500,000          8,493,590          36,929
Glendale                         CA         91202     Multifamily                 8,400,000          8,400,000          63,636
Chicago                          IL         60603     Hotel-Full Svc              7,600,000          7,589,503          44,125
Evanston                         IL         60201     Hotel-Full Svc              7,600,000          7,589,503          47,733
Los Angeles                      CA         90014     Office                      7,500,000          7,494,707              82
Brookfield                       WI         53045     Office                      7,400,000          7,390,724              77
Las Vegas                        NV         89104     Mobile Home Park            7,200,000          7,200,000          24,080
Dallas                           TX         75231     Net Lease                   7,144,050          7,136,812              74
New Haven                        CT         6511      Hotel-Suites                7,100,000          7,078,875          63,204
Houston                          TX         77090     Net Lease                   6,964,967          6,957,911              72
Houston                          TX         77064     Net Lease                   6,706,125          6,699,331              70
Los Gatos                        CA         95032     Hotel-Full Svc              6,700,000          6,693,508          52,293
Tarzana                          CA         91356     Office                      6,600,000          6,595,351             100
Little Falls/West Paterson       NJ         7424      Retail-Anchored             6,600,000          6,586,437             133
Various                        Various     Various    Hotel-Lim Svc               6,550,000          6,538,566          29,060
Harmar Township                  PA         15238     Hotel-Lim Svc                                  2,657,372          42,181
Harmer Township                  PA         15238     Hotel-Lim Svc                                  1,962,862          19,244
Harmar Township                  PA         15238     Hotel-Lim Svc                                  1,918,332          31,972
Los Angeles                      CA         90034     Multifamily                 6,500,000          6,500,000          54,622
Various                        Various     Various    Multiprop                   6,400,000          6,393,623              64
Wilton                           CT         6897      Mixed Use                                      3,796,214              60
Wilton                           CT         6897      Office                                         1,308,695              67
Wilton                           CT         6897      Mixed Use                                      1,288,715              77
New Britain                      CT         6051      Retail-Anchored             6,400,000          6,393,433              40
Huntsville                       AL         35806     Hotel-Full Svc              6,375,000          6,354,129          31,771
Various                        Various     Various    Multiprop                   6,200,000          6,195,472              75
New Rochelle                     NY         10583     Retail-Unanchored                              2,198,393             156
Orangetown                       NY         10962     Retail-Anchored                                3,997,079              58
Washington Township              NJ         8080      Retail-Anchored             6,200,000          6,195,426              40
Columbia                         MA         21045     Retail-Single Tenant        6,120,000          6,114,199             102
New York                         NY         10036     Hotel-Lim Svc               6,000,000          5,957,845          85,112
Various                        Various     Various    Industrial                  5,959,000          5,949,616              34
Northvale                        NJ         7647      Industrial                                     2,974,808              33
Northvale                        NJ         7647      Industrial                                     2,974,808              36
El Paso                          TX         79912     Net Lease                   5,855,974          5,855,974              87
Raleigh                          NC         27613     Retail-Anchored             5,760,000          5,755,860              56
Orange                           CA         92669     Retail-Unanchored           5,638,000          5,638,000             108
Valley View                      OH         44125     Net Lease                   5,618,551          5,625,643              44
Durham                           NC         27713     Industrial                  5,575,000          5,558,723              49
New York                         NY         10036     Office                      5,500,000          5,495,943             154
Louisville                       KY         40218     Multifamily                 5,500,000          5,495,902          26,941
Palm Desert                      CA         92260     Retail-Unanchored           5,500,000          5,486,070             188
New York                         NY         10016     Multifamily                 5,500,000          5,475,550          78,222
Various                        Various     Various    Net Lease                   5,421,033          5,421,033          18,629
Shepherdsville                   KY         40165     Net Lease                                      1,807,011          18,439
Georgetown                       KY         40324     Net Lease                                      1,807,011          18,439
Corapolis                        PA         15108     Net Lease                                      1,807,011          19,021
New Castle                       DE         92309     Industrial                  5,350,000          5,343,901              27
Tulsa                            OK         74136     Multifamily                 5,200,000          5,196,086          36,592
Various                        Various     Various    Hotel-Lim Svc               5,050,000          5,044,699          14,131
Janesville                       WI         53545     Hotel-Lim Svc                                    811,148          12,875
Madison                          WI         53704     Hotel-Lim Svc                                  1,559,361          16,243
Waucksha                         WI         53186     Hotel-Lim Svc                                  1,643,273          16,270
Madison                          WI         53704     Hotel-Lim Svc                                  1,030,917          10,628
Louisville                       KY         40222     Multifamily                 4,900,000          4,896,290          24,001
Duarte                           CA         91010     Multifamily                 4,600,000          4,600,000          41,071
Various                        Various     Various    Net Lease                   4,633,539          4,400,254             425
Philadelphia                     PA         19103     Net Lease                                      2,641,342             664
Philadelphia                     PA         19103     Net Lease                                      1,758,912             276
Clayton                          MO         63105     Office                      4,400,000          4,395,178              83
Fishers                          IN         46256     Hotel-Suites                4,400,000          4,395,096          56,347
Rancho Cucamonga                 CA         91730     Mixed Use                   4,400,000          4,387,917              21
Calabasas                        CA         91302     Office                      4,300,000          4,296,971              82
Aventura                         FL         33180     Net Lease                   4,314,170          4,291,414             122
Amherst                          NY         14068     Office                      4,250,000          4,247,241              67
Davie                            FL         33025     Net Lease                   4,170,552          4,148,553             118
North Miami                      FL         33169     Hotel-Full Svc              4,100,000          4,094,451          28,834
Newport News                     VA         23602     Net Lease                   4,026,724          4,005,484             107
Freehold                         NJ         7728      Hotel-Full Svc              4,000,000          3,995,848          35,051
Union Township                   OH         45069     Multifamily                 3,900,000          3,889,671          18,091
Albequerque                      NM         87111     Net Lease                   3,887,373          3,887,373              87
Lowell                           MA         1852      Office                      3,839,000          3,831,542              19
Albuquerque                      NM         87110     Net Lease                   3,831,286          3,831,286              89
Hamilton                         NJ         8648      Retail-Anchored             3,832,500          3,828,117              89
Lacey                            WA         98503     Multifamily                 3,800,000          3,796,394          37,964
Natick                           MA         1760      Net Lease                   3,684,207          3,671,358             363
Saint Joseph                     MO         64506     Retail-Anchored             3,669,000          3,659,149              23
Parksville                       NY         12768     Hotel-Lim Svc               3,600,000          3,596,961          19,656
Los Angeles                      CA         90064     Self-Storage                3,600,000          3,596,291              95
El Paso                          TX         79936     Net Lease                   3,488,346          3,488,345              80
Paradise                         CA         95969     Nursing Home                3,500,000          3,487,244          35,225
El Paso                          TX         79925     Net Lease                   3,484,438          3,484,438              85
West Covina                      CA         91791     Multifamily                 3,450,000          3,450,000          49,286
Columbus                         IN         47274     Multifamily                 3,455,000          3,448,916          17,963
San Jose                         CA         95112     Industrial                  3,400,000          3,392,230              37
El Paso                          TX         79907     Net Lease                   3,335,814          3,335,814              70
Franklin                         TN         39576     Retail-Anchored             3,300,000          3,297,628              47
Gold River                       CA         95626     Special Purpose             3,300,000          3,294,684             144
New York                         NY         10021     Multifamily                 3,300,000          3,291,600          57,747
Carson                           CA         90745     Retail-Unanchored           3,200,000          3,197,787             113
Lakeville                        CT         6039      Hotel-Lim Svc               3,200,000          3,196,822          40,466
West Hollywood                   CA         90069     Hotel-Lim Svc               3,100,000          3,087,300          40,095
Huber Heights                    OH         45424     Multifamily                 3,095,000          3,086,520          19,535
New York                         NY         10028     Retail-Single Tenant        3,075,000          3,068,610             568
Plano                            TX         75074     Net Lease                   3,040,542          3,015,326             269
National City                    CA         91950     Nursing Home                3,000,000          2,997,302          30,585
Gautier                          MS         39553     Retail-Anchored             2,950,000          2,947,880              24
Aurora                           CO         80014     Retail-Unanchored           2,943,750          2,941,508              42
Spring Hill                      FL         34607     Mobile Home Park            2,900,000          2,897,882          11,409
Maumee                           OH         43537     Retail-Anchored             2,830,000          2,824,901              29
Irvine                           CA         92612     Office                      2,741,026          2,733,899              50
Greenville                       SC         29605     Net Lease                   2,724,101          2,723,636             269
Lutz                             FL         33549     Multifamily                 2,704,589          2,703,147          18,772
Santa Clara                      CA         95050     Industrial                  2,700,000          2,695,167              41
Garland                          TX         75041     Hotel-Lim Svc               2,700,000          2,693,936          26,155
Anaheim                          CA         92802     Net Lease                   2,676,386          2,668,289             920
Hyannis                          MA         2601      Net Lease                   2,659,530          2,659,530             273
Greenville                       SC         29615     Multifamily                 2,650,000          2,642,493          13,763
Mobile                           AL         36608     Multifamily                 2,645,000          2,638,649          20,297
Wichita                          KS         67203     Retail-Anchored             2,600,000          2,595,544              15
Freeport                         ME         4032      Retail-Anchored             2,475,000          2,471,008             196
Kingston                         NY         12401     Net Lease                   2,420,599          2,410,663             216
Culpeper                         VA         22701     Net Lease                   2,384,475          2,384,068             235
Irvine                           CA         92612     Office                      2,316,538          2,310,515              51
Peoria                           IL         61602     Net Lease                   2,232,301          2,232,301             220
Irvine                           CA         92612     Office                      2,229,051          2,223,256              48
Garfield                         NJ         7026      Net Lease                   2,210,521          2,210,521             211
Gretna                           LA         70056     Multifamily                 2,210,000          2,205,392          16,216
West Columbia                    SC         29172     Industrial                  2,200,000          2,195,741              24
Baltimore                        MD         21228     Retail-Unanchored           2,200,000          2,189,683              60
Lilburn                          GA         30247     Net Lease                   2,169,619          2,169,236             214
Peoria                           IL         61603     Net Lease                   2,167,717          2,167,717             214
Tustin                           CA         92680     Office                      2,150,000          2,146,355              50
El Paso                          TX         79903     Net Lease                   2,120,742          2,120,742              58
Kernsville                       NC         27284     Net Lease                   2,107,872          2,107,872             208
Colorado Springs                 CO         80916     Hotel-Lim Svc               2,100,000          2,097,918          47,680
Acworth                          GA         30101     Net Lease                   2,076,649          2,069,291             195
Peoria                           IL         61615     Net Lease                   2,046,885          2,046,885             202
Elkin                            NC         28621     Net Lease                   2,024,659          2,024,659             200
Greenville                       SC         29615     Multifamily                 2,025,000          2,020,616          20,206
Augusta                          ME         4330      Net Lease                   2,016,439          2,012,829             180
Seymour                          IN         47274     Multifamily                 1,935,000          1,930,085          18,922
Ruidoso                          NM         88345     Net Lease                   1,923,027          1,923,027              60
Miami                            FL         33176     Office                      1,900,000          1,898,530              85
North Conway                     NH         3860      Net Lease                   1,881,852          1,880,945             186
Monroe                           NC         28111     Net Lease                   1,879,670          1,879,337             186
Astoria                          NY         11354     Retail-Single Tenant        1,875,000          1,873,174              78
Washington Court House           OH         43160     Net Lease                   1,840,621          1,840,312             182
Monona                           WI         53713     Office                      1,840,000          1,837,909              33
Anderson                         SC         29622     Net Lease                   1,764,705          1,763,832             174
Cumming                          GA         30130     Net Lease                   1,764,586          1,763,399             174
Philadelphia                     PA         19138     Net Lease                   1,762,981          1,761,774             167
Jonesboro                        GA         30260     Net Lease                   1,743,359          1,736,367             153
Burnsville                       NC         28714     Net Lease                   1,728,379          1,728,085             171
Fairfield                        NJ         7004      Industrial                  1,705,000          1,701,939              48
Gaston                           NC         28052     Net Lease                   1,687,906          1,677,618             150
Irvine                           CA         92612     Office                      1,631,619          1,627,376              48
Athens                           WV         24712     Net Lease                   1,596,647          1,596,647             158
Oxford                           MA         1540      Net Lease                   1,576,752          1,575,943             180
Pensacola                        FL         32526     Retail-Anchored             1,554,000          1,549,406              24
Jonesboro                        GA         30236     Net Lease                   1,536,837          1,533,695             135
Irvine                           CA         92612     Office                      1,535,343          1,531,351              50
Irvine                           CA         92612     Office                      1,500,000          1,496,100              49
Mesa                             AZ         85205     Self-Storage                1,475,000          1,470,942              40
Lake Jackson                     TX         77566     Multifamily                 1,450,000          1,449,077          17,251
Atlanta                          GA         30309     Multifamily                 1,400,000          1,394,043          39,830
Monaca (Center Township)         PA         10561     Multifamily                 1,350,000          1,347,430          16,843
Hinesville                       GA         31313     Net Lease                   1,350,000          1,340,932             119
South Pasadena                   FL         33707     Retail-Single Tenant        1,310,000          1,309,059              23
Scottsdale                       AZ         85254     Retail-Unanchored           1,280,000          1,277,941              52
Claxton                          GA         30417     Net Lease                   1,250,000          1,237,929             109
Various                        Various     Various    Multiprop (Various)         1,150,000          1,149,236              48
Holyoke                          MA         1040      Office                                           649,568              27
Holyoke                          MA         1040      Multifamily                                      499,668          15,615
San Diego                        CA         92115     Retail-Single Tenant        1,050,000          1,049,295             161
Klamath Falls                    OR         97603     Self-Storage                1,000,000            996,899              14
Irvine                           CA         92612     Special Purpose               546,424            545,003              68

 1995 NOI        1996 NOI        1997 NOI      1997 Period         Type            U/W NOI          1995 Rev          1996 Rev
 --------        --------        --------      -----------         ----            -------          --------          --------
25,573,534      29,866,752      30,800,790       6/30/97        Trailing 12       25,832,513       39,104,990        43,633,845
 9,205,897      10,916,223      11,750,875       5/31/97         Annualized       10,235,766       16,893,551        18,625,310
12,288,406      14,323,830      14,638,839       7/31/97        Trailing 12       11,696,904       31,828,644        35,359,236
 6,680,603       6,800,435       6,839,592       5/31/97        Trailing 12        7,176,828        9,602,882         9,799,512
 4,464,378       4,593,209       5,229,896       9/30/97         Annualized        5,344,875        7,991,409         8,268,571
 5,112,687       5,243,316       5,348,398       9/30/97        Trailing 12        5,416,392       14,261,359        14,146,743
 4,592,030       5,127,400       5,848,100       7/31/97        Trailing 12        5,158,786        8,911,887         9,817,096
 3,781,717       3,759,526       4,182,596       4/30/97         Annualized        4,522,287        5,512,044         5,627,633
 4,140,580       3,793,323       3,545,281       8/31/97        Trailing 12        3,655,006        4,316,945         3,958,948
 4,315,727       3,291,857       3,777,269       8/31/97        Trailing 12        3,061,644        6,297,283         5,721,089
        --       2,911,227       2,716,529       9/30/97        Trailing 12        2,807,027               --         3,733,950
 2,915,399       2,773,901       2,772,861       3/31/97        Trailing 12        2,803,578        3,895,198         3,777,202

 2,114,721       2,575,209                       9/30/97         Annualized        2,615,709        3,634,999         4,175,260
        --              --       1,264,912       9/30/97         Annualized        2,244,560               --                --

        --              --       2,139,170                                         2,104,752               --                --
 1,503,056       1,437,183              --                                         2,291,503        3,748,062         3,741,985
 1,063,269       2,135,785       2,183,464       7/31/97         Annualized        2,563,639        5,663,718         6,879,204
   360,690       1,002,189       1,207,308                                         1,196,442        4,858,196         5,498,008
   702,579       1,133,596         976,156                                         1,367,197          805,522         1,381,196
        --       1,727,267       1,899,526       9/30/97         Annualized        1,688,303               --         2,453,649
        --              --       1,236,461       10/31/97        Annualized        1,994,923               --                --

 1,320,021       1,744,733       1,506,483       9/30/97         Annualized        1,732,062        2,073,850         2,383,794

 1,022,810       1,075,393       1,182,188       9/30/97        Trailing 12        1,226,569        1,646,752         1,712,273
 1,253,465       1,381,873       1,404,441       5/31/97        Trailing 12        1,412,228        1,645,870         1,772,226
 1,795,407       1,338,500       1,323,792       8/31/97        Trailing 12        1,493,237        2,566,100         2,132,900
 1,426,000       1,524,000       2,397,000       8/31/97        Trailing 12        2,017,000        7,566,000         8,150,000
 1,007,647       1,173,407       1,384,915       7/31/97         Annualized        1,398,864        1,853,433         1,950,811
 1,034,966       1,099,464       1,146,443       7/31/97        Trailing 12        1,140,512        1,637,583         1,694,214
 1,219,233       1,601,623       1,663,005       3/31/97        Trailing 12        1,592,471        1,776,077         2,093,112
 1,231,393         960,915       1,062,083       6/30/97         Annualized        1,142,210        2,333,328         2,188,561
   455,782         359,981         375,959                                           417,641          796,248           727,787
   394,778         300,657         336,081                                           334,443          842,323           789,447
   249,568         195,099         237,995                                           254,841          495,292           468,358
   131,265         105,178         112,048                                           135,285          199,465           202,969
   729,935       1,307,233       1,432,324       8/31/97        Trailing 12        1,373,723          744,481         1,527,539
        --         665,253         742,318                                           709,137               --           785,968
   729,935         641,980         690,006                                           664,586          744,481           741,571
 1,248,158       1,363,169         942,702       4/30/97         Annualized        1,479,366        1,574,488         1,748,882
 2,177,647       2,267,987       2,244,731       1/31/97        Trailing 12        1,726,789        3,334,042         3,340,983

 1,231,708       1,320,620              --                                         1,186,712        1,582,785         1,655,374
 1,172,491       1,117,251       1,001,778        6/1/97         Annualized        1,049,808        1,469,334         1,474,633
 1,006,068       1,013,760       1,577,870       7/31/97        Trailing 12        1,635,941        6,580,266         6,640,227
   892,934         950,790         910,219       6/30/97        Trailing 12          955,719        1,524,346         1,579,299
        --         640,854              --                                           954,079               --         1,016,941
   898,000       1,014,000       1,094,681       8/31/97        Trailing 12        1,149,000        2,813,000         3,438,000
   937,000       1,197,000       1,638,000       8/31/97        Trailing 12        1,152,000        3,375,000         3,899,000
 1,282,022       1,565,780              --                                         1,156,585        1,963,357         2,344,261
 1,116,134         925,822         956,858       7/31/97         Annualized        1,009,901        1,708,704         1,541,322
   713,532         891,306         897,025       9/30/97         Annualized          895,810        1,452,929         1,577,469

 1,153,753       1,223,032       1,380,645       9/30/97        Trailing 12        1,247,245        3,647,056         3,682,590


        --         774,684       1,099,744       7/31/97        Trailing 12        1,007,756               --         3,106,584
 1,027,283         997,650       1,107,188       7/31/97         Annualized          979,247        1,909,456         1,903,047
   475,022         542,356              --                                           946,458          704,434           775,256
   721,186       1,067,081       1,023,157       7/31/97        Trailing 12          980,051        2,237,939         2,698,081
   264,113         399,990         411,515                                           320,947          777,986           989,535
   260,450         360,328         323,205                                           431,556          871,835           973,275
   196,623         306,763         288,437                                           227,548          588,118           735,271
        --              --                                                           733,917               --                --
   877,424         899,908              --                                           913,150        1,390,248         1,406,628
   481,425         539,125              --                                           540,939          698,174           734,520
   198,319         183,909              --                                           191,764          395,251           372,670
   197,680         176,874              --                                           180,447          296,823           299,438
   988,493         855,560         860,900        8/1/97         Annualized          888,941        1,458,367         1,425,167
   995,926         832,206       1,070,004       6/30/97        Trailing 12        1,038,269        4,306,976         4,398,340
   501,413         550,177         637,599       7/31/97        Trailing 12          797,522          981,942         1,137,494
   148,405         148,124         199,384                                           259,959          331,903           386,632
   353,008         402,053         438,215                                           537,563          650,039           750,862
   371,975              --         477,640       9/30/97         Annualized          846,083          649,860                --
        --              --              --                                           772,094               --                --
   338,000         929,460       1,470,000       4/30/97        Trailing 12        1,276,617        1,941,000         2,895,125
   886,385         893,416         933,490       6/30/97         Annualized          824,793          891,407           900,029
   886,385         893,416         933,490                                           824,793          891,407           900,029
        --              --              --                                                --               --                --

   659,329         676,561         669,769       9/30/97        Trailing 12          710,547          753,494           769,060
        --         526,864         638,204       10/15/97       Trailing 12          685,161               --           714,456

   772,902         866,929         887,091       6/30/97        Trailing 12          932,208          946,481         1,032,617
   525,791         671,988         632,008       9/30/97        Trailing 12          721,312        1,177,910         1,203,668
   618,079         652,221         567,463       6/30/97        Trailing 12          681,778        1,168,069         1,239,690
   804,824         710,805         754,660        4/1/97        Trailing 12          793,360        1,087,290           963,968
   501,864         881,006              --                                           814,355        1,468,351         1,500,380




        --              --              --                                           670,292               --                --
   579,429         654,472         625,379       7/31/97        Trailing 12          611,374          901,387           959,348
   738,667         948,005         952,282       8/31/97        Trailing 12          979,587        2,557,717         2,838,729
   153,903         161,133         153,165                                           150,221          489,046           474,755
   256,935         296,492         299,365                                           323,350          745,877           819,111
   232,791         303,460         330,413                                           287,812          728,176           851,708
    95,038         186,920         169,339                                           218,204          594,618           693,155
   667,272         659,257         659,523       8/31/97        Trailing 12          645,204        1,211,915         1,223,547
        --         537,749         531,928       6/30/97        Trailing 12          522,357               --           949,314



   353,540         476,362              --                                           681,441          561,837           753,482
        --         246,000         758,000       10/10/97       Trailing 12          658,181               --           841,000
   831,834         816,137              --                                           821,132        1,261,443         1,278,200
   696,230         613,446         631,823       9/30/97         Annualized          600,971          821,127           834,920

   583,049         511,367         458,316       6/30/97        Trailing 12          543,035          899,593           946,275

   837,439         861,603         885,749       4/30/97        Trailing 12          852,178        1,710,013         1,830,558

   551,293         573,030         665,996       6/30/97        Trailing 12          717,716        3,780,971         3,558,485
   588,605         554,744         452,777       8/31/97        Trailing 12          524,778        1,240,865         1,153,391

                                        --                                           539,640          878,158           924,434

   519,303         519,973         562,612       9/30/97        Trailing 12          513,022          715,588           746,858
   396,780         415,584         432,105       6/30/97        Trailing 12          432,454          686,574           694,118

   682,610         169,031         258,293       5/31/97         Annualized          486,182          944,945           459,293
   741,611         699,944         774,306        8/1/97        Trailing 12          772,501        4,527,778         4,290,768
   472,520         502,852         547,844       7/31/97        Trailing 12          518,673          757,805           825,426

 1,040,742         943,805              --                                           645,526        4,587,165         4,483,854

        --              --                                                           395,894               --                --
   447,793         427,250         464,764       8/31/97        Trailing 12          456,377        1,015,086           965,356
   480,789         496,606         499,028       5/31/97         Annualized          503,680          581,623           596,562

   437,533         441,020         447,361       9/30/97        Trailing 12          419,279          514,340           527,593
   576,787         693,652         661,700       8/31/97         Annualized          575,252        1,654,585         1,729,435
   299,880         412,336              --                                           477,703          500,543           625,760
        --         318,458         372,369       7/31/97         Annualized          458,975               --           412,177
   755,719         662,384         701,009       8/31/97        Trailing 12          725,638        3,420,007         3,218,449
   816,881         869,706         829,856       2/28/97        Trailing 12          615,355        2,349,375         2,551,229
   399,987         416,987         448,913       8/31/97        Trailing 12          454,119          821,981           831,133
   387,086         386,183              --                                           365,017          437,500           437,500

   515,426         579,010         691,623       7/31/97        Trailing 12          414,090        3,812,818         4,149,224
   373,968         398,325         461,335       9/28/97        Trailing 12          408,185          463,959           499,109
   425,523         491,006         319,734       8/20/97        Partial Year         470,975          617,726           670,698
   221,901         272,128         325,273       9/30/97        Trailing 12          298,329          397,977           435,153
   531,258         428,169              --                                           437,144          656,927           578,482
   390,863              --         544,959       2/28/97         Annualized          523,649          849,996                --

   358,143         308,702         394,482       8/31/97        Trailing 12          359,289          765,354           762,106
        --         206,796         510,674       6/30/97         Annualized          544,768               --           298,309
   550,252         586,213         503,003       3/31/97        Trailing 12          575,497        1,391,351         1,370,171


   473,308         415,410         334,506       8/31/97        Trailing 12          352,351          935,931           914,892
   384,931         384,631         373,165       8/31/97        Trailing 12          380,946          847,376           822,630
   359,098         299,463         341,981       6/30/97         Annualized          384,388          559,945           525,437
   383,334         412,614         458,405       6/30/97         Annualized          383,279          435,919           466,567


   293,256              --         491,421        3/1/97         Annualized          428,959          618,747                --

   187,403              --         420,629        2/1/97         Annualized          416,822          517,306                --

   244,423         276,064         324,769       9/30/97         Annualized          302,303          510,422           544,969
   370,175         441,409         421,022       6/30/97        Trailing 12          369,632          608,703           704,689
   263,699         314,440              --                                           370,299          376,785           424,336


        --              --         417,738       4/30/97         Annualized          300,480               --                --


        --         364,211         541,490       6/30/97        Trailing 12          421,309               --           712,903



   254,648         227,770         288,807       8/31/97        Trailing 12          272,222          500,944           494,893

   295,473         246,627         283,013       8/31/97        Trailing 12          264,632          551,047           548,842

   236,105         236,211         237,962       6/30/97         Annualized          210,960          415,242           407,835


   273,800         290,258         299,500       9/30/97         Annualized          257,829          275,000           291,042

   262,282         308,595              --                                           335,525          600,271           631,296





   202,114         238,792         228,904        6/1/97         Annualized          224,252          263,467           304,663

   160,905              --         316,082       2/28/97         Annualized          284,546          448,894                --


   171,084         195,520         228,240       5/31/97        Trailing 12          240,879          254,064           271,247

   250,158              --         335,805       2/28/97         Annualized          298,025          493,473                --
    63,183              --         292,689       2/28/97         Annualized          276,843          283,396                --
        --              --         150,023       5/31/97        Trailing 12          196,748               --                --
   109,301         149,397         159,185       7/31/97         Annualized          187,174          423,759           403,550
   177,940         211,887         228,649       3/31/97        Trailing 12          220,129          335,099           370,736
   195,580         161,160         207,867       8/31/97        Trailing 12          189,089          455,469           427,325

   211,573         212,104         211,414       9/30/97        Trailing 12          189,185          251,021           250,744
   175,539         205,233         219,007       5/31/97        Trailing 12          217,897          292,255           313,231

   119,693          63,255          91,716       6/30/97        Trailing 12          201,974          347,065           344,193
    56,780          30,099          27,754                                           106,003          178,323           174,999
    62,913          33,156          63,962                                            95,971          168,742           169,194
        --         139,650          93,100       10/29/97       Partial Year         124,705               --           139,650
    80,098         163,520         162,024       3/31/97        Trailing 12          158,572          114,238           224,525
    97,329              --         107,360        2/1/97         Annualized           93,559          144,905                --

                                                                                                        Stated         Anticipated
                    U/W Net                          Annual Debt         Mortgage    Interest          Maturity         Repayment
  U/W Rev          Cash Flow          DSCR             Service             Rate        Calc.             Date              Date
  -------          ---------          ----             -------             ----        -----             ----              ----
39,736,900         23,432,056         1.89            12,418,630            7.64     Actual/360        11/11/27          11/11/04
17,850,128          9,103,930          1.3             7,022,532            8.66     Actual/360         9/11/29           9/11/07
35,251,092          9,934,349         1.42             7,007,372            8.26     Actual/360        10/11/22          10/11/07
10,056,152          7,042,989         1.23             5,707,669            8.12     Actual/360         9/11/27           9/11/07
 8,978,726          5,114,629         1.38             3,693,122            7.74     Actual/360        12/11/27          12/11/07
14,606,696          4,686,037         1.42             3,295,783            7.52     Actual/360        12/11/22          12/11/07
 9,676,638          4,674,954         1.57             2,986,451            7.56     Actual/360        11/11/22          11/11/07
 6,513,959          4,237,103         1.37             3,092,514            9.01     Actual/360         7/11/27           7/11/07
 3,703,234          3,612,103         1.06             3,400,000            7.41     Actual/360         1/11/33           5/11/14
 5,557,155          2,822,454         1.34             2,114,102            7.58     Actual/360        12/11/27          11/11/12
 3,582,894          2,419,866         1.21             1,997,985            7.42     Actual/360        11/11/27          11/11/07
 3,864,954          2,486,827         1.24             2,000,149            8.49     Actual/360         8/11/27           8/11/07
                                                       1,903,968          8.2954      30 / 360          11/1/22
 4,188,287          2,515,459         1.39             1,803,872            8.92     Actual/360         6/1/24            9/1/03
 2,912,059          2,171,543         1.43             1,519,301            7.42     Actual/360        11/11/27          11/11/07
                                                       1,658,192          8.2276      30 / 360          11/1/22
 2,713,191          2,043,204         1.26             1,625,519            9.11     Actual/360         8/1/25            4/1/07
 4,763,280          2,157,753         1.54             1,398,500            7.69      30 / 360          11/1/12
 6,752,024          2,184,857         1.51             1,447,921             8.1     Actual/360        10/11/22          10/11/07
 5,080,712            942,406                                                           NAP
 1,671,312          1,242,451                                                           NAP
 2,507,058          1,509,742         1.19             1,265,807            7.39     Actual/360        11/11/27          11/11/12
 2,163,177          1,736,302         1.48             1,170,082            7.46     Actual/360        12/11/27          12/11/07
                                                       1,300,397          8.2276      30 / 360          11/1/22
 2,490,136          1,549,995         1.32             1,175,242            7.72     Actual/360        11/11/22          11/11/07
                                                       1,059,960          8.6104      30 / 360         10/11/22
 1,887,511          1,172,069         1.27               920,433            7.38     Actual/360        11/11/27          11/11/07
 1,838,601          1,334,043         1.42               942,231             8.1     Actual/360         9/11/27           9/11/07
 2,348,524          1,206,616         1.35               891,387            7.62     Actual/360        11/11/27          11/11/12
 8,831,000          1,576,000         1.66               949,234            7.72     Actual/360        11/11/22          11/11/07
 2,193,608          1,349,343         1.33             1,014,069            8.92     Actual/360         6/1/24            9/1/03
 1,779,301          1,080,512         1.29               837,309            7.18     Actual/360        11/11/27          11/11/07
 2,174,368          1,338,503         1.45               924,058            8.25     Actual/360         8/11/27           8/11/07
 2,245,393            976,643          1.1               887,219            8.08     Actual/360        10/11/27          10/11/07
   746,127            372,041                                                           NAP
   779,215            267,804                                                           NAP
   508,557            216,921                                                           NAP
   211,494            119,877                                                           NAP
 1,902,838          1,263,170         1.58               799,194            7.42     Actual/360        11/11/27          11/11/07
   977,439            664,278                                                           NAP
   925,399            598,892                                                           NAP
 1,886,382          1,367,274         1.43               957,465            9.01     Actual/360         6/11/22           6/11/07
 2,870,223          1,495,385         1.62               920,266            8.57     Actual/360         9/11/22           9/11/07
                                                         923,033          8.3453     Actual/360        10/11/20
 1,715,880          1,103,596         1.27               865,788            8.06      30 / 360         11/11/22          11/11/07
 1,463,337            989,909         1.23               805,843            8.06     Actual/360         11/1/27          11/11/07
 7,232,976          1,274,293         1.51               846,480            8.18     Actual/360        11/11/22          11/11/07
 1,619,050            898,219         1.27               707,620            7.42     Actual/360        11/11/27          11/11/07
 1,394,558            921,079         1.25               736,941            7.77     Actual/360         8/11/27           8/11/07
 3,496,000            974,000         1.33               733,463            8.68     Actual/360        10/11/22          10/11/07
 3,674,000            968,000         1.32               733,463            8.68     Actual/360        10/11/22          10/11/07
 2,002,952            995,725         1.54               644,771            7.75     Actual/360        11/11/27          11/11/12
 1,696,114            862,764         1.38               625,774            7.58     Actual/360        10/11/27          10/11/12
 1,601,662            880,860          1.3               676,934           8.705     Actual/360         2/1/27            2/1/04
                                                         674,642          8.2276      30 / 360          11/1/22
 3,591,599          1,067,665         1.34               798,068            7.67     Actual/360        11/11/12          11/11/07
                                                         657,730          8.2276      30 / 360          11/1/22
                                                         633,287          8.2276      30 / 360          11/1/22
 3,856,138            853,510         1.32               647,403             8.5     Actual/360        11/11/22          11/11/07
 1,874,047            846,020         1.49               567,946            7.76     Actual/360        11/11/27          11/11/07
 1,235,776            887,108         1.48               600,580            8.35     Actual/360         8/11/27           8/11/07
 2,641,458            847,978         1.35               627,093            8.39     Actual/360        10/11/22          10/11/07
   924,271            274,733                                                           NAP
 1,060,681            378,522                                                           NAP
   656,506            194,723                                                           NAP
 1,090,455            703,453         1.27               556,037             7.5     Actual/360        11/11/27          11/11/07
 1,431,315            795,135          1.3               609,641            8.33     Actual/360        11/11/22          11/11/07
   742,291            468,304                                                           NAP
   386,374            167,194                                                           NAP
   302,650            159,637                                                           NAP
 1,459,942            787,084         1.31               600,406            8.15     Actual/360        11/11/22          10/11/07
 4,337,640            698,759         1.11               628,420            8.74     Actual/360         8/11/22           8/1/06
 1,324,250            736,060          1.4               524,297            7.58     Actual/360        11/11/27          11/11/07
   450,415            242,201                                                           NAP
   873,835            493,859                                                           NAP
 1,320,888            755,035         1.45               521,745            7.53     Actual/360        11/11/27          11/11/07
   926,927            703,094         1.23               570,425            8.61     Actual/360        10/11/27          10/11/07
 2,798,806          1,165,972         1.78               654,843            9.38     Actual/360        11/11/18           6/11/07
   857,325            731,623         1.23               594,715            8.89     Actual/360        10/11/22          10/11/07
   857,325            731,623                                                           NAP
        --                 --                                                           NAP
                                                         566,513            9.11     Actual/360        12/11/19          11/11/07
   845,513            591,471          1.2               490,892            7.66     Actual/360        11/11/27          11/11/07
   883,784            622,117         1.21               513,248             7.8     Actual/360         12/1/07
                                                         411,816          7.5781      30 / 360          5/1/22
 1,103,672            745,782         1.44               519,007            8.06     Actual/360         9/11/22           3/11/06
 1,315,547            642,610         1.39               462,832            7.53     Actual/360        11/11/27          11/11/07
 1,287,288            629,595         1.37               460,578            7.48     Actual/360        11/11/27          11/11/07
 1,074,525            733,069         1.48               495,836            8.25     Actual/360         8/11/27           8/11/07
 1,459,162            793,955         1.53               519,055            8.22     Actual/360         7/11/22           7/11/07
                                                         489,127          8.4907     Actual/360         5/11/16
                                                                                        NAP
                                                                                        NAP
                                                                                        NAP
   998,497            573,292         1.21               474,432             7.5     Actual/360        11/11/22          11/11/07
   930,617            575,874         1.33               433,323            7.43     Actual/360        11/11/27          11/11/07
 2,901,268            837,998         1.79               468,122            8.01     Actual/360        11/11/22          12/11/07
   487,352            126,383                                                           NAP
   871,721            280,758                                                           NAP
   845,776            246,726                                                           NAP
   696,419            184,131                                                           NAP
 1,235,779            587,471         1.44               407,119             7.4     Actual/360        11/11/27           5/11/06
   949,617            482,597          1.2               403,563            7.77     Actual/360         8/11/27           8/11/07
                                                         828,221           6.528     Actual/360         2/11/04
                                                                                        NAP
                                                                                        NAP
   965,977            635,942         1.63               390,746            8.09     Actual/360        10/11/27          10/11/07
 1,779,966            569,183         1.44               395,008            7.64     Actual/360        11/11/22          11/11/07
 1,296,109            620,808         1.47               421,253            8.39     Actual/360         9/11/22           9/11/07
   833,796            542,870         1.47               370,025            7.76     Actual/360        10/11/27          10/11/07
                                                         465,468           9.351     Actual/360        12/11/17
   963,351            432,567         1.18               365,459            7.82     Actual/360        11/11/27          11/11/07
                                                         449,973          9.3551     Actual/360        12/11/17
 1,868,672            758,744         1.75               432,941            9.59     Actual/360        10/11/22          10/11/07
                                                         434,455          9.3551     Actual/360        12/11/17
 3,616,482            536,892         1.44               373,019            8.08     Actual/360        11/11/22          11/11/07
 1,160,495            472,103         1.31               359,852             8.5     Actual/360         6/1/27            12/1/05
                                                         385,808            9.11     Actual/360        12/11/19          11/11/07
 1,008,335            430,347         1.21               355,857            8.55     Actual/360         8/11/27           8/11/07
                                                         383,755            9.11     Actual/360         8/31/19          11/11/07
   753,979            454,592         1.34               339,264            7.48     Actual/360        11/11/22          11/11/07
   731,088            405,972         1.33               305,832            7.08     Actual/360        11/11/27          11/11/07
                                                         336,374          7.0438     Actual/360         1/11/18
   764,060            401,511         1.13               354,822            8.51     Actual/360         9/11/22           9/11/07
 4,290,768            557,963          1.5               372,345            9.33     Actual/360        11/11/22          11/11/07
   873,806            509,235         1.51               337,008           8.125     Actual/360        11/11/22          11/11/07
                                                         349,363            9.11     Actual/360        12/11/19          11/11/07
 4,504,454            620,776         1.88               330,027            8.21     Actual/360         8/11/22           8/11/07
                                                         349,365            9.11     Actual/360        12/11/19          11/11/07
   600,322            372,304         1.26               295,127             7.5     Actual/360        11/11/27          11/11/07
   978,658            401,849         1.33               301,637             7.9     Actual/360         8/11/27           1/11/06
   633,086            422,360         1.42               297,104            7.92     Actual/360         8/11/27           8/11/07
                                                         332,610            9.11     Actual/360        12/11/19          11/11/07
   538,366            338,832          1.2               281,240            7.66     Actual/360        11/11/27          11/11/07
 1,713,403            531,303         1.56               341,656            8.42     Actual/360        12/11/17          12/11/07
   766,547            462,296         1.42               326,646            8.79     Actual/360         9/11/22           9/11/04
   553,011            426,377         1.54               277,761            7.85     Actual/360        11/11/27          11/11/07
 3,407,252            555,276         1.82               305,335            8.35     Actual/360        11/11/22          11/11/07
 2,491,924            515,678         1.51               341,909             9.3     Actual/360         9/11/17           9/11/07
   874,615            409,879         1.45               282,947             8.4     Actual/360         6/1/27            12/1/05
   436,500            358,807         1.29               278,775            8.31     Actual/360         8/11/27           8/11/07
                                                         290,902           7.936      30 / 360          1/11/17           1/11/17
 3,894,201            389,590         1.29               300,879            8.95     Actual/360        11/11/22          11/11/07
   532,918            357,946         1.42               251,412            7.66     Actual/360        11/11/27          11/11/07
   656,392            350,900         1.44               243,861            7.37     Actual/360        11/11/27          11/11/07
   493,258            285,579         1.16               245,236            7.58     Actual/360        11/11/27          11/11/07
   599,617            395,620         1.41               281,105            9.32     Actual/360         7/11/27           7/11/07
   875,068            442,678         1.81               245,031            8.16     Actual/360         7/11/27           7/11/07
                                                         186,930          6.6572      30 / 360          5/6/18
   803,040            316,089         1.26               249,887            8.48     Actual/360         6/11/27          12/11/05
   720,482            486,281         2.04               238,418            8.03     Actual/360         9/11/27           9/11/07
 1,464,116            502,292         1.78               281,503            9.43     Actual/360         9/11/22           9/11/07
                                                         259,000          8.3825     Actual/360        12/11/13
                                                         180,711          6.5886      30 / 360          6/6/18
   884,515            299,359         1.25               240,021             8.3     Actual/360         6/1/27            12/1/05
   813,290            337,656         1.39               242,480            8.43     Actual/360         7/11/27          12/11/05
   612,326            292,046         1.16               250,810            8.48     Actual/360        10/11/22          10/11/07
   442,245            363,768         1.42               256,054            8.41     Actual/360        11/11/17          11/11/07
                                                         231,000          6.9705     Actual/360        12/11/16
                                                         163,579          6.6553      30 / 360          5/6/18
   670,831            312,319         1.51               207,084            8.16     Actual/360         7/11/27           7/11/07
                                                         151,724           6.571      30 / 360          6/6/18
   657,260            297,182         1.49               199,263            8.16     Actual/360         7/11/27           7/11/07
                                                         199,425          6.8083     Actual/360         4/11/17
   597,422            268,303         1.37               195,636            7.48     Actual/360        10/11/22          10/11/07
   658,853            253,071         1.26               201,439           7.867     Actual/360        10/11/22           4/11/06
   491,895            328,255         1.48               221,548               9     Actual/360         6/11/22           6/11/07
                                                         152,025          6.8062      30 / 360          5/6/18
                                                         147,335           6.571      30 / 360          6/6/18
   564,742            247,752         1.25               198,380             8.5     Actual/360         9/11/27           8/11/07
                                                         212,657            9.11     Actual/360        12/11/19          11/11/07
                                                         142,904           6.573      30 / 360          6/6/18
   930,516            374,783         1.87               200,545            8.36     Actual/360        11/11/22          11/11/07
                                                         191,456          6.9832     Actual/360         3/11/17
                                                         139,122           6.571      30 / 360          6/6/18
                                                         136,835          6.5526      30 / 360          6/6/18
   528,454            245,422         1.34               183,554            8.29     Actual/360         6/1/27            12/7/05
                                                         189,520          7.0161      30 / 360          9/11/17
   561,286            235,868         1.34               175,654            8.31     Actual/360         6/11/27          12/11/05
                                                         188,631            9.11     Actual/360        12/11/17          11/11/07
   420,438            182,925         1.17               156,155            7.29     Actual/360        11/11/27          11/11/07
                                                         136,888          7.0825      30 / 360          2/6/18
                                                         131,916          6.8062      30 / 360          5/6/18
   272,250            230,229         1.27               180,721            8.47     Actual/360        11/11/22          11/11/07
                                                         130,298          6.8772      30 / 360          4/6/18
   666,659            233,025         1.43               163,457            7.52     Actual/360        11/11/22          11/11/07
                                                         128,014          7.0573      30 / 360          3/6/18
                                                         126,068          6.9443      30 / 360          1/6/18
                                                         122,883          6.7665      30 / 360          1/6/18
                                                         162,927          6.9461      30 / 360         10/11/17
                                                         118,868          6.6729      30 / 360          5/6/18
   298,104            199,213         1.23               161,317            8.25     Actual/360        10/11/22          10/11/07
                                                         164,172           7.303      30 / 360          2/11/17
   486,639            226,943         1.56               145,857            8.16     Actual/360         7/11/27           7/11/07
                                                         108,490          6.5886      30 / 360          6/6/18
                                                         110,026          6.7741      30 / 360          2/6/18
   324,083            199,289         1.33               149,406            8.44     Actual/360         9/11/22           9/11/07
                                                         141,319          6.7417     Actual/360        11/11/17
   510,327            218,344         1.59               137,250            8.16     Actual/360         7/11/27           7/11/07
   455,276            239,633         1.79               134,091            8.16     Actual/360         7/11/27           7/11/07
   294,386            186,019         1.32               141,097            8.38     Actual/360         9/11/22           9/11/07
   502,645            162,652         1.24               130,843            8.26     Actual/360        11/11/27          11/11/07
   360,529            199,315         1.48               134,487            8.43     Actual/360         7/11/22           7/11/07
   433,534            165,489         1.36               121,641            8.23     Actual/360         7/11/27          12/11/05
                                                         137,222            8.17      30 / 360          7/11/17
   239,253            120,865         1.08               111,644            7.66     Actual/360        11/11/27          11/11/07
   327,696            164,852          1.4               117,670            8.46     Actual/360         9/11/27           8/11/07
                                                         132,424            8.57      30 / 360          6/11/17
   393,260            147,735         1.45               101,741            8.05     Actual/360        11/11/27          11/11/07
   208,922             61,096                                                           NAP
   184,338             86,639                                                           NAP
   159,270            117,201         1.27                92,454               8     Actual/360        11/11/27          11/11/07
   222,335            147,510         1.46               100,704               9     Actual/360         8/11/22           8/11/07
   116,000             73,409          1.5                48,847            8.16     Actual/360         7/11/27           7/11/07

Anticipated                Remaining                                            Anticipated       Original
 Remaining    Remaining     Lockout                                              Repayment      Amortization
    Term       Lockout      and YM     Lockbox           Value           LTV      Date LTV          Term
    ----       -------      ------     -------           -----           ---      --------          ----
     83           83           83        Hard         325,000,000         45          41             360
    117           45          117        Hard         120,000,000         63          57             360
    118           46           46        Hard         103,000,000         72          58             300
    117          111          111        Hard          84,000,000         75          67             336
    120          115          115      Modified        55,700,000         77          67             360
    120          120          120      Springing       51,000,000         73          58             300
    119          115          115      Springing       38,200,000         72*         39             300
    115          108          108        Hard          49,200,000         65*         58             360
    197          173          173        Hard          40,000,000         80          44             422
    179          172          172      Springing       35,000,000         71          54             360
    119          112          112      Modified        27,300,000         74*         64             360
    116          109          109        Hard          31,000,000         69          60             339
    299          295          295        Hard                                                        300
     69           62           62        Hard          29,475,000         63          59             333
    119          112          112      Modified        24,400,000         75          65             360
    299          295          295        Hard                                                        300
    112           40          105        Hard          25,300,000         65          57             342
    179          119          119        None          28,500,000         57                         360
    118          114          114      Modified                           67*         55             300
     --          NAP                                   11,000,000                     --
     --          NAP                                   12,000,000                     --
    179          176          176      Modified        19,000,000         80          60             360
    120          120          120      Springing       21,600,000         65          56             360
    299          295          295        Hard                                                        300
    119          115          115      Modified        18,850,000         69          55             300
    298          298          298        Hard                                                        300
    119          112          112      Modified        14,300,000         78          67             360
    117          113          113      Springing       14,600,000         72          64             360
    179          175          175      Springing       16,600,000         63          48             360
    119          112          112      Modified        14,000,000         75          60             300
     69           62           62        Hard          16,000,000         65          61             333
    119          112          112        Hard          12,530,000         82          71             360
    116          109          109        Hard          13,600,000         75          66             360
    118          111          111      Springing                          74          65             360
     --          NAP                                    5,200,000                     --
     --          NAP                                    4,250,000                     --
     --          NAP                                    2,800,000                     --
     --          NAP                                    1,310,000                     --
    119          112          112      Springing                          73          63             360
     --          NAP                                    6,900,000                     --
     --          NAP                                    6,200,000                     --
    114          107          107        Hard          12,500,000         76          63             300
    117          110          110        Hard          14,900,000         63          52             300
    274          274          274        Hard                                                        267
    119          112          112      Modified        12,600,000         74          60             300
    119          117          117      Modified        11,450,000         79          70             360
    119          112          112      Springing       15,500,000         58          47             300
    119          112          112      Modified        10,750,000         79          75             360
    116          113          113      Springing       11,300,000         74          66             336
    118          118          118        Hard           8,950,000         85          72             300
    118          118          118        Hard          11,225,000         68          57             300
    179          172          172      Springing       10,500,000         71          54             360
    178          176          176      Springing        9,750,000         76          57             360
     74           67           67        Hard           9,675,000         74          70             360
    299          299          299        Hard                                                        300
    119          115          115        Hard           9,500,000         75          35             180
    299          295          295        Hard                                                        300
    299          295          295        Hard                                                        300
    119          112          112      Modified        13,300,000         50          41             300
    119          112          112      Modified         9,850,000         67          58             360
    116          109          109      Springing        9,800,000         67          60             360
    118          114          114      Modified                           78          64             300
     --          NAP                                    3,315,000
     --          NAP                                    2,460,000
     --          NAP                                    2,585,000
    119          116          116      Modified         8,200,000         79          70             336
    119          112          112      Modified                           64          52             300
     --          NAP                                    6,200,000
     --          NAP                                    2,150,000
     --          NAP                                    1,625,000
    118          113          113      Springing        8,400,000         76          62             300
    104           97           97      Springing        9,200,000         69          59             300
    119          115          115      Springing                          74          64             360
     --          NAP                                    3,020,000
     --          NAP                                    5,400,000
    119          115          115      Modified         8,000,000         77          67             360
    118          111          111      Modified         8,000,000         76          68             360
    114          107          107        Hard           8,000,000         74          56             252
    118          113          113        Hard                             66          55             300
     --          NAP                                    4,300,000
     --          NAP                                    4,700,000
    119          115          115        Hard                                                        265
    119          116          116      Modified         7,200,000         80          70             360
    120          116          116      Modified         7,200,000         78                         300
    293          293          293        Hard                                                        299
     99           95           95      Springing        7,700,000         72          61             300
    119          117          117      Modified         7,100,000         77          67             360
    119          112          112      Modified         7,800,000         70          61             360
    116          109          109      Springing        7,000,000         78          69             360
    115          108          108      Modified         8,800,000         62          51             360
    221          217          217        Hard                                                        222
     --          NAP
     --          NAP
     --          NAP
    119          112          112      Modified         7,150,000         75          60             300
    119          112          112      Modified         6,400,000         81          70             360
    120          113          113      Modified                           73          59             300
     --          NAP                                    1,100,000
     --          NAP                                    2,150,000
     --          NAP                                    2,260,000
     --          NAP                                    1,385,000
    101           97           97      Springing        6,500,000         75          67             360
    116          113          113      Springing        6,200,000         74          66             336
     74           74           74        Hard                                                         80
     --          NAP
     --          NAP
    118          114          114      Modified         6,500,000         68          59             360
    119          116          116      Springing        6,600,000         67          53             300
    117          110          110      Springing        8,600,000         51          42             300
    118          111          111      Modified         5,900,000         73          64             360
    240          236          236        Hard                                                        245
    119          115          115      Modified         5,500,000         77          68             370
    240          236          236        Hard                                                        245
    118          114          114      Springing        5,790,000         71          59             300
    240          236          236        Hard                                                        245
    119          112          112      Modified         6,500,000         61          50             300
     96           92           92      Springing        5,700,000         68          62             360
    119          115          115        Hard                                                        265
    116          112          112        Hard           5,525,000         69          62             360
    119          115          115        Hard                                                        265
    119          117          117      Modified         5,650,000         68          54             300
    119          112          112      Modified         4,830,000         79          68             360
    241          237          237        Hard                                                        243
    117          112          112        Hard           4,600,000         80          65             300
    119          112          112        Hard           5,200,000         69          58             300
    119          115          115      Modified         5,150,000         70          57             300
    119          115          115        Hard                                                        265
    116          109          109      Springing        5,225,000         67          54             300
    119          115          115        Hard                                                        265
    119          116          116      Modified         4,100,000         84          74             336
     97           93           93      Springing        5,000,000         69          62             360
    116          109          109      Springing        6,000,000         57          50             360
    119          115          115        Hard                                                        265
    119          116          116      Modified         4,150,000         79          69             360
    120          113          113      Springing        5,700,000         58          40             240
     81           74           74      Springing        4,450,000         74          66             300
    119          115          115      Modified         4,400,000         73          64             360
    119          117          117      Modified         6,800,000         47          38             300
    117          104          104      Springing        8,200,000         38          27             240
     96           92           92      Springing        4,100,000         75          69             360
    116          109          109        Hard           4,100,000         75          66             360
    229          225          225        Hard                                                        235
    119          112          112      Modified         4,100,000         73          60             300
    119          116          116      Modified         4,200,000         70          61             360
    119          112          112        Hard           4,000,000         74          64             360
    119          116          116      Modified         4,460,000         65          62             360
    115          111          111        Hard           3,925,000         72          65             360
    115          112          112      Springing        4,490,000         61          54             360
    245          241          241      Modified                                                      246
     96           92           92      Springing        4,150,000         65          59             360
    117          110          110      Springing        6,000,000         51          40             360
    117          110          110      Springing        4,600,000         59          49             300
    192          192          192        Hard                                                        195
    246          242          242      Modified                                                      246
     96           92           92      Springing        5,100,000         52          47             360
     96           92           92      Springing        3,540,000         75          68             360
    118          113          113        Hard           4,100,000         63          52             300
    119          112          112      Springing        3,450,000         72          50             240
    228          228          228        Hard                                                        226
    245          241          241      Modified                                                      246
    115          112          112      Springing        3,700,000         62          55             360
    246          242          242      Modified                                                      246
    115          112          112      Springing        3,550,000         63          55             360
    232          228          228        Hard                                                        233
    118          116          116      Modified         2,800,000         79          63             300
    100           96           96      Springing        4,100,000         54          45             300
    114          107          107      Modified         3,150,000         70          58             300
    245          241          241      Modified                                                      246
    246          242          242      Modified                                                      246
    116          113          113      Modified         3,400,000         63          56             360
    119          115          115        Hard                                                        265
    246          242          242      Modified                                                      246
    119          117          117      Springing        3,050,000         69          56             300
    231          231          231        Hard                                                        233
    246          242          242      Modified                                                      246
    246          242          242      Modified                                                      246
     96           93           93      Springing        2,700,000         75          68             360
    237          237          237        Hard                                                        238
     96           92           92      Springing        2,800,000         69          63             360
    119          115          115        Hard                                                        241
    119          117          117      Modified         2,460,000         77          67             360
    242          238          238      Modified                                                      245
    245          241          241      Modified                                                      246
    119          112          112      Modified         2,500,000         75          61             300
    244          240          240      Modified                                                      245
    119          115          115      Springing        2,400,000         77          61             300
    243          239          239      Modified                                                      246
    241          237          237      Modified                                                      245
    241          237          237      Modified                                                      245
    238          238          238        Hard                                                        236
    245          241          241      Modified                                                      246
    118          113          113        Hard           2,100,000         81          66             300
    230          226          226        Hard                                                        229
    115          112          112      Springing        2,720,000         60          53             360
    246          242          242      Modified                                                      246
    242          238          238      Modified                                                      245
    117          112          112        Hard           2,500,000         62          51             300
    239          239          239        Hard                                                        240
    115          112          112      Springing        2,510,000         61          54             360
    115          112          112      Springing        2,560,000         58          52             360
    117          110          110      Springing        2,965,000         50          41             300
    119          112          112      Modified         1,750,000         83          73             360
    115          108          108      Springing        2,050,000         68          56             300
     96           92           92      Springing        1,800,000         75          68             360
    235          231          231        Hard                                                        240
    119          116          116      Springing        2,300,000         57          50             360
    116          109          109      Springing        2,125,000         60          53             360
    234          230          230        Hard                                                        233
    119          117          117      Modified                           74          65             360
                 NAP                                      730,000
                 NAP                                      830,000
    119          112          112      Springing        1,465,000         72          63             360
    116          109          109        Hard           1,500,000         66          48             300
    115          112          112      Springing        1,075,000         51          45             360

                                                                                           Actual
 Year Built/                      Unit of                   Occupancy        U/W       Ongoing Capital
  Renovated          Unit         Measure       Occupancy    Period       Occupancy     Items Deposits
  ---------          ----         -------       ---------    ------       ---------     --------------
    1991           1,079,076       Sq Ft            99%      8/20/97          92%            $0.20
    1988             412,436       Sq Ft            99%      9/12/97          96%            $0.20
  1925/1998              590       Rooms            83%       9/1/97          79%               4%
  1947/1990          254,302       Sq Ft           100%       8/4/97          99%            $0.35
  1920/1996          311,144       Sq Ft            97%      10/1/97          95%            $0.20
  1987/1997              318       Rooms            76%      9/30/97          76%               4%
    1991                 244       Rooms            88%      12/31/96         80%               4%
    1985             289,893       Sq Ft            98%       4/1/97          96%            $0.20
    1989             176,682       Sq Ft           100%       9/5/97         100%            $0.20
  1923/1997          156,864       Sq Ft           100%      8/31/97          93%
    1991             336,663       Sq Ft            84%      9/30/97          85%            $0.15
    1991             115,130       Sq Ft           100%       7/3/97          95%            $2.40
    1997             171,962       Sq Ft           100%      10/15/97        100%
  1979/1996            2,005        Pads            83%      7/25/97          83%              $50
    1997             246,621       Sq Ft            88%      9/30/97          98%            $0.15
    1997             177,757       Sq Ft           100%      10/15/97        100%
  1901/1996       94/116,025    Units/Sq Ft         95%      5/13/97          92%             $531
  1952/1986              535       Units            99%      8/31/97          95%
                         NAP        NAP
  1982/1996              155       Rooms            80%       8/2/97          75%
  1982/1996          108,475       Sq Ft            78%      7/18/97          78%
    1991             260,224       Sq Ft            96%      10/15/97         94%            $0.15
  1950/1997          224,888       Sq Ft           100%      11/1/97          96%            $0.15
    1997             145,678       Sq Ft           100%      10/15/97        100%
    1980             209,272       Sq Ft            99%       9/1/97          95%            $0.15
    1997              64,940       Sq Ft           100%      9/30/97         100%
  1990/1992              218       Units            99%      10/16/97         95%             $200
  1972/1990           50,948       Sq Ft           100%      8/15/97          98%            $0.15
  1978/1997          131,580       Sq Ft            87%       9/1/97          87%            $0.22
  1970/1996              238       Rooms            70%      10/27/97         71%
  1987/1993              769        Pads            86%      8/31/97          80%              $50
    1990                 240       Units            98%      9/22/97          95%             $250
    1981             163,387       Sq Ft           100%      10/1/97          92%            $0.20
                         557       Units
    1985                 160       Units            87%      8/19/97          82%
  1984/1997              229       Units            85%       9/1/97          74%
    1985                 120       Units            99%      9/20/97          91%
    1983                  48       Units            94%      8/19/97          92%
                     323,224       Sq Ft
    1989             149,695       Sq Ft           100%      8/31/97          99%
    1989             173,529       Sq Ft           100%      8/31/97          98%
  1966/1991          118,705       Sq Ft            94%       7/1/97          95%            $0.20
    1986             120,838       Sq Ft           100%      7/29/97          95%            $0.25
    1997             122,400       Sq Ft           100%      9/30/97         100%
  1931/1985           63,150       Sq Ft           100%      11/7/97          95%
    1990              90,530       Sq Ft           100%      9/29/97          97%            $0.17
  1981/1997              249       Rooms            76%      5/31/97          63%               5%
    1990                 230       Units            90%      9/23/97          91%             $250
  1970/1996              132       Units            97%      7/24/97          95%             $273
  1961/1995              172       Rooms            69%      8/31/97          66%               5%
    1973                 159       Rooms            81%       7/9/97          75%               5%
  1931/1997           91,920       Sq Ft            96%      9/30/97          95%            $0.21
    1987              95,544       Sq Ft           100%      9/26/97          89%            $0.20
    1971                 299        Pads           100%      10/31/97         93%              $50
    1993              97,000       Sq Ft           100%      10/15/97        100%
    1988                 112       Rooms            91%      11/3/97          80%               5%
  1994/1997           96,000       Sq Ft           100%      10/15/97        100%
  1993/1997           96,000       Sq Ft           100%      10/15/97        100%
  1958/1970              128       Rooms            70%      7/29/97          65%
    1975              65,629       Sq Ft           100%      10/31/97         95%            $0.23
  1961/1997           49,415       Sq Ft           100%      5/15/97          95%            $0.20
                         225       Rooms
    1995                  63       Rooms            68%      7/31/97          63%
    1989                 102       Rooms            46%      7/31/97          59%
    1998                  60       Rooms            71%      7/31/97          69%
    1987                 119       Units           100%      4/29/97          95%             $258
                      99,466       Sq Ft
    1978              63,162       Sq Ft            98%       9/1/97          95%
    1985              19,656       Sq Ft            89%       9/1/97          89%
    1987              16,648       Sq Ft           100%       3/3/97          95%
  1966/1997          160,093       Sq Ft           100%       8/7/97          95%            $0.15
  1985/1997              200       Rooms            73%      4/23/97          71%               4%
                      82,983       Sq Ft
  1954/1987           14,094       Sq Ft           100%      10/1/97          95%
  1978/1983           68,889       Sq Ft            93%      11/1/97          93%
  1980/1996          153,716       Sq Ft            88%      10/31/97         88%            $0.09
    1997              60,000       Sq Ft           100%      8/15/97          95%
  1899/1997               70       Rooms            90%      4/30/97          80%               5%
                     173,749       Sq Ft
  1968/1975           91,269       Sq Ft           100%      8/18/97          95%
    1968              82,480       Sq Ft           100%      8/18/97         100%
    1989              67,262       Sq Ft           100%      11/18/97        100%
  1987/1996          103,544       Sq Ft           100%      10/1/97          97%
    1989              52,103       Sq Ft            91%      10/31/97         91%
    1996             127,200       Sq Ft           100%      4/11/97         100%
    1987             114,071       Sq Ft           100%       8/1/97          94%            $0.27
  1923/1977           35,700       Sq Ft            96%      9/30/97          91%            $0.20
    1972                 204       Units            85%      10/16/97         88%             $250
  1980/1990           29,129       Sq Ft            97%       5/1/97          95%            $0.21
    1979                  70       Units            99%      4/23/97          95%             $273
                         291       Rooms
  1987/1997               98       Rooms           100%      4/30/97         100%
  1987/1997               98       Rooms           100%      4/30/97         100%
  1987/1997               95       Rooms           100%      4/30/97         100%
    1997             200,000       Sq Ft           100%      11/1/97          94%            $0.05
    1983                 142       Units            93%      10/6/97          90%             $250
                         357       Rooms
    1973                  63       Rooms            65%      10/1/97          64%
  1979/1984               96       Rooms            66%      10/1/97          66%
    1981                 101       Rooms            64%      10/1/97          61%
    1975                  97       Rooms            53%      10/1/97          48%
    1971                 204       Units            96%      2/26/97          95%             $283
  1979/1996              112       Units            98%      8/24/96          91%             $250
                      10,359       Sq Ft
  1900/1990            3,979       Sq Ft           100%      11/1/97         100%
  1900/1990            6,380       Sq Ft           100%      11/1/97         100%
  1961/1996           53,050       Sq Ft           100%       8/1/97          94%            $0.20
    1996                  78       Rooms            81%      10/10/97         80%               4%
    1979             212,002       Sq Ft            99%       4/1/97          98%            $0.15
    1986              52,337       Sq Ft           100%      9/11/97          95%            $0.20
    1988              35,164       Sq Ft           100%      6/13/97         100%
    1991              63,359       Sq Ft           100%      10/1/97          90%            $0.20
    1985              35,164       Sq Ft           100%      6/12/97         100%
    1974                 142       Rooms            64%       6/5/97          64%               5%
    1990              37,500       Sq Ft           100%      6/11/97         100%
  1978/1996              114       Rooms            62%       8/1/97          64%               5%
    1971                 215       Units            92%      2/26/97          81%             $245
    1985              44,722       Sq Ft           100%      11/18/97        100%
  1870/1991          198,875       Sq Ft            60%       8/1/97          65%            $0.17
    1982              43,100       Sq Ft           100%      11/18/97        100%
    1990              42,963       Sq Ft           100%      10/10/97         95%            $0.36
    1990                 100       Units            98%      9/22/97          95%             $250
  1957/1977           10,125       Sq Ft           100%      9/30/97         100%
    1983             156,081       Sq Ft            85%      10/27/97         82%            $0.15
  1940/1993              183       Rooms            73%      10/21/97         73%               5%
  1954/1990           37,751       Sq Ft            84%      9/18/97          84%            $0.25
    1985              43,512       Sq Ft           100%      11/18/97        100%
    1987                  99        Beds            86%      4/10/97          86%
    1986              41,219       Sq Ft           100%      11/18/97        100%
    1973                  70       Units            98%      9/29/97          95%             $420
    1965                 192       Units            90%       2/5/97          89%             $284
    1981              92,143       Sq Ft           100%       6/4/97          95%            $0.11
    1984              47,544       Sq Ft           100%      11/18/97        100%
    1982              69,954       Sq Ft           100%      10/13/97         97%            $0.15
    1985              22,890       Sq Ft           100%      10/30/97         95%            $0.96
    1930                  57       Units            95%      7/24/97          94%             $327
    1988              28,346       Sq Ft           100%       9/1/97          94%            $0.15
  1974/1996               79       Rooms            61%      8/31/97          63%               4%
  1978/1987               77       Rooms            87%       3/1/97          80%               5%
    1979                 158       Units            97%      2/26/97          93%             $280
    1984               5,400       Sq Ft           100%       4/4/97          95%            $0.15
    1996              11,200       Sq Ft           100%      4/29/97         100%
    1968                  98        Beds            95%      4/15/97          95%             $275
    1980             123,759       Sq Ft           100%      10/6/97          92%            $0.17
    1985              69,488       Sq Ft           100%       8/1/97          92%            $0.23
    1984                 254        Pads            74%      10/16/97         74%           $50.20
    1984              98,800       Sq Ft            98%      3/18/97          94%            $0.23
    1973              54,801       Sq Ft           100%      11/30/97         95%            $0.20
    1998              10,125       Sq Ft           100%      10/29/97        100%
    1986                 144       Units            94%      3/26/97          93%             $300
  1973/1996           65,400       Sq Ft           100%      9/18/97          95%
  1985/1995              103       Rooms            64%      5/16/97          66%               4%
    1988               2,900       Sq Ft           100%      8/11/97         100%
    1998               9,750       Sq Ft           100%      11/25/97        100%
    1971                 192       Units            85%      2/26/97          90%             $276
    1983                 130       Units            92%      2/28/97          85%             $333
  1972/1983          168,191       Sq Ft            86%      8/12/97          75%            $0.15
Various Years         12,588       Sq Ft           100%      10/31/97         94%            $0.59
    1996              11,180       Sq Ft           100%      9/25/97         100%
    1998              10,125       Sq Ft           100%      11/4/97         100%
    1976              45,454       Sq Ft            95%      11/30/97         95%            $0.20
    1998              10,125       Sq Ft           100%      11/26/97        100%
    1976              46,625       Sq Ft           100%      11/30/97         95%            $0.20
    1997              10,500       Sq Ft           100%       5/1/97         100%
  1973/1992              136       Units           100%       9/1/97          95%
    1991              90,910       Sq Ft            98%       8/1/97          98%            $0.20
    1984              36,668       Sq Ft            88%      4/15/97          88%            $0.21
    1998              10,125       Sq Ft           100%      10/17/97        100%
    1998              10,125       Sq Ft           100%      11/26/97        100%
    1986              43,220       Sq Ft            87%       7/1/97          87%            $0.20
    1972              36,813       Sq Ft           100%      11/18/97        100%
    1998              10,125       Sq Ft           100%      11/19/97        100%
    1996                  44       Rooms            80%       7/1/97          75%
    1997              10,594       Sq Ft           100%       3/8/97         100%
    1998              10,125       Sq Ft           100%      11/26/97        100%
    1998              10,125       Sq Ft           100%      11/26/97        100%
    1973                 100       Units            95%      2/26/97          93%             $268
    1997              11,180       Sq Ft           100%      11/1/97         100%            $0.30
    1970                 102       Units            92%      1/26/97          94%             $282
    1985              32,251       Sq Ft           100%      11/18/97        100%
  1973/1997           22,428       Sq Ft           100%      9/12/97          94%            $0.22
    1998              10,125       Sq Ft           100%       9/2/97         100%
    1998              10,125       Sq Ft           100%      10/17/97        100%
  1927/1993           24,000       Sq Ft           100%      10/10/97         90%            $0.15
    1998              10,125       Sq Ft           100%      10/21/97        100%
    1987              56,319       Sq Ft            91%      10/10/97         91%            $0.04
    1998              10,125       Sq Ft           100%      8/15/97         100%
    1998              10,125       Sq Ft           100%      7/17/97         100%
    1998              10,568       Sq Ft           100%      7/31/97         100%
    1997              11,325       Sq Ft           100%      9/22/97         100%            $0.29
    1998              10,125       Sq Ft           100%      10/17/97        100%
  1970/1985           35,291       Sq Ft           100%      5/30/97          95%            $0.19
    1997              11,180       Sq Ft           100%      8/28/97         100%            $0.24
    1973              33,791       Sq Ft           100%      11/30/97         95%            $0.20
    1998              10,125       Sq Ft           100%      11/20/97        100%
    1998               8,760       Sq Ft           100%      9/24/97         100%
    1973              65,400       Sq Ft            84%       6/9/97          83%            $0.15
    1997              11,325       Sq Ft           100%      9/30/97         100%            $0.30
    1973              30,932       Sq Ft           100%      11/30/97         95%            $0.20
    1973              30,773       Sq Ft           100%      11/30/97         95%            $0.20
    1996              37,125       Sq Ft            74%       7/1/97          74%            $0.24
    1972                  84       Units            88%      9/29/97          90%             $500
    1920                  35       Units            91%      3/29/97          91%            $0.24
    1975                  80       Units            88%       2/6/97          95%             $295
    1997              11,288       Sq Ft           100%       7/1/97         100%            $1.65
  1978/1995           56,000       Sq Ft           100%      8/25/97         100%            $0.18
    1985              24,558       Sq Ft           100%       6/7/97          95%            $0.30
    1997              11,325       Sq Ft           100%      5/23/97         100%            $0.14
                         NAP        NAP
  1874/1988           23,670       Sq Ft            72%      10/29/97         72%
  1890/1987               32       Units            94%      10/29/97         94%
    1995               6,525       Sq Ft           100%      1/18/96          95%            $0.20
  1994/1996           73,744       Sq Ft            85%       6/5/97          86%            $0.14
    1975               8,000       Sq Ft           100%      11/30/97         95%            $0.20

                             Lease                                     Lease                                     Lease
                           Expiration    % of                        Expiration    % of                        Expiration    % of
       Tenant 1              Date 1    Total SF         Tenant 2       Date 2    Total SF        Tenant 3        Date 3    Total SF
       --------              ------    --------         --------       ------    --------        --------        ------    --------
MGM                          3-May         24     MGM                  4-May         2
ING Bank                     4-Feb         33     Daffy\'s             11-Jan       13      Boston Consulting     4-Nov        9

Ralphs                       4-Jan         20     General Cinema       5-May        17



GSA/IRS & Expansions         7-Nov         47     MFS DataNet          7-Dec        10
Cellco (Bell Atlantic)       6-Jun        100
Donna Karan New York         8-Dec         83
Media Play                   9-Jan         14     Sportslife           7-Jan        11      T.J. Maxx             1-Oct       10
Walt Disney Company          1-Mar         43     Walt Disney Company  2-Mar        29      Walt Disney Company   Mar-00      28
  (3, 4 & 5)                                        (6 & 7)                                   (1 & 2)
Kmart Corporation            22-Oct       100

Service Merchandise          13-Apr        20     Stein Mart           7-Apr        15      Circuit City          18-Jan      11
Kmart Corporation            22-Oct       100




COMP USA                     13-Dec        25
Kmart                        16-Sep        33     Weis Market          6-Sep        19
KLN Prescision Machining     2-Jun         46     Inhale Therapeutic   9-Jun        54
  Corp.                                             Systems
Kmart Corporation            22-Oct       100
US Post Office               1-Aug         12
Cobb Theatres II, Inc.       21-Dec       100

Super Care Drug              Jul-99        10
Corem Healthcare             1-Aug         23



International Data Products  Feb-00        34     Penril               Sep-99       34      Penrit Datacomm       Aug-00      16
                                                                                              Networks, Inc.





Kmart                        14-Mar        58     Pick'nSave           9-Mar        27
Kmart                        13-Oct        50     Pick'n Save          8-Dec        27
Air Express International    1-Jun         28
District of Columbia         Oct-98       100
Garden Ridge                 17-Oct       100
State of New York-           1-Nov         21
  Facilities
Superfresh                   15-Jun        49






Northwestern National        Jan-98        45

Kmart Corporation            22-Oct       100

Kmart Corporation            22-Oct       100
Kmart Corporation            22-Oct       100


Sneaker Stadium              7-Jan         37









Adams Super Food Store       2-Apr         51


Auguste Restaurant           7-Apr         22
C-Town Supermarket           17-Feb        28
Acme Stores                  20-Dec        43
Dick's Clothing &            17-Jun       100
  Sporting Gds


Baltek Manufacturing         2-Feb        100
Zenith Laboratories          Jan-99       100
Furr's Supermarkets, Inc.    19-Dec       100
Kroger                       20-Jul        55
25 Hour Fitness              10-Jan        42
The Alling & Cory Co.        22-Apr       100
PBM Graphics                 Mar-99        69
Frederica, Ltd.              Aug-00         6

California Pizza Kitchen     7-Aug         18
Maurello Inc.                Sep-00         4




Amazon.com                   2-Oct        100









Victoria's Secret            4-Jan        100
The Limited (Express)        4-Jan        100
Heartland Bank               6-Jun         26

Mini Storage-473 Units       15-Mar        31     Aurora Pump          Jan-99       14      Cucamonga Christian  Jan-00       14
                                                                                              Fellowship
National Comm                Aug-98        20
Bally Total Fitness Club     17-Dec       100
Voice Technologies           Feb-00        41
  Grp-Office
Bally Total Fitness Club     17-Dec       100

Bally Total Fitness Club     17-Dec       100


Furr's Supermarkets, Inc.    19-Dec       100
TRC                          Jul-00        27     Cogenex              2-Oct        14
Furr's Supermarkets, Inc.    19-Dec       100
Mercerville Medical          Dec-98        10

Speen Street CVS, Inc.       18-Jan       100
Hobby Lobby Stores           11-Apr        34     Consolidated Stores  1-Jan        16
                                                    Corp.


Furr's Supermarkets, Inc.    19-Dec       100

Furr's Supermarkets, Inc.    19-Dec       100


Oakgrove Youth Football      Oct-98        13
Furr's Supermarkets, Inc.    19-Dec       100
Big Lots (Kroger sublease)   7-Mar         49

404 Check Express            7-Apr          5
Road House Cafe              Mar-98        13



Rite Aid                     4-Jul        100
Eckerd Corporation           16-Jun       100

Kmart                        5-Sep         49     Delchamps            5-Sep        23
Solid Rock Center            1-Oct         28

Hills Stores Company         10-Jan        81
G.S.A.-Marine Corp.          Apr-98        12
CVS Pharmacy                 19-Jan       100

Vaultline, Inc.              1-Sep          8

The Southland Corporation    13-Dec       100
CVS Pharmacy                 19-Jan       100


Woolworth Corp #6297         3-Jan         61
JCrew Factory Store          2-Mar         48
Rite Aid of New York, Inc.   16-Dec       100
CVS Pharmacy                 19-Jan       100
Windsor Vineyards            2-Mar         12
Hook-SupeRx, Inc             19-Jan       100
Auto-By-Tel Corporation      1-Sep         26
Garfield CVS, INc.           17-Apr       100

Premier Graphics             Aug-99        29
Maryland Sunworks, Inc.      Oct-98        11
CVS Pharmacy                 19-Jan       100
Hook-SupeRx, Inc.            19-Jan       100
YMCA                         2-Jul         26
Furr's Supermarkets, Inc.    19-Dec       100
CVS Pharmacy                 19-Jan       100

Eckerd Corporation           17-Mar       100
Hook-SupeRx, Inc.            19-Jan       100
Revco Discount Drug          19-Jan       100
  Center - E

Rite Aid                     17-Sep       100

Furr's Supermarkets, Inc.    19-Dec       100
Image Equities, Inc.         Feb-00        11
CVS Pharmacy                 19-Jan       100
CVS Pharmacy                 19-Jan       100
Seaman Furniture Co., Inc.   3-May        100
CVS Pharmacy                 19-Jan       100
Power Systems Engineering    Sep-99        19
CVS Pharmacy                 19-Jan       100
CVS Pharmacy                 18-Jan       100
CVS Pharmacy                 18-Feb       100
Rite Aid Of Georgia, Inc.    17-Oct       100
CVS Pharmacy                 19-Jan       100
Chatterly Elegant Desserts   4-Dec         83
Rite Aid/Kerr Drug, Inc.     17-Mar       100
International Data Group     Mar-99        37
CVS Pharmacy                 19-Jan       100
CVS Pharmacy                 19-Jan       100
Winn-Dixie                   5-Jan         43
Rite-Aid                     17-Nov       100
Golden Gate University       Jul-98        20
Westland Insurance           1-Feb         20




Rite Aid - Hinesville        17-Jun       100
Kash n' Karry                3-Feb        100
Gee22 L.L.C.                 6-Feb         17
Rite Aid of Georgia, Inc.    17-Jun       100

Western Mass Training        2-Jun          9     Hannifan Associates  1-Mar         8      Advance Neck &       Dec-00        6
                                                                                              Back Center
Able Physical Therapy, Inc.  3-Jul          7
Hollywood Video              10-Nov       100

Chanteclair Restaurant       Jun-00       100

ANNEX B
CREDIT LEASE LOAN CHARACTERISTICS

        CSFB
Loan    Asset   Control
 No.     No.       #                Property Name/Location                                      Tenant/Lease Guarantor
 ---     ---    -------             ----------------------                                      ----------------------
  88               22    BALLY'S-Newport News, Virginia                                    Bally Total Fitness Holding Corp
  84               21    BALLY'S-Miami, Florida                                            Bally Total Fitness Holding Corp
  86               20    BALLY'S-Davie, Florida                                            Bally Total Fitness Holding Corp
  24               41    Cobb Theaters - Ocala, FL                                         Cobb Theatres II, Inc.
  96               61    CVS - Natick, MA                                                  CVS Center, Inc
 122               58    CVS Pharmacy - Greenville, SC                                     CVS Corporation
 127              202    CVS Pharmacy - Hyannis, MA                                        CVS Corporation
 133              191    CVS Pharmacy - Culpeper, Va                                       CVS Corporation
 135              206    Hook-SupeRx, Inc. - Knoxville Street, Peoria, IL                  CVS Corporation
 137               57    CVS-Garfield, NJ                                                  CVS Corporation
 141               59    CVS Pharmacy - Lilburn, Ga                                        CVS Corporation
 142              207    Hook-SupeRx, Inc - Prospect Road, Peoria, IL                      CVS Corporation
 145              194    CVS Pharmacy - Kernersville, NC                                   CVS Corporation
 148              205    Hook-SupeRx, Inc - Big Hollow Road, Peoria, IL                    CVS Corporation
 149              204    Revco Discount Drug Center - Elkin, NC                            CVS Corporation
 155               62    CVS Pharmacy - North Conway, NH                                   CVS Corporation
 156               60    CVS Pharmacy - Monroe, NC                                         CVS Corporation
 158               65    Revco Discount Drug Center - Washington Court House, OH           CVS Corporation
 160               54    CVS Pharmacy - Anderson, SC                                       CVS Corporation
 161               56    CVS Pharmacy - Cumming, Ga                                        CVS Corporation
 162               64    CVS Pharmacy - Philadelphia, PA                                   CVS Corporation
 164               55    CVS Pharmacy - Burnsville, NC                                     CVS Corporation
 168              196    CVS Pharmacy - Athens, WV                                         CVS Corporation
 169               63    CVS Pharmacy - Oxford, Ma                                         CVS Corporation
 115               71    Eckerd's Drug Store - Plano, TX                                   Eckerd Corporation
 147               70    Eckerd's Drug Store - Acworth, GA                                 Eckerd Corporation
  64             077A    Furr's - Mesa (946) El Paso, TX                                   Furr's Supermarkets, Inc.
  91             077H    Furr's - Eubank (875) Albuquerque, NM                             Furr's Supermarkets, Inc.
  93             077G    Furr's - Louisiana (876) Albuquerque, NM                          Furr's Supermarkets, Inc.
 100             077C    Furr's - Geo. Dieter (938) El Paso, TX                            Furr's Supermarkets, Inc.
 102             077D    Furr's - Viscount (937) El Paso, TX                               Furr's Supermarkets, Inc.
 106             077B    Furr's Americas (944) El Paso, TX                                 Furr's Supermarkets, Inc.
 144             077E    Furr's - Montana (934) El Paso, TX                                Furr's Supermarkets, Inc.
 153             077F    Furr's - Ruidoso (905) Ruidoso, NM                                Furr's Supermarkets, Inc.
  36               78    Garden Ridge- Lewisville, TX                                      Garden Ridge LP
  13              104    Kmart Store #4983 - San Jose, CA                                  Kmart Corporation
  16               99    Kmart Store #4990 - Canton, MI                                    Kmart Corporation
  22              103    Kmart Store #4991 - Maple Heights, OH                             Kmart Corporation
  47              100    Kmart Store #3718 - Skillman - Dallas, Tx                         Kmart Corporation
  49              102    Kmart Store #3863 - Cypress Point - Houston, Tx                   Kmart Corporation
  50              101    Kmart Store #3809 - Willowbrook - Houston, Tx                     Kmart Corporation
  73              119    Motel 6-Summary                                                   Motel 6 GP, Inc.
  73      1      119A    Motel 6 - Shepherdsville, KY                                      Motel 6 GP, Inc.
  73      2      119B    Motel 6 - Georgetown, KY                                          Motel 6 GP, Inc.
  73      3      119C    Motel 6 - Corapolis, PA                                           Motel 6 GP, Inc.
 132              148    Rite Aid - Kingston, NY                                           Rite Aid Corporation
 151              141    Rite Aid - Augusta, ME                                            Rite Aid Corporation
 163              146    Rite Aid - Jonesboro, Battle Creek, GA                            Rite Aid Corporation
 166              143    Rite Aid - Gastonia, NC                                           Rite Aid Corporation
 171              147    Rite Aid - Jonesboro, Flint, GA                                   Rite Aid Corporation
 178              145    Rite Aid - Hinesville, GA                                         Rite Aid Corporation
 181              142    Rite Aid - Claxton, GA                                            Rite Aid Corporation
  79              180    Victoria's Secret/Limited Express Summary                         The Limited Inc.
  79      1      180A    Victoria's Secret / The Limited Express- Philadelphia, PA         The Limited Inc.
  79      2      180B    The Limited Express- Philadelphia, PA                             The Limited Inc.
 126               10    7-Eleven - Anaheim, CA                                            The Southland Corporation
  67              178    Union Camp-Valley View, OH                                        Union Camp Corporation

                                                                                         Cut-off
                 Property           Tenant/Lease                                           Date
                Occupancy          Guarantor Rating                                      Principal             Leased
Property Type      (%)            (S&P/ Moody's)(7)              Lease Type               Balance             Value (1)
-------------      ---            -----------------              ----------               -------             ---------
 Health Club       100               B+        B1                  Bondable              $4,005,484           $4,100,000
 Health Club       100               B+        B1                  Bondable              $4,291,414           $4,300,000
 Health Club       100               B+        B1                  Bondable              $4,148,553           $4,300,000
   Theater         100               NA        NA                 Triple Net            $11,257,025          $11,500,000
   Retail          100               NA        NA                 Double Net             $3,671,358           $3,600,000
   Retail          100               A-        A3                  Bondable              $2,723,636           $2,810,000
   Retail          100               A-        A3                  Bondable              $2,659,530           $3,115,000
   Retail          100               A-        A3                  Bondable              $2,384,068           $2,560,000
   Retail          100               A-        A3                  Bondable              $2,232,301           $2,355,000
   Retail          100               A-        A3                 Double Net             $2,210,521           $2,250,000
   Retail          100               A-        A3                  Bondable              $2,169,236           $2,250,000
   Retail          100               A-        A3                  Bondable              $2,167,717           $2,450,000
   Retail          100               A-        A3                  Bondable              $2,107,872           $2,150,000
   Retail          100               A-        A3                  Bondable              $2,046,885           $2,420,000
   Retail          100               A-        A3                  Bondable              $2,024,659           $2,030,000
   Retail          100               A-        A3                  Bondable              $1,880,945           $2,185,000
   Retail          100               A-        A3                  Bondable              $1,879,337           $1,950,000
   Retail          100               A-        A3                  Bondable              $1,840,312           $1,870,000
   Retail          100               A-        A3                  Bondable              $1,763,832           $1,800,000
   Retail          100               A-        A3                  Bondable              $1,763,399           $1,830,000
   Retail          100               A-        A3                  Bondable              $1,761,774           $1,920,000
   Retail          100               A-        A3                  Bondable              $1,728,085           $1,790,000
   Retail          100               A-        A3                  Bondable              $1,596,647           $1,740,000
   Retail          100               A-        A3                  Bondable              $1,575,943           $1,830,000
   Retail          100               A- (7)    Baa1 (7)           Triple Net             $3,015,326           $3,140,000
   Retail          100               A- (7)    Baa1 (7)           Double Net             $2,069,291           $2,300,000
   Retail          100               NA        NA                  Bondable              $5,855,974           $5,950,000
   Retail          100               NA        NA                  Bondable              $3,887,373           $3,980,000
   Retail          100               NA        NA                  Bondable              $3,831,286           $3,860,000
   Retail          100               NA        NA                  Bondable              $3,488,345           $3,520,000
   Retail          100               NA        NA                  Bondable              $3,484,438           $3,520,000
   Retail          100               NA        NA                  Bondable              $3,335,814           $4,140,000
   Retail          100               NA        NA                  Bondable              $2,120,742           $2,150,000
   Retail          100               NA        NA                  Bondable              $1,923,027           $2,080,000
   Retail          100               NA        NA                 Triple Net             $9,315,796           $9,800,000
   Retail          100               B+        Ba3                 Bondable             $20,026,222          $21,300,000
   Retail          100               B+        Ba3                 Bondable             $17,541,461          $18,000,000
   Retail          100               B+        Ba3                 Bondable             $13,756,464          $13,900,000
   Retail          100               B+        Ba3                 Bondable              $7,136,812           $7,200,000
   Retail          100               B+        Ba3                 Bondable              $6,957,911           $7,400,000
   Retail          100               BB        Ba3                 Bondable              $6,699,331           $7,200,000
    Hotel           NA               NA        NA                 Triple Net             $5,421,033           $5,670,000
    Hotel           NA               NA        NA                 Triple Net                     NA           $1,720,000
    Hotel           NA               NA        NA                 Triple Net                     NA           $1,320,000
    Hotel           NA               NA        NA                 Triple Net                     NA           $2,630,000
   Retail          100               BBB+      Baa1               Double Net             $2,410,663           $2,600,000
   Retail          100               BBB+      Baa1               Double Net             $2,012,829           $2,200,000
   Retail          100               BBB+      Baa1               Double Net             $1,736,367           $1,800,000
   Retail          100               BBB+      Baa1               Double Net             $1,677,618           $1,800,000
   Retail          100               BBB+      Baa1               Double Net             $1,533,695           $1,600,000
   Retail          100               BBB+      Baa1               Double Net             $1,340,932           $1,700,000
   Retail          100               BBB+      Baa1               Double Net             $1,237,929           $1,600,000
   Retail           NA               BBB+      Baa2               Double Net             $4,400,254           $5,500,000
   Retail          100               BBB+      Baa2               Double Net                     NA           $2,200,000
   Retail          100               BBB+      Baa2               Double Net                     NA           $3,300,000
   Retail          100               BB+ (7)   Ba1                Triple Net             $2,668,289           $2,800,000
 Industrial        100               A-        A1                  Bondable              $5,625,643           $5,650,000

                                        Stated        Expiration       Cut-Off Date
 Leased           Dark          Dark   Maturity       of Primary        Annual Debt          Cut-Off Date
  LTV          Value (2)        LTV      Date         Lease Term          Service           Annual Net Rent            DSCR
  ---          ---------        ---      ----         ----------          -------           ---------------            ----
   98%        $2,800,000        143%   12/11/17        12/31/17            $434,455              $458,469              1.06
  100%        $3,000,000        143%   12/11/17        12/31/17            $465,468              $491,194              1.06
   96%        $2,900,000        143%   12/11/17        12/31/17            $449,973              $474,836              1.06
   98%        $9,300,000        121%   10/11/22        12/19/21          $1,059,961            $1,068,300              1.01
  102%        $3,200,000        115%    1/11/18         1/31/18            $336,374              $349,313              1.04
   97%        $2,775,000         98%    5/6/18          1/31/19            $186,930                   NAP                 1
   85%        $3,050,000         87%    6/6/18          1/31/19            $180,711                   NAP                 1
   93%        $2,500,000         95%    5/6/18          1/31/19            $163,579                   NAP                 1
   95%        $2,350,000         95%    6/6/18          1/31/19            $151,724                   NAP                 1
   98%        $1,900,000        116%    4/11/17         1/31/18            $199,425              $201,285              1.01
   96%        $2,250,000         96%    5/6/18          1/31/19            $152,265                   NAP                 1
   88%        $2,425,000         89%    6/6/18          1/31/19            $147,335                   NAP                 1
   98%        $2,150,000         99%    6/6/18          1/31/19            $142,904                   NAP                 1
   85%        $2,410,000         85%    6/6/18          1/31/19            $139,122                   NAP                 1
  100%        $1,990,000        102%    6/6/18          1/31/19            $136,835                   NAP                 1
   86%        $2,135,000         88%    2/6/18          1/31/19            $136,888                   NAP                 1
   96%        $1,950,000         96%    5/6/18          1/31/19            $131,916                   NAP                 1
   98%        $1,825,000        101%    4/6/18          1/31/19            $130,298                   NAP                 1
   98%        $1,800,000         98%    3/6/18          1/31/19            $128,014                   NAP                 1
   96%        $1,830,000         96%    1/6/18          1/31/18            $126,068                   NAP                 1
   92%        $1,920,000         92%    1/6/18          2/1/18             $122,883                   NAP                 1
   97%        $1,760,000         98%    5/6/18          1/31/19            $118,868                   NAP                 1
   92%        $1,695,000         94%    6/6/18          1/31/19            $108,490                   NAP                 1
   86%        $1,800,000         88%    2/6/18          1/31/19            $110,026                   NAP                 1
   96%        $2,100,000        144%    1/11/17         1/5/17             $290,902              $290,902                 1
   90%        $1,700,000        122%    3/11/17         3/7/17             $191,456              $193,575              1.01
   98%        $4,630,000        126%   12/11/19        12/31/19            $566,513              $574,263              1.01
   98%        $3,170,000        123%   12/11/19        12/31/19            $385,808              $408,252              1.06
   99%        $2,570,000        149%   12/11/19        12/31/19            $383,755              $408,252              1.06
   99%        $2,450,000        142%   12/11/19        12/31/19            $349,363              $361,146              1.03
   99%        $2,730,000        128%   12/11/19        12/31/19            $349,365              $361,146              1.03
   81%        $2,190,000        152%   12/11/19        12/31/19            $332,610              $423,954              1.27
   99%        $2,130,000        100%   12/11/19        12/31/19            $212,657              $219,828              1.03
   92%        $1,130,000        170%   12/11/17        12/31/19            $188,631              $208,257               1.1
   95%        $7,888,000        118%   10/11/20        10/31/17            $923,033              $929,288              1.01
   94%       $17,200,000        116%    11/1/22        10/31/22          $1,903,968            $1,903,968                 1
   97%       $14,500,000        121%    11/1/22        10/31/22          $1,658,192            $1,658,192                 1
   99%       $11,300,000        122%    11/1/22        10/31/22          $1,300,397            $1,300,397                 1
   99%        $5,600,000        127%    11/1/22        10/31/22            $674,642              $674,642                 1
   94%        $5,800,000        120%    11/1/22        10/31/22            $657,730              $657,730                 1
   93%        $5,500,000        122%    11/1/22        10/31/22            $633,287              $633,287                 1
   96%        $8,500,000         64%    5/11/16         5/30/16            $489,127              $500,000              1.02
    NA        $2,900,000          NA
    NA        $2,400,000          NA
    NA        $3,200,000          NA
   93%        $2,100,000        115%   12/11/16        12/29/16            $231,000              $233,236              1.01
   91%        $1,800,000        112%    9/11/17         9/5/17             $189,520              $202,350              1.07
   96%        $1,600,000        109%   10/11/17        10/17/17            $162,927              $166,324              1.02
   93%        $1,400,000        120%    2/11/17         3/16/17            $164,172              $165,879              1.01
   96%        $1,300,000        118%   11/11/17        11/30/17            $141,319              $146,172              1.03
   79%        $1,400,000         96%    7/11/17         6/30/17            $137,222              $156,051              1.14
   77%        $1,300,000         95%    6/11/17         6/1/17             $132,424              $143,883              1.09
   80%        $2,100,000        210%    2/11/04         3/31/04            $828,221              $842,957              1.02
    NA          $800,000          NA
    NA        $1,300,000          NA
   95%        $2,200,000        121%   12/11/13        12/31/13            $259,000              $259,008                 1
  100%        $4,600,000        122%    5/1/22          4/30/22            $411,816              $411,816                 1

 First Step       First Step       First Step      First Step   Second Step        Second Step       Second Step      Second Step
  Date of         Date Annual      Date Annual         Date        Date of          Date Annual      Date Annual          Date
Debt Service      Debt Service      Net Rent         DSCR (3)   Debt Service       Debt Service        Net Rent         DSCR (3)
------------      ------------      --------         --------   ------------       ------------        --------         --------
  8/11/02            $447,489        $472,223          1.06       8/11/07             $460,913          $486,390          1.06
  8/11/02            $479,433        $505,929          1.06       8/11/07             $493,816          $521,107          1.06
  8/11/02            $463,472        $489,083          1.06       8/11/07             $477,377          $503,755          1.06
  11/11/02         $1,091,760      $1,100,349          1.01       11/11/07          $1,124,513        $1,133,359          1.01
  10/11/07           $361,187        $374,625          1.04
   6/6/98            $230,614        $230,614             1        5/6/03             $244,451          $244,451             1
   7/6/98            $223,884        $246,156           1.1        6/6/03             $237,317          $260,925           1.1
   6/6/98            $201,831        $201,831             1        5/6/03             $213,941          $213,941             1
   7/6/98            $200,613        $236,925          1.18
  7/11/07            $215,467        $217,350          1.01       7/11/12             $232,872          $234,780          1.01
   6/6/98            $185,913        $185,914             1        5/6/03             $197,068          $197,068             1
   7/6/98            $194,809        $232,875           1.2
   7/6/98            $177,217        $177,218             1        6/6/03             $187,850          $187,850             1
   7/6/98            $183,950        $229,939          1.25
   9/6/98            $170,649        $170,649             1        8/6/03             $180,888          $180,888             1
   4/6/98            $161,725        $185,794          1.15        3/6/03             $174,663          $198,754          1.14
   6/6/98            $161,068        $161,068             1        5/6/03             $170,732          $170,732             1
   6/6/98            $158,988        $158,988             1        5/6/03             $168,527          $168,527             1
   4/6/98            $154,334        $154,334             1        3/6/03             $163,594          $163,594             1
   3/6/98            $153,001        $156,933          1.03        2/6/03             $162,417          $166,349          1.02
   3/6/98            $150,689        $154,305          1.02        2/6/03             $159,947          $163,563          1.02
   6/6/98            $146,508        $146,508             1        5/6/03             $155,298          $155,298             1
   7/6/98            $134,409        $134,409             1        6/6/03             $142,473          $142,473             1
   4/6/98            $135,061        $148,307           1.1        3/6/03             $143,164          $157,154           1.1
  2/11/02            $305,447        $305,447             1       2/11/07             $320,719          $320,719             1
  4/11/02            $196,753        $198,872          1.01       4/11/07             $202,050          $204,169          1.01
  1/11/99            $588,888        $596,944          1.01       1/11/01             $612,396          $620,774          1.01
  1/11/01            $406,878        $430,548          1.06       1/11/04             $429,423          $454,404          1.06
  1/11/01            $404,713        $430,548          1.06       1/11/04             $427,137          $454,404          1.06
  1/11/01            $368,442        $380,869          1.03       1/11/04             $388,858          $401,973          1.03
  1/11/01            $368,445        $380,869          1.03       1/11/04             $388,860          $401,973          1.03
  1/11/01            $350,775        $447,107          1.27       1/11/04             $370,211          $471,881          1.27
  1/11/01            $224,270        $231,833          1.03       1/11/04             $236,697          $244,679          1.03
  1/11/01            $201,836        $222,835           1.1       1/11/04             $215,965          $238,434           1.1







  6/11/99            $534,476        $546,357          1.02       6/11/00             $545,166          $557,284          1.02










  11/11/00           $929,376        $944,112          1.02


  4/11/98            $259,008        $259,006             1       1/11/99             $295,008          $295,008             1
   5/1/02            $473,588        $473,588             1        5/1/07             $544,627          $544,627             1

 Third Step        Third Step     Third Step      Third Step    Fourth Step    Fourth Step     Fourth Step      Fourth Step
  Date of         Date Annual     Date Annual        Date         Date of      Date Annual      Date Annual        Date
Debt Service      Debt Service      Net Rent       DSCR (3)     Debt Service   Debt Service      Net Rent        DSCR (3)
------------      ------------      --------       --------     ------------   ------------      --------        --------
  8/11/12            $474,741       $500,981         1.06
  8/11/12            $508,630       $536,740         1.06
  8/11/12            $491,698       $518,868         1.06
  11/11/12         $1,158,248     $1,167,360         1.01          11/11/17      $1,192,995     $1,202,381          1.01

   5/6/08            $259,117       $259,117            1           5/6/13         $274,668       $274,668             1
   6/6/08            $251,556       $276,581          1.1           6/6/13         $266,649       $293,176           1.1
   5/6/08            $226,777       $226,777            1           5/6/13         $240,384       $240,384             1


   5/6/08            $208,892       $208,892            1           5/6/13         $221,426       $221,426             1

   6/6/08            $199,121       $199,121            1           6/6/13         $211,068       $211,069             1

   8/6/08            $191,741       $191,741            1           8/6/13         $203,245       $203,245             1
   3/6/08            $188,636       $212,726         1.13           3/6/13         $203,727       $227,813          1.12
   5/6/08            $180,976       $180,976            1           5/6/13         $191,834       $191,835             1
   5/6/08            $178,639       $178,639            1           5/6/13         $189,357       $189,357             1
   3/6/08            $173,410       $173,410            1           3/6/13         $183,815       $183,815             1
   2/6/08            $172,398       $176,330         1.02           2/6/13         $182,978       $186,910          1.02
   2/6/08            $169,761       $173,377         1.02           2/6/13         $180,163       $183,780          1.02
   5/6/08            $164,616       $164,616            1           5/6/13         $174,493       $174,493             1
   6/6/08            $151,022       $151,022            1           6/6/13         $160,083       $160,083             1
   3/6/08            $151,754       $166,615          1.1           3/6/13         $160,860       $176,602           1.1
  2/11/12            $336,755       $336,755            1
  4/11/12            $207,347       $209,466         1.01
  1/11/03            $637,094       $645,810         1.01           1/11/05        $663,043       $672,114          1.01
  1/11/07             $453.55       $479,930         1.06          12/11/07        $479,930       $479,930             1
  1/11/07            $451,131       $479,930         1.06          12/11/07        $479,930       $479,930             1
  1/11/07            $410,702       $424,554         1.03          12/11/07        $424,554       $424,554             1
  1/11/07            $410,705       $424,554         1.03          12/11/07        $424,554       $424,554             1
  1/11/07            $391,008       $498,389         1.27          12/11/07        $498,389       $498,389             1
  1/11/07            $249,994       $258,424         1.03          12/11/07        $258,424       $258,424             1
  1/11/07            $231,082       $255,124          1.1          12/11/07        $255,124       $255,124             1







  6/11/01            $556,069       $568,430         1.02           6/11/02        $567,191       $579,798          1.02













  1/11/02            $310,008       $310,008            1           1/11/05        $320,004       $320,004             1
   5/1/12            $626,321       $626,321            1           5/1/17         $720,269       $720,269             1

Fifth Step         Fifth Step          Fifth Step     Fifth Step  Sixth Step        Sixth Step        Sixth Step      Sixth Step
  Date of          Date Annual         Date Annual        Date      Date of         Date Annual       Date Annual         Date
Debt Service       Debt Service         Net Rent       DSCR (3)   Debt Service     Debt Service        Net Rent        DSCR (3)
------------       ------------         --------       --------   ------------     ------------        --------        --------



























  1/11/07            $690,304            $699,748        1.01      12/11/07           $699,748         $699,748            1
  1/11/12            $499,439            $499,439           1      1/11/17            $519,924         $519,924            1
  1/11/12            $499,439            $499,439           1      1/11/17            $519,924         $519,924            1
  1/11/12            $441,812            $441,812           1      1/11/17            $459,934         $459,934            1
  1/11/12            $441,812            $441,812           1      1/11/17            $459,934         $459,934            1
  1/11/12            $518,649            $518,649           1      1/11/17            $539,922         $539,922            1
  1/11/12            $268,929            $268,929           1      1/11/17            $279,959         $279,959            1
  1/11/12            $267,880            $267,880           1







  6/11/03            $578,535            $591,394        1.02      6/11/04            $590,105         $603,222         1.02













  1/11/09            $328,008            $328,008        1.00


                                                                       ANNEX C

       Credit Suisse First Boston Mortgage Securities Corp., Series 1997-C2
                       COMPARATIVE FINANCIAL STATUS REPORT
                            as of ______________________

                                                  ORIGINAL UNDERWRITING INFORMATION
                                                  ---------------------------------
                                                  BASIS YEAR
                                                  -------------------
                                                    LAST
                        CURRENT   PAID   ANNUAL   PROPERTY FINANCIAL
 LOAN                    SCHED    THRU    DEBT     IMPACT  INFO AS OF   %   TOTAL     $     (1)
NUMBER   CITY   STATE   BALANCE   DATE   SERVICE    DATE      DATE    OCC  REVENUE   NOI    DSC
------   ----   -----   -------   ----   -------  -------- ---------- ---  -------   ---    ---

List all loans currently in deal with or with out information largest to smallest loan






Total:                  $                $                            WA   $        $       WA


--------------------------------------------------------------------------------------------------
                                                             RECEIVED
FINANCIAL INFORMATION:                                  LOANS                   BALANCE
                                                      #         %             $          %
CURRENT FULL YEAR:
CURRENT FULL YR. RECEIVED WITH DSC LESS THAN 1:
PRIOR FULL YEAR:
PRIOR FULL YR. RECEIVED WITH DSC LESS THAN 1:
QUARTERLY FINANCIALS:


-----------------------------------------------------------------------------------------------------









   PRIOR FULL YEAR OPERATING INFORMATION                       CURRENT ANNUAL OPERATING INFORMATION
  -----------------------------------------                    -------------------------------------
          AS OF____________                   NORMALIZED                AS OF ____________             NORMALIZED
                                            --------------                                           -------------

   LAST                                                       LAST
 PROPERTY  FINANCIAL                                   (1)   PROPERTY  FINANCIAL
  IMPACT  INFO AS OF    %        TOTAL       $         DSC    IMPACT  INFO AS OF    %       TOTAL      $     (1)
   DATE      DATE      OCC      REVENUE     NOI         X      DATE      DATE      OCC     REVENUE    NOI    DSC
--------- ----------  ----      -------     ---        ---   --------  ----------  ---     --------   ----   ----






                       WA        $           $         WA                           WA      $         $       WA


--------------------------------------------------------------------------------------------------------------------
                 REQUIRED
     LOANS                            BALANCE
  #             %                    $         %






---------------------------------------------------------------












               "ACTUAL"                                    (2)
       YTD FINANCIAL INFORMATION                           NET CHANGE
--------------------------------                           --------------
                MONTH REQUIRED                             CURRENT & BASIS
                --------------                             ----------------



 FINANCIAL                                                            %
 INFO AS OF     %        TOTAL        $          %         $        TOTAL      (1)
    DATE       OCC      REVENUE      NOI        DSC       OCC         REV      DSC
------------  ----      -------      ---        ---       ---       -----      ---





                WA       $            $          WA        WA        $          WA


--------------------------------------------------------------------------------------














(1) DSC calculated using NOI / Debt Service
(2) Net change should compare the latest year to the underwriting year

       Credit Suisse First Boston Mortgage Securities Corp., Series 1997-C2
                         DELINQUENT LOAN STATUS REPORT
                          as of ______________________

                                             (A)              (B)                (C)             (D)
                          SQ FT OR                               TOTAL            TOTAL          OTHER      (E)=A+B+C+D
                  PROP-     UNITS/    PAID                  OUTSTANDING P&I     OUTSTANDING     ADVANCES       TOTAL     CURRENT
    LOAN #        ERTY      OCC %/     T0   SCHEDULED LOAN     ADVANCES TO      EXPENSES TO     (TAXES &      MONTHLY    MONTHLY
 CITY & STATE     TYPE      DATE      DATE     BALANCE            DATE             DATE         ESCROW)      EXPOSURE      P&I
-------------     ----     -------   ------  --------------   ---------------    ------------    --------    ---------   -------





























                                                                                                  DATE
                                                                                                   NOI
                                                     MOST    APPRAISAL  TRANSFER   (G)=(.92*F)-E  FILED/
CURRENT               LTM      LTM                 ACCURATE   BPO OR      DATE/      LOSS USING    FCL
INTEREST MATURITY     NOI      NOI/   VALUATION    PROPERTY  INTERNAL    CLOSING      92% APPR.   SALE
 RATE     DATE        DATE     DSCR     DATE        VALUE    VALUE**      DATE      OR BPO (F)    DATE    STATUS*    COMMENTS
------- --------     ------ --------- ---------   --------- ----------- ------     ------------- ------- --------   ----------
90 + DAYS DELINQUENT





60 DAYS DELINQUENT





30 DAYS DELINQUENT





CURRENT & AT SPECIAL SERVICER


FCL - Foreclosure
LTM - Latest 12 Months
* Status should contain a code indicating the current direction of each loan such as (FCL - In Foreclosure, MOD - Modification, DPO - Discount Payoff, NS
  - Note Sale, BK - Bankruptcy, PP - Payment Plan, Curr - Current, TBD - To Be Determined etc...) It is possible to combine the status codes if the loan is going in more than one direction (i.e., FCL/Mod, BK/Mod, BK/FCL/DPO)

        Credit Suisse First Boston Mortgage Securities Corp., Series 1997-C2
                      HISTORICAL LOAN MODIFICATION REPORT
                         as of _____________________




                                                               BALANCE
                                                              WHEN SENT        BALANCE AT THE
                                   MOD /         EFFECT       TO SPECIAL      EFFECTIVE DATE OF                       # MTHS /
LOAN ID        CITY/STATE        EXTENTION        DATE         SERVICER         REHABILITATION         OLD RATE       NEW RATE
-------       -----------        ---------      --------     ------------     -----------------        --------       ---------
THIS REPORT IS HISTORICAL




---------------------------------------------------------------------------------------------------------------------------------
TOTAL FOR ALL LOANS:

TOTAL FOR LOANS IN CURRENT MONTH:
                                                  # OF LOANS                  $ BALANCE
MODIFICATIONS:
MATURITY DATE EXTENSIONS:
TOTAL:






                                                                                               (2) EST.
                                                                                                FUTURE
                                                           TOTAL #                           INTEREST LOSS
                                                           MTHS FOR      (1) REALIZED         TO TRUST $
                             OLD            NEW           CHANGE OF         LOSS TO             (RATE
OLD P&I      NEW P&I       MATURITY       MATURITY           MOD            TRUST $           REDUCTION)           COMMENT
-------      -------       --------       --------        ---------      ------------       -------------     -----------------





--------------------------------------------------------------------------------------------------------------------------------
















(1) Actual principal loss taken by bonds
(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.

       Credit Suisse First Boston Mortgage Securities Corp., Series 1997-C2
          HISTORICAL LOSS ESTIMATE REPORT (REO-SOLD OR DISCOUNTED PAYOFF)
                          as of _________________________


                                                 (c)=b/a        (a)                      (b)          (d)          (c)        (f)
                                                              LATEST
                                                           APPRAISAL OR                            NET AMT
 SERVICER                                      % RECEIVED     BROKERS   EFFECT DATE              RECEIVED FROM  SCHEDULED  TOTAL P&I
 LOAN ID    PROPERTY NAME     CITY/STATE        FROM SALE     OPINION     OF SALE    SALES PRICE     SALE        BALANCE    ADVANCED
---------   -------------    -----------       ----------  ------------ ------------ ----------- -------------  ---------  ---------

THIS REPORT IS HISTORICAL


------------------------------------------------------------------------------------------------------------------------------------
TOTAL ALL LOANS:

CURRENT MONTH ONLY:





   (g)             (h)           (i)=d-(f+g+h)        (k)=i-e                       (m)                     (n)=k+m          (o)=n/e
                                                                                                MINOR
                                                                    DATE LOSS                    ADJ                       LOSS % OF
  TOTAL                                            ACTUAL LOSSES      PASSED     MINOR ADJ TO  PASSED    TOTAL LOSS WITH   SCHEDULED
EXPENSES      SERVICING FEES       NET PROCEEDS      PASSED THRU       THRU         TRUST       THRU        ADJUSTMENT      BALANCE
--------      --------------     ---------------  --------------   ------------  ------------- -------   ----------------  ---------

THIS REPORT IS HISTORICAL


-----------------------------------------------------------------------------------------------------------------------------------
TOTAL ALL LOANS:

CURRENT MONTH ONLY:







       Credit Suisse First Boston Mortgage Securities Corp., Series 1997-C2
                                 REO STATUS REPORT
                               as of ________________

                                                                                          (C)
                                                          (A)           (B)              OTHER      (D)
               PROP-      SQ FT OR                      SCHEDULED     TOTAL P&I         ADVANCES     TOTAL    (E)=A+B+C+D CURRENT
  LOAN NUM     ERTY       UNITS/        PAID TO            LOAN        ADVANCES         (TAXES &    EXPENSES    TOTAL     MONTHLY
/CITY & STATE  TYPE        OCC %         DATE            BALANCE       TO DATE          ESCROW)     TO DATE   EXPOSURE      P&I
------------- ------     -------       --------         ----------    ----------        --------    -------- ----------   -------

















(1) Use the following codes; App. - Appraisal, BPO - Brokers Opinion, Int - Internal Value

                                  (YTD)                    (F)        (1)               (G)=(92*F)-E
                                  MOST                    MOST     APPRAISAL   TRANSFER LOSS USING
CURRENT                          RECENT                 ACCURATE      BPO       DATE/      92%         REO
INTEREST MATURITY     NOI AS      NOI/        APPRAISAL PROPERTY    INTERNAL   CLOSING   APPRAISAL  ACQUISITION PENDING
  RATE     DATE       OF DATE     DSCR          DATE      VALUE      VALUE      DATE     OR BPO (F)   DATE       OFFERS  COMMENTS
-------- --------     --------  ---------    ---------- ---------   --------   -------- ----------- ----------- -------- -----------
Real Estate Owned


















          Credit Suisse First Boston Mortgage Securities Corp., Series 1997-C2
                                SERVICER WATCH LIST
                              as of __________________





                                                  CURRENT        PAID                %
 LOAN                                              SCHED         THRU  MATURITY   CURRENT
NUMBER     PROPERTY TYPE      CITY    STATE       BALANCE        DATE    DATE       DSC          COMMENT/REASON ON WATCH LIST
------     -------------      ----    -----      ---------      -----  ---------  --------   ------------------------------------

List all loans on watch list and reason sorted in descending balance order.













Total:                                           $

         Credit Suisse First Boston Mortgage Securities Corp., Series 1997-C2

                      OPERATING STATEMENT ANALYSIS REPORT
                              as of ______________

PROPERTY OVERVIEW
                                ----------------
 CSFB Control Number            |              |
                                ------------------------------
 Current Balance/Paid to Date   |                            |
                                -------------------------------------------------------------------------------------------------
 Property Name                  |                                                                                               |
                                -------------------------------------------------------------------------------------------------
 Property Type                  |                                                                                               |
                                -------------------------------------------------------------------------------------------------
 Property Address, City, State  |                                                                                               |
                                -------------------------------------------------------------------------------------------------
 Net Rentable Square Feet       |              |
                                ------------------------------
 Year Built/Year Renovated      |                            |
                                -------------------------------------------------------------------------
 Year of Operations             | UNDERWRITING |     1993    |     1994    |    1995    |      YTD      |
                                -------------------------------------------------------------------------
 Occupancy Rate*                |              |             |             |            |               |
                                -------------------------------------------------------------------------
 Average Rental Rate            |              |             |             |            |               |
                                -------------------------------------------------------------------------
                                * OCCUPANCY RATES ARE YEAR END OR THE ENDING DATE OF THE FINANCIAL
                                  STATEMENT FOR THE PERIOD.

INCOME:

                                                                                          NO. OF MOS.
                                                                                         -------------
 Number of Mos. Annualized                                    PRIOR YEAR    CURRENT YR.  |           |
                                -------------------------------------------------------------------------------------------------
 Period Ended                   | UNDERWRITING |    1993     |   1994      |   1995     |  1996 YTD**   | 1995-BASE | 1995-1994 |
 Statement Classification       |  BASE LINE   |  NORMALIZED | NORMALIZED  | NORMALIZED |  AS OF / /96  |  VARIANCE |  VARIANCE |
                                -------------------------------------------------------------------------------------------------
 Rental Income (Category 1)     |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Rental Income (Category 2)     |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Rental Income (Category 3)     |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Pass Through/Escalations       |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Other Income                   |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------

                                -------------------------------------------------------------------------------------------------
EFFECTIVE GROSS INCOME          |     $0.00    |    $0.00    |    $0.00    |    $0.00   |     $0.00     |      %    |      %    |
                                -------------------------------------------------------------------------------------------------
                                Normalized - Full year Financial statements that have been reviewed by the underwriter or
                                             Servicer

                                ** Servicer wil not be expected to "Normalize" these YTD numbers.

OPERATING EXPENSES:
                                -------------------------------------------------------------------------------------------------
 Real Estate Taxes              |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Property Insurance             |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Utilities                      |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Repairs and Maintenance        |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Management Fees                |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Payroll & Benefits Expense     |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Advertising & Marketing        |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Professional Fees              |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Other Expenses                 |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Ground Rent                    |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES        |    $0.00     |    $0.00    |    $0.00    |    $0.00   |     $0.00     |         % |         % |
                                -------------------------------------------------------------------------------------------------

                                -------------------------------------------------------------------------------------------------
OPERATING EXPENSE RATIO         |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------

                                -------------------------------------------------------------------------------------------------
NET OPERATING INCOME            |    $0.00     |    $0.00    |    $0.00    |    $0.00   |     $0.00     |           |           |
                                -------------------------------------------------------------------------------------------------

                                -------------------------------------------------------------------------------------------------
 Leasing Commissions            |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Tenant Improvements            |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Replacement Reserve            |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
TOTAL CAPITAL ITEMS             |    $0.00     |    $0.00    |    $0.00    |    $0.00   |     $0.00     |           |   $0.00   |
                                -------------------------------------------------------------------------------------------------

                                -------------------------------------------------------------------------------------------------
 NOI AFTER CAPITAL ITEMS        |    $0.00     |    $0.00    |    $0.00    |    $0.00   |     $0.00     |           |           |
                                -------------------------------------------------------------------------------------------------

                                -------------------------------------------------------------------------------------------------
DEBT SERVICE (PER SERVICER)     |    $0.00     |    $0.00    |    $0.00    |    $0.00   |     $0.00     |           |           |
                                -------------------------------------------------------------------------------------------------
CASH FLOW AFTER DEBT SERVICE    |    $0.00     |    $0.00    |    $0.00    |    $0.00   |     $0.00     |           |           |
                                -------------------------------------------------------------------------------------------------

                                -------------------------------------------------------------------------------------------------
(1) DSCR: (NOI/DEBT SERVICE)    |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------

                                -------------------------------------------------------------------------------------------------
DSCR: (AFTER RESERVES/CAP EXP.) |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------

                                -------------------------------------------------------------------------------------------------
 SOURCE OF FINANCIAL DATA:      |                                                                                               |
                                -------------------------------------------------------------------------------------------------
                                (i.e. operating statements, financial statements, tax
                                return, other)

NOTES AND ASSUMPTIONS:
-----------------------------------------------------------------------------
The years shown above will roll always showing a three year history. 1995 is the current year financials; 1994 is the prior year financials.

This report may vary depending on the property type and because of the way information may vary in each borrower's statement.

Rental Income need to be broken down whenever possible differently for each property type as follows: Retail: 1) Base Rent 2) Percentage rents on cashflow
Hotel: 1) Room Revenue 2) Food/Beverage Nursing Home: 1) Private 2) Medicaid 3) Medicare

INCOME: COMMENT

EXPENSE: COMMENT

CAPITAL ITEMS: COMMENT

                                   ANNEX D
                     WEIGHTED AVERAGE NET MORTGAGE RATES

   The following table sets forth the Weighted Average Net Mortgage Rate for each Distribution Date (prior to the distribution of principal on such Distribution Date) based on the Mortgage Loan Assumptions and Prepayment Assumptions and assuming each of the CPRs set forth in such table:

 DISTRIBUTION DATE    0% CPR    5% CPR   10% CPR    15%CPR   25% CPR
-------------------  -------- --------  --------- --------  ---------
January 17, 1998  ..   7.940    7.941     7.941     7.941     7.941
February 17, 1998  .   7.940    7.939     7.939     7.939     7.939
March 17, 1998 .....   7.962    7.960     7.960     7.960     7.960
April 17, 1998 .....   8.185    8.183     8.183     8.183     8.183
May 17, 1998 .......   7.948    7.946     7.946     7.946     7.946
June 17, 1998 ......   8.185    8.184     8.184     8.184     8.184
July 17, 1998 ......   7.948    7.946     7.946     7.946     7.946
August 17, 1998  ...   8.185    8.184     8.184     8.184     8.184
September 17, 1998     8.186    8.184     8.184     8.184     8.184
October 17, 1998  ..   7.948    7.947     7.947     7.947     7.947
November 17, 1998  .   8.186    8.184     8.184     8.184     8.184
December 17, 1998  .   7.948    7.947     7.947     7.947     7.947
January 17, 1999  ..   7.942    7.940     7.940     7.940     7.940
February 17, 1999  .   7.942    7.940     7.940     7.940     7.940
March 17, 1999 .....   7.963    7.962     7.962     7.962     7.962
April 17, 1999 .....   8.187    8.185     8.185     8.185     8.185
May 17, 1999 .......   7.949    7.948     7.948     7.948     7.948
June 17, 1999 ......   8.187    8.185     8.185     8.185     8.185
July 17, 1999 ......   7.949    7.948     7.948     7.948     7.948
August 17, 1999  ...   8.187    8.186     8.186     8.186     8.186
September 17, 1999     8.187    8.186     8.186     8.186     8.186
October 17, 1999  ..   7.950    7.948     7.948     7.948     7.948
November 17, 1999  .   8.188    8.186     8.186     8.186     8.186
December 17, 1999  .   7.950    7.949     7.949     7.949     7.949
January 17, 2000  ..   8.188    8.186     8.186     8.186     8.186
February 17, 2000  .   7.943    7.942     7.942     7.942     7.942
March 17, 2000 .....   7.958    7.956     7.956     7.956     7.956
April 17, 2000 .....   8.188    8.187     8.187     8.187     8.187
May 17, 2000 .......   7.951    7.949     7.949     7.949     7.949
June 17, 2000 ......   8.189    8.187     8.187     8.187     8.187
July 17, 2000 ......   7.951    7.950     7.950     7.950     7.950
August 17, 2000  ...   8.189    8.187     8.187     8.187     8.187
September 17, 2000     8.189    8.188     8.188     8.188     8.188
October 17, 2000  ..   7.951    7.950     7.950     7.950     7.950
November 17, 2000  .   8.189    8.188     8.188     8.188     8.188
December 17, 2000  .   7.952    7.950     7.950     7.950     7.950
January 17, 2001  ..   7.945    7.944     7.944     7.944     7.944
February 17, 2001  .   7.945    7.944     7.944     7.944     7.944
March 17, 2001 .....   7.967    7.965     7.965     7.965     7.965
April 17, 2001 .....   8.190    8.189     8.189     8.189     8.189
May 17, 2001 .......   7.952    7.951     7.951     7.951     7.951
June 17, 2001 ......   8.191    8.189     8.189     8.189     8.189
July 17, 2001 ......   7.953    7.951     7.951     7.951     7.951
August 17, 2001  ...   8.191    8.189     8.189     8.189     8.189
September 17, 2001     8.191    8.190     8.190     8.190     8.190
October 17, 2001  ..   7.953    7.952     7.952     7.952     7.952

                               D-1

DISTRIBUTION DATE     0% CPR    5% CPR   10% CPR    15%CPR   25% CPR
-------------------  -------- --------  --------- --------  ---------
November 17, 2001  .   8.191    8.190     8.190     8.190     8.190
December 17, 2001  .   7.953    7.952     7.952     7.952     7.952
January 17, 2002  ..   7.947    7.945     7.945     7.945     7.945
February 17, 2002  .   7.947    7.946     7.945     7.945     7.945
March 17, 2002 .....   7.968    7.967     7.967     7.966     7.966
April 17, 2002 .....   8.192    8.190     8.190     8.190     8.189
May 17, 2002 .......   7.954    7.953     7.952     7.952     7.951
June 17, 2002 ......   8.193    8.191     8.190     8.190     8.188
July 17, 2002 ......   7.955    7.953     7.952     7.952     7.951
August 17, 2002  ...   8.193    8.191     8.190     8.189     8.188
September 17, 2002     8.193    8.191     8.190     8.189     8.188
October 17, 2002  ..   7.955    7.953     7.952     7.952     7.950
November 17, 2002  .   8.193    8.191     8.190     8.189     8.188
December 17, 2002  .   7.955    7.953     7.952     7.952     7.950
January 17, 2003  ..   7.949    7.947     7.946     7.945     7.943
February 17, 2003  .   7.949    7.947     7.946     7.945     7.943
March 17, 2003 .....   7.970    7.968     7.967     7.966     7.964
April 17, 2003 .....   8.194    8.192     8.190     8.189     8.187
May 17, 2003 .......   7.956    7.954     7.952     7.951     7.949
June 17, 2003 ......   8.195    8.192     8.190     8.189     8.186
July 17, 2003 ......   7.957    7.954     7.952     7.951     7.948
August 17, 2003  ...   8.195    8.192     8.190     8.188     8.185
September 17, 2003     8.195    8.192     8.190     8.188     8.184
October 17, 2003  ..   7.939    7.936     7.935     7.933     7.931
November 17, 2003  .   8.176    8.173     8.171     8.170     8.167
December 17, 2003  .   7.939    7.936     7.935     7.933     7.930
January 17, 2004  ..   8.177    8.173     8.171     8.170     8.166
February 17, 2004  .   7.934    7.931     7.930     7.928     7.925
March 17, 2004 .....   7.944    7.940     7.938     7.937     7.934
April 17, 2004 .....   8.173    8.170     8.168     8.166     8.163
May 17, 2004 .......   7.937    7.933     7.931     7.930     7.926
June 17, 2004 ......   8.174    8.170     8.168     8.166     8.162
July 17, 2004 ......   7.937    7.933     7.931     7.929     7.926
August 17, 2004  ...   8.174    8.170     8.168     8.166     8.162
September 17, 2004     8.174    8.170     8.168     8.166     8.162
October 17, 2004  ..   7.935    7.931     7.929     7.927     7.924
November 17, 2004  .   8.172    8.168     8.166     8.164     8.160
December 17, 2004  .   7.980    7.976     7.974     7.972     7.969
January 17, 2005  ..   7.973    7.969     7.967     7.965     7.962
February 17, 2005  .   7.973    7.969     7.967     7.965     7.962
March 17, 2005 .....   7.994    7.990     7.988     7.986     7.983
April 17, 2005 .....   8.215    8.211     8.208     8.206     8.202
May 17, 2005 .......   7.980    7.976     7.974     7.972     7.968
June 17, 2005 ......   8.216    8.211     8.208     8.206     8.202
July 17, 2005 ......   7.980    7.976     7.974     7.972     7.968
August 17, 2005  ...   8.216    8.211     8.208     8.206     8.202
September 17, 2005     8.216    8.211     8.208     8.206     8.202
October 17, 2005  ..   7.981    7.976     7.974     7.972     7.968
November 17, 2005  .   8.216    8.211     8.208     8.206     8.202
December 17, 2005  .   7.981    7.977     7.974     7.972     7.968
January 17, 2006  ..   7.970    7.965     7.963     7.960     7.957
February 17, 2006  .   7.970    7.965     7.962     7.960     7.957


                               D-2

DISTRIBUTION DATE     0% CPR    5% CPR   10% CPR    15%CPR   25% CPR
-------------------  -------- --------  --------- --------  ---------
March 17, 2006 .....   7.991    7.986     7.983     7.981     7.977
April 17, 2006 .....   8.211    8.206     8.202     8.200     8.196
May 17, 2006 .......   7.977    7.972     7.969     7.967     7.963
June 17, 2006 ......   8.214    8.209     8.205     8.203     8.198
July 17, 2006 ......   7.980    7.975     7.972     7.969     7.966
August 17, 2006  ...   8.215    8.209     8.205     8.203     8.198
September 17, 2006     8.211    8.205     8.202     8.199     8.195
October 17, 2006  ..   7.977    7.971     7.968     7.966     7.962
November 17, 2006  .   8.211    8.205     8.201     8.198     8.194
December 17, 2006  .   7.977    7.971     7.968     7.965     7.961
January 17, 2007  ..   7.970    7.965     7.961     7.959     7.954
February 17, 2007  .   7.970    7.964     7.961     7.958     7.953
March 17, 2007 .....   7.991    7.985     7.981     7.978     7.972
April 17, 2007 .....   8.211    8.204     8.199     8.194     8.187
May 17, 2007 .......   7.962    7.955     7.950     7.946     7.939
June 17, 2007 ......   8.196    8.187     8.181     8.176     8.168
July 17, 2007 ......   7.946    7.938     7.933     7.929     7.922
August 17, 2007  ...   8.141    8.131     8.125     8.120     8.112
September 17, 2007     8.116    8.108     8.102     8.096     8.089
October 17, 2007  ..   7.789    7.779     7.771     7.764     7.755
November 17, 2007  .   7.884    7.883     7.883     7.882     7.881
December 17, 2007  .   7.650    7.650     7.650     7.650     7.649
January 17, 2008  ..   7.799    7.799     7.799     7.799     7.799
February 17, 2008  .   7.675    7.675     7.675     7.676     7.676
March 17, 2008 .....   7.682    7.682     7.682     7.683     7.684
April 17, 2008 .....   7.799    7.799     7.800     7.801     7.802
May 17, 2008 .......   7.678    7.679     7.679     7.680     7.682
June 17, 2008 ......   7.799    7.800     7.801     7.802     7.804
July 17, 2008 ......   7.678    7.679     7.680     7.681     7.683
August 17, 2008  ...   7.799    7.800     7.802     7.803     7.806
September 17, 2008     7.799    7.800     7.802     7.803     7.807
October 17, 2008  ..   7.678    7.679     7.681     7.682     7.685
November 17, 2008  .   7.799    7.801     7.803     7.805     7.808
December 17, 2008  .   7.678    7.680     7.681     7.683     7.686
January 17, 2009  ..   7.675    7.677     7.678     7.680     7.684
February 17, 2009  .   7.675    7.677     7.679     7.681     7.684
March 17, 2009 .....   7.686    7.688     7.690     7.692     7.696
April 17, 2009 .....   7.799    7.802     7.805     7.807     7.812
May 17, 2009 .......   7.678    7.681     7.683     7.685     7.689
June 17, 2009 ......   7.800    7.803     7.805     7.808     7.814
July 17, 2009 ......   7.678    7.681     7.683     7.686     7.690
August 17, 2009  ...   7.800    7.803     7.806     7.809     7.815
September 17, 2009     7.800    7.803     7.807     7.810     7.816
October 17, 2009  ..   7.678    7.681     7.684     7.687     7.692
November 17, 2009  .   7.800    7.804     7.807     7.811     7.817
December 17, 2009  .   7.678    7.681     7.684     7.687     7.693
January 17, 2010  ..   7.675    7.678     7.682     7.684     7.690
February 17, 2010  .   7.675    7.679     7.682     7.685     7.690
March 17, 2010 .....   7.686    7.689     7.693     7.696     7.702
April 17, 2010 .....   7.800    7.805     7.809     7.813     7.820
May 17, 2010 .......   7.678    7.682     7.686     7.689     7.695
June 17, 2010 ......   7.800    7.805     7.810     7.814     7.822

                               D-3

DISTRIBUTION DATE     0% CPR    5% CPR   10% CPR    15%CPR   25% CPR
-------------------  -------- --------  --------- --------  ---------
July 17, 2010 ......   7.678    7.682     7.686     7.690     7.696
August 17, 2010  ...   7.800    7.806     7.810     7.815     7.823
September 17, 2010     7.800    7.806     7.811     7.815     7.823
October 17, 2010  ..   7.678    7.683     7.687     7.691     7.697
November 17, 2010  .   7.800    7.806     7.811     7.816     7.825
December 17, 2010  .   7.678    7.683     7.687     7.691     7.698
January 17, 2011  ..   7.675    7.680     7.684     7.688     7.695
February 17, 2011  .   7.675    7.680     7.684     7.688     7.695
March 17, 2011 .....   7.686    7.691     7.696     7.700     7.707
April 17, 2011 .....   7.801    7.807     7.813     7.818     7.827
May 17, 2011 .......   7.678    7.683     7.688     7.692     7.699
June 17, 2011 ......   7.801    7.808     7.814     7.819     7.828
July 17, 2011 ......   7.678    7.683     7.688     7.693     7.700
August 17, 2011  ...   7.801    7.808     7.814     7.820     7.829
September 17, 2011     7.801    7.808     7.815     7.820     7.829
October 17, 2011  ..   7.678    7.684     7.689     7.694     7.701
November 17, 2011  .   7.801    7.808     7.815     7.821     7.830
December 17, 2011  .   7.677    7.684     7.689     7.694     7.701
January 17, 2012  ..   7.801    7.809     7.816     7.822     7.831
February 17, 2012  .   7.674    7.681     7.686     7.691     7.699
March 17, 2012 .....   7.681    7.688     7.693     7.698     7.706
April 17, 2012 .....   7.801    7.809     7.817     7.823     7.832
May 17, 2012 .......   7.677    7.684     7.690     7.695     7.703
June 17, 2012 ......   7.801    7.810     7.817     7.824     7.833
July 17, 2012 ......   7.677    7.684     7.691     7.696     7.705
August 17, 2012  ...   7.801    7.810     7.818     7.825     7.836
September 17, 2012     7.801    7.810     7.819     7.826     7.837
October 17, 2012  ..   7.676    7.685     7.693     7.700     7.711
November 17, 2012  .   7.802    7.813     7.823     7.831     7.844
December 17, 2012  .   7.817    7.818     7.820     7.822     7.827
January 17, 2013  ..   7.815    7.818     7.820     7.823     7.828
February 17, 2013  .   7.816    7.818     7.821     7.824     7.830
March 17, 2013 .....   7.823    7.826     7.829     7.832     7.839
April 17, 2013 .....   7.900    7.902     7.904     7.906     7.911
May 17, 2013 .......   7.819    7.822     7.826     7.830     7.837
June 17, 2013 ......   7.900    7.903     7.906     7.908     7.914
July 17, 2013 ......   7.820    7.824     7.828     7.833     7.842
August 17, 2013  ...   7.901    7.905     7.908     7.911     7.917
September 17, 2013     7.902    7.905     7.909     7.912     7.919
October 17, 2013  ..   7.822    7.827     7.832     7.838     7.849
November 17, 2013  .   7.903    7.907     7.911     7.915     7.922
December 17, 2013  .   7.823    7.829     7.835     7.841     7.853
January 17, 2014  ..   7.822    7.829     7.835     7.842     7.855
February 17, 2014  .   7.823    7.830     7.837     7.844     7.858
March 17, 2014 .....   7.831    7.838     7.845     7.852     7.866
April 17, 2014 .....   7.906    7.912     7.917     7.922     7.932
May 17, 2014 .......   7.827    7.835     7.843     7.851     7.866
June 17, 2014 ......   7.978    7.978     7.978     7.978     7.978
July 17, 2014 ......   7.934    7.934     7.934     7.934     7.934
August 17, 2014  ...   7.982    7.982     7.982     7.982     7.982
September 17, 2014     7.983    7.983     7.983     7.983     7.983
October 17, 2014  ..   7.940    7.940     7.940     7.940     7.940

                               D-4

DISTRIBUTION DATE     0% CPR    5% CPR   10% CPR    15%CPR   25% CPR
-------------------  -------- --------  --------- --------  ---------
November 17, 2014  .   7.987    7.987     7.987     7.987     7.987
December 17, 2014  .   7.945    7.945     7.945     7.945     7.945
January 17, 2015  ..   7.947    7.947     7.947     7.947     7.947
February 17, 2015  .   7.950    7.950     7.950     7.950     7.950
March 17, 2015 .....   7.956    7.956     7.956     7.956     7.956
April 17, 2015 .....   7.997    7.997     7.997     7.997     7.997
May 17, 2015 .......   7.957    7.957     7.957     7.957     7.957
June 17, 2015 ......   8.001    8.001     8.001     8.001     8.001
July 17, 2015 ......   7.963    7.963     7.963     7.963     7.963
August 17, 2015  ...   8.006    8.006     8.006     8.006     8.006
September 17, 2015     8.008    8.008     8.008     8.008     8.008
October 17, 2015  ..   7.972    7.972     7.972     7.972     7.972
November 17, 2015  .   7.981    7.981     7.981     7.981     7.981
December 17, 2015  .   7.961    7.961     7.961     7.961     7.961
January 17, 2016  ..   7.987    7.987     7.987     7.987     7.987
February 17, 2016  .   7.969    7.969     7.969     7.969     7.969
March 17, 2016 .....   7.973    7.973     7.973     7.973     7.973
April 17, 2016 .....   7.996    7.996     7.996     7.996     7.996
May 17, 2016 .......   7.981    7.981     7.981     7.981     7.981
June 17, 2016 ......   8.003    8.003     8.003     8.003     8.003
July 17, 2016 ......   7.990    7.990     7.990     7.990     7.990
August 17, 2016  ...   8.012    8.012     8.012     8.012     8.012
September 17, 2016     8.016    8.016     8.016     8.016     8.016
October 17, 2016  ..   8.007    8.007     8.007     8.007     8.007
November 17, 2016  .   8.027    8.027     8.027     8.027     8.027
December 17, 2016  .   8.019    8.019     8.019     8.019     8.019
January 17, 2017  ..   8.026    8.026     8.026     8.026     8.026
February 17, 2017  .   8.032    8.032     8.032     8.032     8.032
March 17, 2017 .....   8.039    8.039     8.040     8.040     8.040
April 17, 2017 .....   8.054    8.054     8.054     8.054     8.054
May 17, 2017 .......   8.051    8.051     8.051     8.051     8.051
June 17, 2017 ......   8.065    8.065     8.065     8.065     8.065
July 17, 2017 ......   8.064    8.064     8.064     8.064     8.064
August 17, 2017  ...   8.076    8.076     8.076     8.076     8.076
September 17, 2017     8.082    8.082     8.082     8.082     8.082
October 17, 2017  ..   8.084    8.084     8.084     8.084     8.083
November 17, 2017  .   8.093    8.093     8.093     8.093     8.093
December 17, 2017  .   8.098    8.098     8.098     8.098     8.098
January 17, 2018  ..   8.106    8.106     8.106     8.106     8.106
February 17, 2018  .   8.118    8.118     8.118     8.118     8.118
March 17, 2018 .....   8.128    8.128     8.129     8.129     8.129
April 17, 2018 .....   8.138    8.138     8.139     8.139     8.139
May 17, 2018 .......   8.148    8.148     8.149     8.149     8.149
June 17, 2018 ......   8.158    8.158     8.158     8.158     8.158
July 17, 2018 ......   8.164    8.164     8.164     8.164     8.164
August 17, 2018  ...   8.164    8.164     8.164     8.164     8.164
September 17, 2018     8.164    8.164     8.164     8.164     8.164
October 17, 2018  ..   8.165    8.165     8.165     8.165     8.165
November 17, 2018  .   8.165    8.165     8.165     8.165     8.165
December 17, 2018  .   8.165    8.165     8.165     8.165     8.165
January 17, 2019  ..   8.165    8.165     8.165     8.165     8.165
February 17, 2019  .   8.165    8.165     8.165     8.165     8.165

                               D-5

DISTRIBUTION DATE     0% CPR    5% CPR   10% CPR    15%CPR   25% CPR
-------------------  -------- --------  --------- --------  ---------
March 17, 2019 .....   8.165    8.165     8.165     8.165     8.165
April 17, 2019 .....   8.166    8.166     8.166     8.166     8.166
May 17, 2019 .......   8.166    8.166     8.166     8.166     8.166
June 17, 2019 ......   8.166    8.166     8.166     8.166     8.166
July 17, 2019 ......   8.166    8.166     8.166     8.166     8.166
August 17, 2019  ...   8.167    8.167     8.167     8.167     8.167
September 17, 2019     8.167    8.167     8.167     8.167     8.167
October 17, 2019  ..   8.167    8.167     8.167     8.167     8.167
November 17, 2019  .   8.167    8.167     8.167     8.167     8.167
December 17, 2019  .   8.168    8.168     8.168     8.168     8.168
January 17, 2020  ..   8.168    8.168     8.168     8.168     8.168
February 17, 2020  .   8.168    8.168     8.168     8.168     8.168
March 17, 2020 .....   8.169    8.169     8.169     8.169     8.169
April 17, 2020 .....   8.169    8.169     8.169     8.169     8.169
May 17, 2020 .......   8.169    8.169     8.169     8.169     8.169
June 17, 2020 ......   8.170    8.170     8.170     8.170     8.170
July 17, 2020 ......   8.170    8.170     8.170     8.170     8.170
August 17, 2020  ...   8.171    8.171     8.171     8.171     8.171
September 17, 2020     8.171    8.171     8.171     8.171     8.171
October 17, 2020  ..   8.172    8.172     8.172     8.172     8.172
November 17, 2020  .   8.172    8.172     8.172     8.172     8.172
December 17, 2020  .   8.173    8.173     8.173     8.173     8.173
January 17, 2021  ..   8.174    8.174     8.174     8.174     8.174
February 17, 2021  .   8.174    8.174     8.174     8.174     8.174
March 17, 2021 .....   8.175    8.175     8.175     8.175     8.175
April 17, 2021 .....   8.176    8.176     8.176     8.176     8.176
May 17, 2021 .......   8.177    8.177     8.177     8.177     8.177
June 17, 2021 ......   8.178    8.178     8.178     8.178     8.178
July 17, 2021 ......   8.179    8.179     8.179     8.179     8.179
August 17, 2021  ...   8.181    8.181     8.181     8.181     8.181
September 17, 2021     8.182    8.182     8.182     8.182     8.182
October 17, 2021  ..   8.184    8.184     8.184     8.184     8.184
November 17, 2021  .   8.186    8.186     8.186     8.186     8.186
December 17, 2021  .   8.189    8.189     8.189     8.189     8.189
January 17, 2022  ..   8.192    8.192     8.192     8.192     8.192
February 17, 2022  .   8.196    8.196     8.196     8.196     8.196
March 17, 2022 .....   8.200    8.200     8.200     8.200     8.200
April 17, 2022 .....   8.206    8.206     8.206     8.206     8.206
May 17, 2022 .......   8.213    8.213     8.213     8.213     8.213
June 17, 2022 ......   8.212    8.212     8.212     8.212     8.212
July 17, 2022 ......   8.211    8.211     8.211     8.211     8.211
August 17, 2022  ...   8.209    8.209     8.209     8.209     8.209
September 17, 2022     8.205    8.205     8.205     8.205     8.206
October 17, 2022  ..   8.197    8.198     8.198     8.198     8.199
November 17, 2022  .   8.165    8.165     8.165     8.165     8.165

------------
* Prepayment speed includes Boot Mill Loan paying off in the first period.

PROSPECTUS

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                  DEPOSITOR

          Commercial/Multifamily Mortgage Pass-Through Certificates

(Issuable in Series)

Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor") from time to time will offer Commercial/Multifamily Mortgage Pass-Through Certificates (the "Certificates") in "Series" by means of this Prospectus and a separate Prospectus Supplement for each Series. The Certificates of each Series will evidence beneficial ownership interests in a trust fund (the "Trust Fund") to be established by the Depositor. The Certificates of a Series may be divided into two or more "Classes" which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, rights of the holders of certain Classes to receive principal and interest may be subordinated to those of other Classes.

Each Trust Fund will consist of a pool (the "Mortgage Pool") of one or more mortgage loans secured by first or junior liens on commercial real estate properties, multifamily residential properties, cooperatively owned multifamily properties and/or mixed residential/commercial properties, and related property and interests, conveyed to such Trust Fund by the Depositor, and other assets, including any reserve funds established with respect to a Series, insurance policies on the Mortgage Loans, letters of credit, certificate guarantee insurance policies or other enhancement described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Mortgage Pool may also include participation interests in such types of mortgage loans, installment contracts for the sale of such types of properties and/or mortgage pass-through certificates. Such mortgage loans, participation interests, mortgage pass-through certificates and installment contracts are hereinafter referred to as the "Mortgage Loans." The Mortgage Loans will have fixed or adjustable interest rates. Some Mortgage Loans will fully amortize over their remaining terms to maturity and others will provide for balloon payments at maturity. The Mortgage Loans will provide for recourse against only the Mortgaged Properties or provide for recourse against the other assets of the obligors thereunder. The Mortgage Loans will be newly originated or seasoned, and will be acquired by the Depositor either directly or through one or more affiliates. Information regarding each Series of Certificates, including interest and principal payment provisions for each Class, as well as information regarding the size, composition and other characteristics of the Mortgage Pool relating to such Series, will be furnished in the related Prospectus Supplement. The Mortgage Loans will be serviced by a Master Servicer identified in the related Prospectus Supplement.

The Certificates do not represent an obligation of or an interest in the Depositor or any affiliate thereof. Unless so specified in the related Prospectus Supplement, neither the Certificates nor the Mortgage Loans are insured or guaranteed by any governmental agency or instrumentality or by any other person or entity.

The Depositor, as specified in the related Prospectus Supplement, may elect to treat all or a specified portion of the collateral securing any Series of Certificates as a "real estate mortgage investment conduit" (a "REMIC"), or an election may be made to treat the arrangement by which a Series of Certificates is issued as a REMIC. If such election is made, each Class of Certificates of a Series will be either Regular Interest Certificates or Residual Interest Certificates (each, as defined herein), as specified in the related Prospectus Supplement. If no such election is made, the Trust Fund, as specified in the related Prospectus Supplement, will be classified as a grantor trust for federal income tax purposes. See "Certain Federal Income Tax Consequences."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" AFTER THE SECTION CAPTIONED "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE" HEREIN.

   Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, which may include Credit Suisse First Boston Corporation, an affiliate of the Depositor, as more fully described under "Plan of Distribution" herein and in the related Prospectus Supplement. Certain offerings of the Certificates, as specified in the related Prospectus Supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. Such offerings are not being made pursuant to the Registration Statement of which this Prospectus forms a part.

   There will have been no public market for the Certificates of any Series prior to the offering thereof. No assurance can be given that such a market will develop as a result of such offering or, if it does develop, that it will continue.

   This Prospectus may not be used to consummate sales of the Certificates offered hereby unless accompanied by a Prospectus Supplement.

                          CREDIT SUISSE FIRST BOSTON

                     Prospectus dated December 12, 1997.

                            PROSPECTUS SUPPLEMENT

   The Prospectus Supplement relating to each Series of Certificates will, among other things, set forth with respect to such Series of Certificates:
(i) the identity of each Class within such Series; (ii) the initial aggregate principal amount, the interest rate (the "Pass-Through Rate") (or the method for determining it) and the authorized denominations of each Class of Certificates of such Series; (iii) certain information concerning the Mortgage Loans relating to such Series, including the principal amount, type and characteristics of such Mortgage Loans on the date of issue of such Series of Certificates, and, if applicable, the amount of any Reserve Fund for such Series; (iv) the circumstances, if any, under which the Certificates of such Series are subject to redemption prior to maturity; (v) the final scheduled distribution date of each Class of Certificates of such Series;
(vi) the method used to calculate the aggregate amount of principal available and required to be applied to the Certificates of such Series on each Distribution Date; (vii) the order of the application of principal and interest payments to each Class of Certificates of such Series and the allocation of principal to be so applied; (viii) the extent of subordination of any Subordinate Certificates; (ix) the principal amount of each Class of Certificates of such Series that would be outstanding on specified Distribution Dates, if the Mortgage Loans relating to such Series were prepaid at various assumed rates; (x) the Distribution Dates for each Class of Certificates of such Series; (xi) relevant financial information with respect to the Borrower(s) and the Mortgaged Properties underlying the Mortgage Loans relating to such Series, if applicable; (xii) information with respect to the terms of the Subordinate Certificates or Residual Interest Certificates, if any, of such Series; (xiii) additional information with respect to the Enhancement (as defined herein) relating to such Series; (xiv) additional information with respect to the plan of distribution of such Series; and (xv) whether the Certificates of such Series will be registered in the name of the nominee of The Depository Trust Company or another depository.

                            ADDITIONAL INFORMATION

   This Prospectus contains, and the Prospectus Supplement for each Series of Certificates will contain, a summary of the material terms of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement (the "Registration Statement") of which this Prospectus and the related Prospectus Supplement is a part. For further information, reference is made to such Registration Statement and the exhibits thereto which the Depositor has filed with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Act"). Statements contained in this Prospectus and any Prospectus Supplement as to the contents of any contract or other document referred to are summaries and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of the Registration Statement may be obtained from the Commission, upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices. The Depositor is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Commission. Reports and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Seven World Trade Center, 13th Floor, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including Credit Suisse First Boston Mortgage Securities Corp., that file electronically with the Commission. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Copies of the Agreement pursuant to which a Series of Certificates is issued will be provided to each person to whom a Prospectus and the related Prospectus Supplement are delivered, upon written or oral request directed to: Credit Suisse First Boston Mortgage Securities Corp., Eleven Madison Avenue, New York, New York 10010, telephone number (212) 325-2000.

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of Certificates offered hereby. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more Classes of Certificates, upon request, a copy of any or all such documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such Classes of such Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed to: Credit Suisse First Boston Mortgage Securities Corp., Eleven Madison Avenue, New York, New York 10010, telephone number (212) 325-2000.

                                 RISK FACTORS

   INVESTORS SHOULD CONSIDER, IN CONNECTION WITH THE PURCHASE OF
CERTIFICATES, AMONG OTHER THINGS, THE FOLLOWING FACTORS AND CERTAIN OTHER FACTORS AS MAY BE SET FORTH IN "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT.

LIMITED LIQUIDITY

   There can be no assurance that a secondary market for the Certificates of any Series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Certificates of such Series remain outstanding. Any such secondary market may provide less liquidity to investors than any comparable market for securities evidencing interests in single family mortgage loans. The market value of Certificates will fluctuate with changes in prevailing rates of interest. Consequently, sale of Certificates by a holder in any secondary market that may develop may be at a discount from 100% of their original principal balance or from their purchase price. Furthermore, secondary market purchasers may look only hereto, to the related Prospectus Supplement and to the reports to Certificateholders delivered pursuant to the related Agreement. Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights and the Certificates are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement.

LIMITED ASSETS

   The Certificates will not represent an interest in or obligation of the Depositor, the Master Servicer, or any of their affiliates. The only obligations with respect to the Certificates or the Mortgage Loans will be the obligations (if any) of the Depositor (or, if otherwise provided in the related Prospectus Supplement, the person identified therein as the person making certain representations and warranties with respect to the Mortgage Loans, as applicable) pursuant to certain limited representations and warranties made with respect to the Mortgage Loans. Since certain representations and warranties with respect to the Mortgage Loans may have been made and/or assigned in connection with transfers of such Mortgage Loans prior to the Closing Date, the rights of the Trustee and the Certificateholders with respect to such representations or warranties will be limited to their rights as an assignee thereof. Unless otherwise specified in the related Prospectus Supplement, none of the Depositor, the Master Servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity. Unless otherwise specified in the related Prospectus Supplement, neither the Certificates nor the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Master Servicer or any of their affiliates. Proceeds of the assets included in the related Trust Fund for each Series of Certificates (including the Mortgage Loans and any form of Enhancement) will be the sole source of payments on the Certificates, and there will be no recourse to the Depositor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.

   Unless otherwise specified in the related Prospectus Supplement, a Series of Certificates will not have any claim against or security interest in the Trust Funds for any other Series. If the related Trust Fund is insufficient to make payments on such Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Distribution Account, the Collection Account and the REO Account and any accounts maintained as Enhancement, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Certificates. If so provided in the Prospectus Supplement for a Series of Certificates that includes one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Trust Funds have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

PREPAYMENTS AND EFFECT ON AVERAGE LIFE OF CERTIFICATES AND YIELDS

   Prepayments (including those caused by defaults) on the Mortgage Loans in any Trust Fund generally will result in a faster rate of principal payments on one or more classes of the related Certificates than if payments on such Mortgage Loans were made as scheduled. Thus, the prepayment experience on the Mortgage Loans may affect the average life of each class of related Certificates. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgage Loans in any Trust Fund or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the Mortgage Loans underlying or comprising the Mortgaged Properties in any Trust Fund. As a result, the actual maturity of any class of Certificates could occur significantly earlier than expected. A Series of Certificates may include one or more classes of Certificates with priorities of payment and, as a result, yields on other classes of Certificates of such Series may be more sensitive to prepayments on Mortgage Loans. A Series of Certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Loans and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of Stripped Certificates, a holder might, in some prepayment scenarios, fail to recoup its original investment. A Series of Certificates may include one or more classes of Certificates that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of Certificates (the "Accrual Certificates") and, as a result, yields on such Certificates will be sensitive to (a) the provisions of such Accrual Certificates relating to the timing of distributions of interest thereon and
(b) if such Accrual Certificates accrue interest at a variable or floating Pass-Through Rate, changes in such rate.

LIMITED NATURE OF RATINGS

   Any rating assigned by a Rating Agency to a class of Certificates will reflect such Rating Agency's assessment solely of the likelihood that holders of Certificates of such class will receive payments to which such Certificateholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Certificates. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Certificates of the related Series are entitled that is not covered by the applicable rating.

   The amount, type and nature of any Enhancement established with respect to a Series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit support required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. No assurance can be given that values of any Mortgaged Properties have remained or will remain at their levels on the respective dates of origination of the related Mortgage Loans. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on the Mortgaged Properties. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans underlying or comprising the Mortgage Loans in a particular Trust Fund and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by Enhancement, if any, described in the related Prospectus Supplement, such losses will be borne, at least in part, by the holders of one or more classes of the Certificates of the related Series.

RISKS ASSOCIATED WITH MORTGAGE LOANS AND MORTGAGED PROPERTIES

   Mortgage loans made with respect to multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with single family property. The ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the mortgagor; thus, the value of an income-producing property is directly related to the net operating income derived from such property. In contrast, the ability of a mortgagor to repay a single family loan typically is dependent primarily upon the mortgagor's household income, rather than the capacity of the property to produce income; thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the mortgagor's income tends not to reflect directly the value of such property. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a mortgagor on a single family property will likely affect the performance of the related loan but may not affect the liquidation value of such property. Moreover, a decline in the value of a Mortgaged Property will increase the risk of loss particularly with respect to any related junior Mortgage Loan.

   The performance of a mortgage loan secured by an income-producing property leased by the mortgagor to tenants as well as the liquidation value of such property may be dependent upon the business operated by such tenants in connection with such property, the creditworthiness of such tenants or both. The risks associated with such loans may be offset by the number of tenants or, if applicable, a diversity of types of business operated by such tenants.

   It is anticipated that a substantial portion of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable, as to which, in the event of a mortgagor's default, recourse may be had only against the specific property and such other assets, if any, as have been pledged to secure the related Mortgage Loan. With respect to those Mortgage Loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value of the related Mortgaged Property.

   Further, the concentration of default, foreclosure and loss risks in individual mortgagors or Mortgage Loans in a particular Trust Fund or the related Mortgaged Properties will generally be greater than for pools of single family loans both because the Mortgage Loans in a Trust Fund will generally consist of a smaller number of loans than would a single family pool of comparable aggregate unpaid principal balance and because of the higher principal balance of individual Mortgage Loans. Mortgage Loans in a Trust Fund may consist of only a single or limited number of Mortgage Loans and/or relate to Leases to only a single Lessee or a limited number of Lessees.

   If applicable, certain legal aspects of the Mortgage Loans for a Series of Certificates may be described in the related Prospectus Supplement.

RISKS ASSOCIATED WITH MORTGAGE LOANS AND LEASES

   If so described in the related Prospectus Supplement, each mortgagor under a Mortgage Loan may be an entity created by the owner or purchaser of the related Mortgaged Property solely to own or purchase such property, in part to isolate the property from the debts and liabilities of such owner or purchaser. Unless otherwise specified, each such Mortgage Loan will represent a nonrecourse obligation of the related mortgagor secured by the lien of the related Mortgage and the related Lease assignments. Whether or not such loans are recourse or nonrecourse obligations, it is not expected that the mortgagors will have any significant assets other than the Mortgaged Properties and the related Leases, which will be pledged to the Trustee under the related Agreement. Therefore, the payment of amounts due on any such Mortgage Loans, and, consequently, the payment of principal of and interest on the related Certificates, will depend primarily or solely on rental payments by the Lessees. Such rental payments will, in turn, depend on continued occupancy by, and/or the creditworthiness of, such Lessees, which in either case may be adversely affected by a general economic downturn or an adverse change in their financial condition. Moreover, to the extent a Mortgaged Property was designed for the needs of a specific type of tenant (e.g., a nursing home, hotel or motel), the value of such property in the event of a default by the Lessee or the early termination of such Lease may be adversely affected because of difficulty in re-leasing the property to a suitable substitute lessee or, if re-leasing to such a substitute is not possible, because of the cost of altering the property for another more marketable use. As a result, without the benefit of the Lessee's continued support of the Mortgaged Property, and absent significant amortization of the Mortgage Loan, if such loan is foreclosed on and the Mortgaged Property is liquidated following a lease default, the net proceeds might be insufficient to cover the outstanding principal and interest owing on such loan, thereby increasing the risk that holders of the Certificates will suffer some loss.

BALLOON PAYMENTS

   Certain of the Mortgage Loans (the "Balloon Mortgage Loans") as of the Cut-Off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Mortgaged Property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related Mortgaged Property, the financial condition and operating history of the mortgagor and the related Mortgaged Property, tax laws, rent control laws (with respect to certain multifamily properties and mobile home parks), reimbursement rates (with respect to certain nursing homes), renewability of operating licenses, prevailing general economic conditions and the availability of credit for commercial or multifamily real properties, as the case may be, generally.

JUNIOR MORTGAGE LOANS

   To the extent specified in the related Prospectus Supplement, certain of the Mortgage Loans may be secured primarily by junior mortgages. In the case of liquidation, Mortgage Loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related Mortgaged Property after the mortgage loans senior to such Mortgage Loans have been satisfied. If there are not sufficient funds to satisfy such junior Mortgage Loans and senior mortgage loans, such Mortgage Loan would suffer a loss and, accordingly, one or more classes of Certificates would bear such loss. Therefore, any risks of deficiencies associated with first Mortgage Loans will be greater with respect to junior Mortgage Loans.

OBLIGOR DEFAULT

   If so specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, a Master Servicer or a Special Servicer will be permitted (within prescribed parameters) to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent, including in particular with respect to balloon payments. In addition, a Master Servicer or a Special Servicer may receive a workout fee based on receipts from or proceeds of such Mortgage Loans. While any such entity generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee will increase the present value of receipts from or proceeds of Mortgage Loans that are in default or as to which a payment default is imminent. Additionally, if so specified in the related Prospectus Supplement, certain of the Mortgage Loans included in the Mortgage Pool for a Series may have been subject to workouts or similar arrangements following periods of delinquency and default.

MORTGAGOR TYPE

   Mortgage Loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of Mortgage Loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

ENHANCEMENT LIMITATIONS

   The Prospectus Supplement for a Series of Certificates will describe any Enhancement in the related Trust Fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations thereof. The use of Enhancement will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Enhancement may not cover all potential losses or risks. For example, Enhancement may or may not cover fraud or negligence by a mortgage loan originator or other parties.

   A Series of Certificates may include one or more classes of Subordinate Certificates, if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a Series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Enhancement may be exhausted before the principal of the lower priority classes of Certificates of such Series has been repaid. As a result, the impact of significant losses and shortfalls on the Trust Funds may fall primarily upon those classes of Certificates having a lower priority of payment. Moreover, if a form of Enhancement covers more than one Series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing an interest in a Covered Trust will be subject to the risk that such Enhancement will be exhausted by the claims of other Covered Trusts.

   The amount of any applicable Enhancement supporting one or more classes of Certificates, including the subordination of one or more classes of other Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related Mortgage Loans will not exceed such assumed levels.

   Regardless of the form of Enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The Master Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the Enhancement for any Series of Certificates, if the applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected. The rating of any Series of Certificates by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable Enhancement provider, or as a result of losses on the related Mortgage Loans substantially in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. None of the Depositor, the Master Servicer or any of their affiliates will have any obligation to replace or supplement any Enhancement, or to take any other action to maintain any rating of any Series of Certificates.

ENFORCEABILITY

   Mortgages may contain a due-on-sale clause, which in general permits the lender to accelerate the maturity of the Mortgage Loan if the mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default by the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

   If so specified in the related Prospectus Supplement, the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the mortgagor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the mortgagor defaults, the license terminates and the lender is entitled to collect rents. Such assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the lender's ability to collect the rents may be adversely affected.

ENVIRONMENTAL RISKS

   Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the mortgagor, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the mortgage. Each Agreement will provide that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property securing a Mortgage Loan or take over its operation unless such Master Servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (i) the Mortgaged Property is in compliance with applicable environmental laws or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions and (ii) there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any federal, state or local law or regulation, or that, if any hazardous substances are present for which such action would be required, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions. Any additional restrictions on acquiring title to a Mortgaged Property may be set forth in the related Prospectus Supplement.

DELINQUENT AND NON-PERFORMING MORTGAGE LOANS

   If so provided in the related Prospectus Supplement, the Trust Fund for a particular Series of Certificates may include Mortgage Loans that are past due or are non-performing. Unless otherwise described in the related Prospectus Supplement, the servicing of such Mortgage Loans as to which a specified number of payments are delinquent will be performed by the Special Servicer; however, the same entity may act as both Master Servicer and Special Servicer. Enhancement provided with respect to a particular Series of Certificates may not cover all losses related to such delinquent or nonperforming Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments on the Mortgage Loans in such Trust Fund and the yield on the Certificates of such Series.

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ERISA CONSIDERATIONS

   Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Certificates of any Series.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL INTEREST CERTIFICATES

   Holders of Residual Interest Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "CERTAIN FEDERAL INCOME TAX CONSEQUENCES." Accordingly, under certain circumstances, holders of Certificates that constitute Residual Interest Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. Individual holders of Residual Interest Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, Residual Interest Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of Residual Interest Certificates, the taxable income arising in a given year on a Residual Interest Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Interest Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. A Residual Interest Certificate acquired after January 3, 1995 cannot be marked-to-market.

CONTROL

   Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate balance of all outstanding Certificates of a Series or a similar means of allocating decision-making under the related Agreement ("Voting Rights") will be required to direct, and will be sufficient to bind all Certificateholders of such Series to, certain actions, including directing the Special Servicer or the Master Servicer with respect to actions to be taken with respect to certain Mortgage Loans and REO Properties and amending the related Agreement in certain circumstances.

BOOK-ENTRY REGISTRATION

   If so provided in the related Prospectus Supplement, one or more classes of the Certificates will be initially represented by one or more certificates registered in the name of Cede & Co., the nominee for The Depository Trust Company ("DTC"), and will not be registered in the names of the beneficial owners of such Certificates or their nominees. Because of this, unless and until definitive certificates are issued, such beneficial owners will not be recognized by the Trustee as "Certificateholders" (as that term is to be used in the related Agreement). Hence, until such time, such beneficial owners will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations.

                                THE DEPOSITOR

   The Depositor was incorporated in the State of Delaware on December 31, 1985, and is a wholly-owned subsidiary of Credit Suisse First Boston Management Corporation ("CSFBMC"). CSFBMC is a wholly-owned subsidiary of Credit Suisse First Boston, Inc. Credit Suisse First Boston Corporation, which may act as an underwriter in offerings made hereby, as described in "PLAN OF DISTRIBUTION" below, is also a wholly-owned subsidiary of Credit Suisse First Boston, Inc. The principal executive offices of the Depositor are located at Eleven Madison Avenue, New York, N.Y. 10010. Its telephone number is (212) 325-2000.

   The Depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests therein and acquiring and selling mortgage assets to such trusts. Neither the Depositor, its parent nor any of the Depositor's affiliates will insure or guarantee distributions on the Certificates of any Series.

   The assets of the Trust Funds will be acquired by the Depositor directly or through one or more affiliates.

                               USE OF PROCEEDS

   The Depositor will apply all or substantially all of the net proceeds from the sale of each Series offered hereby and by the related Prospectus Supplement to purchase the Mortgage Loans relating to such Series, to repay indebtedness which has been incurred to obtain funds to acquire Mortgage Loans, to establish the Reserve Funds, if any, for the Series, to obtain other Enhancement, if any, for the Series and to pay costs of structuring and issuing the Certificates. If so specified in the related Prospectus Supplement, Certificates may be exchanged by the Depositor for Mortgage Loans.

                       DESCRIPTION OF THE CERTIFICATES*

   * Whenever in this Prospectus the terms "Certificates," "Trust Fund" and "Mortgage Pool" are used, such terms will be deemed to apply, unless the context indicates otherwise, to a specific Series of Certificates, the Trust Fund underlying the related Series and the related Mortgage Pool.

   The Certificates of each Series will be issued pursuant to a separate Pooling and Servicing Agreement (the "Agreement") to be entered into among the Depositor, the Master Servicer and the Trustee for that Series and any other parties described in the applicable Prospectus Supplement, substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus is a part or in such other form as may be described in the applicable Prospectus Supplement. The following summaries describe certain provisions expected to be common to each Series and the Agreement with respect to the underlying Trust Fund. However, the Prospectus Supplement for each Series will describe more fully the Certificates and the provisions of the related Agreement, which may be different from the summaries set forth below.

   At the time of issuance, the Certificates of each Series will be rated "investment grade," typically one of the four highest generic rating categories, by at least one nationally recognized statistical rating organization. Each of such rating organizations specified in the applicable Prospectus Supplement as rating the Certificates of the related Series is hereinafter referred to as a "Rating Agency." A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

GENERAL

   The Certificates of each Series will be issued in registered or book-entry form and will represent beneficial ownership interests in the trust fund (the "Trust Fund") created pursuant to the Agreement for such Series. The Trust Fund for each Series will comprise, to the extent provided in the Agreement:
(i) the Mortgage Pool, consisting primarily of the Mortgage Loans conveyed to the Trustee pursuant to the Agreement; (ii) all payments on or collections in respect of the Mortgage Loans; (iii) all property acquired by foreclosure or deed in lieu of foreclosure with respect to the Mortgage Loans; and (iv) such other assets or rights as are described in the related Prospectus Supplement. In addition, the Trust Fund for a Series may include private mortgage pass-through certificates, certificates issued or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA") or the Governmental National Mortgage Association ("GNMA") or mortgage pass-through certificates previously created by the Depositor, as well as various forms of Enhancement, such as, but not limited to, insurance policies on the Mortgage Loans, letters of credit, certificate guarantee insurance policies, the right to make draws upon one or more Reserve Funds or other arrangements acceptable to each Rating Agency rating the Certificates. See "ENHANCEMENT." Such other assets will be described more fully in the related Prospectus Supplement.

   If so specified in the applicable Prospectus Supplement, Certificates of a given Series may be issued in several Classes which may pay interest at different rates, may represent different allocations of the right to receive principal and interest payments, and certain of which may be subordinated to other Classes in the event of shortfalls in available cash flow from the underlying Mortgage Loans. Alternatively, or in addition, Classes may be "time-tranched" and, therefore, structured to receive principal payments in sequence. Each Class in a group of "time-tranched" Classes would be entitled to be paid in full before the next Class in the group is entitled to receive any principal payments. A Class of Certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Subordinate Certificates of a given Series of Certificates may be offered in the same Prospectus Supplement as the Senior Certificates of such Series or may be offered in a separate Prospectus Supplement. Each Class of Certificates of a Series will be issued in the minimum denominations specified in the related Prospectus Supplement.

   The Prospectus Supplement for any Series including Classes similar to any of those described above will contain a complete description of their characteristics and risk factors, including, as applicable, (i) mortgage principal prepayment effects on the weighted average lives of Classes, (ii) the risk that interest only, or disproportionately interest weighted, Classes purchased at a premium may not return their purchase prices under rapid prepayment scenarios and (iii) the degree to which an investor's yield is sensitive to principal prepayments.

   The Certificates of each Series will be freely transferable and exchangeable at the office specified in the related Agreement and Prospectus Supplement, provided, however, that certain Classes of Certificates may be subject to transfer restrictions described in the related Prospectus Supplement. If specified in the related Prospectus Supplement, the Certificates may be transferable only on the books of The Depository Trust Company or another depository identified in such Prospectus Supplement.

DISTRIBUTIONS ON CERTIFICATES

   Distributions of principal and interest on the Certificates of each Series will be made to the registered holders thereof ("Certificateholders" or "Holders") by the Trustee (or such other paying agent as may be identified in the related Prospectus Supplement) on the day (the "Distribution Date") specified in the related Prospectus Supplement, beginning in the period specified in the related Prospectus Supplement following the establishment of the related Trust Fund. Distributions for each Series will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register for such Series maintained by the Trustee, by wire transfer or by such other method as is specified in the related Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, the final distribution in retirement of the Certificates of each Series will be made only upon presentation and surrender of the Certificates at the office or agency specified in the notice to the Certificateholders of such final distribution. In addition, the Prospectus Supplement relating to each Series will set forth the applicable due period, prepayment period, record date, Cut-Off Date and determination date in respect of each Series of Certificates.

   With respect to each Series of Certificates on each Distribution Date, the Trustee (or such other paying agent as may be identified in the applicable Prospectus Supplement) will distribute to the Certificateholders the amounts described in the related Prospectus Supplement that are due to be paid on such Distribution Date. In general, such amounts will include previously undistributed payments of

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
principal (including principal prepayments, if any) and interest on the Mortgage Loans received by the Trustee after a date specified in the related Prospectus Supplement (the "Cut-Off Date") and prior to the day preceding each Distribution Date specified in the related Prospectus Supplement.

ACCOUNTS

   It is expected that the Agreement for each Series of Certificates will provide that the Trustee establish an account (the "Distribution Account") into which the Master Servicer will deposit amounts held in the Collection Account from which account distributions will be made with respect to a given Distribution Date. On each Distribution Date, the Trustee will apply amounts on deposit in the Distribution Account generally to make distributions of interest and principal to the Certificateholders in the manner described in the related Prospectus Supplement.

   It is also expected that the Agreement for each Series of Certificates will provide that the Master Servicer establish and maintain a special trust account (the "Collection Account") in the name of the Trustee for the benefit of Certificateholders. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will deposit into the Collection Account, as more fully described in the related Prospectus Supplement: (1) all payments on account of principal, including principal prepayments, on the Mortgage Loans; (2) all payments on account of interest on the Mortgage Loans and all Prepayment Premiums; (3) all proceeds from any insurance policy relating to a Mortgage Loan ("Insurance Proceeds") other than proceeds applied to restoration of the related Mortgaged Property; (4) all proceeds from the liquidation of a Mortgage Loan ("Liquidation Proceeds"), including the sale of any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure ("REO Property"); (5) all proceeds received in connection with the taking of a Mortgaged Property by eminent domain; (6) any amounts required to be deposited by the Master Servicer to cover net losses on Permitted Investments made with funds held in the Collection Account; (7) any amounts required to be deposited in connection with the application of co-insurance clauses, flood damage to REO Properties and blanket policy deductibles; (8) any amounts required to be deposited from income with respect to any REO Property; and (9) any amounts received from Borrowers which represent recoveries of Property Protection Expenses. "Prepayment Premium" means any premium paid or payable by the related Borrower in connection with any principal prepayment on any Mortgage Loan. "Property Protection Expenses" comprise certain costs and expenses incurred in connection with defaulted Mortgage Loans, acquiring title or management of REO Property or the sale of defaulted Mortgage Loans or REO Properties, as more fully described in the related Agreement. As set forth in the Agreement for each Series, the Master Servicer will be entitled to make certain withdrawals from the Collection Account to, among other things: (i) remit certain amounts for the related Distribution Date into the Distribution Account; (ii) reimburse Property Protection Expenses and pay taxes, assessments and insurance premiums and certain third-party expenses in accordance with the Agreement; (iii) pay accrued and unpaid servicing fees to the Master Servicer out of all Mortgage Loan collections; and (iv) reimburse the Master Servicer, the Trustee and the Depositor for certain expenses and provide indemnification to the Depositor and the Master Servicer as described in the Agreement.

   The amount at any time credited to the Collection Account may be invested in Permitted Investments that are payable on demand or in general mature or are subject to withdrawal or redemption on or before the business day preceding the next succeeding Master Servicer Remittance Date. The Master Servicer will be required to remit amounts required for distribution to Certificateholders to the Distribution Account on the business day preceding the related Distribution Date (the "Master Servicer Remittance Date"). The income from the investment of funds in the Collection Account in Permitted Investments will constitute additional servicing compensation for the Master Servicer, and the risk of loss of funds in the Collection Account resulting from such investments will be borne by the Master Servicer. The amount of each such loss will be required to be deposited by the Master Servicer in the Collection Account immediately as realized.

   It is expected that the Agreement for each Series of Certificates will provide that a special trust account (the "REO Account") will be established and maintained in order to be used in connection with REO Properties and, if specified in the related Prospectus Supplement, certain other Mortgaged

Properties. To the extent set forth in the Agreement, certain withdrawals from the REO Account will be made to, among other things, (i) make remittances to the Collection Account as required by the Agreement, (ii) pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties and such Mortgaged Properties and certain third-party expenses in accordance with the Agreement and (iii) provide for the reimbursement of certain expenses in respect of the REO Properties and such Mortgaged Properties.

   The amount at any time credited to the REO Account will be fully insured to the maximum coverage possible or will be invested in Permitted Investments (as defined herein) that mature, or are subject to withdrawal or redemption, on or before the business day on which such amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. The income from the investment of funds in the REO Account in Permitted Investments shall be deposited in the REO Account for remittance to the Collection Account, and the risk of loss of funds in the REO Account resulting from such investments will be borne by the Trust Fund.

   Unless otherwise specified in the applicable Prospectus Supplement, "Permitted Investments" will consist of one or more of the following:

     (i) direct obligations of, or guarantees as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof provided that such obligations are backed by the full faith and credit of the United States of America;

     (ii) direct obligations of, or guarantees as to timely payment of principal and interest by, the FHLMC, FNMA or the Federal Farm Credit System, provided that any such obligation, at the time of purchase of such obligation or contractual commitment providing for the purchase thereof, is qualified by each Rating Agency as an investment of funds backing securities having ratings equivalent to each Rating Agency's highest initial rating of the Certificates;

     (iii) demand and time deposits in or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, provided that, in the case of obligations that are not fully FDIC-insured deposits, the commercial paper and/or long-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company) have the highest rating available for such securities by each Rating Agency (in the case of commercial paper) or have received one of the two highest ratings available for such securities by each Rating Agency (in the case of long-term unsecured debt obligations), or such lower rating as will not result in the downgrade or withdrawal of the rating or ratings then assigned to the Certificates by any Rating Agency;

     (iv) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving one of the two highest long-term debt ratings available for such securities by each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to the Certificates by any such Rating Agency;

     (v) commercial or finance company paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) that is rated by each Rating Agency in its highest short-term unsecured rating category at the time of such investment or contractual commitment providing for such investment, and is issued by a corporation the outstanding senior long-term debt obligations of which are then rated by each Rating Agency in one of its two highest long-term unsecured rating categories, or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to the Certificates by any Rating Agency;

     (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation rated in one of the two highest ratings available to such issuers by each Rating Agency at the time of such investment provided that any such agreement must by its terms provide that it is terminable by the purchaser without penalty in the event any such rating is at any time lower than such level;

     (vii) repurchase obligations with respect to any security described in clause (i) or (ii) above entered into with a depository institution or trust company (acting as principal) meeting the ratings standard described in (iii) above;

     (viii) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof and rated by each Rating Agency in one of its two highest long-term unsecured rating categories at the time of such investment or contractual commitment providing therefor; provided, however, that securities issued by any such corporation will not be Permitted Investments to the extent that investment therein would cause the then outstanding principal amount of securities issued by such corporation and held as part of the Collection Account or the Distribution Account to exceed 20% of the aggregate principal amount of all Permitted Investments held in the Collection Account and the Distribution Account;

     (ix) units of taxable money market funds which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, and have been designated in writing by each Rating Agency as Permitted Investments with respect to this definition;

     (x) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each Rating Agency as an investment of funds backing securities having ratings equivalent to each Rating Agency's highest initial rating of the Certificates; and

     (xi) such other obligations as are acceptable as Permitted Investments to each Rating Agency;

provided, however, that (a) such instrument or security shall qualify as a "cash flow investment" pursuant to the Internal Revenue Code of 1986, as amended (the "Code") and (b) no instrument or security shall be a Permitted Investment if (i) such instrument or security evidences a right to receive only interest payments or (ii) the stated interest rate on such investment is in excess of 120% of the yield to maturity produced by the price at which such investment was purchased.

AMENDMENT

   The Agreement for each Series will provide that it may be amended by the parties thereto without the consent of any of the Certificateholders to cure any ambiguity, to correct or supplement any provision therein that may be inconsistent with any other provision therein, to maintain the rating or ratings assigned to the Certificates by a Rating Agency or to make other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions of the Agreement, provided that such action will not, as evidenced by an opinion of counsel acceptable to the Depositor and the Trustee, adversely affect in any material respect the interests of any Certificateholder.

   Each Agreement will also provide that it may be amended by the parties thereto with the consent of the Holders of Certificates representing an aggregate outstanding principal amount of not less than a percentage specified in the related Agreement of each Class of Certificates affected by the proposed amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of each affected Certificateholder, (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding, or (iii) alter the servicing standard set forth in the Agreement. Further, the Agreement for each Series may provide that the parties thereto, at any time and from time to time, without the consent of the Certificateholders, may amend the Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the REMIC Pool as a REMIC at all times that any of the Certificates are outstanding; provided, however, that such action, as evidenced by an opinion of counsel acceptable to the Trustee, is necessary or helpful to maintain such qualification, and would not adversely affect in any material respect the interest of any Certificateholder.

   The Agreement relating to each Series may provide that no amendment to such Agreement will be made unless there has been delivered in accordance with such Agreement an opinion of counsel to the effect that such amendment will not cause such Series to fail to qualify as a REMIC at any time that any of the Certificates are outstanding.

   The Prospectus Supplement for a Series may describe other or different provisions concerning the amendment of the related Agreement.

TERMINATION; REPURCHASE OF MORTGAGE LOANS

   The obligations of the parties to the Agreement for each Series will terminate upon: (i) the purchase of all of the assets of the related Trust Fund, as described in the related Prospectus Supplement; (ii) the later of
(a) the distribution to Certificateholders of that Series of final payment with respect to the last outstanding Mortgage Loan or (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last outstanding Mortgage Loan and the remittance to the Certificateholders of all funds due under the Agreement; (iii) the sale of the assets of the related Trust Fund after the principal amounts of all Certificates have been reduced to zero under circumstances set forth in the Agreement; or (iv) mutual consent of the parties and all Certificateholders. With respect to each Series, the Trustee will give or cause to be given written notice of termination of the Agreement to each Certificateholder and, unless otherwise specified in the applicable Prospectus Supplement, the final distribution under the Agreement will be made only upon surrender and cancellation of the related Certificates at an office or agency specified in the notice of termination.

REPORTS TO CERTIFICATEHOLDERS

   Concurrently with each distribution for each Series, the Trustee (or such other paying agent as may be identified in the applicable Prospectus Supplement) will forward to each Certificateholder a statement setting forth such information relating to such distribution as is specified in the Agreement and described in the applicable Prospectus Supplement.

THE TRUSTEE

   The Depositor will select a bank or trust company to act as trustee (the "Trustee") under the Agreement for each Series and the Trustee will be identified, and its obligations under that Agreement will be described, in the applicable Prospectus Supplement.

                              THE MORTGAGE POOLS

GENERAL

   Each Mortgage Pool will consist of mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments ("Mortgages") on, or installment contracts ("Installment Contracts") for the sale of, fee simple or leasehold interests in commercial real estate property, multifamily residential property, cooperatively owned multifamily properties and/or mixed residential/commercial property and related property and interests (each such interest or property, as the case may be, a "Mortgaged Property"). A Mortgage Pool may also include any or all of the participation interests in such types of mortgage loans, private mortgage pass-through certificates, certificates issued or guaranteed by FHLMC, FNMA or GNMA and mortgage pass-through certificates previously created by the Depositor. Each such mortgage loan, Installment Contract, participation interest or certificate is herein referred to as a "Mortgage Loan."

   All Mortgage Loans will be of one or more of the following types:

     1. mortgage loans with fixed interest rates;

     2. mortgage loans with adjustable interest rates;

     3. mortgage loans whose principal balances fully amortize over their remaining terms to maturity;

     4. mortgage loans whose principal balances do not fully amortize but instead provide for a substantial principal payment at the stated maturity of the loan;

     5. mortgage loans that provide for recourse against only the Mortgaged Properties;

     6. mortgage loans that provide for recourse against the other assets of the related Borrowers (as defined below); and

     7. any other types of mortgage loans described in the applicable Prospectus Supplement.

   Certain Mortgage Loans ("Simple Interest Loans") may provide that scheduled interest and principal payments thereon are applied first to interest accrued from the last date to which interest has been paid to the date such payment is received and the balance thereof is applied to principal, and other Mortgage Loans may provide for payment of interest in advance rather than in arrears.

   Mortgage Loans may also be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the obligor (the "Borrower") on the related promissory note (the "Note") assigns its right, title and interest as landlord under each lease and the income derived therefrom to the related lender, while retaining a license to collect the rents for so long as there is no default. If the Borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the Borrower. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related Mortgaged Property and a receiver is appointed. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Leases and Rents."

   A Trust Fund may consist of a single Mortgage Loan or a number of Mortgage Loans with a single obligor or related obligors thereunder, or multiple Mortgage Loans with multiple unrelated obligors thereunder, as specified in the related Prospectus Supplement. The Mortgage Loans will be newly originated or seasoned, and will be acquired by the Depositor either directly or through one or more affiliates.

   Unless otherwise specified in the Prospectus Supplement for a Series, the Mortgage Loans will not be insured or guaranteed by the United States, any governmental agency, any private mortgage insurer or any other person or entity.

   The Prospectus Supplement relating to each Series will specify the originator or originators relating to the Mortgage Loans, which may include, among others, commercial banks, savings and loan associations, other financial institutions, insurance companies or real estate developers, and the underwriting criteria to the extent available in connection with originating the Mortgage Loans. The criteria applied by the Depositor in selecting the Mortgage Loans to be included in a Mortgage Pool will vary from Series to Series. The Prospectus Supplement relating to each Series also will provide specific information regarding the characteristics of the Mortgage Loans, as of the Cut-Off Date, including, among other things: (i) the aggregate principal balance of the Mortgage Loans; (ii) the types of properties securing the Mortgage Loans and the aggregate principal balance of the Mortgage Loans secured by each type of property; (iii) the interest rate or range of interest rates of the Mortgage Loans; (iv) the origination dates and the original and, with respect to seasoned Mortgage Loans, remaining terms to stated maturity of the Mortgage Loans; (v) the loan-to-value ratios at origination and, with respect to seasoned Mortgage Loans, current loan balance-to-original value ratios of the Mortgage Loans; (vi) the geographic distribution of the Mortgaged Properties underlying the Mortgage Loans; (vii) the minimum interest rates, margins, adjustment caps, adjustment frequencies, indices and other similar information applicable to adjustable rate Mortgage Loans; (viii) the debt service coverage ratios relating to the Mortgage Loans; and (ix) payment delinquencies, if any, relating to the Mortgage Loans. The applicable Prospectus Supplement will also specify any inadequate, incomplete or obsolete documentation relating to the Mortgage Loans and other characteristics of the Mortgage Loans relating to each Series. If specified in the applicable Prospectus Supplement, the Depositor may segregate the Mortgage Loans in a Mortgage Pool into separate "Mortgage Loan Groups" (as described in the related Prospectus Supplement) as part of the structure of the payments of principal and interest on the Certificates of a Series. In such case, the Depositor will disclose the above-specified information by Mortgage Loan Group.

   The Depositor will file a current report on Form 8-K (the "Form 8-K") with the Securities and Exchange Commission within 15 days after the initial issuance of each Series of Certificates (each, a "Closing Date"), as specified in the related Prospectus Supplement, which will set forth information with respect to the Mortgage Loans included in the Trust Fund for a Series as of the related Closing Date. The Form 8-K will be available to the Certificateholders of the related Series promptly after its filing.

ASSIGNMENT OF MORTGAGE LOANS

   At the time of issuance of the Certificates of each Series, the Depositor will cause the Mortgage Loans to be assigned to the Trustee, together with, as more fully specified in the related Prospectus Supplement, all principal and interest due on or with respect to such Mortgage Loans, other than principal and interest due on or before the Cut-Off Date and principal prepayments received on or before the Cut-Off Date. The Trustee, concurrently with such assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the related Trust Fund to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement for the related Series (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cut-Off Date, as well as information respecting the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-Off Date and the maturity date of each Note.

   In addition, except to the extent otherwise specified in the applicable Prospectus Supplement, the Depositor will, as to each Mortgage Loan, deliver to the Trustee: (i) the Note, endorsed to the order of the Trustee without recourse; (ii) the Mortgage and an executed assignment thereof in favor of the Trustee or otherwise as required by the Agreement; (iii) any assumption, modification or substitution agreements relating to the Mortgage Loan; (iv) a lender's title insurance policy (or owner's policy in the case of an Installment Contract), together with its endorsements, or an attorney's opinion of title issued as of the date of origination of the Mortgage Loan;
(v) if the assignment of leases, rents and profits is separate from the Mortgage, an executed re-assignment of assignment of leases, rents and profits to the Trustee; and (vi) such other documents as may be described in the Agreement (such documents collectively, the "Mortgage Loan File"). Unless otherwise expressly permitted by the Agreement, all documents included in the Mortgage Loan File are to be original executed documents; provided, however, that in instances where the original recorded Mortgage, Mortgage assignment or any document necessary to assign the Depositor's interest in Installment Contracts to the Trustee, as described in the Agreement, has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Depositor may deliver a photocopy thereof certified to be the true and complete copy of the original thereof submitted for recording.

   The Trustee will hold the Mortgage Loan File for each Mortgage Loan in trust for the benefit of all Certificateholders. Pursuant to the Agreement, the Trustee is obligated to review the Mortgage Loan File for each Mortgage Loan within a specified number of days after the execution and delivery of the Agreement. Unless otherwise specified in the related Prospectus Supplement, if any document in the Mortgage Loan File is found to be defective in any material respect, the Trustee will promptly notify the Depositor and the Master Servicer. Unless otherwise specified in the related Prospectus Supplement, if the Master Servicer or other entity cannot cure such defect within the time period specified in such Prospectus Supplement, the Master Servicer or such other entity will be obligated to either substitute the affected Mortgage Loan for a Substitute Mortgage Loan or Loans, or to repurchase the related Mortgage Loan from the Trustee within the time period specified in such Prospectus Supplement at a price equal to the principal balance thereof as of the date of purchase or, in the case of a Series as to which an election has been made to treat the related Trust Fund as a REMIC, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable Pass-Through Rate to the first day of the month following such repurchase, plus the amount of any unreimbursed advances made by the Master Servicer in respect of such Mortgage Loan. Unless otherwise specified in the applicable Prospectus Supplement, this purchase obligation constitutes the sole remedy available to the Holders of Certificates or the Trustee for a material defect in a constituent document.

MORTGAGE UNDERWRITING STANDARDS AND PROCEDURES

   The underwriting procedures and standards for Mortgage Loans included in a Mortgage Pool will be specified in the related Prospectus Supplement to the extent such procedures and standards are known or available. Such Mortgage Loans may be originated in contemplation of the transactions contemplated by this Prospectus and the related Prospectus Supplement or may have been originated by third-parties and acquired by the Depositor directly or through its affiliates in negotiated transactions.

   Except as otherwise set forth in the related Prospectus Supplement for a Series, the originator of a Mortgage Loan will have applied underwriting procedures intended to evaluate, among other things, the income derived from the Mortgaged Property, the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures (to determine its ability to recognize and respond to problems) and its accounting procedures (to determine cash management ability, the obligor's credit standing and repayment ability and the value and adequacy of the Mortgaged Property as collateral). Mortgage Loans insured by the Federal Housing Administration ("FHA"), a division of the United States Department of Housing and Urban Development ("HUD"), will have been originated by mortgage lenders which are approved by HUD as an FHA mortgagee in the ordinary course of their real estate lending activities and will comply with the underwriting policies of FHA.

   If so specified in the related Prospectus Supplement, the adequacy of a Mortgaged Property as security for repayment will generally have been determined by appraisal by appraisers selected in accordance with preestablished guidelines established by or acceptable to the loan originator for appraisers. If so specified in the related Prospectus Supplement, the appraiser must have personally inspected the property and verified that it was in good condition and that construction, if new, has been completed. Unless otherwise stated in the applicable Prospectus Supplement, the appraisal will have been based upon a cash flow analysis and/or a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

   No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. Further, there is no assurance that

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
appreciation of real estate values generally will limit loss experiences on commercial properties or multifamily residential properties. If the commercial real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans and any additional financing on the Mortgaged Properties in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by the methods of Enhancement or the insurance policies described herein, the ability of the Depositor to pay principal of and interest on the Certificates may be adversely affected. Even where credit support covers all losses resulting from defaults and foreclosure, the effect of defaults and foreclosures may be to increase prepayment experience on the Mortgage Loans, thus shortening weighted average life and affecting yield to maturity.

REPRESENTATIONS AND WARRANTIES

   Unless otherwise specified in the related Prospectus Supplement, the seller (the "Unaffiliated Seller") of a Mortgage Loan to the Depositor or any of its affiliates (or the Master Servicer, if the Unaffiliated Seller is also the Master Servicer under the Agreement) will have made representations and warranties in respect of the Mortgage Loans sold by such Unaffiliated Seller (or the Master Servicer) to the Depositor or its affiliates. Such representations and warranties will generally include, among other things:
(i) with respect to each Mortgaged Property, that title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's opinion of title) and any required hazard insurance was effective at the origination of each Mortgage Loan, and that each policy (or opinion of title) remained in effect on the date of purchase of the Mortgage Loan from the Unaffiliated Seller; (ii) that the Unaffiliated Seller had good and marketable title to each such Mortgage Loan;
(iii) with respect to each Mortgaged Property, that each mortgage constituted a valid first lien on the Mortgaged Property (subject only to permissible title insurance exceptions), unless otherwise specified in the related Prospectus Supplement; (iv) that there were no delinquent tax or assessment liens against the Mortgaged Property; and (v) that each Mortgage Loan was current as to all required payments (unless otherwise specified in the related Prospectus Supplement).

   All of the representations and warranties of an Unaffiliated Seller in respect of a Mortgage Loan will have been made as of the date on which such Unaffiliated Seller sold the Mortgage Loan to the Depositor or its affiliate. A substantial period of time may have elapsed between such date and the date of the initial issuance of the Series of Certificates evidencing an interest in such Mortgage Loan. Since the representations and warranties of an Unaffiliated Seller do not address events that may occur following the sale of a Mortgage Loan by an Unaffiliated Seller, the repurchase obligation of the Unaffiliated Seller described below will not arise if, on or after the date of the sale of a Mortgage Loan by the Unaffiliated Seller to the Depositor or its affiliates, the relevant event occurs that would have given rise to such an obligation. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any Series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of an Unaffiliated Seller will not be accurate and complete in all material respects in respect of such Mortgage Loan as of the related Cut-Off Date. If so specified in the related Prospectus Supplement, the Depositor will make certain representations and warranties for the benefit of Holders of Certificates of a Series in respect of a Mortgage Loan that relate to the period commencing on the date of sale of such Mortgage Loan to the Depositor or its affiliates.

   Unless otherwise set forth or specified in the related Prospectus Supplement, upon the discovery of the breach of any representation or warranty made by an Unaffiliated Seller in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related Series, such Unaffiliated Seller or, if so specified in the related Prospectus Supplement, the Master Servicer will be obligated to repurchase such Mortgage Loan at a purchase price equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a Series of Certificates as to which the Depositor has elected to treat the related Trust Fund as a REMIC, as defined in the Code, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in
Section 860F(a) of the Code, in each case together with accrued interest at the Pass-Through Rate for the related Mortgage Pool, to the first day of the month following such repurchase and the amount of any unreimbursed advances made by the Master Servicer in respect of such Mortgage Loan. The Master Servicer will be required to enforce such obligation of the Unaffiliated Seller for the benefit of the Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan. Unless otherwise specified in the applicable Prospectus Supplement and subject to the ability of the Unaffiliated Seller or the Master Servicer to deliver Substitute Mortgage Loans for certain Mortgage Loans as described below, this repurchase obligation constitutes the sole remedy available to the Certificateholders of such Series for a breach of a representation or warranty by an Unaffiliated Seller.

   Any obligation of the Master Servicer to purchase a Mortgage Loan if an Unaffiliated Seller defaults on its obligation to do so is subject to limitations, and no assurance can be given that an Unaffiliated Seller will carry out its repurchase obligation with respect to the Mortgage Loans.

   The Depositor will make representations and warranties with respect to the Mortgage Loans in a Mortgage Pool, as specified in the related Prospectus Supplement. Upon a breach of any representation or warranty by the Depositor that materially and adversely affects the interests of the Certificateholders, the Depositor will be obligated either to cure the breach in all material respects or to purchase the related Mortgage Loan at the purchase price set forth above. Unless otherwise specified in the applicable Prospectus Supplement and subject to the ability of the Depositor to deliver Substitute Mortgage Loans for certain Mortgage Loans as described below, this repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of representation or warranty by the Depositor.

   The proceeds of any repurchase of a Mortgage Loan will be deposited, subject to certain limitations set forth in the related Agreement, into the Collection Account.

   Within the period of time specified in the related Prospectus Supplement, following the date of issuance of a Series of Certificates, the Depositor, the Master Servicer or the Unaffiliated Seller, as the case may be, may deliver to the Trustee Mortgage Loans ("Substitute Mortgage Loans") in substitution for any one or more of the Mortgage Loans ("Deleted Mortgage Loans") initially included in the Trust Fund but which do not conform in one or more respects to the description thereof contained in the related Prospectus Supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Certificateholders, or as to which a document in the related Mortgage Loan File is defective in any material respect. Unless otherwise specified in the related Prospectus Supplement, the required characteristics of any Substitute Mortgage Loan will generally include, among other things, that such Substitute Mortgage Loan on the date of substitution, will (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be distributed to Certificateholders in the month of substitution), (ii) have a per annum interest rate (the "Mortgage Interest Rate") not less than (and not more than 1% greater than) the Mortgage Interest Rate of the Deleted Mortgage Loan, (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan and (iv) comply with all the representations and warranties set forth in the Agreement as of the date of substitution.

                       SERVICING OF THE MORTGAGE LOANS

GENERAL

   The Prospectus Supplement related to a Series will identify the master servicer, or if there is only one servicer of the Mortgage Loans, the servicer thereof (as applicable, the "Master Servicer") and will set forth certain information concerning the Master Servicer. The Master Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

   The Master Servicer will be responsible for servicing the Mortgage Loans pursuant to the Agreement for the related Series. If so specified in the related Prospectus Supplement, the Master Servicer may subcontract the servicing of all or a portion of the Mortgage Loans to one or more sub-servicers and may subcontract the servicing of certain Mortgage Loans that are in default or otherwise require special servicing (the "Specially Serviced Mortgage Loans") to a special servicer (the "Special Servicer"), and certain information with respect to the Special Servicer will be set forth in such Prospectus Supplement. Such sub-servicers and the Special Servicer may be an affiliate of the Depositor and may have other business relationships with Depositor and its affiliates.

COLLECTIONS AND OTHER SERVICING PROCEDURES

   The Master Servicer will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the related Agreement, following such collection procedures as it deems necessary or desirable. Consistent with the above, the Master Servicer may, in its discretion, waive any late payment or assumption charge or penalty interests in connection with late payment or assumption of a Mortgage Loan and, if so specified in the related Prospectus Supplement, may extend the due dates for payments due on a Note.

   It is expected that the Agreement for each Series will provide that the Master Servicer establish and maintain an escrow account (the "Escrow Account") in which the Master Servicer will be required to deposit amounts received from each Borrower, if required by the terms of the related Note, for the payment of taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items. The Special Servicer, if any, will be required to remit amounts received for such purposes on Mortgage Loans serviced by it for deposit in the Escrow Account, and will be entitled to direct the Master Servicer to make withdrawals from the Escrow Account as may be required for servicing of such Mortgage Loans. Withdrawals from the Escrow Account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums, to refund to Borrowers amounts determined to be overages, to remove amounts deposited therein in error, to pay interest to Borrowers on balances in the Escrow Account, if required, to repair or otherwise protect the Mortgaged Properties and to clear and terminate such account. The Master Servicer will be entitled to all income on the funds in the Escrow Account invested in Permitted Investments not required to be paid to Borrowers under applicable law. The Master Servicer will be responsible for the administration of the Escrow Account. If amounts on deposit in the Escrow Account are insufficient to pay any tax, insurance premium or other similar item when due, such item will be payable from amounts on deposit in the Collection Account or, to the extent such amounts are insufficient, in the manner set forth in the Prospectus Supplement and Agreement for the related Series.

INSURANCE

   Unless otherwise specified in the applicable Prospectus Supplement, the Agreement for each Series will require that the Master Servicer maintain or require each Borrower to maintain insurance in accordance with the related Mortgage, which generally will include a standard fire and hazard insurance policy with extended coverage. To the extent required by the related Mortgage, the coverage of each such standard hazard insurance policy will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing such Mortgage Loan or the outstanding principal balance owing on such Mortgage Loan. If a Mortgaged Property was located at the time of origination of the related Mortgage Loan in a federally designated special flood hazard area, the Master Servicer will also maintain or require the related Borrower to maintain flood insurance in an amount equal to the lesser of the unpaid principal balance of the related Mortgage Loan and the maximum amount obtainable with respect to the Mortgage Loan. To the extent set forth in the related Prospectus Supplement, the cost of any such insurance maintained by the Master Servicer will be an expense of the Trust Fund payable out of the Collection Account. The Master Servicer will cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount which is at least equal to the greater of
(i) an amount not less than the amount necessary to avoid the application of any coinsurance clause contained in the related insurance policy and (ii) the replacement cost of the improvements which are a part of such property. The cost of any such insurance with respect to an REO Property will be an expense of the Trust Fund payable out of amounts on deposit in the related REO Account or, if such amounts are insufficient, from the Collection Account. The Master Servicer will maintain flood insurance providing substantially the same coverage as described above on any REO Property which was located in a federally designated special flood hazard area at the time the related Mortgage Loan was originated. The related Agreement will provide that the Master Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a master, or single interest blanket, insurance policy insuring against losses on the Mortgage Loans or REO Properties, as the case may be. The incremental cost of such insurance allocable to any particular Mortgage Loan, if not borne by the related Borrower, will be an expense of the Trust Fund. Alternatively, the Master Servicer may satisfy its obligation by maintaining, at its expense, a blanket policy (i.e., not a single interest or master policy) insuring against losses on the Mortgage Loans or REO Properties, as the case may be. If such a blanket policy contains a deductible clause, the Master Servicer will be obligated to deposit in the Collection Account all sums which would have been deposited therein but for such clause.

   In general, the standard form of fire and hazard extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Since the standard hazard insurance policies relating to the Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and conditions. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mud flows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

   The standard hazard insurance policies covering Mortgaged Properties securing Mortgage Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the structures and other improvements damaged or destroyed and (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements.

   In addition, to the extent required by the related Mortgage, the Master Servicer may require the Borrower to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the Master Servicer to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit;

provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer from the Collection Account, with interest thereon, as provided by the Agreement.

   Unless otherwise specified in the applicable Prospectus Supplement, no pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

   The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the National Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. To the extent specified in the related Prospectus Supplement, all or a portion of the Mortgage Loans may be insured by the FHA. The Master Servicer will be required to take such steps as are reasonably necessary to keep such insurance in full force and effect.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

   Unless otherwise specified in the applicable Prospectus Supplement, the Agreement for each Series will require that the Master Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer. The related Agreement will allow the Master Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer so long as certain criteria set forth in the Agreement are met.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

   The Master Servicer's principal compensation for its activities under the Agreement for each Series will come from the payment to it or retention by it, with respect to each Mortgage Loan, of a "Servicing Fee" (as defined in the related Prospectus Supplement). The exact amount and calculation of such Servicing Fee will be established in the Prospectus Supplement and Agreement for the related Series. Since the aggregate unpaid principal balance of the Mortgage Loans will generally decline over time, the Master Servicer's servicing compensation will ordinarily decrease as the Mortgage Loans amortize.

   In addition, the Agreement for a Series may provide that the Master Servicer be entitled to receive, as additional compensation, (i) Prepayment Premiums, late fees and certain other fees collected from Borrowers and (ii) any interest or other income earned on funds deposited in the Collection Account (as described under "DESCRIPTION OF THE CERTIFICATES -- Accounts") and, except to the extent such income is required to be paid to the related Borrowers, the Escrow Account.

   Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will pay the fees and expenses of the Trustee.

   If the Master Servicer subcontracts the servicing of Specially Serviced Mortgage Loans to a Special Servicer, the exact amount and calculation of the Special Servicer Fee will be established in the Prospectus Supplement and Agreement for the related Series.

   In addition to the compensation described above, the Master Servicer (or any other party specified in the applicable Prospectus Supplement) may retain, or be entitled to the reimbursement of, such other amounts and expenses as are described in the applicable Prospectus Supplement.

ADVANCES

   The applicable Prospectus Supplement will set forth the obligations, if any, of the Master Servicer to make any advances with respect to delinquent payments on Mortgage Loans, payments of taxes, insurance and Property Protection Expenses or otherwise. Any such advances will be made in the form and manner described in the Prospectus Supplement and Agreement for the related Series.

MODIFICATIONS, WAIVERS AND AMENDMENTS

   If so specified in the related Prospectus Supplement, the Agreement for each Series will provide that the Master Servicer or the Special Servicer, if any, may have the discretion, subject to certain conditions set forth herein, to modify, waive or amend certain of the terms of any Mortgage Loan without the consent of the Trustee or any Certificateholder. The extent to which the Master Servicer or the Special Servicer, if any, may modify, waive or amend any terms of the Mortgage Loans without such consent will be specified in the related Prospectus Supplement.

   The Special Servicer, if any, may, with respect to any Specially Serviced Mortgage Loan, subject to the terms and conditions set forth in the Agreement, modify, waive or amend the terms of such Mortgage Loan if the Special Servicer determines that a material default has occurred or a payment default has occurred or is reasonably foreseeable. The Special Servicer, if any, may extend the maturity date of such Mortgage Loan to a date not later than the date described in the related Prospectus Supplement.

   Unless otherwise provided in the applicable Prospectus Supplement, the Special Servicer, if any, will not agree to any modification, waiver or amendment of the payment terms of a Mortgage Loan unless the Special Servicer has determined that such modification, waiver or amendment is reasonably likely to produce a greater recovery on a present value basis than liquidation of the Mortgage Loan. Prior to agreeing to any such modification, waiver or amendment of the payment terms of a Mortgage Loan, the Special Servicer, if any, will give notice thereof in the manner set forth in the Prospectus Supplement and Agreement for the related Series.

   The Prospectus Supplement for a Series may describe other or different provisions concerning the modification, waiver or amendment of the terms of the related Mortgage Loans.

EVIDENCE OF COMPLIANCE

   The Agreement for each Series will provide that the Master Servicer, at its expense, will cause a firm of independent public accountants to furnish to the Trustee, annually on or before a date specified in the Agreement, a statement as to compliance by the Master Servicer with the Agreement.

   In addition, the Agreement will provide that the Master Servicer will deliver to the Trustee, annually on or before a date specified in the Agreement, a statement signed by an officer to the effect that, based on a review of its activities during the preceding calendar year, to the best of such officer's knowledge, the Master Servicer has fulfilled its obligations under the Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof.

CERTAIN MATTERS WITH RESPECT TO THE MASTER SERVICER, THE SPECIAL SERVICER AND THE TRUSTEE

   The Agreement for each Series will also provide that neither the Master Servicer nor any of its directors, officers, employees or agents will be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor any such person will be protected against any breach of representations or warranties made by the Master Servicer in the Agreement, or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith, or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties thereunder. The Agreement will further provide that the Master Servicer and any of its directors, officers, employees or agents will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense incurred (i) by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties thereunder or (ii) in certain other circumstances specified in the Agreement. Any loss resulting from such indemnification will reduce amounts distributable to Certificateholders and will be borne pro rata by all Certificateholders without regard to subordination, if any, of one Class to another.

   Unless otherwise provided in the related Prospectus Supplement, the Master Servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor Master Servicer has assumed the Master Servicer's obligations and duties under the Agreement.

   If the Master Servicer subcontracts the servicing of Specially Serviced Mortgage Loans to a Special Servicer, the standard of care for, and any indemnification to be provided to, the Special Servicer will be set forth in the related Agreement.

   The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor and/or its affiliates and with the Master Servicer and/or its affiliates.

   The Trustee may resign from its obligations under the Agreement at any time, in which event a successor Trustee will be appointed. In addition, the Depositor may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Agreement or if the Trustee becomes insolvent, at which time the Depositor will become obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the Holders of Certificates evidencing the Voting Rights specified in the applicable Prospectus Supplement. Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of such appointment by the successor Trustee.

EVENTS OF DEFAULT

   Events of default (each, an "Event of Default") with respect to the Master Servicer under the Agreement for each Series will, unless otherwise provided in the applicable Prospectus Supplement, include: (i) any failure by the Master Servicer to remit to the Trustee for deposit in the Distribution Account for distribution to Certificateholders any payment required to be made by the Master Servicer under the terms of the Agreement at least one business day prior to the related Distribution Date; (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer, which failure continues unremedied for a period of 90 days after written notice of such failure has been given to the Master Servicer; (iii) the entering against the Master Servicer of a decree or order of a court, agency or supervisory authority for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer, or for the winding-up or liquidation of its affairs; provided that any such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; (iv) the consent by the Master Servicer to the appointment of a conservator or receiver or liquidator or liquidating committee in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; and (v) the admission by the Master Servicer in writing of its inability to pay its debts generally as they become due, the filing by the Master Servicer of a petition to take advantage of any applicable insolvency or reorganization statute or the making of an assignment for the benefit of its creditors or the voluntary suspension of the payment of its obligations.

   As long as an Event of Default remains unremedied, the Trustee may, and
(a) at the written direction of the Holders of Certificates (other than Residual Interest Certificates) entitled to at least 25% of the aggregate Voting Rights of the Certificates of any Class in the case of an Event of Default described in clause (i) above, (b) at the written direction of Holders of Certificates holding at least 25% of all of the Voting Rights, or
(c) in all cases of an Event of Default described in clauses (ii) through (v) above, shall terminate all of the rights and obligations of the Master Servicer whereupon the Trustee or another successor Master Servicer appointed by the Trustee will succeed to all authority and power of the Master Servicer under the Agreement and will be entitled to similar compensation arrangements. "Voting Rights" means the portion of the voting rights of all Certificates that is allocated to any Certificate in accordance with the terms of the Agreement.

                                 ENHANCEMENT

GENERAL

   If specified in the related Prospectus Supplement for any Series, credit enhancement may be provided with respect to one or more Classes thereof or the related Mortgage Loans (the "Enhancement"). Enhancement may be in the form of a letter of credit, the subordination of one or more Classes of the Certificates of such Series, the establishment of one or more reserve funds, overcollateralization, cross collateralization provisions in the Mortgage Loans, certificate guarantee insurance, the use of cross-support features or another method of Enhancement described in the related Prospectus Supplement, or any combination of the foregoing.

   Unless otherwise specified in the related Prospectus Supplement for a Series, the Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by Enhancement or which are not covered by the Enhancement, Certificateholders will bear their allocable share of deficiencies.

   If Enhancement is provided with respect to a Series, or the related Mortgage Loans, the applicable Prospectus Supplement will include a description of (a) the amount payable under such Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Enhancement may be reduced and under which such Enhancement may be terminated or replaced and
(d) the material provisions of any agreement relating to such Enhancement. Additionally, the applicable Prospectus Supplement will set forth certain information with respect to the issuer of any third-party Enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in such Prospectus Supplement.

SUBORDINATE CERTIFICATES

   If so specified in the related Prospectus Supplement, one or more Classes of a Series may be Subordinate Certificates. If so specified in the related Prospectus Supplement, the rights of the Holders of subordinate Certificates (the "Subordinate Certificates") to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to such rights of the Holders of senior Certificates (the "Senior Certificates") to the extent specified in the related Prospectus Supplement. The Agreement may require a trustee that is not the Trustee to be appointed to act on behalf of Holders of Subordinate Certificates.

   A Series may include one or more Classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to all other Senior Certificates of such Series. Such right to receive payments will effectively be subordinate to the rights of other Holders of Senior Certificates. A Series may also include one or more Classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to other Subordinate Certificates of such Series. If so specified in the related Prospectus Supplement, the subordination of a Class may apply only in the event of (or may be limited to) certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage to property securing a Mortgage Loan not covered by standard hazard insurance policies.

   The related Prospectus Supplement will set forth information concerning the amount of subordination of a Class or Classes of Subordinate Certificates in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any related Reserve Fund and the conditions under which amounts in any applicable Reserve Fund will be used to make distributions to Holders of Senior Certificates and/or to Holders of Subordinate Certificates or be released from the applicable Trust Fund. If cash flows otherwise distributable to Holders of Subordinate Certificates secured by a Mortgage Loan Group will be used as credit support for Holders of Senior Certificates secured by another Mortgage Loan Group within the Trust Fund, the applicable Prospectus Supplement will specify the manner and conditions for applying such a cross-support feature.

CROSS-SUPPORT FEATURES

   If the Mortgage Pool for a Series is divided into separate Mortgage Loan Groups, each securing a separate Class or Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made on Senior Certificates secured by one Mortgage Loan Group prior to distributions on Subordinate Certificates secured by another Mortgage Loan Group within the Trust Fund. The related Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

LETTER OF CREDIT

   If specified in the related Prospectus Supplement, a letter of credit with respect to a Series of Certificates will be issued by the bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Loans on the applicable Cut-Off Date or of one or more Classes of Certificates (the "L/C Percentage"). If so specified in the related Prospectus Supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each Series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of the letter of credit for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the applicable Series.

CERTIFICATE GUARANTEE INSURANCE

   If so specified in the related Prospectus Supplement, certificate guarantee insurance, if any, with respect to a Series of Certificates will be provided by one or more insurance companies. Such certificate guarantee insurance will guarantee, with respect to one or more Classes of Certificates of the applicable Series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder which is subsequently covered as a "voidable preference" payment under the Bankruptcy Code. A copy of the certificate guarantee insurance for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the applicable Series.

RESERVE FUNDS

   If specified in the related Prospectus Supplement, one or more reserve funds (each, a "Reserve Fund") may be established with respect to a Series, in which cash, a letter of credit, Permitted Investments or a combination thereof, in the amounts, if any, so specified in the related Prospectus Supplement will be deposited. The Reserve Funds for a Series may also be funded over time by depositing therein a specified amount of the distributions received on the applicable Mortgage Loans if specified in the related Prospectus Supplement. The Depositor may pledge the Reserve Funds to a separate collateral agent specified in the related Prospectus Supplement.

   Amounts on deposit in any Reserve Fund for a Series, together with the reinvestment income thereon, if any, will be applied by the Trustee for the purposes, in the manner, and to the extent specified

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
in the related Prospectus Supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of and interest on the Certificates, if required as a condition to the rating of such Series by each Rating Agency. If so specified in the related Prospectus Supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. Reserve Funds may also be established for other purposes and in such amounts as will be specified in the related Prospectus Supplement. Following each Distribution Date amounts in any Reserve Fund in excess of any amount required to be maintained therein may be released from the Reserve Fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application by the Trustee.

   Moneys deposited in any Reserve Fund will be invested in Permitted Investments at the direction of the Depositor, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Reserve Fund. If specified in the related Prospectus Supplement, such income or other gain may be payable to the Master Servicer as additional servicing compensation, and any loss resulting from such investment will be borne by the Master Servicer. The Reserve Fund, if any, for a Series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement, but the right of the Trustee to make draws on the Reserve Fund will be an asset of the Trust Fund.

   Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purpose for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings from the Reserve Fund, if any.

                 CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

   The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because many of the legal aspects of mortgage loans are governed by applicable state laws (which may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular state, to reflect all the laws applicable to any particular Mortgage Loan or to encompass the laws of all states in which the properties securing the Mortgage Loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. In the event that the Trust Fund for a given Series includes Mortgage Loans having characteristics other than as described below, the applicable Prospectus Supplement will set forth additional legal aspects relating thereto.

MORTGAGES AND DEEDS OF TRUST GENERALLY

   The Mortgage Loans (other than Installment Contracts) included in the Mortgage Pool for a Series will consist of (or, in the case of mortgage pass-through certificates, be supported by) loans secured by either mortgages or deeds of trust or other similar security instruments. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note, bond or other written evidence of indebtedness and a mortgage. A mortgage creates a lien upon the real property encumbered by the mortgage as security for the obligation evidenced by the note, bond or other evidence of indebtedness. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower irrevocably grants the property to the trustee, until the debt is paid, in trust for the benefit of the beneficiary to secure payment of the obligation generally with a power of sale. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by applicable law, the express provisions of the deed of trust or mortgage, and, in some cases, the directions of the beneficiary.

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
   The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage to protect the mortgagee against termination of such interest before the mortgage is paid. Certain representations and warranties in the related Agreement will be made with respect to the Mortgage Loans which are secured by an interest in a leasehold estate.

   Priority of the lien on mortgaged property created by mortgages and deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although such priority may in some states be altered by the mortgagee's or beneficiary's knowledge of unrecorded liens, leases or encumbrances against the mortgaged property. However, filing or recording does not establish priority over governmental claims for real estate taxes and assessments or, in some states, for reimbursement of remediation costs of certain environmental conditions. See "--Environmental Risks." In addition, the Code provides priority to certain tax liens over the lien of the mortgage.

INSTALLMENT CONTRACTS

   The Mortgage Loans included in the Mortgage Pool for a Series may also consist of Installment Contracts. Under an Installment Contract the seller (hereinafter referred to in this Section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this Section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

   The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the borrower's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the borrower and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES OR BENEFICIARIES

   Some of the Mortgage Loans included in the Mortgage Pool for a Series will be secured by junior mortgages or deeds of trust which are subordinate to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Master Servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

   The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or deed of trust. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

   The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

   Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

   The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

FORECLOSURE

   Foreclosure of a mortgage is generally accomplished by judicial action initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating necessary party defendants. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming. A judicial foreclosure may be subject to most of the delays and expenses of other litigation, sometimes requiring up to several years to complete. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court ordinarily issues a judgment of foreclosure and appoints a referee or other designated official to conduct the sale of the property. Such sales are made in accordance with procedures which vary from state to state. The purchaser at such sale acquires the estate or interest in real property covered by the mortgage. If the mortgage covered the tenant's interest in a lease and leasehold estate, the purchaser will acquire such tenant's interest subject to the tenant's obligations under the lease to pay rent and perform other covenants contained therein.

   In a majority of cases, foreclosure of a deed of trust is accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust and/or applicable statutory requirements which authorizes the trustee, generally following a request from the beneficiary, to sell the property at public sale upon any default by the trustor under the terms of the note or deed of trust. A number of states may also require that a beneficiary provide notice of acceleration of a note to the trustor. Notice requirements under a trustee's sale vary from state to state. In some states, prior to the trustee's sale the trustee must record a notice of default and send a copy to the trustor, to any person who has recorded a request for a copy of a notice of default and notice of sale and to any successor in interest to the trustor. In addition, the trustee must provide notice in some states to any other person having an interest in the real property, including any junior lienholders, and to certain other persons connected with the deed of trust. In some states, the trustor, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses (in some states, limited to reasonable costs and expenses) incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a beneficiary. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

   In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated official or by the trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see "--Statutory Rights of Redemption" below), and because the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the property at the foreclosure sale. Some states require that the lender disclose to potential bidders at a trustee's sale all known facts materially affecting the value of the property. Such disclosure may have an adverse effect on the trustee's ability to sell the property or the sale

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price thereof. Potential buyers may further question the prudence of purchasing property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company, other decisions that have followed the reasoning of Durrett and the codification of the Durrett reasoning in the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code"). Under the reasoning of Durrett, even a non-collusive, regularly conducted foreclosure sale may be a fraudulent transfer, regardless of the parties' intent, and, therefore, may be rescinded in favor of the bankrupt's estate, if (i) the foreclosure sale is held while the debtor is insolvent and not more than one year prior to the filing of the bankruptcy petition (or if applicable state fraudulent conveyance law also allows the avoidance of such a foreclosure sale, the applicable state statute of limitations if the bankruptcy trustee elects to proceed under state fraudulent conveyance law), and (ii) the price paid for the foreclosed property does not represent "fair consideration." In May 1994 the Supreme Court held in BFP v. RTC that in the absence of actual intent to defraud a non-collusive, regularly conducted foreclosure sale cannot be rescinded as a fraudulent transfer under federal bankruptcy law. However, BFP does not address state law, and the impact of BFP on potential buyers' willingness to purchase property at a foreclosure sale cannot yet be assessed. Prior to BFP, a common practice was for the lender to purchase the property from the trustee, referee or other designated official for an amount equal to the outstanding principal amount of the indebtedness secured by the mortgage or deed of trust, together with accrued and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the lender equals the full amount of such debt, interest and expenses, the mortgagee's debt will be extinguished. Thereafter, the lender will assume the burdens of ownership, including paying operating expenses and real estate taxes and making repairs. The lender is then obligated as an owner until it can arrange a sale of the property to a third party. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining commercial property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, some states require that any environmental hazards be eliminated before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

   In foreclosure proceedings, some courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failing to maintain adequately the property or the borrower's executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive

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notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

   Under the REMIC provisions of the Code and under the related Agreement, the Master Servicer or Special Servicer, if any, may be permitted to hire an independent contractor to operate any REO Property. The costs of such operation may be significantly greater than the costs of direct operation by the Master Servicer or Special Servicer, if any. See "SERVICING OF THE MORTGAGE LOANS -- Collections and Other Servicing Procedures."

ENVIRONMENTAL RISKS

   Real property pledged as security to a lender may be subject to potential environmental risks. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Such environmental risks may give rise to a diminution in value of property securing any Mortgage Loan or, as more fully described below, liability for cleanup costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related Mortgage Loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

   Under the laws of certain states where the Mortgaged Properties are located, the owner's failure to perform remedial actions required under environmental laws may in certain circumstances give rise to a lien on the Mortgaged Property to ensure the reimbursement of remedial costs incurred by the state. In several states such lien has priority over the lien of an existing mortgage against such property. Because the costs of remedial action could be substantial, the value of a Mortgaged Property as collateral for a Mortgage Loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

   Under some circumstances, cleanup costs, or the obligation to take remedial actions, can be imposed on a secured lender such as the Trust Fund with respect to each Series. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), current ownership or operation of a property provides a sufficient basis for imposing liability for the costs of addressing prior or current releases or threatened releases of hazardous substances on that property. Under such laws, a secured lender who holds indicia of ownership primarily to protect its interest in a property may, by virtue of holding such indicia, fall within the literal terms of the definition of "owner or operator"; consequently, such laws often specifically exclude such a secured lender from the definitions of "owner" or "operator", provided that the lender does not participate in the management of the facility.

   Whether actions taken by a secured creditor would constitute such participation in the management of a facility or property, so that the lender loses the protection of the secured creditor exclusion, has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. In 1990, the United States Court of Appeals for the Eleventh Circuit suggested, in United States v. Fleet Factors Corp., that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exclusion to the lender, regardless of whether the lender actually exercised such influence. Other judicial decisions did not interpret the secured creditor exclusion as narrowly as did the Eleventh Circuit.

   This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"), which took effect on September 30, 1996. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the operational affairs of the property or the borrower. The Asset Conservation Act also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the

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secured creditor exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the secured property.

   It should be noted that the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA. CERCLA's jurisdiction extends to the investigation and remediation of releases of "hazardous substances". The definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Under federal law, the operation and management of underground petroleum storage tanks (excluding heating oil) is governed by Subtitle I of the Resource Conservation and Recovery Act ("RCRA"). Under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. However, liability for cleanup of petroleum contamination will most likely be governed by state law, which may not provide any specific protection for secured creditors.

   Except as otherwise specified in the applicable Prospectus Supplement, at the time the Mortgage Loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

   The related Agreement will provide that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to, or possession of, a Mortgaged Party underlying a Mortgage Loan, take over its operation or take any other action that might subject a given Trust Fund to liability under CERCLA or comparable laws unless the Master Servicer has previously determined, based upon a phase I or other specified environmental assessment prepared by a person who regularly conducts such environmental assessments, that the Mortgaged Property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous substances for which investigation, monitoring, containment, clean-up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of a given Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith or as may be required under such laws. This requirement effectively precludes enforcement of the security for the related Note until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that a given Trust Fund will become liable for any environmental conditions affecting a Mortgaged Property, but making it more difficult to realize on the security for the Mortgage Loan. However, there can be no assurance that any environmental assessment obtained by the Master Servicer will detect all possible environmental conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer will in fact insulate a given Trust Fund from liability for environmental conditions.

   If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment-proof. Furthermore, such action against the Borrower may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see "--Anti-Deficiency Legislation" below) may curtail the lender's ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender. Shortfalls occurring as the result of imposition of any clean-up costs will be addressed in the Prospectus Supplement and Agreement for the related Series.

STATUTORY RIGHTS OF REDEMPTION

   In some states, after foreclosure sale pursuant to a deed of trust or a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption may defeat the title of any purchaser at a foreclosure sale or any purchaser from the lender subsequent to a

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
foreclosure sale. Certain states permit a lender to avoid a post-sale redemption by waiving its right to a deficiency judgment. Consequently, the practical effect of the redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

   Borrowers under Installment Contracts generally do not have the benefits of redemption periods such as exist in the same jurisdiction for mortgage loans. Where redemption statutes do exist under state laws for Installment Contracts, the redemption period is usually far shorter than for mortgages.

ANTI-DEFICIENCY LEGISLATION

   Some of the Mortgage Loans included in the Mortgage Pool for a Series will be nonrecourse loans as to which, in the event of default by a Borrower, recourse may be had only against the specific property pledged to secure the related Mortgage Loan and not against the Borrower's other assets. Even if recourse is available pursuant to the terms of the Mortgage Loan against the Borrower's assets in addition to the Mortgaged Property, certain states have imposed statutory prohibitions which impose prohibitions against or limitations on such recourse. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.

BANKRUPTCY LAWS

   Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of the secured mortgage lender to obtain payment of the loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. The delay and consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor, including, without limitation, any junior mortgagee or beneficiary, may stay the senior lender from taking action to foreclose out such junior lien. Certain of the Mortgaged Properties may have a junior "wraparound" mortgage or deed of trust encumbering such Mortgaged Property. In general terms, a "wraparound" mortgage is a junior mortgage where the full amount of the mortgage is increased by an amount equal to the principal balance of the senior mortgage and where the junior lender agrees to pay the senior mortgage out of the payments received from the mortgagor under the "wraparound" mortgage. As with other junior mortgages, the filing of a petition under the Bankruptcy Code by or on behalf of such a "wrap" mortgagee may stay the senior lender from taking action to foreclose upon such junior "wrap" mortgage.

   Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage or deed of trust secured by property of the debtor may be modified under certain circumstances. The outstanding amount of the loan secured by the real property may be reduced to the then current value of the property (with a corresponding partial reduction of the

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amount of the lender's security interest), thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid. Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

   A "deficient valuation" with respect to any mortgage loan is the excess of
(a)(i) the then outstanding principal balance of the mortgage loan, plus (ii) accrued and unpaid interest and expenses reimbursable under the terms of the related note to the date of the bankruptcy petition (collectively, the "Outstanding Balance"), over (b) a valuation by a court of competent jurisdiction of the mortgaged property which reduces the principal balance receivable on such mortgage loan to an amount less than the Outstanding Balance of the mortgage loan, which valuation results from a proceeding initiated under the Bankruptcy Code. As used herein, "Deficient Valuation" means, with respect to any Mortgage Loan, the deficient valuation described in the preceding sentence, without giving effect to clause (a)(ii) thereof. If the terms of a court order in respect of any retroactive Deficient Valuation provide for a reduction in the indebtedness of a Mortgage Loan and the earlier maturity thereof, the term Deficient Valuation includes an additional amount equal to the excess, if any, of (a) the amount of principal that would have been due on such Mortgage Loan for each month retroactively affected (i.e. each month occurring after the effective date of such Deficient Valuation but before the distribution of amounts in respect of such Deficient Valuation to Certificateholders pursuant to the related Agreement), based on the original payment terms and amortization schedule of such Mortgage Loan over (b) the amount of principal due on such Mortgage Loan for each such retroactive month (assuming the effect of such retroactive application according to such Mortgage Loan's revised amortization schedule). A "Debt Service Reduction," with respect to any Mortgage Loan, is a reduction in the scheduled monthly payment, as described in the Agreement, for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

   Federal bankruptcy law may also interfere with or affect the ability of the secured mortgage lender to enforce an assignment by a mortgagor of rents and leases related to the mortgaged property if the related mortgagor is in a bankruptcy proceeding. Under Section 362 of the Bankruptcy Code, the mortgagee will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time-consuming and may result in significant delays in the receipt of the rents. Rents may also escape an assignment thereof (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, or (iii) to the extent other collateral may be substituted for the rents.

   To the extent a mortgagor's ability to make payment on a mortgage loan is dependent on payments under a lease of the related property, such ability may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition.

   In addition, federal bankruptcy law generally provides that a trustee or debtor in possession in a bankruptcy or reorganization case under the Bankruptcy Code may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed,

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the trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. Furthermore, there is likely to be a period of time between the date upon which a lessee files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the lessee is obligated to make all lease payments currently with respect to the post-petition period, there is a risk that such payments will not be made due to the lessee's poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the mortgagor must relet the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection are limited.

   In a bankruptcy or similar proceeding action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

ENFORCEABILITY OF CERTAIN PROVISIONS

 Prepayment Provisions

   Courts generally enforce claims requiring prepayment fees unless enforcement would be unconscionable. However, the laws of certain states may render prepayment fees unenforceable after a mortgage loan has been outstanding for a certain number of years, or may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months' interest on the prepaid amount. In certain states, prepayment fees payable on default or other involuntary acceleration of a mortgage loan may not be enforceable against the mortgagor. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits. See "--Applicability of Usury Laws." Some of the Mortgage Loans included in the Mortgage Pool for a Series may not require the payment of specified fees as a condition to prepayment or such requirements have expired, and to the extent some Mortgage Loans do require such fees, such fees generally may not deter Borrowers from prepaying their Mortgage Loans.

 Due-on-Sale Provisions

   The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St Germain Act, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rates.

   The Agreement for each Series will provide that if any Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, which by its terms provides that: (i) such Mortgage Loan shall (or may

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
at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or (ii) such Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer, then, for so long as such Mortgage Loan is included in the Trust Fund, the Master Servicer, on behalf of the Trustee, shall take such actions as it deems to be in the best interest of the Certificateholders in accordance with the servicing standard set forth in the Agreement, and may waive or enforce any due-on-sale clause contained in the related Note or Mortgage.

   In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

 Acceleration on Default

   Some of the Mortgage Loans included in the Mortgage Pool for a Series will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The courts of any state, however, may refuse to permit foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the Borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

   State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of Installment Contracts. For example, a lender's practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearages or otherwise permit reinstatement of the contract following a default. Not infrequently, if a borrower under an Installment Contract has significant equity in the property, equitable principles will be applied to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

 Soldiers' and Sailors' Relief Act

   Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a Borrower who enters military service after the origination of such Borrower's Mortgage Loan (including a Borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Borrower's active duty status, unless a court orders otherwise upon application of the lender. Any shortfall in interest collections resulting from the application of the Relief Act, to the extent not covered by any applicable Enhancements, could result in losses to the Holders of the Certificates. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are later called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of Mortgage Loans that may be affected by the Relief Act. Some of the Mortgaged Properties relating to Mortgage Loans included in the Mortgage Pool for a Series may be owned by Borrowers who are individuals. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the Borrower's period of active duty status and, under certain circumstances, during an additional three months thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgage Property in a timely fashion.

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APPLICABILITY OF USURY LAWS

   State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of "points" and "fees" as "interest," but may exclude payments in the form of "reimbursement of foreclosure expenses" or other charges found to be distinct from "interest." If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the form employed and the degree of overcharge are both immaterial. Statutes differ in their provision as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may have the recorded mortgage or deed of trust cancelled upon paying its debt with lawful interest, or the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to have the recorded mortgage or deed of trust cancelled without any payment and prohibiting the lender from foreclosing.

   Under the Agreement, a representation and warranty will be made to the effect that the Mortgage Loans included in a given Trust Fund complied at origination with applicable laws, including usury laws. If this representation and warranty is breached with respect to any Mortgage Loan in a manner that materially and adversely affects the interests of Certificateholders, a Substitute Mortgage Loan will be substituted for such Mortgage Loan or such Mortgage Loan will be repurchased in accordance with the applicable Agreement. See "THE MORTGAGE POOLS -- Representations and Warranties."

   The Agreement for each Series will provide that the Master Servicer not charge interest in excess of that permitted under any applicable state and federal usury laws, notwithstanding that the applicable Note may provide for a higher rate.

ALTERNATIVE MORTGAGE INSTRUMENTS

   Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (the "NCUA") with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provision of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

LEASES AND RENTS

   Some of the Mortgage Loans included in the Mortgage Pool for a Series may be secured by an assignment of leases (each, a "Lease") and rents of one or more lessees (each, a "Lessee"), either through a separate document of assignment or as incorporated in the mortgage. Under such assignments, the Borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the lender's

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
interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender's interest in rents may result in the loss of a substantial pool of funds which could otherwise serve as a source of repayment for the loan. In the event the Borrower defaults, the license terminates and the lender may be entitled to collect rents. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender's security interest.

SECONDARY FINANCING; DUE-ON-ENCUMBRANCE PROVISIONS

   Some of the Mortgage Loans included in the Mortgage Pool for a Series may not restrict secondary financing, thereby permitting the Borrower to use the Mortgaged Property as security for one or more additional loans. Some of the Mortgage Loans may preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the Borrower further encumbers the Mortgaged Property) or may require the consent of the senior lender to any junior or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances. The Agreement for each Series will provide that if any Mortgage Loan contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:
(i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property; or (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property, then for so long as such Mortgage Loan is included in a given Trust Fund, the Master Servicer or, if such Mortgage Loan is a Specially Serviced Mortgage Loan, the Special Servicer, if any, on behalf of such Trust Fund, shall exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to such Mortgage Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with the servicing standard set forth in the Agreement.

   Where the Borrower encumbers the Mortgaged Property with one or more junior liens, the senior lender is subject to additional risk. First, the Borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the Borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the Borrower is additionally burdened. Third, if the Borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

CERTAIN LAWS AND REGULATIONS

   The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan.

TYPE OF MORTGAGED PROPERTY

   The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the Borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties.

AMERICANS WITH DISABILITIES ACT

   Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, owners of public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable Person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.

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
                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

   The following is a summary of certain anticipated federal income tax consequences of the purchase, ownership, and disposition of the Certificates. The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this summary is based are subject to change, and such change could apply retroactively.

   As used herein, a "U.S. Person" means a beneficial owner of a Certificate that is for United States federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation or a partnership (including an entity treated as a corporoation or partnership for federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise), (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Certain trusts not described in clause
(iv) above in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. Person.

   The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Potential purchasers of Certificates are advised to consult their own tax advisers concerning the federal, state or local tax consequences to them of the purchase, holding and disposition of Certificates.

TAXATION OF THE REMIC AND ITS HOLDERS

   General. In the opinion of Brown & Wood llp or Orrick, Herrington & Sutcliffe llp (as specified in the related Prospectus Supplement), special counsel to the Depositor, if a REMIC election is made with respect to a Series of Certificates, then the arrangement by which the Certificates of that Series are issued will be treated as one or more REMICs as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Certificates will be designated as "Regular Interests" or "Residual Interests" in the REMICs, as specified in the related Prospectus Supplement. The opinion of special counsel may in certain cases be based on representations of the Depositor or other persons.

   If a REMIC election is made with respect to a Series of Certificates, (i) Certificates held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code
Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C) (except that if the underlying Mortgage Loans are not residential Mortgage Loans, the Certificates will not so qualify)); and (iii) Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(A), and income with respect to the Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code
Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i) or (ii) above, then a Certificate will qualify for the tax treatment described in (i), (ii) or (iii) in the proportion that such REMIC assets are qualifying assets.

   It is possible that various reserves or funds will reduce the proportion of REMIC assets which qualify under the standards described above.

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
TAXATION OF REGULAR INTERESTS

   Interest and Acquisition Discount. Certificates representing Regular Interests in a REMIC ("Regular Interest Certificates") are generally taxable to Holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Certificates will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Certificateholder's normal accounting method. Reports will be made annually to the Internal Revenue Service (the "IRS") and to Holders of Regular Interest Certificates that are not excepted from the reporting requirements regarding amounts treated as interest (including accrual of original issue discount) on Regular Interest Certificates.

   Certificates on which interest is not paid currently ("Compound Interest Certificates") will, and certain of the other Certificates constituting Regular Interests may, be issued with original issue discount ("OID") within the meaning of Code Section 1273. Rules governing OID are set forth in Sections 1271-1275 of the Code and certain final regulations of the U.S. Department of the Treasury issued in 1994 and amended in 1996 (the "OID Regulations"). The discussion herein is based in part on the OID Regulations, which are subject to change before being adopted as final regulations and which will not be effective for obligations issued before such final regulations are adopted. Moreover, although the Code contains specific provisions governing the calculation of OID on securities, such as the Certificates, on which principal is required to be prepaid based on prepayments of the underlying assets, regulations interpreting those provisions have not yet been issued.

   In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Regular Interest Certificate and its issue price. A Holder of a Regular Interest Certificate must include such OID in gross income as ordinary income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Regular Interest Certificate will be considered to be zero if it is less than a de minimis amount determined under the Code.

   The issue price of a Regular Interest Certificate of a Class will generally be the initial offering price at which a substantial amount of the Certificates in the Class is sold to the public, and will be treated by the Depositor as including, in addition, the amount paid by the Certificateholder for accrued interest that relates to a period prior to the issue date of such Regular Interest Certificate. Under the Final Regulations, the stated redemption price at maturity is the sum of all payments on the Certificate other than any "qualified stated interest" payments. Qualified stated interest is interest that is unconditionally payable at least annually during the entire term of the Certificate at either (a) a single fixed rate that appropriately takes into account the length of the interval between payments or (b) the current values of (i) a single "qualified floating rate" or (ii) a single "objective rate" (each a "Single Variable Rate"). A "current value" is the value of a variable rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that day. A qualified floating rate is a rate the variations in which reasonably can be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Regular Interest Certificate is denominated (e.g., LIBOR). Such a rate remains qualified even though it is multiplied by a fixed, positive multiple not less than 0.65 and exceeding 1.35, increased or decreased by a fixed rate, or both. Certain combinations of rates constitute a single qualified floating rate, including (a) interest stated at a fixed rate for an initial period of less than one year followed by a qualified floating rate, if the value of the qualified floating rate on the issue date is intended to approximate the fixed rate, and (b) two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Regular Interest Certificate. A combination of such rates is conclusively presumed to be a single qualified floating rate if the values of all rates on the issue date are within 0.25 percentage points of each other. A variable rate that is subject to an interest rate cap, floor, "governor" or similar restriction on rate adjustment may be a qualified floating rate only if such restriction is fixed throughout the term of the instrument, or is not reasonably expected as of the issue date to cause the yield on the debt instrument to differ significantly from the expected yield absent the restriction. An objective rate is a rate, other than a qualified floating rate, determined by a single formula that is fixed throughout the term of the Regular Interest Certificate and is based on objective financial or economic information. A rate will not be considered an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of the Regular Interest Certificate's term will differ significantly from the average value of the rate during the second half of its term. A combination of interest stated at a fixed rate for an initial period of less than one year followed by an objective rate is treated as a single objective rate if the value of the objective rate on the issue date is intended to approximate the fixed rate; such a combination of rates is conclusively presumed to be a single objective rate if the value of the objective rate on the issue date does not differ from the value of the fixed rate by more than 0.25 percentage points. The rules for determining the qualified stated interest payable with respect to certain variable rate Regular Interest Certificates not bearing interest at a Single Variable Rate are discussed below under "--Variable Rate Regular Interests." In the case of the Compound Interest Certificates, Interest Weighted Certificates, and certain of the other Regular Interest Certificates, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price at maturity. Because Certificateholders are entitled to receive interest only to the extent that payments are made on the Mortgage Loans, interest might not be considered to be "unconditionally payable."

   The Holder of a Regular Interest Certificate issued with OID must include in gross income, for all days during its taxable year on which it holds such Regular Interest Certificate, the sum of the "daily portions" of such OID. Under Code Section 1272(a)(6), the amount of OID to be included in income by a Holder of a debt instrument, such as a Regular Interest Certificate, that is subject to acceleration due to prepayments on other debt obligations securing such instruments, is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID includible in income by a Holder will be computed by allocating to each day during a taxable year a pro-rata portion of the OID that accrued during the relevant accrual period. The amount of OID that will accrue during an accrual period (generally the period between interest payments or compounding dates) is the excess(if any) of the sum of
(a) the present value of all payments remaining to be made on the Regular Interest Certificate as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Regular Interest Certificate, over the "adjusted issue price" of the Regular Interest Certificate at the beginning of the accrual period. The adjusted issue price of a Regular Interest Certificate is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Regular Interest Certificate in all prior periods, other than qualified stated interest payments. Code Section 1272(a)(6) requires the present value of the remaining payments to be determined on the basis of three factors: (i) the original yield to maturity of the Regular Interest Certificate (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method would be to increase the portions of OID required to be included in income by a Certificateholder taking into account prepayments with respect to the Mortgage Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a Certificateholder taking into account prepayments with respect to the Mortgage Loans at a rate that is slower than the Prepayment Assumption. Although OID will be reported to Certificateholders based on the Prepayment Assumption, no representation is made to Certificateholders that Mortgage Loans will be prepaid at that rate or at any other rate.

   Certain classes of Certificates may represent more than one class of REMIC Regular Interests. Unless the applicable Prospectus Supplement specifies otherwise, the Trustee intends, based on the Final Regulations, to calculate OID on such Certificates as if, solely for the purposes of computing OID, the separate Regular Interests were a single debt instrument.

   A subsequent Holder of a Regular Interest Certificate will also be required to include OID in gross income, but such a Holder who purchases such Regular Interest Certificate for an amount that exceeds its adjusted issue price will be entitled (as will an initial Holder who pays more than a Regular Interest Certificate's issue price) to offset such OID by comparable economic accruals of portions of such excess.

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   Interest Weighted Certificates. It is not clear how income should be accrued with respect to Regular Interest Certificates the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC ("Interest Weighted Certificate"). The Depositor intends to take the position that all of the income derived from an Interest Weighted Certificate should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Certificate as a Compound Interest Certificate. However, the IRS could assert that income derived from an Interest Weighted Certificate should be calculated as if the Interest Weighted Certificate were a Certificate purchased at a premium equal to the excess of the price paid by such Holder for the Interest Weighted Certificate over its stated principal amount, if any. Under this approach, a Holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that the Interest Weighted Certificate should be taxable under certain proposed rules governing bonds issued with contingent principal payments, in which case a Holder might recognize income at a slower rate than if the Interest Weighted Certificate were treated as a Compound Interest Certificate.

   Variable Rate Regular Interests. Regular Interest Certificates bearing interest at one or more variable rates are subject to certain special rules. The qualified stated interest payable with respect to certain variable rate debt instruments not bearing interest at a Single Variable Rate generally is determined under the Final Regulations by converting such instruments into fixed rate debt instruments. Instruments qualifying for such treatment generally include those providing for stated interest at (i) more than one qualified floating rates, or at (ii) a single fixed rate and (a) one or more qualified floating rates or (b) a single "qualified inverse floating rate" (each, a "Multiple Variable Rate"). A qualified inverse floating rate is an objective rate equal to a fixed rate reduced by a qualified floating rate, the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds (disregarding permissible rate caps, floors, governors, and similar restrictions such as are described above).

   Purchasers of Regular Interest Certificates bearing a variable rate of interest should be aware that there is uncertainty concerning the application of Code Section 1272(a)(6), and the OID Regulations to such Certificates. In the absence of other authority, the Depositor intends to be guided by the provisions of the Final Regulations governing variable rate debt instruments in adapting the provisions of Code Section 1272(a)(6) to such Certificates for the purpose of preparing reports furnished to the IRS and Certificateholders. In that regard, in determining OID with respect to Regular Interest Certificates bearing interest at a Single Variable Rate, (a) all stated interest with respect to a Regular Interest Certificate is treated as qualified stated interest and (b) the amount and accrual of OID, if any, is determined under the OID rules applicable to fixed rate debt instruments discussed above by assuming that the Single Variable Rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the issue date value of the rate, or (ii) in the case of any other objective rate, a fixed rate that reflects the yield that is reasonably expected for the Regular Interest Certificate. Interest and OID attributable to Regular Interest Certificates bearing interest at a Multiple Variable Rate similarly will be taken into account under a methodology that converts the Certificate into an equivalent fixed rate debt instrument. However, in determining the amount and accrual of OID, the assumed fixed rates are (a) for each qualified floating rate, the value of each such rate as of the issue date (with appropriate adjustment for any differences in intervals between interest adjustment dates), (b) for a qualified inverse floating rate, the value of the rate as of the issue date, and (c) for any other objective rate, the fixed rate that reflects the yield that is reasonably expected for the Certificate. In the case of a Certificate that provides for stated interest at a fixed rate in one or more accrual periods and either one or more qualified floating rates or a qualified inverse floating rate in other accrual periods, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Certificate provides for a qualified inverse floating rate). The qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Regular Interest Certificate as of its issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or the qualified inverse floating rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Regular Interest

Certificate is then converted into an equivalent fixed rate debt instrument in the manner described above. If the interest paid or accrued with respect to a Single Variable Rate or Multiple Variable Rate Certificate during an accrual period differs from the assumed fixed interest rate, such difference will be an adjustment (to interest or OID, as applicable) to the Certificateholder's taxable income for the taxable period or periods to which such difference relates.

   Purchasers of Certificates bearing a variable rate of interest should be aware that the provisions of the OID Regulations governing variable rate debt instruments are limited in scope and may not apply to some Regular Interest Certificates having variable rates. If such a Certificate is not subject to the provisions of the OID Regulations governing variable rate debt instruments, it may be subject to the Contingent Regulations described below.

   In June 1996, the Internal Revenue Service (the "IRS") issued final regulations (the "Contingent Regulations") governing the calculation of OID on instruments having contingent interest payments. In general, the Contingent Regulations would cause the timing and character of income, gain or loss reported on a contingent payment debt instrument to substantially differ from the timing and character of income, gain or loss reported on a contingent payment debt instrument under general principles of current United States Federal income tax law. Specifically, the Contingent Regulations generally require a U.S. Person that is a holder of such an instrument to include future contingent and noncontingent interest payments in income as such interest accrues based upon a projected payment schedule. Moreover, in general, under the Contingent Regulations, any gain recognized by a U.S. Person on the sale, exchange, or retirement of a contingent payment debt instrument will be treated as ordinary income and all or a portion of any loss realized could be treated as ordinary loss as opposed to capital loss (depending upon the circumstances). The Contingent Regulations apply to debt instruments issued on or after August 13, 1996. Prospective purchasers of variable rate Regular Interest Certificates should consult their tax advisers concerning the appropriate tax treatment of such Certificates.

   The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6). Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

   Market Discount and Premium. A purchaser of a Regular Interest Certificate may also be subject to the market discount rules of the Code. Such purchaser generally will be required to recognize accrued market discount as ordinary income as payments of principal are received on such Regular Interest Certificate, or upon sale or exchange of the Regular Interest Certificate. In general terms, until regulations are promulgated, market discount may be treated as accruing, at the election of the Holder, either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of OID (or, if there is no OID, in proportion to accruals of stated interest). A Holder of a Regular Interest Certificate having market discount may also be required to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Regular Interest Certificate. As an alternative to the inclusion of market discount in income on the foregoing basis, the Holder may elect to include such market discount in income currently as it accrues on all market discount instruments acquired by such Holder in that taxable year or thereafter, in which case the interest deferral rule will not apply.

   A Holder who purchases a Regular Interest Certificate (other than an Interest Weighted Certificate, to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Certificate at a premium, which it may elect to amortize as an offset to interest income on such Certificate (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on collateralized mortgage obligations or REMIC Regular Interests have been issued, the legislative history of the Tax Reform Act of 1986 (the "1986 Act") indicates that premium is to be accrued in the same manner as market discount.

Accordingly, it appears that the accrual of premium on a Regular Interest Certificate will be calculated using the prepayment assumption used in pricing such Regular Interest Certificate. If a Holder makes an election to amortize premium on a Certificate, such election will apply to all taxable debt instruments (including all REMIC Regular Interests) held by the Holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such Holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for Regular Interest Certificates should consult their tax advisers regarding the election to amortize premium and the method to be employed.

   Interest Election. Under the Final Regulations, holders of Regular Interest Certificates generally may elect to include all accrued interest on a Regular Interest Certificate in gross income using the constant yield to maturity method. For purposes of this election, interest includes stated interest, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any premium. If a holder of a Regular Interest Certificate makes such an election and (i) the Regular Interest Certificate has amortizable bond premium, the holder is deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires, or (ii) the Regular Interest Certificate has market discount, the holder is deemed to have made an election to include market discount in income currently for all debt instruments having market discount acquired during the year of the election or thereafter. See "--Market Discount and Premium" above. A holder of a Regular Interest Certificate should consult its tax adviser before making this election.

   Treatment of Subordinate Certificates. As described above under "ENHANCEMENT -- Subordinate Certificates," certain Series of Certificates may contain one or more Classes of Subordinate Certificates. Holders of Subordinate Certificates will be required to report income with respect to such Certificates on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any Mortgage Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Holder of a Subordinate Certificate in any period could significantly exceed the amount of cash distributed to such Holder in that period.

   Although not entirely clear, it appears that a corporate Holder generally should be allowed to deduct as an ordinary loss any loss sustained on account of partial or complete worthlessness of a Subordinate Certificate. Although similarly unclear, a noncorporate Holder generally should be allowed to deduct as a short-term capital loss any loss sustained on account of complete worthlessness of a Subordinate Certificate. A noncorporate Holder alternatively may be allowed such a loss deduction as the principal balance of a Subordinate Certificate is reduced by reason of realized losses resulting from liquidated Mortgage Loans; however, the IRS could contend that a noncorporate Holder should be allowed such losses only after all Mortgage Loans in the Trust Fund have been liquidated or the Subordinate Certificates otherwise have been retired. Special rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Holders of Subordinate Certificates should consult their own tax advisers regarding the appropriate timing, character and amount of any loss sustained with respect to Subordinate Certificates.

REMIC EXPENSES

   As a general rule, all of the expenses of a REMIC will be taken into account by Holders of the Residual Interest Certificates. In the case of a "single-class REMIC," however, the expenses will be allocated, under temporary Treasury regulations, among the Holders of the Regular Interest Certificates and the Holders of the Residual Interest Certificates on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In the case of a Regular Interest Certificateholder who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the Certificateholder, exceed 2% of such Certificateholder's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (for 1996, $117,950, or $58,975, in the case of a separate return of a married individual within the meaning of Code
Section 7703, which amounts will be adjusted annually for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The disallowance of this deduction may have a significant impact on the yield of the Regular Interest Certificate to such a Holder. In general terms, a single-class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single-class REMIC rules.

SALE OR EXCHANGE OF REMIC REGULAR INTEREST CERTIFICATES

   A Regular Interest Certificateholder's tax basis in its Regular Interest Certificate is the price such Holder pays for a Certificate, plus amounts of OID or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Regular Interest Certificate, measured by the difference between the amount realized and the Regular Interest Certificate's basis as so adjusted, will generally be capital gain or loss, assuming that the Regular Interest Certificate is held as a capital asset. If, however, a Certificateholder is a bank, thrift, or similar institution described in Section 582 of the Code, gain or loss realized on the sale or exchange of a Certificate will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Certificate that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the Holder's income if the yield on such Regular Interest Certificate had equaled 110% of the applicable federal rate as of the beginning of such Holder's holding period, over (ii) the amount of ordinary income actually recognized by the Holder with respect to such Regular Interest Certificate.

   In addition, all or a portion of any gain from the sale of a Certificate that might otherwise be capital gain may be treated as ordinary income (i) if such Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Holder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction reduced by any amount treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or (ii) in the case of a noncorporate taxpayer that has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

TAXATION OF THE REMIC

   General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level taxation. Rather, except in the case of a "single-class REMIC," the taxable income or net loss of a REMIC is taken into account by the Holders of Residual Interests. The Regular Interests are generally taxable as debt of the REMIC.

   Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any OID or market discount on loans and other assets, and (ii) deductions, including stated interest and OID accrued on Regular Interest Certificates, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC. A Holder of a Residual Interest Certificate that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year to the extent that such expenses, when aggregated with the Residual Interest Certificateholder's other miscellaneous itemized deductions for that year, do not exceed two percent of such Holder's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (for 1996, $117,950, or $58,975 in the case of a separate return of a married individual within the meaning of Code Section 7703, which amounts will be adjusted annually for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

   For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the Regular Interests and the Residual Interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

   The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to all loans. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID or market discount income on such loans will be equivalent to the method under which Holders of Regular Interest Certificates accrue OID (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Certificates in the same manner that the Holders of the Certificates include such discount in income, but without regard to the de minimis rules. See "--Taxation of Regular Interests" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

   To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

TAXATION OF HOLDERS OF RESIDUAL INTEREST CERTIFICATES

   The Holder of a Certificate representing a residual interest (a "Residual Interest Certificate") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such Holder held the Residual Interest Certificate. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the Holders (on such day) of the Residual Interest Certificates in proportion to their respective holdings on such day.

   Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment; (iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The Holders of Residual Interest Certificates will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such Holders or otherwise, however, such taxes will be paid out of the Trust Fund and will be allocated pro-rata to all outstanding Classes of Certificates of such REMIC.

   The Holder of a Residual Interest Certificate must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMICs in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) Taxable income may also be greater in the earlier years of certain REMICs as a result of the fact that interest expense deductions, as a percentage of outstanding principal of REMIC Regular Interest Certificates, will typically increase over time as lower yielding Certificates are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

   In any event, because the Holder of a Residual Interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Certificate in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Interest Certificate may be less than that of such a bond or instrument.

   Limitation on Losses. The amount of the REMIC's net loss that a Holder may take into account currently is limited to the Holder's adjusted basis at the end of the calendar quarter in which such loss arises. A Holder's basis in a Residual Interest Certificate will initially equal such Holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the Holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the Holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of Residual Interest Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which such Holders should consult their tax advisers.

   Distributions. Distributions on a Residual Interest Certificate (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a Holder of a Residual Interest Certificate. If the amount of such payment exceeds a Holder's adjusted basis in the Residual Interest Certificate, however, the Holder will recognize gain (treated as gain from the sale of the Residual Interest Certificate) to the extent of such excess.

   Sale or Exchange. A Holder of a Residual Interest Certificate will recognize gain or loss on the sale or exchange of a Residual Interest Certificate equal to the difference, if any, between the amount realized and such Certificateholder's adjusted basis in the Residual Interest Certificate at the time of such sale or exchange. Any such loss may be a capital loss subject to limitation; gain which might otherwise be capital may be treated as ordinary income under certain circumstances. See "--Sale or Exchange of REMIC Regular Interest Certificates" above. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition or a Residual Interest Certificate will be disallowed if the selling Certificateholder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

EXCESS INCLUSIONS

   The portion of a Residual Interest Certificateholder's REMIC taxable income consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such Certificateholder's federal income tax return. If the Holder of a Residual Interest Certificate is an organization subject to the tax on unrelated business income imposed by Code Section 511, such Residual Interest Certificateholder's excess inclusion income will be treated as unrelated business taxable income of such Certificateholder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Certificate, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Certificate is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30%, which rate may not be reduced by treaty and is not eligible for treatment as "portfolio interest."

   The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Certificate, over the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day

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multiplied by (ii) the adjusted issue price of such Residual Interest
Certificate at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a Holder and the amount of distributions made on the Residual Interest Certificate before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

   In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a Residual Interest Certificateholder. First, alternative minimum taxable income for such Residual Interest Certificateholder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a Residual Interest Certificateholder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a Residual Interest Certificateholder elects to have such rules apply only to tax years beginning after August 20, 1996.

   Under the "REMIC Regulations," in certain circumstances, transfers of Residual Certificates may be disregarded. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- Restrictions on Ownership and Transfer of Residual Interest Certificates" and "--Tax Treatment of Foreign Investors."

RESTRICTIONS ON OWNERSHIP AND TRANSFER OF RESIDUAL INTEREST CERTIFICATES

   As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a Residual Interest Certificate by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Agreement will prohibit Disqualified Organizations from owning a Residual Interest Certificate. In addition, no transfer of a Residual Interest Certificate will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

   If a Residual Interest Certificate is transferred to a Disqualified Organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Certificate at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee) that owns a Residual Interest Certificate, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

   The Taxpayer Relief Act of 1997 adds provisions to the Code that will apply to an "electing large partnership." If an electing large partnership holds a Residual Interest Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by section 860E(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

   Under the REMIC Regulations, if a Residual Interest Certificate is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Certificate to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Certificate is a "noneconomic residual interest"

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unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value is calculated based on the Prepayment Assumption, using a discount rate equal to the "applicable federal rate" at the time of transfer. If a transfer of a Residual Interest is disregarded, the transferor would be liable for any Federal income tax imposed upon the taxable income derived by the transferee from the REMIC. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of transfer, knew or should have known that the transferee would be unwilling or unable to pay taxes on its share of the taxable income of the REMIC. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- Tax Treatment of Foreign Investors."

ADMINISTRATIVE MATTERS

   The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

   General. In the opinion of Brown & Wood llp or Orrick, Herrington & Sutcliffe llp (as specified in the related Prospectus Supplement), special counsel to the Depositor, if a REMIC election is not made with respect to a Series of Certificates, the Trust Fund will be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation. In some Series ("Pass-Through Certificates"), there will be no separation of the principal and interest payments on the Mortgage Loans. In such circumstances, a Certificateholder will be considered to have purchased an undivided interest in each of the Mortgage Loans. In other cases ("Stripped Certificates"), sale of the Certificates will produce a separation in the ownership of the principal payments and interest payments on the Mortgage Loans.

   Each Certificateholder must report on its federal income tax return its pro rata share of the gross income derived from the Mortgage Loans (not reduced by the amount payable as fees to the Trustee and the Master Servicer and similar fees (collectively, the "Trustee/Master Servicer Fee")), at the same time and in the same manner as such items would have been reported under the Certificateholder's tax accounting method had it held its interest in the Mortgage Loans directly, received directly its share of the amounts received with respect to the Mortgage Loans, and paid directly its share of the Trustee/Master Servicer Fees. In the case of Pass-Through Certificates, such gross income will consist of a pro rata share of all of the income derived from all of the Mortgage Loans and, in the case of Stripped Certificates, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Certificateholder owns an interest. The Holder of a Certificate will generally be entitled to deduct such Trustee/Master Servicer Fees under Section 162 or Section 212 of the Code to the extent that such Trustee/Master Servicer Fees represent "reasonable" compensation for the services rendered by the Trustee and the Master Servicer. In the case of a noncorporate holder, however, Trustee/Master Servicer Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such Holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such Holder's alternative minimum tax liability. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (for 1996, $117,950, or $58,975 in the case of a separate return of a married individual within the meaning of Code Section 7703, which amount will be adjusted annually for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

   Discount or Premium on Pass-Through Certificates. The Holder's purchase price of a Pass-Through Certificate is to be allocated among the Mortgage Loans in proportion to their fair market values, determined as of the time of purchase of the Certificates. In the typical case, the Trustee believes it is reasonable for this purpose to treat each Mortgage Loan as having a fair market value proportional to the share of the aggregate principal balances of all of the Mortgage Loans that it represents, since the Mortgage Loans, unless otherwise specified in the applicable Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Certificate allocated to a Mortgage Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Mortgage Loan allocable to the Certificate, the interest in the Mortgage Loan allocable to the Certificate will be deemed to have been acquired at a discount or premium, respectively.

   The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Mortgage Loan with OID in excess of a prescribed de minimis amount, a Holder of a Certificate will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year, determined under a constant yield method by reference to the initial yield to maturity of the Mortgage Loan, in advance of receipt of the cash attributable to such income and regardless of the method of federal income tax accounting employed by that Holder. OID with respect to a Mortgage Loan could arise, for example, by virtue of the financing of points by the originator of the Mortgage Loan, or by virtue of the charging of points by the originator of the Mortgage Loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. However, the Code provides for a reduction in the amount of OID includible in the income of a Holder who acquires an obligation after its initial issuance at a price greater than the sum of the original issue price of the Mortgage Loan and the previously accrued OID, less prior payments of principal. Accordingly, if the Mortgage Loans acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, any OID should be reduced or eliminated.

   Certificateholders also may be subject to the market discount rules of Sections 1276-1278 of the Code. A Certificateholder that acquires an interest in Mortgage Loans with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Mortgage Loans over the purchaser's purchase price) will be required under Section 1276 of the Code to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Mortgage Loans received in that month and, if the Certificates are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations. The legislative history of the 1986 Act indicates that, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant interest rate or (ii) in the ratio of (a) in the case of Mortgage Loans not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period, or
(b) in the case of Mortgage Loans originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

   Section 1277 of the Code provides that, regardless of the origination date, the excess of interest paid or accrued to purchase or carry a loan with market discount over interest received on such loan is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the loan. A Holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such Holder during the taxable year such election is made and thereafter, in which case the interest deferral rule discussed above will not apply.

   A Certificateholder who purchases a Certificate at a premium generally will be deemed to have purchased its interest in the underlying Mortgage Loans at a premium. A Certificateholder who holds a

Certificate as a capital asset may generally elect under Section 171 of the Code to amortize such premium as an offset to interest income on the Mortgage Loans (and not as a separate deduction item) on a constant yield method. The legislative history of the 1986 Act suggests that the same rules that will apply to the accrual of market discount (described above) will generally also apply in amortizing premium with respect to Mortgage Loans originated after September 27, 1985. If a Holder makes an election to amortize premium, such election will apply to all taxable debt instruments held by such Holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such Holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Certificates should consult their tax advisers regarding the election to amortize premium and the method to be employed. Although the law is somewhat unclear regarding recovery of premium allocable to Mortgage Loans originated before September 28, 1985, it is possible that such premium may be recovered in proportion to payments of Mortgage Loan principal.

   Discount or Premium on Stripped Certificates. A Stripped Certificate may represent a right to receive only a portion of the interest payments on the Mortgage Loans, a right to receive only principal payments on the Mortgage Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Certificates ("Ratio Strip Certificates") may represent a right to receive differing percentages of both the interest and principal on each Mortgage Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest. The Code, Final Regulations, Proposed Regulations (as defined herein), and judicial decisions provide little direct guidance as to how the OID rules are to apply to Stripped Certificates, although regulations indicate that in determining whether the portion of the interest on a Mortgage Loan payable to a particular Class of Certificates is "qualified stated interest," all principal and interest payments payable to that Class from that Mortgage Loan are taken into account. Under the method described above for REMIC Regular Interest Certificates (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. The Code prescribes the same method for debt instruments "secured by" other debt instruments, the maturity of which may be affected by prepayments on the underlying debt instruments. However, the Code does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Certificates which technically represent ownership interests in the underlying Mortgage Loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Certificates, and it is expected that OID will be reported on that basis unless otherwise specified in the related Prospectus Supplement. In applying the calculation to Stripped Certificates, the Trustee will treat all payments to be received with respect to a Class of Certificates as payments on a single installment obligation. The IRS could, however, assert that OID must be calculated separately for each Mortgage Loan underlying a Class of Certificates.

   Under certain circumstances, if the Mortgage Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Certificateholder's recognition of income. If, however, the Mortgage Loans prepay at a rate slower that the prepayment assumption, in some circumstances the use of this method may decelerate a Certificateholder's recognition of income.

   In the case of a Stripped Certificate the payments on which consist solely or primarily of a specified portion of the interest payments on the Mortgage Loans ("Interest Weighted Stripped Certificate"), additional uncertainty exists because of the enhanced potential for applicability of the contingent principal provisions of the Proposed Regulations.

   Under the contingent principal provisions, "contingent principal" represents the portion of the purchase price in excess of the amount of principal payments. Under this method, the Certificateholder is in effect put on the cash method with respect to interest income at the applicable federal rate. First, each payment denominated "interest" is treated as interest to the extent of accrued and unpaid interest on the debt instrument at the time that the payment is received. Second, the portion of a payment denominated as interest that is not treated as interest, as described in the preceding sentence, is treated as a repayment of contingent principal. The interest for any accrual period is the product of the applicable federal rate (published monthly by the Treasury Department and adjusted for the length of the accrual period) at the time of the debt instrument's issuance and the adjusted issue price at the beginning of the accrual period (the sum of the purchase price of the instrument plus the accrued interest for all prior accrual periods, reduced by the total of payments received in all prior periods). The total of the payments denominated as interest with respect to the Interest Weighted Stripped Certificate that may be treated as principal may not exceed the amount of contingent principal. If the contingent principal has been completely recovered, all subsequent payments will be treated as interest.

   The "Proposed Regulations" provide that if all contingent principal is not recovered as of the final payment, then the final payment will be treated as principal to the extent of such unrecovered principal and interest to the extent of the remainder, if any. To the extent the final payment is not sufficient to cover the principal amount, the Certificateholders will recognize a loss. Any such loss may be an ordinary loss since loss recognized on retirement of a debt instrument issued by a natural person (e.g., a mortgage loan) is not a loss from a sale or exchange. However, the IRS might contend that such loss should be a capital loss if the Certificateholder held its Certificate as a capital asset within the meaning of Section 1221 of the Code.

   Possible Alternative Characterizations. The characterizations of the Stripped Certificates described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that (i) in certain Series, each Stripped Certificate other than an Interest Weighted Stripped Certificate is composed of an unstripped, undivided ownership interest in Mortgage Loans and an installment obligation consisting of stripped principal payments; (ii) the Stripped Certificates other than the Interest Weighted Stripped Certificates are subject to the contingent payment provisions of the Proposed Regulations; or
(iii) each Interest Weighted Stripped Certificate is composed of an unstripped undivided ownership interest in Mortgage Loans and an installment obligation consisting of stripped interest payments.

   Given the variety of alternatives for treatment of the Certificates and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Certificates for federal income tax purposes.

   Character as Qualifying Mortgage Loans. In the case of Stripped Certificates there is no specific legal authority existing regarding whether the character of the Certificates, for federal income tax purposes, will be the same as the Mortgage Loans. The IRS could take the position that the Mortgage Loans' character is not carried over to the Certificates in such circumstances. Pass-Through Certificates will be, and, although the matter is not free from doubt, Stripped Certificates should be considered to represent "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and "loans secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code (except that if the underlying Mortgage Loans are not residential Mortgage Loans, the Certificates will not so qualify): interest income attributable to the Certificates should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the Certificates may cause a proportionate reduction in the above-described qualification of Certificates.

   Sale of Certificates. As a general rule, if a Certificate is sold, gain or loss will be recognized by the Holder thereof in an amount equal to the difference between the amount realized on the sale and the Certificateholder's adjusted tax basis in the Certificate. Such gain or loss will generally be capital gain or loss if the Certificate is held as a capital asset. In the case of Pass-Through Certificates, such tax basis will generally equal the Holder's cost of the Certificate increased by any discount income with respect to the loans represented by such Certificate previously included in income, and decreased by the amount of any distributions of principal previously received with respect to the Certificate. Such gain, to the extent not otherwise treated as ordinary income, will be treated as ordinary income to the extent of any accrued market discount not previously reported as income. Gain attributable to a Certificate held as part of a conversion transaction or subject to an election under Code Section 163(d)(4) may also be treated in whole or part as ordinary income. See "--Sale or Exchange of REMIC Regular Interest Certificates" above. In the case of Stripped Certificates, the tax basis will generally equal the Certificateholder's cost for the Certificate, increased by any discount income with respect to the Certificate previously included in income, and decreased by the amount of all payments previously received with respect to such Certificate.

MISCELLANEOUS TAX ASPECTS

   Backup Withholding. A Certificateholder, other than a Residual Interest Certificateholder, may, under certain circumstances, be subject to "backup withholding" at the rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Certificates. This withholding generally applies if the Holder of a Certificate (i) fails to furnish the Trustee with its taxpayer identification number ("TIN"); (ii) furnishes the Trustee an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such Holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct TIN and that the Holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Certificateholders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders of the Certificates should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

   Final regulations dealing with withholding tax on income paid to foreign persons, backup withholding on income paid to U.S. persons and related matters (the "New Withholding Regulations") were issued by the Treasury Department on October 6, 1997. The New Withholding Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective Certificateholders are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations.

   The Trustee will report to the Certificateholders and to the Master Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Certificates.

TAX TREATMENT OF FOREIGN INVESTORS

   Under the Code, unless interest (including OID) paid on a Certificate (other than a Residual Interest Certificate) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer or (ii) the recipient is a controlled foreign corporation as to which the issuer is a related person) and will be exempt from Federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodical income paid to Nonresidents. Holders of Pass-Through Certificates and Stripped Certificates, including Ratio Certificates, however, may be subject to withholding to the extent that the Mortgage Loans were originated on or before July 18, 1984. In addition, prospective Certificateholders who are Nonresidents are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations. See "--Miscellaneous Tax Aspects -- Backup Withholding" above.

   Interest and OID of Certificateholders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Certificateholder. They will, however, generally be subject to the regular United States income tax.

   Payments to Holders of Residual Interest Certificates who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a Holder of a Residual Interest Certificate will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Certificate is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Certificates that do not have significant value. Under the Proposed Regulations, if a Residual Interest Certificate has tax avoidance potential, a transfer of a Residual Interest Certificate to a Nonresident will be disregarded for all Federal tax purposes. A Residual Interest Certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that the REMIC will distribute to the transferee Residual Interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Certificate to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Certificate for purposes of the withholding tax provisions of the Code. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- Excess Inclusions."

                           STATE TAX CONSIDERATIONS

   In addition to the Federal income tax consequences described in "CERTAIN FEDERAL INCOME TAX CONSEQUENCES," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisers with respect to the various state tax consequences of an investment in the Certificates.

                             ERISA CONSIDERATIONS

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to ERISA ("ERISA Plans") and prohibits certain transactions between ERISA Plans and persons who are parties in interest (as defined under ERISA) ("parties in interest") with respect to assets of such Plans. Section 4975 of the Code prohibits a similar set of transactions between certain plans ("Code Plans," and together with ERISA Plans, "Plans") and persons who are disqualified persons (as defined in the Code) with respect to Code Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the requirements of ERISA or Section 4975 of the Code, and assets of such plans may be invested in Certificates, subject to the provisions of other applicable federal and state law. Any such plan which is qualified under
Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is, however, subject to the prohibited transaction rules set forth in Section 503 of the Code.

   Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in a Certificate, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan. Such fiduciary should especially consider the sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans, as discussed in the Prospectus Supplement related to a Series.

   Based on the holding of the United States Supreme Court in John Hancock Mutual Life Ins. Co. v. Harris Trust and Savings Bank, 114 S. Ct. 517 (1993), the assets of Plan may include assets held in the general account of an insurance company. Before investing in a Certificate, an insurance company should consider the effects of such holding on an investment of its general accounts and the potential applicability of ERISA and Section 4975 of the Code.

PROHIBITED TRANSACTIONS

   Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest and disqualified persons with respect to ERISA Plans and Code Plans from engaging in certain transactions involving such Plans or "plan assets" of such Plans unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code and Sections 502(i) and 502(l) of ERISA provide for the imposition of certain excise taxes and civil penalties on certain persons that engage or participate in such prohibited transactions. The Depositor, the Master Servicer, any Special Servicer or the Trustee or certain affiliates thereof may be considered or may become parties in interest or disqualified persons with respect to an investing Plan. If so, the acquisition or holding of Certificates by, on behalf of or with "plan assets" of such Plan may be considered to give rise to a "prohibited transaction" within the meaning of ERISA and/or the Section 4975 of Code unless an administrative exemption described below or some other exemption is available.

   Special caution should be exercised before "plan assets" of a Plan are used to purchase a Certificate if, with respect to such assets, the Depositor, the Master Servicer, any Special Servicer or the Trustee or an affiliate thereof either (a) has investment discretion with respect to the investment of such assets, or (b) has authority or responsibility to give, or regularly gives investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the Plan.

   Further, if the assets included in a Trust Fund were deemed to constitute "plan assets," a Plan's investment in the Certificates may be deemed to constitute a delegation, under ERISA, of the duty to manage plan assets by the fiduciary deciding to invest in the Certificates, and certain transactions involved in the operation of the Trust Fund may be deemed to constitute prohibited transactions under ERISA and/or the Code. Neither ERISA nor Section 4975 of the Code defines the term "plan assets."

   The U.S. Department of Labor (the "Department") has issued regulations (the "Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust Fund), for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code, if the Plan acquires an "equity interest" (such as a Certificate) in such an entity.

   Certain exceptions are provided in the Regulations whereby an investing Plan's assets would be deemed merely to include its interest in the Certificates instead of being deemed to include an interest in the assets of the Trust Fund. However, it cannot be predicted in advance, nor can there be a continuing assurance whether such exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which are defined as ERISA Plans, Code Plans, and employee benefit plans not subject to ERISA (for example, governmental plans), but this exemption is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

   Pursuant to the Regulations, if the assets of the Trust Fund were deemed to be "plan assets" by reason of the investment of assets of a Plan in any Certificates, the "plan assets" of such Plan would include an undivided interest in the Mortgage Loans, the mortgages underlying the Mortgage Loans and any other assets held in the Trust Fund. Therefore, because the Mortgage Loans and other assets held in the Trust Fund may be deemed to be "plan assets" of each Plan that purchases Certificates, in the absence of an exemption, the purchase, sale or holding of Certificates of any Series or Class by or with "plan assets" of a Plan may result in a prohibited transaction and the imposition of civil penalties or excise taxes.

   Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase, sale or holding of Certificates of any Series or Class by a Plan, for example, Prohibited Transaction Class Exemption ("PTCE") 95-60, which exempts certain transactions with insurance company general accounts; PTCE 91-38 (formerly PTCE 80-51), which exempts certain transactions between bank collective investment funds and parties in interest; PTCE 90-1 (formerly PTCE 78-19), which exempts certain transactions between insurance company pooled separate accounts and parties in interest; or PTCE 84-14, which exempts certain transactions effected on behalf of a plan by a "qualified professional asset manager." Also, the Department has issued administrative exemptions from application of certain prohibited transaction restrictions of ERISA and the Code to most underwriters of mortgage-backed securities (each, an "Underwriter's Exemption"). Such an Underwriter's Exemption can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an Underwriter's Exemption might be applicable to a Series of Certificates, the related Prospectus Supplement will refer to such possibility.

   Any fiduciary or other Plan investor (which could include an insurance company investing general accounts assets) who proposes to invest "plan assets" of a Plan in Certificates of any Series or Class should consult with its counsel with respect to the potential consequences under ERISA and
Section 4975 of the Code of any such acquisition and ownership of such Certificates.

UNRELATED BUSINESS TAXABLE INCOME -- RESIDUAL INTERESTS

   The purchase of a Certificate evidencing an interest in the Residual Interest in a Series that is treated as a REMIC by any employee benefit or other plan that is exempt from taxation under Code Section 501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of an interest in a Residual Interest, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing an interest in a Residual Interest on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511, such as certain governmental plans, as discussed above under "CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- Taxation of Holders of Residual Interest Certificates" and "--Restrictions on Ownership and Transfer of Residual Interest Certificates."

   Due to the complexity of these rules and the penalties imposed upon Persons involved in prohibited transactions, it is particularly important that individuals responsible for investment decisions with respect to ERISA Plans and Code Plans consult with their counsel regarding the consequences under ERISA and/or the Code of their acquisitions and ownership of Certificates.

   The sale of Certificates to a Plan is in no respect a representation by the Depositor or the applicable underwriter that such investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such investment is appropriate for Plans generally or any particular Plan.

                               LEGAL INVESTMENT

   The Prospectus Supplement for each Series will identify those Classes of Certificates, if any, which constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (the "Enhancement Act").

   Such Classes will constitute "mortgage related securities" for so long as they (i) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and (ii) are part of a Series evidencing interests in a trust fund consisting of loans originated by certain types

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of originators as specified in the Enhancement Act (the "SMMEA
Certificates"). As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to the Enhancement Act, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not the Enhancement Act. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of certificates. Accordingly, the investors affected by such legislation when and if enacted, will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation.

   The Enhancement Act also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with, mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, effective December 31, 1996, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of any such bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(l) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of the Enhancement Act, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any Class of Certificates will qualify as "commercial mortgaged-related securities," and thus as "Type IV securities," for investment by national banks. Federal credit unions should review the NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section
Section 703.5(f) through (k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain Series, Classes or subclasses of Certificates), except under limited circumstances.

   All depository institutions considering an investment in the Certificates should review the Supervisory Policy Statement on Securities Activities dated January 28, 1992, as revised April 15, 1994 (the "Policy Statement") of the Federal Financial Institutions Examination Council. The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the Comptroller of the Currency and the Office of Thrift Supervision and by the NCUA (with certain modifications) prohibits depository institutions from investing in certain "high-risk" mortgage securities (including securities such as certain Series, Classes or subclasses of Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

   Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any SMMEA Certificates, as SMMEA Certificates may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of the Enhancement Act).

   The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income-paying," and provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

   Investors should consult with their own legal advisers in determining whether, and to what extent, SMMEA Certificates constitute legal investments for such investors.

   Other Classes of Certificates will not constitute "mortgage related securities" under the Enhancement Act (the "Non-SMMEA Certificates"). The appropriate characterization of the Non-SMMEA Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Non-SMMEA Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisers to determine whether, and to what extent, the Non-SMMEA Certificates will constitute legal investments for them.

   Except as to the status of SMMEA Certificates identified in the Prospectus Supplement for a Series as "mortgage related securities" under the Enhancement Act, the Depositor will make no representation as to the proper characterization of the Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

                             PLAN OF DISTRIBUTION

   Each Series of Certificates offered hereby and by means of the related Prospectus Supplements may be sold directly by the Depositor or may be offered through Credit Suisse First Boston Corporation, an affiliate of the Depositor, or underwriting syndicates represented by Credit Suisse First Boston Corporation (the "Underwriters"). The Prospectus Supplement with respect to each such Series of Certificates will set forth the terms of the offering of such Series of Certificates, including the name or names of the Underwriters, the proceeds to the Depositor, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell such Certificates will be determined.

   Unless otherwise specified in the related Prospectus Supplement, the Underwriters will be obligated to purchase all of the Certificates of a Series described in the related Prospectus Supplement with respect to such Series if any such Certificates are purchased. The Certificates may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

   If specified in the applicable Prospectus Supplement, the Depositor will authorize Underwriters or other persons acting as the Depositor's agents to solicit offers by certain institutions to purchase the Certificates from the Depositor pursuant to contracts providing for payment and delivery on a future date.

Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Depositor. The obligation of any purchaser under any such contract will be subject to the condition that the purchase of the offered Certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The Underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

   The Depositor may also sell the Certificates offered hereby by means of the related Prospectus Supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The Depositor may effect such transactions by selling Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Depositor and any purchasers of Certificates for whom they may act as agents.

   The place and time of delivery for each Series of Certificates offered hereby and by means of the related Prospectus Supplement will be set forth in the Prospectus Supplement with respect to such Series.

                                LEGAL MATTERS

   Certain legal matters relating to the Certificates offered hereby will be passed upon for the Depositor and for the Underwriters by Brown & Wood LLP, One World Trade Center, New York, New York 10048 or by Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, New York, New York 10103-0001, as specified in the related Prospectus Supplement.

                            INDEX OF DEFINED TERMS

1986 Act                                          47
A
Accrual Certificates                               5
Act                                                2
ADA                                               42
Agreement                                         11
Asset Conservation Act                            34
B
Balloon Mortgage Loans                             7
Bankruptcy Code                                   33
Borrower                                          17
C
Cash Flow Bond Method                             55
CERCLA                                         9, 34
Certificateholders                                12
Certificates                                   Cover
Classes                                        Cover
Closing Date                                      18
Code                                              15
Code Plans                                        58
Collection Account                                13
Commission                                         2
Compound Interest Certificates                    44
Contingent Regulations                            47
Covered Trust                                      8
CSFBMC                                            11
Cut-Off Date                                      13
D
Debt Service Reduction                            37
Deficient Valuation                               37
Deleted Mortgage Loans                            21
Department                                        59
Depositor                                      Cover
Disqualified Organization                         52
Distribution Account                              13
Distribution Date                                 12
DTC                                               10
E
Enhancement                                       27
Enhancement Act                                   60
ERISA                                             58
ERISA Plans                                       58
Escrow Account                                    22
Event of Default                                  26
F
FHA                                               19

                               64

FHLMC                                             12
FNMA                                              12
Form 8-K                                          18
G
Garn-St Germain Act                               38
GNMA                                              12
H
Holders                                           12
HUD                                               19
I
Installment Contracts                             17
Insurance Proceeds                                13
Interest Weighted Certificate                     46
Interest Weighted Stripped Certificate            55
IRS                                           44, 47
L
L/C Bank                                          28
L/C Percentage                                    28
Lease                                             40
Lessee                                            40
Liquidation Proceeds                              13
M
Master Servicer                                   22
Master Servicer Remittance Date                   13
Mortgage Interest Rate                            21
Mortgage Loan File                                18
Mortgage Loan Groups                              18
Mortgage Loan Schedule                            18
Mortgage Loans                                 Cover
Mortgage Pool                                  Cover
Mortgaged Property                                17
Mortgages                                         17
Multiple Variable Rate                            46
N
NCUA                                              40
New Withholding Regulations                       57
Nonresidents                                      57
Non-SMMEA Certificates                            62
Note                                              17
O
OCC                                               61
OID                                               44
OID Regulations                                   44
Outstanding Balance                               37
P
Pass-Through Certificates                         53
Pass-Through Rate                                  2

                               65

Permitted Investments                             14
Plans                                             58
Policy Statement                                  61
Prepayment Assumption                             45
Prepayment Premium                                13
Property Protection Expenses                      13
Proposed Regulations                              56
PTCE                                              60
R
Rating Agency                                     11
Ratio Strip Certificates                          55
RCRA                                              35
Registration Statement                             2
Regular Interest Certificates                     44
Regular Interests                                 43
Regulations                                       59
Relief Act                                        39
REMIC                                          Cover
REMIC Regulations                                 52
REO Account                                       13
REO Property                                      13
Reserve Fund                                      28
Residual Interest Certificate                     50
Residual Interests                                43
S
Senior Certificates                               27
Series                                         Cover
Servicing Fee                                     24
Simple Interest Loans                             17
Single Variable Rate                              44
SMMEA Certificates                                60
Special Servicer                                  22
Specially Serviced Mortgage Loans                 22
Stripped Certificates                             53
Subordinate Certificates                          27
Substitute Mortgage Loans                         21
T
TIN                                               57
Title VIII                                        40
Trust Fund                                 Cover, 11
Trustee                                           16
Trustee/Master Servicer Fee                       53
U
Unaffiliated Seller                               20
Underwriters                                      62
Underwriter's Exemption                           60
V
Voting Rights                                     10

[Photograph of Tustin Plaza, an office building.]
143. TUSTIN PLAZA
     Tustin CA

[Photograph of KMart Dallas, a freestanding retail building.]
47.  KMART DALLAS
     Dallas TX

[Photograph of Holiday Inn, a hotel.]
39.  HOLIDAY INN
     Timonium MD

[Photograph of Heritage Paradise, a nursing home.]
101. HERITAGE PARADISE
     Paradise CA

[Photograph of Malibu Creek Plaza, a strip center.]
26.  MALIBU CREEK PLAZA
     Malibu Beach CA

[Photograph of CVS, a freestanding retail building.]
96.  CVS
     Natick MA

[Photograph of Best Western, a hotel.]
42.  BEST WESTERN
     Chicago IL

[Photograph of Colton Plaza, an office building.]
18.  COTTON PLAZA
     Irvine CA

[Photograph of Rite Aid, a freestanding retail building.]
132. RITE AID
     Kingston NY

[Photograph of Kending Square Shopping Center, a strip center.]
20.   KENDIG SQUARE SHOPPING CENTER
      Lancaster PA

[Photograph of Waterfront Centre, an office building.]
35.   WATERFRONT CENTER
      Washington DC

[Photograph of El Paseo, a strip center.]
71.   EL PASEO
      Palm Desert CA

[Photograph of 240 West 40th Street, an office building.]
10.   240 WEST 40TH STREET
      New York NY

[Photograph of Holiday Inn Totowa, a hotel.]
19.   HOLIDAN INN TOTOWA
      Totowa NJ

[Photograph of Wellington, an office building.]
45.   WELLINGTON
      Brokfield WI

                               December 12, 1997

                          CREDIT SUISSE FIRST BOSTON
                           MORTGAGE SECURITIES CORP.

                              Commercial Mortgage
                           Pass-Through Certificates
                                Series 1997-C2

                                  CS97C2F.XLS
                         (Microsoft Excel Version 5.0)


Prospective investors are advised to read carefully, and should rely solely on, the Prospectus Supplement, dated December 12, 1997 (the "PS"), relating to the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates Series 1997-C2 (the "Certificates") in m aking their investment decision.

The information contained on this diskette is provided to facilitate your review of the collateral and other statistical information which is a part of the PS and is not intended in any way to replace or supersede the rest of the information contained therein. Any information contained on this dis kette is more fully described in, and is superseded by, the description of the collateral and structure and other information set forth in the PS. The information on this diskette does not include any information relating to the structure of the Certificates and does not include all relevant infor mation relating to the underlying mortgage loans. Information relating to the structure of the Certificates is set forth in the PS, and particular attention should be paid to the risks and special considerations associated with an investment in the Certificates described in the PS. Although the in formation contained on this diskette is based on sources believed to be reliable no representations or warranties are made that such information is accurate or complete.

The information on this diskette should not be viewed as projections, forecasts, predictions or opinions with respect to value, the actual rate or timing of principal payments or prepayments on the underlying assets or the performance characteristics of the Certificates. Prior to making any invest ment decision, a prospective investor shall receive and should carefully review the PS.

NOTHING CONTAINED ON THIS DISKETTE SHOULD BE CONSIDERED AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE CERTIFICATES.

   This diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. The file "CS97C2F.XLS" is a Microsoft Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, a worksheet consisting of certain loan level information shown in ANNEX A and ANNEX B of the Prospectus Supplement, a worksheet consisting of the table "Mortgage Notes" in the Prospectus Supplement and ANNEX D thereto.

   Open the file as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the ANNEX A and ANNEX B data in the Microsoft Excel file, open the worksheet labeled "Annex A" or "Annex B", respectively. To view the "Mortgage Notes" data, open the worksheet labeled "Mortgage Notes." To view the ANNEX D data, open the worksheet labeled "Annex D".

------------
(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

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NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR, THE MORTGAGE LOAN SELLER OR THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE DEPOSITOR OR THE MORTGAGE LOAN SELLER SINCE SUCH DATE.

                              -----------------

                              TABLE OF CONTENTS

                                                           PAGE
                                                       -----------
                       PROSPECTUS SUPPLEMENT
Reports to Certificateholders ........................          S-3
Executive Summary.....................................          S-4
Mortgage Loan Executive Summary.......................          S-5
Summary of Prospectus Supplement......................          S-8
Risk Factors..........................................         S-29
Description of the Mortgage Loans ....................         S-55
Description of the Offered Certificates ..............        S-109
Prepayment and Yield Considerations ..................        S-125
The Pooling and Servicing Agreement...................        S-137
Use of Proceeds ......................................        S-170
Certain Federal Income Tax Consequences ..............        S-170
ERISA Considerations .................................        S-172
Legal Investment .....................................        S-174
Underwriting..........................................        S-174
Legal Matters.........................................        S-175
Rating................................................        S-175
Loan Characteristics..................................      Annex A
Credit Lease Loan Characteristics ....................      Annex B
Servicer Reports......................................      Annex C
Weighted Average Net Mortgage Rates ..................      Annex D
                            PROSPECTUS
Prospectus Supplement.................................            2
Additional Information................................            2
Incorporation of Certain Information by Reference ....            3
Risk Factors..........................................            4
The Depositor.........................................           11
Use of Proceeds.......................................           11
Description of Certificates...........................           11
The Mortgage Pools....................................           17
Servicing of the Mortgage Loans ......................           22
Enhancement...........................................           27
Certain Legal Aspects of the Mortgage Loans ..........           29
Certain Federal Income Tax Consequences ..............           43
State Tax Considerations .............................           58
ERISA Considerations .................................           58
Legal Investment .....................................           60
Plan of Distribution .................................           62
Legal Matters ........................................           63

UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER THE PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                          CREDIT SUISSE FIRST BOSTON
                          MORTGAGE SECURITIES CORP.
                                  Depositor

                          CREDIT SUISSE FIRST BOSTON
                             MORTGAGE CAPITAL LLC
                             Mortgage Loan Seller

                                $1,293,736,000
                                (Approximate)

                          Credit Suisse First Boston
                          Mortgage Securities Corp.
                             Commercial Mortgage
                          Pass-Through Certificates
                                Series 1997-C2

$  151,212,000 (APPROXIMATE) CLASS A-1 CERTIFICATES
$  322,346,000 (APPROXIMATE) CLASS A-2 CERTIFICATES
$  523,315,000 (APPROXIMATE) CLASS A-3 CERTIFICATES
$1,465,990,190 (APPROXIMATE) CLASS A-X CERTIFICATES
$   95,289,000 (APPROXIMATE) CLASS B CERTIFICATES
$   80,630,000 (APPROXIMATE) CLASS C CERTIFICATES
$   95,289,000 (APPROXIMATE) CLASS D CERTIFICATES
$   25,655,000 (APPROXIMATE) CLASS E CERTIFICATES

                            PROSPECTUS SUPPLEMENT


                       [CREDIT SUISSE FIRST BOSTON LOGO]


                              DECEMBER 12, 1997

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